                                                                   EXHIBIT 10.19

                          Dated 14 December, 1994




           (1) THE BANKS AND FINANCIAL INSTITUTIONS NAMED  HEREIN
                               (as Lenders)


                     (2) NATIONAL WESTMINSTER BANK PLC
                                 (as Agent)


                     (3) NATIONAL WESTMINSTER BANK PLC
                             (as Security Agent)

                        (4) ENCORE LEASING LIMITED
                               (as Borrower)


                        (5) ILFC (BERMUDA) 7, LTD.
                            (as Bermuda Lessee)


                        (6) ILFC IRELAND 2 LIMITED
                             (as Irish Lessee)


                        (7) ILFC (BERMUDA) 5, LTD.
                            (as Bermuda Parent)


                         (8) ILFC IRELAND 3 LIMITED
                              (as Irish Parent)


                         (9) ILFC (BERMUDA) 6, LTD.
                          (as Bermuda Option Holder)


               (10) INTERNATIONAL LEASE FINANCE CORPORATION
                               (as Guarantor)



                      ______________________________

                       AIRCRAFT FACILITY AGREEMENT
                   in respect of a term facility in the
                maximum principal amount of US$1,375,000,000
                 for the financing of up to twenty-one (21)
                             Airbus Aircraft
                      ______________________________


                               WILDE SAPTE

                                 ____


                                LONDON















                       TABLE OF CONTENTS


Clause
No.                 Heading                                 Page


1.   DEFINITIONS. .  . . . . . . . . . . . . . . . . . . . . .3
2.   AVAILABILITY . . . . . . . . . . . . . . . . . . . . .  .38
3.   SYNDICATE. . . . . . . . . . . . . . . . . . . . . . . . 41
4.   MANNER OF UTILISING THE FACILITY . . . . . . . . .  . . .51
5.   PROVISIONS RELATING TO EACH ADVANCE AND EACH AIRCRAFT. . 59
6.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . 91
7.   UNDERTAKINGS AND COVENANTS . . . . . . . . . . . . . . . 109
8.   CANCELLATION EVENTS. . . . . . . . . . . . . . . . . . . 126
9.   LOAN EVENTS OF TERMINATION . . . . . . . . . . . . . . . 131
10.  GUARANTEE AND INDEMNITY. . . . . . . . . . . . . . . . . 134
11.  FEES . . . . . . . . . . . . . . . . . . . . . . . . . . 140
12.  INCREASED COSTS, FEES AND EXPENSES AND VALUE ADDED TAX . 141
13.  RIGHTS CUMULATIVE, VARIATION, WAIVERS. . . . . . . . . . 141
14.  ASSIGNMENTS AND TRANSFERS. . . . . . . . . . . . . . . . 141
15.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . 144
16.  PRESERVATION OF INDEMNITIES. . . . . . . . . . . . . . . 144
17.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . 144
18.  SET-OFF AND PRO RATA PAYMENTS. . . . . . . . . . . . . . 148
19.  GOVERNING LAW AND JURISDICTION . . . . . . . . . . . . . 150
20.  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . 151
21.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . 152
22.  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . 152
23.  AGENT FOR GERMAN LEAD MANAGER. . . . . . . . . . . . . . 154

SCHEDULE 1 -THE LENDERS - PART I - THE BRITISH LENDERS . . . .155
SCHEDULE 1 -PART II - THE FRENCH LENDERS . . . . . . . . . . .157
SCHEDULE 1 -PART III - THE GERMAN LENDERS. . . . . . . . . . .161
SCHEDULE 2 -FORM OF TRANSFER CERTIFICATE . . . . . . . . . . .164
SCHEDULE 3 -UTILISATION NOTICE . . . . . . . . . . . . . . . .170
SCHEDULE 4 -PART I - Details of Proposed Aircraft and
            Proposed Delivery Schedule. . . . . . . . . . . . 173
SCHEDULE 4 -PART II - Sample Loan/Lease Profiles as a
            Percentage of Aircraft Cost . . . . . . . . . . . 174
SCHEDULE 5 -GUARANTOR COVENANTS. . . . . . . . . . . . . . . .175

ATTACHMENT A TO SCHEDULE 5 - Fixed Charge plus Preferred
                             Coverage Ratio for Four Fiscal
                             Quarters Ended 31st December 1993. 191
ATTACHMENT B TO SCHEDULE 5 - List of Subsidiaries and Special
                             Purpose Corporations . . . . ... 192
ATTACHMENT C TO SCHEDULE 5 - List of Partnerships And Joint
                             Ventures . . . . . . . . . . . . 193
SCHEDULE 6 - NOTICE OF DRAWDOWN. . . . . . . . . . . . . . .  194

SCHEDULE 7 - CONDITIONS PRECEDENT TO AN ADVANCE. . . . . . . .196
             PART I . . . . . . . . . . .. . . . . . . . . . .196
             PART II. . . .  . . . . . . . . . . . . . . . . .197

SCHEDULE 8 - ENGLISH PROCESS AGENTS. . . . . . . . . . . . . .201

APPENDIX A - FORM OF LOAN SUPPLEMENT . . . . . . . . . . . . .204
APPENDIX B - FORM OF LEASE AGREEMENT . . . . . . . . . . . . .205
APPENDIX C - FORM OF PURCHASE AGREEMENT ASSIGNMENT (INCLUDING
             AIRFRAME WARRANTIES) . .  . . . . . . . . . . . .206
APPENDIX D - FORM OF ENGLISH LAW AIRCRAFT MORTGAGE . . . . . .207
APPENDIX E - FORM OF GENERAL SECURITY ASSIGNMENT . . . . . . .208
APPENDIX F - FORM OF SUB-LEASE SECURITY ASSIGNMENT . . . . . .209
APPENDIX G - FORM OF DEED OF ASSIGNMENT OF GENERAL TERMS
             AGREEMENT RE ENGINE WARRANTIES .  . . . . . . . .210
APPENDIX H - FORM OF APPROVED SUB-LESSEE'S POWER OF ATTORNEY .211
APPENDIX I - FORM OF BFE BILL OF SALE. . . . . . . . . . . . .212
APPENDIX J - FORM OF AIRCRAFT BILL OF SALE . . . . . . . . . .213
APPENDIX K - FORM OF OPTION HOLDER'S POWER OF ATTORNEY . . . .218





THIS FACILITY AGREEMENT is made the 14 day of December, 1994

BETWEEN:-

(1) NATIONAL WESTMINSTER BANK PLC (Lead Manager), a banking institution established under the laws of England, whose registered office is at 41 Lothbury, London EC2P 2BP and CANADIAN IMPERIAL BANK OF COMMERCE (Co-Lead Manager), a banking institution established under the laws of Canada acting through its London Office at Cottons Centre, Cottons Lane, London SE1 2QL and MIDLAND BANK PLC (Co-Lead Manager), a banking institution established under the laws of England, whose registered office is at 27/32 Poultry, London EC2P 2BX and THE BANK OF NOVA SCOTIA (Co-Lead Manager) a banking institution established under the Federal laws of Canada and acting through its London Branch at Scotia House, 33 Finsbury Square, London EC2A 1BB and THE SUMITOMO TRUST & BANKING CO., LTD. (Co-Lead Manager), a banking institution incorporated under the laws of Japan, acting through its London Branch at 155 Bishopsgate, London EC2M 3XU and BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK AG (Manager) a banking institution established under the laws of Germany acting through its London Branch at 29 Gresham Street, London EC2V 7HN and CIBC INC. (Manager), a corporation incorporated under the laws of the State of Delaware, United States of America whose principal place of business is at 425 Lexington Avenue, New York, NY 10017 (herein together with their successors, permitted assigns and permitted transferees called the "British Lenders");

(2) BANQUE PARIBAS (Lead Manager), a banking institution established under the laws of France, whose principal place of business is at 3 Rue d'Antin, 75002 Paris and NATIONAL WESTMINSTER BANK PLC (Co-Lead Manager) a banking institution established under the laws of England acting through its Paris Branch at 13 Rue d'Uzes, 75002 Paris and BANQUE INDOSUEZ (Co-Lead Manager), a banking institution established under the laws of France, whose principal place of business is at 96 Boulevard Haussmann, 75008 Paris and BANQUE NATIONALE DE PARIS (Co-Lead Manager), a banking institution established under the laws of France, whose principal place of business is at 16 Boulevard des Italiens, 75002 Paris and CREDIT FONCIER DE FRANCE (Co-Lead Manager), a banking institution established under the laws of France, whose principal place of business is at 19 Rue des Capucines, 75001 Paris and CREDIT NATIONAL (Co-Lead Manager), a banking institution established under the laws of France, whose principal place of business is at 45 Rue Saint-Dominique, 75007 Paris and ROYAL BANK OF CANADA S.A. (Co-Lead Manager), a banking institution established under the laws of France, whose principal place of business is at 29 Rue de la Bienfaisance, 75008 Paris and SOCIETE GENERALE (Co-Lead Manager), a banking institution established under the laws of France, whose principal place of business is at 29 Boulevard Haussmann, 75008 Paris and THE FUJI BANK, LIMITED (Co-Lead Manager), a banking institution incorporated under the laws of Japan, acting through its Paris Branch at 26 Avenue des Champs-Elysees, 75008 Paris and THE INDUSTRIAL BANK OF JAPAN, LIMITED (Co-Lead Manager), a banking institution incorporated under the laws of Japan, acting through its Paris branch at 2 Place du Palais-Royal, Centre D'Affaires "Le Louvre", 75044 Paris and THE LONG-TERM CREDIT BANK OF JAPAN, LTD. (Co-Lead Manager), a banking institution incorporated under the laws of Japan, acting through its Paris Branch at 55-57 Boulevard Haussmann, 75008 Paris (herein together with their successors, permitted assigns and permitted transferees called the "French Lenders");

(3) BAYERISCHE HYPOTHEKEN- UND WECHSEL-BANK AG (Lead Manager), a banking institution established under the laws of Germany and having its principal place of business at Theatinerstr. 11, 80333 Munich and BAYERISCHE LANDESBANK GIROZENTRALE (Co-Lead Manager) a banking institution established under the laws of Germany and whose principal place of business is at Brienner Str. 20, 80277, Munich, Germany and COMMERZBANK AG (Co-Lead Manager) a banking institution established under the laws of Germany and whose principal place of business is at Neue Mainzer Strasse 32-36, 60311 Frankfurt, Germany and LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE (Co-Lead Manager) a banking institution established under the laws of Germany and whose principal place of business is at Martensdamm 6, 24103 Kiel, Germany and KREDITANSTALT FUR WIEDERAUFBAU, (Co-Lead Manager) a public corporation established under the laws of Germany and having its principal place of business at Palmengartenstrasse 5-9, 60325 Frankfurt am Main and NATIONAL WESTMINSTER BANK AG (Manager) a banking institution established under the laws of Germany and whose principal place of business is at Feldbergstrasse 35, 60323 Frankfurt am Main, Germany (herein together with their successors, permitted assigns and permitted transferees called the "German Lenders");

      (the British Lenders, the French Lenders and the German
      Lenders being herein together called the "Lenders" and severally a "Lender")

(4) NATIONAL WESTMINSTER BANK PLC, a banking institution established under the laws of England, whose registered office is at 41 Lothbury, London EC2P 2BP in its capacity as agent for and on behalf of itself and the Lenders (herein in such capacity called the "Agent");

(5) NATIONAL WESTMINSTER BANK PLC, a banking institution established under the laws of England, whose registered office is at 41 Lothbury, London EC2P 2BP in its capacity as security agent for and on behalf of itself and the Lenders (herein in such capacity called the "Security Agent");

(6) ENCORE LEASING LIMITED, a company organised and existing under the laws of the Cayman Islands and having its registered office at P.O. Box 2003, George Town, Grand
      Cayman, Cayman Islands, BWI (herein called the "Borrower");

(7) ILFC (BERMUDA) 7, LTD., a company incorporated under the laws of Bermuda and having its registered office at 29
      Richmond Road, Hamilton HM-AX, Bermuda (herein called the
      "Bermuda Lessee");

(8) ILFC IRELAND 2 LIMITED, a company incorporated under the laws of Ireland and having its registered office at AIG
      House, Merrion Road, Dublin 4, Ireland (herein called the
      "Irish Lessee");

(9) ILFC (BERMUDA) 5, LTD., a company incorporated under the laws of Bermuda and having its registered office at 29
      Richmond Road, Hamilton HM-AX, Bermuda (hereinafter called the "Bermuda Parent");

(10) ILFC IRELAND 3 LIMITED, a company incorporated under the laws of Ireland and having its registered office at AIG
      House, Merrion Road, Dublin 4, Ireland (herein called the
      "Irish Parent");

(11) ILFC (BERMUDA) 6, LTD., a company incorporated under the laws of Bermuda and having its registered office at 29
      Richmond Road, Hamilton HM-AX, Bermuda (herein called the
      "Bermuda Option Holder");

(12) INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 1999 Avenue of the Stars, 39th Floor, Los Angeles, CA 90067 (herein called the "Guarantor").

WHEREAS:-

(A) Pursuant to the Purchase Agreements the Guarantor has agreed with the Seller for the supply, inter-alia, of the Facility
      Aircraft.

(B) This Facility Agreement sets out the terms upon which the Lenders are to make available to the Borrower the facilities referred to herein on the terms and subject to the conditions set out below to enable the Borrower to purchase any or all of the Facility Aircraft and to lease the same to one of the Lessees.

NOW IT IS HEREBY AGREED as follows:-

1.    DEFINITIONS

1.1 In this Facility Agreement, each of the other Facility Documents and each of the Operative Documents (including, in each case, as appropriate, the Recitals, the Schedules and the Annexes thereto) except where the context otherwise requires or there is express provision to the contrary, the following words and expressions shall have the following meanings:-

      "ACCELERATION EVENT" means (i) a Cancellation Event in respect of which the Agent has served a notice in accordance with the provisions of Clause 8.1 having the effect set out in Clause 8.2.2 or (ii) in relation to a Lease Agreement, a Termination Event in respect of which the Borrower has served a notice in accordance with the provisions of Clause
      16.2.2 of that Lease Agreement (and for the purposes of this definition where such a Termination Event refers to an opinion of "the Lessor" or depends upon "the Lessor's" consideration or determination of whether such event has occurred or has or would have certain consequences, then irrespective of the opinion of "the Lessor" or "the Lessor's" consideration or determination at that time with respect to such event, such event shall for the purposes of this definition be deemed to have occurred if the Security Agent is of the relevant opinion or considers or determines that the relevant event has occurred or the Agent, the Security Agent or any of the Lenders would suffer the relevant consequences) or (iii) an Acceleration Event (as that term is defined in the 1994 Facility Agreement);

      "ACCEPTANCE CERTIFICATE" means, in respect of an Aircraft, the certificate signed by the relevant Lessee and given by the relevant Lessee to the Borrower pursuant to Clause 5 of the relevant Lease Agreement, in or substantially in the form of Schedule 5 to the relevant Lease Agreement;

      "ACCOUNT" means the Dollar account number 272275BX of the Borrower in the Cayman Islands with Coutts & Co. (Cayman) Limited of Coutts House, West Bay Road, PO Box 707, George Town, Grand Cayman, Cayman Islands, BWI and which may be charged and assigned to the Security Agent pursuant to the Deed of Assignment and Charge or such other account in London as the Borrower may from time to time designate by not less than ten (10) Business Days notice to the Security Agent and the Guarantor;

      "ADDITIONAL AMOUNTS" means all those amounts that are expressed to be payable by the Bermuda Lessee or, as the case may be, the Irish Lessee or, as the case may be, any other Alternative Lessee to the Security Agent, the Agent or any of the Lenders pursuant to the Priorities and Indemnities Agreement;

      "ADDITIONAL LESSEE" means any additional sub-lessee which is nominated in the relevant Utilisation Notice in accordance with the provisions of Clause 4.2.1 for insertion into the structure between the relevant Lessee or, as the case may be, another additional lessee and the relevant Approved Sub-Lessee or, as the case may be, another additional lessee in respect of the delivery of a particular Aircraft and which is accepted by the Lead Managers in accordance with the provisions of Clause 4.2.3;

      "ADVANCE" means, in respect of a Utilisation, the aggregate of the sums to be advanced by each of the Lenders to the Borrower by way of loan in respect of that Utilisation;

      "AFFECTED LENDER" shall have the meaning given thereto in Clause 5.11.3;

      "AIG" means American International Group, Inc. a corporation duly organised and existing under the laws of Delaware whose principal place of business is at 70 Pine Street, New York, N.Y. 10270, USA;

      "AIG GROUP COMPANY" means AIG and any person of which or in which AIG owns, directly or indirectly, 50% or more of:-

      (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such person, if it is a corporation;

      (b) the capital interest or profits interest or such person, if it is a partnership, joint venture or similar entity; or

      (c) the beneficial interest of such person, if it is a trust, association or other unincorporated organisation;

      "AIRCRAFT" means, as the context may require, any or all of the Facility Aircraft nominated by the Bermuda Lessee or, as the case may be, the Irish Lessee in a Utilisation Notice to be the subject matter of a Utilisation;

      "AIRCRAFT OPERATIVE DOCUMENTS" means, in respect of an Aircraft, each of (i) the relevant Loan Supplement, the relevant Notice of Drawdown, the relevant Bill of Sale, the relevant BFE Bill of Sale, the relevant Purchase Agreement (to the extent that it relates to that Aircraft and the Warranties relating to that Aircraft), the relevant Engine Agreement (to the extent that it relates to the Engines Warranties relating to that Aircraft), the relevant Lease Agreement, the relevant Acceptance Certificate, each of the Aircraft Security Documents and (ii) (a) any other document, instrument or memorandum annexed to any of the documents referred to in (i) above, (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in (i) above and (c) any document, instrument or memorandum (x) which arises following a restructuring in accordance with the terms of this Facility Agreement and/or the Priorities and Indemnities Agreement of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (y) which the Guarantor or the relevant Lessee agrees constitutes an Aircraft Operative Document or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Facility Agreement;

      "AIRCRAFT PROCEEDS" means, in relation to an Aircraft or any Engine:-

      (a)   any Final Disposition Proceeds;

      (b) any and all other proceeds of enforcement of the Security Documents relating to such Aircraft;

      (c)   any Total Loss Proceeds;

      (d)   any Requisition Proceeds; and

      (e) any and all other amounts (other than in respect of fees) received by the Borrower, the Agent, the Security Agent or any Lender from any of the Obligors (whether directly or through the Borrower);

      "AIRCRAFT PURCHASE PRICE" means, in respect of an Aircraft, the net final invoice price for that Aircraft (including any Buyer Furnished Equipment) after deduction of all credit memoranda of the Seller and/or the Manufacturer and any capitalised interest which net final invoice price, in the event that it exceeds the figure set out opposite such

      Aircraft in the column entitled "Assumed Maximum Aircraft
      Purchase Price" in Schedule 4 Part I, has been approved by the Lead Managers and the Export Credit Agencies;

      "AIRCRAFT SECURITY DOCUMENTS" means, in respect of an Aircraft, each of (i) this Facility Agreement, the Priorities and Indemnities Agreement, the relevant General Security Assignment, the Deed of Assignment and Charge, the relevant Mortgage, the Guarantee and Indemnity (Lessor), the Deed of Assignment of Guarantee and Indemnity (Lessor), the relevant Sub-Lease Collateral Charge, the relevant Assignment of Sub-Lease Collateral Charge, the relevant Sub-Lease Security Assignment, the relevant Deed of Assignment of General Terms Agreements Re Engine Warranties, the relevant Purchase Agreement Assignment, the Charge Over Shares of Borrower, such other Charge Over Shares as relates to the relevant Lessee, the relevant Power of Attorney (if any), the relevant Option Holder's Power of Attorney, (ii)
      (a) any other instrument, document or memorandum annexed to any of the documents referred to in (i) above, (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in
      (i) above and (c) any document, instrument or memorandum (w) which arises following a restructuring of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (x) which the Guarantor or the relevant Lessee agrees constitutes an Aircraft Security Document or
      (y) which secures the obligations of any one or more of the Obligors under any of the Aircraft Operative Documents or
      (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Facility Agreement;

      "AIRFRAME" means, in respect of an Aircraft, the airframe more particularly identified in Schedule 1 to the relevant Lease Agreement including all Parts installed in or on the airframe at the Delivery Date (or which, having been removed therefrom, remain the property of the Borrower pursuant to the terms of that Lease Agreement), and all substitutions, renewals and replacements from time to time made in or to or installed in or on the said airframe in accordance with the terms and conditions of that Lease Agreement including any Parts which are for the time being detached from the airframe but remain the property of the Borrower;

      "ALTERNATIVE LESSEE" means, in respect of the delivery of a specific Aircraft, such person as the Lead Managers and the Guarantor may agree in accordance with the provisions of Clause 4.2.3 shall take that Aircraft on lease from the Borrower and being in each case a wholly-owned indirect subsidiary of the Guarantor;

      "ALTERNATIVE LESSEE MAINTENANCE RESERVE COLLATERAL ACCOUNT" means, in respect of an Alternative Lessee, such Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Alternative Lessee to establish at the time the Alternative Lessee enters into the relevant Alternative Lessee Sub-Lease Collateral Charge for the purpose of compliance by the Alternative Lessee with Clause 7.5 of each of the Lease Agreements to which the Alternative Lessee is to be a party;

      "ALTERNATIVE LESSEE RENTAL COLLATERAL ACCOUNT" means, in respect of an Alternative Lessee, such Dollar account outside the United Kingdom as the Borrower and the Security

      Agent may reasonably require the Alternative Lessee to establish at the time the Alternative Lessee enters into the relevant Alternative Lessee Sub-Lease Collateral Charge for the purpose of compliance by the Alternative Lessee with Clause 7.3 of each of the Lease Agreements to which the Alternative Lessee is to be a party;

      "ALTERNATIVE LESSEE SECURITY DEPOSIT COLLATERAL ACCOUNT" means, in respect of an Alternative Lessee, such Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Alternative Lessee to establish at the time the Alternative Lessee enters into the relevant Alternative Lessee Sub-Lease Collateral Charge for the purpose of compliance by the Alternative Lessee with Clause 7.4 of each of the Lease Agreements to which the Alternative Lessee is to be a party;

      "ALTERNATIVE LESSEE SUB-LEASE COLLATERAL CHARGE" means, in respect of an Alternative Lessee, the deed of assignment and charge relating to, inter alia, Maintenance Reserves, Security Deposits and Sub-Lease Rentals in relation to any of the Aircraft of which that Alternative Lessee is to be the Lessee to be entered into between the relevant Alternative Lessee and the Borrower substantially in the form of the Irish Lessee Sub-Lease Collateral Charge;

      "ANCILLARY DOCUMENTS" means the fees letter agreements dated of even date herewith and made between the Guarantor and the Agent or, as the case may be, between the Guarantor and the Borrower;

      "APPROVED SUB-LEASE" means, in respect of an Aircraft, any contract for the sub-lease, hire or bailment of that Aircraft into which the relevant Lessee is entitled to enter in accordance with the provisions of Clause 9 of the relevant Lease Agreement;

      "APPROVED SUB-LESSEE" means, in respect of an Aircraft, the operator for the time being of that Aircraft under an Approved Sub-Lease;

      "ASSIGNMENT OF ALTERNATIVE LESSEE SUB-LEASE COLLATERAL CHARGE" means any deed of assignment entered into from time to time between the Borrower and the Security Agent in respect of an Alternative Lessee Sub-Lease Collateral Charge substantially in the form of the Assignment of Bermuda Lessee and Irish Lessee Sub-Lease Collateral Charge mutatis mutandis;

      "ASSIGNMENT OF BERMUDA LESSEE AND IRISH LESSEE SUB-LEASE
      COLLATERAL CHARGES" means the agreement so entitled of even date herewith between the Borrower and the Security Agent;

      "ASSIGNMENT OF SUB-LEASE COLLATERAL CHARGE" means any one of the Assignment of Bermuda Lessee and Irish Lessee Sub-Lease Collateral Charges and any Assignment of Alternative Lessee Sub-Lease Collateral Charge and "Assignments of Sub-Lease Collateral Charges" shall have a corresponding meaning;

      "AVAILABILITY PERIOD" means the period from the date hereof up to and including 30th April 1996 or such later date as the parties hereto may agree, subject to earlier termination as provided for in this Facility Agreement;

      "AVIATION AUTHORITY" means, in respect of an Aircraft, any Government Entity which under the laws of the State of Registration may from time to time:-

      (a) have control or supervision of civil aviation in the State of Registration; or

      (b) have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, that Aircraft;

      "BANK TRANSFEREE" shall have the meaning given thereto in Clause 14.3;

      "BANKING DAY" means a day (other than a Saturday, Sunday or holiday scheduled by law) on which banks are open for the transaction of domestic and foreign exchange business and otherwise for the transaction of business of the nature required by this Facility Agreement, the other Facility Documents and the Operative Documents, as applicable, in London and New York City and also in relation to a day on which a payment is required, in the place where such payment is to be made in accordance with this Facility Agreement, any of the other Facility Documents or any of the Operative Documents, as applicable;

      "BASLE PAPER" means any provision or provisions of the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 prepared by the Basle Committee on Business Regulations and Supervisory Practices either (i) which, prior to the date hereof, have been implemented or (ii) in respect of which, prior to the date hereof, an announcement of the date of implementation or of the intention to implement after the date of this Facility Agreement has been made, such implementation or announcement (as the case may be) being made pursuant to any notice, directive or guideline applicable to banks generally by the Bank of England, the Banque de France, the Deutsche Bundesbank, the Federal Reserve Bank of New York or other applicable authority, government, department, committee or agency (which under the laws of any jurisdiction in which a Lender has an office for the time being has control or supervision of banking regulation) in each case whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction generally is customary;

      "BERMUDA LESSEE MAINTENANCE RESERVE COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Bermuda Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Bermuda Lessee to establish following a Trigger Event, for the purpose of compliance by the Bermuda Lessee with Clause 7.5 of each of the Lease Agreements to which the Bermuda Lessee is to be a party;

      "BERMUDA LESSEE RENTAL COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Bermuda Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Bermuda Lessee to establish following a Trigger Event for the purpose of compliance by the Bermuda Lessee with Clause 7.3 of each of the Lease Agreements to which the Bermuda Lessee is to be a party;

      "BERMUDA LESSEE SECURITY DEPOSIT COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Bermuda Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Bermuda Lessee to establish following a Trigger Event for the purpose of compliance by the Bermuda Lessee with Clause 7.4 of each of the Lease Agreements to which the Bermuda Lessee is to be a party;

      "BERMUDA LESSEE SUB-LEASE COLLATERAL CHARGE" means, in respect of the Bermuda Lessee, the deed of assignment and charge relating to, inter alia, Maintenance Reserves, Security Deposits and Sub-Lease Rentals in relation to any of the Aircraft of which the Bermuda Lessee is to be the Lessee of even date herewith between the Bermuda Lessee and the Borrower;

      "BFE BILL OF SALE" means, in respect of an Aircraft, the bill of sale executed or to be executed by the Guarantor in favour of the Seller substantially in the form of Appendix I pursuant to which title to the Buyer Furnished Equipment is transferred from the Guarantor to the Seller;

      "BILL OF SALE" means, in respect of an Aircraft, the bill of sale executed or to be executed by the Seller in favour of the Borrower relating to that Aircraft substantially in the form of Appendix J evidencing the transfer of title to that Aircraft from the Seller to the Borrower;

      "BORROWER CONSTITUTIONAL DOCUMENTS" means the Certificate of Incorporation and Memorandum and Articles of Association of the Borrower;

      "BRITISH CREDITS" shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement;

      "BUSINESS DAY" means a day (other than a Saturday or Sunday or holiday scheduled by law) on which banks are open for the transaction of domestic and foreign exchange business and otherwise for the transaction of business of the nature required by this Facility Agreement, the other Facility Documents and the Operative Documents, as appropriate, in London, Paris, Frankfurt, Luxembourg, Los Angeles, New York City, Bermuda and the Cayman Islands and, when used in respect of an Aircraft of which the Irish Lessee is or is to be the Lessee, Dublin and, when used in respect of an Aircraft of which an Alternative Lessee is or is to be the Lessee, the city in which such Alternative Lessee has its principal place of business;

      "BUYER FURNISHED EQUIPMENT" means, in respect of an Aircraft, the buyer furnished equipment relating to that Aircraft supplied by the Guarantor to the Seller prior to the Delivery Date or, as the case may be, during any post delivery modification period relating to the relevant Aircraft and more particularly described in the Schedule to the BFE Bill of Sale;

      "CANCELLATION EVENT" means the occurrence of any of the events or circumstances referred to in Clause 8.1;

      "CHANGE IN LAW" means in each case after the date of this Facility Agreement, the implementation, introduction, abolition, withdrawal or variation of any applicable law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the Federal Reserve Bank of New York, the European Union or any central bank, tax, fiscal, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally customary) or any change in any interpretation, or the introduction or making of any new or further interpretation, or any new or different interpretation by any court, tribunal, governmental, revenue, international, national, fiscal or other competent authority or the compliance by banks or other financial institutions with any new or different request or direction (in either case whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally customary) from any central bank, fiscal, governmental, revenue, international, national, monetary or other authority PROVIDED ALWAYS THAT in respect of a Lender, any such implementation, introduction, abolition, withdrawal or variation, change in interpretation or new or different interpretation in relation to any applicable law or regulation and/or practice, concession, directive, ruling, request, notice, guideline, statement of policy or practice statement having effect in the jurisdiction in which the relevant Lender has its Lending Office after the date of this Facility Agreement shall not constitute a Change in Law if, prior to the date of this Facility Agreement, such implementation, introduction, abolition, withdrawal or variation, change in interpretation or new or different interpretation had been announced generally to banks and other financial institutions in the jurisdiction in which the relevant Lender has its Lending Office by way of the publication of any Act of Parliament, statute or statutory instrument or the publication or delivery or issue of any notice, directive or guideline applicable to banks generally by the relevant central bank, a European Union institution or other applicable authority, government, department, committee or agency (which under the laws of the jurisdiction in which the relevant Lender has its Lending Office for the time being has control or supervision of banking regulations);

      "CHARGE OVER SHARES OF ADDITIONAL LESSEE" means any deed of charge entered into from time to time between the relevant Parent and the Security Agent in relation to the shares of any Additional Lessee substantially in the form of the Charge Over Shares of Irish Lessee;

      "CHARGE OVER SHARES OF ALTERNATIVE LESSEE" means any deed of charge entered into from time to time between the relevant Parent and the Security Agent in relation to the shares of any Alternative Lessee substantially in the form of the Charge Over Shares of Irish Lessee;

      "CHARGE OVER SHARES OF BERMUDA LESSEE" means the agreement so entitled of even date herewith and made between the Bermuda Parent and the Security Agent and relating to the shares of the Bermuda Lessee;

      "CHARGE OVER SHARES OF BORROWER" means the agreement so entitled of even date herewith and made between the Trustee and the Security Agent and relating to the shares of the Borrower;

      "CHARGE OVER SHARES OF IRISH LESSEE" means the agreement so entitled of even date herewith and made between the Irish
      Parent and the Security Agent and relating to the shares of the Irish Lessee;

      "CHARGES OVER SHARES" means together the Charge Over Shares of Bermuda Lessee, the Charge Over Shares of Irish Lessee, the Charge Over Shares of Borrower, any Charge Over Shares of Alternative Lessee and any Charge Over Shares of Additional Lessee and "Charge Over Shares" shall have a corresponding meaning;

      "COLLATERAL" means, in respect of an Aircraft, collectively the "Assigned Property" as defined in the General Security Assignment, the "Assigned Property" as defined in the Mortgage, and the "Assigned Cash" and "Accounts" as defined in the relevant Sub-Lease Collateral Charge and the "Assigned Cash" and "Account" as defined in the Deed of Assignment and Charge;

      "COMMITMENT" means, in relation to a Lender, at any time the amount described as such set out opposite the name of such Lender in Schedule 1 or, as the case may be, the Schedule to the relevant Transfer Certificate, as the same may be cancelled or reduced pursuant to the terms of this Facility Agreement (including, without limitation, the terms of Clauses 2.5.2 and 2.5.3) less the amount of such Lender's Relevant Proportion of any Advances made before such time;

      "COMPULSORY ACQUISITION" means, in respect of an Aircraft or an Engine, its requisition for title or other compulsory acquisition of title (but excluding requisition for use or hire) of such Aircraft or Engine, as the case may be;

      "CONTRACTUAL RATE" means, in relation to an Interest Period or other relevant period in respect of the outstanding amount of the Credits relating to an Advance, the percentage rate of interest per annum obtained by the application of the following formula:-

      [A x X%] + [B x Y%] + [C x Z%]
      ------------------------------
             A + B + C

      where

      A = the principal amount outstanding in respect of Tranche 1A at the time of the application of the formula;

      B = the principal amount outstanding in respect of Tranche 1B at the time of the application of the formula;

      C = the principal amount outstanding in respect of Tranche 2 at the time of the application of the formula;

      X% = the rate of interest per annum in respect of Tranche 1A as set out in the relevant Loan Supplement;

      Y% = the rate of interest per annum in respect of Tranche 1B as set out in the relevant Loan Supplement; and

      Z% = the rate of interest per annum in respect of Tranche 2 for the relevant Interest Period or other relevant period as calculated in accordance with the provisions of Clause 5.3.2;

      "CORPORATION TAX" means corporation tax chargeable under the United Kingdom Income and Corporation Taxes Act 1988 and any Tax on the net income, profits or gains of companies imposed by any country other than the United Kingdom or Tax of a similar nature enacted in addition to or substitution for any of the same;

      "COUTTS REPRESENTATIVE" means Coutts & Co (Cayman) Limited, a company incorporated in the Cayman Islands having its registered office at Coutts House, West Bay Road, PO Box
      707, George Town, Grand Cayman, Cayman Islands, BWI;

      "COUTTS REPRESENTATIVE'S INDEMNITY" means the letter of indemnity to be given by the Security Agent in favour of Coutts & Co. (Cayman) Limited;

      "CREDITS" means, in respect of an Advance, together the British Credits, the French Credits and the German Credits or (as the context may require) the aggregate principal amount of the British Credits, the French Credits and the German Credits owing to the Lenders in respect of the relevant Advance from time to time and "Credit" shall have a corresponding meaning;

      "DECLARATION OF TRUST" means the declaration of trust to be entered into by the Trustee and dated of even date herewith;

      "DEED OF ASSIGNMENT AND CHARGE" means the deed of assignment and charge relating to the Account of even date herewith between the Borrower and the Security Agent;

      "DEED OF ASSIGNMENT OF GENERAL TERMS AGREEMENT RE ENGINE WARRANTIES" means, in respect of an Aircraft, the deed of assignment of the relevant Engine Agreement in so far as it relates to the Engine Warranties in respect of the Engines relating to that Aircraft to be entered into between the Guarantor and the Borrower substantially in the form of Appendix G;

      "DEED OF ASSIGNMENT OF GUARANTEE AND INDEMNITY (LESSOR)" means the deed of assignment relating to the Guarantee and Indemnity (Lessor) of even date herewith between the Borrower and the Security Agent;

      "DEFAULT INTEREST PERIOD" means, in relation to the determination of Default Rate LIBOR, each period (not exceeding six months) as the Agent, or as the case may be, the Borrower, selects in its absolute discretion, the first such period commencing on the date of the relevant default and each subsequent period commencing on the last day of the preceding period for so long as the relevant default continues;

      "DEFAULT RATE" means (i) at any time prior to the relevant Advance being made, the aggregate of (a) Default Rate LIBOR,
      (b) the Margin and (c) one per cent. (1%) per annum and (ii) at any time after the relevant Advance has been made, then in respect of all amounts relating to that Advance, (a) in relation to the British Credits and the French Credits, the rate of interest per annum equal to whichever shall be the higher of one per cent. (1%) per annum above the Contractual Rate and one per cent. (1%) per annum above Default Rate LIBOR, and (b) in relation to the German Credits, the rate of interest per annum equal to whichever shall be the higher of one per cent. (1%) per annum above the Contractual Rate, one per cent. (1%) per annum above Default Rate LIBOR and one per cent. (1%) per annum above the applicable funding cost incurred by the German Lenders if the German Credits or a part thereof are at the relevant time funded in any currency other than Dollars, and in all cases comprised in
      (i) and (ii) above shall be calculated on the basis of a three hundred and sixty (360) day year, accrue from day to day and shall be payable in respect of each Default Interest Period;

      "DEFAULT RATE LIBOR" means the rate per annum which is conclusively (save for manifest error) certified by the Agent to be the rate (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) for deposits in Dollars in an amount substantially equal to the sum in default for a period comparable to the Default Interest Period which appears on the Telerate Page 3750 (or its successor or replacement page) as of 11.00 a.m. London time on the first day of the relevant Default Interest Period provided that if such rate does not appear on Telerate Page 3750 (or its successor or replacement page) Default Rate LIBOR for the relevant Default Interest Period shall be the rate per annum, certified by the Agent as the arithmetic mean (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) of the respective rates per annum notified to the Agent at which the Reference Banks are offered Dollar deposits by prime banks in the London Interbank Euro Currency Market in an amount substantially equal to the sum in default and for a period having a duration equal to or as close as practicable to the Default Interest Period at or about 11.00 a.m. (London time) on the first day of the relevant Default Interest Period provided that (a) if one of the Reference Banks does not provide such rates, Default Rate LIBOR in relation to such Default Interest Period shall be determined on the basis of the rate notified by the Reference Bank providing such rate, and (b) if neither of the Reference Banks provides such a rate, then Default Rate LIBOR in relation to such Default Interest Period shall be the rate per annum certified by the Agent (acting upon the instructions from each Lender) as the arithmetic mean (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) of the cost to each of the Lenders of funding (whether in Dollars or in any other currency) an amount substantially equal to that Lender's Relevant Proportion of the sum in default for a period having a duration equal to or as close as practicable to such Default Interest Period at or about 11.00 a.m. (London time) on the first day of such Default Interest Period;

      "DELIVERY DATE" means, in respect of an Aircraft, the date upon which that Aircraft is delivered to the relevant Lessee pursuant to the relevant Lease Agreement which date shall be a Banking Day;

      "DOLLARS" and "US$" means the lawful currency for the time being of the United States of America;

      "DRAWDOWN DATE" means, in respect of an Advance, the Delivery Date for the relevant Aircraft;

      "ENGINE" or "ENGINES" means, in respect of an Aircraft, (a) each of the engines described in Schedule 1 of the relevant Lease Agreement, whether or not from time to time during the relevant Lease Period installed on the Airframe or any other airframe but which, having been removed from the Airframe, remains the property of the Borrower in accordance with the terms of the relevant Lease Agreement or (b) any other engine which may from time to time be installed upon or attached to the Airframe which becomes the property of the Borrower in accordance with the relevant Lease Agreement and
      (c) insofar as the same belong to the Borrower, any and all appliances, instruments or accessories or other equipment or Parts of whatever nature from time to time relating to an engine referred to in (a) and (b) above whether or not installed on or attached to such engine and (d) insofar as the same belong to the Borrower, all substitutions, replacements or renewals from time to time made on or to any item referred to in (a), (b) and (c) above in accordance with the terms of the relevant Lease Agreement;

      "ENGINE AGREEMENTS" means together (a) the general terms agreement dated 22 June 1984 between CFM International S.A. and the Guarantor, (b) the general terms agreement dated 1 November 1985 between General Electric Company and the Guarantor, (c) the general terms agreement dated 9 December 1992 between IAE International Aero Engines AG and the Guarantor, (d) the Consolidated JT8D-200 Series/PW2000 Series/PW4000 Series Propulsion System/Engine Support Proposal dated 11 May 1988 between United Technologies Corporation, Pratt & Whitney Group and the Guarantor and (e) the letter agreement dated 9th February 1990 between Rolls Royce plc and the Guarantor, including, in each case, any amendment, modification, letter agreements and supplements thereto and "Engine Agreement" shall mean any one of them;

      "ENGINE MANUFACTURERS" means CFM International S.A., General Electric Company, IAE International Aero Engines AG, United
      Technologies Corporation, Pratt & Whitney Group and Rolls
      Royce plc;

      "ENGINE WARRANTIES" means, in respect of the Engines relating to an Aircraft, the warranties, including the conditions and limitations applicable thereto, as set forth in (i) Exhibit B to the Engine Agreement between CFM International S.A. and the Guarantor, (ii) Exhibit B to the Engine Agreement between General Electric Company and the Guarantor, (iii) Clauses 4.1 and 4.2 of the Engine Agreement between IAE International Aero Engines AG and the Guarantor,
      (iv) the engine sales warranty and service policy benefits set out in the Engine Agreement between United Technologies Corporation, Pratt & Whitney Group and the Guarantor or, as the case may be, (v) the Rolls Royce Trent Warranty CE35 within the DEG1828 Agreement dated 11th October 1990 between the Guarantor and Rolls Royce plc, together with, in each case, the patent indemnities set forth in the relevant Engine Agreement and any and all rights of the Guarantor under the relevant Engine Agreement to compel performance of the same and the right to claim damages in respect thereof but only insofar as such warranties, indemnities and rights arise in respect of the Engines relating to the relevant Aircraft;

      "EXCLUDED LESSOR'S LIEN" means, in relation to an Aircraft, any Lien to the extent the same arises in respect of (i) a debt, liability or other obligation (whether financial or otherwise) imposed on the Borrower or any person claiming through or under the Borrower as purchaser of that Aircraft pursuant to the relevant Purchase Agreement Assignment or arising from the operation, maintenance, insurance, repair, modification and storage of that Aircraft, any Engine or any Parts by the relevant Lessee or any Additional Lessee of that Aircraft or any Approved Sub-Lessee, (ii) any Lien created pursuant to any of the Facility Documents and/or the relevant Aircraft Operative Documents, (iii) any Lien arising as a result of Taxes in respect of which the liability to pay the same, or the amount of the same, is being disputed by the Borrower or any person claiming through or under the Borrower in good faith and in a manner effectively staying the enforcement of such Lien, (iv) any Lien arising by Applicable Law where such Lien does not arise as a result of an act or omission of the Borrower or any person claiming through or under the Borrower, unless such act or omission is permitted or contemplated by any of the Facility Documents or any of the relevant Aircraft

      Operative Documents or arises as a result of a breach by any of the Obligors of its respective obligations under any of the Facility Documents or any of the relevant Aircraft Operative Documents or (v) any Lien arising solely by reason of a Change in Law; and "Excluded Lessor's Liens" shall be construed accordingly;

      "EXPENSES" means any and all out-of-pocket costs and expenses (including, without limitation, reasonable or otherwise capped legal fees and expenses, accountants' fees and expenses, insurance and other advisers' fees and expenses, experts' fees and translation fees but excluding all Taxes), as well as any Value Added Tax thereon, which may be reasonably incurred or sustained by the Security Agent, the Agent, any of the Lenders and/or the Borrower in connection with any of the Facility Documents and/or any of the Security Documents and/or any of the other Operative Documents or in connection with the performance and/or enforcement or preservation and/or attempted enforcement or preservation of their respective rights and/or duties hereunder or thereunder PROVIDED ALWAYS THAT the reference to such out-of-pocket costs and expenses being "reasonably" incurred or sustained (and in particular to legal fees and expenses being "reasonable or otherwise capped") shall not apply when such out-of-pocket costs and expenses are incurred or sustained in connection with the enforcement or preservation and/or attempted enforcement or preservation of rights and/or duties;

      "EXPIRY DATE" means, in respect of the leasing of an Aircraft pursuant to a Lease Agreement, the tenth (10th) anniversary of the Delivery Date of that Aircraft or such earlier date upon which the leasing of that Aircraft pursuant to that Lease Agreement terminates howsoever in accordance with the provisions of that Lease Agreement;

      "EXPORT CREDIT AGENCIES" means each of the export credit agencies of (1) Her Britannic Majesty's Government represented by the Export Credits Guarantee Department (2) Germany represented by Hermes
      Kreditversicherungsaktiengesellschaft and (3) the French Republic represented by Compagnie Francaise d'Assurance pour le Commerce Exterieur;

      "FACILITY" means the term loan facility made available by the Lenders to the Borrower on the terms and subject to the conditions of this Facility Agreement;

      "FACILITY AGREEMENT" means this aircraft facility agreement;

      "FACILITY AIRCRAFT" means, as the context may require, any or all of the Airbus A300-600R, A310-300, A320, A321, A330
      and A340 Airframes with their installed Engines currently scheduled to be sold and delivered by the Seller to the Guarantor during 1995 pursuant to the Purchase Agreements and referred to in Schedule 4 Part I;

      "FACILITY AMOUNT" shall have the meaning ascribed thereto in Clause 2.1;

      "FACILITY DOCUMENTS" means each of (i) the Facility Agreement, the Priorities and Indemnities Agreement, each of the Charges Over Shares and the other documents, instruments and agreements relating thereto referred to in Clause 3.2.1(a)(xiii), (xiv) and (xv), the Ancillary Documents, the Guarantee and Indemnity (Lessor), the Deed of Assignment of Guarantee and Indemnity (Lessor), the Deed of Assignment and

      Charge, each of the Sub-Lease Collateral Charges, each of the Assignments of Sub-Lease Collateral Charges, the Declaration of Trust, the Management Agreement, the Borrower Constitutional Documents, the Lenders' Agreement, the Interlender Agreement, the MeesPierson Comfort Letter, the Coutts Representative's Indemnity and the Management Agreement Side Letter, (ii)(a) any other document, instrument or memorandum annexed to any of the documents referred to in (i) above and (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in (i) above and
      (c) any document, instrument or memorandum (x) which arises following a restructuring in accordance with the terms of this Facility Agreement and/or the Priorities and Indemnities Agreement of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (y) which the Guarantor or any of the Lessees agrees constitutes a Facility Document or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Facility Agreement;

      "FINAL DISPOSITION" means, in relation to an Aircraft or an Engine:-

      (a) the sale by the Borrower or the Security Agent as mortgagee against immediate payment in cash or for other consideration, whether through an agent on its behalf or otherwise, of all its right, title and interest in and to such Aircraft or such Engine (as the case may be) (including, without limitation, a sale to the relevant Lessee and/or the relevant Option Holder and/or the Guarantor whether pursuant to the terms of the relevant Lease Agreement or otherwise howsoever); or

      (b) completion by delivery of such Aircraft or such Engine (as the case may be) to the purchaser or lessee, as the case may be, of a sale, lease or other disposition by or on behalf of the Borrower or the Security Agent as mortgagee pursuant to a conditional sale, hire purchase, full pay-out finance lease or other arrangement involving the retention by or on behalf of the Borrower or the Security Agent as mortgagee of title to, or a security or similar interest in, such Aircraft or such Engine (as the case may be);

      "FINAL DISPOSITION PROCEEDS" means, in relation to an Aircraft or an Engine, the aggregate amount of:-

      (a) all consideration (whether cash or otherwise) received and retained by or on behalf of the Borrower or the Security Agent as mortgagee upon or as a result of the Final Disposition of such Aircraft or such Engine (as the case may be);

      (b) any cash received and retained as a result of the sale by the Borrower or the Security Agent as mortgagee of its right, title and interest in and to any agreement for the Final Disposition of such Aircraft or such Engine in a manner contemplated by paragraph (b) of the definition of Final Disposition or any non-cash consideration received by either of them as a result of the Final Disposition of such Aircraft or any such Engine (as the case may be); and

      (c) any non-refundable deposit paid to or for the account of the Borrower or the Security Agent as mortgagee by a person acquiring or proposing to acquire such Aircraft or any such Engine (as the case may be) under a contract or offer to purchase or otherwise acquire it which has been withdrawn, terminated or cancelled or has lapsed;

      "FRENCH CREDITS" shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement;

      "GENERAL SECURITY ASSIGNMENT" means, in respect of an Aircraft, the general security assignment relating to the Lease Agreement and the Sub-Lease Security Assignment in each case for that Aircraft to be entered into between the Borrower and the Security Agent substantially in the form of Appendix E;

      "GERMAN CREDITS" shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement;

      "GOVERNMENT ENTITY" means (i) any national government, political sub-division thereof, or local jurisdiction therein; and/or (ii) any board, commission, department, division, organ, instrumentality, court or agency thereof, howsoever constituted; and/or (iii) any person who is a member thereof or who is controlled directly or indirectly thereby (and for these purposes "control" shall mean the power to direct its management and its policies whether through the ownership of voting capital, by contract or otherwise);

      "GUARANTEE AND INDEMNITY (LESSOR)" means the guarantee and indemnity of even date herewith between the Guarantor and the Borrower;

      "GUARANTEED OBLIGATIONS" means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages and including any interest which, but for the application of bankruptcy or insolvency laws, would have accrued on the amounts in question), and without regard as to whether any of the Guaranteed Obligations may, for the purposes of applicable law, be recharacterized as other than lease rental obligations which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or be expressed to be due, owing, payable or incurred from or by any or all of the Obligors to the Agent, the Security Agent and/or any of the Lenders under or in connection with any of the Facility Documents and/or any of the Operative Documents and references to "Guaranteed Obligations" includes references to any part thereof;

      "GUARANTOR'S GROUP" means the Guarantor and its Subsidiaries;

      "HABITUAL BASE" means, in respect of an Aircraft, the country in which such Aircraft is habitually based for the time being;

      "HYPOLUX" means Hypobank International S.A. of 4, rue
      Alphonse Weicker, L-2099 Luxembourg-Kirchberg;

      "INDEBTEDNESS" means (other than in Schedule 5) any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

      "INDEMNITEES" means together the Agent, the Security Agent and each Lender together with their respective officers and employees and "Indemnitee" shall mean any one of them;

      "INSURANCES" means, in relation to an Aircraft, any and all contracts or policies of insurance and reinsurance required to be effected and maintained in accordance with the relevant Lease Agreement including, but not limited to, the provisions of Clause 14 of and Schedule 9 to that Lease Agreement;

      "INSURERS" means, in respect of the Insurances such insurance underwriters and/or insurance companies in the major international insurance markets as may be approved by the Borrower and the Security Agent;

      "INTEREST PERIOD" means, in respect of an Advance, each period commencing on the Delivery Date of the relevant Aircraft or, as the case may be, a Repayment Date (and including that day) and ending on the next subsequent Repayment Date (but excluding that day);

      "INTERLENDER AGREEMENT" means the agreement so entitled to be entered into between (1) the Lenders, the Agent and the Security Agent and (2) the Lenders, the Agent and the Security Agent (as those terms are defined in the 1994 Facility Agreement);

      "IRISH LESSEE MAINTENANCE RESERVE COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Irish Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Irish Lessee to establish following a Trigger Event, for the purpose of compliance by the Irish Lessee with Clause 7.5 of each of the Lease Agreements to which the Irish Lessee is to be a party;

      "IRISH LESSEE RENTAL COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Irish Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Irish Lessee to establish following a Trigger Event for the purpose of compliance by the Irish Lessee with Clause 7.3 of each of the Lease Agreements to which the Irish Lessee is to be a party;

      "IRISH LESSEE SECURITY DEPOSIT COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Irish Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Irish Lessee to establish following a Trigger Event for the purpose of compliance by the Irish Lessee with Clause 7.4 of each of the Lease Agreements to which the Irish Lessee is to be a party;

      "IRISH LESSEE SUB-LEASE COLLATERAL CHARGE" means, in respect of the Irish Lessee, the deed of assignment and charge relating to, inter alia, Maintenance Reserves, Security Deposits and Sub-Lease Rentals in relation to any of the Aircraft of which the Irish Lessee is to be the Lessee of even date herewith between the Irish Lessee and the Borrower;

      "LEASE AGREEMENT" means, in respect of an Aircraft, the lease agreement relating to that Aircraft to be entered into between the Borrower as lessor, the relevant Lessee as lessee and the relevant Option Holder substantially in the form of Appendix B;

      "LEASE PERIOD" means, in respect of an Aircraft, the period commencing on the Delivery Date of that Aircraft and continuing up to and including the Expiry Date;

      "LENDERS' AGREEMENT" means the agreement so entitled of even date herewith and made between the Agent, the Security Agent and each of the Lenders;

      "LENDING OFFICE" means, in relation to a Lender, its branch or office at the address specified against its name in
      Schedule 1 or specified in the Transfer Certificate whereby such Lender becomes a party hereto or such other branch or office determined in accordance with the provisions of this Facility Agreement and/or the Priorities and Indemnities Agreement;

      "LESSEE" means, in respect of an Aircraft, as the case may be the Bermuda Lessee, the Irish Lessee or an Alternative Lessee nominated as such in the Utilisation Notice and accepted by the Lead Managers and the Guarantor in accordance with the provisions of Clause 4.2.3 and "Lessees" shall have a corresponding meaning;

      "LESSOR'S LIEN" means, in relation to an Aircraft, any Lien created by or through the Borrower over that Aircraft, any Engine or any Parts or exercised, asserted or claimed (other than by any of the Obligors) against that Aircraft, any Engine or any Parts in respect of a debt, liability or other obligation (whether financial or otherwise) of the Borrower or any person claiming through or under the Borrower but excluding Excluded Lessor's Liens;

      "LIBOR" means, in respect of an Interest Period or other relevant period, the rate per annum which is conclusively (save for manifest error) certified by the Agent to be the rate (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) for deposits of Dollars in an amount substantially equal to the relevant Advance or other relevant amount for a period equal to, or as close as practicable to, the relevant Interest Period or other relevant period which appears on the Telerate Page 3750 (or its successor or replacement page) as at 11.00 a.m. (London time) two (2) London Banking Days prior to the commencement of the relevant Interest Period or other relevant period or if such rate does not appear on the Telerate Page 3750 (or its successor or replacement page), LIBOR for the relevant Interest Period or other relevant period shall be the rate per annum, conclusively (save for manifest error) certified by the Agent as the arithmetic mean (rounded upwards if necessary to the nearest one sixteenth of one per cent. (1/16%)), of the respective rates per annum notified to the Agent at which the Reference Banks are offered Dollar deposits by prime banks in the London Interbank Euro Currency Market in an amount substantially equal to the relevant Advance or other relevant amount and for a period having a duration equal to or as close as practicable to such Interest Period or such other relevant period, as the case may be, at or about 11.00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period or other relevant period provided that if one of the Reference Banks does not provide such rates, LIBOR in relation to such Interest Period or such other relevant period shall be determined on the basis of the rate notified by the Reference Bank providing such rate;

      "LIEN" means, in relation to an Aircraft, any encumbrance or security interest whatsoever, howsoever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, lease (save for any Approved Sub-Lease), lien, statutory right in rem, hypothecation, title retention arrangement, attachment, levy, claim, right of possession or detention or right of set-off (but excluding any right of set-off arising in favour of a banker and by way of operation of law) or security interest whatsoever, howsoever created or arising or any right or arrangement having a similar effect to any of the above;

      "LIST A EVENT" means in respect of any of the Aircraft, (x) any of (i) the Termination Events set out in Clauses 16.1(a), (e) (insofar as the same relates to the Guarantor's financial covenants), (f), (g), (h), (m), (n), (o) and (p) of the relevant Lease Agreement and (ii) the Cancellation Events set out in Clauses 8.1.1, 8.1.3 (insofar as the same relates to the Guarantor's financial covenants), 8.1.5, 8.1.6, 8.1.8, 8.1.9, 8.1.10 and 8.1.11 of this Facility
      Agreement and (y) any List A Event (as that term is, or will be, defined in the 1994 Facility Agreement);

      "LIST B EVENT" means in respect of any of the Aircraft, (y) any Termination Event and/or Cancellation Event which is not a List A Event and each Loan Event of Termination and (z) any List B Event (as that term is, or will be defined in the 1994 Facility Agreement);

      "LOAN SUPPLEMENT" means, in respect of an Aircraft, the loan supplement relating to that Aircraft to be entered into between the Borrower, the Agent and the Security Agent substantially in the form of Appendix A;

      "LOAN EVENT OF TERMINATION" means, in respect of an Advance, each of the events set out in Clause 9;

      "LONDON BANKING DAY" means a day (other than a Saturday, Sunday or holiday scheduled by law) on which banks are open for business in London;

      "LOSSES" means any losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, adverse judgments, orders or other sanctions;

      "MAINTENANCE RESERVE AMOUNT" means, in respect of an Aircraft, such part of the amount which is from time to time standing to the credit of the Bermuda Lessee Maintenance Reserve Collateral Account or, as the case may be, the Irish Lessee Maintenance Reserve Collateral Account or, as the case may be, an Alternative Lessee Maintenance Reserve Collateral Account which represents the Maintenance Reserves in respect of that Aircraft;

      "MAINTENANCE RESERVES" means, in respect of an Aircraft, the airframe reserves and engine reserves payable from time to time by an Approved Sub-Lessee to the relevant Lessee pursuant to the terms of the relevant Approved Sub-Lease and which become the property of the relevant Lessee;

      "MAJORITY LENDERS" means (i) in relation to any decision, discretion, action or inaction under any of the Facility Documents and/or any of the Operative Documents in respect of which any of the Lead Managers must follow the instructions of the relevant Export Credit Agency under the relevant Support Agreement, all of the Lead Managers and
      (ii) in relation to any other decision, discretion, action or inaction under any of the Facility Documents and/or any of the Operative Documents the Lenders the aggregate of whose Commitments (in respect of the Unutilised Facility) or, as the case may be, Relevant Proportions of Advances already made and which remain outstanding, at the relevant time, is equal to or exceeds sixty-six and two thirds per cent. (66 2/3%) of the aggregate of the Total Commitments or, as the case may be, the Advances;

      "MANAGEMENT AGREEMENT" means the Agreement so entitled of even date herewith and made between the Trustee, the Manager, the Borrower, the Coutts Representative, the
      Security Agent and the Guarantor;

      "MANAGEMENT AGREEMENT SIDE LETTER" means the letter agreement entered into or to be entered into by MeesPierson
      (Cayman) Limited, the Security Agent and the Guarantor;

      "MANAGER" means MeesPierson (Cayman) Limited of P.O. Box
      2003, George Town, Grand Cayman, Cayman Islands, BWI in its capacity as manager of the Borrower;

      "MANDATORY LEASE PROVISIONS" means, in respect of a Lease
      Agreement, each of the provisions set out in Schedule 7 to that Lease Agreement;

      "MANDATORY PREPAYMENT EVENT" means, in respect of a Lease
      Agreement, the occurrence of any of the events referred to in Clause 18 of such Lease Agreement;

      "MANUFACTURER" means Airbus Industrie G.I.E. of 1 Rond Point Maurice Bellonte, Blagnac 31707, France;

      "MARGIN" means nought point seven per cent. (0.7%) per annum;

      "MEESPIERSON COMFORT LETTER" means the letter agreement entered or to be entered into between MeesPierson N.V. and the Bermuda Lessee, the Irish Lessee, the Guarantor, the Bermuda Option Holder, the Lenders, the Agent and the Security Agent;

      "MORTGAGE" means, in respect of an Aircraft, the deed of assignment and first priority English law mortgage relating to that Aircraft to be entered into between the Borrower and the Security Agent substantially in the form of Appendix D;

      "NOTICE OF DRAWDOWN" means, in respect of an Advance, the notice of drawdown to be given by the Borrower to the Agent substantially in the form of Schedule 6;

      "OBLIGORS" means any or all of the Bermuda Lessee, the Irish Lessee, any Alternative Lessee, any Additional Lessee, the Bermuda Parent, the Irish Parent, any other Parent, the Bermuda Option Holder, any other Option Holder and where the context so permits, the Guarantor, and "Obligor" means any one of them;

      "OPERATIVE DOCUMENTS" means each of (i) the Loan Supplements, the Notices of Drawdown, the Bills of Sale, the BFE Bills of Sale, the Purchase Agreements (to the extent that they relate to the Aircraft and the Warranties), the Engine Agreements (to the extent that they relate to the

      Engines Warranties), the Lease Agreements, the Acceptance Certificates, each of the Security Documents and (ii) (a) any other document, instrument or memorandum annexed to any of the documents referred to in (i) above, (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in (i) above and
      (c) any document, instrument or memorandum (x) which arises following a restructuring in accordance with the terms of this Facility Agreement and/or the Priorities and Indemnities Agreement of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (y) which the Guarantor or any relevant Lessee agrees constitutes an Operative Document or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Facility Agreement;

      "OPTION HOLDER" means, in respect of an Aircraft, as the case may be the Bermuda Option Holder or such other person nominated as such in the Utilisation Notice and accepted by the Lead Managers and the Guarantor in accordance with the provisions of Clause 4.2.3 being in each case a wholly-owned indirect subsidiary of the Guarantor and "Option Holders" shall have a corresponding meaning;

      "OPTION HOLDER'S POWER OF ATTORNEY" means, in respect of an Aircraft, the power of attorney concerning, inter alia, the discharge of the relevant Second Mortgage to be granted by the relevant Option Holder in favour of the Borrower, the Agent and the Security Agent in the form of Appendix K or in such other form as the Agent and the Security Agent may reasonably require;

      "PARENT" means as the case may be the Bermuda Parent or the Irish Parent or such other person nominated as such in a Utilisation Notice and accepted by the Lead Managers and the Bermuda Lessee or, as the case may be, the Irish Lessee in accordance with the provisions of Clause 4.2.3 and being in each case a wholly-owned subsidiary of the Guarantor and "Parents" shall have a corresponding meaning;

      "PARTS" means, in respect of an Aircraft, all modules, appliances, parts, accessories, auxiliary power unit, instruments, furnishings and other equipment of whatsoever nature including, without limitation, the Buyer Furnished Equipment and any service bulletin kits or the like but excluding complete Engines or engines and equipment (including, but not limited to, in-flight entertainment and telecommunications equipment) which is from time to time attached to the Airframe and leased to the relevant Lessee other than primarily for the purpose of financing the acquisition of such equipment in circumstances where such equipment, that at any time of determination are incorporated or installed in or attached to the Airframe or any Engine or, having been removed therefrom, title to which remains vested in the Borrower in accordance with the provisions of the Lease Agreement; and "Part" shall have a corresponding meaning;

      "PERMITTED LIENS" means, in relation to an Aircraft:-

      (a) any Lien for Taxes or other governmental or statutory charges or levies not yet assessed or, if assessed, not yet due and payable or, if due and payable, which the relevant Lessee or, where relevant, an Approved Sub-

            Lessee is disputing or contesting in good faith by appropriate proceedings (and for the payment of which adequate cash reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

      (b) any Lien for the fees or charges of any airport or air navigation authority arising in the ordinary course of business by statute or by operation of law, in each case for amounts the payment of which either is not yet due and payable or, if due and payable, is being disputed or contested in good faith by appropriate proceedings (and for the payment of which adequate cash reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

      (c) any Lien for the fees or charges of any supplier, mechanic, workman, repairer, employee or like lien arising in the ordinary course of business by statute or by operation of law, in each case for amounts (i) the payment of which is not yet due and payable, or
            (ii) which are not overdue for payment having regard to the custom of the relevant trade, in circumstances where no assertive or enforcement action against the Aircraft has yet been taken by the relevant supplier, mechanic, workman, repairer, employee or holder of like lien or by any successor or assign of each of them ("the Claimant"), or (iii) if due and payable is being disputed or contested in good faith with the Claimant by appropriate proceedings (and for the payment of which adequate cash reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

      (d) Liens (other than Liens for Taxes) arising out of judgments or awards against the relevant Lessee or any Approved Sub-Lessee with respect to which at the time an appeal is being presented in good faith and with respect to which there shall have been secured a stay of execution pending such appeal (and for the payment of which adequate cash reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such judgment or award, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

      (e) the rights of the relevant Lessee under any of the Facility Documents and the relevant Aircraft Operative Documents; or

      (f) the rights of the relevant Option Holder under any of the Facility Documents, the relevant Aircraft Operative Documents and the Second Mortgage; or

      (g)   the rights of the Borrower under any of the Facility
            Documents, the relevant Aircraft Operative Documents and the Second Mortgage; or

      (h)   Excluded Lessor's Liens; or

      (i)   any Lien created by the Borrower pursuant to the Second
            Mortgage; or

      (j) the rights of others under agreements or arrangements to the extent expressly permitted by the provisions of Clause 11.3 of the relevant Lease Agreement; or

      (k) any other Lien created with the prior written consent of the Borrower and the Security Agent;

      "POTENTIAL CANCELLATION EVENT" means any event which with any one or more of the lapse of time, the giving of notice, or the making of a determination, could become a Cancellation Event were a notice to be given by the Agent to the Guarantor pursuant to Clause 8.1;

      "POWER OF ATTORNEY" means, in respect of an Aircraft, any power of attorney concerning, inter alia, the de-registration of the relevant Aircraft to be granted by the Approved Sub-Lessee in accordance with the provisions of the relevant Lease Agreement in favour of the Borrower, the Agent and the Security Agent in the form of Appendix H or in such other form as the Agent and the Security Agent may reasonably require;

      "PRIORITIES AND INDEMNITIES AGREEMENT" means the priorities and indemnities agreement of even date herewith between (1) the Bermuda Lessee, (2) the Irish Lessee, (3) the Guarantor,
      (4) the Bermuda Option Holder, (5) the Borrower, (6) the Lenders, (7) the Agent and (8) the Security Agent;

      "PROCEEDS ACCOUNT" means the account of the Security Agent with National Westminster Bank Plc designated by the Security Agent and notified to the other parties hereto as the account to which any Aircraft Proceeds will be credited or such other account as the Security Agent may designate from time to time by notice to the other parties hereto;

      "PROHIBITED COUNTRY" means, in relation to an Aircraft, Iraq for so long as The Iraq and Kuwait (United Nations Sanctions) (No. 2) Order, 1990 remains in effect, the Republics of Serbia and Montenegro for so long as the Serbia and Montenegro (United Nations Prohibition of Flights) Order 1992 remains in effect, Libya, for so long as the Libya (United Nations Prohibition of Flights) Order 1992 remains in effect and any country to which the export and/or use of A300/A310/A320/A321/ A330/A340 aircraft (as the case may be) is not permitted under (i) the Export of Goods Control Order 1992, (ii) the United States Export Administration Act 1979 (as amended) or any successor legislation and/or the Export Administration Regulations promulgated thereunder, (iii) any similar or corresponding legislation then in effect in France, Spain or Germany, (unless knowledge of any non-applicability of such legislation or regulations referred to in (i), (ii) or (iii) above is in the public domain) or (iv) any subsequent United Nations Sanctions Orders the effect of which prohibits or restricts the export to and/or use of A300/A310/A320/A321/A330/A340 aircraft (as the case may be) in such country;

      "PURCHASE AGREEMENT ASSIGNMENT" means, in respect of an

      Aircraft, the purchase agreement assignment relating to the relevant Purchase Agreement insofar as it relates to the title to and the Warranties in respect of that Aircraft to be entered into between the Guarantor and the Borrower substantially in the form of Appendix C;

      "PURCHASE AGREEMENTS" means together (i) each of the five aircraft purchase agreements relating to A300, A310, A320, A330 and A340 Aircraft respectively, between the Seller and the Guarantor each dated 10th November 1988, and (ii) the aircraft purchase agreement relating to A321 Aircraft between the Seller and the Guarantor dated 14th February 1990 (each such aircraft purchase agreement incorporating the General Terms Agreement dated 10th November 1988) whereby the Seller agreed to sell and the Guarantor agreed to purchase, inter alia, each of the Facility Aircraft, together with the exhibits thereto and letter agreements made between the Seller and the Guarantor, as any or all of such aircraft purchase agreements may have been or may be hereafter amended and/or supplemented from time to time by any change orders or letter agreements entered into in accordance with their respective provisions and "Purchase Agreement" shall mean any one of them;

      "REFERENCE BANKS" means National Westminster Bank Plc and
      Banque Paribas, London Branch;

      "RELEVANT AIRCRAFT" means, in respect of a Lessee, such of the Facility Aircraft as are from time to time leased to such Lessee pursuant to a Lease Agreement between such Lessee as lessee, the Borrower as lessor and the relevant Option Holder;

      "RELEVANT LEASE PAYMENTS" means, in respect of a Lease Agreement, all or any of the following which are payable by the relevant Lessee pursuant to any provision of that Lease Agreement, namely (i) Rent and Termination Sums, (ii) all sums payable pursuant to Clause 22 of that Lease Agreement,
      (iii) default interest on any of the foregoing, and (iv) all sums payable pursuant to Clauses 5.2 and 5.3 of the Priorities and Indemnities Agreement in relation to any of the foregoing and default interest thereon;

      "RELEVANT LOAN PAYMENT" shall have the meaning given thereto in Clause 5.6.7(a);

      "RELEVANT PROPORTION" means, with respect to any Lender and an Advance, at any time, the proportion which such Lender's share of the Credits bears to the total amount of the Credits at such time;

      "RENT" means, in respect of each Rental Payment Date under a Lease Agreement, the aggregate of the following amounts:-

      (a) the aggregate of the amount in Dollars set out opposite such date in the Columns headed "Principal Component of Rent" and "Fixed Interest Component of Rent" in Part I of Schedule 6 to that Lease Agreement as the same may be varied in accordance with the provisions of Clause
            7.2 of that Lease Agreement;

      (b) the amount in Dollars set out opposite such date in the Column headed "Principal Component of Rent" in Part II of Schedule 6 to that Lease Agreement as the same may be varied in accordance with the provisions of Clause
            7.2 of that Lease Agreement; and

      (c) the amount of interest calculated in accordance with paragraph (c) of Part II of Schedule 6 to that Lease Agreement as the same may be varied in accordance with the provisions of Clause 7.2 of that Lease Agreement;

      "RENTAL PAYMENT DATE" means, in respect of a Lease
      Agreement, each of the twenty (20) dates for payment of an instalment of Rent under that Lease Agreement as set forth in Column 1 in Part I of Schedule 6 to that Lease Agreement;

      "REPAYMENT DATE" means, in relation to an Advance, each repayment date as set forth in Column 1 of Schedule 2(1) to the relevant Loan Supplement PROVIDED ALWAYS THAT if any Repayment Date would otherwise fall on a day which is not a Banking Day, such Repayment Date shall be deemed to fall on the next succeeding Banking Day unless such next succeeding Banking Day falls in the next calendar month, in which event such Repayment Date shall be deemed to fall on the immediately preceding Banking Day;

      "REPAYMENT INSTALMENT" means, in relation to an Advance, with respect to each Repayment Date, the amount of Dollars due and payable on such Repayment Date, as determined in accordance with Clauses 5.2.8 and 5.4.1 and as set out in the relevant Loan Supplement;

      "REPRESENTATIVES" means the Agent and the Security Agent;

      "REQUIRED INSURED VALUE" means, in relation to an Aircraft, the higher of the market value of that Aircraft and 110% of the principal amount outstanding in respect of the relevant
      Credits from time to time;

      "REQUISITION PROCEEDS" means, in relation to an Aircraft, any monies and/or other compensation received directly by the Borrower and/or the Security Agent in its capacity as mortgagee in respect of the Compulsory Acquisition of such Aircraft or the requisition for use or hire of such Aircraft;

      "SCHEDULED DELIVERY MONTH" means, in respect of any Aircraft, the month in which that Aircraft is scheduled to be delivered as set out in Schedule 4 Part I as the same may be varied by any notice delivered by the Guarantor to the Agent under Clause 2.5.1;

      "SECOND MORTGAGE" means, in respect of an Aircraft, the second priority English law mortgage relating to that Aircraft to be entered into between the Borrower and the relevant Option Holder in such form as may be agreed between the relevant Option Holder, the Borrower and the Security Agent;

      "SECURED OBLIGATIONS" means together (a) any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages) which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or expressed to be due, owing, payable or incurred from or by the Borrower or any of the Obligors to any one or more of the Lenders, the Agent and/or the Security Agent under any of the Facility Documents and/or any of the Operative Documents, together with any and all of the obligations of the Borrower arising by operation of law after the Lenders have made payment of any Tax Liability and/or any Loss and/or Expense suffered or incurred by the Borrower for which none of the Lessees has reimbursed the Borrower in accordance with the terms of this Facility Agreement and/or any other Operative Document and/or any Facility Document (i) to account, pay and remit to the Lenders any and all payments received by the Borrower from any of the Lessees in respect of such reimbursements and (ii) to transfer to the Lenders and allow the Lenders to exercise, in each case as subrogee, the Borrower's rights and remedies against any or all of the Lessees and/or the Guarantor in respect of such reimbursements and any and all such monies, liabilities and obligations of the Borrower shall form part of the Secured Obligations whether or not the Borrower is personally liable for the same and whether or not any recourse may be had with respect thereto against the Borrower and/or its assets, and (b) the Secured Obligations (as that term is defined in the 1994 Facility Agreement);

      "SECURED PARTIES" means the Lenders, the Agent and/or the Security Agent;

      "SECURITY DEPOSIT" means, in respect of an Aircraft, any security deposit payable by an Approved Sub-Lessee to the relevant Lessee pursuant to the relevant Approved Sub-Lease;

      "SECURITY DOCUMENTS" means each of (i) this Facility Agreement, the Priorities and Indemnities Agreement, the General Security Assignments, the Deed of Assignment and Charge, the Mortgages, the Guarantee and Indemnity (Lessor), the Deed of Assignment of Guarantee and Indemnity (Lessor), the Sub-Lease Collateral Charges, the Assignments of Sub-Lease Collateral Charges, the Sub-Lease Security Assignments, the Deeds of Assignment of General Terms Agreements Re Engine Warranties, the Purchase Agreement Assignments, the Charges Over Shares, the Powers of Attorney (if any), the Option Holder's Powers of Attorney (ii) (a) any other instrument, document or memorandum annexed to any of the documents referred to in (i) above, (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in (i) above and
      (c) any document, instrument or memorandum (w) which arises following a restructuring of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (x) which the Guarantor or any relevant Lessee agrees constitutes a Security Document or (y) which secures the obligations of any of the Obligors and/or the Borrower under any of the Operative Documents or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Facility Agreement;

      "SECURITY INTEREST" means any encumbrance or security interest whatsoever, howsoever created or arising, including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, charge, pledge, lien, right of possession or detention, statutory right in rem, hypothecation, lease, title retention, attachment, levy, claim, right of set-off (but excluding any right of set-off arising in favour of a banker and by way of operation of law) or any right or arrangement having a similar effect to any of the above;

      "SECURITY PERIOD" means the period commencing on the date hereof and ending on the date upon which the Secured
      Obligations shall have been satisfied in full;

      "SELLER" means AVSA S.A.R.L., a French societe a responsabilite limitee, duly organised and existing under the laws of the Republic of France and having its registered office at 2 Rond Point Maurice-Bellonte 31700 Blagnac,
      France together with its successors and assigns;

      "STATE OF REGISTRATION" means, in relation to an Aircraft, the United States of America, Bermuda, the Cayman Islands,
      Ireland or the United Kingdom or any other state or territory in which that Aircraft may for the time being be registered pursuant to an Approved Sub-Lease;

      "SUB-LEASE COLLATERAL CHARGE" means any one of the Bermuda Lessee Sub-Lease Collateral Charge, the Irish Lessee Sub-Lease Collateral Charge and any Alternative Lessee Sub-Lease Collateral Charge and "Sub-Lease Collateral Charges" shall have a corresponding meaning;

      "SUB-LEASE RENTALS" means, in respect of an Aircraft, the rentals payable by an Approved Sub-Lessee pursuant to the relevant Approved Sub-Lease;

      "SUB-LEASE SECURITY ASSIGNMENT" means, in respect of an Aircraft in relation to which a quiet enjoyment covenant is to be given to the Approved Sub-Lessee by the Borrower and the Security Agent, the security assignment relating to the Approved Sub-Lease of that Aircraft to be entered into between the relevant Lessee and the Borrower substantially in the form of Appendix F;

      "SUBSIDIARY" means any person of which or in which the Guarantor and its other Subsidiaries own directly or indirectly 50% or more of:-

      (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such person, if it is a corporation;

      (b) the capital interest or profits interest of such person, if it is a partnership, joint venture or similar entity; or

      (c) the beneficial interest of such person, if it is a trust, association or other unincorporated organisation;

      PROVIDED HOWEVER that so long as (i) the Guarantor continues to own not more than fifty per cent. (50%) of Pacific Ocean Leasing, Ltd., and (ii) Pacific Ocean Leasing, Ltd. does not materially alter the manner in which it conducts the business in which it is currently engaged, Pacific Ocean Leasing, Ltd. shall not be considered a Subsidiary within the foregoing definition for the purposes of this Facility Agreement;

      "SUPPORT AGREEMENTS" means, in relation to a Utilisation, together (i) the Support Agreement to be entered into between (1) Her Britannic Majesty's Government represented by the Export Credits Guarantee Department and (2) the British Lenders and (ii) the Promesse de Garantie and the Police d'Assurance Credit to be entered into between (1) the French Republic represented by Compagnie Francaise d'Assurance pour le Commerce Exterieur and (2) the French Lenders and (iii) the Finanzkreditgarantie-Erklarung to be entered into between (1) Germany represented by Hermes Kreditversicherungsaktiengesellschaft and (2) the German

      Lenders;

      "TAX" means all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever or any central bank or monetary agency or European Union institution, in each case in England or elsewhere, together with any penalties, additions, whether fines, surcharges or interest relating thereto; and "Taxes" and "Taxation" shall be construed accordingly;

      "TAX LIABILITY" means in respect of any person:-

      (a) any liability or any increase in the liability of that person to make any payment or payments of or in respect of Tax;

      (b) the loss or setting off against income, profits or gains or against any liability to make a payment or payments of or in respect of Tax of any relief, allowance, deduction or credit in respect of Tax ("a Relief") which would otherwise have been available to that person; and

      (c) the loss or setting off against any liability to make a payment or payments of or in respect of Tax of a right to repayment of Tax which would otherwise have been available to that person,

      and in any case falling within (b) or (c) above the amount that is to be treated as a Tax Liability shall be determined as follows:-

      (i) in a case which falls within (b) above and where the Relief that was the subject of the loss or setting off was or would have been a deduction from or offset against Tax, the Tax Liability shall be the amount of that Relief;

      (ii) in a case which falls within (b) above and which involves the loss of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains the Tax Liability shall be the amount of Tax which would (on the basis of the Tax rates current at the date of the loss and assuming that the person has sufficient gross income, profits or gains to utilise the Relief) have been saved but for the loss of the Relief;

     (iii) in a case which falls within (b) above and which involves the setting off of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains, the Tax Liability shall be the amount of Tax which has been or will be saved in consequence of the setting off;

      (iv)  in a case which falls within (c) above, the Tax
            Liability shall be the amount of the repayment that would have been obtained but for the loss or setting off;

      For the purposes of this definition any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and, if so, the date on which that loss or set off took place, shall be certified by the relevant Lender or, as the case may be, the Representative and the provisions of Clause 21 shall apply to such certificate;

      "TECHNICAL RECORDS" means, in respect of an Aircraft, all technical data, manuals, computer records, logbooks and other records (whether kept or to be kept in compliance with any law or regulation or any requirement for the time being of the Aviation Authority or otherwise) relating to that Aircraft, any Engine or any Parts;

      "TERMINATION EVENT" means, in relation to a Lease Agreement, any of the events set out in Clause 16 of that Lease Agreement (and for the purposes of this definition where such a Termination Event refers to an opinion of "the Lessor" or depends upon "the Lessor's" consideration or determination of whether such event has occurred or has or would have certain consequences, then irrespective of the opinion of "the Lessor" or "the Lessor's" consideration or determination at that time with respect to such event, such event shall for the purposes of this definition be deemed to have occurred if the Agent is of the relevant opinion or considers or determines that the relevant event has occurred or the Agent, the Security Agent or any of the Lenders would have or suffer the relevant consequences);

      "TERMINATION SUM" means in relation to an Aircraft and for a particular date, the amount calculated for that date in accordance with the provisions of Part III of Schedule 6 to the relevant Lease Agreement;

      "TOTAL COMMITMENTS" means the aggregate from time to time of all the Commitments;

      "TOTAL LOSS", "TOTAL LOSS DATE", "TOTAL LOSS PAYMENT DATE" and "TOTAL LOSS PROCEEDS" in relation to an Aircraft shall have the meaning given thereto in the relevant Lease
      Agreement;

      "TRANCHE 1A" shall, in relation to a Utilisation, have the meaning given thereto in Clause 4.3.4;

      "TRANCHE 1B" shall, in relation to a Utilisation, have the meaning given thereto in Clause 4.3.4;

      "TRANCHE 2", "TRANCHE 2 INITIAL" and "TRANCHE 2 MISMATCH" shall, in relation to a Utilisation, have the meaning given thereto in Clause 4.3.4;

      "TRANSACTION" means, in relation to any person, the transaction comprising each of the Facility Documents and each of the Operative Documents entered into by that person;

      "TRANSFER CERTIFICATE" means a certificate in the form of
      Schedule 2, signed by or on behalf of the transferring
      Lender, each of the Obligors, the Borrower, the Agent and the person who is a party thereto as transferee;

      "TRIGGER EVENT" means the commercial paper (short term debt) obligations of the Guarantor being or becoming rated below A2 by Standard and Poor's Corporation or P2 by Moody's Investor Service, Inc., or an equivalent by an alternative service of equivalent recognition (if neither Standard and Poor's Corporation nor Moody's Investor Service, Inc. has assigned any rating) or the placing on "creditwatch" (otherwise than with a view to upgrading) of, or other negative qualification upon, such rating level of the Guarantor;

      "TRUSTEE" means MeesPierson (Cayman) Limited of P.O. Box
      2003, George Town, Grand Cayman, Cayman Islands, BWI in its capacity as trustee of the trust created pursuant to the Declaration of Trust;

      "UNUTILISED FACILITY" means, at any time, the lesser of (i) the Total Commitments and (ii) one billion three hundred and seventy-five million Dollars (US$1,375,000,000) as such amount may have been reduced by (a) the amount of each Advance made before such time and (b) the amount of each reduction made to the Facility Amount pursuant to Clause
      2.5.2 or 2.5.3;

      "UTILISATION" means each utilisation of the Facility pursuant to Clause 4 or, as the context may require, the amount referred to in a Utilisation Notice as being that part of the Facility Amount in Dollars allocated by the Guarantor for financing of the Aircraft referred to in that Utilisation Notice;

      "UTILISATION DATE" means, in relation to a Utilisation, the Business Day upon which the Advance relating to that Utilisation is made available to the Borrower in accordance with the terms and subject to the conditions of this Facility Agreement;

      "UTILISATION DOCUMENTATION" means, in respect of a Utilisation, all documents entered into by the relevant parties to give effect to the financing of the Aircraft the subject matter of the Utilisation as specified in Clause
      4.5;

      "UTILISATION NOTICE" means any notice given by the Bermuda
      Lessee or, as the case may be, the Irish Lessee pursuant to Clause 4.1 and substantially in the form of Schedule 3;

      "VALUE ADDED TAX" or "VAT" means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and any Tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same;

      "WARRANTIES" means, in respect of an Aircraft, the Standard Warranty, Service Life Policy, Vendor Warranties, Interface Commitment and Patent Indemnity given, assigned or extended by the Seller under or pursuant to Clauses 12 and 13 of and as defined in the Purchase Agreement relating to that Aircraft with respect to the Aircraft, Airframe and any Parts (but not further or otherwise) and any and all rights of the relevant Lessee and/or the Borrower under the Purchase Agreement and/or the Purchase Agreement Assignment in each case relating to that Aircraft to compel performance of the same;

      "1994 BORROWER" means the Borrower as that term is defined in the 1994 Facility Agreement;

      "1994 FACILITY" means the term loan facility made available pursuant to the 1994 Facility Agreement by the banks and financial institutions named therein;

      "1994 FACILITY AGREEMENT" means the Facility Agreement dated 28th January 1994 and made between (1) the banks and financial institutions named therein, (2) the Agent, (3) the Security Agent, (4) Bravo Leasing Limited, (5) ILFC (Bermuda) 4, Ltd., (6) the Bermuda Parent, (7) the Bermuda Option Holder and (8) the Guarantor as amended and supplemented by a Supplemental Agreement dated 7th November 1994 and made between the parties to the said Facility Agreement, the Irish Lessee, the Irish Parent and MeesPierson (Cayman) Limited as the same may have been or may be further amended and/or supplemented from time to time;

      "1994 FACILITY AIRCRAFT" means any one or more (as the context may require) of the Airbus aircraft which have been or which are to be financed pursuant to the 1994 Facility
      Agreement;

      "1994 GUARANTOR" means the Guarantor as that term is defined in the 1994 Facility Agreement;

      "1994 LENDERS" means the Lenders as that term is defined in the 1994 Facility Agreement;

      "1994 LESSEE" means ILFC (Bermuda) 4, Ltd., ILFC Ireland 2 Limited and any other person who accedes to the 1994 Facility Agreement on the basis that such person shall have the same rights and obligations in respect of an aircraft that it leases from the Lessor as ILFC Bermuda 4, Ltd. and "1994 Lessees" shall mean all of them;

      "1994 OBLIGORS" means the 1994 Lessees, the 1994 Option
      Holders, the 1994 Parents and the 1994 Guarantor;

      "1994 OPERATIVE DOCUMENTS" means the Operative Documents as that term is defined in the 1994 Facility Agreement as the same may have been or may be further amended and/or supplemented from time to time;

      "1994 OPTION HOLDER" means any Option Holder as that term is defined in the 1994 Facility Agreement and "1994 Option
      Holders" shall mean all of them;

      "1994 PARENTS" means ILFC (Bermuda) 5, Ltd,. ILFC Ireland 3 Limited and any other person who accedes to the 1994 Facility Agreement on the basis that such person shall have the same rights and obligations thereunder as ILFC (Bermuda) 5, Ltd. has and "1994 Parents" shall mean all of them;

      "1994 SECURED PARTIES" means the Lenders, the Agent and/or the Security Agent as each of those terms is defined in the 1994 Facility Agreement and "1994 Secured Party" means any one of them;

      "1994 SECURITY AGENT" means the Security Agent as that term is defined in the 1994 Facility Agreement;

      "1994 SECURITY DOCUMENTS" means Security Documents as that term is defined in the 1994 Facility Agreement as the same may have been or may be further amended and/or supplemented from time to time.

1.2 Any and all other words and expressions defined in this Facility Agreement shall, unless the context otherwise requires or there is express provision to the contrary, have the same meanings when used in any of the other Facility Documents and/or any of the Operative Documents.

1.3 Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Facility Agreement.

1.4   In this Facility Agreement, each of the other Facility
      Documents and each of the Operative Documents unless the context otherwise requires:-

      1.4.1 references to Clauses, Articles, Schedules and Appendices are to be construed as references to the Clauses of, Schedules to, and Appendices to this Facility Agreement, each of the other Facility Documents and each of the Operative Documents, as applicable, and references to this Facility Agreement, each of the other Facility Documents and each of the Operative Documents include their respective Schedules and Appendices;

      1.4.2 references to (or to any specified provision of) this Facility Agreement, each of the other Facility Documents and each of the Operative Documents or any other document shall be construed as references to this Facility Agreement, that other Facility Document, that other Operative Document, that document or that provision as in force for the time being and as amended, supplemented, novated or substituted from time to time in accordance with the terms hereof or thereof;

      1.4.3 references to any law or enactment shall be deemed to include references to such law or enactment as re-enacted, amended, extended, consolidated or replaced and any orders, decrees, proclamations, regulations, instruments or other subordinate legislation made thereunder;

      1.4.4 words importing the plural shall include the singular and vice versa;

      1.4.5 words importing any gender shall be construed as including every gender;

      1.4.6 references to a person shall be construed as including references to an individual, company, corporation, firm, partnership, consortium, joint venture, association, organisation, authority or other unincorporated body of persons, trust or any state or government or international organisation or agency, European Union institution, committee or department, or any instrumentality, agency or political sub-division thereof or authority, board or body created or constituted thereby (in each case, whether or not having separate legal personality);

      1.4.7 the words "other" and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

      1.4.8 the Borrower, each of the Obligors, the Agent, the Security Agent, and each of the Lenders shall include their respective successors and permitted assigns and permitted transferees; and

      1.4.9 the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any foregoing words.


2.    AVAILABILITY

2.1   FACILITY

      Subject to the terms and conditions of this Facility Agreement and in reliance on the representations and warranties of the Borrower, the Bermuda Lessee, the Irish Lessee, the Bermuda Parent, the Irish Parent, the Bermuda Option Holder and the Guarantor set out in Clause 6, the Lenders hereby grant and undertake to make available a facility in the maximum principal amount of the lesser of
      (i) the aggregate of the Aircraft Purchase Prices for each of the Facility Aircraft and (ii) one billion three hundred and seventy-five million Dollars (US$1,375,000,000) (the "Facility Amount") to the Borrower.

2.2   AVAILABILITY PERIOD

      The Facility shall be available for drawdown at any time before the expiry of the Availability Period on the terms and subject to the conditions of this Facility Agreement.

2.3   NUMBER OF AIRCRAFT

      All or any one or more of the Facility Aircraft may be financed under this Facility.

2.4   PURPOSE

      Advances made under any Utilisation Documentation shall be used by the Borrower solely for the purpose of financing the acquisition, and paying the Aircraft Purchase Price, of the Facility Aircraft specified in the Utilisation Notice and a Utilisation Notice may specify only one of the Facility Aircraft and then only with the Engines specified in
      Schedule 4 Part I installed thereon as the subject matter of the Utilisation but neither the Agent, the Security Agent nor any of the Lenders shall be obliged to concern itself with the application of any of the Advances.

2.5   REDUCTION AND CANCELLATION OF THE FACILITY

      2.5.1 The availability of Utilisations has been predicated on the basis that each of the Facility Aircraft will be delivered during the Scheduled Delivery Month for such Facility Aircraft specified in Schedule 4 Part I and accordingly the Guarantor shall promptly, following receipt of notice from or agreement with, the Seller, notify the Agent and the Borrower of any change in the Scheduled Delivery Month for a Facility Aircraft. Upon receipt by the Agent of such notice, and provided that the new Scheduled Delivery Month falls within the Availability Period, the Scheduled Delivery Month for the relevant Facility Aircraft shall be amended accordingly and thereafter Schedule 4 Part I shall be read and construed as amended by such amended Scheduled

              Delivery Month.

      2.5.2 If the Bermuda Lessee or, as the case may be, the Irish Lessee fails to effect a Utilisation with respect to any of the Facility Aircraft by the date such Facility Aircraft is actually delivered by the Seller to the Guarantor under the relevant Purchase Agreement, the Facility Amount shall, with effect from the date upon which the Guarantor notifies the Agent in writing of the delivery of such Facility Aircraft, be reduced by:-

              (a) in the case of the first of the Facility Aircraft in respect of which a Utilisation is not effected, an amount equal to the assumed maximum Aircraft Purchase Price for that Facility Aircraft as specified in the column entitled "Assumed Maximum Aircraft Purchase Price" in Schedule 4
                    Part I less ten million Dollars
                    (US$10,000,000); and

              (b) in the case of each other Facility Aircraft in respect of which a Utilisation is not effected, an amount equal to the assumed maximum Aircraft Purchase Price for that Facility Aircraft as specified in the column entitled "Assumed Maximum Aircraft Purchase Price" in
                    Schedule 4 Part I.

      2.5.3 Without prejudice to the provisions of Clause 2.5.2, the Guarantor shall be entitled at any time and from time to time (other than in relation to a Facility Aircraft in respect of which a Utilisation Notice has been served by the Bermuda Lessee or, as the case may be, the Irish Lessee and not withdrawn) to give notice to the Agent that it wishes to cancel the Facility insofar as the Facility relates to one or more of the Facility Aircraft. Following receipt of such notice by the Agent, the Facility Amount shall be reduced by:-

              (a) in the case of the first of the Facility Aircraft in respect of which a Utilisation is not effected, an amount equal to the assumed maximum Aircraft Purchase Price for that Facility Aircraft as specified in the column entitled "Assumed Maximum Aircraft Purchase Price" in Schedule 4 Part I less ten million Dollars (US$10,000,000); and

              (b) in the case of each other Facility Aircraft in respect of which a Utilisation is not effected, an amount equal to the assumed maximum Aircraft Purchase Price for that Facility Aircraft as specified in the column entitled "Assumed Maximum Aircraft Purchase Price" in
                    Schedule 4 Part I.

                    Neither the Bermuda Lessee nor the Irish Lessee shall thereafter be entitled to serve a Utilisation Notice in respect of the Facility
                    Aircraft specified in the notice referred to in this Clause 2.5.3.

      2.5.4   Any reduction in the Facility Amount pursuant to

              Clauses 2.5.2 or 2.5.3 shall reduce the
              Commitments of the British Lenders, the French Lenders and the German Lenders respectively by an amount equal to the amount specified in the columns in Schedule 4 Part I entitled "Assumed British Lenders Portion", Assumed French Lenders Portion" and "Assumed German Lenders Portion" respectively (less, in the case of such a reduction as is referred to in Clauses 2.5.2(a) and 2.5.3(a), a total of ten million Dollars (US$10,000,000) which shall be allocated amongst the Commitments of the British Lenders, the French Lenders, and the German Lenders as provided in Clause 2.5.5) and the Commitment of each of the Lenders shall be reduced by such proportion of the reduction in the Commitments of the British Lenders, the French Lenders or, as the case may be, the German Lenders as is equal to the proportion which the Commitment of such Lender bears to the Commitments of the British Lenders, the French Lenders or, as the case may be, the German Lenders.

      2.5.5 The amount of ten million Dollars (US$10,000,000) referred to in Clauses 2.5.2(a) and 2.5.3(a) above, shall be allocated to the Commitments of the British Lenders, the French Lenders and the German Lenders in the proportions which such Commitments specified in the columns in Schedule 4
              Part I entitled "Assumed British Lenders'
              Portion", "Assumed French Lenders' Portion" and "Assumed German Lenders' Portion" respectively in respect of the relevant Facility Aircraft bear to the amount specified in the column in Schedule 4
              Part I entitled "Assumed Maximum Aircraft Purchase Price" and shall be allocated to the Commitment of each of the Lenders in respect of such Aircraft in such proportion as is equal to the proportion which the Commitment of such Lender in respect of such Aircraft bears to the Commitments of the British Lenders, the French Lenders or, as the case may be, the German Lenders in respect of such Aircraft.

      2.5.6 Upon the expiry of the Availability Period, the Unutilised Facility (if any) then remaining shall be cancelled.

2.6   CURRENCY

      The Advances shall be made available wholly in Dollars.


3.    SYNDICATE

3.1   SEVERAL OBLIGATIONS

      3.1.1 The obligations of each Lender to make its Commitment or any part thereof available under this Facility Agreement and to perform its obligations under any Utilisation Documentation are several and not joint. The failure of any Lender to carry out its obligations under this Facility Agreement or any Utilisation Documentation shall neither:-

              (i) result in any of the Agent, the Security Agent or any other Lender or the Borrower assuming any additional obligation or liability whatsoever; or

              (ii) relieve the Borrower, any of the Obligors, the Agent, the Security Agent or any of the Lenders from their respective obligations under this Facility Agreement; or

             (iii) result in any of the Obligors assuming any additional obligation or liability whatsoever to any other party,

              PROVIDED ALWAYS THAT:-

              (a) if a Lender fails to fund its Relevant Proportion of an Advance, the relevant Lead Manager shall use all reasonable endeavours to persuade the relevant Lender to fund its Relevant Proportion of such Advance; and

              (b) if, notwithstanding the reasonable endeavours of the relevant Lead Manager, a Lender fails to fund its Relevant Proportion of an Advance and such Advance is nevertheless made available to the Borrower by the Agent, the relevant Lessee shall, on the date which is three (3) Business Days after receipt by the relevant Lessee of the Agent's first written demand, pay to the Borrower an amount equal to the relevant Lender's Relevant Proportion of the relevant Advance by way of prepayment pursuant to the relevant Lease Agreement and immediately upon receipt by the Borrower from the relevant Lessee of such amount, the Borrower shall prepay the relevant Lender's Relevant Proportion of the Advance to the Agent which shall in turn remit the payment to the relevant Lead Manager.

      3.1.2 Nothing contained in this Facility Agreement shall be deemed to constitute any two or more of the Lenders and/or the Borrower a partnership, association, joint venture or other entity.

3.2   CONDITIONS PRECEDENT

      3.2.1 The obligations of each of the Lenders, the Agent and the Security Agent to perform their respective obligations under this Facility Agreement shall be subject to the following conditions precedent having been fulfilled to the satisfaction of, or written waiver in respect thereof having been given by, the Agent on or prior to the date of this Facility Agreement:-

              (a)   the Agent shall have received:-

                    (i) a Director's Certificate of the Bermuda Lessee attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Memorandum of Association and
                                  Bye-laws of the Bermuda Lessee;

                            (bb)  the resolutions of the board of the
                                  Bermuda Lessee approving the entry
                                  into by the Bermuda Lessee of the

                                  Facility Documents to which the
                                  Bermuda Lessee is a party and the
                                  entry into by the Bermuda Lessee of
                                  each of the Operative Documents to
                                  which the Bermuda Lessee is to, or
                                  may, be a party; and

                            (cc)  the Power of Attorney appointing
                                  those authorised to sign on behalf
                                  of the Bermuda Lessee the Facility
                                  Documents to which the Bermuda
                                  Lessee is a party and the Operative
                                  documents to which the Bermuda
                                  Lessee is to, or may, be a party;

                    (ii)    a Director's Certificate of the Irish
                            Lessee attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Memorandum and Articles of
                                  Association of the Irish Lessee;

                            (bb)  the resolutions of the board of the
                                  Irish Lessee approving the entry
                                  into by the Irish Lessee of the
                                  Facility Documents to which the
                                  Irish Lessee is a party and the
                                  entry into by the Irish Lessee of
                                  each of the Operative Documents to
                                  which the Irish Lessee is to, or
                                  may, be a party; and

                            (cc)  the Power of Attorney appointing
                                  those authorised to sign on behalf
                                  of the Irish Lessee the Facility
                                  Documents to which the Irish Lessee
                                  is a party and the Operative
                                  documents to which the Irish Lessee
                                  is to, or may, be a party;

                    (iii) an Assistant Secretary's Certificate of the Guarantor and attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Articles of Incorporation and
                                  Bylaws of the Guarantor;

                            (bb)  the resolutions of the board of the
                                  Guarantor approving the entry into
                                  by the Guarantor of the Facility
                                  Documents to which the Guarantor is
                                  a party and the entry into by the
                                  Guarantor of each of the Operative
                                  Documents to which the Guarantor is
                                  to, or may, be a party; and

                            (cc)  the specimen signatures of those
                                  persons whose names are set out in
                                  the relevant certificate and who
                                  are authorised to sign on behalf of
                                  the Guarantor the Facility
                                  Documents to which the Guarantor is
                                  a party and the Operative Documents
                                  to which the Guarantor is to, or
                                  may, be a party;

                    (iv) a Director's Certificate of the Bermuda Parent attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Memorandum of Association and
                                  Bye-laws of the Bermuda Parent;

                            (bb)  the resolutions of the board of the
                                  Bermuda Parent approving the entry
                                  into by the Bermuda Parent of the
                                  Facility Documents to which the
                                  Bermuda Parent is a party and the
                                  entry into by the Bermuda Parent of
                                  each of the Operative Documents to
                                  which the Bermuda Parent is to, or
                                  may, be a party; and

                            (cc)  the Power of Attorney appointing
                                  those authorised to sign on behalf
                                  of the Bermuda Parent the Facility
                                  Documents to which the Bermuda
                                  Parent is a party and the entry
                                  into by the Bermuda Parent of each
                                  of the Operative Documents to which
                                  the Bermuda Parent is to, or may,
                                  be a party;

                    (v)     a Director's Certificate of the Irish
                            Parent attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Memorandum and Articles of
                                  Association of the Irish Parent;

                            (bb)  the resolutions of the board of the
                                  Irish Parent approving the entry
                                  into by the Irish Parent of the
                                  Facility Documents to which the
                                  Irish Parent is a party and the
                                  entry into by the Irish Parent of
                                  each of the Operative Documents to
                                  which the Irish Parent is to, or
                                  may, be a party; and

                            (cc)  the Power of Attorney appointing
                                  those authorised to sign on behalf
                                  of the Irish Parent the Facility
                                  Documents to which the Irish Parent
                                  is a party and the entry into by
                                  the Irish Parent of each of the
                                  Operative Documents to which the
                                  Irish Parent is to, or may, be a
                                  party;

                    (vi) a Director's Certificate of the Bermuda Option Holder attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Memorandum of Association and
                                  Bye-laws of the Bermuda Option
                                  Holder;

                            (bb)  the resolutions of the board of the
                                  Bermuda Option Holder approving the
                                  entry into by the Bermuda Option
                                  Holder of the Facility Documents to
                                  which the Bermuda Option Holder is
                                  a party and the entry into by the
                                  Bermuda Option Holder of each of
                                  the Operative Documents to which
                                  the Bermuda Option Holder is to, or
                                  may, be a party; and

                            (cc)  the Power of Attorney appointing
                                  those authorised to sign on behalf
                                  of the Bermuda Option Holder the
                                  Facility Documents to which the
                                  Bermuda Option Holder is a party
                                  and the entry into by the Bermuda
                                  Option Holder of each of the
                                  Operative Documents to which the
                                  Bermuda Option Holder is to, or
                                  may, be a party;

                    (vii)   a Secretary's Certificate of the
                            Borrower setting out the specimen
                            signatures of those persons authorised
                            to sign the Facility Documents to which
                            the Borrower is a party and attaching
                            thereto, and certifying as true copies
                            of the originals:-

                            (aa)  the Memorandum and Articles of
                                  Association of the Borrower;

                            (bb)  the resolutions of the board of the
                                  Borrower approving the entry into
                                  by the Borrower and the Facility
                                  Documents to which the Borrower is
                                  a party and the entry into by the
                                  Borrower of each of the Operative
                                  Documents to which the Borrower is
                                  to, or may, be a party; and

                            (cc)  the Power of Attorney appointing
                                  those authorised to sign on behalf
                                  of the Borrower the Facility
                                  Documents to which the Borrower is
                                  a party and the entry into by the
                                  Borrower of each of the Operative
                                  Documents to which the Borrower is
                                  to, or may, be a party;

                    (viii) extracts of the Purchase Agreements and
                            the Engines Agreements containing the
                            Warranties and the Engine Warranties
                            respectively;

                    (ix)    originals of the Ancillary Documents
                            addressed to the Agent and certified
                            copies of the Ancillary Documents
                            addressed to the Borrower, each duly
                            executed by the Guarantor;

                    (x) originals of the Priorities and Indemnities Agreement, duly executed by the Bermuda Lessee, the Irish Lessee, the Bermuda
                            Option Holder, the Guarantor and the
                            Borrower;

                    (xi) a copy, certified as a true copy, by a duly authorised officer of the Guarantor of the Guarantee and Indemnity (Lessor);

                    (xii) an original of the Deed of Assignment of Guarantee and Indemnity (Lessor) duly executed by the Borrower together with duly executed originals of the notices and acknowledgements referred to therein;

                    (xiii) duly executed originals of the Charge
                            over Shares of the Bermuda Lessee,
                            together with certified copies of the
                            Memorandum of Association, Bye-laws,
                            Minute Books, and the Share Register (if any) of the Bermuda Lessee and the originals of the Share Certificates of the Bermuda Lessee as referred to therein and duly executed originals of the Letters of Resignation, Irrevocable Proxy and undated Share Transfer Forms referred to therein;

                    (xiv) duly executed originals of the Charge over Shares of the Irish Lessee, together with certified copies of the Memorandum and Articles of Association, Minute Books and the Share Register (if any) of the Irish Lessee and the originals of the Share Certificates of the Irish Lessee as referred to therein and duly executed originals of the Letters of Resignation, Irrevocable Proxy and undated Share Transfer Forms referred to therein;

                    (xv)    duly executed originals of the Charge
                            over Shares of Borrower, together with
                            certified copies of the Certificate of
                            Incorporation, Memorandum and Articles
                            of Association, Minute Books, the
                            Register of Mortgages and Charges and
                            the original Share Certificates
                            and the original Register of members of the Borrower as referred to therein and duly executed originals of the Letters of Resignation, Irrevocable Proxy and undated Share Transfer Forms referred to therein;

                     (xvi) originals of the Interlender Agreement duly executed by the Lenders, the Agent and the Security Agent (as those terms are defined in the 1994 Facility Agreement) but held in escrow pending execution of documents amending the 1994 Facility;

                    (xvii)  Certificate of Exemption of the Borrower;

                    (xviii) originals of the Management Agreement
                            duly executed by the Trustee, the
                            Manager, the Coutts Representative, the
                            Guarantor and the Borrower;

                    (xix)   a copy, certified as a true copy by a
                            duly authorised officer of the Trustee,
                            of the Declaration of Trust;

                    (xx)    a copy, certified as a true copy by a
                            duly authorised officer of the Bermuda

                            Lessee, of the Bermuda Lessee Sub-Lease
                            Collateral Charge together with duly
                            executed originals of the notices and
                            acknowledgements referred to therein;

                    (xxi) a copy, certified as a true copy by a duly authorised officer of the Irish Lessee, of the Irish Lessee Sub-Lease Collateral Charge together with duly executed originals of the notices and acknowledgements referred to therein;

                    (xxii)  duly executed originals of the
                            Assignment of Bermuda Lessee and Irish
                            Lessee Sub-Lease Collateral Charges
                            together with duly executed originals of the notices and acknowledgements referred to therein;

                   (xxiii) duly executed originals of the Deed of Assignment and Charge together with duly executed originals of the notices and acknowledgements referred to therein;

                   (xxiv) an original of the MeesPierson Comfort Letter duly executed by MeesPierson
                            N.V.;

                    (xxv) an original of the Management Agreement Side Letter duly executed by the Trustee;

                    (xxvi)  legal opinion from Maples and Calder,
                            Cayman Islands counsel to the Lenders;

                   (xxvii) legal opinion from A & L Goodbody, Irish Counsel to the Guarantor and the Lenders;

                  (xxviii) a legal opinion from Appleby, Spurling & Kempe, Bermuda counsel to the Lenders;

                    (xxix)  a legal opinion from Buchalter Nemer,
                            Fields & Younger, California counsel to
                            the Lenders;

                    (xxx) a legal opinion from in-house counsel to the Guarantor;

                   (xxxi)   a legal opinion from Wilde Sapte,
                            English counsel to the Lenders;

                  (xxxii)   Bermuda Monetary Authority Consent in
                            respect of the Charge Over Shares of
                            Bermuda Lessee; and

              (b) the Agent shall have received the fees to be paid by the Guarantor on the date of this Facility
                    Agreement pursuant to the Ancillary Documents.

      3.2.2 The obligations of the Borrower to perform its obligations under this Facility Agreement shall be subject to the following conditions precedent having been fulfilled to the satisfaction of, or written waiver in respect thereof having been given by, the Borrower on or prior to the date of this Facility Agreement:-

              (a)   the Borrower shall have received:-

                    (i) a Director's Certificate of the Bermuda Lessee attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Memorandum of Association and Bye-
                                  laws of the Bermuda Lessee;

                            (bb)  the resolutions of the board of the
                                  Bermuda Lessee approving the entry
                                  into by the Bermuda Lessee of the
                                  Facility Documents to which the
                                  Bermuda Lessee is a party and the
                                  entry into by the Bermuda Lessee of
                                  each of the Operative Documents to
                                  which the Bermuda Lessee is
                                  to, or may, be a party; and

                            (cc)  the Power of Attorney appointing those
                                  authorised to sign on behalf of the
                                  Bermuda Lessee the Facility Documents
                                  to which the Bermuda Lessee is a party
                                  and the Operative documents to which
                                  the Bermuda Lessee is to, or may, be a
                                  party;

                    (ii) a Director's Certificate of the Irish Lessee attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Memorandum and Articles of
                                  Association of the Irish Lessee;

                            (bb)  the resolutions of the board of the
                                  Irish Lessee approving the entry into
                                  by the Irish Lessee of the Facility
                                  Documents to which the Irish Lessee is
                                  a party and the entry into by the
                                  Irish Lessee of each of the Operative
                                  Documents to which the Irish Lessee is
                                  to, or may, be a party; and

                            (cc)  the Power of Attorney appointing those
                                  authorised to sign on behalf of the
                                  Irish Lessee the Facility Documents to
                                  which the Irish Lessee is a party and
                                  the Operative documents to which the
                                  Irish Lessee is to, or may, be a
                                  party;

                    (iii) an Assistant Secretary's Certificate of the Guarantor and attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Articles of Incorporation and
                                  Bylaws of the Guarantor;

                            (bb)  the resolutions of the board of the
                                  Guarantor approving the entry into
                                  by the Guarantor of the Facility
                                  Documents to which the Guarantor is
                                  a party and the entry into by the
                                  Guarantor of each of the Operative
                                  Documents to which the Guarantor is
                                  to, or may, be a party and the
                                  entry into by the Guarantor of each
                                  of the Operative Documents to which
                                  the Guarantor is to, or may, be a
                                  party; and

                            (cc)  the specimen signatures of those
                                  persons whose names are set out in
                                  the relevant certificate and who are
                                  authorised to sign on behalf of the
                                  Guarantor the Facility Documents to
                                  which the Guarantor is a party and
                                  the Operative Documents to which the
                                  Guarantor is to, or may, be a party;


                    (iv) a Director's Certificate of the Bermuda Parent attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Memorandum of Association and
                                  Bye-laws of the Bermuda Parent;

                            (bb)  the resolutions of the board of the
                                  Bermuda Parent approving the entry
                                  into by the Bermuda Parent of the
                                  Facility Documents to which the
                                  Bermuda Parent is a party and the
                                  entry into by the Bermuda Parent of
                                  each of the Operative Documents to
                                  which the Bermuda Parent is to, or
                                  may, be a party; and

                            (cc)  the Power of Attorney appointing
                                  those authorised to sign on behalf
                                  of the Bermuda Parent the Facility
                                  Documents to which the Bermuda
                                  Parent is a party and the entry
                                  into by the Bermuda Parent of each
                                  of the Operative Documents to which
                                  the Bermuda Parent is to, or may,
                                  be a party;

                    (v)     a Director's Certificate of the Irish
                            Parent attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Memorandum and Articles of
                                  Association of the Irish Parent;

                            (bb)  the resolutions of the board of the
                                  Irish Parent approving the entry
                                  into by the Irish Parent of the Facility
                                  Documents to which the Irish Parent is
                                  a party and the entry into by the
                                  Irish Parent of each of the
                                  Operative Documents to which the
                                  Irish Parent is to, or may, be
                                  a party; and

                            (cc)  the Power of Attorney appointing
                                  those authorised to sign on behalf
                                  of the Irish Parent the Facility
                                  Documents to which the Irish Parent
                                  is a party and the entry into by
                                  the Irish Parent of each of the
                                  Operative Documents to which the
                                  Irish Parent is to, or may,
                                  be a party;

                    (vi) a Director's Certificate of the Bermuda Option Holder attaching thereto, and certifying as true copies of the originals:-

                            (aa)  the Memorandum of Association and
                                  Bye-laws of the Bermuda Option
                                  Holder;

                            (bb)  the resolutions of the board of the
                                  Bermuda Option Holder approving the
                                  entry into by the Bermuda Option
                                  Holder of the Facility Documents to
                                  which the Bermuda Option Holder is a
                                  party and the entry into by the
                                  Bermuda Option Holder of each of the
                                  Operative Documents to which the
                                  Bermuda Option Holder is to, or may,
                                  be a party; and

                            (cc)  the Power of Attorney appointing
                                  those authorised to sign on behalf
                                  of the Bermuda Option Holder the
                                  Facility Documents to which the
                                  Bermuda Option Holder is a party
                                  and the entry into by the Bermuda
                                  Option Holder of each of the
                                  Operative Documents to which the
                                  Bermuda Option Holder is to, or
                                  may, be a party;

                    (vii)   originals of the Ancillary Documents
                            addressed to the Borrower duly executed
                            by the Guarantor;

                    (viii)  duly executed originals of the
                            Priorities and Indemnities Agreement;

                    (ix) an original of the Guarantee and Indemnity (Lessor) duly executed by the Guarantor;

                    (x) a legal opinion from A & L Goodbody, Irish Counsel to the Guarantor;

                    (xi) a legal opinion from Appleby, Spurling & Kempe, Bermuda counsel to the Borrower;

                    (xii) a legal opinion from Buchalter, Nemer, Fields & Younger, California counsel to the Borrower;

                   (xiii) a legal opinion from in-house counsel to the Guarantor;

              (b) the Borrower shall have received the fees to be paid by the Guarantor on the date of this Facility Agreement pursuant to the Ancillary Documents.


4.    MANNER OF UTILISING THE FACILITY

4.1   UTILISATION NOTICES

      4.1.1 On each occasion when the Bermuda Lessee or, as the case may be, the Irish Lessee wishes to cause a Utilisation to be effected under this Facility it shall serve a Utilisation Notice upon the Agent and the Borrower setting out:-

              (i) the proposed Utilisation Date being a Business Day not earlier than thirty (30) days (or such shorter period as the Majority Lenders, in any particular case, may agree) after the date of service of such notice;

              (ii)  the requested amount of the proposed Advance;

              (iii) a description of the Facility Aircraft the
                    subject matter of the proposed Utilisation, including, without limitation, its manufacturer's serial number, the proposed Registration Mark and the Engine type installed;

              (iv) the identity of the proposed Approved Sub-Lessee of the Aircraft, the jurisdiction in which it is proposed that the Aircraft shall be registered and/or habitually based and confirmation whether the proposed Approved Sub-Lessee will require the Borrower and the Agent to provide quiet enjoyment covenants in accordance with the provisions of the Lease Agreement; and

              (v) subject to Clause 4.1.2, the expected identity of the proposed Lessee, the proposed Option Holder and the proposed Parent and confirmation as to whether any request is being made for one or more Additional Lessees in the structure. In the event that the Lessee is other than the Bermuda Lessee or the Irish Lessee and/or the Option Holder is other than the Bermuda Option Holder and/or an Additional Lessee is required, the Bermuda Lessee shall provide such details as it is then possible for the Bermuda Lessee to provide as to the identity and ownership of the proposed Lessee and/or Option Holder and/or Additional Lessee and of the proposed structure of the Transaction in respect of the Utilisation, and shall request the consent of the Lead Managers and the Borrower thereto in accordance with Clause 4.2.3;

                    and having attached thereto a certified copy of the latest draft (or, if the same is then available, a certified copy of the executed) of the proposed Approved Sub-Lease.

      4.1.2 Notwithstanding the provisions of Clause 4.1.1(v), at any time up to twenty one (21) days prior to the Utilisation Date, the Bermuda Lessee or, as the case may be, the Irish Lessee may notify the Agent of any change to the parties described in the Utilisation Notice pursuant to Clause 4.1.1(v) (including, without limitation, the identity of the Lessee) and such notification shall not affect the validity of the Utilisation Notice.

      4.1.3 The Bermuda Lessee or, as the case may be, the Irish Lessee shall serve upon the Agent and the Borrower a certified copy of each subsequent draft (if any) of any proposed Approved Sub-Lease as and when the same becomes available and shall provide the Agent and the Borrower with written confirmation of the Aircraft Purchase Price as soon as the same becomes available from the Seller and in any event not later than five (5) Business Days prior to the proposed Utilisation Date and shall from time to time as soon as the same becomes available, provide further details of the identity and ownership of an Alternative Lessee and/or Option Holder and/or Additional Lessee and of the proposed structure of the Transaction if different from that contemplated in this Facility Agreement.

      4.1.4 The Agent shall notify each of the Lenders and the Borrower once it has received a Utilisation Notice complying with the requirements of sub-Clause
              4.1.1 by sending a copy thereof to each of the Lenders and to the Borrower. The Agent shall then instruct the Lenders' counsel to prepare the relevant Utilisation Documentation and to circulate those documents to each of the Lenders as soon as the same have been produced. The Agent shall procure that the relevant Utilisation Documentation is circulated to the Lenders at least ten (10) days prior to the proposed Utilisation Date, or, if later, as soon as practicable after receipt by the Agent of the legal opinions referred to in Clauses 9.2.2(c) and/or 9.4.2(h) of the relevant Lease Agreement and having regard to any additional Security Documents or other requirements which are shown to be necessary by the said legal opinions.

      4.1.5 The Bermuda Lessee or, as the case may be, the Irish Lessee may not issue a Utilisation Notice:-

              (i)   unless:-

                    (a) the proposed Utilisation Date would fall within the Availability Period; and

                    (b)   no Cancellation Event or Potential
                          Cancellation Event has occurred and is
                          continuing or would result from the
                          drawdown of the relevant Advance;

              (ii)  if, taking into account the country of
                    registration or habitual-base of the Facility Aircraft which the Bermuda Lessee or, as the case may be, the Irish Lessee proposes to be the subject of the Utilisation Notice, twenty-five per cent (25%) of the Facility Aircraft as at the date of this Facility Agreement (rounded to the nearest whole number, but excluding for the purposes of such calculation any Facility Aircraft which is so registered or habitually based solely as a result of an Approved Sub-Lessee sub-sub-leasing such Facility Aircraft in accordance with the terms of the relevant Approved Sub-Lease) would be registered or habitually based in the same country as the country in which the Bermuda Lessee or, as the case may be, the Irish Lessee intends that the Facility Aircraft which the Bermuda Lessee or, as the case may be, the Irish Lessee proposes to be the subject of the Utilisation Notice will be registered or habitually based;

            (iii) if the country to which the Bermuda Lessee or, as the case may be, the Irish Lessee intends that the Facility Aircraft which the Bermuda Lessee or, as the case may be, the Irish Lessee proposes to be the subject of the Utilisation Notice will be registered or habitually-based is the United Kingdom, France, Germany or Spain;

              (iv) if the Bermuda Lessee or, as the case may be, the Irish Lessee intends that the Facility Aircraft which the Bermuda Lessee or, as the case may be, the Irish Lessee proposes to be the subject of the Utilisation Notice will be registered or habitually based in a Prohibited Country or the United States of America.

4.2   ALTERNATIVE LESSEES AND ADDITIONAL LESSEES AND OPTION
      HOLDERS OTHER THAN THE BERMUDA OPTION HOLDER

      4.2.1 In respect of the financing of a particular Facility Aircraft pursuant to the Facility, the Bermuda Lessee or, as the case may be, the Irish Lessee shall be entitled to request that:-

              (a) another person (other than the Bermuda Lessee or the Irish Lessee) should act as the Lessee of that Facility Aircraft (and any such person shall be an "Alternative Lessee" for the purposes of the Facility Documents and Operative Documents); and/or

              (b) one or more additional persons are incorporated into the structure as Additional Lessee(s) to take the relevant Facility Aircraft on lease from a Lessee either directly or through another additional person acting as an Additional Lessee and to lease it to the relevant Approved Sub-Lessee either directly or through another additional person acting as an Additional Lessee (and any such person shall be an "Additional Lessee" for the purposes of the Facility Documents and the Operative Documents); and/or

              (c)   another person (other than the Bermuda Option
                    Holder) should act as the Option Holder in respect of that Facility Aircraft; and/or

              (d) the Lessee of that Facility Aircraft is a subsidiary of a person other than the Bermuda
                    Parent or the Irish Parent; and/or

              (e) another person (whether acting in a nominee or trust capacity or otherwise) not able to comply with the requirements of Clause 4.2.2 should act as the Lessee of that Facility Aircraft.

                    Any such request shall be made by the Bermuda
                    Lessee or, as the case may be, the Irish Lessee in the relevant Utilisation Notice for consideration by the Lead Managers.

      4.2.2 Any such Alternative Lessee or Additional Lessee or Option Holder or Parent nominated by the Bermuda Lessee or, as the case may be, the Irish Lessee in a Utilisation Notice shall be a company capable of providing representations and warranties and covenants having substantially the same effect as those given by the Bermuda Lessee, the Bermuda Option Holder and the Bermuda Parent respectively in Clauses 6 and 7 and, in the case of any such Alternative Lessee or Additional Lessee or Option Holder shall be a wholly-owned indirect Subsidiary of the Guarantor and, in the case of any such Parent, shall be a wholly-owned Subsidiary of the Guarantor.

      4.2.3 Upon receipt by the Agent of a Utilisation Notice containing any such request as is referred to in Clause 4.2.1, the Lead Managers shall consider any such requests in good faith and shall notify the Bermuda Lessee or, as the case may be, the Irish Lessee as soon as reasonably practicable whether the Lead Managers are prepared to consent to such requests. Any decision as to whether or not to consent to any such request shall be at the absolute discretion of the Lead Managers.

      4.2.4 In the event that the consent required pursuant to Clause 4.2.3 is forthcoming then as conditions precedent to the relevant Advance being made:-

              (a) any such Alternative Lessee and/or Additional Lessee and/or Option Holder and/or Parent shall accede to this Facility Agreement, the Priorities and Indemnities Agreement and such other Facility Documents as the Agent in its absolute discretion considers appropriate and shall provide representations and warranties and covenants and undertakings having at least substantially the same effect as the representations, warranties, covenants and undertakings given by the Bermuda Lessee, the Bermuda Option Holder and the Bermuda Parent in Clauses 6 and 7 of this Facility Agreement so that any such Alternative Lessee and/or Additional Lessee and/or Option Holder and/or Parent shall be deemed to be a party to this Facility Agreement and, if appropriate, the Priorities and Indemnities Agreement and such of the other Facility Documents as may be appropriate as if named therein as a party and shall have the same rights, benefits, obligations and liabilities thereunder in relation to the relevant Facility Aircraft as the Bermuda Lessee, the Bermuda Option Holder and the Bermuda Parent respectively;

              (b) each of the parties to this Facility Agreement and any such Alternative Lessee and/or Additional Lessee and/or Option Holder and/or Parent shall enter into such other documents and provide such security as the Agent may, in its absolute discretion, require in order to ensure that the Borrower, the Agent, the Security Agent and each of the Lenders are in the same position (including, without limitation, as to their security position) with respect to such Alternative Lessee and/or Additional Lessee and/or Option Holder and/or Parent as they are in with respect to the Bermuda Lessee, the Bermuda Option Holder and the Bermuda
                    Parent respectively under the Facility
                    Documents and the Operative Documents
                    (including, without limitation, by entering into, in respect of an Alternative Lessee, an Alternative Lessee Sub-Lease Collateral Charge and an Assignment of Alternative Lessee Sub-Lease Collateral Charge and a Charge Over Shares of Alternative Lessee and, in respect of an Additional Lessee, a Charge Over Shares of Additional Lessee).

4.3       NUMBER AND COMPOSITION OF ADVANCES

      4.3.1 The Facility shall be available in up to twenty-one 21 Advances.

      4.3.2 The maximum amount of an Advance in respect of a Facility Aircraft shall be the lesser of:-

              (i) the Unutilised Facility at the time when the Advance is made; and

              (ii) the Aircraft Purchase Price relating to that Facility Aircraft.

      4.3.3 Subject to the terms and conditions of this Facility Agreement and the relevant Utilisation Documentation, the British Lenders, the French Lenders and the German Lenders shall participate in each Advance through their respective Lending Offices in certain proportions. On the assumption that the Facility Aircraft and Engine type for each Utilisation is as specified in Schedule 4
              Part I, the proportions of each Advance to be provided by the British Lenders, the French Lenders and the German Lenders respectively shall be as set out in the columns headed "Assumed British Lenders Portion", "Assumed French Lenders Portion" and "Assumed German Lenders Portion" respectively in Schedule 4 Part I. In the event that the Facility Aircraft type and/or the Engine type in respect of any Utilisation is not that specified in Schedule 4 Part I, the proportions of the relevant Advance to be provided by the British Lenders, the French Lenders and the German Lenders shall be as determined by agreement between the Lead Managers and the Export Credit Agencies and the Agent shall notify the Borrower and the relevant Lessee thereof.

              Each Lender shall participate in the Advances through its Lending Office to the extent of its Relevant Proportion.

      4.3.4 Each Advance to be disbursed pursuant to this Facility Agreement shall be regarded as a single advance. Notwithstanding the foregoing:-

              (a) each Advance shall be divided into two (2) tranches. On the assumption that the first tranche (hereinafter "Tranche 1") is drawndown on the Delivery Date of the relevant Aircraft and is eighty-five per cent. (85%) of the Advance, it shall amortise as described in Clause 4.3.4(b). On the assumption that the second tranche (hereinafter "Tranche 2") is drawndown on the Delivery Date of the relevant Aircraft and is fifteen per cent. of the Advance it shall amortise as described in Clause 4.3.4(c);

              (b)   Tranche 1 shall be divided into two (2)
                    portions. On the assumption that the first portion ("Tranche 1A") is drawndown on the Delivery Date of the relevant Aircraft and is sixty-two point five per cent. (62.5%) of the Advance as set out in Column
                    (2) under the heading "Tranche 1A" in Schedule 4
                    Part II, it shall amortise as shown in Column (2) under the heading "Tranche 1A" so that the percentage outstanding in respect of Tranche 1 under the heading "Tranche 1A" from time to time is (i) on the Delivery Date of the relevant Aircraft or on a Repayment Date the percentage shown opposite the words "Delivery Date" or the relevant Repayment Date number in the said Column
                    (2) under the heading "Tranche 1A" and (ii) in the case of any date other than a Repayment Date the percentage shown opposite the Repayment Date number immediately preceding the relevant date in the said Column (2) or in the case of any date preceding the Repayment Date number 1, the percentage specified opposite the Delivery Date in each case under the heading "Tranche 1A". On the assumption that the second portion ("Tranche 1B") is drawndown on the Delivery Date of the relevant Aircraft and is twenty-two point five per cent. (22.5%) of the Advance as set out in Column (3) under the heading "Tranche 1B" in Schedule 4 Part II, the percentage outstanding in respect of Tranche 1B from time to time shall be (i) on the Delivery Date of the relevant Aircraft or on a Repayment Date, the percentage shown opposite the words "Delivery Date" or the relevant Repayment Date number in the said Column (3) under the heading "Tranche 1B" and (ii) in the case of any date other than a Repayment Date, the percentage shown opposite the Repayment Date number immediately preceding the relevant date in Column
                    (3) or in the case of any date preceding the Repayment Date number 1, the percentage specified opposite the Delivery Date in each case under the heading "Tranche 1B".

              (c) Tranche 2 shall be divided into two (2) portions. On the assumption that the first portion (the "Initial Portion") is drawndown on the Delivery Date of the relevant Aircraft and is fifteen per cent. (15%) of the Advance as set out in Column
                    (4) under the heading "Tranche 2 Initial" in
                    Schedule 4 Part II, it shall amortise in ten equal installments of principal as shown in Column (4) under the heading "Tranche 2 Initial" so that the percentage outstanding in respect of Tranche 2 under the heading "Tranche 2 Initial" from time to time is (i) on the Delivery Date of the relevant Aircraft or on a Repayment Date the percentage shown opposite the words "Delivery Date" or the relevant Repayment Date number in the said Column
                    (4) under the heading "Tranche 2 Initial" and (ii) in the case of any date other than a Repayment Date the percentage shown opposite the Repayment Date number immediately preceding the relevant date in the said Column (4) or in the case of any date preceding the Repayment Date number 1 the amount specified opposite the Delivery Date in each case under the heading "Tranche 2 Initial".

                    On the assumption that the second portion (the "Mismatch Portion") is, from time to time, in the percentage of Aircraft Purchase Price specified in Column (5) in Schedule 4 Part II under the heading "Tranche 2 Mismatch", the percentage outstanding in respect of such portion from time to time shall be (i) on the Delivery Date of the relevant Aircraft or on a Repayment Date, the percentage shown opposite the words "Delivery Date" or the relevant Repayment Date number in the said Column
                    (5) under the heading "Tranche 2 Mismatch" and
                    (ii) in the case of any date other than a Repayment Date, the percentage shown opposite the Repayment Date number immediately preceding the relevant date or in the case of any date preceding the Repayment Date number 1 the amount specified opposite Delivery Date in each case under the heading "Tranche 2 Mismatch";

              (d) the principal amount outstanding in respect of the Advance on the final Repayment Date shall be an amount equal to twenty-four per cent. (24%) of the initial amount of the Advance which shall be equivalent to the aggregate of the "Principal Component of Rent" set out opposite the Final Rental Payment Date in Part I of Schedule 6 to the relevant Lease Agreement and the "Outstanding Principal Component of Rent" set out opposite the final "Value Date" in paragraph (c) of Part II of Schedule 6 to the relevant Lease Agreement.
                    On each Rental Payment Date, the Rent payable under the relevant Lease Agreement shall be equal to the total of principal and interest payable in respect of the relevant Advance.

      4.3.5 The parties acknowledge and agree that the contents of Schedule 4 Part II are provided for illustration purposes only and are not intended to represent the initial amounts, or the amortisation, of any particular tranche of any particular Advance which may be made pursuant to this Facility Agreement and any Utilisation Documentation. The relevant schedules in relation to a particular Advance shall be those set out in Schedules 2(1) and 2(2) to the relevant Loan Supplement;

4.4   OBLIGATION TO EXECUTE UTILISATION DOCUMENTATION

      Each of the Agent, the Security Agent and the Borrower shall:-

      4.4.1 subject to (i) receipt of a Utilisation Notice relating to that Utilisation and (ii) satisfaction in full or waiver of the conditions set out in Clause 4.1.4, at least five (5) Business Days prior to the Utilisation Date, execute the Loan Supplement relating to that Utilisation and each of the Lenders hereby authorises and instructs the Agent and the Security Agent (having obtained confirmation from the Lead Manager for the French Lenders and Hypolux on behalf of the Lead Manager for the German Lenders as to the proportions of the relevant Advance to be provided by the French Lenders and the German Lenders respectively and as to the interest rates to be inserted into the relevant Loan Supplement in accordance with Clause 5.3.1) to execute each Loan Supplement for and on behalf of each of the Lenders;

      4.4.2 subject to (i) Clause 4.4.1 and (ii) receipt by the Agent of a Notice of Drawdown relating to that Utilisation in accordance with the terms of Clause 5.2.4(b) execute the Utilisation Documentation and the relevant Aircraft Operative Documents on or before the Utilisation Date and subject to the terms and conditions of this Facility Agreement and the Utilisation Documentation (including, without limitation, the conditions precedent set out therein) execute all such other documents and take all such other steps as may be expressly required of it under this Facility Agreement and/or the relevant Utilisation Documentation in order to enable the relevant Advance to be made.

4.5   UTILISATION DOCUMENTATION

      The documents to be presented at each Utilisation together with the conditions precedent referred to therein (together
      "the Utilisation Documentation") for each Utilisation shall be the following:-

      (i)      the Purchase Agreement;
      (ii)     the Purchase Agreement Assignment;
      (iii)    the BFE Bill of Sale;
      (iv)     the Lease Agreement;
      (v)      the Loan Supplement;
      (vi)     the Mortgage;
      (vii)    the General Security Assignment;
      (viii)   the Sub-Lease Security Assignment (if applicable);
      (ix)     the Deed of Assignment of General Terms Agreement Re
               Engine Warranties;
      (x)      the Power of Attorney (if applicable);
      (xi)     the Second Mortgage;
      (xii)    the Option Holder's Power of Attorney;
      (xiii) if the relevant Lessee is an Alternative Lessee, the Alternative Lessee Sub-Lease Collateral
               Charge, the Assignment of Alternative Lessee
               Sub-Lease Collateral Charge and the Charge Over Shares of Alternative Lessee and such other documents as may be required by the Lead Managers as a condition of their consent pursuant to Clause 4.2.3;
      (xiv) in respect of each Additional Lessee (if any) the Charge Over Shares of Additional Lessee and such other documents as may be required by the Lead Managers as a condition of their consent pursuant to Clause 4.2.3.

5.    PROVISIONS RELATING TO EACH ADVANCE AND EACH AIRCRAFT

5.1   AMOUNT AND PURPOSE OF CREDITS

      5.1.1 On the terms and subject to the conditions of this Facility Agreement and the relevant Loan Supplement, the Lenders grant to the Borrower for disbursement on the relevant Utilisation Date, advances in Dollars up to an aggregate amount calculated in accordance with Clause 4.3.2 and set out in the relevant Loan Supplement.

      5.1.2 The British Lenders, the French Lenders and the German Lenders grant to the Borrower, for disbursement on the relevant Utilisation Date, advances in Dollars up to the aggregate amount calculated in accordance with Clause 4.3.3 and set out in the relevant Loan Supplement for the

              British Credits, the French Credits and the German
              Credits respectively.

      5.1.3 The obligations of the British Lenders, the French Lenders and the German Lenders in respect of each Advance are several and not joint. The failure of a Lender to perform its obligations in respect of an advance shall not affect the obligations of the Borrower towards either Representative or any other Lender nor, subject to the provisions of the proviso to Clause 3.1.1, shall the Agent, the Security Agent or any other Lender be liable for the failure of such Lender to perform its obligations.

              Therefore, subject to the provisions of the proviso to Clause 3.1.1, each British Lender is only responsible for the portion of the British Credits specified opposite its name in Schedule 1
              Part I to the relevant Loan Supplement, each of the French Lenders is only responsible for the portion of the French Credits specified opposite its name in Schedule 1 Part II to the relevant Loan Supplement and each of the German Lenders is only responsible for that portion of the German Credits specified opposite its name in Schedule 1
              Part III to the relevant Loan Supplement.

5.2   DISBURSEMENT OF THE CREDITS

      5.2.1 The Aircraft Purchase Price shall be made available by payment to the account of the Seller, specified by the Seller to the Agent, on behalf and for the account of the Borrower.

      5.2.2 Subject to Clause 5.2.6 all payments by the Lenders in respect of the Credits shall be effected on the Delivery Date and as between the British Lenders, the French Lenders and the German Lenders, in the proportions of the Dollar amount specified by the Seller in the commercial invoice for the relevant Aircraft referred to in paragraph 5 of Part II of Schedule 7 hereto as are determined in accordance with the provisions of Clause 4.3.3.

      5.2.3 The obligation of the Lenders to make available and disburse the Credits is subject to each of the conditions precedent specified in Schedule 7 to this Facility Agreement having been fulfilled to the satisfaction of the Agent or otherwise waived in writing by the Agent on or before the Delivery Date.

      5.2.4 Subject to Clause 5.2.3, the Credits shall be made available by each of the British Lenders, the French Lenders and the German Lenders in their respective proportions by payment to their respective Lead Managers (or, in the case of the German Lenders, Hypolux) and the Lead Managers (or, in the case of the German Lenders, Hypolux) shall make the Credits available by one disbursement, through the Agent, on the date requested by the Borrower if:-

               (a) such date is the Delivery Date and is a Banking Day which falls during the Availability Period;

                    and

               (b) not later than 2.30 p.m. (London time) on the third (3rd) Business Day before the proposed date for the disbursement of the Credits the Agent has received a Notice of Drawdown from the Borrower which shall specify, inter alia:-

                    (i)  the intended Drawdown Date;

                    (ii)  the Aircraft Purchase Price; and

                    (iii) the total amount of the Credits.

      5.2.5 A Notice of Drawdown once given shall be irrevocable.

      5.2.6 Subject to the agreement of each of the Lead Managers at the relevant time, if, in any case on or following delivery of the Aircraft by the Seller to the Borrower and the receipt by the Agent of the documents stipulated in Schedule 7 which appear on their face to be in order, the Agent delivers to the Seller an unconditional and irrevocable undertaking to pay an amount equal to the Credits to the Seller within a specific period of time, then notwithstanding the provisions of Clause 5.2.4, the disbursement relative to the Aircraft shall be deemed to be made on the date of such undertaking. The Agent shall have no obligation to give such an undertaking to the Seller unless the Agent shall first have received corresponding undertakings from each Lead Manager in respect of the British Lenders', the French Lenders' or, as the case may be, the German Lenders' Relevant Proportion of the Credits and each Lead Manager shall first have received corresponding undertakings from each relevant Lender in respect of that Lender's Relevant Proportion of the Credits.

      5.2.7 The Borrower shall not be entitled to waive its right to undisbursed Credits without the consent of the Seller.

      5.2.8 The Credits to be disbursed in respect of the Advance shall be regarded as a single advance.
              Notwithstanding the foregoing:-

              (a) each Credit shall be divided into two (2) tranches. The first tranche (hereinafter "Tranche 1") shall initially be the aggregate of the initial amounts specified opposite the words "Delivery Date" in Column (4) in the relevant part of Schedule 2(1) to the relevant Loan Supplement (being eighty-five per cent. (85%) of the Credits) and shall amortise as described in Clause 5.2.8(b). The second tranche (hereinafter "Tranche 2") shall initially be the aggregate of the initial amounts specified opposite the words "Delivery Date" in Column (5) in the relevant part of Schedule 2(1) to the relevant Loan Supplement (being fifteen per cent. (15%) of the Credits) and shall amortise as described in Clause 5.2.8(c);

              (b) Tranche 1 shall be divided into two (2) portions. The first portion ("Tranche 1A") shall be in the initial amount specified opposite the words "Delivery Date" in Column (4) under the heading "Tranche 1A" in the relevant part of Schedule 2(1) to the relevant Loan Supplement, being sixty-two point five per cent. (62.5%) of the Credits which shall amortise as shown in Column (4) under the heading "Tranche 1A" so that the principal amount outstanding in respect of Tranche 1 under the heading "Tranche 1A" from time to time is (i) on the Delivery Date or on a Repayment Date the amount shown opposite that date in the said Column
                    (4) under the heading "Tranche 1A" and (ii) in the case of any date other than a Repayment Date the amount shown opposite the Repayment Date immediately preceding the relevant date in the said Column 4 or in the case of any date preceding the first listed Repayment Date, the amount specified opposite the words "Delivery Date" in each case under the heading "Tranche 1A". The second portion ("Tranche 1B") shall be in the initial amount specified in Column (4) under the heading "Tranche 1B" in the relevant part of
                    Schedule 2(1) to the relevant Loan Supplement (being twenty-two point five per cent. (22.5%) of the Credits), the principal amount outstanding in respect of Tranche 1B from time to time being (i) on the Delivery Date or on a Repayment Date, the amount shown opposite that date in the said Column
                    (4) under the heading "Tranche 1B" and (ii) in the case of any date other than a Repayment Date, the amount shown opposite the Repayment Date immediately preceding the relevant date in Column
                    (4) or in the case of any date preceding the first listed Repayment Date, the amount specified opposite the words "Delivery Date" in each case under the heading "Tranche 1B";

              (c) Tranche 2 shall be divided into two (2) portions. The first portion (the "Initial Portion") shall be in the initial amount specified opposite the words "Delivery Date" in Column (5) in the relevant part of Schedule 2(1) to the relevant Loan Supplement under the heading "Initial" (being fifteen per cent. (15%) of the Credits), which shall amortise in ten (10) equal installments of principal as shown in Column (5) under the heading "Initial" so that the principal amount outstanding in respect of Tranche 2 under the heading "Initial" from time to time is (i) on the Delivery Date or on a Repayment Date the amount shown opposite that date in the said Column (5) under the heading "Initial" and (ii) in the case of any date other than a Repayment Date the amount shown opposite the Repayment Date immediately preceding the relevant date in the said Column (5) or in the case of any date preceding the first listed Repayment Date, the amount specified opposite the words "Delivery Date" in each case under the heading "Initial". The second portion (the "Mismatch Portion") shall, from time to time, be in the amounts specified in Column (5) in the relevant part of Schedule 2(1) to the relevant Loan Supplement under the heading "Mismatch", the principal amount outstanding in respect of such portion from time to time being
                    (i) on the Delivery Date or on a Repayment Date, the amount shown opposite that date in the said column (5) under the heading "Mismatch" and (ii) in the case of any date other than a Repayment Date, the amount shown opposite the Repayment Date immediately preceding the relevant date or in the case of any date preceding the first listed Repayment Date, the amount specified opposite the words "Delivery Date" in each case under the heading "Mismatch";

              (d) The principal amount outstanding in respect of the Credits on the final Repayment Date shall be an amount equal to twenty-four per cent. (24%) of the initial amount of the Credits which shall be equivalent to the Aggregate of the "Principal Component of Rent" set out opposite the final Rental Payment Date in paragraph (b) of Part II of
                    Schedule 6 to the relevant Lease Agreement and the "Outstanding Principal Component of Rent" set out opposite the final "Value Date" in paragraph (c) of Part II of Schedule 6 to the relevant Lease Agreement.

5.3   INTEREST

      5.3.1 The Borrower shall pay interest on Tranche 1A and Tranche 1B of each of the Credits for each Interest Period at the fixed rates per annum specified in the relevant Loan Supplement.

      5.3.2 The Borrower shall pay interest on the principal amount outstanding from time to time in respect of Tranche 2 of each of the Credits for each Interest Period at the rate per annum which is the aggregate of (i) the Margin and (ii) LIBOR in relation to that Interest Period. The Agent shall notify the Borrower, the relevant Lessee, the Guarantor, each Lender and Hypolux of LIBOR for each Interest Period promptly following the setting of LIBOR for that Interest Period.

      5.3.3 Following receipt by the Agent of the Notice of Drawdown, (i) not less than two (2) Business Days before the Utilisation Date, the Agent shall notify the Guarantor, the relevant Lessee, each Lender and Hypolux of the fixed interest rates which would be available to apply to Tranche 1B of the Advance in relation to all interest periods up to the Expiry Date for the relevant Aircraft on the basis of the amounts requested for the Advance in the Utilisation Notice, and (ii) the Agent shall notify the Guarantor, the relevant Lessee, each Lender and Hypolux of LIBOR for the first Interest Period in respect of Tranche 2 of the Advance relating to that Utilisation.

      5.3.4 Interest shall accrue from the Drawdown Date and shall be calculated on the outstanding amount of the Credits on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed and shall be payable in arrears on each Repayment Date, subject to Clause 5.8.7.


5.4   REPAYMENT AND PREPAYMENT

      5.4.1   The Borrower shall repay the Credits in twenty
              (20) consecutive semi-annual repayments.  Each
              Repayment Instalment shall comprise principal and accrued interest and shall:-

              (a) in the case of Tranche 1A and 1B of the British Credits be the aggregate of the amounts set out opposite the relevant Repayment Date in column 3 of Part A of Schedule 2(1) to the relevant Loan Supplement and in the case of Tranche 2 of the British Credits be the aggregate of the (i) principal amounts set out opposite the relevant Repayment Date in column 2 of Part A of Schedule 2(1) to the relevant Loan Supplement and (ii) accrued interest thereon calculated in accordance with the provisions of Clause 5.3.2;

              (b) in the case of Tranche 1A and 1B of the French Credits be the aggregate of the amounts set out opposite the relevant Repayment Date in column 3 of Part B of Schedule 2(1) to the relevant Loan Supplement and in the case of Tranche 2 of the French Credits be the aggregate of the (i) principal amounts set out opposite the relevant Repayment Date in Column 2 of Part B of Schedule 2(1) to the relevant Loan Supplement and (ii) accrued interest thereon calculated in accordance with the provisions of Clause 5.3.2;

              (c) in the case of Tranche 1A and 1B of the German Credits be the aggregate of the amounts set out opposite the relevant Repayment Date in Column 3 of Part C of Schedule 2(1) to the relevant Loan Supplement and in the case of Tranche 2 of the German Credits be the aggregate of the (i) principal amounts set out opposite the relevant Repayment Date in column 2 of Part C of Schedule 2(1) to the relevant Loan Supplement and (ii) accrued interest thereon calculated in accordance with the provisions of Clause 5.3.2.

      5.4.2 Each Repayment Instalment and the principal and interest amounts thereof determined in accordance with the provisions of Clause 5.2 and Schedule 2(1) to the relevant Loan Supplement and Schedule 2(2) to the relevant Loan Supplement and the interest rate set out in Clause 5.3.1 relating to Tranche 1B will be calculated on the assumption that (i) the Drawdown Date will occur on the date specified in the relevant Loan Supplement, (ii) the interest rate for Tranche 1B is the rate per annum specified in the Loan Supplement and (iii) the total amount of the Credits to be made available to the Borrower on the Drawdown Date will be the amount specified in the relevant Loan Supplement. In the event that any such assumption proves to be incorrect, the Agent shall prepare a substitute Schedule 2(1) to the relevant Loan Supplement and Schedule 2(2) to the relevant Loan Supplement to replace the existing Schedule 2(1) to the relevant Loan Supplement and Schedule 2(2) to the relevant Loan Supplement on the same basis as the initial Schedule 2(1) to the relevant Loan Supplement and Schedule 2(2) to the relevant Loan Supplement but with reference to the actual Drawdown Date, the actual rate of interest applicable to Tranche 1B and the actual amount drawndown in respect of the relevant Advance.
              Such substitute Schedule 2(1) to the relevant Loan Supplement and Schedule 2(2) to the relevant Loan

              Supplement will be agreed by the Lenders with the Borrower and the relevant Lessee and then signed by or on behalf of the Lenders, the Borrower and the relevant Lessee in substitution for, and shall for all purposes hereof become, Schedule 2(1) to the relevant Loan Supplement and Schedule 2(2) to the relevant Loan Supplement. Thereafter all repayments of the Credits together with interest thereon shall be made in accordance with the substitute Schedule 2(1) to the relevant Loan Supplement and Schedule 2(2) to the relevant Loan Supplement.

      5.4.3 The Borrower may voluntarily prepay the whole or, subject to the provisions of the Priorities and Indemnities Agreement, part of the Credits on any date provided that:-

              (a) the relevant Lessee has given to the Borrower notice of exercise of the relevant Option
                    Holder's option to purchase the Aircraft in accordance with the Lease Agreement;

              (b) the Agent shall have received from the Borrower not less than ten (10) Business Days' notice (which once given shall be irrevocable) or such shorter period as the Agent may agree in writing of its intention to make such prepayment specifying the date on which such prepayment is to be made;

              (c)   any such prepayment shall be made in Dollars;
                    and

              (d) the Borrower shall simultaneously pay all interest on the amount prepaid which has accrued to the date of actual prepayment together with any and all other amounts then due and payable in connection with the Credits pursuant to any Facility Document or Operative Document and all amounts which any Lender certifies to be necessary to compensate it for any broken funding costs in relation to any interest exchange or other hedging arrangements entered into in connection with its participation in the Credits or any part thereof including those incurred in liquidating deposits or re-employing funds taken or borrowed (whether in Dollars or any other currency) to make or maintain the Credits.

      5.4.4 The Borrower shall not be entitled to prepay the whole or any part of the Credits otherwise than as specifically provided in this Clause 5.4 and/or the Priorities and Indemnities Agreement, and no amount prepaid may be re-borrowed.

      5.4.5 In the case of a reduction in the Aircraft Purchase Price of the Aircraft, or in the case of any other payment arrangement between the Borrower, the Guarantor and the Seller to the same effect, the Borrower shall notify the Agent thereof and shall immediately refund an amount equal to such reduction. Subject to the provisions of Clause 17 of the Priorities and Indemnities Agreement and of Clause 18.2 such refunding shall be applied to the outstanding installments of the credits in the reverse order of their maturity together with all interest accrued thereon provided that any such refunding shall reduce the amount outstanding under each tranche of each of the Credits by the same percentage.

      5.4.6 If at any time there occurs an Acceleration Event, then the Agent shall be entitled without having to resort to any legal procedure whatsoever to demand immediate prepayment of the Credits, whereupon the same shall become immediately due and payable together with all interest accrued thereon and other amounts due and payable to the Lenders and/or the Representatives under any provision of this Facility Agreement and/or any of the other Operative Documents and all amounts which any Lender certifies to be necessary to compensate it for any Losses and/or Expenses reasonably suffered or incurred by it together with broken funding costs in relation to any interest exchange or other hedging arrangements entered into in connection with its participation in the Credits or any part thereof including those incurred in liquidating deposits or re-employing funds taken or borrowed (whether in Dollars or any other currency) in connection with the Credits ("Broken Funding Costs") and for the account of the British Lenders, the French Lenders and the German Lenders, such amounts as any such Lender may certify as necessary to compensate it for all credit insurance premiums, liabilities and Losses incurred by it directly to the relevant Export Credit Agency as a result of such prepayment and the Agent and/or the Security Agent may at any time thereafter enforce its rights and those of the Lenders under all or any of the relevant Aircraft Security Documents or under applicable law.

      5.4.7 In the case of any prepayment whether under Clauses 5.4.3, 5.4.5, or 5.4.6 or under any other provision of this Facility Agreement or, as the case may be, the Priorities and Indemnities Agreement (other than any voluntary prepayment by the Borrower or any prepayment which arises as a result of the occurrence of an Acceleration Event or as a result of any other breach or default by the Borrower and/or any of the Obligors of any of their respective obligations under any of the Facility Documents and/or any of the Operative Documents):-

              (a) such Broken Funding Costs as relate to the funding of Tranche 2 of the Credits shall be calculated without reference to any profit being comprised therein and on the basis of the amount by which:-

                    (i) an amount equal to interest on the amount of the relevant prepayment at LIBOR for the Interest Period in which the prepayment was made, for a period from and including the date of prepayment to but excluding the last day of the Interest Period in which the prepayment was made, would exceed:-

                    (ii) the amount of interest which, in the bona fide opinion of each Lender, would have been payable to that Lender on the last day of the Interest Period in which the relevant prepayment was made in respect of a deposit in an amount substantially equal to the amount of the relevant prepayment placed by that Lender with a prime bank in the London Interbank Euro Currency Market on the date on which the prepayment was made for a period from and including the date on which the prepayment was made to but excluding the last day of the Interest Period in which the prepayment was made;

              (b) if the Agent (acting upon the instructions of the Majority Lenders) so agrees, then at the request of the Borrower or the relevant Lessee, the Interest Periods for the period from the date of the relevant event which gives rise to the requirement or, as the case may be, request for prepayment until the date of actual prepayment may be adjusted to such length as may be agreed from time to time between the Agent (acting upon the instructions of the Majority Lenders), the Borrower and the relevant Lessee.

      5.4.8 In the case of any prepayment whether under Clauses 5.4.3, 5.4.5 or 5.4.6 or under any other provision of this Facility Agreement or, as the case may be, the Priorities and Indemnities Agreement, the Borrower shall pay to the Agent for the account of the British Lenders, the French Lenders and the German Lenders respectively such amounts as any such Lender may certify as necessary to compensate it for all credit insurance premiums, liabilities and Losses incurred by it directly to the relevant Export Credit Agency as a result of such prepayment.

5.5   OVERDUE PAYMENTS AND INDEMNIFICATION

      5.5.1 If the Borrower fails to pay on the due date any sum payable to a Lender and/or the Agent and/or the Security Agent under any Facility Document or any Aircraft Operative Document (or fails to pay on demand any sum which is expressed to be payable on demand) in connection with the Credits the Borrower shall pay interest to the Agent for the account of the relevant Lender and/or, as the case may be, the Agent and/or the Security Agent on such unpaid amount from (and including) the due date or, as the case may be, the date of demand to (but excluding) the date of actual payment (after as well as before judgement) at the Default Rate for each Default Interest Period.

      5.5.2 Interest at the Default Rate for each Default Interest Period shall be calculated on the basis of a year of three hundred and sixty (360) days and the actual number of days elapsed and shall accrue from day to day and be due and payable on the last day of each Default Interest Period and, if not paid, shall, to the extent permitted by applicable law, be compounded on such date.

      5.5.3 The payment of interest by the Borrower pursuant to the foregoing provisions of this Clause 5.5 shall in no way prejudice or preclude any of the Lenders and/or either of the Representatives from making any other claims or pursuing any other rights and remedies that may be available to them as a matter of law in the circumstances contemplated by Clause 5.5.1.

5.6   TAXES

      5.6.1 All sums payable to the Agent, the Security Agent and/or any of the Lenders pursuant to or in connection with the Credits pursuant to any of the Facility Documents and/or any of the Aircraft Operative Documents shall be paid in full (i) without any set-off or counterclaim whatsoever and
              (ii) free and clear of all deductions or withholdings of or on account of Tax whatsoever save only as may be required by law.

      5.6.2 If any deduction or withholding is required by law in respect of any payment due (other than payments covered by Clause 5.6.3) to the Agent, the Security Agent, any Lender or any of the Export Credit Agencies pursuant to or in connection with the Credits pursuant to any of the Facility Documents or any of the Aircraft Operative Documents and/or any of the Support Agreements, the Borrower shall:-

              (a) if the payment is to be made by the Borrower ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

              (b) if the payment is to be made by the Borrower pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

              (c) if the payment is to be made by the Borrower, increase the payment in respect of which the deduction or withholding is required so that (subject to Clause 5.6.4) the net amount received by the Representatives and/or (as the case may be) the Lenders after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which the Representatives and/or the Lenders would have been entitled to receive in the absence of any requirement to make a deduction or withholding;

              (d) if the payment is to be made by any person other than the Borrower, pay (subject to Clause 5.6.4) directly to the Agent for the account of the relevant Representative and/or (as the case may be) the relevant Lender and/or (as the case may
                    be) the relevant Export Credit Agency such sum
                    (a "compensating sum") as will, after taking into account any deduction or withholding which the payer is obliged to make from the compensating sum, enable the relevant Representative and/or the relevant Lender and/or the relevant Export Credit Agency to receive, on the due date for payment, a net sum equal to the sum which the relevant Representative and/or the relevant Lenders and/or the relevant Export Credit Agency would have received in the absence of any obligation of any party to make a deduction or withholding; and

              (e) if the payment is to be made by the Borrower, promptly deliver, or procure the delivery, to the Agent of appropriate receipts evidencing the deduction or withholding which has been made.

      5.6.3 To the extent that the Agent or Security Agent is obliged to make any deduction or withholding from any payment to a Lender (an "agency payment") which relates to an amount or amounts received by the Agent or the Security Agent from the Borrower for the account of that Lender in connection with the Credits pursuant to this Facility Agreement or any of the Aircraft Operative Documents, the Borrower shall, subject to Clause 5.6.4, pay directly to the Lender such sum (a "compensating sum") as will, after taking into account any deduction or withholding which the Borrower is obliged to make from the compensating sum, enable the Lender to receive, on the due date for payment of the agency payment, an amount equal to the agency payment which the Lender would have received in the absence of any obligation of any party to make a deduction or withholding.

      5.6.4 The Borrower shall not be obliged to make payment to an Indemnitee pursuant to Clauses 5.6.2 and 5.6.3, against any Taxes or Tax Liability to the extent that such Taxes or Tax Liability:-

              (a) arises from any action or omission which constitutes wilful misconduct, fraud or gross negligence thereof on the part of such Indemnitee;

              (b) would not have been incurred if such Indemnitee had not been in breach of its respective representations or warranties under any of the Facility Documents and/or any of the Operative Documents, or had not failed in the observance and performance of its express obligations under any of the Facility Documents and/or any of the Operative Documents (but excluding any such breach or failure in consequence (directly or indirectly) of a failure by the Borrower and/or any of the Obligors duly and punctually to perform any of their respective obligations under any of the Facility Documents and/or any of the Operative Documents or in consequence of any event or circumstance outside the reasonable control of such Indemnitee);

              (c) comprises Corporation Tax on the overall net income, profit or capital gains of any Indemnitee (or, in the case of any Indemnitee acting through a branch outside the main jurisdiction in which it is resident for Tax purposes comprises Corporation Tax on the overall net income, profit or capital gains of that Indemnitee in the jurisdiction to which that Indemnitee's interest in the Transaction is properly attributable for Tax purposes) attributable to any sums receivable by any Indemnitee (other than any payment by way of indemnity) under any payment obligations contained in any of the Facility Documents or Operative Documents (including the payment due from the relevant Option Holder under Clause 19.3 of the Lease Agreement);

              (d) comprises any penalties, additions to Tax, fines or interest on or in respect of Taxes or Tax Liabilities which would not have arisen but for avoidable delay of or failure by such Indemnitee in the filing of Tax returns which such Indemnitee was obliged to file by any law of the jurisdiction of incorporation or, in the case of a Lender, the jurisdiction in which its Lending Office is located, and which such Indemnitee ought reasonably to have been aware it was so obliged to file in connection with the Transaction or the payment of Taxes other than any such delay or failure in consequence (directly or indirectly) of a request by the Borrower and/or any of the Obligors or a delay of or failure by the Borrower and/or any of the Obligors duly and punctually to perform any of their respective obligations under any of the Facility Documents and/or any of the Operative Documents or in consequence of any event or circumstance outside the reasonable control of such Indemnitee or otherwise caused (directly or indirectly) by the Borrower and/or any of the Obligors;

              (e) is imposed by a jurisdiction other than the main jurisdiction in which such Indemnitee is resident for Tax purposes to the extent that it gives rise to a corresponding credit which such Indemnitee has retained and utilised against any Tax Liability imposed in the main jurisdiction in which such Indemnitee is so resident;

              (f) arises as a result of the Borrower being at any time a company "controlled by persons resident in the United Kingdom" within the meaning of
                    Section 747 of the Income and Corporation Taxes Act 1988 or being deemed to be controlled in the United Kingdom for the purposes of any legislation amending, supplementing or replacing the provisions of Chapter IV of Part XVII of the said Act and such control or deemed control is properly referable to the aggregate interest of the Lenders (including for the avoidance of doubt, assignees, transferees and successors in title of Lenders) who are either resident in the United Kingdom for United Kingdom Tax purposes or controlled by persons who are so resident
                    (the "UK Lenders"), being such as to entitle the UK Lenders in the event of winding-up of the Borrower or in any other circumstances to receive fifty per cent. (50%) or more of the assets of the Borrower which would then be available for distribution among the participators (as defined in Section 417 of the said Act) (but excluding any circumstances in which Section 747 of the said Act applies or deemed control arises (i) in consequence of any event or circumstance outside the reasonable control of the relevant Indemnitee or (ii) as a result of any transfer or assignment pursuant to Clause 5.5.2 or Clause 13 or in the circumstances described in the proviso to Clause 24.3 of the Priorities and Indemnities Agreement or (iii) as a result of any transfer or assignment which is required by any of the Export Credit Agencies or
                    (iv) as a result of any transfer or assignment which takes place at the request of the Borrower and/or any of the Obligors or (v) as a result of any transfer or assignment which is not undertaken voluntarily (and for the avoidance of doubt, the provisions concerning a voluntary transfer set out in Clause 29.8 of the Priorities and Indemnities Agreement shall apply for the purposes of this Clause 5.6.4(f)); or

              (g)   would not have arisen but for:-

                    (i) any failure by such Indemnitee to file any relevant Tax return or Tax computation which such Indemnitee was obliged to file by any law of the jurisdiction of incorporation or, in the case of a Lender, the jurisdiction in which its Lending Office is located or any documents which such Lender is obliged to file as a result of any applicable law, regulation, practice, concession, official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the Federal Reserve Bank of New York, the
                          European Union or any central bank, Tax, fiscal, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or other persons in the relevant jurisdiction is customary) and in each case which such Indemnitee ought reasonably to have been aware it was so obliged to file in connection with the Transaction except for any such failure caused (directly or indirectly) by
                          (1) any action or inaction of the Borrower and/or any of the Obligors or (2) any event or circumstance outside the reasonable control of such Indemnitee; or

                    (ii) any failure (subject to the same exceptions and exclusions as set out in Clause 5.6.4(g)(i)) to file or provide the Borrower or the relevant Lessee with any Tax claims, forms, affidavits, declarations or other like documents which the Borrower or the relevant Lessee has reasonably requested such Indemnitee in writing to file or provide (any such request containing sufficient detail to enable such Indemnitee to comply with the terms thereof) unless such Indemnitee determines acting in good faith but nevertheless in its sole discretion that it is unable to file or provide or that it would be illegal or contrary to any applicable law, official regulation, practice, concession, directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the Federal Reserve Bank of New York, the European Union or any central bank, Tax, fiscal, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or other persons in the relevant jurisdiction is customary) for such Indemnitee so to do or so to do would or may result in the breach of any agreement or confidentiality undertaking or the disclosure of any information about such Indemnitee's Tax affairs which such Indemnitee considers (in its bona fide opinion) to be of a confidential nature.

      5.6.5 If a Lender or Representative determines, in its absolute discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which the Borrower has made an increased payment or paid a compensating sum under this Clause 5.6, such Lender or Representative shall, provided it has received all amounts which are then due and payable by the Borrower, and/or each of the Obligors under any of the provisions of the Facility Documents and the Operative Documents or, to the extent that the Tax benefit exceeds the amounts then due and payable, has set-off such amounts against the Tax benefit, pay to the Borrower (to the extent that the Lender or Representative can do so without prejudicing the amount of such benefit or repayment and the right of such Lender or Representative to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as such Lender or Representative in its bona fide opinion shall determine will leave such Lender or Representative in no worse position than such Lender or Representative would have been in if the deduction or withholding had not been required (and taking into account any set-off as referred to above) PROVIDED THAT:-

              (i) no Lender or Representative shall be under any obligation to pay any amount under this Clause
                    5.6.5 to the extent that it is under an
                    obligation to make a payment in respect of the same Tax benefit to any Lessee under Clause 5.4 of the Priorities and Indemnities Agreement;

              (ii) each Lender and Representative shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any Tax benefit;

              (iii) no Lender or Representative shall be obliged
                    to disclose any information regarding its business, Tax affairs or Tax computations;

              (iv) if any Lender or Representative has made a payment to the Borrower pursuant to this Clause 5.6.5 on account of any Tax benefit and it subsequently transpires that such Lender or Representative did not receive that Tax benefit, or received a lesser
                    Tax benefit or has lost or been denied such Tax benefit, the Borrower shall pay on written demand to such Lender or Representative such sum as such Lender or Representative may determine as being necessary to restore the after-Tax position of the Lender or Representative to that which it would have been had no adjustment under this proviso
                    (iv) been necessary; and

              (v) the Lender or Representative shall not be obliged to make any payment under this Clause 5.6 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or other persons in the relevant jurisdiction is generally customary).

      5.6.6 If circumstances arise which would be likely to, or would be likely upon the giving of a notice or with the lapse of time or both, to result in (i) the Borrower making a payment to any Lender or either of the Representatives under any provisions of this Clause 5.6, or (ii) an increase in the amount of any payment to be made by the Borrower to any Lender or either of the Representatives under any provisions of this Clause 5.6, then the provisions of Clause 13 of the Priorities and Indemnities Agreement shall apply.

      5.6.7   If:-

              (a) pursuant to any Lease Agreement, the Borrower receives any Relevant Lease Payment and the same is to be applied by the Borrower in funding a portion or all of any payments to be made by the Borrower in connection with the Credits pursuant to this Facility Agreement (each such payment being a "Relevant Loan Payment"); and

              (b) by virtue of any applicable law the Borrower is required to deduct or withhold Taxes in respect of the Relevant Loan Payment and the amount of the Relevant Lease payment is in an amount insufficient to enable the Borrower both to satisfy all of its corresponding obligations in relation to the Relevant Loan Payment and its liability to the relevant Taxation authorities in accounting for such deduction or withholding required to be made in respect of Taxes pursuant to this Clause 5.6, then the Borrower shall pay the Relevant Loan Payment in accordance with this Facility Agreement and in the event that by the date occurring seven (7) Business Days prior to the latest date upon which the Borrower is required to account to the relevant Tax authorities in respect of such deduction or withholding (the "Latest Date"), the Borrower shall not have received a payment from the relevant Lessee in an amount sufficient to enable the Borrower to satisfy the Borrower's liability to the relevant Taxation authorities in relation to such deduction or withholding, each Lender shall not less than three (3) Business Days prior to the Latest Date pay to the Borrower such proportion of that amount which is sufficient to enable the Borrower to satisfy such liability as is equivalent to the proportion which that Lender's relevant proportion bears to the Credits, PROVIDED THAT no Lender shall be obliged to pay to the Borrower any amount in excess of the amount required to be deducted or withheld by the Borrower on account of Taxes in respect of such part of the Relevant Loan Payment as is actually received by or on behalf of such Lender.

5.7   CURRENCY

      All payments to the Agent, the Security Agent and/or the Lenders in connection with the Credits under this Facility Agreement or any of the Aircraft Operative Documents shall, unless otherwise provided (either in this Facility Agreement or in any notice, demand or other document issued pursuant to or in connection with this Facility Agreement) be effected to the Agent (where appropriate, for the account of the relevant Lender) in Dollars.

5.8   PERFORMANCE PROCEDURE

      5.8.1 On each date on which an amount is due in Dollars from the Borrower in connection with the Credits pursuant to this Facility Agreement or any of the Aircraft Operative Documents, the Borrower shall before 12.00 noon (New York time) on such due date make the same available to the Agent by payment in Dollars in same day funds (or such other funds as may from time to time be customary for the settlement in New York City of international banking transactions in Dollars) to the Agent's account with National Westminster Bank Plc (New York Branch), 175 Water Street, New York, NY 10038, USA (or to such other account in New York City as the Agent may upon not less than five (5) Banking Days' written notice from time to time designate) or, if the payment is to be made in a currency other than Dollars, to such account or accounts as may from time to time be nominated in writing by the Agent by not less than five (5) Banking Days' notice.

      5.8.2 Upon receipt by the Agent of an amount referred to in Clause 5.8.1 the Agent shall if such amount is received prior to 12.00 noon (local time) on the due date make available on such due date (and otherwise on the next Banking Day) to each Lead Manager (or, in the case of the German Lenders, to Hypolux) such portion of the amounts so made available to the Agent as represents the aggregate of the entitlement of the British Lenders or, as the case may be the French Lenders or, as the case may be, the German Lenders of such amounts in Dollars (or in the relevant other currency) in such funds as are received by the Agent to the Accounts referred to in Clauses 5.8.4, 5.8.5 and
              5.8.6 respectively.

      5.8.3 Without prejudice to the provisions of Clause 5.8.2, the Agent shall not be obliged to make available to any Lead Manager (or, in the case of the German Lenders, Hypolux) or any Lender any sum which it is expecting to receive for the account of such Lead Manager (or, in the case of the German Lenders, Hypolux) or such Lender in connection with the Credits pursuant to this Facility Agreement or any of the Aircraft Operative Documents until it has been able to establish that it has received that sum from the Borrower. If and to the extent that it does make available or make payment of any sum as aforesaid but it transpires that it had not then received the sum which it made available or paid out:-

              (a) the relevant Lead Manager (or, in the case of the German Lenders, Hypolux) shall on request refund or, as the case may be, reimburse such sum to the Agent; and

              (b) the relevant Lead Manager (or, in the case of the German Lenders, Hypolux) shall on request pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding or other cost, loss, expense or liability as a result of making available or paying out that sum before receiving it; and

              (c) each relevant Lender shall indemnify the relevant Lead Manager (or, in the case of the German
                    Lenders, Hypolux) in respect of such proportion of the amounts referred to in paragraphs (a) and (b) above (if any) as relates to such Lender.

      5.8.4   All payments for the account of the British
              Lenders to be made by the Agent shall remain in the account referred to in Clause 5.8.1 (for disbursement to the British Lenders).

      5.8.5 All payments for the account of the German Lenders to be made by the Agent shall be made by payment in Dollars in same day funds to the Dollar Account no. 001-1-329026 of Hypolux with Chase Manhattan 1, Chase Manhattan Plaza, New York, N.Y. 10081 quoting the reference "Airbus/Export Finance-ILFC 95" or, if the payment is to be made in a currency other than Dollars, to such account or accounts as may from time to time be nominated to the Agent in writing by Hypolux by not less than five (5) Banking Days' notice. A facsimile advice confirming that such payment instructions have been given shall be despatched to Hypolux".

      5.8.6 All payments for the account of the French Lenders to be made by the Agent shall be made by payment in Dollars in same day funds to the Dollar account of Banque Paribas with Bankers Trust Co., 280 Park Avenue, New York 10015, New York Account number 04003399, quoting the reference "378-ref ILFC/Encore Leasing Limited Loan Supplement No.
              [   ] dated [        ] 199   Aircraft MSN
              [   ]" or, if the payment is to be made in a
              currency other than Dollars, to such account or accounts as may from time to time be nominated to the Agent in writing by the French Lead Manager by not less than five (5) Banking Days' notice. A facsimile advice confirming that such payment instructions have been given shall be despatched to Banque Paribas at its Paris facsimile number 33 1 42 98 11 28 quoting the reference "Department no. 378, ILFC/Encore Leasing Limited Loan
              Supplement No. [   ] dated [            ] 199
              Aircraft MSN [   ]".

      5.8.7 If any amount falls due to be paid to the Agent or any of the Lenders in connection with the Credits under this Facility Agreement or any of the Aircraft Operative Documents on a day which is not a Banking Day, then it shall be due and payable on the immediately succeeding Banking Day unless the immediately succeeding Banking Day falls in the next month when the same shall be due and payable on the immediately preceding Banking Day and the amount shall not be adjusted.

5.9   APPLICATION OF SUMS RECEIVED BY THE LENDERS

      All sums received by any Lender or by the Agent or the Security Agent being an amount equal to Total Loss Proceeds, Requisition Proceeds, Final Disposition Proceeds, Aircraft Proceeds or Insurance Proceeds in respect of the Aircraft shall be applied by such Lender or the Agent or the Security Agent (as the case may be) in accordance with the provisions of the Clause 17 of the Priorities and Indemnities Agreement.

5.10  INDEMNITIES

      5.10.1 The Borrower agrees to pay, assume liability for, and indemnify, protect, defend, save and keep harmless the Security Agent, the Agent and each of the Lenders and its and their respective servants, agents, employees, directors and officers (each an "Indemnitee") from and against all Losses (excluding all Taxes) and/or Expenses which may from time to time be imposed on, incurred or suffered by or asserted against or required to be made by any Indemnitee (whether or not any such Loss and/or Expense is also indemnified or insured against by any other person) resulting from the financing by the Lenders of the Borrower's acquisition and ownership of the Aircraft or from the leasing by the Borrower to the relevant Lessee of, or the leasing by the relevant Lessee to any person of, the Aircraft, the Airframe, any Engine or any Part, or in connection with or arising directly or indirectly out of or in any way connected with the manufacture, acceptance, purchase, delivery, any delay in or postponement of delivery, non-delivery, ownership, possession, charter, use, presence, operation, condition, storage, packing, freight, shipping, transportation, modification, alteration, maintenance, insurance, overhaul, replacement, refurbishment, remarketing, management, sale, registration, de-registration, redelivery, servicing or repair of the Aircraft, the Airframe, any Engine or any Part or in connection with or arising from any Indemnitee being a mortgagee of or having or being deemed to have any interest (whether as security or otherwise) in all or any part of the Aircraft, the Airframe, any Engine or any Part, whether or not such claim may be attributable to any defect in the Aircraft, the Airframe, any Engine or any Part and regardless of when the same shall arise and whether or not the Aircraft is in the possession or control of the Borrower, any Lessee, any Additional Lessee, the Guarantor or any Approved Sub-Lessee.

      5.10.2  If

              (a) the Delivery Date is postponed or cancelled for any reason whatsoever; or

              (b) the Aircraft shall not have been delivered on the Delivery Date to the Borrower and accepted by the relevant Lessee pursuant to the Lease Agreement as a result of any of the conditions set forth in
                    Schedule 4 to the Lease Agreement not being fulfilled to the satisfaction of or waived by the Borrower,

              then the Borrower shall reimburse, indemnify and hold harmless each of the Security Agent, the Agent and each of the Lenders for, against and from all or any Losses (excluding all Taxes) and/or Expenses which the Security Agent, the Agent or the Lenders or any of them respectively may suffer, sustain or incur as a consequence thereof (and, in the case of postponement, as a consequence of remaining in readiness for and acting in accordance with such postponed Delivery
              Date) in respect of funds borrowed or mobilised by the Security Agent, the Agent or the Lenders, or any of them, respectively in connection with the purchase or sale of the Aircraft and/or the financing or funding of the Credits, the liquidation or redeployment of any deposits taken or made and/or funding costs in relation to any interest exchange or other hedging arrangements entered into in connection with its participation in the Credits or any part thereof and/or in connection with any foreign exchange business transacted for such purpose, the substitute investment (for the then current Interest Period) of such funds with a return lower than the cost of such funds and/or the prepayment of such funds to the source from which they were borrowed or mobilised and reasonable legal or other fees and out-of-pocket Expenses arising in connection therewith. If the Delivery Date is postponed or cancelled solely due to reasons within the control of the Borrower and/or any of the Obligors, then in addition to the foregoing the Borrower shall indemnify each of the Security Agent, the Agent and the Lenders in respect of the loss of use of funds borrowed or mobilised as aforesaid. In each case, such reimbursement, indemnification and holding harmless shall be made by the Borrower paying each of the Security Agent, the Agent and the Lenders on its first demand all amounts certified thereby as necessary so as to reimburse, indemnify and/or hold harmless the Security Agent, the Agent or any of the Lenders, as the case may be,

              PROVIDED ALWAYS THAT each of the Lenders agrees to maintain the availability of the funds to make the Credits for up to five (5) Business Days after the proposed Drawdown Date specified in the Notice of Drawdown if the proposed Drawdown Date has been delayed as a result of a delay in the delivery of the Aircraft by the Seller (provided that such delay has not been caused by any breach or by default of the Borrower and/or any of the Obligors and/or an Approved Sub-Lessee) in relation to the Purchase Agreement and/or any of the Facility Documents and/or any of the other Aircraft Operative Documents. In those circumstances, then in respect of such five (5) Business Day period, the provisions of this Clause
              5.10.2 shall not apply, PROVIDED ALWAYS THAT the Borrower shall be liable to pay interest upon the amount of the Credits from the Drawdown Date proposed in the Notice of Drawdown at the rates specified in and otherwise in accordance with the terms of, Clause
              5.3 until the date of actual drawdown and all other provisions of the Facility Documents and the Aircraft Operative Documents shall continue in full force and effect in relation to the Credits.

      5.10.3 The Borrower agrees to indemnify the Security Agent, the Agent and each Lender against, and to pay promptly on demand to the Security Agent, the Agent or any Lender from time to time, all amounts which the Security Agent, the Agent or such Lender certifies to be necessary to compensate it for any Losses (excluding all Taxes) and/or Expenses suffered or incurred by it together with any broken funding costs in relation to any interest exchange or other hedging arrangements entered into in connection with its participation in the Credits or any part thereof and including those incurred in liquidating deposits, re-employing funds taken or borrowed (whether in Dollars or any other currency) in connection with the Credits) and for the account of the British Lenders, the French Lenders and the German Lenders, such amounts as any such Lender may certify as necessary to compensate it for all credit insurance premiums, liabilities and losses incurred by it directly to the relevant Export Credit Agency as a result of prepayment which the Security Agent, the Agent or any of the Lenders may sustain or incur as a consequence of or in connection with:-

              (i) any default in punctual payment by the Borrower and/or any of the Obligors to any person of any sums payable by any of the Obligors under any of the Aircraft Operative Documents to which any of the Obligors is a party;

              (ii) any default in punctual performance by the Borrower and/or any of the Obligors of any other obligation owed to any person under any of the Aircraft Operative Documents to which any of the Obligors is a party;

             (iii) any misrepresentation by the Borrower and/or any of the Obligors under any of the Aircraft
                    Operative Documents to which any of the
                    Obligors is a party;

              (iv)  the occurrence or continuance of any
                    Cancellation Event, Termination Event,
                    Mandatory Prepayment Event or Loan Event of
                    Termination;

              (v) the occurrence or continuance of any event as a result of which the Termination Sum under the

                    Lease Agreement becomes due and payable;

              (vi) any prepayment of the Credits or any part thereof or any interest accrued thereon;

             (vii) suing for or recovering any sum properly due under any Facility Document or any Aircraft Operative Document or in contemplation of or otherwise preserving or enforcing (or attempting to preserve or enforce) its rights under any Facility Document or any Aircraft Operative Document including without limitation any action to recover possession of the Aircraft or any part thereof whether or not such action proceeds to judgment.

      5.10.4  The Indemnities contained in Clauses 5.10.1,
              5.10.2 and 5.10.3 shall not extend to any Losses and/or Expenses of any Indemnitee to the extent that such Losses and/or Expenses:-

              (a) are caused by the wilful misconduct, fraud or gross negligence on the part of such Indemnitee;

              (b) are Losses and/or Expenses for which such Indemnitee has received and is entitled to retain an indemnity payment pursuant to other provisions of this Facility Agreement or any other Facility Document or any Operative Document;

              (c) are required to be paid or borne by such Indemnitee pursuant to the terms of any Facility Document or any Operative Document;

              (d) would not have been incurred if such Indemnitee had not been in breach of its respective representations or warranties under any of the Facility Documents or any of the Operative Documents, or had not failed in the observance and performance of its obligations under any of the Facility Documents or any of the Operative Documents (but excluding any such breach or failure in consequence (directly or indirectly) of a failure by the Borrower and/or any of the Obligors duly and punctually to perform any of their respective obligations under any of the Facility Documents or any of the Operative Documents or in consequence of any event or circumstance outside the reasonable control of such Indemnitee).

      5.10.5  Payments by way of indemnity under this Clause
              5.10 shall be made in the currency of the Loss and/or Expense which gave rise to the obligation to indemnify.

      5.10.6 Any amount received or recovered by the Agent, the Security Agent and/or any Lender, as the case may be, in respect of any monies or liabilities due, arising or incurred by the Borrower or any other person to such party under any of the Facility Documents or any of the Operative Documents (whether as a result of any judgment or order of any court (including enforcement thereof) or in the bankruptcy, reorganisation, liquidation or dissolution of any of the Borrower or any other person (including making or filing a claim or proof against the Borrower or any other person) or by way of damages for any breach of any obligation to make any payment to such Agent, Security Agent or Lender) in a currency (the "Currency of Payment") other than the Currency in which the payment should have been made pursuant to the relevant Facility Document or the relevant Operative Document (the "Currency of Obligation") in whatever circumstances and for whatever reason shall only constitute a discharge to the Borrower to the extent of the amount of the Currency of Obligation which such Agent, Security Agent or Lender, as the case may be, is able or would have been able, on the date or dates of receipt by it of such payment or payments in the Currency of Payment (or, in the case of any such date which is not a Banking Day, on the next succeeding Banking
              Day), to purchase in the foreign exchange market of its choice with the amount or amounts of the Currency of Payment so received.

      5.10.7 If the amount of the Currency of Obligation which the Agent, the Security Agent or the Lender is so able to purchase falls short of the amount originally due to such party hereunder, the Borrower shall indemnify and hold harmless such party on demand against and from any loss or damage arising as a result of paying to such party that amount in the Currency of Obligation certified by such party as necessary to indemnify and hold it harmless.

      5.10.8 Where under any provision of any of the Facility Documents or any of the Operative Documents the Borrower has an obligation to indemnify or reimburse any of the Lenders or the Representatives in respect of any Loss, Expense or payment, the calculation of the amount payable by way of indemnity or reimbursement shall be based upon the likely Tax treatment in the hands of the Lender or the Representative (as determined by the Lender or the Representative in its bona fide opinion) of the amount payable by way of indemnity or reimbursement and of the Loss, Expense or payment in respect of which that amount is payable so as to leave the Lender or the Representative in the same after-Tax position (the "After-Tax Neutral Position") as it would have been in had the payment made to the Lender or the Representative not given rise to a Tax Liability and had the Loss or Expense incurred or payment made by the Lender or the Representative not been deductible in the Accounting Period in which that Loss, Expense or payment was incurred or made.

      5.10.9 If a Lender or, as the case may be, Representative determines, in its bona fide opinion, that as a result of the application of Clause 5.10.8, it has received and retained an amount in excess of that required to preserve its After-Tax Neutral Position, such Lender or, as the case may be, Representative shall, provided it has received all amounts which are then due and payable by each of the Obligors under any of the provisions of the Facility Documents and of the Operative Documents, pay to the Borrower (to the extent that the Lender or, as the case may be, Representative can do so without prejudicing its After-Tax Neutral Position and the right of such Lender or, as the case may be, Representative to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as such Lender or, as the case may be, Representative in its absolute discretion shall determine will restore such Lender's or, as the case may be, Representative's After-Tax Neutral Position PROVIDED THAT:-

              (i) no Lender or Representative shall be under any obligation to pay any amount under this Clause
                    5.10.9 to the extent that it is under an obligation to make a payment in respect of the same Tax benefit to the relevant Lessee under Clause 12.2 of the Priorities and Indemnities Agreement;

              (ii) each Lender and Representative shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any Tax benefit;

              (iii) each Lender and Representative shall not be
                    obliged to disclose any information regarding its business, Tax affairs or Tax computations;

              (iv) if any Lender or Representative has made a payment to the Borrower pursuant to this Clause 5.10.9 to restore that person's After-Tax Neutral Position and it subsequently transpires that the After-Tax Neutral Position of such Lender or Representative was not so restored, the Borrower shall pay on demand to such Lender or Representative such sum as such Lender or Representative may determine as being necessary to restore the After-Tax Neutral Position of the Lender or Representative to that which it would have been had no adjustment under this proviso
                    (iv) been necessary; and

              (v) the Lender or Representative shall not be obliged to make any payment under this Clause 5.10.9 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law but in respect of which compliance by banks or other financial institutions or other persons in the relevant jurisdictions is generally customary).

5.11  CHANGE IN CIRCUMSTANCES

      5.11.1        If a Change in Law shall:-

              (i) subject any of the Lenders or either of the Representatives to any Tax Liability in connection with its commitment to or participation in the Transaction or any part thereof other than Tax on its overall net income; or

              (ii) change the basis or timing of Taxation of any of the Lenders or either of the Representatives in respect of payments of principal, interest or any other amount paid, payable or to become payable in connection with the Transaction (or the treatment for Taxation purposes of such payments); or

              (iii) change the basis on which any of the Lenders
                    or either of the Representatives is treated for Taxation purposes in respect of any principal, interest or other amounts payable by any of the Lenders or either of the Representatives on, or otherwise in respect of, deposits and other loans from third parties used to effect or maintain its commitment to or participation in the Transaction or any Facility Document or Operative Document; or

              (iv)  impose, modify or deem applicable any
                    reserve, cash ratio, special deposit, capital adequacy, and/or liquidity requirement or any other analogous requirement, or require the making of any special deposits, against or in respect of any assets or liabilities of, deposits with or for the account of, or loans or Commitments by, any of the Lenders or either of the Representatives to its assets and/or obligations any Facility Document or Operative Documents or in relation to the Transaction; or

              (v) change the manner in which any of the Lenders or either of the Representatives is required by any regulatory authority to allocate capital resources to its assets and/or obligations under or in relation to the Transaction; or

              (vi) impose on any of the Lenders or either of the Representatives any other condition directly affecting its Participation in, or Commitment in respect of, the Transaction;

               and the result of any of the foregoing is or will be either to give rise to a Tax Liability for any of the Lenders or either of the Representatives or to increase the cost to any of the Lenders or either Representative of funding, making available or maintaining its participation in the Transaction or any part thereof or of funding, making or maintaining its participation in the Credits or to render any of the Lenders or either of the Representatives unable to obtain the rate of return on its overall capital which it would have been able to obtain but for its entering into and/or performing its obligations and/or assuming or maintaining its Commitment under the Transaction or to reduce the amount of any payment received or receivable by any of the Lenders or either of the Representatives or to reduce its return from the Transaction or any part thereof, then and in any such case:-

              (x) such person shall promptly notify the Borrower through the Agent;

              (y)   the Borrower shall pay from time to time to the

                    Agent for the account of that Lender or
                    Representative on demand all amounts which that Lender or Representative certifies (in a certificate which complies with the provisions of Clause 21.1 and which shall, save for manifest error, be conclusive and binding) are necessary to compensate that Lender or Representative for the Tax Liability or the increase in cost or reduction in its return or reduction in the amount of any payment received; and

              (z) without prejudice to the foregoing each of the Lenders and the Representatives confirms that, if the Borrower so requests, the Lender and the relevant Representative shall consult with the Borrower in accordance with the provisions of Clause 13 of the Priorities and Indemnities Agreement and the provisions of Clause 13 of the Priorities and Indemnities Agreement shall then apply to this Clause 5.11.1 as if this Clause
                    5.11.1 were specifically referred to therein.

      5.11.2 The provisions of Clause 5.11.1 shall not apply in respect of any Tax Liability, increased cost, reduction in the rate of return or reduction in the amount of any payment received or receivable to the extent that the same:-

              (a) arises from the implementation of any of the terms, proposals or recommendations of the Basle Paper;

              (b) arises from any action or omission of an Indemnitee which constitutes wilful misconduct, fraud or gross negligence on the part of such Indemnitee;

              (c) would not have been incurred if such Indemnitee had not been in breach of its respective representations or warranties under any of the Facility Documents or any of the Operative Documents, or had not failed in the observance and performance of its express obligations under any of the Facility Documents or any of the Operative Documents (but excluding any such breach or failure in consequence (directly or indirectly) of a failure by the Borrower and/or any of the Obligors duly and punctually to perform any of their respective obligations under any of the Facility Documents or any of the Operative Documents or in consequence of any event or circumstance outside the reasonable control of such Indemnitee);

              (d) is a Tax Liability for which such Indemnitee has received and retained a payment pursuant to other provisions of any of the Facility Documents or any of the Operative Documents (or would so have been or would so be but for the provisions of this Clause 5.11.2);

              (e) comprises Corporation Tax on the overall net income, profit or capital gains of any Indemnitee (or, in the case of any Indemnitee which is acting through a branch outside the main jurisdiction in which it is resident for Tax purposes, comprises Corporation Tax on the overall net income, profits or capital gains of that Indemnitee in the jurisdiction to which that Indemnitee's interest in the Transaction is properly attributable for Tax purposes) attributable to any sums receivable by any Indemnitee under any payment obligations contained in any of the Facility Documents or Operative Documents (including the payment due from the relevant Option Holder under Clause 19.3 of the Lease Agreement) other than any payment by way of indemnity;

              (f) comprises any penalties, additions to Tax, fines or interest on or in respect of Taxes or Tax Liabilities which would not have arisen but for avoidable delay of or failure by such Indemnitee in the filing of Tax returns which such Indemnitee was obliged to file by any law of the jurisdiction of incorporation or, in the case of a Lender, the jurisdiction in which its Lending Office is located, and which such Indemnitee ought reasonably to have been aware it was so obliged to file in connection with the Transaction or the payment of Taxes other than any such delay or failure in consequence (directly or indirectly) of a request by the Borrower and/or any of the Obligors and/or a delay of or failure by the Borrower and/or any of the Obligors duly and punctually to perform any of their respective obligations under any of the Facility Documents and/or any of the Operative Documents or in consequence of any event or circumstance outside the reasonable control of such Indemnitee or otherwise caused (directly or indirectly) by the Borrower and/or any of the Obligors; or

              (g) is imposed by a jurisdiction other than the main jurisdiction in which such Indemnitee is resident for Tax purposes to the extent that it gives rise to a corresponding credit which such Indemnitee has retained and utilised against any Tax Liability imposed in the main jurisdiction in which such Indemnitee is so resident; or

              (h) arises as a result of the Borrower being at any time a company "controlled by persons resident in the United Kingdom" within the meaning of Section 747 of the Income and Corporation Taxes Act 1988 or being deemed to be controlled in the United Kingdom for the purposes of any legislation amending, supplementing or replacing the provisions of Chapter IV of Part XVII of the said Act and such control or deemed control would not have arisen but for the aggregate interest of the Lenders (including for the avoidance of doubt, assignees, transferees and successors in title of Lenders) who are either resident in the United Kingdom for United Kingdom Tax purposes or controlled by persons who are so resident (the "UK Lenders"), being such as to entitle the UK Lenders in the event of winding-up of the Borrower or in any other circumstances to receive fifty per cent. (50%) or more of the assets of the Borrower which would then be available for distribution among the participators (as defined in Section 417 of the said Act) (but excluding any circumstances in which Section 747 of the said Act applies or deemed control arises (i) in consequence of any event or circumstance outside the reasonable control of the relevant Indemnitee or (ii) as a result of any transfer or Assignment pursuant to Clause 5.5.2 or Clause 13 or Clause 24.3 of the Priorities and Indemnities Agreement or (iii) as a result of any transfer or assignment which is required by any of the Export Credit Agencies or
                    (iv) as a result of any transfer or assignment which takes place at the request of any of the Obligors, or (v) as a result of any transfer or assignment which is not undertaken voluntarily (and for the avoidance of doubt, the provisions concerning a voluntary transfer set out in Clause 29.8 of the Priorities and Indemnities Agreement shall apply for the purposes of this Clause 5.11.2(h)); or

              (i)   would not have arisen but for:-

                    (i) any failure by such Indemnitee to file any relevant Tax return or Tax computation which such Indemnitee was obliged to file by any law of the jurisdiction of incorporation or, in the case of a Lender, the jurisdiction in which its Lending Office is located or any documents which such Lender is obliged to file as a result of any applicable law, regulation, practice, concession, official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the Federal Reserve Bank of New York, the
                          European Union or any central bank, Tax, fiscal, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is customary) and which such Indemnitee ought reasonably to have been aware it was so obliged to file in connection with the Transaction except for any such failure caused (directly or indirectly) by (1) any action or omission of the Borrower and/or any of the Obligors or (2) any event or circumstance outside the reasonable control of such Indemnitee; or

                    (ii) any failure (subject to the same exceptions
                          and exclusions as set out in sub-paragraph
                          (i) of this Clause 5.11.2(i)) to file or provide the Borrower or the relevant Lessee with any Tax claims, forms, affidavits, declarations or other like documents which the Borrower or the relevant Lessee has reasonably requested such Indemnitee in writing to file or provide (any such request containing sufficient detail to enable such Indemnitee to comply with the terms thereof) unless such Indemnitee determines acting in good faith but nevertheless in its sole discretion that it is unable to file or provide or that it would be illegal or contrary to any applicable law, official regulation, practice, concession, directive, ruling, request, notice, guideline, statement of policy, practice statement or official proposal by the Bank of England, the Banque de France, the Deutsche Bundesbank, the Federal Reserve Bank of New York the European Union or any central bank, Tax, fiscal, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is customary) for such Indemnitee so to do or so to do would or may result in the breach of any agreement or confidentiality undertaking or the disclosure of any information about such Indemnitee's Tax affairs which such Indemnitee considers (in its bona fide opinion) to be of a confidential nature.

      5.11.3 If, in relation to any Interest Period or other relevant period:-

              (a) the Agent is notified by any Lender (in this Clause 5.11.3 the "Affected Lender") that deposits in Dollars in amounts sufficient to fund such affected Lender's participation in the Credits are not in the ordinary course of business available in the London Inter-Bank Market for a period equal to the relevant Interest Period or other relevant period; or

              (b) the Agent is notified by the affected Lender that LIBOR does not represent the effective cost to such Affected Lender of obtaining Dollar deposits in amounts sufficient to fund its participation in the Credits during the relevant Interest Period or other relevant period; or

              (c) the Agent determines that, by reason of circumstances affecting the London Inter-Bank Market generally, reasonable and adequate means do not or will not exist for ascertaining LIBOR in relation to such Interest Period or other relevant period, then:-

                    (i) the Agent shall promptly give a notice to the Borrower and each Lender in writing advising of such event;

                    (ii)  the Borrower shall on each subsequent
                          Repayment Date for so long as such
                          circumstances continue pay to the Agent for the account of the Affected Lender an amount equal to interest on the Affected Lender's Relevant Proportion of the principal amount outstanding during that Interest Period or other relevant period at the rate which is equal to the cost to such Affected Lender (as conclusively determined in the absence of manifest error by such Affected Lender and notified to the Agent) of obtaining Dollars from whatever source or sources it may in its absolute discretion select for funding its Relevant Proportion of the Credits during such Interest Period or other relevant period.

      5.11.4 Each Lender confirms that if it receives a notice from the Agent pursuant to Clause 5.11.3(c)(i) as aforesaid then the provisions of Clause 13 of the Priorities and Indemnities Agreement shall apply as if Clause 5.11.3 were specifically referred to therein.

5.12  LIMITED RECOURSE

      5.12.1 The Borrower, as security for its obligations hereunder and certain other obligations under other documents to which it is a party in connection with the financing of the Aircraft, is willing:-

              (a) to assign, charge and create a security interest in favour of the Security Agent in and over the Borrower's right, title and interest to and in the Account and the Assigned Cash (as defined in the Deed of Assignment and Charge) upon and subject to the terms of the Deed of Assignment and Charge;

              (b) to assign to the Security Agent and create a security interest in favour of the Security Agent in and over the Borrower's right, title and interest to and in the Lease Agreements, the Relevant Lease Payments and the Sub-Lease Security Assignments upon and subject to the terms of the General Security Assignments;

              (c) to assign to the Security Agent and create a security interest in favour of the Security Agent in and over the Borrower's right, title and interest in and to the Guarantee and Indemnity (Lessor) upon and subject to the terms of the Deed of Assignment of Guarantee and Indemnity (Lessor);

              (d) to mortgage and create a security interest in favor of the Security Agent in and over the Borrower's right, title and interest to and in, inter alia, the Aircraft upon and subject to the terms of the Mortgages;

              (e) to assign to the Security Agent and create a security interest in favour of the Security
                    Agent in and over the Borrower's right, title and interest to and in the Maintenance Reserves, the Security Deposits and the Sub-Lease Rentals upon and subject to the terms of the Assignments of Sub-Lease Collateral Charges.

              In recognition of the Borrower's willingness to do such acts and things, the Lenders are prepared to limit their recourse against the Borrower in respect of the Credits and any and all other amounts payable or which may become payable by the Borrower under any of the Facility Documents and/or any of the Operative Documents in connection with the Credits to the Deed of Assignment and Charge, the General Security Assignments, the Deed of Assignment of Guarantee and Indemnity (Lessor), the Mortgages, the Assignments of Sub-Lease Collateral Charges, the Priorities and Indemnities Agreement and/or the 1994 Security Documents as provided in this Clause 5.12.

      5.12.2 Notwithstanding anything herein (save in this Clause 5.12) or in the Security Documents to the contrary, all amounts payable or expressed to be payable to or for the account of the Lenders or either of the Representatives by the Borrower on, under or in respect of its obligations and liabilities under this Facility Agreement, the Deed of Assignment and Charge (if and when entered into), the General Security Assignments, the Deed of Assignment of Guarantee and Indemnity (Lessor), the Mortgages, the Assignments of Sub-Lease Collateral Charges, and the Priorities and Indemnities Agreement and/or whether arising as a matter of law or otherwise shall be recoverable only from and to the extent of sums that are received and retained by the Borrower (or any person claiming through or on behalf of the Borrower) pursuant to any provision of the Facility Agreement and/or the Lease Agreements and/or the Sub-Lease Security Assignments and/or the Deeds of Assignment of General Terms Agreement re Engine Warranties and/or the Purchase Agreement Assignments and/or the Sub-Lease Collateral Charges and/or the Guarantee and Indemnity (Lessor) and/or the Priorities and Indemnities Agreement (after deducting from each such payment received and retained by the Borrower any withholding or deduction which the Borrower is obliged by law to make from such payment) and the realisation of any proceeds from the enforcement of any security granted to the Security Agent under the Security Documents and/or the 1994 Security Documents and the Lenders and each Representative agree to look solely to such sums for payments to be made by the Borrower under this Facility Agreement, the Deed of Assignment and Charge (if and when entered into), the General Security Assignments, the Deed of Assignment of Guarantee and Indemnity (Lessor), the Mortgages, the Assignments of Sub-Lease Collateral Charges, and the Priorities and Indemnities Agreement and that the Lenders and each Representative shall not otherwise take or pursue any other judicial or other steps or proceedings, or exercise any other right or remedy that the Lenders or either of the Representatives or any of the 1994 Secured Parties might otherwise have against the Borrower or its assets (including without limitation rights of set-off). Except to the extent otherwise expressly provided herein or in any of the other Security Documents, the Borrower shall have no obligation to take an affirmative action to enforce or preserve its rights against any Lessee under any of the Security Documents (other than the giving of notices or the making of demands provided for in the Security Documents) unless indemnified to its reasonable satisfaction.

      5.12.3 Clause 5.12.2 shall be of no application to the Borrower and the Borrower shall be fully liable and the Agent, the Security Agent, each Lender and/or the 1994 Secured Parties shall be at liberty to prove all their respective rights and remedies against the Borrower and its assets for any loss, damage, cost or expense , (including without limitation legal fees and expenses) sustained or incurred by the Agent, the Security Agent, any Lender or any 1994 Secured Party as a consequence of (a) the wilful misconduct or gross negligence of the Borrower or (b) a representation or warranty made by the Borrower in any Facility Document and/or any Operative Document being untrue, incorrect or misleading which would have a material adverse effect upon the ability of the Borrower to perform or comply with its obligations under this Facility Agreement or any of the Facility Documents or any other Aircraft Operative Document.

      5.12.4 The provisions of this Clause 5.12 shall only limit the personal liability of the Borrower for the discharge of its monetary obligations under this Facility Agreement or any of the Facility Documents or any other Operative Document and shall not (i) limit or restrict in any way the accrual of interest on any unpaid amount, or (ii) derogate from or otherwise limit the right of recovery, realisation or application by the Lenders or either of the Representatives or any of the 1994 Secured Parties under or pursuant to any of the Security Documents or any of the 1994 Security Documents or anything assigned, mortgaged, charged, pledged or secured under or pursuant to any of the Security Documents or any of the 1994 Security Documents.


6.    REPRESENTATIONS AND WARRANTIES

6.1 To induce each of the Lenders, the Agent, the Security Agent and the Borrower to enter into the Facility Documents and the Operative Documents, the Bermuda Lessee represents and warrants to the Lenders, the Agent, the Security Agent and the Borrower that:-

      6.1.1 it is a company duly incorporated and validly existing under the laws of Bermuda and has full power, authority and legal right to own its property and carry on its business as presently conducted;

      6.1.2 it has the power and capacity to execute and deliver, and to perform its obligations under the Facility Documents and the Operative Documents to which it is or is to be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same;

      6.1.3 it has taken all necessary legal action to authorise the person or persons who execute and deliver the Facility Documents and the Operative Documents to which it is or is to be a party to execute and deliver the same and thereby bind the Bermuda Lessee to all the terms and conditions hereof and thereof and to act for and on behalf of the Bermuda Lessee as contemplated hereby and thereby;

      6.1.4 the Facility Documents and the Operative Documents to which the Bermuda Lessee is or is to be a party constitute or will when executed constitute legal, valid and binding obligations of the Bermuda Lessee enforceable in accordance with their terms subject to the qualifications set out in the Legal Opinions to be provided to the Lenders and the Borrower in accordance with the provisions of Clauses 3.2.1(a)(xxvi), (xxvii), (xxviii), (xxix), (xxx) and (xxxi) and 3.2.2(a)(x), (xi), (xii) and (xiii) of this Facility Agreement (in respect of the Facility Documents) and
              Schedule 7 to this Facility Agreement (in respect of the relevant Aircraft Operative Documents);

      6.1.5 the execution and delivery by the Bermuda Lessee of, the performance of its obligations under, and compliance with the provisions of, the Facility Documents and the Operative Documents to which the Bermuda Lessee is or is to be a party will not (i) contravene any existing applicable law to which the Bermuda Lessee is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which the Bermuda Lessee is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Security Interest on or over any of its assets other than those created pursuant to the Facility Documents and the Operative Documents;

      6.1.6 every consent, registration, licence and qualification required by the Bermuda Lessee to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Bermuda Lessee or its ability to perform its obligations hereunder;

      6.1.7 every consent, registration, licence and qualification required by the Bermuda Lessee to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of the Facility Documents and the Operative Documents to which it is or is to be a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Bermuda Lessee or the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of such Facility Documents or Operative Documents;

      6.1.8 no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case could have a material adverse effect on the business, assets or financial condition of the Bermuda Lessee or its ability to perform its obligations under any of the Facility Documents and/or the Operative Documents to which it is or is to be a party;

      6.1.9 the Bermuda Lessee has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for the winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

      6.1.10 the obligations of the Bermuda Lessee under the Facility Documents and the Operative Documents to which it is or is to be a party are, or will when the same are executed be, direct, general and unconditional obligations of the Bermuda Lessee and rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Bermuda Lessee save for obligations mandatorily preferred by law;

      6.1.11  no Cancellation Event or Potential Cancellation
              Event has occurred and is continuing;

      6.1.12 it has not, prior to entering into the Facility Documents, or, as the case may be, any of the Operative Documents engaged in any business or transaction or entered into any contract or agreement with any person or otherwise created or incurred any liability to, or acquired any asset from, any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely in order for the Bermuda Lessee to establish itself as a company duly incorporated and validly existing under the laws of Bermuda or
              (ii) have occurred pursuant to any other Facility Document or Operative Document;

      6.1.13 there have been no amendments or supplements to the Memorandum of Association and Bye-Laws of the Bermuda Lessee from the form of those documents last seen by the Agent and the Memorandum of Association and Bye-Laws in the form last seen by the Agent remain in full force and effect; and

      6.1.14 the board resolutions and power of attorney supplied by the Bermuda Lessee to the Agent pursuant to the provisions of Clause 3.2 of this Facility Agreement remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part, since they were entered into and the authority therein given to the persons therein named to agree and execute on behalf of the Bermuda Lessee the Facility Documents and the Operative Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part.

6.2 To induce each of the Lenders, the Agent, the Security Agent and the Borrower to enter into the Facility Documents and the Operative Documents, the Irish Lessee represents and warrants to the Lenders, the Agent, the Security Agent and the Borrower that:-

      6.2.1 it is a company duly incorporated and validly existing under the laws of Ireland and has full power, authority and legal right to own its property and carry on its business as presently conducted;

      6.2.2 it has the power and capacity to execute and deliver, and to perform its obligations under the Facility Documents and the Operative Documents to which it is or is to be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same;

      6.2.3 it has taken all necessary legal action to authorise the person or persons who execute and deliver the Facility Documents and the Operative Documents to which it is or is to be a party to execute and deliver the same and thereby bind the Irish Lessee to all the terms and conditions hereof and thereof and to act for and on behalf of the Irish Lessee as contemplated hereby and thereby;

      6.2.4 the Facility Documents and the Operative Documents to which the Irish Lessee is or is to be a party constitute or will when executed constitute legal, valid and binding obligations of the Irish Lessee enforceable in accordance with their terms subject to the qualifications set out in the Legal Opinions to be provided to the Lenders and the Borrower in accordance with the provisions of Clauses 3.2.1(a) (xxvi), (xxvii), (xxviii), (xxix), (xxx) and (xxxi) and 3.2.2(a)(x),(xi), (xii) and (xiii) of this Facility Agreement (in respect of the Facility Documents) and
              Schedule 7 to this Facility Agreement (in respect of the relevant Aircraft Operative Documents);

      6.2.5 the execution and delivery by the Irish Lessee of, the performance of its obligations under, and compliance with the provisions of, the Facility Documents and the Operative Documents to which the Irish Lessee is or is to be a party will not (i) contravene any existing applicable law to which the Irish Lessee is subject,
              (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which the Irish Lessee is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Security Interest on or over any of its assets other than those created pursuant to the Facility Documents and the Operative Documents;

      6.2.6 every consent, registration, licence and qualification required by the Irish Lessee to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Irish Lessee or its ability to perform its obligations hereunder;

      6.2.7 every consent, registration, licence and qualification required by the Irish Lessee to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of the Facility Documents and the Operative Documents to which it is or is to be a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Irish Lessee or the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of such Facility Documents or Operative Documents;

      6.2.8 no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case could have a material adverse effect on the business, assets or financial condition of the Irish Lessee or its ability to perform its obligations under any of the Facility Documents and/or the Operative Documents to which it is or is to be a party;

      6.2.9 the Irish Lessee has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for the winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, examiner, trustee or similar officer of it or of any or all of its assets;

      6.2.10 the obligations of the Irish Lessee under the Facility Documents and the Operative Documents to which it is or is to be a party are, or will when the same are executed be, direct, general and unconditional obligations of the Irish Lessee and rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Irish Lessee save for obligations mandatorily preferred by law;

      6.2.11  no Cancellation Event or Potential Cancellation
              Event has occurred and is continuing;

      6.2.12 it has not, prior to entering into the Facility Documents, or, as the case may be, any of the Operative Documents engaged in any business or transaction or entered into any contract or agreement with any person or otherwise created or incurred any liability to, or acquired any asset from, any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely in order for the Irish Lessee to establish itself as a company duly incorporated and validly existing under the laws of Ireland or
              (ii) have occurred pursuant to any other Facility Document or Operative Document or (iii) have occurred in connection with the 1994 Facility;

      6.2.13 there have been no amendments or supplements to the Memorandum of Association and Articles of Association of the Irish Lessee from the form of those documents last seen by the Agent and the Memorandum of Association and Articles of Association in the form last seen by the Agent remain in full force and effect; and

      6.2.14 the board resolutions and power of attorney supplied by Irish Lessee to the Agent pursuant to the provisions of Clause 3.2 of this Facility Agreement remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part since they were entered into and the authority therein given to the persons therein named to agree and execute on behalf of Irish Lessee the Facility Documents and the Operative Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part.

6.3 To induce the Lenders, the Agent, the Security Agent and the Borrower to enter into the Facility Documents and the Operative Documents, the Guarantor represents and warrants to the Lenders, the Agent, the Security Agent and the Borrower that:-

      6.3.1 it is a corporation duly incorporated and validly existing and in good standing under the laws of the State of California and has full power, authority and legal right to own its property and carry on its business as presently conducted;

      6.3.2 it has the power and capacity to execute and deliver, and to perform its obligations under the Facility Documents and the Operative Documents to which it is or is to be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same;

      6.3.3 it has taken all necessary legal action to authorise the person or persons who execute and deliver the Facility Documents and the Operative Documents to which it is or is to be a party to execute and deliver the same and thereby bind the Guarantor to all the terms and conditions hereof and thereof and to act for and on behalf of the Guarantor as contemplated hereby and thereby;

      6.3.4 the Facility Documents and the Operative Documents to which it is or is to be a party constitute or will when executed constitute legal, valid and binding obligations of the Guarantor enforceable in accordance with their respective terms subject to the qualifications set out in the Legal Opinions to be provided to the Lenders and the Borrower in accordance with the provisions of Clauses 3.2.1(a) (xxvi), (xxvii), (xxviii), (xxix), (xxx) and (xxxi) and 3.2.2(a)(x),(xi), (xii) and (xiii) of this Facility Agreement (in respect of the Facility Documents) and
              Schedule 7 to this Facility Agreement (in respect of the relevant Aircraft Operative Documents);

      6.3.5 the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, the Facility Documents and the Operative Documents to which it is or is to be a party will not (i) contravene any existing applicable law to which the Guarantor is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which the Guarantor is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any

              Security Interest on or over any of its assets (other than the Security Interests created pursuant to the Facility Documents and the Operative Documents);

      6.3.6 every consent, registration, licence and qualification required by the Guarantor to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Guarantor or its ability to perform its obligations under the Facility Documents and the Operative Documents to which it is or is to be a party;

      6.3.7 every consent, registration, licence and qualification required by the Guarantor to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of the Facility Documents and the Operative Documents to which it is or is to be a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Guarantor or the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of such Facility Documents or Operative Documents;

      6.3.8 the Guarantor is not (nor with the giving of notice or lapse of time or both or the making of any relevant determination or the fulfillment of any other condition would be) in breach of or in default under any document, instrument or agreement to which it is a party or is subject or by which it or any of its assets may be bound and no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case could have a material adverse effect on the business, assets or financial condition of the Guarantor or its ability to perform its obligations under the Facility Documents and the Operative Documents to which it is or is to be a party;

      6.3.9 the Guarantor has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for the winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

      6.3.10 the obligations of the Guarantor under the Facility Documents and the Operative Documents to which it is or is to be a party are, or will when the same are executed be, direct, general and unconditional obligations of the Guarantor and rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Guarantor save for obligations mandatorily preferred by law;

      6.3.11  no Cancellation Event or Potential Cancellation
              Event has occurred and is continuing;

      6.3.12 the audited consolidated financial statements of the Guarantor for the period ending on 31st December 1993 have been prepared in accordance with generally accepted accounting principles and standards applicable in the United States of America and in conjunction with the notes thereto, fairly present the financial position and the state of affairs of the Guarantor and its Subsidiaries as at 31st December 1993;

      6.3.13 the Guarantor is the beneficial owner of the entire share capital of each of the Bermuda Parent and the Irish Parent and the legal owner thereof other than of one (1) share in the Irish Parent which is held by Mr D. Kent as nominee;

      6.3.14 there have been no amendments or supplements to the Articles of Incorporation and Bylaws of the Guarantor from the form of those documents last seen by the Agent and the Articles of Incorporation and Bylaws in the form last seen by the Agent remain in full force and effect; and

      6.3.15 the board resolutions and power of attorney supplied by the Guarantor to the Agent pursuant to the provisions of Clause 3.2 of this Facility Agreement remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part since they were entered into and the authority therein given to the persons therein named to agree and execute on behalf of the Guarantor the Facility Documents and the Operative Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part.

6.4 To induce each of the Lenders, the Agent, the Security Agent and the Borrower to enter into the Facility Documents and the Operative Documents, the Bermuda Parent represents and warrants to the Lenders, the Agent, the Security Agent and the Borrower that:-

      6.4.1 it is a company duly incorporated and validly existing under the laws of Bermuda and has full power, authority and legal right to own its property and carry on its business as presently conducted;

      6.4.2 it has the power and capacity to execute and deliver, and to perform its obligations under the Facility Documents and the Operative Documents to which it is or is to be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same;

      6.4.3 it has taken all necessary legal action to authorise the person or persons who execute and deliver the Facility Documents and the Operative Documents to which it is or is to be a party to execute and deliver the same and thereby bind the Bermuda Parent to all the terms and conditions hereof and thereof and to act for and on behalf of the Bermuda Parent as contemplated hereby and thereby;

      6.4.4 the Facility Documents and the Operative Documents to which the Bermuda Parent is or is to be a party constitute or will when executed constitute legal, valid and binding obligations of the Bermuda Parent enforceable in accordance with their terms subject to the qualifications set out in the Legal Opinions to be provided to the Lenders and the Borrower in accordance with the provisions of Clauses 3.2.1(a) (xxvi), (xxvii), (xxviii), (xxix), (xxx) and (xxxi) and 3.2.2(a)(x),(xi), (xii) and (xiii) of this Facility Agreement (in respect of the Facility Documents) and
              Schedule 7 to this Facility Agreement (in respect of the relevant Aircraft Operative Documents);

      6.4.5 the execution and delivery by the Bermuda Parent of, the performance of its obligations under, and compliance with the provisions of, the Facility Documents and the Operative Documents to which the Bermuda Parent is or is to be a party will not (i) contravene any existing applicable law to which the Bermuda Parent is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which the Bermuda Parent is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Security Interest on or over any of its assets other than those created pursuant to the Facility Documents and the Operative Documents;

      6.4.6 every consent, registration, licence and qualification required by the Bermuda Parent to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Bermuda Parent or its ability to perform its obligations hereunder;

      6.4.7 every consent, registration, licence and qualification required by the Bermuda Parent to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of the Facility Documents and the Operative Documents to which it is or is to be a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Bermuda Parent or the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of such Facility Documents or Operative Documents;

      6.4.8 no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case could have a material adverse effect on the business, assets or financial condition of the Bermuda Parent or its ability to perform its obligations under any of the Facility Documents and/or the Operative Documents to which it is or is to be a party;

      6.4.9 the Bermuda Parent has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for the winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

      6.4.10 the obligations of the Bermuda Parent under the Facility Documents and the Operative Documents to which it is or is to be a party are, or will when the same are executed be, direct, general and unconditional obligations of the Bermuda Parent and rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Bermuda Parent save for obligations mandatorily preferred by law;

      6.4.11  no Cancellation Event or Potential Cancellation
              Event has occurred and is continuing;

      6.4.12 it has not, prior to entering into the Facility Documents, or, as the case may be, any of the Operative Documents engaged in any business or transaction or entered into any contract or agreement with any person or otherwise created or incurred any liability to, or acquired any asset from, any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely in order for the Bermuda Parent to establish itself as a company duly incorporated and validly existing under the laws of Bermuda or
              (ii) have occurred pursuant to any other Facility Document or Operative Document or (iii) have been necessary to enable the Bermuda Parent to become the legal and beneficial owner of the shares in the Bermuda Lessee and the Bermuda Option Holder or (iv) have occurred in connection with the 1994 Facility or (v) have been necessary to enable the Bermuda Parent to become the legal and beneficial owner of the shares in the Lessee (as that term is defined in the 1994 Facility Agreement);

      6.4.13 the Bermuda Parent is the legal and beneficial owner of the entire issued share capital of the Bermuda Lessee and the Bermuda Option Holder;

      6.4.14 there have been no amendments or supplements to the Memorandum of Association and Bye-Laws of the Bermuda Parent from the form of those documents last seen by the Agent and the Memorandum of Association and Bye-Laws in the form last seen by the Agent remain in full force and effect;

      6.4.15 the board resolutions and power of attorney supplied by the Bermuda Parent to the Agent pursuant to the provisions of Clause 3.2 of this Facility Agreement remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part since they were entered into and the authority therein given to the persons therein named to agree and execute on behalf of the Bermuda Parent the Facility Documents and the Operative Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part.

6.5. To induce each of the Lenders, the Agent, the Security Agent and the Borrower to enter into the Facility Documents and the Operative Documents, the Irish Parent represents and warrants to the Lenders, the Agent, the Security Agent and the Borrower that:-

      6.5.1 it is a company duly incorporated and validly existing under the laws of Ireland and has full power, authority and legal right to own its property and carry on its business as presently conducted;

      6.5.2 it has the power and capacity to execute and deliver, and to perform its obligations under the Facility Documents and the Operative Documents to which it is or is to be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same;

      6.5.3 it has taken all necessary legal action to authorise the person or persons who execute and deliver the Facility Documents and the Operative Documents to which it is or is to be a party to execute and deliver the same and thereby bind the Irish Parent to all the terms and conditions hereof and thereof and to act for and on behalf of the Irish Parent as contemplated hereby and thereby;

      6.5.4 the Facility Documents and the Operative Documents to which the Irish Parent is or is to be a party constitute or will when executed constitute legal, valid and binding obligations of the Irish Parent enforceable in accordance with their terms subject to the qualifications set out in the Legal Opinions to be provided to the Lenders and the Borrower in accordance with the provisions of Clauses
              3.2.1(a) (xxvi), (xxvii), (xxviii), (xxix), (xxx) and (xxxi) and 3.2.2(a)(x),(xi), (xii) and (xiii) of this Facility Agreement (in respect of the Facility Documents) and Schedule 7 to this Facility Agreement (in respect of the relevant Aircraft Operative Documents);

      6.5.5 the execution and delivery by the Irish Parent of, the performance of its obligations under, and compliance with the provisions of, the Facility Documents and the Operative Documents to which the Irish Parent is or is to be a party will not (i) contravene any existing applicable law to which the Irish Parent is subject,
              (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which the Irish Parent is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Security Interest on or over any of its assets other than those created pursuant to the Facility Documents and the Operative Documents;

      6.5.6 every consent, registration, licence and qualification required by the Irish Parent to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Irish Parent or its ability to perform its obligations hereunder;

      6.5.7 every consent, registration, licence and qualification required by the Irish Parent to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of the Facility Documents and the Operative Documents to which it is or is to be a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Irish Parent or the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of such Facility Documents or Operative Documents;

      6.5.8 no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case could have a material adverse effect on the business, assets or financial condition of the Irish Parent or its ability to perform its obligations under any of the Facility Documents and/or the Operative Documents to which it is or is to be a party;

      6.5.9 the Irish Parent has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for the winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, examiner, trustee or similar officer of it or of any or all of its assets;

      6.5.10 the obligations of the Irish Parent under the Facility Documents and the Operative Documents to which it is or is to be a party are, or will when the same are executed be, direct, general and unconditional obligations of the Irish Parent and rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Irish Parent save for obligations mandatorily preferred by law;

      6.5.11  no Cancellation Event or Potential Cancellation
              Event has occurred and is continuing;

      6.5.12 it has not, prior to entering into the Facility Documents, or, as the case may be, any of the Operative Documents engaged in any business or transaction or entered into any contract or agreement with any person or otherwise created or incurred any liability to, or acquired any asset from, any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely in order for the Irish Parent to establish itself as a company duly incorporated and validly existing under the laws of Ireland or
              (ii) have occurred pursuant to any other Facility Document or Operative Document or (iii) have been necessary to enable the Irish Parent to become the legal and beneficial owner of the shares in the Irish Lessee or (iv) have occurred in connection with the 1994 Facility;

      6.5.13 the Irish Parent is the legal owner of all but one of the shares in the Irish Lessee and is the beneficial owner of the entire issued share capital of the Irish Lessee;

      6.5.14 there have been no amendments or supplements to the Memorandum of Association and Articles of Association of the Irish Parent from the form of those documents last seen by the Agent and the Memorandum of Association and Articles of Association in the form last seen by the Agent remain in full force and effect; and

      6.5.15 the board resolutions and power of attorney supplied by Irish Parent to the Agent pursuant to the provisions of Clause 3.2 of this Facility Agreement remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part since they were entered into and the authority therein given to the persons therein named to agree and execute on behalf of Irish Parent the Facility Documents and the Operative Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part.

6.6 To induce each of the Lenders, the Agent, the Security Agent and the Borrower to enter into the Facility Documents and the Operative Documents, the Bermuda Option Holder represents and warrants to the Lenders, the Agent, the Security Agent and the Borrower that:-

      6.6.1 it is a company duly incorporated and validly existing under the laws of Bermuda and has full power, authority and legal right to own its property and carry on its business as presently conducted;

      6.6.2 it has the power and capacity to execute and deliver, and to perform its obligations under the Facility Documents and the Operative Documents to which it is or is to be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same;

      6.6.3 it has taken all necessary legal action to authorise the person or persons who execute and deliver the Facility Documents and the Operative Documents to which it is or is to be a party to execute and deliver the same and thereby bind the Bermuda Option Holder to all the terms and conditions hereof and thereof and to act for and on behalf of the Bermuda Option Holder as contemplated hereby and thereby;

      6.6.4 the Facility Documents and the Operative Documents to which the Bermuda Option Holder is or is to be a party constitute or will when executed constitute legal, valid and binding obligations of the Bermuda Option Holder enforceable in accordance with their terms subject to the qualifications set out in the Legal Opinions to be provided to the Lenders and the Borrower in accordance with the provisions of Clauses 3.2.1(a) (xxvi), (xxvii), (xxviii), (xxix), (xxx) and
              (xxxi) and 3.2.2(a)(x),(xi), (xii) and (xiii) of this Facility Agreement (in respect of the Facility Documents) and Schedule 7 to this Facility Agreement (in respect of the relevant Aircraft Operative Documents);

      6.6.5 the execution and delivery by the Bermuda Option Holder of, the performance of its obligations under, and compliance with the provisions of, the Facility Documents and the Operative Documents to which the Bermuda Option Holder is or is to be a party will not
              (i) contravene any existing applicable law to which the Bermuda Option Holder is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which the Bermuda Option Holder is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Security Interest on or over any of its assets other than those created pursuant to the Facility Documents and the Operative Documents;

      6.6.6 every consent, registration, licence and qualification required by the Bermuda Option Holder to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Bermuda Option Holder or its ability to perform its obligations hereunder;

      6.6.7 every consent, registration, licence and qualification required by the Bermuda Option Holder to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of the Facility Documents and the Operative Documents to which it is or is to be a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Bermuda Option Holder or the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of such Facility Documents or Operative Documents;

      6.6.8 no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case could have a material adverse effect on the business, assets or financial condition of the Bermuda Option Holder or its ability to perform its obligations under any of the Facility Documents and/or the Operative Documents to which it is or is to be a party;

      6.6.9 the Bermuda Option Holder has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for the winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

      6.6.10 the obligations of the Bermuda Option Holder under the Facility Documents and the Operative Documents to which it is or is to be a party are, or will when the same are executed be, direct, general and unconditional obligations of the Bermuda Option Holder and rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Bermuda Option Holder save for obligations mandatorily preferred by law;

      6.6.11  no Cancellation Event or Potential Cancellation
              Event has occurred and is continuing;

      6.6.12 it has not, prior to entering into the Facility Documents, or, as the case may be, any of the Operative Documents engaged in any business or transaction or entered into any contract or agreement with any person or otherwise created or incurred any liability to, or acquired any asset from, any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely in order for the Bermuda Option Holder to establish itself as a company duly incorporated and validly existing under the laws of Bermuda or (ii) have occurred pursuant to any other Facility Document or Operative Document or
              (iii) have occurred in connection with the 1994
              Facility;

      6.6.13 there have been no amendments or supplements to the Memorandum of Association and Bye-Laws of the Bermuda Option Holder from the form of those documents last seen by the Agent and the Memorandum of Association and Bye-Laws in the form last seen by the Agent remain in full force and effect; and

      6.6.14 the board resolutions and power of attorney supplied by the Bermuda Option Holder to the Agent pursuant to the provisions of Clause 3.2 of this Facility Agreement remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part since they were entered into and the authority therein given to the persons therein named to agree and execute on behalf of the Bermuda Option Holder the Facility Documents and the Operative Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part.

6.7 To induce each of the Lenders, the Agent, the Security Agent, the Bermuda Lessee, the Irish Lessee, the Bermuda Option Holder, the Guarantor, the Bermuda Parent and the Irish Parent to enter into the Facility Documents and the Operative Documents, the Borrower represents and warrants to the Lenders, the Agent, the Security Agent, the Bermuda Lessee, the Irish Lessee, the Guarantor, the Bermuda Parent and the Irish Parent that:-

      6.7.1 it is a company duly incorporated and validly existing under the laws of the Cayman Islands and has full power, authority and legal right to own its property and carry on its business as presently conducted;

      6.7.2 it has the power and capacity to execute and deliver, and to perform its obligations under the Facility Documents and the Operative Documents to which it is or is to be a party and all necessary action has been taken to authorise the execution, delivery and performance of the same;

      6.7.3 it has taken all necessary legal action to authorise the person or persons who execute and deliver the Facility Documents and the Operative Documents to which it is or is to be a party to execute and deliver the same and thereby bind the Borrower to all the terms and conditions hereof and thereof and to act for and on behalf of the Borrower as contemplated hereby and thereby;

      6.7.4 the Facility Documents and the Operative Documents to which the Borrower is or is to be a party constitute or will when executed constitute legal, valid and binding obligations of the Borrower enforceable in accordance with their terms subject to the qualifications set out in the Legal Opinions to be provided to the Lenders in accordance with the provisions of Clauses 3.2.1(a) (xxvi), (xxvii), (xxviii), (xxix), (xxx) and (xxxi) and 3.2.2(a)(x),(xi), (xii) and (xiii) of this Facility Agreement (in respect of the Facility Documents) and
              Schedule 7 to this Facility Agreement (in respect of the relevant Aircraft Operative Documents);

      6.7.5 the execution and delivery by the Borrower of, the performance of its obligations under, and compliance with the provisions of, the Facility Documents and the Operative Documents to which the Borrower is or is to be a party will not (i) contravene any existing applicable law to which the Borrower is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which the Borrower is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Security Interest on or over any of its assets other than those created pursuant to the Facility Documents and the Operative Documents;

      6.7.6 every consent, registration, licence and qualification required by the Borrower to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Borrower or its ability to perform its obligations hereunder;

      6.7.7 every consent, registration, licence and qualification required by the Borrower to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of the Facility Documents and the Operative Documents to which it is or is to be a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Borrower or the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of such Facility Documents or Operative Documents;

      6.7.8 no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case could have a material adverse effect on the business, assets or financial condition of the Borrower or its ability to perform its obligations under any of the Facility Documents and/or the Operative Documents to which it is or is to be a party;

      6.7.9 the Borrower has not taken any action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for the winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

      6.7.10 the obligations of the Borrower under the Facility Documents and the Operative Documents to which it is or is to be a party are, or will when the same are executed be, direct, general and unconditional obligations of the Borrower and rank at least pari passu with all other present and future unsecured and unsubordinated obligations of the Borrower save for obligations mandatorily preferred by law;

      6.7.11  no Cancellation Event or Potential Cancellation
              Event has occurred and is continuing;

      6.7.12 it has not, prior to entering into the Facility Documents, or, as the case may be, any of the Operative Documents engaged in any business or transaction or entered into any contract or agreement with any person or otherwise created or incurred any liability to, or acquired any asset from, any person, other than any such transactions, contracts, agreements, liabilities or acquisitions of assets as (i) have been necessary solely in order for the Borrower to establish itself as a company duly incorporated and validly existing under the laws of the Cayman Islands or (ii) have occurred pursuant to any other Facility Document or Operative Document;

      6.7.13 there have been no amendments or supplements to the Memorandum of Association and Articles of Association of the Borrower from the form of those documents last seen by the Agent and the Memorandum of Association and Articles of Association in the form last seen by the Agent remain in full force and effect; and

      6.7.14 the board resolutions and power of attorney supplied by Borrower to the Agent pursuant to the provisions of Clause 3.2 of this Facility Agreement remain in full force and effect and have not been amended, supplemented, varied or revoked, in whole or in part since they were entered into and the authority therein given to the persons therein named to agree and execute on behalf of Borrower the Facility Documents and the Operative Documents remains in full force and effect and has not been revoked, amended, supplemented or varied, in whole or in part.

6.8   The representations and warranties set out in Clauses 6.1 to
      6.7 (inclusive) shall be deemed to be repeated by the relevant party on each date the Bermuda Lessee or, as the case may be, the Irish Lessee serves a Utilisation Notice pursuant to Clause 4.1.1 and on each Utilisation Date in each case in relation to the Facility Aircraft which is the subject of the relevant Utilisation Notice and the Aircraft Operative Documents in respect thereof as though made on such date with reference to the facts and circumstances then existing on such date (but so the representation and warranty in Clause 6.3.12 shall for this purpose refer to the then latest audited financial statements of the Guarantor).


7.    UNDERTAKINGS AND COVENANTS

7.1   BERMUDA LESSEE COVENANTS

      The Bermuda Lessee hereby undertakes and covenants with each of the Lenders, the Agent, the Security Agent and the Borrower separately and severally that from the date of this Facility Agreement and so long as it remains under any obligation, actual or contingent, under the Facility
      Documents and/or any of the Operative Documents:-

      7.1.1 it shall remain duly incorporated and validly existing under the laws of Bermuda;

      7.1.2 it shall obtain, maintain in full force and effect and comply in all material respects with, any present or future authorisations (governmental or otherwise), approvals, licences and consents and, subject to the provisions of Clause 13.1 of each of the Lease Agreements to which it is to, or may be a party, do, or cause to be done, all other acts and things, which may from time to time be necessary for the continued due performance of its obligations under the Facility Documents and the Operative Documents;

      7.1.3 it shall inform the Agent of any Potential Cancellation Event or Cancellation Event promptly upon becoming aware of the same and shall provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of any Potential Cancellation Event or any Cancellation Event or otherwise in connection therewith;

      7.1.4 it shall promptly, upon being requested so to do by the Agent and/or the Security Agent take all such steps and enter into and execute all such documents and/or agreements of whatsoever nature in order to enable the Agent or, as the case may be, the Security Agent to effect any registration, recording, filing, notarisation or any other action in respect of any of the Facility Documents and/or the Operative Documents which are required by law or reasonably requested by the Agent, or as the case may be, the Security Agent (provided always that the Bermuda Lessee shall not be required to do any act or thing or take any step in connection with the registration, recording or filing of any instrument creating or evidencing a Security Interest over an Aircraft (but excluding any Security Interest of the Agent, the Security Agent or any of the Lenders in any of the Lease Agreements, any of the Approved Sub-Leases, any of the Requisition Proceeds, any of the Warranties or any of the Engine Warranties)) to ensure the validity, enforceability or priority of the liabilities and obligations of the Bermuda Lessee or the rights of the Borrower, the Agent, the Security Agent and/or each of the Lenders under any of the Facility Documents and/or the Operative Documents;

      7.1.5 the only business of the Bermuda Lessee shall be the leasing of the Aircraft and the sub-leasing and purchase of such Aircraft as contemplated in the Lease Agreements and the Bermuda Lessee covenants that it shall not, without the prior written consent of the Security Agent (such consent to be exercisable in the absolute discretion of the Security Agent) engage in any other business or transaction;

      7.1.6 it shall not, without the prior written consent of the Security Agent (such consent to be exercisable in the absolute discretion of the Security Agent), enter into any contract or agreement with any person, or otherwise create or incur any liability to, or acquire any asset from, any person, other than (a) any liability to the Guarantor or any Subsidiary (provided that any such liability is in all respects subordinate to any Indebtedness of the Bermuda Lessee arising, or which may arise, under any of the Facility Documents and/or the Operative Documents), and (b) such liabilities with respect to Taxes, ordinary operating costs and overhead expenses and the acquisition of such assets as have arisen or may arise in the ordinary course of carrying on its business as referred to in Clause 7.1.5;

      7.1.7 it shall ensure that at all times its obligations under the Facility Documents and the Operative
              Documents rank at least pari passu with its obligations owed to all its unsecured creditors save for obligations mandatorily preferred by law;

      7.1.8 it shall duly observe and perform all of the covenants, obligations and conditions which are required to be observed and performed on its part under each of the Facility Documents and/or the Operative Documents to which it is, or is to be, a party;

      7.1.9 it shall not create or acquiesce in the creation of any Security Interest on or with respect to the Aircraft, the Insurances, the Warranties, the Engine Warranties or any part thereof other than Permitted Liens;

      7.1.10 it shall not (without the prior written consent of the Security Agent, which consent shall be exercisable at the absolute discretion of the Security Agent) issue any shares (other than to AIG, any AIG Group Company, the Guarantor or any Subsidiary on terms that any such shares are immediately charged to the Security Agent on terms substantially the same as those contained in the Charge Over Shares of Bermuda Lessee or on such terms as may otherwise be agreed by the Security Agent);

      7.1.11 subject always to the provisions of the Facility Documents and/or the Operative Documents it shall not sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or assets (other than in respect of its revenues, to the Guarantor or any Subsidiary);

      7.1.12 it shall deliver to the Agent sufficient copies for distribution to each of the Lenders of its audited financial statements for each of its financial years (which shall be prepared in accordance with generally accepted accounting principles and practices in the United States of America, shall give a true and fair view of the profits and losses of the Bermuda Lessee for the relevant financial year and the state of its affairs at the end of such financial year) as soon as practicable and not later than one hundred and eighty (180) days after the end of the financial year to which they relate; and

      7.1.13 it shall procure that at all times a majority of the members of its board of directors shall be officers or employees of the Guarantor, a Subsidiary, AIG or an AIG Group Company and it shall procure further that no member of its board of directors shall be replaced or substituted (other than by another officer or employee of the Guarantor, a Subsidiary, AIG or an AIG Group Company) without the prior written consent of the Security Agent (which consent shall be exercisable in the absolute discretion of the Security Agent).

7.2   IRISH LESSEE COVENANTS

      The Irish Lessee hereby undertakes and covenants with each of the Lenders, the Agent, the Security Agent and the Borrower separately and severally that from the date of this Facility Agreement and so long as it remains under any obligation, actual or contingent, under the Facility
      Documents and/or any of the Operative Documents:-

      7.2.1 it shall remain duly incorporated and validly existing under the laws of Ireland;

      7.2.2 it shall obtain, maintain in full force and effect and comply in all material respects with, any present or future authorisations (governmental or otherwise), approvals, licences and consents and, subject to the provisions of Clause 13.1 of each of the Lease Agreements to which it is to, or may, be a party, do, or cause to be done, all other acts and things, which may from time to time be necessary for the continued due performance of its obligations under the Facility Documents and the Operative Documents;

      7.2.3 it shall inform the Agent of any Potential Cancellation Event or Cancellation Event promptly upon becoming aware of the same and shall provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of any Potential Cancellation Event or any Cancellation Event or otherwise in connection therewith;

      7.2.4 it shall promptly, upon being requested so to do by the Agent and/or the Security Agent take all such steps and enter into and execute all such documents and/or agreements of whatsoever nature in order to enable the Agent or, as the case may be, the Security Agent to effect any registration, recording, filing, notarisation or any other action in respect of any of the Facility Documents and/or the Operative Documents which are required by law or reasonably requested by the Agent, or as the case may be, the Security Agent (provided always that the Irish Lessee shall not be required to do any act or thing or take any step in connection with the registration, recording or filing of any instrument creating or evidencing a Security Interest over an Aircraft (but excluding any Security Interest of the Agent, the Security Agent or any of the Lenders in any of the Lease Agreements, any of the Approved Sub-Leases, any of the Requisition Proceeds, any of the Warranties or any of the Engine Warranties)) to ensure the validity, enforceability or priority of the liabilities and obligations of the Irish Lessee or the rights of the Borrower, the Agent, the Security Agent and/or each of the Lenders under any of the Facility Documents and/or the Operative Documents;

      7.2.5 the only business of the Irish Lessee shall be the leasing of the Aircraft and the 1994 Facility Aircraft and the sub-leasing and purchase of such Aircraft as contemplated in the Lease Agreements and the sub-leasing and purchase of the 1994 Facility Aircraft as contemplated in the Lease Agreements (as that term is defined in the 1994 Facility Agreement) and the Irish Lessee covenants that it shall not, without the prior written consent of the Security Agent (such consent to be exercisable in the absolute discretion of the Security Agent) engage in any other business or transaction;

      7.2.6 it shall not, without the prior written consent of the Security Agent (such consent to be exercisable in the absolute discretion of the Security Agent), enter into any contract or agreement with any person, or otherwise create or incur any liability to, or acquire any asset from, any person, other than (a) any liability to the Guarantor or any Subsidiary (provided that any such liability is in all respects subordinate to any Indebtedness of the Irish Lessee arising, or which may arise, under any of the Facility Documents and/or the Operative Documents), and (b) such liabilities with respect to Taxes, ordinary operating costs and overhead expenses and the acquisition of such assets as have arisen or may arise in the ordinary course of carrying on its business as referred to in Clause 7.2.5;

      7.2.7 it shall ensure that at all times its obligations under the Facility Documents and the Operative
              Documents rank at least pari passu with its obligations owed to all its unsecured creditors save for obligations mandatorily preferred by law;

      7.2.8 it shall duly observe and perform all of the covenants, obligations and conditions which are required to be observed and performed on its part under each of the Facility Documents and/or the Operative Documents to which it is, or is to be, a party;

      7.2.9 it shall not create or acquiesce in the creation of any Security Interest on or with respect to the Aircraft, the Insurances, the Warranties, the Engine Warranties or any part thereof other than Permitted Liens;

      7.2.10 it shall not (without the prior written consent of the Security Agent, which consent shall be exercisable at the absolute discretion of the Security Agent) issue any shares (other than to AIG, any AIG Group Company, the Guarantor or any Subsidiary on terms that any such shares are immediately charged to the Security Agent on terms substantially the same as those contained in the Charge Over Shares of Irish Lessee or on such terms as may otherwise be agreed by the Security Agent);

      7.2.11 subject always to the provisions of the Facility Documents and/or the Operative Documents it shall not sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or assets (other than in respect of its revenues, to the Guarantor or any Subsidiary);

      7.2.12 it shall deliver to the Agent sufficient copies for distribution to each of the Lenders of its audited financial statements for each of its financial years (which shall be prepared in accordance with generally accepted accounting principles and practices in Ireland, shall give a true and fair view of the profits and losses of the Irish Lessee for the relevant financial year and the state of its affairs at the end of such financial year) as soon as practicable and not later than one hundred and eighty (180) days after the end of the financial year to which they relate;

      7.2.13 it shall procure that at all times a majority of the members of its board of directors shall be officers or employees of the Guarantor, a Subsidiary, AIG or any AIG Group Company and it shall procure further that no member of its board of directors shall be replaced or substituted (other than by another officer or employee of the Guarantor, a Subsidiary, AIG or any AIG Group Company) without the prior written consent of the Security Agent (which consent shall be exercisable in the absolute discretion of the Security Agent);

      7.2.14 it shall use all reasonable endeavours to procure that at all times (i) it remains resident for Tax purposes in Ireland and that (ii) save as may arise solely as a result of a Change in Law the effect of which is that the Irish Lessee ceases to be treated for Taxation purposes in Ireland in the same way as Irish companies generally, any profits which it makes are subject to Taxation in Ireland under the general rules and regulations in Ireland applicable to Irish companies and that (iii) it does not (without the prior written consent of the Security Agent which consent shall be exercisable in the absolute discretion of the Security Agent) take any steps to become the beneficiary of a reduced rate of Tax pursuant to Section 39, 39A or 39B of the Finance Act 1980 of Ireland (as amended) or any other statutory provision (present or future) in Ireland providing for a reduced rate of Tax in Ireland; and

      7.2.15 it shall at all times maintain bank accounts with a branch in Ireland of a bank acceptable to the Security Agent and shall procure that all payments of rent, security deposits, supplemental rent and maintenance reserves payable under any Approved Sub-Lease to which it is or is to be a party shall be paid into the accounts referred to in the Irish Lessee Sub-Lease Collateral Charge.

7.3   BORROWER COVENANTS

      The Borrower hereby undertakes and covenants with the Agent, the Security Agent, the Lenders, the Bermuda Lessee, the Irish Lessee, the Bermuda Option Holder, the Guarantor, the Bermuda Parent and the Irish Parent separately and severally that from the date of this Facility Agreement and so long as it remains under any obligation, actual or contingent, under any of the Facility Documents and/or the Operative Documents:-

      7.3.1 it shall remain duly incorporated and validly existing under the laws of the Cayman Islands;

      7.3.2 it shall obtain, maintain in full force and effect and comply in all material respects with, any present or future authorisations (governmental or otherwise) approvals, licences and consents and, do, or cause to be done, all other acts and things, which may from time to time be necessary for the continued due performance of its obligations under the Facility Documents and the Operative Documents;

      7.3.3 it shall inform the Agent and the Guarantor of any Cancellation Event or Potential Cancellation Event promptly upon becoming aware of the same and shall provide the Agent and the Guarantor with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of the Cancellation Event or, as the case may be, Potential Cancellation Event or otherwise in connection therewith;

      7.3.4 it shall promptly, upon being requested so to do by the Agent and/or the Security Agent take all such steps and enter into and execute all such documents and/or agreements of whatsoever nature in order to enable the Agent or, as the case may be, the Security Agent to effect any registration, recording, filing, notarisation or any other action in respect of any of the Facility Documents and/or the Operative Documents which are required by law or reasonably requested by the Agent, or as the case may be, the Security Agent (provided always that the Borrower shall not be required to do any act or thing or take any step in the State of Registration of an Aircraft in connection with the registration, recording or filing of any instrument creating or evidencing a Security Interest over that Aircraft (but excluding any Security Interest of the Agent, the Security Agent or any of the Lenders in any of the Lease Agreements or any of the Approved Sub-Leases, any of the Requisition Proceeds, any of the Warranties or any of the Engine Warranties)) to ensure the validity, enforceability or priority of the liabilities and obligations of any or all of the Obligors and/or the Borrower or the rights of the Agent, the Security Agent and/or each of the Lenders under any of the Facility Documents and/or the Operative Documents;

      7.3.5 it shall limit its business exclusively to the purchase and leasing of the Aircraft and transactions contemplated by the Facility Documents and the Operative Documents and such activities and matters incidental to any of the foregoing;

      7.3.6 it shall not, without the prior written consent of the Security Agent and, prior to the occurrence of an Acceleration Event, the Guarantor (such consent to be exercisable in the absolute discretion of the Security Agent and the Guarantor), enter into any contract or agreement with any person, or otherwise create or incur any liability to, or acquire any asset from, any person, other than such liabilities with respect to Taxes, ordinary operating costs and overhead expenses and the acquisition of such assets as have arisen or may arise in the ordinary course of carrying on its business as referred to in Clause 7.3.5;

      7.3.7 it shall ensure that at all times its obligations under the Facility Documents and the Operative
              Documents rank at least pari passu with its obligations owed to all its unsecured creditors save for obligations mandatorily preferred by law;

      7.3.8 it shall duly observe and perform all of the covenants, obligations and conditions which are required to be observed and performed on its part under each of the Facility Documents and/or the Operative Documents to which it is, or is to be, a party;

      7.3.9 it shall not create or acquiesce in the creation of any Security Interest on or with respect to any of the Aircraft, the Insurances, the Warranties, the Engine Warranties or any part thereof other than Permitted Liens;

      7.3.10 it shall not (without the prior written consent of the Security Agent and the Guarantor which consent shall be exercisable at the absolute discretion of the Security Agent and the Bermuda Lessee) issue any shares;

      7.3.11 subject always to the provisions of the Facility Documents and/or the Operative Documents, it shall not sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or assets;

      7.3.12 on the date upon which the Borrower receives written notice from the relevant Lessee so to do, it shall issue to the Agent a Notice of Drawdown, provided that:-

              (a) if the Borrower receives such written notice from the relevant Lessee at any time after 5.00 p.m. (London time) on the relevant date, it shall have no obligation to issue a Notice of Drawdown until the next Business Day; and

              (b) the form of Notice of Drawdown requested by the relevant Lessee shall be in the form attached hereto in Schedule 6;

      7.3.13 it shall in relation to each Advance, use all reasonable endeavours to ensure the prompt satisfaction of those of the conditions precedent set out in Schedule 7 as are within its power or control;

      7.3.14 on the date upon which the Borrower receives written notice from the relevant Lessee of the exercise by the relevant Option Holder of its option to purchase an Aircraft pursuant to the relevant Lease Agreement, it shall issue to the Agent a notice of prepayment pursuant to Clause 5.4.3;

      7.3.15 it will not knowingly do anything or knowingly take any action or knowingly omit to take any action which has or may have the effect of prejudicing the absolute and first priority entitlement of the Security Agent against a liquidator, receiver, administrator or similar officer or official, to all rights, monies and property expressed to be mortgaged, assigned, charged or pledged to the Security Agent by the Borrower pursuant to the Facility Document or any of the Security Documents to which it is a party;

      7.3.16 it shall promptly inform the Agent and the Security Agent as soon as it becomes aware of the loss of or material damage to any of the Aircraft or of the occurrence of any other event constituting a Total Loss provided that if the relevant Lessee has informed the Agent of any such material damage or Total Loss the Borrower's obligation under this Clause 7.3.17 shall be discharged; and

      7.3.17 it shall promptly inform the Agent and the Security Agent as soon as it becomes aware of any Security Interest which may be created or may arise over or in respect of any of the Aircraft or any part thereof other than any Security Interest created by any of the Facility Documents or any of the Operative Documents.

7.4   GUARANTOR COVENANTS

      7.4.1 The Guarantor hereby undertakes and covenants with each of the Lenders, the Agent, the Security Agent and the Borrower separately and severally in the terms set out in Schedule 5.

      7.4.2 The Guarantor hereby further undertakes and covenants with each of the Lenders, the Agent, the Security Agent and the Borrower separately and severally that it will enter into a Guarantee and Indemnity with the Lender, the Agent, the Security Agent and the Borrower in respect of any and all of the obligations of any Additional Lessee, any Alternative Lessee, any Option Holder and any Parent under the Facility Documents and the Operative Documents substantially in the terms of Clause 10.

7.5   BERMUDA PARENT COVENANTS

      The Bermuda Parent hereby undertakes and covenants with each of the Lenders, the Agent, the Security Agent and the Borrower separately and severally that from the date of this Facility Agreement and for so long as it remains under any obligation, actual or contingent, under the Facility
      Documents and/or any of the Operative Documents:-

      7.5.1 it shall remain duly incorporated and validly existing under the laws of Bermuda and shall not, without the prior written consent of the Security Agent, make any amendment to the constitutional documents of the Bermuda Lessee and/or the Bermuda Option Holder;

      7.5.2 it shall obtain, maintain in full force and effect and comply in all material respects with, any present or future authorisations (governmental or otherwise) approvals, licences and consents and do, or cause to be done, all other acts and things, which may from time to time be necessary for the continued due performance of its obligations under the Facility Documents and the Operative Documents;

      7.5.3 it shall inform the Agent of any Potential Cancellation Event or Cancellation Event promptly upon becoming aware of the same and shall provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of any Potential Cancellation Event or any Cancellation Event or otherwise in connection therewith;

      7.5.4 it shall promptly, upon being requested so to do by the Agent and/or the Security Agent take all such steps and enter into and execute all such documents and/or agreements of whatsoever nature in order to enable the Agent or, as the case may be, the Security Agent to effect any registration, recording, filing, notarisation or any other action in respect of any of the Facility Documents and/or the Operative Documents which are required by law or reasonably requested by the Agent, or as the case may be, the Security Agent (provided always that the Bermuda Parent shall not be required to do any act or thing or take any step in connection with the registration, recording or filing of any instrument creating or evidencing a Security Interest over an Aircraft (but excluding any Security Interest of the Agent, the Security Agent or any of the Lenders in any of the Lease Agreements or any of the Approved Sub-Leases, any of the Requisition Proceeds, any of the Warranties or any of the Engine Warranties)) to ensure the validity, enforceability or priority of the liabilities and obligations of any or all of the Obligors or the rights of the Borrower, the Agent, the Security Agent and/or each of the Lenders under any of the Facility Documents and/or the Operative Documents;

      7.5.5 the only business of the Bermuda Parent shall be (i) the legal ownership of the issued shares in the Bermuda Lessee, any Alternative Lessee, any Additional Lessee, the Bermuda Option Holder and any other
              Option Holder and entering into the Charge Over
              Shares of Bermuda Lessee, any Charges Over Shares of Alternative Lessee, any Charges Over Shares of
              Additional Lessee and the documents incidental thereto and the transactions contemplated by the Facility Documents and the Operative Documents to which it is, or is to be, a party and (ii) the legal and beneficial ownership of the issued shares in the Lessee (as that term is defined in the 1994 Facility Agreement) and entering into the Charge Over Shares
              (as that term is defined in the 1994 Facility Agreement) and the documents incidental thereto and the transactions contemplated by the 1994 Facility Agreement and the Facility Documents and Operative Documents (as those terms are defined in the 1994 Facility Agreement) and such activities and matters incidental to any of the foregoing and the Bermuda Parent covenants that it shall not, without the prior written consent of the Security Agent (such consent to be exercisable in the absolute discretion of the Security Agent) engage in any other business or transaction;

      7.5.6 it shall not, without the prior written consent of the Security Agent (such consent to be exercisable in the absolute discretion of the Security Agent), enter into any contract or agreement with any person, or otherwise create or incur any liability to, or acquire any asset from, any person, other than (a) any liability to the Guarantor or any Subsidiary, (provided that any such liability is in all respects subordinate to any Indebtedness of the Bermuda Parent arising, or which may arise, under any of the Facility Documents and/or any of the Operative Documents), and
              (b) such liabilities with respect to Taxes, ordinary operating costs and overhead expenses and the acquisition of such assets as have arisen or may arise in the ordinary course of carrying on its business as referred to in Clause 7.5.5;

      7.5.7 it shall ensure that at all times its obligations under the Facility Documents and the Operative
              Documents rank at least pari passu with its obligations owed to all its unsecured creditors save for obligations mandatorily preferred by law;

      7.5.8 it shall duly observe and perform all of the covenants, obligations and conditions which are required to be observed and performed on its part under each of the Operative Documents to which it is, or is to be, a party;

      7.5.9 it shall not create any Security Interest on or with respect to the Charged Property (as that term is defined in the Charge Over Shares of Bermuda Lessee) or the Charged Property (as that term will be defined in any Charge Over Shares of Alternative Lessee and/or any Charge Over Shares of Additional Lessee which may be entered into by the Bermuda Parent);

      7.5.10 it shall not (without the prior written consent of the Security Agent which consent shall be exercisable at the absolute discretion of the Security Agent), issue any shares (other than to AIG, any AIG Group Company, the Guarantor or any Subsidiary) and the Bermuda Parent shall not (other than pursuant to the Charge Over Shares of Bermuda Lessee or pursuant to any Charge Over Shares of Alternative Lessee and/or Charge Over Shares of Additional Lessee which may be entered into by the Bermuda Parent) sell, transfer or dispose of, encumber or create any Security Interest over or alter the rights attaching to any of its shares in the Bermuda Lessee and/or the Bermuda Option Holder and/or any Alternative Lessee and/or Additional Lessee the shares of which are owned by the Bermuda Parent;

      7.5.11 subject always to the provisions of the Facility Documents and/or the Operative Documents it shall not sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or assets (other than in respect of its revenues, to the Guarantor or any Subsidiary); and

      7.5.12 it shall procure that at all times a majority of the members of its board of directors shall be officers or employees of the Guarantor, a Subsidiary, AIG or an AIG Group Company and it shall procure further that no member of its board of directors shall be replaced or substituted (other than by another officer or employee of the Guarantor, a Subsidiary, AIG or an AIG Group Company) without the prior written consent of the Security Agent (which consent shall be exercisable in the absolute discretion of the Security Agent).

7.6   IRISH PARENT COVENANTS

      The Irish Parent hereby undertakes and covenants with each of the Lenders, the Agent, the Security Agent and the Borrower separately and severally that from the date of this Facility Agreement and for so long as it remains under any obligation, actual or contingent, under the Facility
      Documents and/or any of the Operative Documents:-

      7.6.1 it shall remain duly incorporated and validly existing under the laws of Ireland and shall not, without the prior written consent of the Security Agent, make any amendment to the constitutional documents of the Irish Lessee;

      7.6.2 it shall obtain, maintain in full force and effect and comply in all material respects with, any present or future authorisations (governmental or otherwise) approvals, licences and consents and do, or cause to be done, all other acts and things, which may from time to time be necessary for the continued due performance of its obligations under the Facility Documents and the Operative Documents;

      7.6.3 it shall inform the Agent of any Potential Cancellation Event or Cancellation Event promptly upon becoming aware of the same and shall provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of any Potential Cancellation Event or any Cancellation Event or otherwise in connection therewith;

      7.6.4 it shall promptly, upon being requested so to do by the Agent and/or the Security Agent take all such steps and enter into and execute all such documents and/or agreements of whatsoever nature in order to enable the Agent or, as the case may be, the Security Agent to effect any registration, recording, filing, notarisation or any other action in respect of any of the Facility Documents and/or the Operative Documents which are required by law or reasonably requested by the Agent, or as the case may be, the Security Agent (provided always that the Irish Parent shall not be required to do any act or thing or take any step in connection with the registration, recording or filing of any instrument creating or evidencing a Security Interest over an Aircraft (but excluding any Security Interest of the Agent, the Security Agent or any of the Lenders in any of the Lease Agreements or any of the Approved Sub-Leases, any of the Requisition Proceeds, any of the Warranties or any of the Engine Warranties)) to ensure the validity, enforceability or priority of the liabilities and obligations of any or all of the Obligors or the rights of the Borrower, the Agent, the Security Agent and/or each of the Lenders under any of the Facility Documents and/or the Operative Documents;

      7.6.5 the only business of the Irish Parent shall be (i) the legal ownership of the issued shares in the Irish Lessee, any Alternative Lessee, any Additional Lessee, and any Option Holder (other than the Bermuda Option Holder) and entering into the Charge Over Shares of Irish Lessee, any Charges Over Shares of Alternative Lessee, any Charges Over Shares of Additional Lessee and the documents incidental thereto and the transactions contemplated by the Facility Documents and the Operative Documents to which it is, or is to be, a party and (ii) the legal ownership of the issued shares in the Alternative Lessee (as that term is defined in the 1994 Facility Agreement) and entering into the Charge Over Shares of Alternative Lessee (as that term is defined in the 1994 Facility Agreement) and the documents incidental thereto and the transactions contemplated by the 1994 Facility Agreement and the Facility Documents and Operative Documents (as those terms are defined in the 1994 Facility Agreement) and such activities and matters incidental to any of the foregoing and the Irish Parent covenants that it shall not, without the prior written consent of the Security Agent (such consent to be exercisable in the absolute discretion of the Security Agent) engage in any other business or transaction;

      7.6.6 it shall not, without the prior written consent of the Security Agent (such consent to be exercisable in the absolute discretion of the Security Agent), enter into any contract or agreement with any person, or otherwise create or incur any liability to, or acquire any asset from, any person, other than (a) any liability to the Guarantor or any Subsidiary, (provided that any such liability is in all respects subordinate to any Indebtedness of the Irish Parent arising, or which may arise, under any of the Facility Documents and/or any of the Operative Documents), and
              (b) such liabilities with respect to Taxes, ordinary operating costs and overhead expenses and the acquisition of such assets as have arisen or may arise in the ordinary course of carrying on its business as referred to in Clause 7.6.5;

      7.6.7 it shall ensure that at all times its obligations under the Facility Documents and the Operative
              Documents rank at least pari passu with its obligations owed to all its unsecured creditors save for obligations mandatorily preferred by law;

      7.6.8 it shall duly observe and perform all of the covenants, obligations and conditions which are required to be observed and performed on its part under each of the Operative Documents to which it is, or is to be, a party;

      7.6.9 it shall not create any Security Interest on or with respect to the Charged Property (as that term is defined in the Charge Over Shares of Irish Lessee) or the Charged Property (as that term will be defined in any Charge Over Shares of Alternative Lessee and/or any Charge Over Shares of Additional Lessee which may be entered into by the Irish Parent);

      7.6.10 it shall not (without the prior written consent of the Security Agent which consent shall be exercisable at the absolute discretion of the Security Agent), issue any shares (other than to AIG, any AIG Group Company, the Guarantor or any Subsidiary) and the Irish Parent shall not (other than pursuant to the Charge Over Shares of Irish Lessee or pursuant to any Charge Over Shares of Alternative Lessee and/or Charge Over Shares of Additional Lessee which may be entered into by the Irish Parent) sell, transfer or dispose of, encumber or create any Security Interest over or alter the rights attaching to any of its shares in the Irish Lessee and/or any Option Holder and/or any Alternative Lessee and/or any Additional Lessee the shares of which are owned by the Irish Parent;

      7.6.11 subject always to the provisions of the Facility Documents and/or the Operative Documents it shall not sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or assets (other than in respect of its revenues, to the Guarantor or any Subsidiary);

      7.6.12 it shall procure that at all times a majority of the members of its board of directors shall be officers or employees of the Guarantor, a Subsidiary, AIG or an AIG Group Company and it shall procure further that no member of its board of directors shall be replaced or substituted (other than by another officer or employee of the Guarantor, a Subsidiary, AIG or an AIG Group Company) without the prior written consent of the Security Agent (which consent shall be exercisable in the absolute discretion of the Security Agent); and

      7.6.13 it shall use all reasonable endeavours to procure that at all times (i) it remains resident for Tax purposes in Ireland and that (ii) save as may arise solely as a result of a Change in Law the effect of which is that the Irish Parent ceases to be treated for Taxation purposes in Ireland in the same way as Irish companies generally, any profits which it makes are subject to Taxation in Ireland under the general rules and regulations in Ireland applicable to Irish companies and that (iii) it does not (without the prior written consent of the Security Agent which consent shall be exercisable in the absolute discretion of the Security Agent) take any steps to become the beneficiary of a reduced rate of Tax pursuant to Section 39, 39A or 39B of the Finance Act 1980 of Ireland (as amended) or any other statutory provision (present or future) in Ireland providing for a reduced rate of Tax in Ireland.

7.7   BERMUDA OPTION HOLDER COVENANTS

      The Bermuda Option Holder hereby undertakes and covenants with each of the Lenders, the Agent, the Security Agent and the Borrower separately and severally that from the date of this Facility Agreement and for so long as it remains under any obligation, actual or contingent, under the Facility Documents and/or any of the Operative Documents:-

      7.7.1 it shall remain duly incorporated and validly existing under the laws of Bermuda;

      7.7.2 it shall obtain, maintain in full force and effect and comply in all material respects with, any present or future authorisations (governmental or otherwise) approvals, licences and consents and do, or cause to be done, all other acts and things, which may from time to time be necessary for the continued due performance of its obligations under the Facility Documents and the Operative Documents;

      7.7.3 it shall inform the Agent of any Potential Cancellation Event or Cancellation Event promptly upon becoming aware of the same and shall provide the Agent with full details of any steps which it is taking, or is considering taking, in order to remedy or mitigate the effect of any Potential Cancellation Event or any Cancellation Event or otherwise in connection therewith;

      7.7.4 it shall promptly, upon being requested so to do by the Agent and/or the Security Agent take all such steps and enter into and execute all such documents and/or agreements of whatsoever nature in order to enable the Agent or, as the case may be, the Security Agent to effect any registration, recording, filing, notarisation or any other action in respect of any of the Facility Documents and/or the Operative Documents which are required by law or reasonably requested by the Agent, or as the case may be, the Security Agent (provided always that the Bermuda Option Holder shall not be required to do any act or thing or take any step in connection with the registration, recording or filing of any instrument creating or evidencing a Security Interest over an Aircraft (but excluding any Security Interest of the Agent, the Security Agent or any of the Lenders in any of the Lease Agreements or any of the Approved Sub-Leases, any of the Requisition Proceeds, any of the Warranties or any of the Engine Warranties)) to ensure the validity, enforceability or priority of the liabilities and obligations of any and all of the Obligors or the rights of the Borrower, the Agent, the Security Agent and/or each of the Lenders under any of the Facility Documents and/or the Operative Documents;

      7.7.5 the only business of the Bermuda Option Holder shall be (i) to hold the benefit of the option to purchase any or all of the Aircraft in accordance with the terms of each of the Lease Agreements, to exercise any such option and to dispose of any Aircraft acquired pursuant thereto and entering into this Facility Agreement, the Priorities and Indemnities Agreement, each of the Lease Agreements and the documents incidental thereto and the transactions contemplated by the Facility Documents and the Operative Documents to which it is, or is to be, a party and (ii) to hold the benefit of the option to purchase any or all of the 1994 Facility Aircraft in accordance with the terms of the Lease Agreements (as that term is defined in the 1994 Facility Agreement) to exercise any such option and to dispose of any 1994 Facility Aircraft acquired pursuant thereto and entering into the 1994 Facility Agreement and the Priorities and Indemnities Agreement and the Lease Agreements (as those terms are defined in the 1994 Facility Agreement) and the documents incidental thereto and the transactions completed by the Facility Documents and the Operative Documents (as those terms are defined in the 1994 Facility Agreement) and such activities and matters incidental to any of the foregoing and the Bermuda Option Holder covenants that it shall not, without the prior written consent of the Security Agent (such consent to be exercisable in the absolute discretion of the Security Agent) engage in any other business or transaction;

      7.7.6 it shall not, without the prior written consent of the Security Agent (such consent to be exercisable in the absolute discretion of the Security Agent), enter into any contract or agreement with any person, or otherwise create or incur any liability to, or acquire any asset from, any person, other than (a) any option to purchase an Aircraft pursuant to a Lease Agreement,
              (b) any liability to the Guarantor or any Subsidiary, (provided that any such liability is in all respects subordinate to any Indebtedness of the Bermuda Option

              Holder arising, or which may arise, under any of the Facility Documents and/or any of the Operative Documents), and (c) such liabilities with respect to Taxes, ordinary operating costs and overhead expenses and the acquisition of such assets as have arisen or may arise in the ordinary course of carrying on its business as referred to in Clause 7.7.5;

      7.7.7 it shall ensure that at all times its obligations under the Facility Documents and the Operative
              Documents rank at least pari passu with its obligations owed to all its unsecured creditors save for obligations mandatorily preferred by law;

      7.7.8 it shall duly observe and perform all of the covenants, obligations and conditions which are required to be observed and performed on its part under each of the Operative Documents to which it is, or is to be, a party;

      7.7.9 it shall not create or acquiesce in the creation of any Security Interest on or with respect to the Aircraft, the Insurances, the Warranties, the Engine Warranties or any part thereof other than Permitted Liens;

      7.7.10 it shall not (without the prior written consent of the Security Agent which consent shall be exercisable at the absolute discretion of the Security Agent) issue any shares (other than to the Bermuda Parent, the Guarantor, any Subsidiary, AIG or any AIG Group Company);

      7.7.11 subject always to the provisions of the Facility Documents and/or the Operative Documents it shall not sell, lease, transfer or otherwise dispose of, by one or more transactions or series of transactions (whether related or not), the whole or any part of its revenues or assets (other than in respect of its revenues, to the Guarantor or any Subsidiary, and other than any Aircraft acquired pursuant to its exercise of a purchase option contained in a Lease Agreement); and

      7.7.12 it shall procure that at all times a majority of the members of its board of directors shall be officers or employees of the Guarantor, a Subsidiary, AIG or an AIG Group Company and it shall procure further that no member of its board of directors shall be replaced or substituted (other than by another officer or employee of the Guarantor, a Subsidiary, AIG or an AIG Group Company) without the prior written consent of the Security Agent (which consent shall be exercisable in the absolute discretion of the Security Agent).


8.    CANCELLATION EVENTS

8.1    It shall be a Cancellation Event if:-

      8.1.1 any amount due from any of the Obligors under any of the Facility Documents to which the relevant Obligor is a party is not paid on the due date therefor and such failure continues for three (3) Business Days after notice of such failure has been given by the Agent to the relevant Obligor, or in respect of any sum payable on demand, such failure continues for three (3) Business Days after notice of such failure has been given by the Agent to the relevant Obligor except where any such failure as aforesaid arises as a result of the making of such payment becoming unlawful or illegal by reason of any Change in Law, in which event Clause 7 of the Priorities and Indemnities Agreement shall apply; or

      8.1.2 any of the Obligors fails to observe or perform any of its obligations (other than the obligations mentioned in Clause 8.1.1 and Clause 8.1.3 and, in relation to the Guarantor, the Guarantor's covenants under Clause
              7.4 of and Schedule 5 to this Facility Agreement) under any of the Facility Documents and in respect of any such failure which is capable of being remedied, it shall not have been remedied within thirty (30) days (or if at the end of such thirty (30) day period such failure has not been so remedied but the relevant Obligor has demonstrated to the satisfaction of the Agent that there is a reasonable prospect of remedying such failure and the relevant Obligor acting in good faith is using all reasonable endeavours to remedy such failure within such other period as the Agent in its opinion agrees, after receipt by the relevant Obligor of notice from the Agent requiring such remedy, and in respect of any such failure which is not capable of remedy it shall, in the opinion of the Agent materially adversely affect the rights of the Agent, the Security Agent and/or any of the Lenders under this Facility Agreement or any other Facility Document or any Operative Document, except where any such failure arises as a result of (i) the performance or observance of any such obligations or undertakings becoming unlawful or illegal by reason of any Change in Law (provided that such failure is not a failure to observe or perform any obligations of Clause 7 of the Priorities and Indemnities Agreement); or (ii) a breach by an Approved Sub-Lessee of its obligations under an Approved Sub-Lease in circumstances where the relevant Lessee is complying in full with the provisions of Clause 13 of the relevant Lease Agreement PROVIDED ALWAYS THAT the grace period referred to in this Clause 8.1.2 shall not entitle the relevant Lessee to operate any of the Aircraft to which such failure relates, or allow any of the Aircraft to which such failure relates to be operated, otherwise than in accordance with all applicable laws); or

      8.1.3 the Guarantor fails to observe or perform any of its covenants under Clause 7.4 of and Schedule 5 to this Facility Agreement and in respect of any such failure which is capable of being remedied, such failure shall not have been remedied within thirty (30) days or (if at the end of such thirty (30) day period such failure has not been so remedied but the Guarantor has demonstrated to the satisfaction of the Agent that there is a reasonable prospect of remedying such failure and the Guarantor acting in good faith is using all reasonable endeavours to remedy such failure) within such other period as the Agent in its opinion agrees, after receipt by the Guarantor of notice from the Agent requiring such remedy; or

      8.1.4 any representation, warranty or statement made or deemed to be made by or on behalf of any of the

              Obligors in any of the Facility Documents or which is contained in any certificate, statement, notice, opinion or any other document provided by or on behalf of any of the Obligors under or in connection with any of the Facility Documents proves to be incorrect or misleading in any material respect (as at the date when made, or when deemed to have been repeated) with reference to the facts and circumstances subsisting at such date and in the opinion of the Agent such incorrectness materially adversely affects the rights under any of the Facility Documents and/or any of the Operative Documents of the Borrower, the Agent, the Security Agent and/or any of the Lenders; or

      8.1.5 any Indebtedness (which word shall, for the purposes of this Clause 8.1.5, have the meaning set out in
              Schedule 5) of any of the Obligors (other than Indebtedness to a Subsidiary of the Guarantor or Indebtedness of any of the Obligors to the Guarantor) exceeding thirty-five million Dollars (US$35,000,000) in aggregate (or the equivalent thereof, as determined by the Agent by reference to prevailing market exchange rates from time to time, in any other currency):-

              (a) is not paid when due (or within any applicable grace period relating thereto); or

              (b) is declared to be due or otherwise becomes due or otherwise becomes capable of being declared due and payable before its stated maturity by reason of a default by any of the Obligors or an event of default (howsoever described) under the document relating to that Indebtedness; or

      8.1.6 AIG ceases to own beneficially, whether directly or indirectly, at least fifty one per cent. (51%) of the issued common stock of the Guarantor; or

      8.1.7   if any Lessee and/or the Guarantor:-

              (a) materially changes or threatens to change materially the nature or scope of its aircraft operating leasing and aircraft trading business or aircraft operating leasing ceases to be a core activity of its business; or

              (b) suspends or threatens to suspend all or a substantial part of its aircraft operating leasing and aircraft trading business operations (other than suspensions of a temporary nature resulting from (i) a strike or (ii) a similar event not within the control of the relevant Lessee or the Guarantor, as the case may be) which it now conducts directly or indirectly, or any Government Entity expropriates all or any substantial part of its assets; or

              (c) ceases, or threatens to cease, to carry on all or a substantial part of its aircraft operating leasing and aircraft trading business or operations as presently undertaken at the date of this Facility Agreement, and as a result of any of the foregoing is or is likely, in the reasonable opinion of the Agent, materially and adversely to affect the ability of any of the Obligors to perform its respective obligations under any of the Facility Documents and/or any of the Operative Documents; or

      8.1.8 an encumbrancer takes possession of, or a trustee in bankruptcy, administrator, administrative receiver, examiner, receiver or similar officer is appointed in respect of all or a substantial part of the business or assets of any of the Obligors or any such substantial part of the business or assets is placed in judicial management or distress or any form of execution is levied or enforced upon or sued out against any such part of the business or assets and is not discharged within fourteen (14) days of being levied, enforced or sued out; or

      8.1.9 any of the Obligors (i) admits in writing its inability to pay generally its debts as they become due, (ii) suspends payment of its debts or becomes unable to pay its debts generally as they fall due,
              (iii) suspends or threatens in writing to suspend making payments or declares a moratorium or seeks a rescheduling (whether of principal or interest) with respect to all or any class of its debts (other than for the purposes of a reconstruction, merger or amalgamation neither involving nor arising out of the insolvency of any of the Obligors the terms of which have been previously approved by the Agent), (iv) convenes a meeting of its creditors or proposes or makes any arrangement or composition with or any assignment for the benefit of its creditors, (v) any of the Obligors shall be adjudicated or found bankrupt or insolvent by a competent court, (vi) a petition for the winding-up or dissolution of any of the Obligors shall be presented and not discharged within fourteen
              (14) days (other than a petition demonstrated by the relevant Obligor to the satisfaction of the Agent to have been made frivolously or vexatiously) or (vii) any order shall be made by any competent court for its winding up, liquidation or dissolution; or

      8.1.10 any of the Obligors takes any corporate action, or other steps are taken or legal proceedings are commenced for its winding-up, dissolution (other than for the purposes of and followed by a reconstruction previously approved in writing by the Agent, unless during or following such reconstruction the relevant Obligor becomes or is declared to be insolvent), administration or re-organisation or for the appointment of a liquidator, receiver, administrator, examiner, administrative receiver, trustee or similar officer of it or of any or all of its assets and revenues; or

      8.1.11 there occurs, in relation to any of the Obligors in any country or territory in which any of them carries on business or in the jurisdiction of whose courts any part of their assets are subject any event which corresponds and has an analogous effect in law and in result in that country or territory with any of those mentioned in sub-Clauses 8.1.8 to 8.1.10 inclusive; or

      8.1.12  If, prior to the first Utilisation Date:-

              (a) the guarantee and indemnity obligations of the Guarantor contained in Clause 10; and/or

              (b)   the Guarantee and Indemnity (Lessor),

              have for any reason become invalid, ineffective or unenforceable in whole or in any material part; or

      8.1.13 any event or series of events occurs which in the reasonable opinion of the Agent is likely to have a material adverse effect on the creditworthiness or financial condition of the Guarantor's Group or the ability of the Obligors to comply with their obligations under any of the Facility Documents and/or any of the Operative Documents to which they are respectively a party; or

      8.1.14 any Termination Event in respect of any Lease Agreement already entered into, shall occur and be continuing (PROVIDED THAT if any such event refers to an opinion of the Borrower or depends upon the Borrower's consideration or determination of whether such event has occurred or has or would have certain consequences, then, irrespective of the opinion of the Borrower or the Borrower's consideration or determination at that time, with respect to such event, such event shall for the purposes of this sub-Clause 8.1 be deemed to have occurred if the Majority Lenders are of the relevant opinion or consider or determine that the relevant event has occurred or has or would have the relevant consequences); or

      8.1.15 any Cancellation Event (as that term is defined in the 1994 Facility Agreement) shall occur and be continuing;

      and, whilst any such circumstances continue, the Agent, acting on the instructions of the Majority Lenders, may give notice to the Guarantor that it elects to treat such event as a Cancellation Event.

8.2 Without prejudice to any other rights of the Lenders (whether under the Facility Documents and/or the Operative Documents or otherwise howsoever), at any time after the Agent has given the notice referred to in Clause 8.1 to the Guarantor declaring that a Cancellation Event has occurred, then either:-

      8.2.1 if the Agent so specifies in the notice referred to in Clause 8.1, the right of the Bermuda Lessee or, as the case may be, the Irish Lessee to serve a Utilisation Notice and/or to require any Advance to be made in relation to any Utilisation shall be suspended until the Cancellation Event has been remedied to the satisfaction of the Agent, acting on the instructions of the Majority Lenders (in which case the Agent shall give notice to the Bermuda Lessee and the Irish Lessee to that effect), whereupon the Unutilised Facility shall become available for Utilisation on the terms and subject to the conditions of this Facility Agreement; or

      8.2.2 if the Agent so specifies in the notice referred to in Clause 8.1:-

              (a) no further Advances may be made in relation to any Utilisation; and

              (b) the Unutilised Facility shall be cancelled and the Lenders and the Representatives shall be relieved of any obligation to enter into any Utilisation Documentation in respect thereof; and

              (c) the Lenders and the Representatives may exercise such other rights in respect of the occurrence of such event as is given to them under the Facility Documents and/or the Operative Documents relating to any Utilisation already drawndown.

9.    LOAN EVENTS OF TERMINATION

9.1 In respect of any of the Credits relating to an Advance, each of the following events shall constitute a Loan Event of Termination:-

      9.1.1 a failure by the Borrower to pay any amount payable by it hereunder (whether on a due date or on demand) or under any of the Facility Documents or under any of the Operative Documents within three (3) Business Days of the due date or, in the case of an amount due on demand, from the date of receipt of the demand in respect thereof; or

      9.1.2 a failure by the Borrower to observe or perform its obligations under any of the undertakings contained in Clause 7.3 and, but only if such default is capable of remedy, such default shall continue for more than fourteen (14) days after receipt of notice thereof from the Agent without being remedied to the satisfaction of the Agent; or

      9.1.3 any representation or warranty made by any or all of the Borrower, the Trustee or the Manager in writing herein or in any of the Facility Documents or in any of the Aircraft Operative Documents or which is contained in any document or certificate furnished under or in connection with any of the Facility Documents or any of the Aircraft Operative Documents to which any or all of the Borrower, the Trustee or the Manager is a party shall prove to have been false or incorrect in any respect on the date as of which made, which in the opinion of the Majority Lenders would materially and adversely affect their respective interests or rights hereunder or thereunder; or

      9.1.4 a default by any or all of the Borrower, the Trustee or the Manager under any of the Facility Documents or any of the Aircraft Operative Documents to which they are respectively parties, in the performance of or compliance with any Agreement, condition or provision hereof or thereof (other than as referred to in Clauses 9.1.1, 9.1.2, 9.1.3 or 9.1.5) which default, in the opinion of the Majority Lenders, would materially and adversely affect their respective interests and rights hereunder or thereunder and, but only if such default is capable of remedy, such default shall continue for more than fourteen (14) days after receipt of notice thereof from the Agent without being remedied to the satisfaction of the Majority Lenders; or

      9.1.5 any or all of the Borrower, the Trustee or the Manager shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganisation in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against any or all of the Borrower, the Trustee or the Manager or any or all of the Borrower, the Trustee or the Manager shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganisation or winding-up of corporations, or providing for an Agreement, composition, extension or adjustment with its Creditors, (iii) make a general assignment for the benefit of Creditors, (iv) consent to the appointment of a receiver, administrator, administrative receiver, trustee, liquidator or the like of itself or of a substantial part of its property or (v) cease or threaten to cease to carry on its business; or

      9.1.6 the commencement of a proceeding or a case, without the application or consent of any or all of the Borrower, the Trustee or the Manager, in any court of competent jurisdiction, which shall not be struck out within thirty (30) days of commencement and which seeks (i) the liquidation, reorganisation, dissolution, winding-up, or composition or readjustment of debts of any or all of the Borrower, the Trustee or the Manager, (ii) appointment of a trustee, receiver, administrator, administrative receiver, custodian, liquidator or the like of any or all of the Borrower, the Trustee or the Manager, or of all or any substantial part of the property or assets of any or all of the Borrower, the Trustee or the Manager, or (iii) similar relief in respect of any or all of the Borrower, the Trustee or the Manager under any law providing for the relief of debtors, or any order for relief against any or all of the Borrower, the Trustee or the Manager, shall be entered in an involuntary case under such bankruptcy law; or


      9.1.7 the occurrence of any event analogous to any of the events specified in Clauses 9.1.5 or 9.1.6 in any jurisdiction; or

      9.1.8 any person (other than the Agent, the Security Agent, the Lenders or any of them) asserts a claim (not being in respect of any Permitted Lien):-

              (a) which is likely to establish in favour of such person a prior right or interest in any of the property the subject of the Facility Documents and/or the Aircraft Security Documents;

              (b) which the Security Agent reasonably considers to be prejudicial to the rights and interests of the Majority Lenders in respect of any of the property the subject of the Facility Documents and/or the Aircraft Security Documents; and

              (c) such assertion of a claim is not prevented, dismissed or dealt with (including, without limitation, through the provision of alternative collateral) to the reasonable satisfaction of the Security Agent within a period of fourteen (14) days (or such longer period as the Agent shall approve) from the date on which the Security Agent notifies the Borrower and the relevant Lessee of the claim referred to in this Clause 9.1.8, or


      9.1.9 a Loan Event of Termination in respect of any of the other Credits relating to any other Advance shall occur; or

      9.1.10  an Acceleration Event shall occur; or

      9.1.11 a Loan Event of Termination (as that term is defined in the 1994 Facility Agreement) shall occur and such Loan Event of Termination (as that term is defined in the 1994 Facility Agreement) is continuing after the cure period referred to in Clause 25 of the Priorities and Indemnities Agreement (as that term is defined in the 1994 Facility Agreement).

9.2 Following the occurrence of any of the Loan Events of Termination referred to in Clause 9.1, and provided that such Loan Event of Termination is continuing after the cure period referred to in Clause 25 of the Priorities and Indemnities Agreement, the Agent may (acting in accordance with the instructions of the Majority Lenders), without prejudice to any other rights or any power or remedy available to the Lenders, by notice to the Borrower (such notice to be copied to the relevant Lessee and the Guarantor) declare that:-

      9.2.1 the Credits shall be cancelled forthwith whereupon the same shall be cancelled and the commitment of each Lender in respect of the Aircraft shall be reduced to zero; and/or

      9.2.2 the principal amount of the Credits then outstanding and all interest accrued thereon and all other sums payable under the Facility Documents and the Aircraft Operative Documents in connection with the Credits shall become immediately due and payable, whereupon the same shall become immediately due and payable; and/or

      9.2.3 the Agent and/or the Security Agent may enforce its rights and those of the Lenders under all or any of the Facility Documents and/or the Aircraft Operative Documents or under applicable law.

9.3 Any notice which any provision of Clause 9.1 provides is to be served by the Agent upon the Borrower shall be copied by the Agent to the relevant Lessee.

10.   GUARANTEE AND INDEMNITY

10.1  GUARANTEE AND INDEMNITY

      In consideration of the Lenders agreeing to make available the Facility to the Lessees through the Borrower, the Guarantor:-

      10.1.1 as primary obligor and not as surety only, hereby unconditionally and irrevocably guarantees to the Agent, the Security Agent and each of the Lenders the due and punctual observance and performance by any or all of the Obligors of all of the Guaranteed Obligations;

      10.1.2 hereby unconditionally covenants with and undertakes to the Agent, the Security Agent and each of the Lenders that in the event of a default by any or all of the Obligors in the observance or performance for whatever reason of any of their respective Guaranteed Obligations, the Guarantor shall forthwith on demand by the Agent or, as the case may be, the Security Agent or any Lender perform such Guaranteed Obligation, or cause such Guaranteed Obligation to be performed, punctually as if such Guaranteed Obligation were performed by the relevant Obligor;

      10.1.3 hereby irrevocably and unconditionally undertakes, covenants and agrees with the Agent, the Security Agent and each of the Lenders as a primary obligation to indemnify the Agent, the Security Agent and each of the Lenders and keep the Agent, the Security Agent and each of the Lenders indemnified on demand and on a full indemnity basis from and against any and all Losses or Expenses incurred or sustained by the Agent and/or the Security Agent and/or any of the Lenders in relation to and arising out of the failure of any or all of the Obligors duly and punctually to perform the Guaranteed Obligations or as a result of the whole or any part of the Guaranteed Obligations being or becoming void, voidable, unenforceable or ineffective as against any or all of the Obligors for any reason whatsoever irrespective of whether such reason or any related fact or circumstance was known or ought to have been known to the Agent, the Security Agent, any of the Lenders or any of their respective officers, employees, agents or advisers.

10.2  PRINCIPAL DEBTOR

      As a separate and alternative stipulation in addition to its liabilities in Clause 10.1, the Guarantor hereby agrees that any part of the Guaranteed Obligations which is expressed to be performed by any or all of the Obligors under the Facility Documents and/or the Operative Documents but which may not be recoverable from, or capable of performance by, the Guarantor on the footing of a guarantee (whether by reason of the dissolution of any or all of the Obligors or any reconstruction or amalgamation in which or as a consequence of which any or all of the Obligors loses its separate corporate identity or any other fact or circumstance whatsoever and whether or not such fact or circumstance was known or ought to have been known to the Agent and/or the Security Agent and/or any of the Lenders or any of their respective officers, employees, agents or advisers) shall nevertheless be recoverable from, or capable of performance by, the Guarantor as if it were the principal debtor.

10.3  LIABILITY FOR INTEREST

      In addition to its liabilities under Clauses 10.1 and 10.2 above, the Guarantor hereby agrees to pay or cause to be paid to the Agent on demand (i) interest (including compound interest and both before and after judgment) on the amount or any part thereof for the time being unpaid and due to the Agent and/or the Security Agent and/or the Lenders under this Clause 10 from the date of demand on the Guarantor for payment until payment is made at the Default Rate (unless interest at the Default Rate continues to be charged to any or all of the Obligors in respect of that same amount under the Facility Documents and/or the Operative Documents and is thereby payable by the Guarantor pursuant to Clause 10.1 or 10.2), and (ii) all legal and other costs, charges and expenses (on a full indemnity basis) incurred by or on behalf of the Agent and/or the Security Agent and/or any of the Lenders following any default by any or all of the Obligors under the Facility Documents and/or the Operative Documents in enforcing or endeavouring to enforce the payment of any sums due under this Clause 10.

10.4  CONTINUING OBLIGATIONS

      The guarantee and indemnity contained in this Clause 10 shall be a continuing guarantee and indemnity which shall continue in full force and effect irrespective of the legality, validity or enforceability of any other provision of the Facility Documents and/or the Operative Documents and shall not be satisfied by an intermediate payment of the whole or part of any sum or sums of money owing by any or all of the Obligors under the Facility Documents and/or the Operative Documents and shall remain in operation until all monies owing under the terms of the Facility Documents and/or the Operative Documents shall have been paid off or satisfied and shall be in addition to and not in substitution for or derogation of any other security held by the Agent, the Security Agent, any of the Lenders, the Borrower or any of them in respect of the obligations of any or all of the Obligors under the Facility Documents and/or the Operative Documents.

10.5  PRIMARY OBLIGATIONS

      The Guarantor hereby agrees that its obligations under this
      Clause 10 are the primary obligations of it and shall be
      unconditional and shall be in addition to and shall not in any way be prejudiced or affected by:-

      10.5.1 any collateral or other indemnity or security (including rights of subrogation) now or hereafter held by the Agent and/or the Security Agent and/or any of the Lenders and/or the Borrower in respect of the Guaranteed Obligations; or

      10.5.2 any forbearance, whether as to payment, performance or otherwise howsoever or the absence of any action to enforce the same or any time or other indulgence granted by the Agent and/or the Security Agent and/or the Lenders and/or the Borrower to any one or more of the Obligors under any of the Facility Documents and/or the Operative Documents; or

      10.5.3 any variation, amendment, supplement, extension, modification or waiver of or consent to any of the terms of the Facility Documents and/or the Operative Documents; or

      10.5.4 any arrangement, compromise or composition made between the Agent and/or the Security Agent and/or any of the Lenders and/or the Borrower and any one or more of the Obligors and/or any other person; or

      10.5.5 the liability of any one or more of the Obligors or any other person or guarantor to the Agent, the

              Security Agent and/or any of the Lenders and/or the Borrower under any of the Facility Documents and/or any of the Operative Documents being discharged or varied or the Agent and/or the Security Agent and/or any of the Lenders and/or the Borrower concurring in, accepting or varying any compromise, arrangement or settlement with any one or more of the Obligors and/or any other person or guarantor or concurring in or varying any deed of arrangement or deed of assignment for the benefit of creditors of any such person;

      10.5.6 the Agent and/or the Security Agent and/or any of the Lenders and/or the Borrower taking or omitting to take any security from any one or more of the Obligors and/or any other person or guarantor in respect of the obligations of any one or more of the Obligors under or in respect of any of the Guaranteed Obligations whether contemporaneously with this Facility Agreement or otherwise;

      10.5.7 the taking of any other or further securities or guarantees by the Agent and/or the Security Agent and/or any of the Lenders and/or the Borrower or the Agent and/or the Security Agent and/or any of the Lenders and/or the Borrower omitting to take any other or further securities or guarantees or any dealing with, exchange, release or invalidity of any securities or guarantees held by the Agent and/or the Security Agent and/or any of the Lenders and/or the Borrower or any omission or neglect to perfect or enforce any such security or guarantee;

      10.5.8 the insolvency, liquidation or bankruptcy of any one or more of the Obligors or any other person or any amalgamation, merger or reconstruction of any one or more of the Obligors or any change in the constitution, ownership, status or control of any one or more of the Obligors;

      10.5.9  the total or partial invalidity or
              unenforceability of or any defect in any of the Facility Documents and/or the Operative Documents or any security constituted hereafter in effect, which affects or might in any manner affect any of the terms and provisions hereof or thereof or the rights of the Agent and/or the Security Agent and/or any of the Lenders and/or the Borrower against any one or more of the Obligors; or

     10.5.10 any other fact or circumstance whatsoever and whether or not similar to any of the foregoing which could or might in any way diminish the obligations of the Guarantor under this Clause 10.

10.6  NO DEMANDS, ETC.

      The Guarantor hereby waives any right to require a proceeding first against any one or more of the Obligors and any other notice and all demands whatsoever (other than the initial demand for payment or performance upon the relevant Obligor where the same is required pursuant to the terms of the Facility Documents and/or the Operative Documents). Any settlement or discharge between the Agent and/or the Security Agent and/or the Lenders and the Guarantor shall be conditional upon no security or payment to the Agent and/or the Security Agent and/or any of the Lenders any one or more of the Obligors or any other person on behalf of the relevant Obligor being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force and the Agent and/or the Security Agent and/or each of the Lenders shall be entitled to recover the value or amount of any such security or payment from the Guarantor subsequently as if such settlement or discharge had not occurred.

      The Guarantor hereby waives further:- (a) notice of acceptance hereof; (b) notice of any financial accommodations made or extended under the Facility Documents and/or the Operative Documents or of the creation or of the existence of any Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however to the Guarantor's right to make enquiry of the Agent and/or the Security Agent and/or any of the Lenders to ascertain the amount of the Guaranteed Obligations at any reasonable time; (d) notice of any adverse change in the financial condition of any one or more of the Obligors or of any other fact which might increase the Guarantor's risk hereunder;
      (e) except as expressly required under any of the Facility Documents and/or Operative Documents, notice of any Cancellation Event, Termination Event, Mandatory Prepayment Event or Loan Event of Termination; and (f) all other notices except if such notice is specifically required to be given to the Guarantor under any of the Facility Documents and/or Operative Documents and demands to which the Guarantor might otherwise be entitled.

10.7  TIME OF THE ESSENCE

      Time shall be of the essence as regards the Guarantor's obligations hereunder, but no failure or delay on the part of the Agent and/or the Security Agent and/or any of the Lenders in exercising any right or remedy hereunder or under this Facility Agreement shall operate as a waiver thereof nor shall any single or any partial exercise or waiver of any such right or remedy preclude its further exercise or the exercise of any other right and the rights and remedies hereby or thereby provided are cumulative and not exclusive of any rights or remedies provided by law.

10.8  SECURITIES REALISED ACCOUNT

      For the purpose of enabling the Agent and/or the Security Agent and/or the Lenders to sue any one or more of the Obligors or to prove in the liquidation or insolvency of any one or more of the Obligors or in any similar proceedings for any monies due but unpaid by any one or more of the Obligors to the Agent and/or the Security Agent and/or the Lenders under any of the Facility Documents and/or the Operative Documents, the Agent, the Security Agent or the Lenders may at any time and for such time as it may think fit place any monies received or recovered under this Clause 10 or under any other guarantee contained in any of the Facility Documents and/or the Operative Documents to the credit of a securities realised account or accounts (subject to the accrual thereon of interest at market rates as conclusively determined by the Agent which interest shall be credited to the relevant account) without any obligation on the part of the Agent, the Security Agent or the Lenders to apply the same or any part thereof in or towards the discharge of the indebtedness and liabilities of the Guarantor. Upon the Agent, the Security Agent or the Lenders (as the case may be) reasonably considering the further retention of such monies to be unnecessary, the amount standing to the credit of the relevant account or accounts shall be paid to the Guarantor.

10.9  SET-OFF AND SECURITY

      From the date or dates upon which any demand is properly made against the Guarantor under this Facility Agreement until such time as each of the Agent, the Security Agent and the Lenders have received, and are entitled to retain, payment of the Guaranteed Obligations in full, the Guarantor shall not:-

      10.9.1 claim any set-off or counterclaim against any one or more of the Obligors in respect of any payment by the Guarantor hereunder or in respect of any outstanding actual or contingent liability between the Guarantor any one or more of the Obligors; or

      10.9.2 make or enforce any claim or right (including a right of subrogation or contribution) against any one or more of the Obligors or prove in competition with the Agent and/or the Security Agent and/or any of the Lenders, in the event of the liquidation or winding-up of any one or more of the Obligors in respect of any payment by the Guarantor hereunder or in respect of any outstanding actual or contingent liability between the Guarantor and any one or more of the Obligors; or

      10.9.3 in competition with the Agent and/or the Security Agent and/or the Lenders, claim the benefit of any security or guarantee now or hereafter held by the Agent and/or the Security Agent and/or the Lenders, for any money or liabilities due or incurred by any one or more of the Obligors to the Agent and/or the Security Agent and/or the Lenders, or any share therein.


10.10  ACKNOWLEDGEMENT AND DECLARATION

      The Guarantor agrees, acknowledges and declares that:-

      10.10.1 if any payment received by any of the Agent and/or the Security Agent and/or the Lenders and/or the Borrower in respect of monies owing or due and payable by any one or more of the Obligors to any of the Agent and/or the Security Agent and/or the Lenders and/or the Borrower shall on the subsequent insolvency or liquidation of any one or more of the Obligors be avoided under any laws relating to insolvency or liquidation, such payment shall not be considered as discharging or diminishing the liability of the Guarantor under this Clause 10 and this Clause 10 (and the other terms of this Facility Agreement insofar as relevant thereto) shall continue to apply as if such payment had at all times remained owing by the relevant Obligor; and

     10.10.2 this Facility Agreement (insofar as it relates to the guarantee and indemnity contained in this Clause 10) shall remain the property of the Agent and/or the Security Agent and/or the Lenders and notwithstanding that all monies and liabilities due or incurred by any or all of the Obligors to any of the Agent and/or the Security Agent and/or the Lenders which are guaranteed hereunder shall have been paid or discharged the Security Agent shall be entitled not to discharge the guarantee and indemnity contained in this Clause 10 or any security held by the Security Agent for the obligations of the Guarantor hereunder for a period of seven (7) months after the last of such monies and liabilities have been paid or discharged and in the event of bankruptcy, winding-up or any similar proceedings being commenced in respect of any one or more of the Obligors the Security Agent shall be at liberty not to discharge the guarantee and indemnity contained in this Clause 10 or any security held by the Security Agent for the obligations of the Guarantor hereunder for and during such further period as the Security Agent may reasonably determine.

11.   FEES

      The Guarantor shall pay to each of the Agent (for itself and for the account of the Lenders) and the Borrower certain fees (including, without limitation, management and commitment fees), at the times and in the amounts specified in letters from the Agent to the Guarantor and letters from the Borrower to the Guarantor each entitled "Fees Letter Agreement".

12.   INCREASED COSTS, FEES AND EXPENSES AND VALUE ADDED TAX

      For the avoidance of doubt, the parties hereto agree that the provisions of Clauses 5, 6, 7, 12 and 18 of the Priorities and Indemnities Agreement shall apply to this Facility Agreement as if set out herein in full subject to Clause 10 of the Priorities and Indemnities Agreement.

13.   RIGHTS CUMULATIVE, VARIATION, WAIVERS

      The respective rights of the Agent, the Security Agent, any Lender and the Borrower pursuant to this Facility Agreement are cumulative, may be exercised as often as they consider appropriate and are in addition to their respective rights under the general law. The respective rights in relation to the Facility (whether arising pursuant to this Facility Agreement or under the general law) shall not be capable of being waived or varied otherwise than by an express waiver or variation in writing; and in particular any failure to exercise, or any delay in exercising, any such rights shall not operate as a waiver or variation of that or any other such right; any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right; and no act or course of conduct or negotiation on their part, or on their behalf, shall in any way preclude them from exercising any such right or constitute a suspension or any variation of any such right.

14.   ASSIGNMENTS AND TRANSFERS

14.1 Subject to the provisions of Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement, none of the Obligors shall assign any rights or transfer any obligations arising from this Facility Agreement without the prior written consent of each of the Lenders (which each of the Lenders shall have absolute discretion to withhold).

14.2 Subject to the provisions of Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement, the Borrower shall not assign any rights or transfer any obligations arising from this Facility Agreement without the prior written consent of the Guarantor (unless and until the occurrence of an Acceleration Event) and of the Agent acting on the instructions of the Majority Lenders (which the Guarantor and the Lenders shall have absolute discretion to withhold).

14.3 Any Lender may at any time transfer all or any of its rights, benefits and obligations under this Facility Agreement or change its Lending Office (whether in the same or a different jurisdiction) provided always that (a) prior to the transfer or change in Lending Office becoming effective (but without affecting the validity of the transfer or change in Lending Office), the relevant Lender gives notice to the Guarantor (with a copy to the Agent) of the identity of the Bank Transferee or, as the case may be, the new Lending Office and the jurisdiction of tax residence of the Bank Transferee or, as the case may be, the new Lending Office and the jurisdiction of tax residence of the persons controlling the Bank Transferee, (b) the Bank Transferee has a credit rating with Standard and Poor's Corporation of at least BBB or a credit rating with Moody's Investor Service Inc. of at least Baa or, in each case, the equivalent successor rating, and is not on negative credit watch to fall below such rating, (c) the Bank Transferee is neither resident in the United Kingdom for United Kingdom tax purposes nor controlled by persons who are so resident if the transfer to the Bank Transferee would result in Advances of Lenders resident in the United Kingdom for United Kingdom tax purposes or controlled by persons who are so resident constituting fifty per cent. (50%) or more of the Advances as at the date of the proposed transfer, and
      (d) none of the Lessees shall be under any obligation to pay any greater amount under the Facility Documents following and as a consequence (directly or indirectly) of any such transfer or change in Lending Office unless and until a Change in Law occurs (excluding any Change of Law which occurs, or the intended implementation of which is officially announced before the date of such transfer or change in Lending Office), PROVIDED FURTHER THAT the provisos set out above shall not apply to the extent that any Lender (i) is required by any of the Export Credit Agencies so to assign or transfer (whether to another Lending Office of the Lender or to the relevant Export Credit Agency or to another bank or financial institution) or (ii) has so assigned or transferred or changed its Lending Office pursuant to Clauses 5.5.2 or 13 of the Priorities and Indemnities Agreement or in the circumstances described in the proviso to Clause 24.3 of the Priorities and Indemnities Agreement.

14.4 If any Lender (the "Existing Lender") wishes to transfer all or any part of its rights, benefits and/or obligations to another bank or financial institution (the "Bank Transferee"), such transfer shall be effected by way of a novation by the delivery to, and the execution by, the Agent of a duly completed Transfer Certificate or in such other manner as all parties hereto may agree.

14.5  On the date specified in the Transfer Certificate:-

      (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer its rights and obligations hereunder the Borrower, each of the Obligors and the Existing Lender shall each be released from further obligations to each other under this Facility Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this Clause 14.5 as "Discharged Rights and Obligations");

      (ii) the Borrower, the Agent, the Security Agent, each of the Obligors and the Bank Transferee shall each assume obligations towards each other and/or acquire rights against each other which, subject to Clause 14.3 above, differ from the Discharged Rights and Obligations only insofar as the Borrower, each of the Obligors, and the Bank Transferee have assumed and/or acquired the same in place of the Borrower, each of the Obligors and the Existing Lender;

      (iii) the Agent, the Security Agent, each of the Obligors, the Borrower, the Bank Transferee and the other Lenders shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Bank Transferee originally been a party hereunder as a Lender with the rights and/or the obligations acquired or assumed by it as a result of the transfer; and

      (iv) the Bank Transferee, the Agent, the Security Agent and each of the other Lenders shall acquire the same rights and assume the same obligations amongst themselves in respect of the Lenders Agreement and the Interlender Agreement as they would have acquired and assumed had the Bank Transferee originally been a party to the Lenders Agreement and the Interlender Agreement as a Lender in the place of the Existing Lender

      PROVIDED THAT the provisions of this Clause 14.5 shall not become effective unless and until the Bank Transferee has executed a transfer certificate in relation to the Priorities and Indemnities Agreement transferring to such Bank Transferee the same proportion of the Existing Lenders' rights, benefits and obligations under the Priorities and Indemnities Agreement as are transferred to such Bank Transferee in relation to this Facility Agreement by the Transfer Certificate referred to in Clause 14.4.

14.6 Each of the Obligors and the Borrower each with respect to itself hereby confirm that the execution of any such Transfer Certificate by the Agent, for and on behalf of, inter alia, each of the Obligors and the Borrower respectively shall be binding upon and enforceable against each of the Obligors and the Borrower respectively as if each of the Obligors and the Borrower had each executed the Transfer Certificate itself.

14.7 The Agent shall promptly complete Transfer Certificates on written request by an Existing Lender. Each of the Obligors, the Borrower and each of the Lenders hereby irrevocably authorise the Agent to execute any duly completed Transfer Certificate on its behalf provided that such authorisation does not extend to the execution of a Transfer Certificate on behalf of either the Existing Lender or the Bank Transferee named therein.

14.8 The Agent shall promptly notify the Guarantor and the Borrower of (i) the receipt and execution on its behalf by the Agent of any Transfer Certificate and (ii) as soon as it becomes aware thereof any change in the jurisdiction of a Lending Office of a Lender.

14.9 In relation to any transfer contemplated by this Clause 14 which is undertaken voluntarily by the Agent, the Security Agent or any Lender, the costs and expenses thereby incurred by the Agent, the Security Agent and each Lender shall be for the account of the Bank Transferee or, as the case may be, the Existing Lender. Subject thereto, the Lessees on a joint and several basis hereby agree to pay on demand all the out-of-pocket costs and expenses (including, without limitation, legal and other professional fees and expenses) incurred by the Agent, the Security Agent and each Lender in connection with any transfer contemplated by this Clause 14.

      For the purposes of this Clause 14.9, a voluntary transfer by the Borrower, the Agent, the Security Agent or any Lender shall not include any transfer as a result of the application of Clauses 5.5.2 or 13 of the Priorities and Indemnities Agreement or the proviso to Clause 24.3 of the Priorities and Indemnities Agreement nor any transfer required by any of the Export Credit Agencies or, in respect of the Borrower, any transfer required by reason of the Borrower ceasing to be resident exclusively on the Cayman Islands for tax purposes or ceasing to be a "tax exempt company" for the purposes of the laws of the Cayman Islands or the Borrower becoming, or being deemed to be, resident in the United Kingdom for Tax purposes.

15.   SEVERABILITY

      If at any time any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity nor the enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

16.   PRESERVATION OF INDEMNITIES

      The indemnities contained in this Facility Agreement shall constitute a separate and independent obligation from the other obligations contained in this Facility Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Borrower, the Agent, the Security Agent and any Lender from time to time and shall continue in full force and effect notwithstanding the termination or expiry of this Facility Agreement.

17.   NOTICES

17.1 Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall:-

      (a)     in order to be valid be in English and in writing;

      (b) be deemed to have been duly served on, given to or made in relation to a party if it is:-

              (i) left at the address of that party set out herein or at such other address as that party may notify to the other parties hereto in writing from time to time or to any officer of the addressee; or

              (ii) posted by first class airmail postage prepaid in an envelope addressed to that party at such address; or

             (iii) sent by facsimile to the facsimile number of that party set out herein or to such other number as that party may notify to the other parties hereto from time to time;

      (c)     be sufficient if:-

              (i) executed under the seal of the party giving, serving or making the same; or

              (ii) signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised representative of such party;

      (d)     be effective:-

              (i) in the case of a letter, when left at the address referred to in Clause 17.1(b)(i) or delivered in person to any officer of the addressee or (as the case may be) seven (7) Business Days after being deposited in the post first class airmail postage prepaid in an envelope addressed to the addressee at the address referred to in Clause 17.1(b)(i); and

              (ii) in the case of a facsimile transmission, when receipt is confirmed by return facsimile or by telephone (or on actual receipt if not so confirmed);

17.2 For the purposes of this Clause 17, all notices, requests, demands or other communications shall be given or made by being addressed as follows:-

      (a)     if to the Bermuda Lessee to:-

              ILFC (BERMUDA) 7, LTD.
              29 Richmond Road
              Hamilton HM-AX
              Bermuda

              Facsimile No:    1 809 292 6735/2276
              Attention:       Mr. T. Leishman

              with a copy to the Guarantor

      (b)     if to the Irish Lessee

              ILFC IRELAND 2 LIMITED
              AIG House
              Merrion Road
              Dublin 4
              Ireland

              Facsimile No:     353 1 283 7774
              Attention:        Mr D. Kent

              with a copy to the Guarantor

      (c)     if to the Bermuda Parent to:-

              ILFC (BERMUDA) 5, LTD.
              29 Richmond Road
              Hamilton HM-AX
              Bermuda

              Facsimile No:     1 809 292 6735/2276
              Attention:        Mr. T. Leishman

              with a copy to the Guarantor

      (d)     if to the Irish Parent to:-

              ILFC IRELAND 3 LIMITED
              AIG House
              Merrion Road
              Dublin 4
              Ireland

              Facsimile No:     353 1 283 7774
              Attention:        Mr D. Kent

              with a copy to the Guarantor

      (e)     if to the Bermuda Option Holder to:-

              ILFC (BERMUDA) 6, LTD.
              29 Richmond Road
              Hamilton HM-AX
              Bermuda

              Facsimile No:     1 809 292 6735/2276
              Attention:        Mr. T. Leishman

              with a copy to the Guarantor

      (f)     if to the Guarantor to:-

              INTERNATIONAL LEASE FINANCE CORPORATION
              1999 Avenue of the Stars
              39th Floor
              Los Angeles
              CA 90067
              United States

              Tel:       1 310 788 1999
              Facsimile No:      1 310 788 1990
              Attention:         Legal Department and Chief
                                 Financial Officer

      (g)     if to the Borrower to:-

              ENCORE LEASING LIMITED
              P.O. Box 2003
              George Town
              Grand Cayman
              Cayman Islands
              BWI

              Tel:        809 949 7942
              Facsimile No.       809 929 8340
              Attention:    Trust Services

              with a copy to the Agent

      (h)     if to the Agent or the Security Agent to:-

              NATIONAL WESTMINSTER BANK PLC
              Corporate Banking Agency Group
              7th Floor
              135 Bishopsgate
              London EC2M 3UR
              England

              Tel:  071 375 5738/5931/5929
              Facsimile No:     071 375 5854
              Attention:        Head of Corporate Banking Agency
                                Group

      (i) if to a Lender from any of the Obligors, then to such Lender care of the Agent.

      (j) if to a Lead Manager, then to the address and/or facsimile number set out opposite the name of such Lead Manager in the relevant Part of Schedule 1.


18.   SET-OFF AND PRO RATA PAYMENTS

18.1  SET-OFF

      The Borrower, each Lender and each of the Representatives may, at any time after the occurrence of an Acceleration Event and/or Mandatory Prepayment Event set off from any sum payable by it to any one or more of the Obligors under any of the Facility Documents and/or any of the Operative Documents any sum due and unpaid by the relevant Obligor to the Borrower, such Lender or Representative in each case under or in relation to any of the Facility Documents and/or the Operative Documents and any document or agreement entered into pursuant to or in connection with any of the Facility Documents and/or the Operative Documents.

18.2 Subject to the provisions of Clause 5.6.2(b) hereof and Clause 5.2 of the Priorities and Indemnities Agreement, the Borrower shall not be entitled to deduct any sum which may be due to the Borrower from the Lenders (or any of them) howsoever arising from any sum payable by the Borrower under or in connection with any of the Facility Documents and/or any of the Operative Documents.

      The Borrower shall not be entitled to refuse or to postpone performance of any payment or other obligation under any of the Facility Documents and/or any of the Operative Documents by reason of any claim which it may have or may consider that it has against the Lenders (or any of them) under or in connection with any of the Facility Documents and/or any of the Operative Documents, or any other agreement with any of the Lenders.

18.3   PRO-RATA SHARING

      (a) Provided that no Acceleration Event has occurred and is continuing, if any Lender (the "Sharing Lender") shall at any time obtain (whether by way of voluntary or involuntary payment, right of set-off, or otherwise) a proportion of its Credits in any sum due from the Borrower or a proportion in respect of its participation in any sum due from any one or more of the Obligors under any of the Facility Documents and/or any of the Operative Documents which is greater than the proportion obtained by the Lender or Lenders respectively obtaining the smallest proportion of its Credits, or as the case may be, its participation therein, including a nil receipt, (the amount so obtained by the Sharing Lender which is attributable to such excess being here called "the excess amount"), then:-

              (i) the Sharing Lender shall promptly pay to the Agent, for the account of the Lenders, an amount equal to the excess amount, whereupon the Agent shall notify the Borrower or, as the case may be, the relevant Obligor of such amount and its receipt by the Agent;

              (ii) the Agent shall treat such payment as if it were a payment by the Borrower or, as the case may be, the relevant Obligor on account of sums owed to the Lenders; and

             (iii) as between the Borrower or, as the case may be, the relevant Obligor and the Sharing Lender the excess amount shall be treated as not having been paid, while as between the Borrower or, as the case may be, the relevant Obligor and each Lender it shall be treated as having been paid to the extent any moneys are received by such Lender.

      (b) Each Lender shall forthwith notify the Agent of any such receipt or recovery by it other than by payment through the Agent.

      (c) If any excess amount subsequently has to be wholly or partly refunded to the Borrower or, as the case may be, the relevant Obligor by any Sharing Lender which has paid an amount equal thereto to the Agent under
              (a) above, each Lender to which any part of that amount was distributed shall on request from the Sharing Lender repay to the Sharing Lender such Lender's pro rata share of the amount which has to be so refunded by the Sharing Lender. Each Lender shall on request supply to the Agent such information as the Agent may from time to time request for the purpose of this Clause. Notwithstanding the foregoing provisions of this Clause, (i) no Sharing Lender shall be obliged to share any excess amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under any of the Facility Documents and/or any of the Operative Documents with any other party which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights in the same or another court, unless the proceedings instituted by the Sharing Lender are instituted by it without prior notice having been given to such party through the Agent and (ii) no Lender shall be obliged to exercise any right of set-off it may have against any or all of the Borrower or any of the Obligors at any time, or to set-off against any obligations of the Borrower, or any of the Obligors in relation to the Facility Documents and/or the Operative Documents any sum which such Lender may hold on deposit or otherwise from the Borrower or any Obligor, or any other right against the Borrower or any Obligor in favour of such Lender which sum has been received or right has arisen unrelated to and independent from the Transaction.

19.   GOVERNING LAW AND JURISDICTION

19.1 This Facility Agreement and each of the Ancillary Documents shall be governed and construed in accordance with English law.

19.2 Each of the parties hereto irrevocably agrees for the benefit of each of the Agent, the Security Agent, the Lenders and the Borrower that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Facility Agreement and/or the Ancillary Documents and, for such purposes, irrevocably submits to the jurisdiction of such courts.

19.3 Each party irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause
      19.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Facility Agreement and/or the Ancillary Documents and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

19.4 For the purpose of any suit, action, proceeding or settlement of dispute in the English courts (whether under this Facility Agreement, the Ancillary Documents, any of the other Facility Documents or any of the Operative Documents), each of the Obligors, the Borrower and each Lender which is not incorporated in England hereby designates, appoints and empowers an agent to accept service of process in respect of any such suit, action, proceeding or settlement of dispute the identity of which is set out in Schedule 8 and hereby confirm that such agent is willing to accept service of such process on behalf of the relevant Obligor, the Borrower or, as the case may be, the relevant Lender in respect of this Facility Agreement, the Ancillary Documents, any other Facility Document and any Operative Document.

      If, for any reason, the agent specified in Schedule 8 no longer serves as agent of the relevant Obligor, the Borrower or, as the case may be, the relevant Lender to receive service of process in England in respect of any one or more of this Facility Agreement, any of the Ancillary Documents, any of the other Facility Documents, or any of the Operative Documents, the relevant Obligor, the Borrower, or as the case may be, the relevant Lender, shall promptly appoint another such agent acceptable to the Agent (in the case of the relevant Obligor), or, as the case may be, the Guarantor (in the case of the Borrower or a Lender) and advise the Agent or the Guarantor, as the case may be, thereof. Upon such appointment, the replacement agent shall be deemed to be substituted for the replaced agent in Schedule 8 and
      Schedule 8 shall thereafter be read and construed accordingly.

19.5 The submission to the jurisdiction of the courts referred to in Clause 19.2 shall not (and shall not be construed so as to) limit the right of any party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

19.6 To the extent that any one or more of the Obligors or any of the property of any one or more of the Obligors is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, each of the Obligors for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any of the Facility Documents and/or the Operative Documents or the subject matter hereof or thereof.

20.   COUNTERPARTS

      This Facility Agreement may be executed in any number of counterparts and by different parties thereto on separate counterparts and any single counterpart or set of counterparts signed, in either case, by all the parties hereto shall be deemed to constitute a full and original agreement for all purposes but all counterparts shall constitute but one and the same instrument.


21.   MISCELLANEOUS

21.1 A certificate given by the Agent, the Security Agent, any Lender or the Borrower as to the amount of any sum required to be paid to it under any provisions of this Facility Agreement or any of the other Facility Documents or any of the Operative Documents shall, save as otherwise provided for in this Facility Agreement or any of the other Facility Documents or any of the Operative Documents and save in the case of manifest error, be conclusive evidence of the matters therein stated for all purposes of this Facility Agreement or, as the case may be, any of the other Facility Documents, or, as the case may be, any of the Operative Documents. Any such certificate shall contain a reasonable explanation of the way in which the sum required to be paid was calculated, together with reasonable supporting evidence, PROVIDED THAT in providing such a reasonable explanation and such evidence, neither the Agent nor the Security Agent nor any of the Lenders shall be required to disclose any documents and/or information relating to its business or affairs which it considers (in its bona fide opinion) to be of a confidential nature.

21.2  The parties hereto agree and acknowledge that this Facility
      Agreement shall continue in full force and effect for all purposes notwithstanding that the Commitments may at any time be reduced to zero.

21.3 Each of the parties hereto agrees that no amendments, variations, supplements or modifications may be made to any of the Facility Documents or any of the Operative Documents
      (i) other than by an instrument in writing executed by the parties to such Facility Document or, as the case may be, Operative Document and (ii) without the prior consent in writing of the Agent on behalf of the Lenders and each of the other parties hereto (which consent shall not be unreasonably withheld).

22.   CONFIDENTIALITY

22.1 At all times during the Security Period and after the termination thereof each party hereto shall use all reasonable endeavours to ensure that its respective officers, directors, employees and agents shall keep secret and confidential and not, without the prior written consent of all the other parties hereto, disclose to any third party the terms of any of the Facility Documents or of any of the Operative Documents, or any of the information, reports or documents supplied by or on behalf of any of the other parties hereto, save that any such party shall be entitled to disclose any such terms, information, reports or documents:-

      (i) in connection with any proceedings arising out of or in connection with any of the Facility Documents or any of the Operative Documents to the extent that such party may consider necessary to protect its interest; or

      (ii) to any potential assignee or transferee of all or any of such party's rights under any of the Facility Documents or any of the Operative Documents or any other person proposing to enter into contractual arrangements with such party in relation to or in connection with the transactions contemplated by any of the Facility Documents or any of the Operative Documents, subject to it obtaining an undertaking from such potential assignee or other person in the terms similar to this Clause 22.1; or

      (iii) if required to do so by an order of a court of competent jurisdiction whether in pursuance of any procedure for discovering documents or otherwise; or

      (iv) pursuant to any law or regulation having the force of law (including, without limitation, SEC filing requirements); or

      (v) to any fiscal, monetary, tax, governmental or other competent authority; or

      (vi)    to its auditors, legal or other professional advisers;
              or

      (vii)   to any of the Export Credit Agencies; or

      (viii)  in any manner contemplated by any of the Facility
              Documents or any of the Operative Documents.

22.2 In addition, any party shall be entitled to disclose or use any such information, reports or documents if the information contained therein shall have emanated in conditions free from confidentiality bona fide from some person other than the relevant party hereto and such party would, but for the preceding provisions of this Clause 22 have been free to disclose or use the same.

22.3 Each party may, notwithstanding any other provision of this Clause 22, release to any potential assignee or transferee (permitted in each case pursuant hereto or to the relevant Facility Document and/or Operative Document), or other person proposing to enter into contractual arrangements with such party in relation to or in connection with the transactions contemplated by any of the Facility Documents or any of the Operative Documents, a copy of any of the Facility Documents and any of the Operative Documents, PROVIDED THAT each such potential assignee or transferee or other person confirms in writing to the other parties to this Facility Agreement that it is bound by the terms of this Clause 22 as if it had been a party to this Facility Agreement.

23.   AGENT FOR GERMAN LEAD MANAGER

      Bayerische Hypotheken- und Wechsel-Bank AG in its capacity as German Lead Manager hereby notifies each of the other parties to the Facility Agreement that, for the purposes of the Facility Agreement, each of the other Facility Documents and each of the Operative Documents, it has appointed Hypolux as its agent to exercise and/or perform, on its behalf, any and all rights and/or obligations and to take any and all decisions of the German Lead Manager under this Facility Agreement, each of the other Facility Documents and each of the Operative Documents (other than any such rights, obligations and/or decisions as relate to the declaration of a Cancellation Event, a Loan Event of Termination and/or an Acceleration Event or pertaining to the German export credit insurance). Each of the parties hereto confirms and acknowledges that the performance by Hypolux of the rights, obligations and/or decisions of the German Lead Manager shall, subject to the terms and conditions of the Facility Agreement, the other Facility Documents and the Operative Documents and to the extent so performed, be binding on it and each of the parties shall be entitled to perform each and every one of their obligations which are expressed to be due to be performed in favour of the German Lead Manager in favour of Hypolux and such performance shall be deemed to constitute good performance of the relevant obligation.

IN WITNESS whereof this Facility Agreement has been executed by the duly authorised representatives of the parties hereto on the day and year first above written.




                          SCHEDULE 1 - PART I

                          THE BRITISH LENDERS


Lender       Lending Office    Address for         Jurisdiction of   Amount of British
                               Notices             Incorporation     Lenders

Commitments (US$)
- ----------  ---------------    -----------------   ---------------- -----------------

National     Group Treasury    Kings Cross House         England         125,789,000.00
Westminster                    Commercial Loans          Phase 2
Bank Plc     London            200 Pentonville
                               Road
                               London N1 9HL

                               Tel:  0171 239 8000
                               Fax:  0171 239 8257
                               Attn: Manager

Canadian     London            Cottons Centre            Canada           42,500,000.00
Imperial Bank                  Cottons Lane                              (Tranche 1 only)
of Commerce                                              London SE1 2QL

                               Tel:   0171 234 6586
                               Fax:   0171 234 6085
                               Attn:  T. Everitt


Midland Bank Corporate and     27/32 Poultry             England          50,000,000.00
Plc          Institutional     London
             Banking           EC2P 2BX
             Aerospace London

                               Tel:  0171 260 5187
                               Fax:  0171 260 4495
                               Attn: M. Harris

The Bank of  London            Scotia House             Canada            50,000,000.00
Nova Scotia                    33 Finsbury Square
                               London EC3A 1BB

                               Tel:  0171 826 5795
                               Fax:  0171 454 9019
                               Attn: W. Swords

The Sumitomo  London           155 Bishopsgate         Japan              50,000,000.00
Trust &                        London EC2M 3XU
Banking Co.,
Ltd.

                               Tel:  0171 945 7000
                               Fax:  0171 945 7177
                               Attn: Joanne McNeil

Bayerische   London            29 Gresham Street      Germany             25,000,000.00
Hypotheken-                    London EC2V 7HN
und Wechsel-
Bank AG

                               Tel:  0171 782 8288
                               Fax:  0171 638 1710
                               Attn:  Simon Treacy

CIBC Inc.    CIBC Leasing Inc. 425 Lexington Avenue   Canada               7,500,000.00
             New York          New York                                   (Tranche 2 only)
                               NY 10017


                               Tel:  0101 212 856 3888
                               Fax:  0101 212 856 3888
                               Attn:  Richard Vogt


                           SCHEDULE 1 - PART II

                            THE FRENCH LENDERS


Lender       Lending Office    Address for      Jurisdiction of   Amount of French
                               Notices          Incorporation     Lenders
                                                                  Commitments
(US$)
- -------      --------------    -------------    ---------------  -----------------

Banque       Paris             By Post:         France           108,175,518.00
Paribas                        BP141, 75078 Paris,
                               Cedex 02

                               Attn: DBC-GCE1 378
                               Tel:  331 42 98 09 43
                               Fax:  331 42 98 11 28

                               By Hand:
                               3, rue d'Antin,
                               75002 Paris

                               with a copy sent for
                               attention of Aerospace
                               Group

                               Tel:  331 4298 1307
                               Fax:  331 4298 1989
                               Attn:  S. Ries


National     Paris             13 rue d'Uzes             England        77,44,324.30
Westminster                    75002 Paris
Bank Plc
(Paris Branch)
                               Tel:  33 44 76 52 61
                               Fax:  33 42 21 1588
                               Attn:  P. Tauzin

Banque       Paris             Head of Aerospace         France         40,046,795.30
Indosuez                       Group
                               47 Rue de Monceau
                               75008 Paris
                               France

                               Tel:  010 331 4420 1549
                               Fax:  010 331 4420 2906
                               Attn:  M.M. Dembinski

Banque       Paris             27 Boulevard des          France         40,046,795.30
Nationale                                                Italiens
de Paris                       75002 Paris
                               France

                               Tel: 010 331 4014 5959
                               Fax: 010 331 4014 7949
                               Attn:  E. LeBlanc

Credit       Paris             19 Rue des Capucines      France         40,046,795.30
Foncier de                     75001
France                         Paris
                               France

                               Tel: 010 331 4244 9840
                               Fax:  010 331 4244 7944
                               Attn:  J.M. Maraval

Credit       Paris             45 Rue St Dominique       France         40,046,795.30
National                       75007 Paris
                               France

                               Tel:  010 331 4550 9053
                               Fax:  010 331 4555 4509
                               Attn: B. Lecerf

Royal Bank  Paris              29 Rue de la              France         40,046,795.30
of Canada                      Bienfaisance
S.A.                           75008 Paris
                               France

                               Tel:  010 331 4408 4239
                               Fax:  010 331 4293 3211
                               Attn: P. Davies

Societe      Paris             Aircraft Finance          France         40,046,795.30
Generale                       Tour "Les Miroirs"
                               Batiment "D"
                               18 Avenue of Alsace
                               La Defence 3
                               92400 Courbevoie
                               France

                               Tel:  010 331 4098 2402
                               Fax:  010 331 4098 8507
                               Attn:  F. Roussel Pollet

                               Financement du Commerce
                               Exterieur
                               9 Rue de Vienne
                               75008 Paris
                               France

                               Tel: 010 331 4098 2612
                               Fax: 010 331 4098 3388
                               Attn:  F. Refabert

The Fuji     Paris             26 Avenue des Champs-          Japan      40,046,795.30
Bank,                          Elysees
Limited                        75008 Paris
                               France

                               Tel:  010 331 4413 6034
                               Fax:  010 331 4413 6060
                               Attn:  E. McDonald

The Indus-   Paris             Centre D'Affaires             Japan       40,046,795.30
trial Bank                     "Le Louvre"
of Japan,                      2 Place du Palais-Royal
Limited                        75044 Paris
                               France

                               Tel:  010 331 4015 2800
                               Fax: 010 331 4261 2478
                               Attn: A.M. Dumortier

The Long-    Paris             55/57 Boulevard           Japan          40,046,795.30
Term Credit                    Haussmann
Bank of                        75008 Paris
Japan, Ltd.                    France

                               Tel: 010 331 4924 0144
                               Fax: 010 331 4966 1839
                               Attn: C. Liegeois

                               with a copy to:-

                               (London Branch)
                               Albangate
                               125 London Wall
                               London EC2Y 5AH

                               Tel: 0171 628 5111
                               Fax: 0171 814 9866
                               Attn: S. Townend


                           SCHEDULE 1 - PART III

                            THE GERMAN LENDERS




Lender       Lending Office    Address for      Jurisdiction of   Amount of German
                               Notices          Incorporation     Lenders
                                                                  Commitments (US$)
- -------     --------------     --------------   ----------------  -----------------

Bayerische  New York           Hypobank International   Germany   135,615,500.00
Hypotheken-                    S.A.
und                            4, rue Alphonse Weicker
Wechsel-Bank                   L-2099 Luxembourg
AG                             Kirchberg

                               Tel:  010 352 4272 2124
                               Fax:  010 352 4272 4510
                               Attn:  Credit Department

                               with a copy to:
                               -FB/INT-KDN-PSF
                               Theatinerstr. 11
                               D-80333 Munich

                               Tel:  010 4989 9244 2571
                               Fax:  010 4989 9244 2225
                               Attn:  Aircraft Finance

                               in the event that a notice
                               is being sent to all German
                               Lenders (and not just the
                               Lead Managers), an additional
                               copy to:-

                               Financial Square
                               32nd Floor
                               New York

                               Tel: 0101 212 248 0767
                               Fax: 0101 212 440 0741

Kreditanstalt  Frankfurt       Palmengartenstrasse 5-9   Germany      167,254,500.00
                               60325 Frankfurt am
                               Main
                               Germany

                               Tel:  010 4969 7431-0
                               Fax:  010 4969 7431-2944
                               Attn:  Aerospace
                               Department K III b

Bayerische    Munich           Bockenheimer Landstrasse  Germany      50,000,000.00
Landesbank                     19,
Girozentrale                   60325 Frankfurt
                               Germany

                               Tel:  010 49 69 7190 7423
                               Fax:  010 49 69 7190 7157
                               Attn: Ruediger Fern
                                    Aircraft Finance
                                     Dept

                               with a copy to:
                               Karolinenplatz 2
                               80333 Munchen
                               Germany

                               Tel:  010 49 89 2171 1834
                               Fax:  010 49 89 2171 1143
                               Attn: Herrn Sprogies
                               Legal Department

Commerzbank  Los Angeles       Neue Mainzer Str. 32-36        Germany        50,000,000.00
AG                             60311 Frankfurt
                               Germany

                               Tel: 010 49 69 1362 3680
                               Fax: 010 49 69 1362 3742
                               Attn: Matthias Hommel
                                     Export Finance
                                     Department

Landesbank   Kiel              Martensdamm 6                Germany      50,000,000.00
Schleswig-                     24103 Kiel
Holstein                       Germany
Girozentrale

                               Tel: 010 49 431 900 1534
                               Fax: 010 49 231 900 1542
                               Attn: Marie-Theres
                                     Kroger Aircraft
                                     Finance Dept

National     Frankfurt         Feldbergstrasse 35.       Germany         25,000,000.00
Westminster                    60323
Bank AG                        Frankfurt am Main
                               Germany

                               Tel: 010 49 69 17006 390
                               Fax: 010 49 69 17006 335
                               Attn: Mr. Rottschalk/Mrs.
                                     Winkels



                                SCHEDULE 2

                        FORM OF TRANSFER CERTIFICATE


To:    [Agent]


                            Transfer Certificate
                            --------------------


This transfer certificate ("Transfer Certificate") relates to a
facility agreement dated [        ] 1994 and made between (1) the
banks and financial institutions named therein as Lenders, (2) National Westminster Bank Plc as Agent, (3) National Westminster Bank Plc as Security Agent, (4) Encore Leasing Limited, (the "Borrower"), (5) ILFC (Bermuda) 7, Ltd., (the "Bermuda Lessee"),
(6) ILFC Ireland 2 Limited (the "Irish Lessee"), (7) ILFC (Bermuda) 5, Ltd., (the "Bermuda Parent"), (8) ILFC Ireland 3 Limited (the "Irish Parent"), (9) ILFC (Bermuda) 6, Ltd., (the "Bermuda Option Holder") and (10) International Lease Finance Corporation (the "Guarantor") (the "Agreement" which term shall include any amendments or supplements thereto) and to each of the Loan Supplements made between the Agent, the Security Agent and the Borrower in respect of an Advance under the Agreement.

Terms defined or incorporated by reference in the Agreement shall, unless otherwise defined, have the same meanings when used in this Transfer Certificate.

I.    [Details of the Existing Lender] (the "Existing Lender"):-

1. confirms that to the extent that details appear in the Schedule to this Transfer Certificate under the headings "Existing Lender's Commitment", "Amount of Commitment Transferred and the Related Rights and Obligations of the Existing Lender to be Transferred", "Existing Lender's

      Participation" and "Amount of Existing Lender's Participation Transferred and Related Rights and Obligations of the Existing Lender to be Transferred" those details accurately summarize its Commitment and its participation in the Facility and its participation in each Advance already made all or part of which is to be transferred (as more particularly described in the Loan Supplements);

2. requests [Details of Bank Transferee] (the "Bank Transferee") to accept and procure, in accordance with Clause 14.4 of the Agreement, the substitution of the Existing Lender by the Bank Transferee in respect of the amount specified in the Schedule hereto of its Commitment and its participation in the Facility and its participation in each Advance already made (as more particularly described in the Loan Supplements) by signing this Transfer Certificate.

II. The Bank Transferee hereby requests each of the Obligors, the Lenders, the Borrower, the Agent and the Security Agent to accept this executed Transfer Certificate as being delivered under and for the purposes of Clause 14.4 of the Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

III.  The Bank Transferee:-

       1. confirms that it has received a copy of the Agreement and copies of each Loan Supplement together with such other documents and information as it has requested in connection with this transaction;

      2. confirms that it has not relied and will not rely on the Existing Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information; and

      3. agrees that it has not relied and will not rely on any of the Existing Lender, the Agent or any of the Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any party to any of the Facility Documents or the legality, validity, priority, adequacy, effectiveness or enforceability of any of the Facility Documents.

IV. The Bank Transferee undertakes with the Existing Lender and each of the other parties to the Agreement that it shall perform in accordance with their terms all those obligations which, by the terms of the Agreement, will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Agent and further undertakes with the Existing Lender, each of the other Lenders, the Agent and the Security Agent that it shall perform in accordance with their terms all of the obligations of the Existing Lender under the Lenders' Agreement and the Interlender Agreement as if the Bank Transferee had originally been a party to the Lenders' Agreement and the Interlender Agreement and each of the other Lenders, the Agent and the Security Agent undertake with the Bank Transferee to perform their obligations under the Lenders' Agreement and the Interlender Agreement to the Existing Lender in favour of the Bank Transferee as if the Bank Transferee had originally been a party to the Lenders' Agreement and the Interlender Agreement.

V. With effect from the Transfer Date as specified in the Schedule hereto or such later date as may be determined in accordance with the terms of Clause 14.4 of the Agreement, the Lenders, the Agent the Security Agent, each of the Obligors and the Borrower accept the Bank Transferee as a party to the Agreement in substitution for the Existing Lender with respect to all those rights and obligations which by the terms of the Agreement will be assumed by the Bank Transferee after delivery of the executed copy of this Transfer Certificate to the Agent.

VI. None of the Existing Lender, any of the Lenders, the Agent, the Security Agent or the Borrower:-

     1. makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Agreement; or

    2. assumes any responsibility for the financial condition of any of the Obligors or for the performance and observance by any of the Obligors or any other party to any of the Facility Documents and/or any of the Operative Documents or any other document relating thereto of any of the Obligor's or such other party's obligations under any of the Facility Documents and/or any of the Operative Documents or any document relating thereto and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

VII. None of the Obligors assumes any responsibility for the financial condition of any party, other than the Obligors, or for the performance or observance by any party, other than the Obligors, to any of the Facility Documents and/or the Operative Documents or any other document relating thereto or such party's obligations under the Agreement or any document relating thereto (other than those of the Obligors) and any and all conditions and warranties whether express or implied by law or otherwise, are excluded (other than in relation to the financial condition, performance or observance of the Obligors).

VIII. The Bank Transferee confirms that its Lending Office and address for notices for the purposes of the Agreement are as set out in the Schedule hereto.

IX. A. The Existing Lender hereby gives notice to the Bank Transferee (and the Bank Transferee hereby acknowledges and agrees with the Existing Lender) that the Existing Lender is under no obligation to re-purchase (or in any other manner to assume, undertake or discharge any obligation or liability in relation
          to) the transferred Commitment, and/or transferred participation in the Advances already made (as more particularly described in the Loan Supplements) and/or the transferred rights and/or obligations at any time after this Transfer Certificate shall have taken effect.

      B. Following the date upon which this Transfer Certificate shall have taken effect, without limiting the provisions hereof, each of the Bank Transferee and the Existing Lender hereby acknowledges and confirms to the other that in relation to the relative Commitment/participation in the Advances already made (as more particularly described in the Loan Supplements) and the rights and/or obligations under the Agreement assumed by the Bank Transferee (or part thereof), variations, amendments or alterations to any of the terms of the Agreement and/or any of the Loan Supplements arising in connection with any re-negotiation or re-scheduling of the obligations hereunder shall apply to and be binding on the Bank Transferee alone.

X. The Existing Lender hereby gives notice that nothing herein or in the Agreement (or any document relating thereto) shall oblige the Lender to (i) accept a re-transfer from the Bank Transferee of the whole or any part of its rights, benefits and/or obligations under the Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Bank Transferee for any reason whatsoever including, without limitation, the non-performance by any other party to the Agreement (or any document relating thereto) of its obligations under any such document. The Bank Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or
     (ii) above.

XI. The Bank Transferee hereby confirms, pursuant to and in accordance with the provisions of Clause 19.4 of the Agreement, that its agent for service of process in England is as set out in the Schedule to this Transfer Certificate and confirms that such agent is willing to accept service of such process as is described in Clause 19.4 of the Agreement on behalf of the Bank Transferee in respect of the Agreement, any other Facility Document and any Operative Document.

XII. This Transfer Certificate shall be governed by and construed in accordance with English Law.


[Bank Transferee]


By: ..........................
       (Duly Authorised)



[Existing Lender]


By: ..........................
       (Duly Authorised)


The Agent on behalf of itself and all other parties to the Agreement (other than the Existing Lender).


By: ..........................
      (Duly Authorised)



Dated: [              ]

                       SCHEDULE TO THE TRANSFER CERTIFICATE


Existing Lender's Commitment     Amount of Commitment Transferred and
                                 the Related Rights and Obligations
                                 of the Existing Lender to be Transferred
- ----------------------------     ----------------------------------------


Existing Lender's Participation  Amount of Existing Lender's
in Advances already made         Participation in Advances already made
                                 Transferred and Related rights and
                                 Obligations of the Existing Lender to
                                 be Transferred.
- -----------------------------    ----------------------------------------


Date:

[Bank Transferee]


Lending Office:            Address for notices:

[              ]           [                            ]


                            Telephone:  [               ]
                            Facsimile:  [               ]


Jurisdiction of Incorporation:

[             ]

English Process Agent:

[            ]

Transfer Date:  [         ]

                              SCHEDULE 3

                          UTILISATION NOTICE


To:   (1)   NATIONAL WESTMINSTER BANK PLC (as Agent)
            Corporate Banking Agency Group
            7th Floor
            135 Bishopsgate
            London EC2M 3UR

            Facsimile No:         071-375 5854
            Telex No:             919675 NWCB G
            Attention:            Head of Corporate Banking Agency Group

C.C:        NATIONAL WESTMINSTER BANK PLC
            Leasing and Asset Finance
            7th Floor
            135 Bishopsgate
            London EC2M 3UR

            Facsimile No:         071-375 5650
            Telex No:             919675 NWCB G
            Attention:            Director of Leasing and Asset Finance

      (2)   ENCORE LEASING LIMITED (the "Borrower")
            P.O. Box 2003
            George Town
            Grand Cayman
            Cayman Islands
            BWI

            Facsimile No:         809 949 8340
            Telex No:             0293 4498
            Attention:            Trust Services

From:      [ILFC (Bermuda) 7, Ltd. (the "Bermuda Lessee")
           29 Richmond Road
           Hamilton
           HM-AX
           Bermuda]

          [ILFC Ireland 2 Limited (the "Irish Lessee")
          AIG House
          Merrion Road
          Dublin 4
          Ireland]


RE:       Aircraft Facility Agreement dated                , 1994 and
          made between the banks and financial institutions named therein as Lenders, National Westminster Bank Plc as Agent and Security Agent, the Borrower, the Bermuda Lessee, the Irish Lessee, ILFC (Bermuda) 5, Ltd. as Bermuda Parent, ILFC Ireland 3 Limited as Irish Parent, ILFC (Bermuda)
          6, Ltd. as Bermuda Option Holder and International
          Lease Finance Corporation (the "Facility Agreement")
          -------------------------------------------------------

[The Bermuda Lessee] [The Irish Lessee] hereby gives notice in accordance with Clause 4.1.1 of the Facility Agreement that:-

(i)    [the Bermuda Lessee] [the Irish Lessee] desires to effect a
       Utilisation on [             ];

(ii)   the requested amount of the proposed Advance is US$[      ];

(iii) the Aircraft the subject of the Utilisation is one Airbus [*A300/A310/A320/A321/A330/A340] Aircraft with
       manufacturer's serial number [    ], proposed [      ]
       Registration Mark [      ] and [         ] installed
       Engines;

(iv)   the proposed sub-lessee of the Aircraft the subject of the
       Utilisation is [         ], a company incorporated in
       [          ] and it is proposed that the Aircraft shall be
       [registered] [habitually-based] in [          ].  The sub-
       lessee [will] [will not] require quiet enjoyment covenants from the Borrower and the Security Agent in the form agreed between the Borrower, the Security Agent and the Guarantor.

       A certified copy of the [executed sub-lease] [latest draft of the proposed sub-lease] is attached hereto;

(v) [the Bermuda Lessee] [the Irish Lessee] [confirms that the Lessee of the Aircraft shall be the [Bermuda Lessee] [Irish Lessee]] [hereby requests the Lead Managers and the Borrower to approve in accordance with Clause 4.2.3 of the Facility Agreement an Alternative Lessee [appropriate details] as the Lessee];

(vi) [the Bermuda Lessee] [the Irish Lessee] [confirms that the Option Holder in respect of the Aircraft shall be the Bermuda Option Holder] [hereby requests the Lead Manager and the Borrower to approve in accordance with Clause 4.2.3 of the Facility Agreement an alternative person as Option Holder [appropriate details]];

(vii) [the Bermuda Lessee] [the Irish Lessee] [confirms that the Parent of the proposed Lessee is [the Bermuda Parent] [the Irish Parent]] [hereby requests the Lead Managers and the Borrower to approve in accordance with Clause 4.2.3 of the Facility Agreement another person as the Parent [appropriate details]]; and

[(viii) [the Bermuda Lessee] [the Irish Lessee] hereby
        requests the Lead Manager and the Borrower to approve in accordance with Clause 4.2.3 of the Facility
        Agreement the insertion of [          ] Additional
        Lessee[s] in the structure [appropriate details]].

[The Bermuda Lessee] [The Irish Lessee] hereby certifies that as at the date of this notice no Cancellation Event or Potential
Cancellation Event has occurred and is continuing or would result from the drawdown of the Advance, the subject of this Utilisation.

Capitalised terms used herein defined in the Facility Agreement have the same meanings herein.

[ILFC (BERMUDA) 7, LTD]

[ILFC IRELAND 2 LIMITED]

By:
     ----------------------------

Name:


Title:

                          SCHEDULE 4

                           PART I


DETAILS OF PROPOSED AIRCRAFT AND PROPOSED AIRCRAFT DELIVERY SCHEDULE
                       (ALL FIGURES IN US$)


                                                                   Assumed
                                                                   Maximum                         Assumed  Assumed  Assumed
          Scheduled                               Proposed         Aircraft         Split          British  French   German
Aircraft  Delivery                   Engine       Initial          Purchase   -------------------  Lenders  Lenders  Lenders
No.       Month          Type        Type         Sub-Leasee       Price      UK  France  Germany  Portion  Portion  Portion
- -------   ------------   ----------  -----------  -------------    --------   --  ------  -------  -------  -------  -------
1         January 1995   A300-600R   PW4158        CHINA AIRLINES      *       *    *         *       *         *        *
2         February 1995  A300-600R   CF6-80C2      EMIRATES            *       *    *         *       *         *        *
3         March 1995     A300-600R   CF6-80C2      AIR AFRIQUE         *       *    *         *       *         *        *
4         March 1995     A320        V2500         SAETA               *       *    *         *       *         *        *
5         April 1995     A310-300    CF6-80C2A2    EMIRATES            *       *    *         *       *         *        *
6         April 1995     A300-600R   CF6-80C2      AIR AFRIQUE         *       *    *         *       *         *        *
7         April 1995     A320        V2500         SAETA               *       *    *         *       *         *        *
8         April 1995     A320        CFM56-5       ONUR AIR            *       *    *         *       *         *        *
9         April 1995     A330        PW4164        (1)                 *       *    *         *       *         *        *
10        April 1995     A340        CFM56-5C3G    AIR MAURITIUS       *       *    *         *       *         *        *
11        May 1995       A330        Trent         DRAGONAIR           *       *    *         *       *         *        *
12        June 1995      A321        CFM56-5B1/2   SWISSAIR            *       *    *         *       *         *        *
13        June 1995      A340        CFM56         AIR CANADA          *       *    *         *       *         *        *
14        July 1995      A340        CFM56         AIR CANADA          *       *    *         *       *         *        *
15        September 1995 A320        V2500         (1)                 *       *    *         *       *         *        *
16        September 1995 A330        Trent         DRAGONAIR           *       *    *         *       *         *        *
17        October 1995   A320        V2500         (1)                 *       *    *         *       *         *        *
18        November 1995  A320        V2500         (1)                 *       *    *         *       *         *        *
19        November 1995  A321        V2500-A5      DRAGONAIR(F1)       *       *    *         *       *         *        *
20        December 1995  A320        V2500         TACA(1)             *       *    *         *       *         *        *
21        December 1995  A321        V2500-A5      (1)                 *       *    *         *       *         *        *
Total                                                                  *       *    *         *       *         *        *

*  PURSUANT TO 17 CFR 240.24B-2, CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED
   SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



NOTE: 1. "(1)" denotes potential or unconfirmed sub-lessee. ILFC may at its discretion, change the identity of the initial sub-lessees.


                            SCHEDULE 4: PART II
        INTERNATIONAL LEASE FINANCE CORPORATION SAMPLE LOAN/LEASE PROFILES
                     AS A PERCENTAGE OF AIRCRAFT COST
              FOR 1995 AIRBUS A300/A310/A320/A321/A330/A340 DELIVERIES


(1)                     (2)            (3)          (4)         (5)         (6)        (7)         (8)     (9)
Repayment Date          Tranche 1A    Tranche 1B    Tranche 2   Tranche 2   Tranche 1  Tranche 2   Total   Total
Number (Semi-           ECA           ECA           Initial     Mismatch    Total      Total       Loan    Lease
annual Repayments)
- ------------------      -----------   -----------   ---------   ---------   ---------   --------   -----   -----
Delivery Date                *             *            *           *           *           *        *       *
1                            *             *            *           *           *           *        *       *
2                            *             *            *           *           *           *        *       *
3                            *             *            *           *           *           *        *       *
4                            *             *            *           *           *           *        *       *
5                            *             *            *           *           *           *        *       *
6                            *             *            *           *           *           *        *       *
7                            *             *            *           *           *           *        *       *
8                            *             *            *           *           *           *        *       *
9                            *             *            *           *           *           *        *       *
10                           *             *            *           *           *           *        *       *
11                           *             *            *           *           *           *        *       *
12                           *             *            *           *           *           *        *       *
13                           *             *            *           *           *           *        *       *
14                           *             *            *           *           *           *        *       *
15                           *             *            *           *           *           *        *       *
16                           *             *            *           *           *           *        *       *
17                           *             *            *           *           *           *        *       *
18                           *             *            *           *           *           *        *       *
19                           *             *            *           *           *           *        *       *
20                           *             *            *           *           *           *        *       *

*  PURSUANT TO 17 CFR 240.24B-2, CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED
   SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASSUMPTIONS:
- --------------

Interest Rates (for annuity calculations)
Tranche 1A          *
Tranche 1B          *

*  PURSUANT TO 17 CFR 240.24B-2, CONFIDENTIAL INFORMATION HAS BEEN OMITTED
   AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                          SCHEDULE 5

                      GUARANTOR COVENANTS


1. In this Schedule 5 each of the following words shall have the following meanings:-

      "Capitalised Lease" means any lease under which any obligations of the lessee are, or are required to be, capitalised on a balance sheet of the lessee in accordance with generally accepted accounting principles in the United
      States of America;

      "Capitalised Rentals" means, as of the date of any determination, the amount at which the obligations of the lessee, due and to become due under all Capitalised Leases under which the Guarantor or any Subsidiary is a lessee, are reflected as a liability on a consolidated balance sheet of the Guarantor and its Subsidiaries;

      "Code" means the United States of America Internal Revenue
      Code of 1986, as amended;

      "Consolidated Tangible Net Worth" means, as of the date of any determination, the total of shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock), less the sum of the total amount of goodwill, organisation expenses, unamortized debt issue costs (determined on an after tax basis), deferred assets other than prepaid insurance and prepaid taxes the excess of cost of shares acquired over book value of related assets, surplus resulting from any revaluation write-up of assets subsequent to December 31, 1993, and such other assets as are properly classified as intangible assets, all determined in accordance with generally accepted accounting principles in the United States of America consolidating the Guarantor and its Subsidiaries, and less the excess, if any, of all Restricted Investments of the Guarantor and its Subsidiaries on a consolidated basis over twenty-five million Dollars (US$25,000,000);

      "ERISA" means the United States of America Employee
      Retirement Income Security Act of 1974, as amended;

      "ERISA Affiliate" means any corporation, trade or business that is, along with the Guarantor or any Subsidiary, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA;

      "FASB 13" means the United States of America Statement of
      Financial Accounting Standards No. 13 (Accounting for
      Leases) as in effect on the date hereof;

      "Fixed Charge Plus Preferred Coverage Ratio" on the last day of any quarter of any fiscal year of the Guarantor means the ratio for the period of four fiscal quarters ending on such day of earnings to combined fixed charges and preferred stock dividends referred to in Paragraph (d)(1)(i) of Item 503 of Regulation S-K of the United States of America Securities and Exchange Commission, as amended from time to time, and determined pursuant to Paragraphs (d)(2) through
      (d)(10) of such Item 503 with the Guarantor as "registrant" (such ratio for the four fiscal quarters ended December 31, 1993 is attached hereto as Attachment A); PROVIDED, however that if the Majority Lenders in their sole discretion determine that amendments to Regulations S-K subsequent to the date hereof substantially modify the provisions of such
      Item 503, "Fixed Charge Plus Preferred Coverage Ratio" shall have the meaning determined by this definition without regard to any such amendments;

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government;

      "Guarantees" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other

      Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof; PROVIDED HOWEVER that the obligation described in clause (c) shall not include (i) obligations of a buyer under an agreement with a seller to purchase goods or services entered into in the ordinary course of such buyer's and seller's businesses unless such agreement requires that such buyer make payment whether or not delivery is ever made of such goods or services, and (ii) remarketing agreements where the remaining debt on an aircraft does not exceed the aircraft's net book value, determined in accordance with industry standards, except that clause (c) shall apply to the amount of remaining debt under a remarketing agreement that exceeds the net book value of the aircraft. For the purposes of all computations made under this Facility Agreement, a Guarantee in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guarantee in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend;

      "Indebtedness" of any Person means, and includes all obligations of such person which in accordance with generally accepted accounting principles in the United States of America shall be classified upon a balance sheet of such person as liabilities of such person, and in any event shall include all:-

      (a) obligations of such Person for money or which have been incurred in connection with the acquisition of property or assets (other than security and other deposits on flight equipment);

      (b) obligations secured by any Lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations;

      (c) obligations created or arising under any conditional sale, or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property;

      (d)   Capitalised Rentals under any Capitalised Lease;

      (e) obligations evidenced by bonds, debentures, notes or other similar instruments; and

      (f) Guarantees by such Person to the extent required pursuant to the definition thereof,

             but:

            (i) shall not include amounts which would otherwise be taken into account which are owed by the Guarantor to any of its Subsidiaries or by any Subsidiary of the Guarantor to the Guarantor or another
                  Subsidiary of the Guarantor;

            (ii) no amount shall be taken into account more than once in the same calculation;

           (iii) shall not include any aircraft lease rentals received in advance;

            (iv) shall not include any concessions received in advance from manufacturers;

             (v) shall not include any amounts in respect of deferred Tax;

         "Investment" means any investment, made in cash or by delivery of any kind of property or asset, in any Person, whether (i) by acquisition of (x) shares of stock or similar interest, (y) Indebtedness, or (z) other obligation or security, or (ii) by loan, advance or capital contribution, or otherwise. For the purposes of this Facility Agreement, Investment shall exclude any notes receivable and any finance or sales type leases entered into by the Guarantor or any of its Subsidiaries in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto and minus the amount of any portion of such Investment repaid to such Person in cash as a result of capital, but without any other adjustment for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Lien" means any mortgage, pledge, lien, security interest or other charge, encumbrance or preferential arrangement, including the retained security title of a conditional vendor or lessor;

         "Litigation Actions" means all litigation, claims and arbitration proceedings, proceedings before any Governmental Authority or investigations which are pending or, to the knowledge of the Guarantor, threatened against, or affecting, the Guarantor or any Subsidiary;

         "Material Adverse Effect" shall mean (i) any material adverse effect on the business, properties, condition (financial or otherwise) or operations, present or prospective, of the Guarantor and its Subsidiaries, taken as a whole since any stated reference date or from and after the date of determination, as the case may be, (ii) any material adverse effect on the ability of the Guarantor to perform its obligations hereunder or under any of the other Facility Documents or under any of the Operative Documents to which it is a party or (iii) any adverse effect on the legality, validity, binding effect or enforceability of any material provision of this Facility Agreement, the other Facility Documents or the Operative Documents;

         "Operating Lease" means any lease other than a Capitalised Lease; PROVIDED HOWEVER that leases with an original term of less than one year shall not be Operating Leases;

         "Operating Lease Rental" of an Operating Lease means, as of the date of any determination thereof, the net present value of the aggregate unpaid amount due at such date and to become due from the Guarantor or any Subsidiary, on a consolidated basis, as lessee under such Operating Lease discounted at such lessee's incremental borrowing rate or if the interest rate implicit in such Operating Lease can be practically determined and is smaller, at such interest rate, such present value and interest rate being determined in accordance with standard financial practice and such borrowing rate being determined in accordance with FASB 13, excluding from such aggregate amount all amounts which are in excess of the minimum aggregate unpaid amount due at such date and to become due from such lessee under such Operating Lease assuming that such lessee would take or fail to take all actions with respect to all termination, renewal, purchase and other options as would produce the least amount becoming due under such Operating Lease, and "Operating Lease Rentals" means, as of the date of any determination, the aggregate Operating Lease Rental of all Operating Leases as of such date;

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA;

         "Permitted Acquisitions" means purchases or other acquisitions, or Investments by acquisition of shares of stock, for which cumulatively and in the aggregate since the date hereof the Guarantor has not given consideration in value exceeding fifty million Dollars (US$50,000,000);

         "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind;

         "Plan" means, at any date, any employee pension benefit plan (as defined in section 3(2) of ERISA) which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which the Guarantor or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA;

         "Related Party" means any Person (other than a Subsidiary):-

         (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Guarantor;

         (ii)     which beneficially owns or holds five per cent.
                  (5%) or more of the equity interest of the Guarantor; or

         (iii) twenty per cent. (20%) or more of the equity interest of which is beneficially owned or held by the Guarantor or a Subsidiary.

         The term "control" means, for the purposes of the above definition, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

         "Reportable Event" has the meaning assigned to such term in section 4043 of ERISA;

         "Restricted Investments" means, as of the date of any determination, Investments other than:

         (a) Investments in commercial paper or corporate promissory note(s) which at the date of any determination hereunder are accorded an A1 or higher rating by Standard & Poor's Corporation or any equivalent or higher rating by Moody's Investor Service, Inc. or another nationally recognised credit rating agency of similar standing issued by United States of America, Canadian, European or Japanese bank holding companies, utility or utility holding companies or industrial or financial companies, in each case maturing in not more than two hundred and seventy (270) days from the date of acquisition;

         (b)  Investments in direct obligations of the United
              States of America, or any agency thereof, maturing in twelve (12) months or less from the date of acquisition thereof;

         (c) Guarantees of Indebtedness of a Subsidiary by the Guarantor or a Wholly-owned Subsidiary;

         (d)  Permitted Acquisitions by the Guarantor; and

         (e) Advances to AIG for the purpose of including funds so advanced in the pooled short term investments made by AIG for the respective accounts of AIG and its subsidiaries, except for any such advance which remains unpaid for more than ten (10) Business Days;

         "Taxes" with respect to any Person means for the purposes only of this Schedule 5 income, excise and other taxes, and all assessments, imposts, duties and other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets by any Governmental Authority;

         "Wholly-owned Subsidiary" means any Person of which or in which the Guarantor and its other Wholly-owned Subsidiaries own directly or indirectly one hundred per cent. (100%) of:-

         (a) the issued and outstanding shares of stock (except shares required as directors' qualifying shares);

         (b) the capital interest or profits interest of such Person, if it is a partnership, joint venture or similar entity; or

         (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organisation.

2. The Guarantor hereby undertakes and covenants with the Agent, the Security Agent, each of the Lenders and the Borrower separately and severally that from the date of this Facility Agreement and for so long as it remains under any obligation, actual or contingent, under this Facility Agreement or any of the other Facility Documents or any of the Operative Documents:-

2.1 the Guarantor shall furnish to the Security Agent sufficient copies for each Lender (which the Security
         Agent shall promptly furnish to each Lender) and to the Borrower:-

         (a) as soon as available, and in any event within ninety-five (95) days after the end of each fiscal year of the Guarantor, a copy of the audited financial statements and annual audit report of the Guarantor and its Subsidiaries for such fiscal year beginning with the year ending 31 December 1994 prepared on a consolidated basis and in conformity with generally accepted accounting principles in the United States of America and certified by Ernst & Young or by another independent United States of America certified public accountant of recognised national standing in the United States of America selected by the Guarantor and satisfactory to the Majority Lenders;

         (b)  as soon as available, and in any event within fifty
              (50) days after the end of each quarter (except the last quarter) of each fiscal year of the Guarantor, a copy of the unaudited financial statements of the Guarantor and its Subsidiaries for such quarter prepared in a manner consistent with the audited financial statements referred to in Paragraph 2.1(a) signed by the Guarantor's chief financial officer and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and cash flows for such quarter and for the period from the beginning of such fiscal year to the close of such quarter;

          (c) contemporaneously with the furnishing of a copy of each annual audit report and of each set of quarterly statements provided for in this Paragraph 2.1, a certificate of the Guarantor dated the date of such annual report or such quarterly statements and signed by the Guarantor's chief financial officer, to the effect that no Cancellation Event has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this Schedule 5;

          (d) promptly from time to time, a written report of any change in the list of the Guarantor's Subsidiaries set forth in Attachment B and in the list of partnerships and joint ventures set forth in Attachment C;

          (e) promptly after the filing or making thereof, copies of all 8-K's (other than 8-K's relating solely to the insurance by the Guarantor of securities pursuant to an effective registration statement), 10-Q's, 10-K's, and other material reports or registration statements filed by the Guarantor or any Subsidiary with or to any securities exchange or the Securities and Exchange Commission;

          (f) from time to time, copies of all reports, circulars, notices, statements and other documents issued by the Guarantor to holders of its stock listed on a recognised stock exchange (in their capacity as such holders) generally in the same form as provided to such shareholders promptly after the same are so issued; and

          (g) from time to time such other information concerning the Guarantor and its Subsidiaries as any Lender or the Security Agent may reasonably request;

2.2 forthwith upon learning of the occurrence of any of the following, the Guarantor shall furnish to the Security Agent and the Borrower written notice thereof, describing the same and the steps being taken by the Guarantor or the Subsidiary affected with respect thereto:

         (a) the occurrence of any or all of a Cancellation Event, a Termination Event, a Mandatory Prepayment Event or a Loan Event of Termination;

         (b) the institution of any Litigation Action, provided that the Guarantor need not give notice of any new Litigation Action unless such Litigation Action, together with all other pending Litigation Actions, could, if adversely determined, reasonably be expected to have a Material Adverse Effect;

         (c) the entry of any judgment or decree against the Guarantor or any Subsidiary in the amount of one million Dollars (US$1,000,000) or more if the aggregate amount of all judgments and decrees then outstanding against the Guarantor and all Subsidiaries exceeds ten million Dollars
              (US$10,000,000) after deducting (1) the amount with respect to which the Guarantor or any Subsidiary is insured and with respect to which the insurer has not denied coverage in writing, and (2) the amount for which the Guarantor or any Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Security Agent and the Majority Lenders;

         (d) the occurrence of a Reportable Event with respect to any Plan; the institution of any steps by the Guarantor, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; the institution of any steps by the Guarantor or any ERISA Affiliate to withdraw from any Plan; the occurrence of any material increase in the contingent liability of the Guarantor or any Subsidiary with respect to any post-retirement welfare benefits; or the failure of the Guarantor or any other Person to make a required contribution to a Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA in each case, provided that the relevant occurrence, institution or failure (as the case may be) could reasonably be expected to have a Material Adverse Effect;

         (e) the occurrence of a material adverse change in the business, credit, operations, financial condition or prospects of the Guarantor and its Subsidiaries taken as a whole;

2.3 subject to Paragraphs 2.8(w) and (x) the Guarantor will maintain and preserve and, subject to the provisions of Paragraphs (w), (y) and (z) of Paragraph 2.8, cause each Subsidiary to maintain and preserve, its respective existence as a corporation or other form of business organisation, as the case may be, and all rights, privileges, licences, patents, patent rights, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time, except as may be determined by the Board of Directors of the Guarantor in good faith to wind up and dissolve a Subsidiary that is not necessary or material to the business of the Guarantor in its ordinary course as conducted from time to time;

2.4 the Guarantor will engage, and cause each Subsidiary to engage, in substantially the same fields of business as it is engaged in on the date hereof;

2.5 the Guarantor will maintain, and cause such Subsidiary to maintain, complete and accurate books and records in which full and correct entries in conformity with generally accepted accounting principles in the United States of America shall be made of all dealings and transactions in relation to its respective business and activities and will permit, and cause each Subsidiary to permit, access by the Security Agent, each Lender and the Borrower to the books and records of the Guarantor and such Subsidiary during normal business hours, and permit, and cause each Subsidiary to permit, the Security Agent, each Lender and the Borrower to make copies of such books and records;

2.6 the Guarantor will pay, and cause each Subsidiary to pay, when due, all of its Taxes (or in the case of Taxes affecting property leased by the Guarantor or any Subsidiary to any lessee, cause, and cause each Subsidiary to cause, such lessee to pay when due, such Taxes), PROVIDED ALWAYS THAT there shall be no Cancellation Event or Termination Event in consequence of a breach by the Guarantor of this paragraph 2.6 if such breach relates solely:-


         (a) to any Taxes which the Guarantor, such Subsidiary or such lessee. as the case may be, is contesting in good faith and by appropriate proceedings and the Guarantor or such Subsidiary or such lessee has set aside on its books such reserves or other appropriate provisions therefor as may be required by generally accepted accounting principles in the United States of America;

         (b) to any Taxes of the Guarantor in an amount less than ten million Dollars (US$10,000,000); or

         (c) to any Taxes of any Subsidiary to the extent that non-payment of any such Tax would be expected not to have a material adverse effect on the ability of any of the Obligors to perform their respective obligations under any of the Facility Documents and/or the Operative Documents to which they are respectively a party;

2.7 the Guarantor will comply, and cause each Subsidiary to comply, in all material respects with all statutes and governmental rules and regulations applicable to it; and use reasonable efforts to cause, and cause each Subsidiary to use reasonable efforts to cause, each lessee of property owned by the Guarantor or the Subsidiary or any Subsidiary to comply in all material respects with all statutes, governmental rules and regulations applicable to such property or applicable to such lessee in connection with its leasing;

         Provided however that in the case of any lease of property owned by the Guarantor or any of its Subsidiaries, in circumstances where the lessee (being a lessee which is not a Subsidiary of the Guarantor) has failed to comply in all material respects as aforesaid, there shall be no breach of this paragraph 2.7 if:

         (a) the relevant lease agreement includes an obligation on the part of the Lessee on substantially similar terms to the foregoing provisions of this paragraph 2.7;

         (b) the relevant failure does not result in a breach of any of the payment obligations of any of the Obligors pursuant to this Facility Agreement, any other Facility Documents or any of the Operative Documents to which they are respectively a party; and

         (c) the Guarantor or the relevant Subsidiary shall not be aware of the relevant failure or, having become so aware, shall not have consented to or acquiesced in or connived in the occurrence or continuance of such failure beyond such period as may reasonably be necessary in order to remedy the relevant failure.

2.8      the Guarantor will, except with respect to any Permitted
         Acquisition, not, and not permit any Subsidiary to:-

         (a)   be a party to any merger or consolidation;

         (b) except in the normal course of its business, sell, transfer, convey, lease or otherwise dispose of all or any substantial part of the assets of the Guarantor and its Subsidiaries taken as a whole except with respect to the special purpose corporations named in Attachment C.

             Notwithstanding the foregoing:-

         (v) the Guarantor may merge into or consolidate with AIG or any AIG Group Company, provided always that (i)
             AIG shall at all times have beneficial ownership, whether directly or indirectly, of at least fifty-one per cent. (51%) of the issued common stock of the merged entity, (ii) the merged entity shall covenant with each of the Lenders, the Agent, the Security Agent and the Borrower separately and severally in the terms of Clauses 7.4.1 and 7.4.2 of, and Schedule 5 to, the Facility Agreement, and (iii) the merged entity shall otherwise assume all of the obligations and liabilities of the Guarantor under each of the Facility Documents and each of the Operative
             Documents;

         (w) the Guarantor or any Subsidiary may dispose of assets ("Relevant Assets") to a company (a "Vehicle Company") incorporated for the purpose of an issue of debt securities (whether securities of the Vehicle Company or another Person) in respect of which the payment of interest and/or repayment of principal is to be made primarily out of proceeds accruing from the leasing or sale of the Relevant Assets, or from proceeds of insurance or requisition proceeds with respect to the Relevant Assets, provided that the Guarantor or, as the case may be, the relevant Subsidiary is to be paid either the book or fair market value of the Relevant Assets on their disposal to the Vehicle Company or, to the extent that the Guarantor or the relevant Subsidiary is to receive less than the book or fair market value of the Relevant Assets, the Guarantor or a Subsidiary retains or is granted an option to purchase the Relevant Assets from the Vehicle Company for a nominal consideration;

         (x) the Guarantor may, provided it has obtained the prior written consent of the Agent, sell, transfer, convey, lease or assign all or a substantial part of its business to any Wholly-owned Subsidiary in the ordinary course of its business for full consideration (or as the case may be, full market rent) in money or money's worth on an arm's length basis;

         (y) any Wholly-owned Subsidiary may merge into the Guarantor or AIG or an AIG Group Company or into or with any other Wholly-owned Subsidiary; and

         (z) any Wholly-owned Subsidiary (other than the Lessee) may sell, transfer, convey, lease or assign all or a substantial part of its assets to the Guarantor or another Wholly-owned Subsidiary;

         provided, in each of the cases described in the preceding paragraphs (v), (w), (x), (y) and (z), that immediately thereafter and after giving effect thereto no Acceleration Event shall have occurred and be continuing and in the case of any merger or consolidation to which the Guarantor is a party, the Person formed by such consolidation shall assume the Guarantor's obligations and performance of the Guarantor's covenants under this Facility Agreement, each of the other Facility Documents and each of the Operative Documents in writing satisfactory in form and substance to the Security Agent.

         For the purposes of this Paragraph 2.8 only, a sale, transfer, conveyance, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Guarantor and its Subsidiaries only if the value of such assets, when added to the value of all other assets sold, transferred, conveyed, leased or otherwise disposed of by the Guarantor and its Subsidiaries (other than (i) in the normal course of business or (ii) pursuant to Paragraph (z) of this Paragraph 2.8) during the same fiscal year, exceeds five per cent. (5%) of the Guarantor's Consolidated Tangible Net Worth determined as of the end of the immediately preceding fiscal year. As used in the preceding sentence, the term "value" shall mean, with respect to any asset disposed of, the greater of such asset's book or fair market value as of the date of disposition, with "book value" being the value of such asset as would appear immediately prior to such disposition on a balance sheet of the owner of such asset prepared in accordance with United States of America generally accepted accounting principles;

2.9 the Guarantor will not declare or pay any dividends whatsoever or make any distribution on any capital stock of the Guarantor (except in shares of, or warrants or rights to subscribe for or purchase shares of, capital stock of the Guarantor), and not, and not permit any Subsidiary to, make any payment to acquire or retire shares of capital stock of the Guarantor, at any time when a Cancellation Event has occurred and is continuing provided, however, that notwithstanding the foregoing, this Paragraph 2.9 shall not prohibit the payment of dividends on any of the Guarantor's money market preferred stock that was sold to the public pursuant to an effective registration statement under the United States of America Securities Act of 1933;

2.10 the Guarantor will not, and not permit any Subsidiary to, create or permit to exist any Lien upon or with respect to any of its properties or assets of any kind, now owned or hereafter acquired, or on any income or profits therefrom, except for:-

         (a) Liens existing on the date hereof that are reflected in the financial statements of the Guarantor dated prior to the date hereof;

         (b) Liens upon or in any property (other than property acquired for lease to a Person other than the Guarantor or a Subsidiary) acquired or held by the Guarantor or a Subsidiary in the ordinary course of business to secure Indebtedness under Capitalised Leases incurred or guaranteed by the Guarantor or any Subsidiary

         (c) Liens on the Indebtedness of a Subsidiary owing to the Guarantor or a Wholly-owned Subsidiary;

         (d) Liens on property of a corporation existing at the time such corporation is merged into or consolidated with the Guarantor or a Subsidiary or at the time of purchase, lease or other acquisition of the properties of a corporation or firm as an entirety or substantially as an entirety by the Guarantor or a Subsidiary, provided that any such Lien shall not extend to or cover any assets or properties of the Guarantor owned by the Guarantor prior to such merger, consolidation, purchase, lease or acquisition, unless otherwise permitted under this Paragraph 2.10;

         (e) leases or sub-leases granted to others in the ordinary and usual course of the Guarantor's business;

         (f) easements, rights of way, restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Guarantor or any Subsidiary;

         (g) banker's Liens arising, other than by contract, in the ordinary and usual course of the Guarantor's business;

         (h) Liens incurred or deposits made in the ordinary course of business in connection with surety and appeal bonds, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), provided however, that the obligation so secured is not overdue or is being contested in good faith and by appropriate proceedings diligently pursued;

         (i) any replacements or successive replacement in whole or in part of any Lien referred to in the foregoing paragraphs (a) to (h) inclusive, provided however, that the principal amount of any Indebtedness secured by the Lien shall not be increased and the principal repayment schedule and maturity of such Indebtedness shall not be extended and (1) such replacement shall be limited to all or part of the property which secured the Lien so replaced (plus improvements and construction on such property), or (2) if the property which secured the Lien so replaced has been destroyed, condemned or damaged and pursuant to the terms of the Lien other than such replacement shall be limited to all or part of such substituted property;

         (j) Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Guarantor or any Subsidiary with respect to which the Guarantor or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by the Guarantor or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Guarantor or such Subsidiary is a party;

         (k) carrier's, warehouseman's, mechanic's, landlord's and materialmen's Liens, Liens for Taxes, assessments and other governmental charges and other similar Liens, in each case arising in the ordinary course of business, securing obligations that are not incurred in connection with the obtaining of any advance or credit and which are either not overdue or are being contested in good faith and by appropriate proceedings diligently pursued;

         (l) Liens securing Indebtedness of any Lessee or Additional Lessee or the Lessee (as that term is defined in the 1994 Facility Agreement) for the purpose of providing subsidized financing of the acquisition of Airbus Industrie aircraft, the repayment obligations of which will be supported by guarantees issued by certain European government export credit agencies, certain guarantees of the Guarantor and a charge over the shares of any Lessee or Additional Lessee or the Lessee (as that term is defined in the 1994 Facility Agreement), provided that such Liens shall encumber only the assets of any Lessee or Additional Lessee or the Lessee (as that term is defined in the 1994 Facility Agreement) or such charged shares of any Lessee or Additional Lessee or the Lessee (as that term is defined in the 1994 Facility Agreement); and

         (m) other Liens securing Indebtedness of the Guarantor or any Subsidiary in an aggregate amount which, together with all other outstanding Indebtedness of the Guarantor and the Subsidiaries secured by Liens not listed in Paragraphs (a) to (l) of this Paragraph
              2.10 does not at the time exceed twelve and one half per cent. (12.5%) of the Consolidated Tangible Net Worth of the Guarantor as shown on its audited consolidated financial statements as of the end of the fiscal year preceding the date of determination minus the amount of outstanding Liens permitted under Paragraph 2.10(l);

2.11 the Guarantor will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of the Guarantor's or such Subsidiary's business and upon fair and reasonable terms no less favourable to the Guarantor or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not a Related Party;

2.12 the Guarantor shall procure that none of the Obligors (without the prior written consent of the Security Agent which consent shall be exercisable at the absolute discretion of the Security Agent and the Borrower) issues any shares (other than to AIG, any AIG Group Company, the Guarantor or any Subsidiary or any other Person acting as a nominee for such companies on terms that any such shares are immediately charged to the Security Agent on terms substantially the same as those contained in the Charge Over Shares of Bermuda Lessee or on such terms as may otherwise be agreed by the Security Agent) and the Guarantor shall not alter any of the rights attaching to the issued shares of any of the Obligors and the Guarantor shall not sell, transfer or dispose of, encumber or create any Lien over any of its shares in any Parent and shall procure that no Parent alters any of the rights attaching to the issued shares of any Lessee and/or Additional Lessee and/or any Option Holder and that no Parent sells, transfers or disposes of, encumbers or creates any Lien over any of its shares in any Lessee and/or Additional Lessee and/or any Option Holder other than pursuant to the Charges Over Shares, the Guarantor shall not, without the prior written consent of the Security Agent, alter any of the Constitutional Documents of any of the Obligors;

2.13 the Guarantor shall procure that at all times a majority (in number and voting power) of the members of the board of directors of each of the Obligors shall be officers and employees of the Guarantor, a Subsidiary of the Guarantor or an AIG Group Company and the Guarantor shall procure further that no member of the board of directors of any of the Obligors shall be replaced or substituted (other than by another officer or employee of the Guarantor, a Subsidiary of the Guarantor or an AIG Group Company) without the prior written consent of the Security Agent which consent shall be exercisable at the absolute discretion of the Security Agent;

2.14 the Guarantor shall not permit the ratio of Indebtedness to Consolidated Tangible Net Worth to exceed (i) at any time prior to 1st January 1998, six hundred per cent. (600%) on the last day of any financial year and six hundred and fifty per cent. (650%) at any other time and (ii) at any time on or after 1st January 1998, five hundred per cent. (500%) on the last day of any financial year and five hundred and fifty per cent. (550%) at any other time;

2.15 the Guarantor shall not permit the Fixed Charge Plus Preferred Coverage Ratio on the last day of any quarter of any financial year of the Guarantor, calculated on a four quarter rolling basis, to be less than one hundred and twenty-five per cent. (125%); and

2.16 the Guarantor shall not permit the Guarantor's Consolidated Tangible Net Worth to be less than one billion two hundred million Dollars (US$1,200,000,000), plus fifty per cent. (50%) of cumulative net income of the Guarantor and its Subsidiaries determined on a consolidated basis in accordance with United States of America generally accepted accounting principles since 31st December 1993, plus fifty per cent. (50%) of cumulative equity capital injections from AIG since 31st December 1993, plus fifty per cent. (50%) of the net proceeds from any Preferred Stock issuance since 31st December 1993.

                  ATTACHMENT A TO SCHEDULE 5

             FIXED CHARGE PLUS PREFERRED COVERAGE RATIO
         FOR FOUR FISCAL QUARTERS ENDED 31ST DECEMBER 1993


Earnings  US$'000
          Net income          168,565
          Add:
                 Provision for income taxes             109,075
                 Fixed charges                          340,568
          Less:
                 Capitalised interest                    39,363
                                                        -------


          Earnings as adjusted (A)                      578,845

          Preferred dividend requirements                 2,692
                Ratio of income before provision
                 for income taxes to net income             165%

                Preferred dividend factor on
                  pretax basis                            4,442

          Fixed charges
                Interest expense                        301,205
                Capitalised interest                     39,363
                Estimate of minimum rents
                 under operating leases
                 representing the interest
                 factor                               ---------

          Fixed charges as adjusted                     340,568

          Fixed charges and preferred stock
           dividends (B)                                345,010

          Ratio of earnings to fixed charges               1.68x
           and preferred stock dividends ((A)
           divided by (B))

                ATTACHMENT B TO SCHEDULE 5

                    LIST OF SUBSIDIARIES
             AND SPECIAL PURPOSE CORPORATIONS(1)


Name                                    Jurisdiction of Incorporation
- -----------------------------           ------------------------------
Interlease Management Corporation               California
Interlease Aviation Corporation                 California
(2)ILFC Aircraft Holding Corporation            California
(2)Aircraft SPC-1, Inc.                         California
(2)Aircraft SPC-2, Inc.                         California
(2)Aircraft SPC-3, Inc.                         California
(2)ILFC (Bermuda) No. III Ltd.                  Bermuda
(2)International Lease Finance Corporation
   Ltd.                                         Bermuda
ILFC (Bermuda) 4, Ltd.                          Bermuda
ILFC (Bermuda) 5, Ltd.                          Bermuda
ILFC (Bermuda) 6, Ltd.                          Bermuda
ILFC (Bermuda) 7, Ltd.                          Bermuda
ILFC Belgium S.A.                               Belgium
ILFC International Lease Finance
 Corporation Ltd.                               Canada
Atlantic International Aviation
 Holdings, Inc.                                 California
ILFC Ireland Limited                            Ireland
ILFC Ireland 2 Limited                          Ireland
ILFC Ireland 3 Limited                          Ireland

- -----------

(1) Each Subsidiary and special purpose corporation is wholly-owned, directly or indirectly, by the Company.

(2) Special purpose subsidiaries.

                      ATTACHMENT C TO SCHEDULE 5

                        LIST OF PARTNERSHIPS
                         AND JOINT VENTURES


                     Pacific Ocean Leasing Ltd.
                     Pacific Asia Leasing Ltd.
                        Hoeri Corporation

                             SCHEDULE 6

                         NOTICE OF DRAWDOWN

                       RE: AIRCRAFT MSN [   ]


To:       National Westminster Bank Plc (as Agent)
          7th Floor
          135 Bishopsgate
          London  EC2M 3UR
          England

From:     Encore Leasing Limited (the "Borrower")


Re:       Facility Agreement dated               , 1994 and made
          between (1) the banks and financial institutions named therein as Lenders, (2) National Westminster Bank Plc as Agent (3) National Westminster Bank Plc Security as Agent,
          (4) the Borrower, (5) the Bermuda Lessee, (6) the Irish Lessee, (7) the Bermuda Parent, (8) the Irish Parent, (9)
          the Bermuda Option Holder and (10) the Guarantor ("the Facility Agreement") and the Utilisation Notice dated
          [                ] 1994 from [the Bermuda Lessee] [the
          Irish Lessee] to the Agent and the Borrower (the "Utilisation
          Notice")

The Borrower hereby gives notice in accordance with Clause 5.2.4 of the Facility Agreement and in connection with the Utilisation
Notice that:-

(i)       the Borrower desires the Lenders to disburse the
          Credits on  [            ] 199[ ];

(ii)      the Delivery Date is [               ];

(iii)     the Aircraft Purchase Price is US$ [        ]; and

(iv)      the Borrower desires to make a drawdown on the Drawdown
          Date in the amount of US$[        ].

          The account into which the Credits should be paid is
          account no. [      ] with [                       ].

The Borrower hereby certifies that all representations and warranties on its part contained in the Facility Documents and the Aircraft Operative Documents remain true and correct at the date of this notice and no event has occurred which constitutes or, with the passing of time or the giving of notice or the making of any determination or any combination thereof would constitute a Loan Event of Termination.

Capitalised terms used herein and defined in the Facility
Agreement have the same meanings herein.

Encore Leasing Limited

By:

Name:

Title:

                           SCHEDULE 7

               CONDITIONS PRECEDENT TO AN ADVANCE

                            PART I


The Agent shall have received three (3) Business Days prior to the Drawdown Date or such lesser period as the Agent, the Security Agent, the Lenders and the Borrower shall have agreed in writing all of the following documents in form and substance satisfactory to the Agent, which shall be in full force and effect on the Drawdown Date:-

1. duly executed originals of all Aircraft Operative Documents to which the Agent and/or the Lenders are party and certified copies of all other Aircraft Operative Documents
      (other than those referred to in Part II of this Schedule 7);

2. the form of the Legal Opinions as follows (addressed also to, or for the benefit also of, the Export Credit
      Agencies):-

      (i) a Legal Opinion from Maples and Calder, Cayman Islands Counsel to the Lenders, in form and content satisfactory to the Agent;

      (ii) a Legal Opinion from Buchalter Nemer Fields & Younger, California Counsel to the Lenders in form and content satisfactory to the Agent;

      (iii) if the Bermuda Lessee is the Lessee and/or the Bermuda Option Holder is the Option Holder or any other Obligor is Bermudan, a Legal Opinion from Appleby
             Spurling & Kempe, Bermuda Counsel to the Lenders in form and content satisfactory to the Agent;

      (iv) if the Irish Lessee is the Lessee or any other Obligor is Irish, a Legal Opinion from A & L Goodbody, Irish
             Counsel to the Guarantor in form and substance satisfactory to the Agent;

      (v) a Legal Opinion from White & Case, New York Counsel to the Lenders in form and content satisfactory to the Agent;

      (vi) a Legal Opinion from Wilde Sapte, English Counsel to the Lenders in form and content satisfactory to the Agent;

      (vii) a Legal Opinion from In-house Counsel to the Seller, in form and content satisfactory to the Agent;

     (viii)  a Legal Opinion from In-house Counsel to the
             Engine Manufacturer, in form and content satisfactory to the Agent;

      (ix)   a Legal Opinion from In-house Counsel to the
             Guarantor, in form and content satisfactory to the Agent;

      (x) a Legal Opinion from Counsel to the Lenders in the jurisdiction of any Alternative Lessee and/or
             Additional Lessee and/or Option Holder (other than the Bermuda Option Holder) connected with the relevant
             Aircraft;

      (xi)   each of the Legal Opinions referred to in Clause
             9.2.2(c) and Clause 9.4.2(h) of the Lease Agreement;

3. if the Lessee is an Alternative Lessee or there are any Additional Lessees, duly executed originals of a comfort letter from MeesPierson N.V. addressed to such Alternative Lessee and/or Additional Lessee in substantially the same form as the MeesPierson Comfort Letter;

4. payment instructions relating to payments to be made on the Delivery Date under the Operative Documents; and

5. any requisite approvals of the competent authorities of Germany represented by HERMES KREDITVERSICHERUNGSAKTIEN-GESELLSCHAFT, the French Republic represented by COMPAGNIE FRANCAISE D'ASSURANCE POUR LE COMMERCE EXTERIEUR and Her Britannic Majesty's Government represented by the Export Credits Guarantee Department in terms satisfactory to the German Lenders, the French Lenders and the British Lenders respectively.

                 CONDITIONS PRECEDENT TO AN ADVANCE

                             PART II


In addition, the Agent shall have received on or before the Drawdown Date all of the following:-

1. evidence of registration of the Aircraft with the Aviation Authority in the name of the Approved Sub-Lessee as "Registered Operator" with the interests of the Borrower as owner noted thereon or, as the case may be, in the name of the Borrower with the interests of the Approved Sub-Lessee as "operator" noted thereon;

2. a certificate of the Insurance Broker of the Approved Sub-Lessee and letter of undertaking from such Broker in respect of the insurances required to be maintained in accordance with the terms of the Lease Agreement addressed to the Security Agent in each case in the agreed and annexed form or in such other form and substance acceptable to the Security Agent;

3. evidence satisfactory to the Agent that the bills of sale relating to the transfer of title to the Aircraft and the Buyer Furnished Equipment will be delivered by the Seller to the Borrower;

4. evidence satisfactory to the Agent that (i) an Acceptance Certificate for the Aircraft duly executed by the relevant Lessee will be delivered to the Borrower pursuant to the Lease Agreement (ii) the acceptance certificate for the Aircraft duly executed by the Approved Sub-Lessee will be delivered pursuant to the Approved Sub-Lease and (iii) the re-acceptance certificate for the Aircraft will be delivered duly executed by the Approved Sub-Lessee pursuant to the Approved Sub-Lease within five (5) Banking Days of the completion of the post-delivery modifications to the Aircraft (if any);

5.    a commercial invoice for the Aircraft (including the Buyer
      Furnished Equipment) issued by the Seller specifying the Aircraft purchase price;

6. duly executed originals of all of the notices and acknowledgements to the Purchase Agreement Assignment, the General Security Assignment, the Deed of Assignment of General Terms Agreement re Engine Warranties, the Sub-Lease Security Assignment, the Mortgage, the relevant Sub-Lease Collateral Charge and the relevant Assignment of Sub-Lease Collateral Charge;

7. duly executed originals or, as the case may be, certified copies of the documents ancillary to any Charge Over Shares entered into in connection with the delivery of the Aircraft;

8. in form and substance satisfactory to the Agent certified copies of all consents, authorisations, approvals, filings and registrations (if any) of or with any governmental or other competent agency or authority (including in relation to exchange control) which any of the Legal Opinions referred to in paragraph 2 of Part I of this Schedule 7 provide are required to be obtained or made by any party to the Aircraft Operative Documents in connection with the execution, delivery and performance of the Aircraft Operative Documents or any documents contemplated thereby;

9. in form and substance satisfactory to the Agent, exhibits to the Acceptance Certificate (if any);

10. such other documents (and in such form) in relation to the transaction constituted or contemplated by the Aircraft Operative Documents which any of the legal opinions referred to in paragraph 2 of Part I of this Schedule 7 provide are required;

11. copies of all documents (not otherwise required under this annex) as are conditions precedent under any Aircraft
      Operative Document;

12. evidence satisfactory to the Agent that on the Drawdown Date at the time the Mortgage is to come into effect, the Aircraft shall be in the United Kingdom or in United Kingdom airspace or in such other location in respect of which the Agent is able to obtain a satisfactory legal opinion that, under the relevant conflicts of laws rules, the Mortgage will be recognised, valid and binding as an English Law Mortgage;

13. evidence of the Consent and Agreement of the Seller and the Engine Manufacturer to the provisions of the warranty assignments pursuant to the purchase Agreement Assignment, the Deed of Assignment of General Terms Agreement re Engine Warranties and the Mortgage and (where appropriate) the service of such documents upon the Seller and/or the Engine Manufacturer by huissiers de justice in accordance with the provisions of Article 1690 of the French Civil Code;

14. a certified copy of the certificate of airworthiness in the public transport (passenger) category issued by the Aviation Authority with respect to the Aircraft together with a certified copy of the Air Operator's Certificate issued by the Aviation Authority;

15. a certified copy of the bill of sale issued by the Guarantor in favour of the Seller and relating to the Buyer Furnished Equipment and having attached thereto a Schedule describing the nature, the quantity, the Vendor and the part number of the individual items which comprise the Buyer Furnished Equipment;

16. an undertaking from the Guarantor addressed to the Agent confirming that the Buyer Furnished Equipment has been installed on the Aircraft or, in respect of such of the Buyer Furnished Equipment as is scheduled for installation during any post-delivery modification period for the Aircraft, that it will be installed by the end of the post-delivery modification period and promptly following the end of any post-delivery modification period, confirmation from the Guarantor addressed to the Agent that the Buyer Furnished Equipment Scheduled for installation on the Aircraft during the post-delivery modification period has in fact been installed on the Aircraft;

17. a certificate from the Manufacturer addressed to the Agent concerning the Buyer Furnished Equipment in form and substance satisfactory to the Export Credit Agenies;

18. written notice from the Borrower confirming that the conditions precedent to the Borrower's obligations to purchase the Aircraft pursuant to the Purchase Agreement Assignment and the Purchase Agreement and to lease the same to the relevant Lessee under the Lease Agreement (other than the condition precedent referred to in Clause 4.1.1 of the Lease Agreement) have been satisfied in full or waived by the Borrower;

19. written notice from a duly authorised representative of the relevant Lessee confirming that the conditions precedent to the relevant Lessee's obligations to take on lease the Aircraft from the Borrower pursuant to the Lease Agreement have been satisfied in full or waived by the relevant Lessee;

20. in the circumstances where the provisions of Clause 5.4.2 apply, substitute schedules to replace Schedule 2(1) and
      Schedule 2(2) to the Loan Supplement duly signed for and on behalf of the Borrower and the relevant Lessee;

and no Change in Law shall have occurred after the date of this Facility Agreement which would make illegal or otherwise prohibit the entry into or performance of the transactions contemplated by any of the Facility Documents or any of the Aircraft Operative Documents by any party hereto or thereto.

                             SCHEDULE 8

                        ENGLISH PROCESS AGENTS




Bermuda Lessee:                  Freshfields (ref: TMRL)
                                 65 Fleet Street
                                 London EC4Y 1HS

Irish Lessee:                    Freshfields (ref: TMRL)
                                 65 Fleet Street
                                 London EC4Y 1HS

Bermuda Parent:                  Freshfields (ref: TMRL)
                                 65 Fleet Street
                                 London EC4Y 1HS

Irish Parent:                    Freshfields (ref: TMRL)
                                 65 Fleet Street
                                 London EC4Y 1HS

Guarantor:                       Freshfields (ref: TMRL)
                                 65 Fleet Street
                                 London EC4Y 1HS

Bermuda Option Holder:           Freshfields (ref: TMRL)
                                 65 Fleet Street
                                 London EC4Y 1HS

Borrower:                        MeesPierson Management Services
                                 99 Gresham Street
                                 London EC2V 7PH

Banque Paribas:                  Banque Paribas, London Branch
                                 33 Wigmore Street
                                 London W1H 0BN

Banque Indosuez:                 Banque Indosuez, London Branch
                                 122 Leadenhall Street
                                 London  EC3V 4QH

Banque Nationale de Paris:       Banque Nationale de Paris,
                                 London Branch
                                 8-13 King William Street
                                 London  EC4P 4HS

Credit Foncier de France:        Credit Foncier de France,
                                 UK Representation
                                 11 Old Jewry
                                 London  EC2R 8DU

Credit National:                 Credit National, London Branch
                                 4 Throgmorton Avenue
                                 London  EC2N 2DL
                                 Attention:  Patrick Clough

Royal Bank of Canada S.A.:       Royal Bank of Canada,
                                 71 Queen Victoria Street
                                 London  EC4V 4DE

Societe Generale:                Societe Generale
                                 60 Gracechurch Street
                                 London  EC3V OHD

The Fuji Bank, Limited:          The Fuji Bank, Limited,
                                 London Branch
                                 7-11 Finsbury Circus
                                 London  EC2H 7DH

The Industrial Bank of Japan,
Limited:                         The Industrial Bank of Japan,
                                 Limited
                                 London Branch
                                 Bracken House
                                 One Friday Street
                                 London  EC4M 9JA

The Long-Term Credit Bank
of Japan, Ltd.:                  The Long-Term Credit Bank
                                 of Japan, Ltd., London Branch
                                 Alban Gate
                                 125 London Wall
                                 London   EC2Y 5AH

Bayerische Hypotheken- und
Wechsel-Bank AG:                 Hypo-Bank, London Branch
                                 41 Moorgate
                                 London EC2R 6AE

Kreditanstalt fur
Wiederaufbau:                    Wilde Sapte
                                 1 Fleet Place
                                 London EC4M 7WS
                                 Attn:  Managing Partner

Bayerische Landesbank
Girozentrale:                    Bayerische Landesbank
                                 Bavaria House
                                 13/14 Appold Street
                                 London  EC2A 2AA

Commerzbank AG:                  Commerzbank AG, London Branch
                                 Commerzbank House
                                 23 Austin Friars
                                 London  EC2N 2EN

Landesbank Schleswig-Holstein
Girozentrale:                    Sudwestdeutsche Landesbank
                                 Girozentrale
                                 London Branch
                                 Aldermary House
                                 10-15 Queen Street
                                 London  EC4N 1TJ

National Westminster Bank AG:    National Westminster Bank Plc
                                 Corporate Banking Agency Group
                                 Level 7
                                 135 Bishopsgate
                                 London  EC2M 3UR

                                 APPENDIX A

                           FORM OF LOAN SUPPLEMENT

                              APPENDIX A




                  Dated _____________________ 199[  ]




                  (1)  ENCORE LEASING LIMITED
                           (as Borrower)


                              - and -


                  (2)  NATIONAL WESTMINSTER BANK PLC
                              (as Agent)


                              - and -


                  (3)  NATIONAL WESTMINSTER BANK PLC
                           (as Security Agent)





                        LOAN SUPPLEMENT NO. 1995-[  ]
                           relating to an advance
                              of US$[       ]
                          for the financing of one
                          Airbus A3[    ] Aircraft
                     Manufacturer's Serial Number [    ]

                        TABLE OF CONTENTS


Article No.   Heading                                    Page No.


1.          Interpretation . . . . . . . . . . . . . . . . . .  3

2.          Amount of Credits. . . . . . . . . . . . . . . . .  4

3.          Repayment of Advance . . . . . . . . . . . . . . .  5

4.          Tranches 1A and 1B Interest. . . . . . . . . . . .  5

5.          Drawdown Date. . . . . . . . . . . . . . . . . . .  5

6.          Governing Law And Jurisdiction . . . . . . . . . .  5

7.          Miscellaneous. . . . . . . . . . . . . . . . . . .  6


SCHEDULE 1 - PART I    THE BRITISH LENDERS
SCHEDULE 1 - PART II   THE FRENCH LENDERS
SCHEDULE 1 - PART III  THE GERMAN LENDERS
SCHEDULE 2 (1) Repayment Schedule:

         - Part A - The British Lenders.........................
         - Part B - The French Lenders..........................
         - Part C - The German Lenders..........................

SCHEDULE 2(2) - Repayment Schedule Summary

THIS LOAN SUPPLEMENT is made the        day of           199[  ]

BETWEEN:-

(1) ENCORE LEASING LIMITED, a company organised and existing under the laws of the Cayman Islands and having its registered office at P.O. Box 2003, George Town, Grand
       Cayman, Cayman Islands, BWI (herein called the
       "Borrower");

(2) NATIONAL WESTMINSTER BANK PLC a banking institution established under the laws of England whose registered office is at 41 Lothbury, London EC2P 2BP in its capacity as agent for and on behalf of itself and each of the Lenders (herein in such capacity called the "Agent"); and

(3) NATIONAL WESTMINSTER BANK PLC a banking institution established under the laws of England whose registered office is at 41 Lothbury, London EC2P 2BP in its capacity as security agent for and on behalf of itself and each of the Lenders (herein in such capacity called the "Security Agent").

PREAMBLE

(A) Pursuant to the Facility Agreement, the Lenders have agreed to make available to the Borrower a facility of up to US$1,375,000,000 in respect of up to twenty-one (21)
       Airbus Industrie aircraft.

(B) A Utilisation Notice has been served in respect of the Aircraft.

(C) This Loan Supplement is supplemental to the provisions of the Facility Agreement which relate to each Advance.

NOW IT IS HEREBY AGREED as follows:-

1.     INTERPRETATION

1.1 Words and expressions defined in the Facility Agreement shall, unless otherwise specifically defined herein or unless the context otherwise requires, have the same respective meanings when used in this Loan Supplement (including the Preamble and the Annexes).

1.2    In this Loan Supplement (including the Preamble and the
       Annexes) the following words and expressions have, unless the context otherwise requires, the following meanings:-

       "AIRCRAFT" means the A3[   ] Airbus Aircraft with
       manufacturer's serial number [    ] more particularly
       described in the relevant Deed of Assignment and Mortgage;

        "BRITISH CREDITS" shall have the meaning given thereto in Clause 2.1(b);

       "FACILITY AGREEMENT" means the aircraft facility agreement dated [ ] December, 1994 between (1) the banks and financial institutions named therein, (2) National Westminster Bank Plc (as Agent), (3) National Westminster Bank Plc (as Security Agent), (4) Encore Leasing Limited,
       (5) ILFC (Bermuda) 7, Ltd., (6) ILFC Ireland 2 Limited,
       (7) ILFC (Bermuda) 5, Ltd., (8) ILFC Ireland 3 Limited,
       (9) ILFC (Bermuda) 6, Ltd and (10) International Lease Finance Corporation; and

        "FRENCH CREDITS" shall have the meaning given thereto in Clause 2.1(c);

       "GERMAN CREDITS" shall have the meaning given thereto in Clause 2.1(d).

1.3 Clauses 1.3 and 1.4 of the Facility Agreement shall be deemed to be incorporated herein, mutatis mutandis, as if reference therein to "this Facility Agreement" were references to "this Loan Supplement".


2.     AMOUNT OF CREDITS

2.1    (a)   The aggregate amount of advances to be made by the
             Lenders in respect of the Aircraft shall be
             [              ] Dollars (US$[        ]).

       (b) The aggregate amount of advances to be made by the British Lenders in respect of the Aircraft shall be
             [              ] Dollars (US$[        ]) (herein
             called the "British Credits") being [    ] per
             cent. ([    ]% of the Credits.)

       (c) The aggregate amount of advances to be made by the French Lenders in respect of the Aircraft shall be
             [             ] Dollars (US$[        ]) (herein
             called the "French Credits") being [ ] per cent. ([ ]%) of the Credits.

       (d) The aggregate amount of advances to be made by the German Lenders in respect of the Aircraft referred to in Clause 5.1.2 of the Facility Agreement shall
             not exceed [              ] Dollars (US$[        ])
             (herein called the "German Credits") being [ ] per cent. ([ ]%) of the Credits.

2.2 Each of the British Lenders shall only be responsible for the portion of the British Credits specified opposite its name in Schedule 1, Part I, each of the French Lenders shall only be responsible for the portion of the French Lenders specified oppose its name in Schedule 1, Part II and each of the German Lenders shall only be responsible for the portion of the German Credits set out opposite its name in Schedule 1, Part III.


3.     REPAYMENT OF ADVANCE

3.1 Attached hereto as Schedule 2 are the repayment schedules for each of the British Lenders, the French Lenders and the German Lenders referred to in Clauses 5.2.8 and 5.4.1 of the Facility Agreement.


4.     TRANCHES 1A AND 1B INTEREST

       The interest payable on Tranche 1A and 1B as referred to
       in Clause 5.3.1 of the Facility Agreement shall be [   ]%
       and [    ]% respectively per annum.


5.     DRAWDOWN DATE

       For the purposes of Clause 5.4.2 of the Facility
       Agreement, the assumed Drawdown Date shall be
       [                    ].


6.     GOVERNING LAW AND JURISDICTION

6.1 This Loan Supplement shall be governed by and construed in accordance with English law.

6.2 The Borrower hereby irrevocably agrees for the benefit of the Agent and the Security Agent that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Loan Supplement and, for such purposes, irrevocably submits to the jurisdiction of such courts.

6.3 The Borrower hereby irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 6.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Loan Supplement and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

6.4 The submission to the jurisdiction of the courts referred to in Clause 6.2 shall not (and shall not be construed so as to) limit the right of the Agent or the Security Agent to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings by the Agent or the Security Agent in any one or more jurisdictions preclude the taking of proceedings by the Agent or the Security Agent in any other jurisdiction, whether concurrently or not.

6.5 To the extent that the Borrower or any of the property of the Borrower is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, the Borrower for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any of this Loan Supplement or the subject matter hereof.


7.     MISCELLANEOUS

7.1 This Loan Supplement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original but all counterparts shall together constitute but one and the same instrument.

7.2 All amendments to this Loan Supplement shall be made in writing and in accordance with the provisions of Clause
       19.3 of the Facility Agreement.

7.3 This Loan Supplement is supplemental to the Facility Agreement and the Advance referred to herein is made in accordance with and shall be regulated by the terms and conditions of the Facility Agreement, the other Facility Documents and the relevant Aircraft Operative Documents.


AS WITNESS the hands of the duly authorised representatives of the parties hereto on the date first-before written.

                             SCHEDULE 1 - PART I

                             THE BRITISH LENDERS


                                                                   Amount
                                                                   of British
                               Address for       Jurisdiction of   Lenders
Lender      Lending Office     Notices           Incorporation     Commitments (US$)


National    Group Treasury     Kings Cross House    England
Westminster Commercial Loans   Phase 2
Bank Plc    London             200 Pentonville Road
                               London  N1 9HL

                               Tel:  0171 239 8000
                               Fax:  0171 239 8257
                               Attn: Manager

Canadian    London             Cottons Centre          Canada
Imperial Bank                  Cottons Lane
of Commerce                    London SE1 2QL

                               Tel:  0171 234 6586
                               Fax:  0171 234 6085
                               Attn:  T. Everitt

Midland Bank  Corporate and     27/32 Poultry           England
Plc           Institutional     London
              Banking Aerospace   EC2P 2BX
              London
                                Tel:  0171 260 5187
                                Fax:  0171 260 4495
                                Attn: M. Harris

The Bank of  London            Scotia House            Canada
Nova Scotia                    33 Finsbury Square
                               London  EC2A 1BB

                               Tel:  0171 826 5795
                               Fax:  0171 454 9019
                               Attn: W. Swords

The Sumitomo London            155 Bishopsgate               Japan
Trust & Banking                London EC2M 3XU
Co., Ltd.
                               Tel:  0171 945 7000
                               Fax:  0171 945 7177
                               Attn:  Joanne McNeil

Bayerisch    London            29 Gresham Street           Germany
Hypotheken-                    London EC2V 7HN
und Wechsel-
Bank AG                        Tel:  0171 782 8288
                               Fax:  0171 638 1710
                               Attn:  Simon Treacy

CIBC Inc.  CIBC Leasing Inc.   425 Lexington Avenue       Canada
           New York            New York
                               NY 10017

                               Tel:  0101 212 856 3888
                               Fax:  0101 212 856 3688
                               Attn:  Richard Vogt


                              SCHEDULE 1 - PART II


                              THE FRENCH LENDERS



Lender          Lending Office    Address for        Jurisdiction of     Amount of French
                                  Notices            Incorporation       Lenders
                                                                          Commitments (US$)
- ------          --------------    ------------       ----------------    ------------------
Banque
Paribas         Paris             By Post:                France
                                  BP141, 75078 Paris,
                                  Cedex 02

                                  Attn: DBC-GCE1 378
                                  Tel:  331 42 98 09 43
                                  Fax:  331 42 98 11 28

                                  By Hand:
                                  3, rue d'Antin,
                                  75002 Paris

                                  with a copy sent for
                                  attention of Aerospace
                                  Group

                                  Tel:  331 4298 1307
                                  Fax:  331 4298 1989
                                  Attn:  S. Ries

National
Westminster     Paris            13 rue d'Uzes            England
Bank Plc                         75002 Paris
(Paris Branch)

                                 Tel:  33 44 76 52 61
                                 Fax:  33 42 21 1588
                                 Attn:  P. Tauzin

Banque              Paris        Head of Aerospace        France
Indosuez                         Group
                                 47 Rue de Monceau
                                 75008 Paris
                                 France

                                 Tel:  010 331 4420 1549
                                 Fax:  010 331 4420 2906
                                 Attn:  M.M. Dembinski

Banque Nationale    Paris        27 Boulevard des         France
de Paris                         Italiens
                                 75002 Paris
                                 France

                                 Tel: 010 331 4014 5959
                                 Fax: 010 331 4014 7949
                                 Attn:  E. LeBlanc

Credit
Foncier de         Paris         19 Rue des Capucines     France
France                           75001
                                 Paris
                                 France

                                 Tel: 010 331 4244 9840
                                 Fax:  010 331 4244 7944
                                 Attn:  J.M. Maraval

Credit
National           Paris         45 Rue St Dominique     France
                                 75007 Paris
                                 France

                                 Tel:  010 331 4550 9053
                                 Fax:  010 331 4555 4509
                                 Attn: B. Lecerf

Royal Bank
of               Paris           29 Rue de la            France
Canada S.A.                      Bienfaisance
                                 75008 Paris
                                 France

                                 Tel:  010 331 4408 4239
                                 Fax:  010 331 4293 3211
                                 Attn: P. Davies

Societe
Generale        Paris            Aircraft Finance
France                           Tour "Les Miroirs"
                                 Batiment "D"
                                 18 Avenue d'Alsace
                                 La Defence 3
                                 92400 Courbevoie
                                 France

                                 Tel:  010 331 4098 2402
                                 Fax:  010 331 4098 8507
                                 Attn:  F. Roussel Pollet

                                 Financement du Commerce Exterieur
                                 9 Rue de Vienne
                                 75008 Paris
                                 France

                                 Tel: 010 331 4098 2612
                                 Fax: 010 331 4098 3388
                                 Attn:  F. Refabert

The Fuji
Bank,             Paris          26 Avenue des Champs-      Japan             40,046,795.30
Limited                          Elysees
                                 75008 Paris
                                 France

                                 Tel:  010 331 4413 6034
                                 Fax:  010 331 4413 6060
                                 Attn:  E. McDonald

The Industrial
Bank             Paris           Centre D'Affaires         Japan               40,046,795.30
of Japan,
Limited                          "Le Louvre"
                                  2 Place du Palais-Royal
                                  75044 Paris
                                  Cedex 01

                                  Tel:  010 331 4015 2800
                                  Fax: 010 331 4261 2478
                                  Attn: A.M. Dumortier

The Long-
Term Credit         Paris         55/57 Boulevard            Japan            40,046,795.30
Bank of Japan,                    Haussmann
Ltd.                              75008 Paris
                                   France


                                   Tel: 010 331 4924 0144
                                   Fax: 010 331 4966 1839
                                   Attn: C. Liegeois

                                   with a copy to:-

                                   (London Branch)
                                   Albangate
                                   125 London Wall
                                   London EC2Y 5AH

                                   Tel: 0171 628 5111
                                   Fax: 0171 814 9866
                                   Attn: S. Townend





                              SCHEDULE 1 - PART III

                              THE GERMAN LENDERS


Lender        Lending Office       Address for              Jurisdiction of     Amount of German
                                   Notices                  Incorporation       Lenders
                                                                                Commitments (US$)
- -----        ---------------       -----------              ---------------     -----------------

Bayerische   New York              Hypobank Inter-           Germany             135,615,500.00
Hypotheken-und                     national S.A.
Wechsel-Bank                       4, rue Alphonse
AG                                 Weicker
                                   L-2099 Luxembourg
                                   Kirchberg

                                   Tel:  010 352 4272 2124
                                   Fax:  010 352 4272 4510
                                   Attn:  Credit Department

                                   with a copy to:-FB/INT-KDN-PSF
                                   Theatinerstr. 11
                                   D-80333 Munich

                                   Tel:  010 4989 9244 2571
                                   Fax:  010 4989 9244 2225
                                   Attn:  Aircraft Finance

                                   in the event that a notice is
                                   being sent to all German Lenders
                                   (and not just the Lead Managers),
                                   an additional copy to:-

                                   Financial Square
                                   32nd Floor
                                   New York

                                   Tel: 0101 212 248 0767
                                   Fax: 0101 212 440 0741

Kreditanstalt     Frankfurt        Palmengartenstrasse       Germany             167,254,500.00
Fur Wiederaufbau                   5-9
                                   60325 Frankfurt am Main
                                   Germany

                                   Tel:  010 4969 7431-0
                                   Fax:  010 4969 7431-2944
                                   Attn:  Aerospace
                                          Department K III b

Bayerische        Munich           Bockenheimer              Germany              50,000,000.00
Landesbank                         Landstrasse 19,
Girozentrale                       60325 Frankfurt
                                   Germany

                                   Tel:  010 49 69 7190 7423
                                   Fax:  010 49 69 7190 7157
                                   Attn:  Ruediger Fern
                                          Aircraft Finance
                                          Dept

                                   with a copy to:
                                   Karolinenplatz 2
                                   80333 Munchen
                                   Germany

                                   Tel:  010 49 89 2171 1834
                                   Fax:  010 49 89 2171 1143
                                   Attn: Herrn Sprogies
                                         Legal Department

Commerzbank   Los Angeles          Neue Mainzer Str.         Germany              50,000,000.00
AG                                 32-36
                                   60311 Frankfurt
                                   Germany

                                   Tel: 010 49 69 1362 3680
                                   Fax: 010 49 69 1362 3742
                                   Attn: Matthias Hommel
                                         Export Finance
                                         Department

Landesbank       Kiel              Martensdamm 6             Germany              50,000,000.00
Schleswig-                         24103 Kiel
Holstein                           Germany
Girozentrale
                                   Tel: 010 49 431 900 1534
                                   Fax: 010 49 231 900 1542
                                   Attn:  Marie-Theres
                                          Kroger
                                          Aircraft Finance
                                          Dept

National         Frankfurt         Feldbergstrasse 35        Germany              25,000,000.00
Westminste                         60323
Bank AG                            Frankfurt am Main
                                   Germany

                                   Tel: 010 49 69 17006 390
                                   Fax: 010 49 69 17006 335
                                   Attn: Mr. Rottschalk/Mrs.
                                         Winkels

                                    SCHEDULE 2 (1)

                                  REPAYMENT SCHEDULE

                             Part A - The British Lenders


(1)          (2)                      (3)                            (4)
Repayment                             Repayment Instalment           Principal Amount
Date         Principal Repayment US$  (principal and interest) US$   Outstanding US$

             Tranche 1A Tranche 1B    Tranche 1A Tranche 1B          Tranche 1A
             Tranche 2                                               Tranche 1B

(5)
Principal Amount
Outstanding US$

Tranche 2

Delivery Date       Initial Mismatch        Initial Mismatch



                                SCHEDULE 2 (1)

                              REPAYMENT SCHEDULE

                              Part B - The French Lenders


(1)               (2)                       (3)                              (4)
Repayment                                   Repayment Instalment
Principal Amount
Date              Principal Repayment US$    (principal and interest) US$    Outstanding US$


                  Tranche 1A Tranche 1B    Tranche 1A Tranche 1B             Tranche 1A
                  Tranche 2                                                  Tranche 1B

(5)
Principal Amount
Outstanding US$

Tranche 2

Delivery Date     Initial Mismatch                                           Initial Mismatch


                              SCHEDULE 2 (1)

                            REPAYMENT SCHEDULE

                        Part C - The German Lenders





(1)          (2)                      (3)                           (4)
Repayment                             Repayment Instalment           Principal Amount
Date         Principal Repayment US$  (principal and interest) US$   Outstanding US$

             Tranche 1A Tranche 1B    Tranche 1A Tranche 1B          Tranche 1A
             Tranche 2                                               Tranche 1B

(5)
Principal Amount
Outstanding US$

Tranche 2

Delivery Date       Initial Mismatch                                 Initial Mismatch



                              SCHEDULE 2(2)

                        REPAYMENT SCHEDULE SUMMARY



Repayment         Repayment Instalment (principal and interest)  Repayment Instalment
Date              Outstanding US$                                (principal only) US$


                  Tranche 1A and Tranche 1B                       Tranche 2

Delivery Date          Initial Mismatch



SIGNATORIES

THE BORROWER

ENCORE LEASING LIMITED


By:    ......................

Name:        ......................

Title:       ......................


THE AGENT

NATIONAL WESTMINSTER BANK PLC


By:    ......................

Name:        ......................

Title:       ......................


THE SECURITY AGENT

NATIONAL WESTMINSTER BANK PLC


By:    ......................

Name:        ......................

Title:       ......................



BF53816.04

                           APPENDIX B

                     FORM OF LEASE AGREEMENT

                              APPENDIX B



               Dated [                        ] 199[ ]



                    1.  ENCORE LEASING LIMITED
                              (as Lessor)


                             - and -


                    2.  [ILFC (BERMUDA) 7, LTD]
               [ILFC IRELAND 2 LIMITED] [ALTERNATIVE LESSEE]
                         (as [              ] Lessee)


                              - and -


                    3.  [ILFC (BERMUDA) 6, LTD.]
               (as [                   ] Option Holder)





                    AIRCRAFT LEASE AGREEMENT NO. 1995-[ ]
                              relating to
                    the AIRBUS A3[      ] AIRCRAFT bearing
                         Manufacturer's Serial No. [  ]
                              Registration Mark [    ]



                              WILDE SAPTE
                                London

                          TABLE OF CONTENTS


Clause     Heading                                             Page


1.    DEFINITIONS AND INTERPRETATION ..........................  2
      1.1   Definitions .......................................  2
      1.2  Interpretation  .................................... 15

2.    AGREEMENT TO LEASE  ..................................... 15

3.    REPRESENTATIONS AND WARRANTIES  ......................... 16
     3.1    Representations and Warranties by the Lessor   .... 16
     3.2    Repetition of Representations and Warranties  ..... 16
     3.3    Representations and Warranties by the
            [      ] Lessee ................................... 16
     3.4    Repetition of Representations and Warranties  ..... 16
     3.5    Representations and Warranties by the [      ]
            Option Holder ..................................... 17
     3.6    Repetition of Representations and Warranties  ..... 17
     3.7    Survival of Representations and Warranties ........ 17
     3.8    No Prejudice ...................................... 17

4.     CONDITIONS PRECEDENT  .................................. 17
     4.1     Lessor's Conditions Precedent   .................. 18
     4.2     [               ] Lessee's Conditions Precedent  . 18
     4.3     Waiver or Deferral of Conditions Precedent ....... 18

5.     DELIVERY AND ACCEPTANCE  ............................... 19

6.     DISCLAIMERS AND EXCLUSIONS, LESSOR'S COVENANTS ......... 20
     6.1     Disclaimers and Exclusions    .................... 20
     6.2     Lessor's Covenants     ........................... 22
     6.3     Unfair Contract Terms Act 1977 ................... 23

7.     RENT, SECURITY DEPOSITS AND MAINTENANCE RESERVES ....... 24
     7.1     Rent      ........................................ 24
     7.2     Adjustments   .................................... 24
     7.3     [    ] Lessee Rental Collateral Account .......... 24
     7.4     [    ] Lessee Security Deposit Collateral Account. 25
     7.5     [    ] Lessee Maintenance Reserve Collateral
             Account .......................................... 27

8.     PAYMENTS ............................................... 28
     8.1     Lessor's Account ................................. 28
     8.2     Unconditional Obligations  ....................... 28
     8.3     Interest on Overdue Amounts ...................... 30
     8.4     Time of the essence  ............................. 30
     8.5     Banking Days ..................................... 30
     8.6     Conclusive Certification ......................... 31

9.     TITLE, REGISTRATION AND SUB-LEASING .................... 31
     9.1     Title to the Aircraft during Lease Period  ....... 31
     9.2     Registration  .................................... 31
     9.3     Airworthiness Certificate ........................ 34
     9.4     Sub-Leasing ...................................... 35
          9.4.1  General Principle ............................ 35
          9.4.2  Sub-Leasing Criteria  ........................ 35
     9.5     Quiet Enjoyment and Security Assignment  ......... 39
     9.6     Protection of Lessor's Rights  ................... 40
     9.7     Amendment of Approved Sub-Leases  ................ 40
     9.8     Treaties and Agreements .......................... 40
     9.9     Geneva Convention  ............................... 40

10.     OPERATIONAL UNDERTAKINGS .............................. 41
     10.1     Compliance with Laws ............................ 41
     10.2     Operation ....................................... 43
     10.3     Cost of Operation ............................... 44
     10.4     Pledging of Credit .............................. 44
     10.5     Non-discrimination  ............................. 44
     10.6     Liens ........................................... 44
     10.7     Outgoings ....................................... 45

11.     MAINTENANCE OF AIRCRAFT  ..............................45
     11.1     General Obligation  .............................45
     11.2     Specific Obligations  ...........................45
     11.3     Removal and Replacement of Engines and Parts  ...46
          11.3.1  Replacement of Parts ........................46
          11.3.2  Removal of Engines ..........................47
          11.3.3  Interchange of Engines and Parts within
                  the same fleet ..............................47
          11.3.4  Pooling of Engines and Parts   ..............48
          11.4     Modifications   ............................49
     11.5     Notice of Location    ...........................50
     11.6     Transfer of Title  ..............................50
     11.7     Substitute Engines   ............................51
     11.8     Performance of Work by Third Parties  ...........52
     11.9     Information Regarding Maintenance Programme .....52

12.     INFORMATION AND INSPECTION  ...................... 52
     12.1     Authorisations  .................................52
     12.2     Accounts  .......................................52
     12.3     Notice of Litigation ............................53
     12.4     Insignia ........................................53
     12.5     Information and Records .........................55
     12.6     Notice of Partial Loss ..........................55
     12.7     Inspection ......................................56
     12.8     Notice of Default ...............................57

13.     ACTS OR OMISSIONS OF THIRD PARTIES ....................57

14.     INSURANCE .............................................59
     14.1     Obligation to Insure ............................59
     14.2     Types of Insurance ..............................60
     14.3     Terms of Hull Insurance .........................61
     14.4     Terms of Liability Insurance ....................63
     14.5     Renewal .........................................64
     14.6     Information .....................................64
     14.7     Negative Undertakings ...........................65
     14.8     Failure to Insure ...............................65
     14.9     Application of Insurance Proceeds ...............66
     14.10    Amendments to Insurances ........................66
     14.11    Additional Insurance - Limit on Hull in favour
              of the [                ] Lessee ................66
     14.12    Self Insurance ..................................67
     14.13    Reinsurance .....................................67
     14.14    Currency ........................................68

15.     LOSS, DAMAGE AND REQUISITION ..........................68
     15.1     Total Loss of Aircraft or Airframe  .............68
     15.2     Total Loss of an Engine .........................70
     15.3     Other Loss or Damage ............................72
     15.4     Requisition for Hire  ...........................72

16.     TERMINATION PROVISIONS ................................73
     16.1     Termination Events ..............................73
     16.2     Lessor's Rights .................................79

17.     REDELIVERY ............................................80
     17.1     Redelivery ......................................80
     17.2     Redelivery Condition of Aircraft ................81

18.     MANDATORY PREPAYMENT ..................................82

19.     PURCHASE OPTION  ......................................83

20.     TRANSFER OF TITLE .....................................86

21.     PRIORITIES AND INDEMNITIES AGREEMENT ..................87

22.     ADDITIONAL AMOUNTS ....................................87

23.     ASSIGNMENT  ...........................................88

24.     LESSOR'S RIGHT OF SET-OFF .............................88

25.     PRESERVATION OF INDEMNITIES ...........................88

26.     MISCELLANEOUS ........................................ 89
     26.1     Lessor's Right to Remedy  ...................... 89
     26.2     Delay in Enforcement, Waivers etc .............. 89
     26.3     Invalidity ..................................... 89
     26.4     Counterparts ................................... 89
     26.5     Further Assurances ............................. 90
     26.6     Entire Agreement ............................... 90

27.     NOTICES .............................................. 90

28.     GOVERNING LAW AND JURISDICTION ....................... 93

SCHEDULE 1 - Details of Aircraft ............................. 95
SCHEDULE 2 - Representations and Warranties by the Lessor  ... 96
SCHEDULE 3 - Part I - Representations and Warranties by the
             [           ] Lessee ............................ 99
SCHEDULE 3 - Part II - Representations and Warranties by
             the [        ] Option Holder  .................. 102
SCHEDULE 4 - Part I - Conditions Precedent to the Obligations
             of the Lessor .................................. 105
SCHEDULE 4 - Part II - Conditions Precedent to the
             Obligations of the [           ] Lessee  ....... 109
SCHEDULE 5 - Acceptance Certificate ......................... 111
SCHEDULE 6 - Part I - Rent  ................................. 113
SCHEDULE 6 - Part II - Rent  ................................ 114
SCHEDULE 6 - Part III - Termination Sum Calculation  ........ 116
SCHEDULE 7 - Mandatory Lease Provisions ..................... 119
SCHEDULE 8 - Quiet Enjoyment Covenant to Approved Sub-Lessee
             from the Lessor and the Security Agent  ........ 138
SCHEDULE 9 - Part I - Certificate of Insurance .............. 143
SCHEDULE 9 - Part II - Form of Brokers Letter of Undertaking. 154
SCHEDULE 10 - Return Acceptance Supplement .................. 157

THIS AIRCRAFT LEASE AGREEMENT is dated [                ] 199[    ]
and is made BETWEEN:-

(1) ENCORE LEASING LIMITED, a company organised and existing under the laws of the Cayman Islands and having its registered office at P.O. Box 2003, George Town, Grand
      Cayman, Cayman Islands, B.W.I. (the "Lessor").

(2)   [ILFC (BERMUDA) 7, LTD] [ILFC IRELAND 2 LIMITED]
      [ALTERNATIVE LESSEE], a company incorporated in [Bermuda]
      [Ireland] [       ] having its registered office at [29
      Richmond Road, Hamilton, HM-AX, Bermuda] [AIG House, Merrion
      Road, Dublin 4, Ireland] [             ] (the "[
          ] Lessee").

(3)   [ILFC (BERMUDA) 6, LTD] [other Option Holder], a company
      incorporated in [Bermuda] [                        ] having
      its registered office at [29 Richmond Road, Hamilton, HM-AX,
      Bermuda] [                  ] (the "[               ] Option
      Holder").


WHEREAS:-

(A)   The Guarantor and the Seller have entered into the Purchase
      Agreement which covers, inter alia, the manufacture and sale of the Aircraft and the giving of Warranties by the Seller.

(B) The Guarantor, the Lessor and the Seller have agreed that certain of the Guarantor's rights and obligations under the Purchase Agreement shall be assigned and transferred to the Lessor pursuant to the Purchase Agreement Assignment.

(C) The Agent and the Security Agent together with, inter alia, the parties hereto have entered into the Facility Agreement to enable the Lessor to finance the acquisition of certain
      Airbus aircraft including the Aircraft.

(D)   The Guarantor has requested the Lessor:-

     (i)    to lease the Aircraft to the [                   ]
            Lessee, which the Lessor agrees to do in consideration of, and subject to the covenants, terms and conditions contained in this Agreement; and

     (ii)   to grant the [                          ] Option Holder
            an option to purchase the Aircraft subject to and in accordance with the provisions of this Agreement.

(E)   The [                                             ] Lessee
      will then contemporaneously sub-lease the Aircraft pursuant to an Approved Sub-Lease.

NOW IT IS AGREED:-

1.    DEFINITIONS AND INTERPRETATION

1.1   Definitions

      In this Agreement, including the Recitals, unless otherwise stated herein or unless the context otherwise requires terms defined in the Facility Agreement or defined therein by reference therein to another document shall bear the meanings given therein; and references to the "Borrower" in the Facility Documents and Operative Documents are to the Lessor; and the following words and expressions shall have the meanings respectively attributed to them below:-

      "Acceptance Certificate" means the certificate signed by the
      [      ] Lessee and given by the [                        ]
      Lessee to the Lessor pursuant to Clause 5, in or substantially in the form of Schedule 5;

      "Agreement" means this Agreement, its Schedules and Appendices;

      "AIG" means American International Group, Inc. a corporation duly organised and existing under the laws of Delaware whose address and principal place of business is at 70 Pine
      Street, New York, N.Y. 10270, U.S.A.;

      "Aircraft" means the Airframe together with the Engines whether or not any of the Engines may from time to time be installed on the Airframe together with the Technical
      Records;

      "Aircraft Operative Documents" means, in respect of the Aircraft, each of (i) the Loan Supplement, the Notice of Drawdown, the Bill of Sale, the BFE Bill of Sale, the relevant Purchase Agreement (to the extent that it relates to the Aircraft and the Warranties relating to the

      Aircraft), the Engine Agreement (to the extent that it relates to the Engines Warranties relating to the Aircraft), this Agreement, the Acceptance Certificate, each of the Aircraft Security Documents and (ii) (a) any other document, instrument or memorandum annexed to any of the documents referred to in (i) above, (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in (i) above and (c) any document, instrument or memorandum (x) which arises following a restructuring in accordance with the terms of the Facility Agreement and/or the Priorities and Indemnities Agreement of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (y) which the
      Guarantor or the [                   ] Lessee agrees
      constitutes an Aircraft Operative Document or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Agreement;

      "Aircraft Secured Obligations" means, in relation to the Aircraft, from time to time, any and all monies, liabilities
      and obligations of the Lessor and/or the [                 ]
      Lessee and/or the [           ] Parent and/or the Guarantor
      for the payment of money (including, without limitation, the Termination Sum in respect of the Aircraft and any obligation or liability to pay damages) which are at the relevant time due and owing to any one or more of the Lenders, the Agent and/or the Security Agent and/or the Lessor under any of the Facility Documents with respect to the Aircraft and/or any of the Aircraft Operative Documents;

      "Aircraft Security Documents" means, in respect of the Aircraft, each of (i) the Facility Agreement, the Priorities and Indemnities Agreement, the General Security Assignment, the Deed of Assignment and Charge (if and when entered into), the Mortgage, the Guarantee and Indemnity (Lessor), the Assignment of Guarantee and Indemnity (Lessor), the [
      ] Lessee Sub-Lease Collateral Charge, the Assignment of [
      ] Lessee Sub-Lease Collateral Charge, the Sub-Lease Security Assignment, the Deed of Assignment of General Terms Agreements Re Engine Warranties, the Purchase Agreement
      Assignment, the Charge Over Shares of [               ]
      Lessee, the Charge Over Shares of Borrower, the Power of
      Attorney and the [              ] Option Holder's Power of
      Attorney (ii) any other instrument, document or memorandum annexed to any of the documents referred to in (i) above,
      (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in
      (i) above and (c) any document, instrument or memorandum (w) which arises following a restructuring of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (x) which the Guarantor or the [
            ] Lessee agrees constitutes an Aircraft Security Document or (y) which secures the obligations of one or more of the Obligors and/or the Lessor under any of the Aircraft Operative Documents or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Agreement;

      "Airframe" means the airframe more particularly identified in Schedule 1 hereto excluding the Engines but including all Parts installed in or on the airframe at the Delivery Date
      (or which, having been removed therefrom, remain the property of the Lessor pursuant to the terms of this

      Agreement), and all substitutions, renewals and replacements from time to time made in or to or installed in or on the said airframe in accordance with the terms and conditions of this Agreement including any Parts which are from time to time detached from the airframe but remain the property of the Lessor;

      "Applicable Law" includes, without limitation all applicable
      (i) law, bye-laws, statutes, decrees, acts, codes, legislation, treaties, conventions and similar instruments and, in respect of any of the foregoing, any instrument passed in substitution therefor or re-enactment thereof or for the purposes of consolidation thereof with any other instrument or instruments; (ii) judgments, orders, determinations or awards of any court, arbitral body, tribunal or other person; and (iii) rules, regulations, directives, guidelines, guidance, permits, authorisations, approvals, certificates, requests, policies, requirements and consents of, registrations and filings with, exemptions by, or notifications to or by any person, which either have the force of law or, if not, with which banks or other financial institutions are required to comply or with which it is customary for any such bank or other such financial institution to comply;

      Approved Maintenance Contractor" means the [              ]
      Lessee or a contractor approved by the Aviation Authority for carrying out the work for which it is contracted;

      "Approved Sub-Lease" means any contract for the sub-lease, hire or bailment of the Aircraft into which the [
        ] Lessee is entitled to enter in accordance with the provisions of Clause 9;

      "Approved Sub-Lessee" means the operator from time to time of the Aircraft under an Approved Sub-Lease;

      "Aviation Authority" means any Government Entity which under the laws of the State of Registration may from time to time:-

     (i) have control or supervision of civil aviation in the State of Registration; or

     (ii) have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, the Aircraft;

      ["Bermuda Lessee" means ILFC (Bermuda) 7, Ltd., a company incorporated in Bermuda having its registered office at 29
      Richmond Road, Hamilton, HM-AX Bermuda;]

      ["Bermuda Option Holder" means ILFC (Bermuda) 6, Ltd., a company incorporated in Bermuda having its registered office at 29 Richmond Road, Hamilton, HM-AX Bermuda;]

      ["Bermuda Parent" means ILFC (Bermuda) 5, Ltd., a company incorporated in Bermuda having its registered office at 29
      Richmond Road, Hamilton, HM-AX Bermuda;]

      "Bill of Sale" means the bill of sale executed or to be executed by the Seller in favour of the Lessor relating to the Aircraft substantially in the form of Appendix J to the Facility Agreement;

      "CAA" means the Civil Aviation Authority of the United
      Kingdom or any successor thereto under the laws of the United Kingdom;

      "Certificate of Airworthiness" shall have the meaning set out in Clause 9.3;

      "Compulsory Acquisition" means, in relation to the Aircraft, Airframe or any Engine, its requisition for title or other compulsory acquisition of title (but excluding requisition for use or hire);

      "Damage Notification Threshold" means, [in the case of wide-bodied aircraft, the lesser of five million dollars (US$ 5,000,000) and twenty-five per cent. (25%) of the Required Insured Value,] [in the case of narrow-bodied aircraft, the lesser of three million dollars (US$ 3,000,000) and twenty-five per cent. (25%) of the Required Insured Value];

      "Default" means, in relation to an Approved Sub-Lease, any event which, upon the giving of notice, the lapse of time and/or a relevant determination, would constitute an event of default (howsoever described) in an Approved Sub-Lease;

      "Delivery" means the sale and transfer of title to the Aircraft to the Lessor pursuant to the Purchase Agreement and the Purchase Agreement Assignment;

      "Delivery Date" means the date on which Delivery shall occur;

      "DGAC" means the Direction Generale de l'Aviation Civile of France;

      "Engine" or "Engines" means (a) each of the engines described in Schedule 1, whether or not from time to time installed on the Airframe or any other airframe but which, having been removed from the Airframe, remain the property of the Lessor in accordance with this Agreement or (b) any other engine which may from time to time be installed upon or attached to the Airframe which becomes the property of the Lessor in accordance with this Agreement and (c) insofar as the same belong to the Lessor, any and all appliances, instruments or accessories or other equipment or Parts of whatever nature from time to time relating to an engine referred to in (a) and (b) above whether or not installed on or attached to such engine and (d) insofar as the same belong to the Lessor, all substitutions, replacements or renewals from time to time made on or to any item referred to in (a), (b) and (c) above in accordance with this Agreement;

      "Engine Manufacturer" means [CFM International Inc.] [General Electric Company] [IAE International Aero Engines AG] [Rolls Royce plc] [United Technologies Corporation, Pratt & Whitney Group], a company duly organised and
      existing under the laws of [           ], solely in its
      capacity as original manufacturer of each Engine;

      "Engine Seller" means [CFM International, Inc.] [General
      Electric Company] [IAE International Aero Engines AG] [Rolls Royce plc] [United Technologies Corporation, Pratt & Whitney Group] ;

      "Excluded Lessor's Lien" means any Lien to the extent the same arises in respect of (i) a debt, liability or other obligation (whether financial or otherwise) imposed on the Lessor or any person claiming through or under the Lessor as purchaser of the Aircraft pursuant to the Purchase Agreement

      Assignment or arising from the operation, maintenance, insurance, repair, modification and storage of the Aircraft,
      any Engine or any Parts by the [                  ] Lessee
      or any Approved Sub-Lessee, (ii) any Lien created pursuant to any of the Facility Documents and/or the Aircraft Operative Documents, (iii) any Lien arising as a result of Taxes in respect of which the liability to pay the same, or the amount of the same, is being disputed by the Lessor or any person claiming through or under the Lessor in good faith and in a manner effectively staying the enforcement of such Lien, (iv) any Lien arising by Applicable Law where such Lien does not arise as a result of an act or omission of the Lessor or any person claiming through or under the Lessor, unless such act or omission is permitted or contemplated by any of the Facility Documents or any of the Aircraft Operative Documents or arises as a result of a breach by any of the Obligors of its respective obligations under any of the Facility Documents or any of the Aircraft Operative Documents or (v) any Lien arising solely by reason of a Change in Law; and "Excluded Lessor's Liens" shall be construed accordingly;

      "Expiry Date" means, in respect of the leasing of the Aircraft pursuant to this Agreement, the tenth (10th) anniversary of the Delivery Date of the Aircraft or such earlier date upon which the leasing of the Aircraft pursuant to this Agreement terminates howsoever in accordance with the provisions of this Agreement;

      "F.A.A." means the Federal Aviation Administration of the Department of Transportation or any successor thereto under the laws of the U.S.A.;

      "Facility Agreement" means the aircraft facility agreement dated [ ] December, 1994 between (1) the banks and financial institutions named therein, (2) National Westminster Bank Plc (as Agent), (3) National Westminster Bank Plc (as Security Agent), (4) Encore Leasing Limited,
      (5) ILFC (Bermuda) 7, Ltd., (6) ILFC Ireland 2 Limited, (7) ILFC (Bermuda) 5, Ltd., (8) ILFC Ireland 3 Limited, (9) ILFC (Bermuda) 6, Ltd and (10) International Lease Finance Corporation; and

      "Guarantor" means International Lease Finance Corporation, a corporation duly organised and existing under the laws of the State of California whose address and principal place of business is at 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, U.S.A.;

      "Habitual Base" means the country in which the Aircraft is habitually based for the time being;

      "Incipient Event" means any condition, event or circumstance which with the giving of notice or lapse of time or both and/or the making of any relevant determination would, if such notice was given, or such time had elapsed or both and/or such relevant determination had been made at the time of occurrence of such condition, event or circumstance, constitute a Termination Event;

      "Indemnitees" means each of the Lessor, the Security Agent, the Agent and the Lenders including, any of their respective successors, permitted assigns and permitted transferees and any shareholders, directors, officers, servants, agents and employees of any thereof;

      "Insurances" means any and all contracts or policies of insurance and reinsurance required to be effected and maintained in accordance with this Agreement including, but not limited to, Clause 14 and Schedule 9;

      "Insurers" and "Insurance Broker" have the respective meanings given to them in Clause 14;

      ["Irish Lessee" means ILFC Ireland 2 Limited, a company incorporated in Ireland having its registered office at AIG
      House, Merrion Road, Dublin 4, Ireland;]

      ["Irish Parent" means ILFC Ireland 3 Limited, a company incorporated in Ireland having its registered office at AIG
      House, Merrion Road, Dublin 4, Ireland;]

      "JAA" means the Joint Aviation Authority or any successor thereto;

      "LBA" means the Federal Office of Civil Aeronautics of
      Germany or any successor thereto under the laws of Germany;

      "Lease Period" means the period commencing on the Delivery
      Date and continuing up to and including the Expiry Date;

      "[     ] Lessee Rental Collateral Account" means the
      existing Dollar account in the name of the [               ]
      Lessee with [Coutts & Co (Cayman) Limited] [Ulster Bank Limited] [Alternative Lessee's account] or such other Dollar account outside the United Kingdom as the Lessor and the Security Agent may reasonably require the

      [          ] Lessee to establish following a Trigger Event
      for the purpose of compliance by the [             ] Lessee
      with Clause 7.3 of this Agreement and Clause 7.3 of each of
      the Other Lease Agreements to which the [                  ]
      Lessee is or is to be a party;

      "[     ] Lessee Maintenance Reserve Collateral Account"
      means the existing Dollar account in the name of the [
              ] Lessee with [Coutts & Co (Cayman) Limited] [Ulster Bank Limited] [Alternative Lessee's account] or such other Dollar account outside the United Kingdom as the Lessor and the Security Agent may reasonably require the [
         ] Lessee to establish following a Trigger Event for the
      purpose of compliance by the [            ] Lessee with
      Clause 7.5 of this Agreement and Clause 7.5 of each of the
      Other Lease Agreements to which the [         ] Lessee is or
      is to be a party;

      "[     ] Lessee Security Deposit Collateral Account" means
      the existing Dollar account in the name of the [
        ] Lessee with [Coutts & Co (Cayman) Limited] [Ulster Bank Limited] [Alternative Lessee's account] or such other Dollar account outside the United Kingdom as the Lessor and the Security Agent may reasonably require the [
      ] Lessee to establish following a Trigger Event, for the
      purpose of compliance by the [           ] Lessee with
      Clause 7.4 of this Agreement and Clause 7.4 of each of the
      Other Lease Agreements to which the [                ]
      Lessee is or is to be a party;

      "Lessor's Lien" means any Lien created by or through the Lessor over the Aircraft, any Engine or any Parts or exercised, asserted or claimed (other than by any of the Obligors) against the Aircraft, any Engine or any Part in respect of a debt, liability or other obligation (whether financial or otherwise) of the Lessor or any person claiming through or under the Lessor but excluding Excluded Lessor's Liens;

      "Lien" means any encumbrance or security interest whatsoever, howsoever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, lease (save for Approved Sub-Leases), lien, statutory right in rem, hypothecation, title retention arrangement, attachment, levy, claim, right of possession or detention or right of set-off (but excluding any right of set-off arising in favour of a banker and by way of operation of law) or security interest whatsoever, howsoever created or arising or any right or arrangement having a similar effect to any of the above;

      "Maintenance Programme" means the maintenance and repair
      programme of the [               ] Lessee or any Approved
      Sub-Lessee or its agent, as approved by the Aviation
      Authority;

      "Maintenance Reserve Amount" means, the amount which is from
      time to time standing to the credit of the [     ] Lessee
      Maintenance Reserve Collateral Account and which represents the Maintenance Reserves;

      "Maintenance Reserves" means the airframe reserves and engine reserves payable by an Approved Sub-Lessee to the [
                  ] Lessee pursuant to an Approved Sub-Lease and
      which become the property of the [                  ]
      Lessee;

      "Mandatory Lease Provisions" shall have the meaning set out in Clause 9.4.2(a);

      "Mandatory Prepayment Event" means any of the events described in Clause 18;

      "Manufacturer" means Airbus Industrie GIE of 1 Rond Point
      Maurice Bellonte, 31707 Blagnac, Cedex, France;

      "Modification" shall have the meaning set out in Clause
      11.4.1;

      "Notice of Purchase" shall have the meaning set out in Clause 19.1;

      "Obligors" means any or all of the Bermuda Lessee, the Irish
      Lessee, [the [            ] Lessee,] any [other] Alternative
      Lessee, any Additional Lessee, the Bermuda Parent, the Irish Parent, any other Parent, the Bermuda Option Holder, any other Option Holder and where the context so permits, the Guarantor and "Obligor" means any one of them;

      "Option Notice" shall have the meaning set out in Clause
      19.3;

      "Other Aircraft" means any one or more (as the context may require) of the other Airbus A300, A310, A320, A321, A330 or A340 Aircraft which have been or which are to be financed pursuant to the Facility Agreement;

      "Other Lease Agreements" means each lease agreement entered into or to be entered into by the Lessor, any Lessee and any Option Holder in substantially the same terms as herein set out and in respect of one of the Other Aircraft;

      "Parts" means in relation to the Aircraft, all modules, appliances, parts, accessories, auxiliary power unit, instruments, furnishings and other equipment of whatsoever nature including, without limitation, the Buyer Furnished Equipment and any service bulletin kits or the like but excluding complete Engines or engines and equipment (including but not limited to in-flight entertainment and telecommunications equipment) which is from time to time attached to the Airframe and leased to the [
          ] Lessee other than primarily for the purpose of financing the acquisition of such equipment in circumstances where such equipment, that at any time of determination are incorporated or installed in or attached to the Airframe or any Engine or, having been removed therefrom, title to which remains vested in the Lessor in accordance with the provisions of this Agreement; and "Part" shall have a corresponding meaning;

      "Permitted Liens" means:-

     (a) any Lien for Taxes or other governmental or statutory charges or levies not yet assessed or, if assessed, not yet due and payable or, if due and payable, which the [
                         ] Lessee or, where relevant, an Approved
            Sub-Lessee is disputing or contesting in good faith by appropriate proceedings (and for the payment of which adequate reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

     (b) any Lien for the fees or charges of any airport or air navigation authority arising in the ordinary course of business by statute or by operation of law, in each case for amounts the payment of which either is not yet due and payable or, if due and payable, is being disputed or contested in good faith by appropriate proceedings (and for the payment of which adequate reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

     (c) any Lien for the fees or charges of any supplier, mechanic, workman, repairer, employee or like lien arising in the ordinary course of business by statute or by operation of law, in each case for amounts (i) the payment of which is not yet due and payable, or
            (ii) which are not overdue for payment having regard to the custom of the relevant trade, in circumstances where no assertive or enforcement action against the Aircraft has yet been taken by the relevant supplier, mechanic, workman, repairer, employee or holder of like lien or by any successor or assign of each of them ("the Claimant"), or (iii) if due and payable is being disputed or contested in good faith with the Claimant by appropriate proceedings (and for the payment of which adequate reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

     (d)    Liens (other than Liens for Taxes) arising out of
            judgments or awards against the [                 ]
            Lessee or any Approved Sub-Lessee with respect to which at the time an appeal is being presented in good faith and with respect to which there shall have been secured a stay of execution pending such appeal (and for the payment of which adequate reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such judgment or award, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

     (e)    the rights of the [                     ] Lessee under
            any of the Facility Documents and the Aircraft
            Operative Documents; or

     (f) the rights of the Option Holder under any of the Facility Documents, the Aircraft Operative Documents and the Second Mortgage; or

     (g)    the rights of the Lessor under any of the Facility
            Documents, the Aircraft Operative Documents and the
            Second Mortgage; or

     (h)    Excluded Lessor's Liens; or

     (i)    any Lien created by the Lessor pursuant to the Second
            Mortgage; or

     (j) the rights of others under agreements or arrangements to the extent expressly permitted by the provisions of Clause 11.3; or

     (k) any other Lien created with the prior written consent of the Lessor and the Security Agent;

      "Prohibited Country" means Iraq for so long as the Iraq and Kuwait (United Nations Sanctions) (No. 2) Order 1990 remains in effect, the Republics of Serbia and Montenegro for so long as the Serbia and Montenegro (United Nations Prohibition of Flights) Order 1992 remains in effect, Libya, for so long as the Libya (United Nations Prohibition of Flights) Order 1992 remains in effect and any country to which the export and/or use of A3[ ] aircraft is not permitted under (i) the Export of Goods Control Order 1992,
      (ii) the United States Export Administration Act 1979 (as amended) or any successor legislation and/or the Export Administration Regulations promulgated thereunder, (iii) any similar or corresponding legislation then in effect in France, Spain or Germany, (unless knowledge of any non-applicability of such legislation or regulations referred to in (i), (ii) or (iii) above is in the public domain), or
      (iv) any other United Nations Sanctions Orders the effect of which prohibits or restricts the export and/or use of A3[ ] aircraft to such country;

      "Purchase Date" shall have the meaning set out in Clause
      19.1;

      "Redelivery" shall have the meaning set out in Clause 17.1;

      "Relevant Event" means any Incipient Event, Termination
      Event, Mandatory Prepayment Event or any other event as a result of which the Termination Sum could become or becomes due and payable;

      "Rent" means, in respect of each Rental Payment Date, the aggregate of the following amounts:-

     (i) the aggregate of the amount in Dollars set out opposite such date in the Columns headed "Principal Component of Rent" and "Fixed Interest Component of Rent" in Part I of Schedule 6 as the same may be varied in accordance with the provisions of Clause 7.2;

     (ii) the amount in Dollars set out opposite such date in the Column headed "Principal Component of Rent" in Part II of Schedule 6 as the same may be varied in accordance with the provisions of Clause 7.2; and

     (iii) the amount of interest calculated in accordance with paragraph (c) of Part II of Schedule 6 as the same may be varied in accordance with the provisions of Clause 7.2;

      "Rental Payment Date" means each of the twenty (20) dates for payment of an instalment of Rent under this Agreement as set forth in Column 1 in Part I of Schedule 6;

      "Required Insured Value" means the higher of the market value of the Aircraft and 110% of the principal outstanding from time to time in respect of the Credits relating to the Aircraft;

      "Return Acceptance Supplement" means the supplement to be produced substantially in the form of Schedule 10;

      "Secured Obligations" means together (i) any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages) which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or expressed to be due, owing, payable or incurred from or by any of the Obligors and/or the Lessor to any one or more of the Lenders, the Agent and/or the Security Agent under any of the Facility Documents and/or any of the Operative Documents, together with any and all of the obligations of the Lessor arising by operation of law after the Lenders have made payment of any Tax Liability and/or any Loss and/or Expense suffered or incurred by the Lessor for which none of the Lessees has reimbursed the Lessor in accordance with the terms of the Facility Agreement and/or any other Operative Document and/or any Facility Document
      (i) to account, pay and remit to the Lenders any and all payments received by the Lessor from any of the Lessees in respect of such reimbursements and (ii) to transfer to the Lenders and allow the Lenders to exercise, in each case as subrogee, the Lessor's rights and remedies against any or all of the Lessees and/or the Guarantor in respect of such reimbursements and any and all such monies, liabilities and obligations of the Lessor shall form part of the Secured Obligations whether or not the Lessor is personally liable for the same and whether or not any recourse may be had with respect thereto against the Lessor and/or its assets, and
      (ii) the Secured Obligations (as that term is defined in the 1994 Facility Agreement);

      "Security Deposit" means any security deposit payable by the
      Approved Sub-Lessee to the [               ] Lessee pursuant
      to an Approved Sub-Lease;

      "Seller" means AVSA S.A.R.L. a societe a responsabilite limitee duly organised and existing under the laws of the French Republic and having its registered office at 2, Rond Point Maurice Bellonte, 31700 Blagnac, Cedex, France together with its successors and assigns, solely in its capacity as seller of the Aircraft under the Purchase Agreement and the Purchase Agreement Assignment;

      "State of Registration" means the state or territory in which the Aircraft may from time to time be registered pursuant to the provisions of Clause 9.4.2(b), or, if the Aircraft is not on sub-lease to an Approved Sub-Lessee, Bermuda, the Cayman Islands, Ireland, the United Kingdom or the United States of America;

      "Sub-Lease Rentals" means the sub-lease rentals paid by an Approved Sub-Lessee pursuant to an Approved Sub-Lease;

      "Suitable Replacement Engine" has the meaning given to it in Clause 15.2;

      "Surviving Engine" means an Engine which, at the time when a Total Loss occurs with respect to the Airframe, is not installed on the Airframe and/or such Engine does not suffer a Total Loss;

      "Technical Records" means in relation to the Aircraft, all technical data, manuals, computer records, logbooks and other records (whether kept or to be kept in compliance with any law or regulation or any requirement from time to time of the Aviation Authority or otherwise) relating to the Aircraft, any Engine or any Parts;

      "Termination Event" means any of the events or circumstances described in Clause 16.1;

      "Termination Sum" at a particular date, means the amount calculated for that date in accordance with the provisions of Part III of Schedule 6;

      "Third Party Event" has the meaning set out in Clause 13.1;

      "Total Loss" means any of the following in relation to the Aircraft, Airframe and/or as the context may require, any Engine and "Total Loss Date" means the date set forth in parenthesis after each Total Loss:-

     (a) its actual total loss or destruction, damage beyond repair, or being rendered permanently unfit for normal use (the date on which such loss, destruction, damage or rendition occurs or, if the date of loss or destruction is not known, the date on which the Aircraft, Airframe or relevant Engine was last heard
            of);

     (b) its constructive, compromised, arranged or agreed total loss (the earliest of (i) the date on which such loss is agreed or compromised or arranged by the Insurers,
            (ii) the date on which the Insurers make payment of the full amount of the Total Loss Proceeds on the basis of a Total Loss, and (iii) one hundred and eighty (180) days from the date such event occurs);

     (c) its Compulsory Acquisition (the date on which Compulsory Acquisition takes effect);

     (d) its requisition for use for a period of over one hundred and eighty (180) consecutive days or, if less, the period to the date when the proceeds of insurance are paid to the Security Agent or the Lessor (the earlier of the date on which the Insurers make payment of the full amount of the Total Loss Proceeds on the basis of a Total Loss and one hundred and eighty (180) days from the date such event occurs); and

     (e) its sequestration, detention, seizure or any similar event, other than a Compulsory Acquisition, in any case resulting in loss of possession by the [
             ] Lessee or any Approved Sub-Lessee, as the case may
            be, for a period over one hundred and eighty (180) consecutive days or, if less, the period to the date when the proceeds of insurance are paid to the Security Agent or the Lessor (the earlier of the date on which the Insurers make payment of the full amount of the Total Loss Proceeds on the basis of a Total Loss and one hundred and eighty (180) days from the date such event occurs);

     "Total Loss Payment Date" means the date which is the earliest of:-

     (a) the first Banking Day which falls after the expiry of one hundred and eighty (180) days from the Total Loss
            Date;

     (b) the date on which the Security Agent receives the proceeds of the policies effected pursuant to Clause 14 in respect of the relevant Total Loss; and

     (c)    the last day of the Lease Period;

      "Total Loss Proceeds" means to the extent of the Required
      Insured Value, the proceeds of the Insurances or any compensation for requisition of title or similar capital payment, arising in respect of a Total Loss;

      "Value Date" means the Drawdown Date and each Rental Payment
      Date;

      "Wet Lease" means a charter or an agreement which allows another person to have the use of the Aircraft for a particular flight or for a period of time (not exceeding twelve (12) months including any optional extensions thereof) on the basis that the wet-lessor retains responsibility in all respects for the technical operation, maintenance and repair of the Aircraft throughout the term of the said charter or agreement; and

      "1994 Lease Agreements" means any one or more (as the context may require) of the lease agreements entered into or to be entered into by Bravo Leasing Limited (as lessor) and any 1994 Lessee (as lessee) and ILFC (Bermuda) 6, Ltd. (as [
          ] Option Holder) in respect of one of the 1994 Facility
      Aircraft.

1.2   Interpretation

      Clauses 1.3 and 1.4 of the Facility Agreement shall apply to this Agreement as if set out herein in full and as if references therein to "this Facility Agreement" were to

      "this Agreement" and references to "the Borrower" were to "the Lessor".


2.    AGREEMENT TO LEASE

2.1   The Lessor agrees to lease to the [                  ]
      Lessee, and the [                   ] Lessee agrees to take
      on lease from the Lessor, the Aircraft, upon and subject to the terms and conditions of this Agreement, for a period commencing upon the Delivery Date and ending on the Expiry Date.

2.2   The [                         ] Lessee hereby irrevocably
      and unconditionally waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which may at any time hereafter be conferred upon it, by Applicable Law or otherwise, to terminate, cancel, quit or surrender this Agreement, except in accordance with the express terms hereof or as otherwise agreed in writing by the Lessor.


3.    REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties by the Lessor

      The Lessor acknowledges that each of the [                 ]
      Lessee and the [               ] Option Holder has entered,
      or will be entering, into this Agreement and the other Aircraft Operative Documents to which it is, or will be, a party in full reliance on representations by the Lessor in the terms set out in Schedule 2 and the Lessor now warrants
      to the [                    ] Lessee and the [
          ] Option Holder that such representations are, at the date hereof by reference to facts and circumstances then prevailing, true and accurate.

3.2   Repetition of Representations and Warranties

      The representations and warranties referred to in Clause 3.l shall be deemed to be repeated on, and by reference to facts and circumstances at, the Delivery Date and in respect of the representations and warranties set out in paragraphs
      (A), (B), (F), (G), (H), (I) and (J) of Schedule 2 on and as of each Rental Payment Date.

3.3   Representations and Warranties by the [                    ]
      Lessee

      The [                  ] Lessee acknowledges that the Lessor
      has entered, or will be entering, into this Agreement and the other Aircraft Operative Documents to which it is, or will be, a party in full reliance on representations by the
      [                 ] Lessee in the terms set out in Part I of
      Schedule 3 and the [               ] Lessee now warrants to
      the Lessor that such representations are, at the date hereof by reference to facts and circumstances then prevailing, true and accurate.

3.4   Repetition of Representations and Warranties

      The representations and warranties referred to in Clause 3.3 shall be deemed to be repeated on, and by reference to facts and circumstances at, the Delivery Date and in respect of the representations and warranties set out in paragraphs
      (A), (B), (F), (G), (H), (I) and (J) of Part I of Schedule 3 on and as of each Rental Payment Date.

3.5   Representations and Warranties by the [               ]
      Option Holder

      The [               ] Option Holder acknowledges that the
      Lessor has entered, or will be entering, into this Agreement and the other Aircraft Operative Documents to which it is, or will be, a party in full reliance on representations by
      the [                 ] Option Holder in the terms set out
      in Part II of Schedule 3 and the [      ] Option Holder now
      warrants to the Lessor that such representations are, at the date hereof by reference to facts and circumstances then prevailing, true and accurate.

3.6   Repetition of Representations and Warranties

      The representations and warranties referred to in Clause 3.5 shall be deemed to be repeated on, and by reference to facts and circumstances at, the Delivery Date and in respect of the representations and warranties set out in paragraphs
      (A), (B), (F), (G), (H), (I) and (J) of Part II of Schedule 3 on and as of each Rental Payment Date.

3.7   Survival of Representations and Warranties

      The representations and warranties referred to in Clauses
      3.1, 3.3 and 3.5 and the rights of the respective parties in respect thereof shall survive the execution and delivery of this Agreement and the Delivery Date.

3.8   No Prejudice

      The respective rights and remedies of the Lessor, the [
           ] Lessee and the [                  ] Option Holder in
      relation to any misrepresentation or breach of warranty on
      the part of the Lessor, the [               ] Lessee or the
      [               ] Option Holder, as the case may be, shall
      not be prejudiced by any investigation by or on behalf of
      the Lessor, the [                       ] Lessee or the [
                       ] Option Holder, as the case may be, into
      the affairs of the Lessor, the [                     ]
      Lessee or the [                ] Option Holder, as the case
      may be, by the performance of this Agreement, or by any other act or thing which may be done or omitted to be done
      by the Lessor, the [                  ] Lessee or the [
            ] Option Holder, as the case may be, under this Agreement and which would or might, but for this Clause 3.8, prejudice such rights and remedies.



4.    CONDITIONS PRECEDENT

4.1   Lessor's Conditions Precedent

      The Lessor's obligation to lease the Aircraft to the [
            ] Lessee under this Agreement is subject to the fulfilment to the satisfaction of the Lessor and the Agent, not later than 3.00 p.m. (London time) on the Delivery Date (or by such later time as the Lessor and the Agent may agree to in respect of any specified conditions precedent), of the following conditions:-

4.1.1 the Lenders shall have made available the Credits in respect of the Aircraft;

4.1.2 the representations and warranties referred to in Clauses 3.3 and 3.5 are true and accurate in all material respects as if made with reference to the facts and circumstances subsisting on the Delivery Date;

4.1.3 no Relevant Event shall have occurred and be continuing or would arise by reason of the leasing of the Aircraft hereunder taking place;

4.1.4 the Aircraft shall be free and clear of all Liens other than Permitted Liens and shall not have suffered a Total Loss or other loss or damage in excess of five hundred thousand Dollars (US$500,000) and Delivery of the Aircraft shall have occurred under and in accordance with the terms of the Purchase Agreement Assignment; and

4.1.5 the Lessor or its duly authorised representative shall have received all the documents and evidence specified in Part I of Schedule 4 in form and substance satisfactory to the Lessor, the Security Agent and the Agent.

4.2   [                     ] Lessee's Conditions Precedent

      The [                ] Lessee's obligations to lease the
      Aircraft from the Lessor shall be subject to the prior satisfaction, or waiver in writing by the [
      ] Lessee to the extent not so satisfied, of the conditions precedent set out in Part II of Schedule 4.

4.3     Waiver or Deferral of Conditions Precedent

4.3.1 The conditions specified in Clause 4.1 are inserted for the sole benefit of the Lessor and accordingly:-

     (a) if any of the conditions precedent referred to in Clause 4.1 are waived or deferred by the Lessor, the Lessor may attach to such waiver or deferral such requirements and further or other conditions as it thinks fit in its sole
            discretion, and the [                ] Lessee or the [
                           ] Option Holder, as the case may be,
            shall fulfil, or procure fulfilment of, all such requirements or further or other conditions as may be
            notified by the Lessor to the [        ] Lessee or the
            [                 ] Option Holder, as the case may be,
            in accordance with the terms of such notification; and

     (b)    if the Lessor agrees with the [                ] Lessee
            or the [                  ] Option Holder, as the case
            may be, to accept the Aircraft from the Seller on terms (express or otherwise) that any condition may be fulfilled after the Delivery Date, the [
                     ] Lessee or the [           ] Option Holder,
            as the case may be, shall (unless the Lessor shall have expressly otherwise agreed in writing) procure that such condition is fulfilled within such period after
            the Delivery Date as the Lessor and the [      ] Lessee
            or the [                   ] Option Holder, as the case
            may be, may agree, and the Lessor shall be entitled to
            treat any failure by the [                    ] Lessee
            or the [                 ] Option Holder, as the case
            may be, so to procure as a Termination Event.

4.3.2       The conditions specified in Clause 4.2 are inserted for
            the sole benefit of the [                    ] Lessee
            and accordingly if any of the conditions precedent referred to in Clause 4.2 are waived or deferred by the
            [                ] Lessee, the [                  ]
            Lessee may attach to such waiver or deferral such requirements and further or other conditions as it thinks fit in its sole discretion, and the Lessor shall fulfil, or procure fulfilment of, all such requirements or further or other conditions as may be notified by
            the [                 ] Lessee to the Lessor, in
            accordance with the terms of such notification.


5.    DELIVERY AND ACCEPTANCE

      Subject to Clause 4, immediately (but conditional) upon Delivery the Aircraft shall be accepted by the [
      ] Lessee at the location of Delivery (which shall be outside the United Kingdom) and shall become subject to and governed by this Agreement, the Lease Period shall commence and the [
                   ] Lessee or its duly authorised representative shall thereupon deliver to the Lessor the Acceptance
      Certificate.  As between the Lessor and the [          ]
      Lessee the execution and delivery of the Acceptance
      Certificate by the [               ] Lessee or its duly
      authorised representative pursuant to this Clause 5 shall evidence and constitute irrevocable, final and conclusive
      proof that the [                 ] Lessee has
      unconditionally accepted the Aircraft for all purposes hereof.

      The [                 ] Lessee acknowledges that the Lessor
      has agreed to purchase the Aircraft pursuant to the Purchase
      Agreement Assignment at the request of the [               ]
      Lessee and the [               ] Option Holder and for the
      sole purpose of leasing the Aircraft to the [                ]
      Lessee pursuant to this Agreement and accordingly the [
         ] Lessee acknowledges that the Lessor shall have no responsibility whatsoever in respect of the condition of the
      Aircraft at Delivery and that the [            ] Lessee
      shall not be entitled for any reason whatsoever to refuse to accept the leasing of the Aircraft under this Agreement once the Lessor is obliged to accept title to the Aircraft under the Purchase Agreement Assignment. The Lessor shall not be liable for any Loss resulting directly or indirectly from any defect or alleged defect in the Aircraft or any failure or alleged failure of the Aircraft to comply with the Purchase Agreement Assignment.

      If, after delivery of the Aircraft, the Aircraft is subject to a post-delivery modification period, the [
      ] Lessee will procure that a certified executed copy of any reacceptance certificate which is required to be executed by the Approved Sub-Lessee under any Approved Sub-Lease is delivered to the Security Agent within five (5) Business Days of the completion of the post-delivery modifications.

      Title to the Aircraft shall remain vested with the Lessor throughout the Lease Period. Immediately and automatically
      upon acceptance of the Aircraft by the [                  ]
      Lessee pursuant hereto, the [                ] Lessee shall
      become liable to make payments of the Rent to the Lessor in accordance herewith.

6.     DISCLAIMERS AND EXCLUSIONS, LESSOR'S COVENANTS

6.1     Disclaimers and Exclusions

6.1.1       Each of the [              ] Lessee and the [
              ] Option Holder acknowledges and agrees that:-

     (a) this Clause 6.1 has been the subject of full discussion and negotiation between the parties and the Rent has been calculated in the light of such discussions and negotiation;

     (b) the Aircraft has been designed, manufactured, assembled and constructed without reference to or involvement of the Lessor, the Agent, the Security Agent or any of the
            Lenders, and that the [                 ] Lessee and
            the Guarantor alone have selected the Aircraft for purchase by the Lessor and leasing by the Lessor to the
            [                ] Lessee hereunder;

     (c) neither the Lessor nor the Agent, the Security Agent nor any of the Lenders has made or given nor shall be deemed to have made or given any representation, warranty or covenant, express or implied (whether statutory or otherwise), as to the airworthiness, value, quality, durability, condition, design, operation, description, merchantability, fitness for use or purpose or suitability of the Aircraft or the Engines or any Part, as to the absence of latent or other defects, whether or not discoverable, as to the absence of any infringement of any patent, trademark, copyright or other proprietary interest or as to title to the Aircraft (except in the case of the Lessor as stated in Clause 6.2) or any other representation or warranty whatsoever, express or implied, with respect to the Aircraft, all of which are hereby excluded; and

     (d)    the Lessor is leasing the Aircraft "as is, where is,
            and with all faults", and that the [                  ]
            Lessee's acceptance of the Aircraft from the Lessor shall be conclusive evidence (except as against the Manufacturer and/or the Seller and/or the Engine Seller and/or the Engine Manufacturer and/or the supplier or manufacturer of any Parts) that the Aircraft is complete, in good order and condition, of merchantable quality, fit for any purpose for which it may be intended or required and in every way satisfactory.

6.1.2       Save as otherwise expressly provided by this Agreement
            each of the [          ] Lessee and the [          ] Option
            Holder hereby waives as between itself and the Lessor all its rights, express or implied (whether statutory or otherwise), against the Lessor or the Aircraft (except rights arising out of any act or omission of the Lessor which is a breach by the Lessor of its obligations to the [
                        ] Lessee or the [                ] Option Holder
            under this Agreement, any of the Facility Documents or any of the other Aircraft Operative Documents) relating to the matters referred to in Clause 6.1.1.

6.1.3       The Lessor shall be under no obligation to provide to
            the [      ] Lessee or the [                ] Option
            Holder or to any other person a replacement aircraft during any period when the Aircraft is unavailable for use for any reason whatever nor, except where and to the extent that the unavailability for use arises solely as a result of the breach by the Lessor of its
            obligations to the [             ] Lessee or the [

                 ] Option Holder under this Agreement, any of the
            Facility Documents or any of the other Aircraft Operative Documents, otherwise to compensate the [
                     ] Lessee or the [                ] Option
            Holder in respect of such unavailability for use.

6.1.4       Without prejudice to the generality of Clauses 6.1.1
            and 6.1.2, the Lessor shall be under no liability to
            the [               ] Lessee or the [                ]
            Option Holder whatever and howsoever arising, and from whatever cause, and whether in contract or tort or both, in respect of any loss (consequential or otherwise), liability, damage or delay of, or to, or in connection with the Aircraft, any person or property whatsoever, whether on board the Aircraft or elsewhere and irrespective of whether such loss, liability, damage or delay shall arise from any action or omission of the Lessor (other than any action or omission of the Lessor which is a breach by the Lessor of its
            obligations to the [                ] Lessee or
            the [           ] Option Holder under this
            Agreement, any of the Facility Documents and any of the other Aircraft Operative Documents). For the purpose of this Clause "delay" shall include delay to the Aircraft whether in respect of delivery under this Agreement or thereafter or delay of any nature whatsoever.

6.2   Lessor's Covenants

6.2.1       The Lessor covenants with the [                  ]
            Lessee that throughout the Lease Period so long as no Termination Event shall have occurred and be continuing, neither the Lessor nor any person lawfully claiming through the Lessor will interfere with the
            quiet enjoyment of the Aircraft by the [          ]
            Lessee or by any Approved Sub-Lessee, except as provided in Clause 6.2.2 or unless the Lessor is required so to do by Applicable Law (including, but not limited to, any ruling or recommendation of the
            Aviation Authority).  The [                  ] Lessee
            acknowledges that the covenant by the Lessor contained in this Clause 6.2.1 is the sole covenant by the Lessor
            to the [               ] Lessee in respect of quiet
            enjoyment and is in substitution for, and to the exclusion of, any other covenant for quiet enjoyment which may have otherwise been given or implied at law or otherwise, all of which are hereby expressly
            excluded, and waived by the [                    ]
            Lessee.

6.2.2 The Lessor represents, warrants and undertakes that it will acquire and have on the Delivery Date such title to the Aircraft as may be transferred to it under the Purchase Agreement and the Purchase Agreement Assignment, free and clear of Lessor's Liens. The
            Lessor undertakes with the [                 ] Lessee
            and the [            ] Option Holder that throughout
            the Lease Period the Lessor shall not without the prior
            written consent of the [                 ] Lessee
            knowingly create any Lessor's Liens and to the extent permitted by Applicable Law the Lessor shall promptly take such actions as may be necessary to discharge or prevent the creation of any such Lessor's Lien.

6.2.3 Without prejudice to the provisions of Clause 9.1 of the Priorities and Indemnities Agreement, the Lessor will take such steps as may be necessary or desirable and, in either case, reasonably available to the Lessor in connection with (if such is possible) the preservation of such title as may have been passed to the Lessor in respect of the Aircraft under, inter alia, the Purchase Agreement Assignment save that the [
                          ] Lessee agrees with the Lessor that,
            where it is possible for it to do so, and where
            requested by the Lessor, the [                  ]
            Lessee will, at its own cost, discharge or procure the discharge of the Lessor's obligations under this Clause
            6.2.3 on the Lessor's behalf.

6.2.4       The Lessor agrees to inform the [                    ]
            Lessee forthwith if it shall come to its knowledge that the Lessor's title to the Aircraft or the [
               ] Lessee's quiet enjoyment is or will be prejudiced
            or imperilled.

6.2.5       The Lessor represents and warrants to the [
              ] Lessee and the [                   ] Option Holder
            that, save for the Aircraft Operative Documents and the Second Mortgage the Lessor has not executed any instrument, or entered into any arrangements, whereby such title to the Aircraft as was transferred to the Lessor by the Seller pursuant to the Purchase Agreement and the Purchase Agreement Assignment has been encumbered by a Lien or disposed of by the Lessor.

6.2.6       The Lessor covenants with the [                      ]
            Lessee and the [            ] Option Holder that
            throughout the Lease Period the Lessor shall pay when due all Taxes payable by the Lessor (other than any Taxes in respect of which the Lessor is entitled to an
            indemnity from the [                ] Lessee under any
            of the Facility Documents or any of the Operative Documents which the Lessor shall pay when the Lessor has received such indemnity) the non-payment of which would result in a Lien against the Aircraft, unless the liability to pay, or the amount of, such Taxes is being disputed by the Lessor in good faith and in a manner effectively preventing the exercise of such Lien.

6.2.7 During the Lease Period, without prejudice to the rights of any Approved Sub-Lessee under any Assignment of Warranty and Support Rights and/or Assignment of Rights Engines (as those terms are defined in any Approved Sub-Lease), so long as no Termination Event shall have occurred and be continuing, the Lessor will
            extend to the [                    ] Lessee or for so
            long as the Aircraft is subject to an Approved Sub-Lease, the relevant Approved Sub-Lessee, the benefit of all manufacturer's or supplier's warranties and indemnities given to the Guarantor and assigned to the
            Lessor.  The [              ] Lessee or, as the case
            may be, the Approved Sub-Lessee shall be entitled during the Lease Period to take such action upon any such warranty or indemnity in the name of the Lessor against any such manufacturer or supplier as the [
                        ] Lessee or the Approved Sub-Lessee, as the
            case may be, shall see fit, but subject to the [
                   ] Lessee or the Approved Sub-Lessee, as the case
            may be, first ensuring that the Lessor is indemnified to the Lessor's reasonable satisfaction against all costs and expenses thereby incurred or to be incurred.

6.3   Unfair Contract Terms Act 1977

      Without prejudice to the indemnities in favour of the Lessor
      by the [             ] Lessee contained in any of the Facility
      Documents and/or any of the Operative Documents, nothing in this Clause 6 shall afford to the Lessor any wider exclusion of any liability of the Lessor to any person for death or personal injury than the Lessor may effectively exclude having regard to the provisions of the Unfair Contract Terms Act 1977.

7.    RENT, SECURITY DEPOSITS AND MAINTENANCE RESERVES

7.1   Rent

      The [                 ] Lessee shall during the Lease Period
      on each Rental Payment Date pay to the Lessor the Rent for the lease of the Aircraft payable on such Rental Payment
      Date.

7.2   Adjustments

      Schedule 6 has been prepared on the assumption that the
      Delivery Date will be [               ] and on the basis of
      the other assumptions set out in Clause 5.4.2 of the Facility Agreement. If the Delivery Date is not such date or any of the assumptions set out in Clause 5.4.2 of the Facility Agreement are incorrect, the Lessor shall prepare substitute schedules showing new actual amounts calculated by reference to the actual Delivery Date, if any, and calculated on the same basis and assumptions (other than the assumption that the Delivery Date will be 1st January 1995 and such other assumptions which may have become incorrect) as were used for the purposes of the preparation of Schedule
      6.  Upon the Lessor and the [               ] Lessee
      agreeing to such substitute schedules, such substitute schedules shall become for all purposes Schedule 6 and shall be binding on the parties with effect from the Delivery Date and all Rent and Termination Sums shall be paid in accordance with such substituted schedules.

7.3   [     ] Lessee Rental Collateral Account

7.3.1       The [                  ] Lessee shall:-

     (i)    on the date hereof, in respect of the initial Approved
            Sub-Lessee; and

     (ii) on the date the relevant Approved Sub-Lease is entered into, in respect of any subsequent Approved Sub-Lessee give notice to the Approved Sub-Lessee (in the form set out in Annex 1 to the Sub-Lease Security Assignment), with a copy of such notice to the Lessor and the Security Agent, specifying that all rental payments payable under the Approved Sub-Lease after the date of notice from the Security Agent of the occurrence of a Trigger Event are to
      be remitted to the [     ] Lessee Rental Collateral Account,
      and use all reasonable endeavours to procure the issue by the Approved Sub-Lessee of an acknowledgement of notice of
      the [     ] Lessee Rental Collateral Account being charged
      to the Lessor in the form set out in Annex 2 to the Sub-Lease Security Assignment.

7.3.2       Upon the occurrence of a Trigger Event the [
                 ] Lessee shall promptly:-

     (a) procure that any and all payments of rent under the Approved Sub-Lease payable after the date of the

            Trigger Event are (i) paid by the Approved Sub-Lessee
            directly to the [     ] Lessee Rental Collateral
            Account and (ii) all amounts remitted to the [     ]
            Lessee Rental Collateral Account are held pursuant to
            and in accordance with the [     ] Lessee Sub-Lease
            Collateral Charge; and

     (b) on the Banking Day immediately succeeding the Trigger Event and on the Banking Day immediately succeeding each Rental Payment Date under this Agreement and each
            of the Other Lease Agreements to which the [           ]
            Lessee is then a party credit the [     ] Lessee
            Rental Collateral Account with such additional amount (if any) as may be necessary to ensure compliance with
            Clause 3 of the [     ] Lessee Sub-Lease Collateral
            Charge.

7.3.3       The [                ] Lessee shall take such action as
            the Lessor and the Security Agent may reasonably require to procure and facilitate compliance by an existing Approved Sub-Lessee with the notice referred to in Clause 7.3.1.

7.3.4       The [                ] Lessee undertakes to procure
            that each Approved Sub-Lease entered into after the date of a Trigger Event shall oblige the Approved Sub-Lessee to make all rental payments thereunder to the [
                    ] Lessee Rental Collateral Account whilst a Trigger
            Event is subsisting.

7.3.5       Whilst a Trigger Event is subsisting the [
              ] Lessee undertakes not to withdraw from the [     ]
            Lessee Rental Collateral Account all or any part of the amounts therein relating to the Approved Sub-Lease if such withdrawal would result in any non-compliance with
            the provisions of Clause 3 of the [   ] Lessee
            Sub-Lease Collateral Charge or unless the amount so withdrawn is to be applied in or towards the payment of Rent as it falls due in partial satisfaction of the Aircraft Secured Obligations or in or towards satisfaction in full of the Secured Obligations.

7.4   [     ] Lessee Security Deposit Collateral Account

7.4.1       The [                  ] Lessee shall:-

     (i)    on the date hereof, in respect of the initial Approved
            Sub-Lessee; and

     (ii) on the date the relevant Approved Sub-Lease is entered into, in respect of any subsequent Approved Sub-Lessee;

      give notice to the Approved Sub-Lessee (in the form set out in Annex 1 to the Sub-Lease Security Assignment), with a copy of such notice to the Lessor and the Security Agent, specifying that all Security Deposits payable under the Approved Sub-Lease after the date of notice from the Security Agent of the occurrence of a Trigger Event are to
      be remitted to the [              ] Lessee Security Deposit
      Account, and use all reasonable endeavours to procure the issue by the Approved Sub-Lessee of an acknowledgement of
      notice of the [           ] Lessee Security Deposit Account
      being charged to the Lessor in the form set out in Annex 2 to the Sub-Lease Security Assignment.

7.4.2       If a Trigger Event occurs and whilst the Trigger Event
            is subsisting, the [               ] Lessee shall
            promptly remit to the [     ] Lessee Security Deposit
            Collateral Account an amount equal to any Security
            Deposit received by the [                 ] Lessee at
            any time under the then existing Approved Sub-Lease.

7.4.3       The [                   ] Lessee undertakes to procure
            that each Approved Sub-Lease entered into after the date of a Trigger Event shall oblige the Approved Sub-Lessee to make any Security Deposit payments thereunder
            to the [     ] Lessee Security Deposit Collateral
            Account whilst the Trigger Event is subsisting.

7.4.4       Whilst the Trigger Event is subsisting the [
             ] Lessee undertakes not to withdraw from the [     ]
            Lessee Security Deposit Collateral Account all or any part of the Security Deposit relating to the Approved
            Sub-Lease unless:-

     (a)    the [                 ] Lessee is to apply the Security
            Deposit (or any part thereof) if and to the extent that
            the [               ] Lessee has become entitled or obliged
            to apply the same (or to pay an equivalent or greater amount to the Approved Sub-Lessee) pursuant to the Approved Sub-Lease or as a matter of law; or

     (b) the Approved Sub-Lessee ceases to be entitled to have all or any part of the Security Deposit applied for its benefit; or

     (c)    the [               ] Lessee is to apply the Security
            Deposit (or any part thereof) in or towards the full satisfaction of the Secured Obligations.

7.4.5       The [                ] Lessee shall promptly apply each
            amount which it withdraws from the [     ] Lessee
            Security Deposit Collateral Account pursuant to Clause 7.4.4(a) or (c) for the purpose described in Clause 7.4.4(a) or (c), as the case may be.

7.5   [     ] Lessee Maintenance Reserve Collateral Account

7.5.1       The [                  ] Lessee shall:-

     (i)    on the date hereof, in respect of the initial Approved
            Sub-Lessee; and

     (ii) on the date the relevant Approved Sub-Lease is entered into, in respect of any subsequent Approved Sub-Lessee;

      give notice to the Approved Sub-Lessee (in the form set out in Annex 1 to the Sub-Lease Security Assignment), with a copy of such notice to the Lessor and the Security Agent, specifying that all Maintenance Reserves payable under the Approved Sub-Lease after the date of notice from the Security Agent of the occurrence of a Trigger Event are to
      be remitted to the [     ] Lessee Maintenance Reserve
      Collateral Account, and use all reasonable endeavours to procure the issue by the Approved Sub-Lessee of an
      acknowledgement of notice of the [     ] Lessee Maintenance
      Reserve Collateral Account being charged to the Lessor in the form set out in Annex 2 to the Sub-Lease Security Assignment.

7.5.2       If a Trigger Event occurs and whilst the Trigger Event
            is subsisting, the [                ] Lessee shall
            promptly remit to the [     ] Lessee Maintenance
            Reserve Collateral Account an amount equal to any

            Maintenance Reserves received by the [
            ] Lessee and not utilised under the terms of the Approved Sub-Lease.

7.5.3       The [                    ] Lessee shall take such
            action as the Lessor and the Security Agent may reasonably require to procure and facilitate compliance by an existing Approved Sub-Lessee with a notice referred to in Clause 7.5.1.

7.5.4       The [                  ] Lessee undertakes to procure
            that each Approved Sub-Lease entered into after the date of a Trigger Event shall oblige the Approved Sub-Lessee to make any Maintenance Reserve payments
            thereunder to the [     ] Lessee Maintenance Reserve
            Collateral Account whilst a Trigger Event is subsisting.

7.5.5       Whilst a Trigger Event is subsisting, the [
             ] Lessee undertakes not to withdraw from the [     ]
            Lessee Maintenance Reserve Collateral Account all or any part of the Maintenance Reserve Amount relating to the Approved Sub-Lease unless:-

     (a)    the [                   ] Lessee is to apply the
            Maintenance Reserve Amount (or any part thereof) if and
            to the extent that the [                 ] Lessee has
            become entitled or obliged to apply the same (or to pay an equivalent or greater amount to the Approved Sub-Lessee or a third party in or towards the cost of repairs or maintenance) pursuant to the Approved Sub-Lease or as a matter of law; or

     (b) the Approved Sub-Lessee ceases to be entitled to have all or any part of the Maintenance Reserve Amount applied for its benefit; or

     (c)    the [                 ] Lessee is to apply the
            Maintenance Reserve Amount in or towards the full satisfaction of the Secured Obligations.

7.5.6       The [                  ] Lessee shall promptly apply
            each amount which it withdraws from the Maintenance Reserves Collateral Account pursuant to Clause 7.5.5(a) or (c) for the purpose described in Clause 7.5.5(a) or
            (c), as the case may be.


8.     PAYMENTS

8.1   Lessor's Account

      All payments to be made by the [                ] Lessee or
      the [            ] Option Holder to the Lessor under this
      Agreement, under any other Aircraft Operative Document or
      any of the Facility Documents to which the [              ]
      Lessee is a party shall be made (unless specifically otherwise provided in this Agreement or such other Aircraft Operative Document or any of the Facility Documents) without prior demand in Dollars and in immediately available funds before noon (local time in the place of payment) on the due date for payment thereof by payment of the same, in the case of Dollar amounts, to the account of the Security Agent at National Westminster Bank Plc (New York Branch), 175 Water Street, New York, NY 10038, USA, ABA# 026002749 for the account of Group Treasury Settlements numbered 00150509 quoting reference "ILFC 1995 - Attention Corporate Banking

      Agency Group, London" or to such account outside the United Kingdom as the Security Agent may specify in writing to the
      [               ] Lessee, and in the case of any other
      amounts which pursuant to any provision in this Agreement the Lessor requires to be paid in any other currency to such account or accounts outside the United Kingdom as may from time to time be nominated in writing by the Lessor to the [
                  ] Lessee by not less than five (5) Banking Days before the relevant due date for payment.

8.2     Unconditional Obligations

      The [                ] Lessee's obligation to pay Rent and
      any Additional Amounts and to make other payments and to perform its obligations pursuant to or in connection with this Agreement or any of the other Aircraft Operative Documents or any of the Facility Documents to which the [
                  ] Lessee is a party shall be
      absolute and unconditional irrespective of any contingency whatsoever including (but not limited to):-

     (a) any right of set-off, counterclaim, recoupment, defence, deduction, withholding or other right (unless and to the extent that the law requires any of the same to be exercised);

     (b) any unavailability of the Aircraft for any reason, including, but not limited to, requisition thereof or any prohibition or interruption of or other restriction
            against the Lessor's, the [                 ] Lessee's
            or any Approved Sub-Lessee's use, operation or possession of the Aircraft, any interference with such use, operation or possession or failure to deliver any part of the Aircraft or any lack or invalidity of title or any other defect in the title, airworthiness, merchantability, fitness for any purpose, condition, design, or operation of any kind or nature of the Aircraft, or the ineligibility of the Aircraft for any particular use or trade, or for registration or documentation under the laws of any relevant jurisdiction, or (subject to Clause 15) the Total Loss of, or any damage to, the Aircraft;

     (c)    any insolvency, bankruptcy, administration,
            reorganisation, arrangement, readjustment of debt,
            dissolution, liquidation or similar proceedings by or
            against the Lessor or the [               ] Lessee;

     (d) any invalidity or unenforceability or lack of due authorisation of, or other defect in, this Agreement or any of the Facility Documents or any of the 1994
            Facility Documents or any of the other Aircraft
            Operative Documents or any of the 1994 Operative
            Documents or any particular provision hereof or thereof;

     (e) any failure or delay on the part of any party hereto duly to perform or comply with its obligations under this Agreement; and

     (f) any other cause which but for this provision would or might have the effect of terminating or in any way
            affecting any obligation of the [                 ]
            Lessee hereunder (but without prejudice to the rights
            of the [               ] Lessee to damages under this
            Agreement);

      it being the declared intention of the parties that the provisions of this Clause 8.2 and the obligations of the [
                  ] Lessee to pay Rent and any Additional Amounts and to make other payments in accordance with this Agreement shall survive any frustration and that save as expressly provided hereunder or under any other Aircraft Operative Document no monies payable or paid hereunder by the
      [         ] Lessee to the Lessor shall in any event or
      circumstances be repayable to the [               ] Lessee.

      PROVIDED THAT nothing contained in this Clause 8.2 shall
      constitute a waiver by the [                 ] Lessee of any
      right giving rise to a claim by the [               ] Lessee
      for damages against the Lessor or any other party to any Aircraft Operative Document arising out of a breach by the Lessor or by any other party to an Aircraft Operative Document of its obligations under this Agreement or any other Aircraft Operative Document.

8.3   Interest on Overdue Amounts

      If any Rent or any other amount payable to the Lessor under this Agreement is not paid in full for whatsoever reason on the date such Rent or other amount becomes due and payable
      hereunder, then the [            ] Lessee shall pay interest to
      the Lessor on such unpaid amount from (and including) the due date for the payment thereof to (but excluding) the date of actual payment (after as well as before judgment) at the Default Rate, save that in respect of any sum payable on demand interest shall first accrue and be payable at the Contractual Rate for a period of five (5) Banking Days after the date of demand demanding such sum. Such interest whether at the Default Rate or the Contractual Rate shall be calculated on the basis of a year of three hundred and sixty
      (360) days and the actual number of days elapsed and any interest shall accrue from day to day and shall be due and payable on the last day of each such period (or, in respect of interest at the Contractual Rate on the last day of such five (5) Banking Day period or, if earlier, the date of payment of the relevant sum which was payable on demand) and, if not paid, shall, to the extent permitted by Applicable Law, be compounded on such date.

8.4   Time of the essence

      Punctual payment of amounts payable by the [             ]
      Lessee and/or the [              ] Option Holder to the
      Lessor and performance by the [              ] Lessee and/or
      the [             ] Option Holder of each of its respective
      obligations under this Agreement shall, subject to any express periods of grace set out in this Agreement, be of the essence and shall be conditions of this Agreement.

8.5   Banking Days

      If any payment of Rent pursuant to Clause 7 would otherwise be payable on a day which is not a Banking Day it shall be due on the succeeding Banking Day unless such Banking Day falls within the succeeding month in which event such payment of Rent will be due on the preceding Banking Day in the same month but no adjustment shall be made in respect of the amount of Rent. If any other payment would otherwise be due on a day which is not a Banking Day, it shall, unless expressly provided to the contrary hereunder, be due on the succeeding Banking Day.

8.6   Conclusive Certification

      A certificate given by the Lessor as to the amount of any sum required to be paid to the Lessor under any of the provisions of this Agreement shall, save as otherwise provided for in this Agreement, and save in the case of manifest error, be conclusive evidence of the matters therein stated for all purposes of this Agreement. Any such certificate shall contain a reasonable explanation of the way in which the sum required to be paid was calculated, together with reasonable supporting evidence.


9.    TITLE, REGISTRATION AND SUB-LEASING

9.1   Title to the Aircraft during Lease Period

      Title to the Aircraft will be and remain vested in the Lessor throughout the Lease Period. Neither the [
       ] Lessee nor the [                ] Option Holder shall
      have any right, title or interest in or to the Aircraft except to the extent of their respective rights expressly set out in this Agreement (including, but not limited to,
      the rights of the [              ] Lessee under Clauses 2
      and 6.2 and of the rights of the [             ] Option
      Holder under Clauses 19 and 20) and in the Priorities and Indemnities Agreement, it being understood that any such
      proprietary rights of the [               ] Lessee or of the
      [              ] Option Holder are subject and subordinate
      to the interests of the Lessor as the legal and beneficial
      owner of the Aircraft.  The [             ] Lessee or the [
                  ] Option Holder, as the case may be, shall, on all occasions when the ownership of the Aircraft or any part of it is relevant, inform third parties in writing that title to the Aircraft is held by the Lessor.

9.2   Registration

9.2.1       The [               ] Lessee shall do or cause to be
            done all such steps in each of the following cases at
            the cost of the [         ] Lessee:-

     (a) as may from time to time be required by Applicable Law to register and maintain registration of the Aircraft in the State of Registration; and

     (b) as may from time to time be required under the terms of any agreement, treaty, convention or pact or by any practice, custom or understanding involving the State of Registration, the Habitual Base (if the Habitual Base is a different country from the State of
            Registration and as soon as the [             ] Lessee
            knows of such Habitual Base) to protect and preserve the interest of the Lessor in the Aircraft and this Agreement and the interests of the Security Agent as assignee of this Agreement pursuant to the General Security Assignment and whilst the Aircraft is on sub-lease to an Approved Sub-Lessee, the interest of the Security Agent under any Sub-Lease Security Assignment
            granted by [                  ] Lessee within the
            jurisdiction of the State of Registration and of the Habitual Base (if the Habitual Base is a different country from the State of Registration)

      and in each case the Lessor will reasonably co-operate in
      respect thereof PROVIDED ALWAYS THAT the [               ]
      Lessee shall not be required to do any act or thing or take any steps in connection with the registration, filing or recording of any instrument creating or evidencing a

      Lessor's Lien or any Lien created pursuant to any of the Facility Documents or any of the Aircraft Operative Documents (except the General Security Assignment insofar as it relates to the granting of a security assignment of this Agreement in favour of the Security Agent and any Sub-Lease Security Assignment).

9.2.2       In particular (without limiting the generality of the
            foregoing) the [                   ] Lessee shall, at
            no expense to the Lessor:-

     (a)    Registration of the Aircraft:

            upon Delivery and throughout the Lease Period procure that the Aircraft will be duly registered in a State of Registration with the Aviation Authority and shall promptly deliver to the Lessor a certified copy of each certificate of registration relating to the Aircraft when granted by an Aviation Authority;

     (b)    Filing of this Agreement and the Sub-Lease Security
            Assignment:

            to the fullest extent permitted by Applicable Law and in accordance with the requirements of Applicable Law from time to time in the State of Registration and in the Habitual Base (if the Habitual Base is a different country from the State of Registration and as soon as
            the [              ] Lessee knows of such Habitual
            Base) the [               ] Lessee will cause this
            Agreement, the General Security Assignment and any Sub-Lease Security Assignment to be kept, filed and recorded in the State of Registration and the Habitual Base necessary to protect the rights of the Lessor and the Security Agent described in Clause 9.2.1(b);

     (c)    Evidence of registration and filings:

            as part of any procedure to register the Aircraft or file or record this Agreement, the General Security Assignment and any Sub-Lease Security Assignment, provide the Lessor with an opinion of independent local
            legal counsel issued in favour of the [             ]
            Lessee, the Lessor and the Security Agent (who shall be counsel acceptable to the Lessor and the Security Agent) in form and substance satisfactory to the Lessor and the Security Agent on the registrations, filings and recordings required under this Clause 9.2 and subsequently not later than five (5) Business Days after the completion of such registrations, filings and recordings to provide the Lessor and the Security Agent with such counsel's confirmation or other evidence reasonably satisfactory to the Lessor and the Security Agent that such registrations, filings and recordings have been made;

     (d)    No prejudicial treatment:

            not do or knowingly permit to be done or omit or knowingly permit to be omitted any act or thing which would be likely to jeopardise the respective rights, title or interest of the Lessor and the Security Agent described in Clause 9.2.1(b); and

     (e)    De-registration:

            arrange the de-registration of the Aircraft by any Aviation Authority prior to its change of registry pursuant to this Clause 9.2 to the extent required by Applicable Law or reasonably required by the Lessor or the Security Agent;

      PROVIDED ALWAYS THAT the [               ] Lessee shall not
      be required to do any act or thing or take any steps in connection with the registration, filing or recording of any instrument creating or evidencing a Lessor's Lien or any Lien created pursuant to any of the Facility Documents or any of the Aircraft Operative Documents (except the General Security Assignment insofar as it relates to the granting of a security assignment of this Agreement in favour of the Security Agent and any Sub-Lease Security Assignment).

9.2.3 Whilst and so long as the Aircraft at any time during the Lease Period is not on sub-lease to an Approved Sub-Lessee under an Approved Sub-Lease, the [
               ] Lessee shall procure, at its own expense, that the
            Aircraft shall be registered in Bermuda, the Cayman Islands, Ireland, the United Kingdom, the United States of America (whilst and so long as a Trigger Event shall not have occurred and be continuing), or such other country as may be agreed between the Lessor, the
            Security Agent and the [                 ] Lessee and
            the Lessor (at the [               ] Lessee's expense)
            shall take all steps required or recommended by independent local counsel (who shall be acceptable to the Lessor and the Security Agent and whose opinion
            shall be issued in favour of the [             ] Lessee
            and the Lessor and the Security Agent prior to any such registration) to ensure that the interests of the Lessor as owner and as lessor shall be fully recognised and protected to the maximum extent possible under the laws of the relevant jurisdiction PROVIDED THAT if a Trigger Event occurs and is continuing when the Aircraft is registered in the United States of America
            the [                ] Lessee shall promptly procure,
            at its expense, that the Aircraft shall be deregistered in the United States of America and re-registered in one of the other countries contemplated above for so long as (i) the Trigger Event is continuing or (ii) the Aircraft is not on sub-lease to an Approved Sub-Lessee.

9.2.4 If the Aircraft is at any time so altered as to make it necessary or advisable in the opinion of the Lessor and the Security Agent that this Agreement or any of the other Aircraft Operative Documents be amended or supplemented, or that any further registration or recording be made of any thereof, to protect the interests of the Lessor and/or the Security Agent
            hereunder or thereunder, the [          ] Lessee and/or
            the [                 ] Option Holder, as the case may
            be, shall, at the [             ] Lessee's expense,
            promptly execute or procure the execution (as the case may require) of such amendment or supplement, or effect or procure the effecting of such registration or recording.

9.3   Airworthiness Certificate

      The [                 ] Lessee shall, at no expense to the
      Lessor, procure that at all times during the Lease Period when the Aircraft is the subject of an Approved Sub-Lease or is otherwise being operated, the Aircraft possesses a valid certificate of airworthiness in the public transport (passenger) category as issued by the Aviation Authority (a

      "Certificate of Airworthiness") unless the Aviation
      Authority shall have withdrawn such certificates in respect of all aircraft of the same model as the Aircraft, and shall require that the Approved Sub-Lessee under any Approved Sub-Lease possesses all such other certificates, licences, permits and authorisations as are from time to time required for the use and operation of the Aircraft for the public transport of passengers or cargo by any Government Entity having jurisdiction in any country, state, province or other applicable sub-division in or over which the Aircraft is flown including, without limitation, any Aviation Authority PROVIDED THAT, subject to the provisions of Clause 9.2.3, if at any time during the Lease Period, when the Aircraft has not been the subject of an Approved Sub-Lease or has not
      been otherwise operated for a continuous period of six
      months, and the commercial paper (short term debt)
      obligations of the Guarantor are rated below A-1 by Standard and Poor's Corporation or P1 by Moody's Investor Services, Inc., or an equivalent by an alternative service of equivalent standing (if neither Standard and Poor's Corporation nor Moody's Investor Services, Inc. has assigned any rating) or if such rating level of the Guarantor is placed on "creditwatch" (otherwise than with a view to upgrading) or
      other negative qualification the [               ] Lessee
      shall procure that promptly thereafter and for so long as such a circumstance subsists during the Lease Period a valid Certificate of Airworthiness in respect of the Aircraft is issued by the relevant Aviation Authority.

9.4   Sub-Leasing

9.4.1       General Principle

      The Lessor hereby acknowledges and agrees that the [
            ] Lessee has entered into this Agreement for the purpose of sub-leasing the Aircraft under and pursuant to one or more Approved Sub-Leases during the Lease Period; and
      accordingly the [                ] Lessee shall not part
      with possession of the Aircraft, other than for the purposes of maintenance, modifications or repairs or otherwise as may be permitted by this Agreement, or enter into any agreement for the bailment, lease or any arrangement for the utilisation of the Aircraft or any part thereof except as contemplated in and in accordance with the provisions of Clause 9.4.2 below.

9.4.2       Sub-Leasing Criteria

      So long as no Relevant Event has occurred and is continuing,
      the [           ] Lessee may sub-lease the Aircraft in
      circumstances where possession and operational control
      passes to an operator other than the [                 ]
      Lessee PROVIDED THAT the following requirements shall be satisfied in relation to a proposed sub-lease (in which case the sub-lease shall constitute an "Approved Sub-Lease" and the sub-lessee thereunder shall be an "Approved Sub-Lessee"):-

     (a) the sub-lease shall be written in English and shall contain or, where applicable, comply with, each of the provisions (the "Mandatory Lease Provisions") set out in Schedule 7 by stating a paraphrased or more detailed form of such Mandatory Lease Provisions or by stating a provision having the same substantive effect as if such Mandatory Lease Provisions were contained therein; and (other than if the sub-lease is the initial sub-lease of the Aircraft) at the later of (i) the time that the sub-lease is entered into and (ii) ten (10) Business Days before delivery of the Aircraft to a sub-lessee
            pursuant to a sub-lease, the [                ] Lessee
            shall provide the Lessor and the Security Agent with a copy, certified as a true copy by a duly authorised
            officer of the [                  ] Lessee, of the sub-
            lease;

     (b) the Aircraft shall, unless otherwise agreed by the Lessor and the Security Agent, be registered in the jurisdiction of incorporation of the sub-lessee PROVIDED THAT the Aircraft shall neither be registered in a country nor located in a Habitual Base which in either case is a Prohibited Country or the United States of America;

     (c) if required or recommended by external local counsel referred to in sub-paragraph (h) below, prior to delivery of the Aircraft under the sub-lease, the sub-lessee shall provide the Lessor and the Security Agent with a letter from the Aviation Authority in form and substance satisfactory to the Lessor and the Security Agent confirming that the Lessor will be entitled to de-register the Aircraft and/or the Power of Attorney in the agreed form or such other form as may be acceptable to the Security Agent and the Lessor in respect of the de-registration of the Aircraft in the State of Registration;

     (d) the rent shall be payable no less frequently than quarterly;

     (e) the Insurances required to be maintained pursuant to Clause 14 and Schedule 9 are in full force and effect in accordance with the terms thereof and the [
                  ] Lessee or, as the case may be, the sub-lessee
            shall have provided to the Lessor and the Security Agent all such documents, evidence and information relating to such Insurances which the
            [          ] Lessee is required to provide or cause to
            be provided under this Agreement;

     (f) except to the extent provided in any quiet enjoyment undertaking given to the sub-lessee pursuant to Clause 9.5, the relevant sub-lease is expressly stated to be subject and subordinate to this Agreement and the interests of the sub-lessee are expressly stated therein to be subject and subordinate to the interests of the Lessor, the Security Agent, the Agent and the Lenders;

     (g) if a quiet enjoyment undertaking is to be issued by the Lessor and the Security Agent pursuant to Clause 9.5 the sub-lease term may expire on a date up to sixty
            (60) months beyond the Expiry Date of the Lease PROVIDED THAT if at the time the sub-lease is entered into a Trigger Event shall not have occurred and be continuing;

     (h)    without prejudice to the generality of Clause 9.2.2(c),
            the [             ] Lessee shall as a predelivery
            requirement under the sub-lease obtain a legal opinion
            (issued to the [              ] Lessee, the Lessor and the
            Security Agent) from external legal counsel of the jurisdiction of the State of Registration and/or Habitual Base in which the Aircraft is proposed to be registered and/or located acceptable to the Lessor, the Security Agent and the

            [              ] Lessee, in a form and substance satisfactory
            to the Lessor and the Security Agent in relation to:

          (i) the current Applicable Laws in such State of Registration and/or Habitual Base and the rules, regulations and policies of the relevant Aviation Authority,

          (ii) the steps taken or to be taken in such State of Registration and/or Habitual Base on account of
                  (aa) the proposed Sub-Lease and (bb) any transfer of the registration of the Aircraft to the State of Registration in which the sub-lessee is incorporated and/or in which the Aircraft is to be Habitually Based to ensure the continued recognition, enforceability and priority of the interests of the Lessor as owner and lessor of the Aircraft and the interests of the Security Agent as assignee of this Agreement pursuant to the General Security Assignment and in relation to any Sub-Lease Security Assignment subject only to (x) Liens arising by operation of law or statute in the jurisdiction of such State of Registration and/or Habitual Base, (y) the terms of any quiet enjoyment letter issued by the Lessor and the Security Agent in favour of the Approved Sub-Lessee pursuant to Clause 9.5 and (z) Liens created pursuant to any of the Facility Documents or any of the Aircraft Operative Documents and

          (iii) Taxes arising in such State of Registration and/or Habitual Base on account of the Aircraft or the Sub-Lease;

            it being understood that the [                 ] Lessee
            shall use all reasonable endeavours to provide the Lessor and the Security Agent with sight of the proposed legal opinion not less than eight (8) Business Days before the Delivery of the Aircraft under a sub-lease; and

     (i)    prior to delivery of the Aircraft under a sub-lease,
            the [            ] Lessee shall have taken all steps
            required or recommended by such external local counsel referred to in sub-paragraph (h) above (i) to protect the Lessor's title to and ownership of the Aircraft and interest as lessor and the interest of the Security Agent as assignee of this Agreement and/or of the sub-lease pursuant to the General Security Assignment
            (ii) to ensure all filings or recordings necessary for the proposed sub-lease, the General Security Assignment (insofar as it relates to the security assignment of this Agreement and/or of the sub-lease in favour of the Security Agent) and any Sub-Lease Security Assignment (in order to constitute a valid and perfected (aa) sub-lease, (bb) General Security Assignment (to the extent of the security assignment of this Agreement and/or of the sub-lease in favour of the Security Agent contained therein) and (cc) Sub-Lease Security Assignment, of
            record respectively) are made and the [              ]
            Lessee shall be responsible for and shall indemnify the Lessor, the Agent and the Security Agent and each of the Lenders against all out-of-pocket costs and expenses (including legal fees) incurred by the Lessor, the Agent, the Security Agent and each of the Lenders in connection with the matters referred to in sub-paragraph (h) above and in this sub-paragraph PROVIDED

            ALWAYS THAT the [               ] Lessee shall not be
            required to do any act or thing or take any steps in connection with the registration, filing or recording of any instrument creating or evidencing a Lessor's Lien or any Lien created pursuant to any of the Facility Documents or any of the Aircraft Operative Documents (except the General Security Assignment insofar as it relates to the granting of a security assignment of this Agreement and/or of the sub-lease in favour of the Security Agent and any Sub-Lease Security Assignment);

     (j) the leasing of the Aircraft pursuant to any such sub-lease would not result in more than twenty-five per cent. (25%) of the Facility Aircraft as at the date of the Facility Agreement (rounded to the nearest whole number) having their State of Registration or Habitual Base in the same country but excluding for the purposes of such calculation any Facility Aircraft which has its State of Registration or Habitual Base in such country is so registered or habitually-based solely as a result of any Approved Sub-Lessee or any Approved Sub-Lessee (as that term is defined in each of the Other Lease Agreements) sub-sub-leasing such Facility Aircraft in accordance with the terms of the relevant Approved Sub-Lease or, as the case may be, the relevant Approved Sub-Lease (as that term is defined in each of the Other Lease Agreements);

     (k) if, at the time of the proposed delivery of the Aircraft to the sub-lessee under the proposed sub-lease, the fifth (5th) anniversary of the Delivery Date has not occurred, the leasing of the Aircraft pursuant to the sub-lease would not result in the State of Registration or Habitual Base of the Aircraft being in the United Kingdom, France, Germany or Spain,
            PROVIDED ALWAYS THAT that the [     ] Lessee may
            sub-lease the Aircraft notwithstanding the provisions
            of this paragraph (k) if the [       ] Lessee has had
            to repossess the Aircraft from an existing Approved Sub-Lessee by reason of default or breach by such Approved Sub-Lessee;

     (l) if, at the time of the proposed delivery of the Aircraft to the sub-lessee under the proposed sub-lease, the fifth (5th) anniversary of the Delivery Date has occurred, and the State of Registration or Habitual Base of the Aircraft as a result of the leasing of the Aircraft pursuant to the proposed sub-lease would be the United Kingdom, France, Germany or Spain, the leasing of the Aircraft to the sub-lessee pursuant to the proposed sub-lease would not result in more than twenty per cent (20%) of the Facility Aircraft as at the date of the Facility Agreement (rounded to the nearest whole number) having their State of Registration or Habitual Base in the same country but excluding for the purposes of such calculation any Facility Aircraft which has its State of Registration or Habitual Base in such country solely as a result of any Approved Sub-Lessee or any Approved Sub-Lessee (as that term is defined in each of the Other Lease Agreements) sub-sub-leasing such Facility Aircraft in accordance with the terms of the relevant Approved Sub-Lease or, as the case may be, the relevant Approved Sub-Lease (as that term is defined in each of the Other Lease Agreements);

     (m)    in respect of any sub-lease which is subsequent to the
            initial Approved Sub-Lease the [               ] Lessee
            shall comply with the conditions precedent set out in paragraphs (viii), (ixv) and (xv) of Part I of Schedule 4 as if references in such paragraphs to the "initial Approved Sub-Lease" were to such subsequent sub-lease.

9.5     Quiet Enjoyment and Security Assignment

      The Lessor acknowledges that an Approved Sub-Lessee may
      request the [          ] Lessee to procure execution and delivery
      of a quiet enjoyment undertaking by the Lessor and the Security
      Agent.  If the [             ] Lessee requests in writing a quiet
      enjoyment undertaking, the Lessor shall provide prior to delivery of the Aircraft to the Approved Sub-Lessee under the Approved
      Sub-Lease a quiet enjoyment undertaking issued by the Lessor and the Security Agent in favour of the Approved Sub-Lessee in the form of Schedule 8 which shall be operative until the earliest of (x) the end of the Lease Period and (y) the payment in full of the Aircraft Secured Obligations PROVIDED
      ALWAYS THAT if at the time the Approved Sub-Lease is entered into a Trigger Event shall not have occurred and be
      continuing, the Approved Sub-Lease and quiet enjoyment
      undertaking in relation thereto may continue for a period up to 60 months beyond the Expiry Date, and PROVIDED FURTHER
      THAT at the same time that the quiet enjoyment undertaking
      is issued (i) the [                ] Lessee executes and
      delivers to the Lessor a Sub-Lease Security Assignment in
      favour of the Lessor of the [                  ] Lessee's
      rights under the Approved Sub-Lease (on terms that the
      Approved Sub-Lessee may continue to pay rent and other
      amounts to the [         ] Lessee until an Acceleration
      Event has occurred) and (ii) the [                ] Lessee procures
      that the Approved Sub-Lessee executes and delivers an acknowledgment immediately after receiving notice of the Security Assignment, such acknowledgment and notice respectively being in the forms set out in Annex 1 and Annex 2 of the Sub-Lease Security Assignment.

9.6   Protection of Lessor's Rights

      Notwithstanding anything contained in this Clause 9, the [
           ] Lessee expressly agrees that it shall remain primarily liable under this Agreement for the performance of all the terms of this Agreement to the same extent as if the Approved Sub-Lease had not occurred. No bailment, lease or other arrangement for the utilisation of the Aircraft permitted by this Clause 9 shall in any way discharge or
      diminish any of the [                ] Lessee's obligations
      to the Lessor under this Agreement.

9.7   Amendment of Approved Sub-Leases

      The [               ] Lessee shall provide the Lessor and
      the Security Agent with a copy, certified by a duly
      authorised officer of the [               ] Lessee as a true
      copy, of any amendment or variation to the terms of the Approved Sub-Lease within fifteen (15) Business Days of such amendment or variation, and such amendment or variation shall not cause the Approved Sub-Lease to conflict or be inconsistent with the Mandatory Lease Provisions.

9.8   Treaties and Agreements

      The [                  ] Lessee shall do or cause to be done
      all acts which may be required under the terms of any other agreement, treaty, convention or pact involving any state in
      which the [                  ] Lessee or any Approved Sub-
      Lessee may be incorporated and/or may carry on business as may be necessary, or as the Lessor may reasonably require
      after consultation with the [                  ] Lessee, to
      perfect and preserve the rights and interests of the Lessor and the Security Agent in respect of the Aircraft, this Agreement and any Approved Sub-Lease within the jurisdiction of any such state.

9.9   Geneva Convention

      If, in the State of Registration, there shall be, or be brought into force, any legislative or other provisions giving effect to the Geneva Convention or otherwise relating to recognition of rights in aircraft, the [
      ] Lessee shall at no cost to the Lessor forthwith do and join with the Lessor in doing all such acts as may be necessary to perfect recognition of the Lessor's title to and interest in the Aircraft and of the interest of the Security Agent as assignee of this Agreement and any Approved Sub-Lease pursuant to the General Security Assignment and interest in relation to any Sub-Lease Security Assignment in accordance with such legislative or other provisions.


10.   OPERATIONAL UNDERTAKINGS

10.1  Compliance with Laws

      The [               ] Lessee undertakes to the Lessor that
      it will comply with, or procure compliance with, the following provisions in respect of the Aircraft:-

     (a)    the [               ] Lessee shall not, nor knowingly
            permit (by action or inaction) any Approved Sub-Lessee to, maintain, use or operate the Aircraft in violation of any law or any mandatory rule, regulation or order of any Government Entity having jurisdiction in any country, state, province or other political subdivision in or over which the Aircraft is flown or in violation of any airworthiness certificate, licence or registration relating to the Aircraft issued by the Aviation Authority. In the event that any such law, rule, regulation, or order requires alteration of the Aircraft during the Lease Period, the [
            ] Lessee shall promptly conform or procure conformance thereto and maintain or procure maintenance of the Aircraft in accordance with Clause 11.1, PROVIDED THAT
            the [               ] Lessee may in good faith contest,
            or procure the contest of, the validity or application of any such law, rules, regulation or order in any reasonable manner that does not materially adversely affect the Aircraft, the interest of the Lessor or the Security Agent therein and PROVIDED FURTHER THAT the
            [           ] Lessee shall not be in breach of this
            Clause 10.1(a) if the [             ] Lessee cannot
            prevent any such violations, or conform or procure conformance to such laws, rules, regulations or orders by reason of the occurrence and continuance of an event described in sub-paragraph (c), (d) or (e) of the definition of Total Loss (but ignoring the time periods given in that definition);

      (b)   the [                  ] Lessee shall not cause or
            knowingly permit the Aircraft to be operated or located
            (i) in any area or for carriage of any goods excluded
            from coverage by any Insurance, except in the case of
            requisition by any governmental or other competent
            authority (as permitted by this Agreement) where the [
                          ] Lessee obtains, or procures, an
            indemnity in lieu of such Insurance from such
            Government Entity or other person, in each case
            acceptable to the Lessor against the risks and in the
            amounts required by Clause 14 and Schedule 9 in respect
            of such area or such carriage of any goods or (ii) in
            any recognised or threatened area of hostilities unless
            fully covered by war risk insurance or unless the Aircraft is operated or used by any Government Entity or other person, in each case acceptable to the Lessor and the Security Agent (as permitted by this Agreement) in circumstances where such Government Entity or other person, in each case
            acceptable to the Lessor and the Security Agent assumes
            full liability for any damage, loss, destruction or
            failure to return possession of the Aircraft at the end
            of the term of such operation or use and for injury to
            persons and damage to property of others, PROVIDED THAT
            the [                  ] Lessee shall not be in breach
            of this Clause 10.1(b) if the [                  ]
            Lessee cannot prevent any such operation or location by reason of the occurrence and continuance of an event described in sub-paragraph (c), (d) or (e) of the definition of Total Loss (but ignoring the time periods given in that definition);

      (c)   the [                   ] Lessee shall not do or suffer
            or permit (by action or inaction) to be done anything which can or may reasonably be expected to affect adversely the registration of the Aircraft with the Aviation Authority;

      (d)   the [                ] Lessee shall not do or permit to
            be done anything which may reasonably be expected to expose the Aircraft or any Engine or any Part to forfeiture, impounding, detention, appropriation, damage or destruction, and shall not abandon the Aircraft (unless such forfeiture, impounding, detention, appropriation, damage or destruction is being contested in good faith by appropriate proceedings diligently pursued and for the payment of which adequate reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided so long as such proceedings do not in turn involve any danger of the sale, forfeiture or loss of the Aircraft, any Engine or any Part or any interest therein, or other than to the Insurers of the Aircraft following a Total Loss in circumstances where liability to pay the Total Loss Proceeds to the Security Agent has been unconditionally and irrevocably agreed by the
            Insurers) provided that the [                  ] Lessee
            shall not be in breach of this Clause 10.1(d) if the [
                      ] Lessee cannot prevent any such forfeiture,
            impounding, detention, appropriation, damage, destruction or abandonment solely by reason of the occurrence of an event described in sub-paragraphs (c),
            (d) or (e) of the definition of Total Loss (but ignoring the time periods given in that definition).

10.2     Operation

10.2.1      The [                ] Lessee shall at all times:-

      (a) not knowingly permit the Aircraft to be used to transport contraband or illegal narcotics or hazardous or perilous cargo (other than cargo carried pursuant to applicable government and carrier regulations); and

      (b) use its best endeavours to procure the immediate release of the Aircraft from any forfeiture, impounding or detention not constituting a Total Loss of which it becomes aware.

10.2.2     The Aircraft:-

      (a) shall be operated in accordance with the Manufacturer's approved flight manual and the operations manual for the Aircraft as approved by the Aviation Authority and in accordance with the applicable regulations of the Aviation Authority;

      (b)   shall be operated by duly qualified pilots and other
            aircrew employed or contracted by the [               ]
            Lessee or an Approved Sub-Lessee or any sub-sub-lessee to whom any Approved Sub-Lessee leases the Aircraft in accordance with the terms of this Agreement, in each case holding valid licences and other necessary authorisations as may be required by all Applicable Laws and regulations; and

      (c) shall not be used or operated so that it is or is likely to be deprived of its Certificate of Airworthiness.

10.2.3      Save with the Lessor's prior written consent the [
                   ] Lessee shall not do anything which, or omit to
            do anything the omission of which, prejudices any right which the Lessor may have against the Seller, the Manufacturer, the Engine Seller, the Engine Manufacturer or any supplier or manufacturer of any of the Parts under any of the Operative Documents or under any Applicable Law PROVIDED ALWAYS THAT the [
                 ] Lessee shall have full power to administer
            claims against the Seller, the Manufacturer, the Engine Seller, the Engine Manufacturer or any supplier of Parts and to settle any such claim if such claim is
            made for the benefit of the [                   ]
            Lessee and/or the Approved Sub-Lessee.

10.3     Cost of Operation

      The [                ] Lessee shall promptly pay or procure
      that there are promptly paid all rent, fees, duties, charges, Taxes and other outgoings in respect of any premises where the Aircraft or any part thereof is based from time to time if non-payment may give rise to any risk of the Aircraft being distrained upon or attached, and will procure that the Aircraft is not distrained upon or attached for any of the same.

10.4     Pledging of Credit

      The [                  ] Lessee has no authority to pledge,
      and shall not pledge, the credit of the Lessor, the Agent, the Security Agent or any of the Lenders for any fees, costs or expenses connected with any maintenance, overhaul, repairs, replacements or modifications to the Aircraft or otherwise connected with the use or operation of such
      Aircraft.  The [                    ] Lessee has no
      authority to offer the Aircraft as security in any manner whatsoever provided that the creation or existence of any Permitted Lien shall not constitute a breach of this Clause
      10.4 by the [                ] Lessee.

10.5     Non-discrimination

      At all times while the Aircraft is in the possession of the
      [             ] Lessee, the [                   ] Lessee
      shall not operate, maintain, service, insure or deal with the Airframe or any of the Engines or any of the Parts in a manner that discriminates adversely against the Airframe or any of the Engines or any of the Parts when compared to the
      manner in which the [                 ] Lessee deals with
      similar aircraft or parts within the [          ] Lessee's
      fleet.

10.6     Liens

10.6.1      The [                ] Lessee shall not, subject to
            Clause 10.6.2, create or knowingly permit to arise or subsist any Lien (other than Permitted Liens) over the Aircraft or any part thereof or any insurance proceeds relating to the Aircraft or any part thereof or requisition compensation relating to the Aircraft or any part thereof.

10.6.2      The [                   ] Lessee shall promptly pay and
            discharge when due, or make adequate provision (by way of security or otherwise) for all debts, claims, liabilities or obligations whatsoever (whether incurred
            by or imposed upon the [               ] Lessee or any
            other person) which may give rise to any Lien described in Clause 10.6.1.

10.7     Outgoings

      The [                 ] Lessee shall promptly pay or procure
      that there are promptly paid all licence and registration fees and all Taxes of any nature (together with any penalties, fines or interest thereon) assessed and demanded from it or any Approved Sub-Lessee by any government or any revenue authority (whether of the State of Registration or otherwise), upon or with respect to the Aircraft or upon the purchase, ownership, delivery, leasing, possession, use, operation, return, sale or other disposition thereof or rentals, income or proceeds received by it or any Approved Sub-Lessee with respect thereto (excluding only Taxes which are being contested in good faith by appropriate proceedings and in respect of which the proviso to paragraph (a) of the definition of Permitted Lien is fulfilled).


11.     MAINTENANCE OF AIRCRAFT

11.1     General Obligation

      Throughout the Lease Period the [               ] Lessee
      shall, at its expense, maintain and repair, or procure the maintenance and repair of the Aircraft, Engines and all of the Parts (i) in accordance with the rules and regulations of the Aviation Authority and (ii) in accordance with any other regulations or requirements necessary in order to maintain a Certificate of Airworthiness for the Aircraft at all times during the Lease Period (subject to the provisions of Clause 9.3).

11.2     Specific Obligations

      Without prejudice to Clause 11.1, the [             ] Lessee
      agrees that such maintenance and repairs will include, but will not be limited to, each of the following:-

      (a) maintaining in English (except at any time whilst the Aircraft is registered or habitually based in the People's Republic of China) and keeping in an up-to-date status all Technical Records;

      (b) maintaining historical records, in English (except at any time whilst the Aircraft is registered or habitually based in the People's Republic of China), for condition-monitored, hard time and life limited parts, the hours and cycles the Aircraft and Engines operate and all maintenance and repairs performed on the Aircraft; and

      (c) properly documenting all repairs, modifications and alterations and the addition or removal of equipment, systems or components in accordance with the rules and regulations of the Aviation Authority and reflecting such items in the Technical Records. In addition, all repairs, modifications and alterations to the Aircraft will be accomplished in accordance with the Manufacturer's structural repair manual (and, if outside the scope of the Manufacturer's structural repair manual, then accomplished in accordance with F.A.A.-approved data).

11.3     Removal and Replacement of Engines and Parts

      The [           ] Lessee undertakes to the Lessor that it
      shall comply with, and procure compliance with, the following provisions of this Clause 11.3 in respect of each Engine and Part:-

11.3.1     Replacement of Parts

      (a)   In the ordinary course of maintenance, service, repair,
            overhaul or testing, the [                 ] Lessee may
            remove any Part provided that the [                ]
            Lessee replaces such Part as promptly as practicable. All replacement Parts will (i) be free and clear of all Liens (except Permitted Liens) of any kind or description, (ii) be in airworthy condition and of at least equivalent model and modification status at least equal to the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms of this Agreement, and (iii) have a current "serviceable tag" of the manufacturer or maintenance facility providing such items to the [
               ] Lessee, indicating that such Parts are new,
            serviceable or overhauled.  So long as a substitution
            meets the requirements of the Maintenance Programme,
            the [                      ] Lessee may substitute for
            any Part a part that does not meet the requirements of the foregoing sentence if (i) a complying Part cannot be procured or installed within the available groundtime of the Aircraft and (ii) as soon as practicable, the non-complying part is removed and replaced by a complying Part.

      (b) All parts removed from the Airframe or any Engine will remain the property of the Lessor and subject to this Agreement no matter where located, until such time as such Parts have been replaced by Parts (which have been incorporated or installed in or attached to the
            Airframe or such Engine) which meet the requirements
            for replacement Parts specified above and title to such replacement Parts has passed to the Lessor in accordance with the terms of this Agreement and under the laws of the State of Registration and lex situs.
            To the extent permitted by the laws of the State of Registration and the lex situs it is the intent of the
            Lessor and the [         ] Lessee that without further
            act and immediately upon any replacement Part becoming incorporated, installed or attached to the Airframe or an Engine as provided in Clause 11.3.1, (i) title to the removed Part will thereupon vest in the [
                  ] Lessee, free and clear of all rights of the
            Lessor, (ii) title to the replacement Part will thereupon vest in the Lessor free and clear of all
            rights of the [                    ] Lessee and any
            third party and (iii) such replacement Part will become subject to this Agreement and be deemed to be a Part hereunder to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

11.3.2      Removal of Engines

      (a) If an Engine is removed for testing, service, repair, maintenance, overhaul, work, alterations or modifications, title to such Engine will at all times remain vested in the Lessor.

      (b)   The [                  ] Lessee will be entitled to
            remove any of the Engines from the Aircraft and install another engine or engines on the Aircraft, provided that the Lessee complies with each of the following obligations:

            (i)   the [                ] Lessee may only install an
                  engine or engines of the same model as the replaced Engine or Engines on the Aircraft;

            (ii) the insurance requirements set forth in Clause 14 and Schedule 9 are in place;

            (iii)       the [                  ] Lessee ensures that
                        the identification plates referred to in Clause 12.4 are not removed from any Engine upon such Engine being detached from the Aircraft;

            (iv)  title to the Engine remains with the [          ]
                  Lessor free from all Liens (except Permitted
                  Liens) regardless of the location of the Engine or its attachment to or detachment from the Aircraft.

11.3.3     Interchange of Engines and Parts within the same fleet

      Notwithstanding the foregoing provisions of this Clause
      11.3, the [        ] Lessee may, or may permit an Approved
      Sub-Lessee, if no Relevant Event or Default, as the case may be, has occurred and is continuing, to install any Engine or Part on an aircraft or, in the case of a Part, on an engine:-

      (i)   owned and operated by the [          ] Lessee or an
            Approved Sub-Lessee free from Liens (except Permitted
            Liens); or

      (ii)  leased or hired to the [           ] Lessee or an
            Approved Sub-Lessee pursuant to a lease, hire purchase or conditional sale and on terms whereby the [
            ] Lessee or the Approved Sub-Lessee has full operational control of that aircraft (but excluding possession and operation on the basis of a Wet Lease) or engine; or

      (iii)       owned by the [           ] Lessee or an Approved
                  Sub-Lessee and operated by the [           ]
                  Lessee or an Approved Sub-Lessee on terms that a Lien in that aircraft or engine, as the case may be, is held by any other person;

            provided that (i) the agreement for such lease, hire, hire purchase or conditional sale or imposing such Lien, as the case may be, by its terms expressly or effectively states that the lessor under such lease, the hirer under such hire purchase, the seller under such conditional sale agreement or the holder of such Lien, as the case may be, will not acquire any right, title or interest in any Engine by reason of such Engine being installed on such aircraft or (ii) the lessor under such lease, the hirer under such hire purchase, the seller under such conditional sale agreement or the holder of such Lien, as the case may be, has confirmed and acknowledged in writing to the Lessor and the Security Agent, in form and substance satisfactory to the Lessor and the Security Agent, that
            (aa) such Engine will not cease to be the property of the Lessor and subject to this Agreement and (bb) it will respect the interest of the Lessor and the Security Agent in respect of that Engine and that it will not seek to exercise any rights whatsoever in relation thereto.

11.3.4     Pooling of Engines and Parts

      So long as no Relevant Event or Default has occurred and is
      continuing the [                 ] Lessee may permit an
      Approved Sub-Lessee to lease, let on hire or charter or otherwise part with possession of an Engine or Part pursuant to pooling arrangements to which an Approved Sub-Lessee is a party and which either:-

      (a) are arrangements customary in the airline industry and entered into by an Approved Sub-Lessee in the ordinary course of its business with the manufacturers or suppliers of the Engine or Part or any solvent and
            reputable commercial air carriers operating A3[    ] or
            any derivative thereof; or

      (b) do not contemplate transfer of title to or any proprietary interest in the pooled Engine or Part;

            and either provide that the Security Agent shall be the sole loss payee in respect of any loss or damage to the Engine or Part or provide for the Lessor to acquire title to a Suitable
            Replacement Engine therefor satisfying the conditions set out in Clause 11.3.2 and 11.6 if the Engine or Part is destroyed.

11.4     Modifications

11.4.1 No modification, alteration, addition to, or removal from, the Aircraft (a "Modification") expected to cost over five million Dollars (US$5,000,000) in the case of wide-bodied aircraft or three million Dollars

            (US$3,000,000) in the case of narrow-bodied aircraft or deviation from the Aircraft's original type design or configuration shall be made without the prior written consent of Lessor, which consent will not be unreasonably withheld. "Modifications" shall not include airworthiness directives of the Aviation Authority or F.A.A. or Manufacturer's recommended service bulletins, for which the Lessor's consent is not required.

            All Modifications incorporated on the Aircraft will be properly documented in the Technical Records and be fully approved by the Aviation Authority.

11.4.2 Notwithstanding any other provision of this Agreement, no Modification will be made which has the effect of decreasing the utility or value of the Aircraft or invalidating any warranty contained in the Purchase Agreement unless such Modification is required by Applicable Law or by the Aviation Authority.

11.4.3      No Modification will be made by the [
            ] Lessee if a Relevant Event shall have occurred and be continuing unless such Modification is required by Applicable Law or by the Aviation Authority.

11.4.4 Unless otherwise agreed by the Lessor in writing, all permanent or structural Modifications will forthwith
            become a part of the Aircraft and the [             ]
            Lessee relinquishes to the Lessor all rights and title thereto. However, all temporary and non-structural Modifications will remain the property of the [
                    ] Lessee and, at the Lessor's request, will be
            removed from the Aircraft prior to return of the Aircraft to the Lessor. Notwithstanding the foregoing, no such removal will be permitted without the Lessor's permission after the occurrence of a Relevant Event hereunder and immediately upon the occurrence of a Relevant Event, without the requirement of any further acts or notice, all right, title and interest in such Modifications will immediately vest in the Lessor.

11.4.5 The Lessor will bear no liability whatsoever for the cost of Modifications of the Aircraft whether in the event of grounding or suspensions of certification, or for any other cause.

11.5  Notice of Location

      Upon the request of the Lessor following the occurrence and continuation of a Trigger Event (which request shall not be made more frequently than semi-annually unless a Relevant Event has occurred and is continuing) at a time when the Aircraft is not the subject of an Approved Sub-Lease the [
                    ] Lessee shall provide the Lessor with a notice specifying in reasonable detail the precise location of each Engine, including if appropriate the serial number of the airframe to which such Engine is affixed, or the actual physical location if not so affixed and the address and contact details of the maintenance organisation responsible for such Engine's safekeeping and/or maintenance.

11.6     Transfer of Title

11.6.1 Notwithstanding the provisions of Clause 11.3.3, the transfer of title to an Engine then removed from the

            Aircraft may take place if (i) the [           ] Lessee
            so elects by giving notice to the Lessor and the Security Agent and (ii) the engine, or as the case may be, engines affixed to the Aircraft at the time of transfer of title are in a condition at least equivalent to that prescribed for a Suitable Replacement Engine for the replaced Engine or Engines.
            After giving such notice, the [       ] Lessee shall
            transfer or procure the transfer of title to any such engine or, as the case may be, engines then affixed to the Aircraft to the Lessor (subject only to Permitted Liens and Lessor's Liens), according to the Applicable Law of the State of Registration and lex situs, and such engine or, as the case may be, engines shall upon such transfer become an Engine or, as the case may be, Engines and be subject to this Agreement and be deemed part of the Aircraft for all purposes hereof to the same extent as if the engine or, as the case may be, engines had been originally installed on or attached to
            the Airframe.  The [           ] Lessee shall at its
            own expense take all such steps and execute, and procure the execution, of all such instruments as the Lessor or the Security Agent may require and which are necessary to ensure that title so passes to the Lessor according to the Applicable Law of the State of Registration and lex situs and that such engine or, as the case may be, engines shall be subject to the Liens granted pursuant to the Aircraft Security Documents.

11.6.2

(a)   Whenever title to any Engine or Part is being transferred
      from the Lessor to the [              ] Lessee pursuant to
      this Agreement, such Engine or Part will be transferred in an "as is, where is" condition without the benefit of any warranty from the Lessor, other than the warranty that the Lessor had such title as was passed to it, free and clear of all rights of the Lessor, the Security Agent, the Agent and the Lenders and free and clear of any Lessor's Liens and the replaced Engine, or as the case may be Part, shall no longer be deemed an Engine or Part hereunder.  At the time of such
      transfer the Lessor shall, at the [           ] Lessee's
      cost, assign to the [           ] Lessee all Warranties of the
      Engine Manufacturer pursuant to the Engine Agreement in respect of any such Engine then subsisting and all subsisting warranties of any supplier or manufacturer in respect of any Part.

(b)   Whenever title to any engine is being transferred from the
      [           ] Lessee or other person to the Lessor pursuant
      to Clause 11.6.3 the provisions of Clause 15.2.1(c) relating to the passing of title shall apply. At the time of such
      transfer the [           ] Lessee shall, at its cost,
      assign, or procure that such other person assigns, to the Lessor all subsisting warranties of the engine manufacturer in respect of any such engine.

11.6.3      Upon the transfer of title pursuant to this Clause
            11.6, the [            ] Lessee shall promptly execute and
            deliver tothe Lessor or procure the execution and delivery of, such bills of sale outside the United Kingdom and other documents, including without limitation and at the [
              ] Lessee's cost all releases of any security documents in
            relation to such Engine or, as the case may be, Engines, and other instruments as the Lessor shall reasonably request to evidence (on the public record or otherwise) its interest in such Engine or, as the case may be, Engines.

11.7  Substitute Engines

      The [                  ] Lessee shall have the right at its
      option at any time on at least fifteen (15) days prior written notice to the Lessor, (or, if such prior notice is impractical in any case, provided such notice is given within thirty (30) days after such substitution) to substitute or procure the substitution of an Engine with a
      Suitable Replacement Engine provided that the [            ]
      Lessee informs the Lessor in writing of all information reasonably required or requested by the Lessor in respect of such Suitable Replacement Engine. If a Total Loss shall have occurred with respect to an Engine Clause 15.2 shall apply. Immediately upon the effectiveness of any substitution on the date set forth in such notice and without further act:-

      (a) title to and warranties in the Suitable Replacement Engine shall thereupon vest in the Lessor (subject only to Permitted Liens) and such Suitable Replacement Engine shall be subject to the Liens granted pursuant to the Security Documents; and

      (b)   title to the replaced Engine shall thereupon vest in
            the
            [                  ] Lessee, pursuant to and in
            accordance with the terms of Clause 11.6.

      Upon such substitution the [                  ] Lessee shall
      promptly execute and deliver to the Lessor or procure the execution and delivery of, such bills of sale outside the United Kingdom or other documents, including, without
      limitation but at the [          ]
      Lessee's cost, all additional security documents in relation to such Suitable Replacement Engine, and other instruments as the Lessor shall reasonably request to evidence (on the public record or otherwise) its interest in the Suitable Replacement Engine. At the time of such transfer the Lessor
      shall, at the [                  ] Lessee's cost, assign to
      the [                  ] Lessee all warranties of the engine
      manufacturer in respect of the Suitable Replacement Engine then subsisting.

11.8     Performance of Work by Third Parties

      Whenever maintenance and repair work on the Aircraft or Engines will be regularly performed by a person other than
      the [                  ] Lessee, such person will be an
      F.A.A., CAA, DGAC, LBA, JAA or Aviation Authority authorised repair station.

11.9     Information Regarding Maintenance Programme

      If requested by the Lessor, the [                  ] Lessee
      will provide the Lessor with a copy of or information regarding the Maintenance Programme for the Aircraft.


12.     INFORMATION AND INSPECTION

12.1     Authorisations

      The [                ] Lessee shall obtain and maintain in
      full force and effect all authorisations required from time to time by the laws or regulations of the State of
      Registration to enable the [      ] Lessee to perform its
      obligations under the Operative Documents.

12.2     Accounts

12.2.1     The [               ] Lessee shall:-

      (a) as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each of its financial years, deliver to the Lessor and to the Security Agent its audited financial statements for such financial year in the same form as provided to its shareholders in sufficient quantity that each Lender receives one copy; and

      (b) furnish to the Lessor and the Security Agent such additional financial and other information as to the affairs of the
            [         ] Lessee as the Lessor may from time to time
            reasonably request and as shall be in existence provided that any such request shall not give rise to any breach of any Applicable Law, stock exchange requirement, duty arising as a matter of law or express undertaking or confidentiality.

12.2.2      The [               ] Lessee shall ensure that each set
            of financial statements delivered by it pursuant to Clause 12.2.1 is prepared in accordance with generally accepted accounting principles in [Bermuda] [Ireland] [jurisdiction of incorporation of Alternative Lessee] consistently applied, subject to normal year end adjustments and give, in conjunction with the notes thereto, a true and fair view of the state of affairs
            of the [               ] Lessee as at the end of the
            relevant financial year.

12.3     Notice of Litigation

      The [                 ] Lessee shall within 30 days notify
      the Lessor if any litigation, arbitration or administrative proceeding is [taking place] [commenced] or is pending, or to the actual knowledge of its officers, threatened against it or against any of its assets, which in any such case is likely to have a material adverse effect on the business,
      assets or financial condition of the [               ]
      Lessee or its ability to perform its obligations hereunder and is such as would, if the financial statements were signed at such date, require disclosure in the financial
      statements of the [            ] Lessee or in the notes
      thereto.

12.4     Insignia

12.4.1      The [            ] Lessee shall ensure that, on and as
            from the Delivery Date, there is always affixed, and not removed or in any way obscured, fireproof identification plates containing the following legends or any other legend requested by Lessor in writing:-

      Airframe Identification Plates

      Location:   One to be affixed to the Aircraft structure above
                  the forward entry door adjacent to and not less prominent than that of the Manufacturer's data plate and another in a prominent place on the flight deck.

      Size:       No smaller than 4" x 6"

      Legend: "THIS AIRCRAFT IS OWNED BY ENCORE LEASING LIMITED ("OWNER") AND IS SUBJECT TO A LEASE AGREEMENT BETWEEN, INTER ALIA, OWNER AND [ILFC (BERMUDA) 7, LTD.] [ILFC IRELAND 2 LIMITED] [ALTERNATIVE LESSEE] AND IS MORTGAGED TO NATIONAL WESTMINSTER BANK PLC, LONDON, ENGLAND, AS SECURITY AGENT".

                  MANUFACTURER'S SERIAL NO: MANUFACTURER'S SERIAL NUMBER OF AIRCRAFT


            OWNER'S ADDRESS:

            [P.O. Box 2003
            George Town
            Grand Cayman
            Cayman Islands
            B.W.I.]

            Telex:      [(0293) 4498]
            Fax:  [0101 809 949 8340]

      Engine Identification Plates

      Location:   The legend on the plate must be no less prominent
                  that the Engine data plate and must be visible from the forward view.

      Size:       No smaller than 2" x 6"

      Legend: "THIS ENGINE IS OWNED BY ENCORE LEASING LIMITED ("OWNER") AND IS SUBJECT TO A LEASE AGREEMENT BETWEEN, INTER ALIA, OWNER AND [ILFC (BERMUDA) 7, LTD.] [ILFC IRELAND 2 LIMITED] [ALTERNATIVE LESSEE] AND IS MORTGAGED TO NATIONAL WESTMINSTER BANK PLC, LONDON, ENGLAND, AS SECURITY AGENT".

12.4.2      Except for the inscription referred to in Clause
            12.4.1, the [         ] Lessee will not and will cause
            an Approved Sub-Lessee not to permit the name of any person to be placed on the Airframe or on any Engine (whether or not attached to the Airframe) as a designation that may constitute or appear to suggest a claim of ownership or claim of any Lien, PROVIDED THAT nothing herein contained shall prohibit the [
               ] Lessee (or any person to which possession of the
            Airframe is delivered or transferred in accordance with Clause 13) from placing its customary colours and insignia on such Airframe so long as such does not block, hide or in any way obscure the inscription.

12.5  Information and Records

12.5.1      The [                      ] Lessee shall promptly
            furnish or cause to be furnished to the Lessor all such information as the Lessor may from time to time reasonably request (which requests may not be made more frequently than semi-annually, unless a Relevant Event has occurred and is continuing) regarding the Aircraft and Technical Records (including but not limited to,
            information as to the [            ] Lessee's
            implementation of any service bulletins issued from time to time by the Manufacturer) and in the case of the Aircraft, its use, present and anticipated location and area of operation.

12.5.2      The [               ] Lessee shall keep or require any
            Approved Sub-Lessee from time to time to keep accurate, complete and current records in English (except at any time whilst the Aircraft is registered or habitually based in the People's Republic of China) of all flights made up by the Aircraft, of all hours and cycles utilised by each Engine, and of all maintenance and repairs carried out to the Aircraft. Such records shall:-

      (a) be kept in such manner as the Aviation Authority may from time to time require;

      (b)   be kept in the possession of the [               ]
            Lessee or such Approved Sub-Lessee, as the case may be;
            and

      (c) be deemed part of the Technical Records and shall be the property of the Lessor.

      The [              ] Lessee shall permit, or require such
      Approved Sub-Lessee as the case may be to permit, the Lessor or any authorised representative of the Lessor or the Manufacturer to examine such records upon giving reasonable notice provided that such examination does not impede the normal commercial operation of the Aircraft.

12.6     Notice of Partial Loss

      The [              ] Lessee shall notify the Lessor as soon
      as practicable after becoming aware thereof of any loss, theft, damage or destruction to the Aircraft or any part thereof if the potential cost thereof may exceed the Damage Notification Threshold in respect of the Aircraft.

12.7     Inspection

12.7.1      Whether or not the Aircraft is on sub-lease to an
            Approved Sub-Lessee the [                ] Lessee shall
            ensure that it or its authorised agents or
            representatives inspect the Aircraft, the Technical Records, the Engines and any of the Parts not then attached to the Airframe, at least once every two years
            throughout the Lease Period.  The [                ]
            Lessee shall promptly (and in any case within thirty
            (30) days) provide a copy of all the inspection reports relating to the Aircraft, the Technical Records, the Engines and any of the Parts not then attached to the Airframe prepared by its authorised technical teams, free of charge to the Lessor and the Security Agent.
            If an inspection report is received by the Lessor or the Security Agent which shows material defects or
            deficiencies in the Aircraft, the [            ] Lessee
            shall, as soon as the relevant repairs have been carried out, promptly (and in any case within thirty
            (30) days) provide a further inspection report to the Lessor and the Security Agent, free of charge, confirming that the defects or deficiencies have been corrected. If the Lessor and the Security Agent do not
            receive from the [              ] Lessee any of the
            biennial inspection reports referred to above, any reasonable costs incurred by the Lessor and the Security Agent in undertaking an inspection and/or an inspection report which should have been made by the [
                         ] Lessee as required herein shall be borne
            by the [               ] Lessee.

12.7.2      [                   ] Lessee shall give, and require
            any Approved Sub-Lessee to give, permission for the
            Lessor, the Security Agent and their nominees at all reasonable times on reasonable notice to inspect the Aircraft or any part thereof (which notice, save in the case of the occurrence and continuation of any Relevant Event may not be given more frequently than annually) PROVIDED THAT so long as no Relevant Event has occurred and is continuing such inspections will be co-ordinated
            so as to cause the minimum practicable disturbance to
            the operation of the Aircraft and/or the business of
            the [        ] Lessee or any Approved Sub-Lessee and/or
            their respective personnel.  The [                ]
            Lessee shall, or shall procure that any Approved Sub-
            Lessee shall, as soon as is practicable consistent with
            the requirements of the Maintenance Programme effect
            such repairs to the Aircraft as shall be shown by the inspection to be required in order for the terms of this Agreement to be complied with.  The
            [          ] Lessee shall provide or procure the provision
            of such evidence verifying such repair has been completed. Neither the Lessor nor the Security Agent shall have any duty to make any such inspection and shall not incur any liability or obligation by reason of making or not making any such inspection. Subject to the provisions of the last sentence of Clause 12.7.1, the cost of any such inspection shall be borne by the Lessor and/or the Security Agent except that if as a result of such an inspection the Lessor or the Security Agent becomes aware that a Termination Event or Mandatory Prepayment Event has occurred or if the inspection is made in the knowledge that a Termination Event or Mandatory Prepayment Event has occurred and is continuing
            then the [                ] Lessee shall reimburse the
            Lessor or the Security Agent, as the case may be, for all reasonable costs and expenses incurred by the Lessor or the Security Agent or their nominees in conducting such investigation including, without limitation, any reasonable fees payable to technical experts and/or out of pocket expenses.

12.8     Notice of Default

      The [               ] Lessee shall forthwith notify the
      Lessor if the [                ] Lessee becomes aware of the
      occurrence of a Relevant Event or a Default (in respect of an Approved Sub-Lease) and shall provide the Lessor with
      full details of any steps which the [          ] Lessee is taking,
      or proposes to take, in order to remedy or mitigate the effect of such Relevant Event or other such event or default, as the case may be.


13.     ACTS OR OMISSIONS OF THIRD PARTIES

13.1  All the obligations of the [                ] Lessee under
      this Agreement, under each of the other Aircraft Operative Documents and under each of the Facility Documents to which it is a party shall continue in full force and effect notwithstanding any parting with possession of the Aircraft
      by the [              ] Lessee except to the Lessor, the
      Security Agent or any agent of either of them.

      If:-

      (A)   the [                   ] Lessee parts or has parted
            with possession of the Aircraft to an Approved Sub-Lessee or to an Approved Maintenance Contractor required or permitted by this Agreement and/or any other of the Aircraft Operative Documents and/or any of the Facility Documents; or

      (B) the Aircraft is requisitioned, seized or confiscated by any person (provided the same does not arise from a
            failure by the [                   ] Lessee to comply
            with the provisions of Clause 10),

      the [                   ] Lessee shall not, by virtue solely
      of any act or omission of such Approved Sub-Lessee or such Approved Maintenance Contractor or such requisition, seizure or confiscation (a "Third Party Event") which constitutes a breach by the Approved Sub-Lessee of its obligations under the Approved Sub-Lease, be in breach of its obligations under this Agreement and/or any other of the Aircraft Operative Documents and/or any of the Facility Documents if and for so long as each of the following conditions is fulfilled:-

      (a)   the relevant Third Party Event does not result in a
            breach of any of the [                   ] Lessee's
            payment obligations pursuant to this Agreement, any other Aircraft Operative Documents or any of the Facility
            Documents to which the [                   ] Lessee is a party;

      (b)   the relevant Third Party Event does not result in a
            breach of the [      ] Lessee's obligation to maintain
            or procure the maintenance of the Insurances pursuant to the provisions of Clause 14 and Schedule 9;

      (c)   the [                   ] Lessee shall not have
            consented to or acquiesced in or connived in the occurrence or continuance of such Third Party Event;

      (d)   the [                   ] Lessee promptly (upon
            becoming aware of the relevant act or omission) and diligently takes or procures to be taken steps which a prudent aircraft lessor would take either:-

            (i) if such Third Party Event is remediable, to compel such other person to remedy the Third Party Event and use all reasonable efforts to ensure that the same is actually remedied within a period of ninety (90) days of the occurrence of the Third Party Event or (if at the end of such ninety (90) day period such failure has not been so remedied
                  but the [                   ] Lessee or, as the
                  case may be, the Guarantor has demonstrated to the satisfaction of the Lessor and the Agent that there is a reasonable prospect of remedying such
                  failure and the [        ] Lessee acting in good
                  faith is using all reasonable endeavours to remedy such failure) within such other period as the Lessor agrees; or

            (ii) in default of remedy or if such Third Party Event is not remediable within such period as contemplated in sub-paragraph (i), or at all, then
                  immediately upon the [         ] Lessee receiving
                  further notice from the Lessor as to the absence of any remedy (a "Termination Notice") to repossess the Aircraft and remove the Aircraft from the register of the then current Aviation Authority and re-register the Aircraft with the Aviation Authority selected by the [
                    ] Lessee being either the Aviation Authority of
                  Bermuda, the Cayman Islands, Ireland, the United Kingdom or the United States of America subject to the provisions of Clause 9.2.3; and

      (e)   the [                   ] Lessee continues to comply
            with all its obligations under this Agreement, the
            other Aircraft Operative Documents and any of the
            Facility Documents, other than obligations with which
            it is unable to comply by virtue of such parting with possession, requisition, seizure or confiscation and for
            this purpose the [                      ] Lessee shall be
            deemed unable to comply with an obligation to procure that an act is done or not done if the doing or ensuring the not doing of that act would require possession or control of the Aircraft.

13.2  If the [                   ] Lessee fails (i) to recover
      possession of the Aircraft within one hundred and eighty
      (180) days of the giving of the Termination Notice, or (ii) to remove the Aircraft from the register of the then current Aviation Authority and re-register the Aircraft with the Aviation Authority of Bermuda, the Cayman Islands, Ireland, the United Kingdom or, subject to the provisions of Clause 9.2.3, the United States of America as soon as practicable and in any event within thirty (30) days of the giving of the Termination Notice, either of such failures shall constitute a Termination Event.

13.3 The provisions of this Clause 13 shall not be construed in any matter limiting, qualifying or derogating from the [
                   ] Lessee's indemnity obligations under Clause 21 or elsewhere in this Agreement and/or the other Aircraft Operative Documents and/or any of the Facility Documents.


14.     INSURANCE

14.1     Obligation to Insure

      The [                   ] Lessee shall at its own expense
      during the Lease Period through, if applicable, the intermediary of such insurance broker of internationally recognised standing, reputation and creditworthiness as may be approved by the Lessor and the Security Agent (any such broker being hereafter called the "Insurance Broker") cause to be effected and maintained in full force and effect on each part of the Aircraft the Insurances described in
      Schedule 9, with such insurance underwriters and/or insurance companies in the major international insurance markets (collectively in this Clause 14 called the "Insurers") as may be approved by the Lessor and the Security Agent as their interests may respectively appear against:-

      (a)   loss or damage to each part of the Aircraft; and

      (b) any liability for injury, damage or claims caused by or arising out of or in connection with the operation, storage, maintenance or use of (in each case to the extent available) each part of the Aircraft and of any other part not belonging to the Lessor but from time to time installed on the Airframe (including injury to or death of passengers and damage to or destruction of public or private property).

Each policy required to be taken out by this Clause 14.1 is herein called a required policy.

14.2     Types of Insurance

      The [                  ] Lessee shall at its expense and
      throughout the Lease Period (without prejudice to the generality of Clause 14.1) effect and maintain or cause to be effected and maintained:-

      (a) an All Risks Hull Insurance Policy on each part of the Aircraft in an amount not less than its Required
            Insured Value on an agreed value basis;

      (b) Hull War Risk and allied perils insurance on the Aircraft in an amount in Dollars which shall be an amount not less than the Required Insured Value on an agreed value basis and shall cover the perils of:-

            (i)     war, invasion, acts of foreign enemies,
                    hostilities (whether war be declared or not), civil war, rebellion, revolution, insurrection, martial law, military or usurped power or attempts at usurpation of power;

            (ii)    strikes, riots, civil commotion or labour disturbances;

            (iii) any act of one or more persons, whether or not agents of a sovereign power, for political or terrorist purposes and whether the loss or damage resulting therefrom is accidental or intentional;

            (iv)    any malicious acts or acts of sabotage;

            (v) confiscation, nationalisation, seizure, restraint, detention, appropriation, requisition for title or use of the Aircraft or any part thereof by or under the order of the State of Registration or any government (whether civil, military or de facto) and/or public or local authority;

            (vi) hijacking or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons on board, the Aircraft acting without the consent of the [
                         ] Lessee or an Approved Sub-Lessee;

      (c) Insurance shall be provided for the Engines and the Parts whilst not installed on the Airframe for their replacement cost on an agreed value basis; and

      (d) Liability Insurance, being Aircraft Third Party, Passenger, Baggage, Cargo and Mail and "Airline" General Third Party Legal Liability (including war and allied perils under extended coverage endorsement as per AVN 52) for a Combined Single Limit (bodily injury property damage) of not less than [$600,000,000 for narrow-bodied aircraft] [$750,000,000 for wide-bodied aircraft].

14.3     Terms of Hull Insurance

      The [                  ] Lessee shall procure that each
      insurance policy specified in Clause 14.2(a), (b) and (other than with respect to the Required Insured Value referred to in sub-paragraph (a))(c):-

      (a) covers at least such risks as are customarily insured against in respect of international aircraft operations for an amount not less than the Required Insured Value;

      (b) is in accordance with sound international airline practice (having regard to the aircraft or engines involved);

      (c) notes the interest of and names as additional insured - warranted no operational interest - each of the Indemnitees (but excluding therefrom shareholders, directors, officers, servants, agents and employees of any thereof), without liability to pay, but with the right to pay, premiums and premium instalments;

      (d) waives any rights the Insurers may have to set-off or counterclaim against each of the Indemnitees other than unpaid premiums in respect of the Aircraft;

      (e) contains a provision waiving any and all rights of subrogation the Insurers have or may acquire against each of the Indemnitees;

      (f) contains a provision that the Insurances shall not be invalidated with respect to any Indemnitee by any act or omission (including misrepresentation or non-disclosure) of any other person or party which results in the breach of any term, condition or warranty of the policy PROVIDED THAT the Indemnitee so protected has not caused, contributed to or knowingly condoned the said act or omission;

      (g) contains a provision requiring the Insurers to provide the Lessor and the Security Agent with a written notice of any cancellation of such insurance or any material modification of such insurance and that such cancellation or modification shall not be effective as to the interests and/or benefits of the Indemnitees for at least thirty (30) days (but seven (7) days or such other period as is customarily available in respect of war risks insurance) after the written notice of such cancellation or modification is received by the Lessor and the Security Agent;

      (h) is primary without right of contribution from any other insurance maintained by any of the Indemnitees;

      (i)   provides:-

            (i) for all Total Loss Proceeds and for all insurance proceeds following the occurrence of a Termination Event or Mandatory Prepayment Event to be paid to the Security Agent;

            (ii) for all insurance proceeds in respect of a partial loss in respect of repairable damage not exceeding the Damage Notification Threshold (after application of deductibles) in any one case to be paid to the party nominated by the relevant Approved Sub-Lessee to repair the damage or with the consent of the Indemnitees to the Approved Sub-Lessee, or, following the occurrence of an event of default (howsoever described) under the relevant Approved Sub-Lease, to the party
                  nominated by the [                  ] Lessee to
                  repair the damage or with the consent of the
                  Indemnitees to the [                  ] Lessee in
                  each case to be applied to the cost of
                  restoration, repair or replacement of the Aircraft or any part thereof or, following the occurrence of a Termination Event or Mandatory Prepayment Event to the Security Agent; and

            (iii) for all insurance proceeds in respect of a partial loss exceeding the Damage
                        Notification Threshold to be paid to the Security Agent;

      (j) provides, in the form of AVS 103, in the event of separate insurances being arranged to cover the "All Risk" hull insurance and the "War Risk" and related insurance, that the underwriters subscribing to such insurances agree to a 50/50 claims funding arrangement in the event of any dispute as to which insurance is applicable; and

      (k) has a level of deductible in respect of any one claim of one million Dollars or such other higher amount as may be agreed from time to time between the [
                  ] Lessee, the Lessor and the Security Agent.

14.4     Terms of Liability Insurance

14.4.1      The [                  ] Lessee shall procure that each
            insurance policy specified in Clause 14.2(d):-

      (a) covers at least such risks as are customarily insured against in respect of international aircraft operations and names each of the Indemnitees (and their respective assigns, directors, officers and employees) as additional named insured - warranted no operational interest - for their respective rights and interests (without liability to pay, but with the right to pay, premiums and premium instalments) thereunder;

      (b) is in accordance with sound international airline practice (having regard to the type of aircraft and engines involved);

      (c) notes the interest of and names as additional insured - warranted no operational interest - each of the Indemnitees

      (d) contains a provision waiving any and all rights of subrogation the Insurers may have or may acquire against each of the Indemnitees and their respective assigns, directors, officers and employees;

      (e) contains a provision requiring the Insurers to provide the Lessor and the Security Agent with a written notice of any cancellation of or any material modification in such insurance and that such cancellation or modification shall not be effective as to the interests and/or benefits of the Indemnitees for at least thirty
            (30) days (but seven (7) days or such other period as may be customarily available as respects war risks insurance) after the written notice of such cancellation or material modification is received by the Lessor and the Security Agent;

      (f) is primary without right of contribution from any other insurance;

      (g) contains a severability of interest clause which provides that the policy or policies shall operate in all respects (save only for the limit of liability) as if a separate policy had been issued to each insured thereunder;

      (h) contains a provision that the Insurances shall not be invalidated with respect to any insured party and no claim of any insured party (or of its assigns, directors, officers or employees) shall be defeated, prejudiced or otherwise affected by any act or omission (including misrepresentation or non-disclosure) of any other person or party which results in the breach of any term, condition or warranty of the policy PROVIDED THAT none of the Indemnitees has caused, contributed to or knowingly condoned the said act or omission; and

      (i) other than in respect of passengers' baggage and in respect of cargo shall carry no deductibles.

14.4.2      The [                  ] Lessee shall procure that the
            Indemnitees and their respective assigns, directors, officers and employees shall continue to be named on the liability insurance policy relating to the Aircraft for at least two (2) years after the expiry of the Lease Period.

14.5     Renewal

      Not less than five (5) Business Days before the expiration or termination date of any insurance required hereunder, the

      [             ] Lessee will provide the Lessor and the
      Security Agent with telex or fax confirmation from the Insurance Brokers or, if the Insurances are not placed through an insurance broker, the Insurers that renewal certificates of insurance evidencing the renewal or replacement of such insurance will be issued on the termination date of the prior certificate. Within seven (7)
      days after such renewal, the [                 ] Lessee will
      furnish its renewed certificates of insurance to the Lessor and the Security Agent.

14.6  Information

      (a)   The [                  ] Lessee shall provide the
            Lessor or shall ensure that the Lessor is provided with any information reasonably requested by the Lessor from time to time concerning the Insurances maintained with
            respect to the Aircraft.  The [                  ]
            Lessee shall pay or cause to be paid all additional premiums or surcharges necessary in order to maintain in full force and effect the Insurances required to be effected pursuant to this Clause 14 and upon request shall provide evidence of the payment of such premiums.

      (b)   The [                  ] Lessee will cause its
            Insurance Brokers to give a letter of undertaking to the Lessor and the Security Agent in the form set out in Part II of Schedule 9 (the "Brokers Letter of Undertaking") PROVIDED THAT if the
            [               ] Lessee has not caused the Insurances
            to be effected through the intermediary of Insurance Brokers each insurance policy shall include provisions having the same substantive effect as the provisions in the Brokers Letter of Undertaking.

      (c)   The [                  ] Lessee should forthwith notify
            the Lessor and the Security Agent of any event
            (including but not limited to a Total Loss) which will or may give rise to a claim under any required policy in excess of the Damage Notification Threshold.

14.7     Negative Undertakings

      The [                  ] Lessee shall not:-

      (a) do or omit to do or permit to be done or left undone anything whereby any required policy would or might reasonably be expected to be rendered in whole or in part invalid or unenforceable and, without prejudice to the foregoing, not use or keep or knowingly permit the Aircraft or any part thereof to be used or kept for any purpose, in any manner or in any place not covered by the required policies; or

      (b) cause or permit the Aircraft or any part thereof to be employed in any place or in any manner or for any purpose inconsistent with the terms of or outside the cover provided by any required policy.

14.8  Failure to Insure

      If the [                  ] Lessee shall fail to maintain or
      procure the maintenance of, insurance as herein provided the Lessor and/or the Security Agent may, at its option, provide such insurance without prejudice to any other rights that it may have hereunder as a consequence of such failure and in
      such event the [          ] Lessee shall promptly reimburse
      the Lessor and/or the Security Agent (as the case may be) for the cost thereof.

14.9     Application of Insurance Proceeds

      As between (1) the Lessor and (2) [                  ]
      Lessee, the insurance payments for any property damage or loss in excess of the Damage Notification Threshold with respect to the Airframe or any Engine shall be paid and applied in accordance with the provisions of the Priorities and Indemnities Agreement.

14.10     Amendments to Insurances

      Without prejudice to the foregoing provisions of this Clause 14, if due to changes in aviation insurance market practice
      and custom (a) the [                  ] Lessee is unable at
      any time reasonably to comply with its obligations under this Clause 14, or (b) the Lessor or the Security Agent is reasonably of the view that the Insurances afford less protection to any of the Indemnitees, as the case may be, than would reasonably be required, then the [
       ] Lessee shall forthwith notify the Lessor and the Security
      Agent (or the Lessor shall forthwith notify the   [
      ] Lessee (or any
      Approved Sub-Lessee)) and as soon as practicable thereafter
      the insurance broker for the [                  ] Lessee (or
      any Approved Sub-Lessee) and the insurance broker(s) for the Lessor and the Security Agent shall meet in good faith to consider what (if any) changes might be made to the terms and conditions of the insurances required hereunder in order to take account of the changes in aviation insurance market practice and custom. On the basis of the recommendations of such insurance brokers the Lessor, the Security Agent and
       [     ] Lessee (and any Approved Sub-Lessee) will meet as
      soon as practicable in order to negotiate in good faith with a view to reaching agreement on what (if any) amendments should be made to such provisions and upon such agreement being reached, the parties will take appropriate steps to amend the Insurances accordingly.

14.11       Additional Insurance - Limit on Hull in favour of the [
                      ] Lessee

14.11.1     Nothing herein shall prohibit the [                  ]
            Lessee from effecting or permitting any Approved Sub-Lessee to effect additional insurance cover in excess of that required hereunder provided that such additional insurance shall not render any required policy invalid, unenforceable or subject to average or prejudice the Insurances, recovery thereunder or any other rights of the Lessor or the Lenders.

14.11.2     Subject to the provisions of Clause 14.1 the [
                   ] Lessee or an Approved Sub-Lessee may carry
            hull all risks or hull war and allied perils on the Aircraft in excess of the Required Insured Value (which is payable to the Security Agent) only to the extent such excess insurance which would be payable to the [
            ] Lessee in the event of a Total Loss does not exceed [5% on wide-bodied aircraft] [10% on narrow-bodied aircraft] of the Required Insured Value and only to the extent that such additional insurance will not prejudice the insurances required herein or the recovery by the Lessor thereunder. The [
              ] Lessee agrees that it, and will procure that any
            Approved Sub-Lessee, will not create or permit to exist any liens or encumbrances over the insurances, or its interest therein, except as constituted by this Agreement.

14.12     Self Insurance

      Notwithstanding the requirements of this Clause 14 as to the placement of insurance in the major international insurance markets through brokers of internationally recognised standing, reputation and creditworthiness, if so requested
      by the [               ] Lessee, the Lessor and the Security
      Agent will consider in good faith a proposal that an Approved Sub-Lessee may provide self insurance (whether through a captive insurance company or otherwise) in relation to the hull all risk and/or hull war risks insurance in relation to the Aircraft.

14.13     Reinsurance

      If the Aircraft is registered at any time and from time to time in a jurisdiction where Insurances in respect of the Aircraft are required by the Applicable Law, wholly or substantially, to be placed locally in that jurisdiction, then unless the Insurers and Insurances are acceptable to the Lessor and the Security Agent in their absolute discretion, there shall be reinsurance which shall contain each of the following terms and will in all other respects (including amount) be satisfactory to the Lessor:-

      (a)   the same terms as the original insurance;

      (b) provide in the case of any bankruptcy, insolvency, liquidation, dissolution or similar proceedings of or affecting the original insurer that the reinsurer's liability will be to make such payments as would have fallen due under the relevant policy of reinsurance if the original insurer had (immediately before such bankruptcy, insolvency, liquidation, dissolution or similar proceedings) discharged its obligations in full under the original insurance policies in respect of which the then relevant policy of reinsurance has been effected; and

      (c)   contain a "cut-through" clause in the following form
            (or otherwise, satisfactory to the Lessor);

            "The Reinsurers and the Reinsured hereby mutually agree that in the event of any claim arising under the reinsurances in respect of a total loss or other claim where, as provided by the Lease Agreement dated [
                  ] and made between [the [                  ]
            Lessee] and [the Approved Sub-Lessee] such claim is to be paid to the person named as loss payee of the Total Loss Proceeds under the primary insurances, the Reinsurers will in lieu of payment to the original insurer, its successors in interest and assigns pay to the person named as loss payee of the Total Loss Proceeds under the primary insurances effected by the original insured that portion of any loss due for which the Reinsurers would otherwise be liable to pay the original insurer (subject to proof of loss), it being understood and agreed that any such payment by the Reinsurers (to the extent of such payment) fully discharge and release the Reinsurers from any and all further liability in connection therewith".

      Any such reinsurance will be effected and maintained by the Insurers and the Insurance Broker and in such markets as may be approved by the Lessor and the Security Agent.

14.14     Currency

      All insurance and reinsurances effected pursuant to this Clause 14 shall be payable in Dollars, save that in the case of the insurances referred to in Clause 14.2(d) such insurances may be denominated in another currency (being the Dollar equivalent at all times of the amounts referred to in Clause 14.2(d)) if such denomination is (a) required by the law of the State of Registration; or (b) the normal practice of airlines in the relevant country; or (c) otherwise agreed by the Lessor and the Security Agent.


15.     LOSS, DAMAGE AND REQUISITION

15.1     Total Loss of Aircraft or Airframe

15.1.1 If a Total Loss of the Airframe, with or without Engines, (and for the purposes of Clauses 15.1 and 15.3 the Airframe shall not include Parts not a part of the Airframe) shall occur:-

      (a)   the leasing of the Aircraft shall cease on the Total
            Loss Payment Date; and

      (b)   without prejudice to the obligations of the [
              ] Lessee to pay to the Lessor all monies then due or
            thereafter to become due under any of the Operative
            Documents, the
            [            ] Lessee shall, on the Total Loss Payment
            Date, pay to the Lessor:-

            (i) an amount in Dollars as shall be the aggregate of:-

                  (y) all arrears of Rent which remain outstanding under this Agreement at the Total Loss
                        Payment Date; and

                  (z)   the Termination Sum as at the Total Loss
                        Payment Date; together with

            (ii) the Aircraft Secured Obligations less the amount referred to in Clause 15.1.1(b)(i);

      (c) the Total Loss Proceeds received by the Security Agent shall be distributed in accordance with the provisions of the Priorities and Indemnities Agreement;

      (d)   the obligation of the [                   ] Lessee to
            make payment to the Lessor under this Clause 15.1 shall apply regardless of whether or not any monies are payable
            under the insurances effected by the [              ]
            Lessee pursuant to Clause 14 and Schedule 9, regardless of the amount payable thereunder and regardless of whether or not the Aircraft was insured provided that the Lessor will repay to the
            [                   ] Lessee in accordance with the
            Priorities and Indemnities Agreement an amount equal to the excess received by the Lessor following payment in respect of the Insurances after receipt by the Lessor
            of payment from the [               ] Lessee of the sum
            set out in sub-paragraph (b) above;

      (e) if a Total Loss shall occur in respect of the Airframe in circumstances where there is a Surviving Engine or Surviving Engines subject to irrevocable payment of the sum set out in sub-paragraph (b) above the Lessor shall, PROVIDED THAT no Relevant Event has occurred and
            is continuing, if required by the [                   ]
            Lessee, transfer title to each Surviving Engine to the extent the Lessor has any right, title or interest
            therein to the [                   ] Lessee subject
            always to the rights of the insurers.

15.1.2      If, at any time prior to the Total Loss Payment Date,
            the [                   ] Lessee unconditionally
            regains possession, use, control and operation of the Airframe after any event within the definition of Total Loss, and provided that the Aircraft is repaired as soon as practicable thereafter, the [
            ] Lessee shall have the right on so unconditionally regaining possession and on so notifying the Lessor and the Security Agent, to treat the Airframe as subject to this Agreement as if the event giving rise to the Total Loss had never occurred.

15.1.3 If there is a Total Loss of the Aircraft or the Airframe the terms and conditions of this Agreement shall remain in full force and effect until the Expiry
            Date and the   [         ] Lessee shall remain fully
            responsible for the due compliance with all its obligations under this Agreement including without limitation the insurance obligations set out in Clause 14 and Schedule 9, other than obligations with which
            the [                   ] Lessee is unable to comply as
            a result of the Total Loss.

15.2     Total Loss of an Engine

      In the event of a Total Loss of an Engine (which for the purposes of this Clause 15.2 shall not include Parts not a part of such Engine) in any case which is not also a Total
      Loss of the Airframe:-

      (a)   the [                   ] Lessee shall as soon as it
            has notice thereof notify the Lessor and supply to the Lessor full details of the Engine and the circumstances giving rise to such Total Loss;

      (b)   the [                   ] Lessee at its own expense
            shall as soon as reasonably practicable provide the Lessor, or procure that the Lessor shall be provided, with a Suitable Replacement Engine as replacement for the Engine which has suffered the Total Loss as soon as such an engine is reasonably available;

      (c) a "Suitable Replacement Engine" shall mean another engine:-

            (i) of the same make and model or an engine of the same or another manufacturer of equivalent or improved utility, suitable and approved (by the Aviation Authority ) for installation and operational use on the Airframe together with all parts thereof;

            (ii) whilst the Aircraft is the subject of an Approved Sub-Lease, in a condition and state of maintenance and with remaining life not less than that prescribed for an installed Engine on the return
                  of the Aircraft to the [                   ]
                  Lessee under the relevant Approved Sub-Lease or, if the Aircraft is not the subject of an Approved Sub-Lease, in a condition and state of maintenance and with remaining life not less than that in which the Engine which has either suffered a Total Loss or, as the case may be, has been replaced ought to have been pursuant to this Agreement (save for defects causing the Total Loss) immediately prior to such Total Loss or replacement; and

            (iii) which is suitable for installation and use on the Airframe in conjunction with the other Engines.

            A Suitable Replacement Engine shall be free and clear of all Liens other than Permitted Liens and the [
                       ] Lessee shall promptly (w) if required by
            the Lessor, furnish the Lessor with such evidence as the Lessor may reasonably require that title to the Suitable Replacement Engine has been vested in the Lessor free and clear of all Liens other than Permitted Liens, (x) cause a supplement hereto, in scope and substance satisfactory to the Lessor, subjecting such Suitable Replacement Engine to this Agreement, to be
            duly executed by the [           ] Lessee and the [
                   ] Option Holder, (y) furnish the Lessor with
            such evidence of the [                  ] Lessee's, or
            other vendor's title to such Suitable Replacement Engine and of compliance with the insurance provisions of Clause 14 and Schedule 9 with respect to such Suitable Replacement Engine as the Lessor may reasonably request, and (z) take such other action as the Lessor may reasonably request in order that title to such Suitable Replacement Engine be duly and properly vested in the Lessor and leased hereunder to the same extent as the Engine replaced thereby. For all purposes hereof, each such Suitable Replacement Engine shall be deemed part of the property leased hereunder, shall be deemed an "Engine" as defined herein and shall be deemed part of the Aircraft;

      (d) a Total Loss of an Engine shall not result in any reduction in the Rent or other sums payable under this Agreement;

      (e)   upon compliance by the [                  ] Lessee with
            the terms of this Clause 15.2, the Lessor shall if
            required by the [                  ] Lessee transfer
            title to each such Engine suffering a Total Loss, to the extent the Lessor has any right, title or interest therein.

      Upon compliance with the terms of this Clause 15.2, any insurance proceeds or requisition compensation received by the Lessor and/or the Security Agent in respect of such Engine suffering a Total Loss shall be paid forthwith to the
      [    ] Lessee.

15.3     Other Loss or Damage

15.3.1 If the Aircraft or any part thereof suffers loss or damage not constituting a Total Loss of the Airframe and/or an Engine all the obligations of the [
              ] Lessee under this Agreement shall continue in full
            force and the [              ] Lessee shall at no
            expense to the Lessor as soon as practicable and if applicable consistent with the Maintenance Programme procure the repair or replacement of all damaged or lost Parts in accordance with this Agreement.

15.3.2 Subject to no Termination Event or Mandatory Prepayment Event having occurred and continuing any insurance proceeds in respect of a partial loss shall be applied in accordance with the provisions of Clause 14.3(i)(ii). If a Termination Event or a Mandatory Prepayment Event has occurred and is continuing, any sum received from the Insurers shall be retained by the Security Agent and shall be applied in accordance with the provisions of Clause 17.4 of the Priorities and
            Indemnities Agreement to reduce any sums owed by the [
                  ] Lessee to the Lessor in respect of this
            Agreement and/or any of the other Aircraft Operative
            Documents and/or any of the Facility Documents.

15.4  Requisition for Hire

15.4.1 If the Aircraft is requisitioned for hire by any Government Entity or other competent authority during the Lease Period then, unless and until the Airframe becomes a Total Loss whilst such requisition is continuing or as a result of such requisition the
            leasing of the Aircraft to the [              ] Lessee
            under this Agreement shall continue in full force and effect for the remainder of the Lease Period and the [
                       ] Lessee shall remain fully responsible for
            the due compliance with all its obligations under this Agreement including without limitation the insurance obligations set out in Clause 14 and Schedule 9, other
            than obligations with which the [              ] Lessee
            is unable to comply by virtue of such requisition.

15.4.2      The [              ] Lessee shall as soon as
            practicable after the end of any requisition for hire, and whether that requisition shall end during or after the expiry or termination of the Lease Period, cause the Aircraft to be put into the condition required by this Agreement provided that if prior to or upon the termination of such requisition for hire the [
               ] Lessee has served a Notice of Purchase on the
            Lessor and paid the sums set out in Clause 19.1 then this Clause 15.4.2 shall not apply.

15.4.3 The Lessor shall apply any requisition hire or other compensation received by it as a result of the requisition for hire of the Aircraft or part thereof in or towards discharge of the obligations of the [
                 ] Lessee to pay Rent or any other amount then due
            to the Lessor pursuant to Clause 7 or any provision of this Agreement but this provision shall in no way reduce or prejudice the obligations of the [
             ] Lessee to pay monies to the Lessor when due under
            this Agreement to the extent not satisfied by such requisition hire or other compensation. The Lessor shall (provided no Termination Event or Mandatory Prepayment Event has occurred and is continuing) promptly release any surplus remaining after such application, together with such amount of interest as may have accrued thereon whilst held in the Lessor's
            bank account, to the [              ] Lessee.

15.4.4      If any requisition proceeds or other compensation
            relating to any requisition for hire of the Aircraft or
            part thereof are paid directly to the [              ]
            Lessee then such requisition proceeds or other
            compensation shall be the property of the [    ]
            Lessee.


16.   TERMINATION PROVISIONS

16.1     Termination Events

      The Lessor and the [              ] Lessee agree that it is
      a fundamental term and condition of this Agreement that none of the following events (each a "Termination Event") shall occur during the Lease Period and the occurrence of any of the following events shall constitute (and may be treated by the Lessor as) a repudiatory breach of this Agreement by the
      [              ] Lessee:-

      (a)   Non-payment: any amount due from the [              ]
            Lessee and/or the Guarantor under this Agreement and/or any of the other Aircraft Operative Documents and/or any of the Facility Documents to which the [
                 ] Lessee and/or, as the case may be, the Guarantor
            is a party, whether of Rent or otherwise is not paid on the due date therefor and such failure continues for three (3) Business Days after notice of such failure has been given by the Lessor and/or the Agent to the [
                ] Lessee and/or the Guarantor, or in respect of any
            sum payable on demand, such failure continues for three
            (3) Business Days after notice of such failure has been given by the Lessor and/or the Agent to the [ ] Lessee and/or the Guarantor, except where any such failure as aforesaid arises as a result of the making of such payment becoming unlawful or illegal by reason of any Change in Law, in which event Clause 7 of the Priorities and Indemnities Agreement shall apply; or

      (b)   Breach of Insurance Obligations: (i) the [
               ] Lessee fails at any time to procure, renew or
            maintain the Insurances in accordance with the requirements of this Agreement or fails to renew or maintain any indemnity provided by a third party pursuant to the provisions of Clause 10.1(b) or any Insurer issues any notice of avoidance or cancellation
            of any such Insurances or the [         ] Lessee or an
            Approved Sub-Lessee commits any breach of or makes any misrepresentation in respect of any such Insurances, the result of which is to entitle the relevant Insurer to avoid the policy or otherwise to be excused or released from all or any of its indemnity liability thereunder to any of the insureds described in the Insurances or (ii) any of the Insurances ceases for any reason whatsoever to be in full force and effect; or

      (c)   Uninsured Operation: the [                 ] Lessee
            uses or operates or knowingly permits or causes to be used or operated the Aircraft for any purpose in any place or in any manner outside the cover provided by any of the Insurances or any indemnity provided by a third party pursuant to Clause 10.1(b); or

      (d)   Breach of Other Obligations: if the [                 ]
            Lessee, the Guarantor (other than in respect of the Guarantor's covenants under Clause 7.4 of and Schedule
            5 to the Facility Agreement) the [                ]
            Option Holder or, as the case may be, the [
              ] Parent fails to observe or perform any of its
            respective obligations (other than the obligations mentioned in Clauses 16.1 (a), (b), (c) and (e)) under this Agreement and/or any of the other Aircraft Operative Documents and/or any of the Facility
            Documents to which the [                ] Lessee and/or
            the Guarantor and/or the [                ] Option
            Holder and/or the [            ] Parent, as the case
            may be, is a party and in respect of any such failure which is capable of being remedied, it shall not have been remedied within thirty (30) days or (if at the end of such thirty (30) day period such failure
            has not been so remedied but the [                 ]
            Lessee and/or the Guarantor and/or the [
               ] Option Holder and/or the [                ] Parent
            as the case may be, has demonstrated to the
            satisfaction of the Lessor and the Security Agent that there is a reasonable prospect of remedying such
            failure and the [              ] Lessee acting in good
            faith is using all reasonable endeavours to remedy such failure) within such other period as the Lessor and the Security Agent in their opinion agree, after receipt by
            the [                  ] Lessee, the Guarantor, the [
                        ] Option Holder or the [           ]
            Parent, as the case may be, of notice from the
            Lessor requiring such remedy, and in respect
            of any such failure which is not capable of remedy it shall, in the opinion of the Lessor and the Security Agent materially adversely affect the rights of the Lessor or any of the Lenders under this Agreement or any other Aircraft Operative Documents or any of the Facility Documents, except where any such failure arises as a result of (i) the performance or observance of any such obligations or undertakings becoming unlawful or illegal by reason of any Change in Law (provided that such failure is not a failure to observe or perform any obligations of Clause 7 of the Priorities and Indemnities Agreement); or (ii) a breach by an Approved Sub-Lessee of its obligations under an Approved Sub-Lease in circumstances where the [
                    ] Lessee is complying in full with the
            provisions of Clause 13 PROVIDED ALWAYS THAT the grace period referred to in this paragraph (d) shall not
            entitle the [              ] Lessee to operate the
            Aircraft, or knowingly allow the Aircraft to be operated, otherwise than in accordance with all Applicable Laws; or

      (e) Breach of the Guarantor's Covenants: the Guarantor fails to observe or perform any of its covenants under Clause 7.4 of and Schedule 5 to the Facility Agreement and in respect of any such failure which is capable of being remedied, such failure shall not have been remedied within thirty (30) days or (if at the end of such thirty (30) day period such failure has not been so remedied but the Guarantor has demonstrated to the satisfaction of the Lessor and the Agent that there is a reasonable prospect of remedying such failure and the Guarantor acting in good faith is using all reasonable endeavours to remedy such failure) within such other period as the Lessor and the Agent in their opinion agree, after receipt by the Guarantor of notice from the Lessor requiring such remedy; or

      (f) Change of Ownership: AIG ceases to own beneficially, whether directly or indirectly, at least fifty one percent (51%) of the issued common stock of the Guarantor; or


      (g) Cross-Default: any Indebtedness (which word shall, for the purposes of this Clause 16.1(g), have the meaning set out in Schedule 5 to the Facility Agreement) of the
            [             ] Lessee or the Guarantor or the
            [                  ] Option Holder or the
            [                  ] Parent (other than Indebtedness to
            a Subsidiary of the Guarantor or Indebtedness of the
            [                       ] Lessee, the
            [                       ] Option Holder or, as the case
            may be, the [              ] Parent to the Guarantor)
            exceeding thirty-five million Dollars (US$35,000,000) in aggregate (or the equivalent thereof, as determined by the Agent and the Lessor by reference to prevailing market exchange rates from time to time, in any other currency):-

            (i) is not paid when due (or within any applicable grace period relating thereto); or

            (ii) is declared to be due or otherwise becomes due or otherwise becomes capable of being declared due and payable before its stated maturity by reason of a default or an event of default (howsoever
                  described) by the [                       ] Lessee
                  and/or the Guarantor and/or the
                  [                  ] Option Holder and/or the
                  [                      ] Parent under the document
                  relating to that Indebtedness; or

      (h)   Breach of Collateral Security:  the [               ]
            Lessee fails upon the occurrence of a Trigger Event to perform in all material respects its obligations under
            the [     ] Lessee Sub-Lease Collateral Charge pursuant
            to Clause 7; or

      (i)   Breach of Representation or Warranty: any
            representation, warranty or statement made or deemed to
            be made by or on behalf of the [                 ]

            Lessee, the Guarantor, the [                       ]
            Option Holder or the [                        ] Parent
            in this Agreement and/or any other Operative Document and/or any of the Facility Documents or which is contained in any certificate, statement, notice, opinion or any other document provided by or on behalf
            of the [                      ] Lessee, the Guarantor,
            the [                     ] Option Holder or the
            [                     ] Parent under or in connection
            with this Agreement and/or any other Operative Documents and/or any of the Facility Documents proves to be incorrect or misleading in any material respect (as at the date when made, or when deemed to have been repeated) with reference to the facts and circumstances subsisting at such date and in the opinion of the Lessor and the Agent such incorrectness materially adversely affects the rights under this Agreement and/or any other Operative Documents and/or any of the Facility Documents of the Lessor, the Security Agent, the Agent and/or any of the Lenders; or

      (j)   Cessation of Business: if the [                       ]
            Lessee and/or the Guarantor:-

            (i) materially changes or threatens to change materially the nature or scope of its aircraft operating leasing and aircraft trading business or aircraft operating leasing ceases to be a core activity of its business; or

            (ii) suspends or threatens to suspend all or a substantial part of its aircraft operating leasing and aircraft trading business operations (other than suspensions of a temporary nature resulting from (i) a strike or (ii) a similar event not
                  within the control of the [                     ]
                  Lessee or the Guarantor, as the case may be) which it now conducts directly or indirectly, or any Government Entity expropriates all or any substantial part of its assets; or

            (iii) ceases, or threatens to cease, to carry on all or a substantial part of its aircraft operating leasing and aircraft trading business or operations as presently undertaken at the date of this Agreement, and as a result of any of the foregoing is or is likely, in the reasonable opinion of the Lessor or the Agent, materially and adversely to affect the ability
            of the [                    ] Lessee or the Guarantor
            or the [                   ] Option Holder or the
            [                      ] Parent to perform its
            obligations under any of the Facility Documents and/or any of the Operative Documents; or

      (k) Aircraft Ownership: if, during the Lease Period other than as provided for hereunder the
            [                     ] Lessee or the [           ]
            Option Holder sells or executes any bill of sale in relation to the Aircraft or any proprietary interest therein or agrees or purports to do any of the same, or contests in any legal proceedings the Lessor's ownership of the Aircraft; or

      (l) Adverse Change: any event or series of events occurs which in the reasonable opinion of the Lessor is likely to have a material adverse effect on the creditworthiness or financial condition of the Guarantor's Group or the ability of the
            [                         ] Lessee and the Guarantor
            and the [                   ] Option Holder and the
            [                         ] Parent to comply with their
            obligations under any of the Facility Documents and/or any of the Operative Documents to which they are respectively a party; or

      (m) Appointment of Trustee, legal process: an encumbrancer takes possession of, or a trustee in bankruptcy, administrator, administrative receiver, examiner, receiver or similar officer is appointed in respect of all or a substantial part of the business or assets of
            the [                   ] Lessee or the Guarantor or
            the [                     ] Option Holder or the
            [                   ] Parent or any such substantial
            part of the business or assets is placed in judicial management or distress or any form of execution is levied or enforced upon or sued out against any such part of the business or assets and is not discharged within fourteen (14) days of being levied, enforced or sued out; or

      (n)   Insolvency: if the [                      ] Lessee
            and/or the Guarantor and/or the  [
                          ] Option Holder and/or the
            [                    ] Parent (i) admits in writing its
            inability to pay generally its debts as they become
            due, (ii) suspends payment of its debts or becomes
            unable to pay its debts generally as they fall due,
            (iii) suspends or threatens in writing to suspend
            making payments or declares a moratorium or seeks a rescheduling (whether of principal or interest) with respect to all or any class of its debts (other than
            for the purposes of a reconstruction, merger or
            amalgamation neither involving nor arising out of the
            insolvency of the [               ] Lessee and/or the
            Guarantor and/or the [                        ] Option
            Holder and/or the [                         ] Parent
            the terms of which have been previously approved by the Lessor and the Agent), (iv) convenes a meeting of its creditors or proposes or makes any arrangement or composition with, or any assignment for the benefit of
            its creditors, (v) the [               ] Lessee and/or
            the Guarantor and/or the [               ] Option
            Holder and/or the [                    ] Parent shall
            be adjudicated or found bankrupt or insolvent by a
            competent court, (vi) a petition for the winding-up or
            dissolution of the [                      ] Lessee
            and/or the Guarantor and/or the [                      ]
            Option Holder and/or the [                           ]
            Parent shall be presented and not discharged within
            fourteen (14) days (other than a petition demonstrated by the
            [                      ] Lessee or, as the case may be,
            the Guarantor or, as the case may be, the
            [                        ] Option Holder or, as the
            case may be, the [                        ] Parent to
            the satisfaction of the Lessor to have been made frivolously or vexatiously or (vii) any order shall be made by any competent court for its winding up, liquidation or dissolution; or

      (o)   Voluntary Winding-Up: if the [                       ]
            Lessee and/or the Guarantor and/or the
            [                        ] Option Holder and/or the
            [                        ] Parent takes any corporate
            action, or other steps are taken or legal proceedings are commenced for its winding-up, dissolution (other than for the purposes of and followed by a reconstruction previously approved in writing by the Lessor and the Agent, unless during or following such
            reconstruction the [                      ] Lessee or
            the Guarantor or the [                      ] Option
            Holder or the [                 ] Parent becomes or is
            declared to be insolvent), administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets and revenues; or

      (p)   Analogous events: if there occurs, in relation to the
            [                    ] Lessee or the Guarantor or the
            [                      ] Option Holder or the
            [                         ] Parent in any country or
            territory in which any of them carries on business or in the jurisdiction of whose courts any part of their assets are subject, any event which corresponds and has an analogous effect in law and in result in that country or territory with any of those mentioned in paragraphs (m) to (o) inclusive of this Clause 16.1; or

      (q)   Other Lease Agreements: there occurs any Termination
            Event as that term is defined in any of the Other Lease Agreements or any of the 1994 Lease Agreements, as the case may be; or

      (r) Cancellation Event: there occurs any Cancellation Event or any Cancellation Event (as that term is defined in the 1994 Facility Agreement).

16.2     Lessor's Rights

      At any time after the occurrence of any Termination Event which is then continuing the Lessor may, subject to the
      [             ] Option Holder's rights pursuant to Clause
      19, without limiting or restricting any remedies or rights under contract, at law or in equity:-

16.2.1      proceed by appropriate court action to enforce
            performance by the [                ] Lessee of the
            applicable covenants and provisions of this Agreement or to recover damages for the breach thereof; and/or

16.2.2      by notice to the [                     ] Lessee
            terminate the Lease Period, whereupon the leasing of the Aircraft shall be immediately terminated, and retake possession of the Aircraft (subject to any quiet enjoyment covenant which may have been given by the Lessor and the Security Agent to an Approved Sub-
            Lessee), and the [                    ] Lessee agrees
            that the Lessor or its representatives or agents may for this purpose enter upon any premises belonging to or in the occupation or under the control of the
            [                  ] Lessee or the Guarantor where the
            Aircraft may be located, and the [                  ]
            Lessee shall upon such termination (whether or not any quiet enjoyment covenant has been given to an Approved Sub-Lessee) pay to the Lessor forthwith:

      (a)   an amount in Dollars as shall equal the aggregate of:-

            (i) all arrears of Rent which remain outstanding under this Agreement; and

            (ii)  the Termination Sum as at the Expiry Date;
                  together with

      (b) the Aircraft Secured Obligations less the amount referred to in Clause 16.2.2(a); and

      (c)   any other amounts in the relevant currencies which are
            due and payable by the [                     ] Lessee
            and/or the [                     ] Parent and/or the
            Guarantor and/or the [                       ] Option
            Holder under any of the Facility Documents or any of the Aircraft Operative Documents.

16.3 After termination of the Lease Period pursuant to Clause 16.2, whether or not a quiet enjoyment covenant has been given by the Lessor and the Security Agent to an Approved Sub-Lessee, the Lessor shall use its reasonable endeavours to sell the Aircraft and the Lessor shall apply an amount equal to (i) the proceeds of such sale of the Aircraft received by the Lessor together with such of the balance as is referable to the Aircraft including accrued interest,
      remaining on the [     ] Lessee Rental Collateral Account,
      the [     ] Lessee Security Deposit Collateral Account and
      the [     ] Lessee Maintenance Reserve Collateral Account,
      subject to payment of all outstanding liabilities for repair or maintenance of the Aircraft, less (ii) any costs, fees or expenses incurred by the Lessor in relation to (a) the storage, insurance, maintenance of the Aircraft between Redelivery and sale and (b) its sale or disposition, in accordance with Clause 17 of the Priorities and Indemnities Agreement.


17.     REDELIVERY

17.1     Redelivery

      The [                         ] Lessee shall subject to the
      provisions of Clause 19, (x) on termination of the Lease Period and the leasing of the Aircraft pursuant to Clause
      16.2 or (y) on the expiry of the leasing of the Aircraft hereunder by effluxion of time, subject to the rights of an Approved Sub-Lessee under a subsisting Approved Sub-Lease in respect of which a quiet enjoyment undertaking has been given by the Lessor and the Security Agent, redeliver the Aircraft to the Lessor at such airport as the Lessor shall reasonably nominate ("Redelivery") PROVIDED ALWAYS THAT where the Approved Sub-Lessee is entitled under the terms of the Approved Sub-Lease to the continued use and possession of the Aircraft on termination of the Lease Period pursuant
      to Clause 16.2, the [                    ] Lessee's
      obligation to redeliver the Aircraft to the Lessor shall arise at the time at which the Aircraft is redelivered by
      the Approved Sub-Lessee to the [                    ]
      Lessee. Subject to compliance with this Clause 17 at the time of Redelivery, the Lessor and the
      [                    ] Lessee shall execute a Return
      Acceptance Supplement; it being understood, however, that this Agreement shall continue in full force and effect until
      the [                      ] Lessee has satisfied all its
      obligations under any of the Facility Documents (including, but not limited to, Clause 11 of the Priorities and Indemnities Agreement) and any of the Aircraft Operative Documents notwithstanding the Redelivery of the Aircraft.

17.2     Redelivery Condition of Aircraft

      The Aircraft at the time of Redelivery shall have been
      maintained and repaired in all material respects in
      accordance with the Maintenance Programme as if the Aircraft were to be kept in further service by the
      [                       ] Lessee, and shall meet the
      following requirements:-

      (a) the Aircraft shall be in good operating condition (normal wear and tear excepted) with all of the Aircraft equipment, components and systems functioning in accordance with their intended use, irrespective of deviations or variations authorised by the minimum equipment list or configuration deviation list, all pilot and maintenance log book reports and discrepancies shall be clear and all systems shall be fully functional and operating within limits and guidelines established by the relevant manufacturers;

      (b) the Aircraft shall be clean by commercial airline standards;

      (c) the Aircraft shall be in the condition required in order to be fully eligible to receive an immediate certificate of airworthiness issued by the F.A.A. in accordance with FAR Part 21 or by the CAA, DGAC or the JAA or the LBA or any other analogous standards of another aviation authority approved by the Lessor and the Security Agent (such approval not to be unreasonably withheld) and, in addition, be placed on the operating certificate of a US airline in accordance with Part 121 of the FARs or of an English, French or German airline in accordance with the respective regulations of the CAA, the DGAC, the JAA or the LBA;

      (d) the Aircraft shall comply with all outstanding airworthiness directives and other instructions of the Aviation Authority and the F.A.A. applicable to the Aircraft, which have a known date for compliance on or before the Expiry Date, provided that the necessary service bulletin and kits are available to the [
                     ] Lessee prior to the Expiry Date (defined as
            aforesaid);

      (e)   the Technical Records shall be updated and maintained
            by [          ] Lessee up to the date of Redelivery;

      (f)   provided that the type certificate for A3[    ] series
            aircraft shall have not been withdrawn by the Aviation Authority, there shall on the date of Redelivery be a current Certificate of Airworthiness issued by the State of Registration or at the request of the Lessor a certificate of airworthiness for export issued by the State of Registration;

      (g) the Aircraft shall be free and clear of all Liens and Permitted Liens created by or arising through the [
                        ] Lessee or an Approved Sub-Lessee; and

      (h) all of the operator's special exterior markings shall have been removed or painted over by the [
               ] Lessee.

17.3 If, following a termination of the Lease Period pursuant to Clause 16.2, the Aircraft shall not be in the condition specified in Clause 17.2, the Lessor shall be entitled to
      require the [                    ] Lessee at the
      [                     ] Lessee's expense to remedy any
      defects or deficiencies in the Aircraft after Redelivery,
      and the [                     ] Lessee shall promptly comply
      with any such requirement.  If the [                       ]
      Lessee fails so to comply the Lessor shall be entitled to remedy such defects and deficiencies and to recover on
      demand from the [                      ] Lessee the costs so
      incurred, together with interest at the Default Rate from the date of expenditure by the Lessor of the relevant cost until the date of recovery thereof from the
      [                 ] Lessee (as well after as before
      judgment).

17.4  Upon the [                     ] Lessee becoming bound to
      return the Aircraft to the Lessor pursuant to any provision
      of this Agreement, the [                      ] Lessee shall
      (insofar as it is permitted or it is relevant to do so under Applicable Law of the State of Registration) forthwith at
      the [                       ] Lessee's own expense and upon
      advising the Lessor of its intention to do so and obtaining the consent of the Lessor with respect to the timing of the following, take all such steps as may be necessary to cancel the existing registration of the Aircraft and obtain and deliver to the Lessor all certificates relating to the Aircraft required by Applicable Law on any such
      cancellation.  The [                       ] Lessee shall
      (whenever such obligation to return arises) reasonably co-operate with the Lessor, at the Lessor's expense, in any transfer of or alteration to the registration of the Aircraft to the name of the Lessor or any person nominated by the Lessor; it being understood, however, that if the Lessor repossesses the Aircraft following a termination of the Lease Period pursuant to Clause 16.2 the costs of such repossession, deregistration and re-registration of the
      Aircraft shall be for the [                      ] Lessee's
      account.


18.     MANDATORY PREPAYMENT

18.1 If (i) pursuant to Clause 13 of the Priorities and Indemnities Agreement, the Lessor gives notice to the
      [                       ] Lessee terminating the leasing of
      the Aircraft hereunder or (ii) a Mandatory Prepayment Event shall have occurred, in each case the leasing of the Aircraft hereunder shall immediately terminate and the [
                  ] Lessee shall pay to the Lessor forthwith upon such termination:

      (a)   an amount in Dollars as shall equal the aggregate of:-

            (i) all arrears of Rent which remain outstanding under this Agreement as at the date of such termination; and

            (ii) the Termination Sum as at the date of such termination; together with

      (b) the Aircraft Secured Obligations less the amount referred to in Clause 18.1(a); and

      (c)   any other amounts in the relevant currencies which
            remain due and payable by the [                   ]
            Lessee and/or the Guarantor and/or the
            [                        ] Option Holder and/or the
            [                     ] Parent under any of the
            Facility Documents or any of the Aircraft Operative
            Documents.

18.2 A Mandatory Prepayment Event shall exist for the purposes of this Agreement if any of the following events shall occur and be continuing:-

      (a) if the guarantee and indemnity obligations of the Guarantor contained in Clause 10 of the Facility Agreement have, or the Guarantee and Indemnity (Lessor) has, for any reason become invalid, ineffective or unenforceable, in whole or in any material part and the Security Agent shall have declared that it elects to treat such invalidity, ineffectiveness or unenforceability as a Mandatory Prepayment Event; or

      (b) if any Loan Event of Termination in respect of any Advance shall have occurred, and, following the expiry of any relevant cure period referred to in Clause 25 of the Priorities and Indemnities Agreement, the Agent makes any declaration pursuant to Clause 9.2 of the Facility Agreement; or

      (c) a Mandatory Prepayment Event under Clause 18.2(b) of any or all of the 1994 Lease Agreements.


19.     PURCHASE OPTION

19.1  In consideration of the [                       ] Option
      Holder entering into this Agreement and giving representations, warranties and covenants hereunder, the
      [                     ] Option Holder shall be entitled, at
      any time during the Lease Period on giving to the Lessor not less than 10 Business Days prior notice ("Notice of Purchase") to purchase the Aircraft from the Lessor on the date specified in such notice (the "Purchase Date") being no later than the Expiry Date for:-

      (a)   an amount in Dollars as shall equal the aggregate of:

            (i) all arrears of Rent which remain outstanding under this Agreement as at the Purchase Date; and

            (ii)  the Termination Sum as at the Purchase Date;
                  together with

      (b) the Aircraft Secured Obligations less the amount referred to in Clause 19.1(a); and

      (c)   any other amounts in the relevant currencies which
            remain due and payable by the [                   ]
            Lessee and/or the Guarantor and/or the
            [                         ] Option Holder and/or the
            [                       ] Parent under any of the
            Facility Documents or any of the Aircraft Operative
            Documents,

      PROVIDED THAT the [                     ] Option Holder
      shall not be entitled to purchase the Aircraft pursuant to this Clause 19.1 if any Cancellation Event and/or Loan Event of Termination and/or Termination Event shall have occurred and be continuing unless at the same time (i) the
      [                  ] Option Holder and each other Option
      Holder purchases each of the Other Aircraft pursuant to Clause 19.1 of each of the Other Lease Agreements to which the relevant Option Holder is a party, and each of the 1994 Option Holders purchases each of the 1994 Facility Aircraft pursuant to Clause 19.1 of the 1994 Lease Agreements to which the relevant 1994 Option Holder is a party and (ii) if a Termination Event of the kind described in Clauses 16.1(m), (n), (o) or (p) shall have occurred and be continuing or the Lessor shall have served a notice terminating the Lease Period pursuant to Clause 16.2.2 following a Termination Event of the kind described in
      Clauses 16.1(m), (n), (o) or (p), the [                   ]
      Option Holder, each other Option Holder and each 1994 Option Holder shall be entitled to purchase the Aircraft, the Other Aircraft and the 1994 Facility Aircraft as described in (i) above if a trustee in bankruptcy, administrator, examiner, administrative receiver, receiver or similar officer appointed in the relevant jurisdiction grants its approval
      to such purchases by the [                     ] Option
      Holder, the other Option Holders and the 1994 Option Holders or, where required by Applicable Law, the relevant court grants an order approving or consenting to such purchases by
      the [                      ] Option Holder, the other Option
      Holders and the 1994 Option Holders,

      EXCEPT THAT:

      (a) if the only Cancellation Event and/or Loan Event of Termination and/or Termination Event is a List B Event
            then the [                ] Option Holder shall be
            entitled to exercise its right to purchase the Aircraft pursuant to this Clause 19.1. If the
            [                ] Option Holder exercises its right to
            purchase the Aircraft pursuant to this Clause 19.1 following the occurrence of a List B Event, the
            [                ] Option Holder shall be entitled to a
            credit against the amounts payable under this Clause
            19.1 in an amount equal to such proportion of any surplus then being held by the Security Agent as a result of the sale of any one or more of the Other Aircraft in respect of which a List B Event has occurred as is represented by a fraction the numerator of which is the amount of the surplus and the denominator of which is the number of aircraft financed pursuant to the Facility Agreement in respect of which a List B Event has occurred and which remain unsold;

      (b) if any Termination Event and/or Cancellation Event and/or Loan Event of Termination shall have occurred
            and be continuing, the [          ] Option Holder shall
            be entitled to exercise its right to purchase the Aircraft under this Clause 19.1 if the
            [                    ] Option Holder is exercising such
            right solely in order to enable the [                 ]
            Option Holder or the Guarantor or the
            [                     ] Lessee, as the case may be, to
            comply with its obligations to the then current Approved Sub-Lessee if such Approved Sub-Lessee has exercised an option to purchase the Aircraft under the relevant Approved Sub-Lease or any document ancillary thereto.

19.2  Notwithstanding the foregoing, the giving by the
      [                     ] Option Holder of the Notice of
      Purchase shall be without prejudice to the Lessor's entitlement to exercise its rights under Clause 16.2 at any time before the Purchase Date.

19.3  Upon not less than five (5) Business Days' prior notice
      ("[           ] Option Notice") to the Lessor, which
      [                     ] Option Notice once given shall be
      irrevocable, the [                    ] Option Holder may
      elect to purchase the Aircraft from the Lessor on the Expiry

      Date.  If the [                    ] Option Notice has been
      given, then on the Expiry Date the [                    ]
      Option Holder shall purchase the Aircraft for the sum of ten
      Dollars (US$10) PROVIDED THAT the [                    ]
      Lessee has paid the Rent payable on the Expiry Date and all arrears of Rent which remain outstanding under this Agreement together with any other amounts in relevant currencies which remain due and payable by the
      [                   ] Lessee and/or the Guarantor and/or the
      [                     ] Option Holder and/or the
      [                     ] Parent under any of the Facility
      Documents and/or any of the Aircraft Operative Documents and PROVIDED FURTHER THAT such purchase shall be subject to the same terms as the proviso to Clause 19.1.

19.4  Notwithstanding the foregoing, the giving by the
      [                     ] Option Holder of the
      [                     ] Option Notice shall be without
      prejudice to the Lessor's entitlement to exercise its rights under Clause 16.2 at any time before the Expiry Date.

19.5  The [                    ] Option Holder shall specify in
      any notice served by the [               ] Option Holder to
      the Lessor under this Clause that such notice is being served in accordance with this Clause 19.


20.     TRANSFER OF TITLE

20.1  Upon satisfaction in full by the [                  ] Lessee
      of its obligations under Clause 14.1(c) of the Priorities and Indemnities Agreement and upon payment to the Lessor of:

      (a)   the sum referred to in Clause 15.1.1(b);

      (b)   the sum referred to in Clause 16.2.2;

      (c)   the sum referred to in Clause 18.1;

      (d)   the sum referred to in Clause 19.1; or

      (e)   the sum referred to in Clause 19.3;

      the Lessor shall, at the cost and expense of the
      [                ] Lessee, by execution and delivery of a
      bill of sale, transfer to the [                     ] Option
      Holder or its designee or permitted transferee such right, title and interest of the Lessor in and to the Aircraft, or, in the event of a Total Loss, any part of the Aircraft then remaining, as it acquired from the Seller pursuant to the Purchase Agreement Assignment, in an "as-is, where-is and with all faults" condition and without benefit of any warranty from the Lessor other than the warranty that the Lessor had such title as was passed to it, free and clear of all rights of the Lessor, the Security Agent, the Agent and the Lenders and free and clear of Lessor's Liens. At the time of such transfer the Lessor shall at the
      [               ] Lessee's cost, assign to the
      [                    ] Option Holder or its designee or
      permitted transferee, as the case may be, all subsisting warranties of (i) the Seller pursuant to the Purchase Agreement, (ii) the Engine Manufacturer pursuant to the Engine Agreement and (iii) of any supplier or manufacturer in respect of any Part (including, without limitation, any subsisting Warranties (as defined in the Mortgage) of the Seller in respect of any such Part).

20.2 Without prejudice to the right of the Lessor to treat the occurrence of any of the events specified in Clause 16.1 as a repudiatory breach of this Agreement by the
      [                    ] Lessee it is expressly agreed and
      acknowledged by the Lessor that the [                     ]
      Option Holder's right to acquire title to the Aircraft pursuant to Clause 20.1 shall survive the occurrence of a Termination Event and any election by the Lessor to treat such occurrence as a repudiatory breach of this Agreement, PROVIDED ALWAYS THAT such right shall be subject and subordinate in all respects to the rights of the Lessor to repossess the Aircraft pursuant to Clause 16.2 and the rights of the Lessor, the Security Agent, the Agent and the Lenders under each of the Operative Documents and each of the Other Operative Documents and subject to the provisions of Clause 19.


21.     PRIORITIES AND INDEMNITIES AGREEMENT

21.1  The [                     ] Lessee hereby agrees and
      confirms that the indemnities and other payment obligations set out in the Priorities and Indemnities Agreement in Clauses 4, 5, 6, 7, 8, 9, 12 and 18 therein shall apply as
      against the [                 ] Lessee as if set out in this
      Agreement mutatis mutandis and subject in each case to all of the limitations set out in the Priorities and Indemnities Agreement (including, without limitation, Clause 10 thereof).

21.2  If at any time it becomes unlawful for the
      [                      ] Lessee to perform or comply with
      any or all of its obligations under this Agreement or under any of the other Aircraft Operative Documents to which it is a party or this Agreement is or becomes wholly or partly invalid, or unenforceable due to reasons beyond the Lessor's control the provisions of Clause 13 of the Priorities and Indemnities Agreement shall apply.


22.     ADDITIONAL AMOUNTS

      If, at any time, the Lessor serves a notice (containing such details as may be required pursuant to Clause 28 of the Priorities and Indemnities Agreement) on the
      [               ] Lessee certifying that the Agent, the
      Security Agent or, as the case may be, any of the Lenders has made a claim upon the Lessor under the Facility Agreement for a payment, then to the extent that such claim
      comprises an Additional Amount the [               ] Lessee,
      subject to Clause 10 of the Priorities and Indemnities Agreement, shall on demand pay to the Lessor to the credit
      of the Account or at the [                  ] Lessee's
      option to the Agent an amount equal to the sum of the Additional Amounts as certified in such notice and the provisions of Clause 12 of the Priorities and Indemnities Agreement shall apply with respect to such payment.


23.     ASSIGNMENT

23.1  Subject to the provisions of Clauses 5.5.2 and 13 of the
      Priorities and Indemnities Agreement, the [               ]
      Lessee may not assign, transfer or part with any of its rights or obligations under this Agreement except with the prior written consent of the Majority Lenders (which each Lender shall have absolute discretion to withhold).

23.2 Subject to the provisions of Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement and in the circumstances described in the proviso to Clause 24.3 of the Priorities and Indemnities Agreement, the Lessor may not assign, transfer or part with any of its rights or obligations under this Agreement except with the prior written consent of the Majority Lenders (which each Lender shall have absolute discretion to withhold) and, unless and until an Acceleration Event has occurred, of the
      [               ] Lessee (which the [                  ]
      Lessee shall have absolute discretion to withhold).


24.     LESSOR'S RIGHT OF SET-OFF

      Subject to the Priorities and Indemnities Agreement, at any time after the occurrence of an Acceleration Event and/or a Mandatory Prepayment Event the Lessor shall be entitled to set off or withhold from any sum or sums expressed in this Agreement or any of the Operative Documents to be due and
      payable by the Lessor to the [          ] Lessee any amounts
      due or expressed to be due and payable from the [
       ] Lessee to the Lessor under this Agreement, any of the other Operative Documents and each of the Other Lease Agreements.


25.     PRESERVATION OF INDEMNITIES

      Without prejudice to any right to damages or other claim which either party may, at any time, have against the other hereunder or under any of the Aircraft Operative Documents it is hereby agreed and declared that the indemnities in
      favour of the Lessor by the [              ] Lessee
      contained in this Agreement shall, subject in each case to all of the limitations contained therein, continue in full force and effect notwithstanding any sale or other disposition of the Aircraft, any Total Loss or any breach of the terms hereof or thereof by the Lessor (including fundamental breach), the repudiation by the Lessor or the [
                 ] Lessee of this Agreement or any of the Aircraft Operative Documents or the expiration of the Lease Period through effluxion of time or otherwise or the termination of the hire or sale of the Aircraft hereunder or under any other circumstance whatsoever.


26.     MISCELLANEOUS

26.1     Lessor's Right to Remedy

      If the [              ] Lessee fails to comply with any
      provision of this Agreement, the Lessor may, without being in any way obliged to do so or responsible for so doing and without prejudice to the ability of the Lessor to treat such failure as a Termination Event, effect compliance on behalf
      of the [              ] Lessee, whereupon the [
      ] Lessee shall indemnify the Lessor in respect of any amount thereby expended by the Lessor together with all costs and expenses (including legal costs) in connection therewith.

26.2      Delay in Enforcement, Waivers etc.

      All waivers of any right, power or privilege by either party hereto shall be in writing signed by such party. No failure or delay on the part of either party in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power preclude any other or further exercise of any such right or power. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law or in equity.

26.3  Invalidity

      If any term or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is already invalid or unenforceable shall not be affected thereby and each term and provision of this Agreement shall otherwise be valid and shall be enforceable to the fullest extent permitted by law.

26.4     Counterparts

      This Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

26.5     Further Assurances

      The [              ] Lessee agrees from time to time, and,
      save as expressly provided herein or in any other Operative
      Document, at the [              ] Lessee's expense, to do
      and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the Lessor to establish, maintain and protect the rights and remedies of the Lessor and to carry out and effect the intent and purpose of this Agreement and the other Operative Documents.

26.6     Entire Agreement

      This Agreement, in conjunction with the Operative Documents and the Second Mortgage and any written agreements of even date or subsequent date herewith between the Lessor and the
      [              ] Lessee, constitutes the entire agreement
      between the parties hereto in relation to the leasing of the
      Aircraft by the Lessor to the [              ] Lessee, and
      supersedes all previous proposals, agreements and other written and oral communications in relation thereto.


27.     NOTICES

27.1 Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall:-

      (a)   in order to be valid be in English and in writing;

      (b) be deemed to have been duly served on, given to or made in relation to a party if it is:

            (i) left at the address of that party set out herein or at such other address as that party may notify to the other parties hereto in writing from time to time or to any officer of the addressee; or

            (ii) posted by first class airmail postage prepaid in an envelope addressed to that party at such address; or

            (iii) sent by facsimile to the facsimile number of that party set out herein or to such other number as that party may notify to the other parties hereto from time to time;

      (c)   be sufficient if:-

            (i) executed under the seal of the party giving, serving or making the same; or

            (ii) signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorized representative of such party;

      (d)   be effective:-

            (i) in the case of a letter, when left at the address referred to in Clause 27.1(b)(i) or delivered in person to any officer of the addressee or (as the case may be) seven (7) Business Days after being deposited in the post first class airmail postage prepaid in an envelope addressed to the addressee at the address referred to in Clause 27.1(b)(i); and

            (ii) in the case of a facsimile transmission, when receipt is confirmed by return facsimile or by telephone (or on actual receipt if not so confirmed);

27.2 For the purposes of this Clause 27, all notices, requests, demands or other communications shall be given or made by being addressed as follows:-

      (a)   if to the Lessor to:

            ENCORE LEASING LIMITED
            P.O. Box 2003
            George Town
            Grand Cayman
            Cayman Islands
            B.W.I.

            Telephone No:     0101 809 949 7942
            Facsimile No:     0101 809 949 8340
            Attention:       Trust Services

            with a copy to the Security Agent at:-

            NATIONAL WESTMINSTER BANK PLC
            Corporate Banking Agency Group
            7th Floor, 135 Bishopsgate
            London EC2M 3UR

            Telephone No:     0171 375 5738/5931/5929
            Facsimile No:     0171 375 5854
            Attention:     Head of Corporate Banking Agency Group

     (b)    if to the [                   ] Lessee to:-

            [ILFC (BERMUDA) 7, LTD.
            29 Richmond Road,
            Hamilton, HM-AX,
            Bermuda]

            Telephone No:     0101 809 295 2121
            Facsimile No:     0101 809 292 6735/2276
            Attention:     [Mr. T. Leishman]

            [ILFC Ireland 2 Limited
            AIG House,
            Merrion Road,
            Dublin 4, Ireland

            Telephone No:     353 1 283 7775
            Facsimile No:     353 1 283 7774
            Attention:     Mr. D. Kent]

            [ALTERNATIVE LESSEE]

            Telephone No:     [                   ]
            Facsimile No:     [                   ]
            Telex No:     [                   ]
            Attention:     [                   ]

            with a copy to the Guarantor at:

            INTERNATIONAL LEASE FINANCE CORPORATION
            1999 Avenue of the Stars
            39th Floor
            Los Angeles
            CA 90067
            United States of America

            Telephone No:     1 310 788 1999
            Facsimile No:      1 310 788 1990
            Attention:        Legal Department and Chief Financial
                              Officer

     (c)    if to the [              ] Option Holder to:-

            [ILFC (BERMUDA) 6, LTD.
            29 Richmond Road,
            Hamilton, HM-AX,
            Bermuda]

            Telephone No:     [0101 809 295 2121]
            Facsimile No:     [0101 809 292 6735/2276]
            Attention:     [Mr. T. Leishman]

            with a copy to the Guarantor.

28.     GOVERNING LAW AND JURISDICTION

28.1 This Agreement and each of the Ancillary Documents shall be governed and construed in accordance with English law.

28.2 Each of the parties hereto irrevocably agrees for the benefit of each other that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and/or the Ancillary Documents and, for such purposes, irrevocably submits to the jurisdiction of such courts.

28.3 Each party irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause
      28.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and/or the Ancillary Documents and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

28.4 The submission to the jurisdiction of the courts referred to in Clause 28.2 shall not (and shall not be construed so as to) limit the right of any party to take proceedings against any other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

28.5 To the extent that any party or any of the property of any party is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, the relevant party for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any of the Facility Documents and/or the Aircraft Operative Documents or the subject matter hereof or thereof.

                                  SCHEDULE 1

                              Details of Aircraft


          One (1) Airbus A3[        ] aircraft

          Manufacturer's serial number [    ]

          [            ] registration mark   [       ]

          [                             ] series engines,
          serial numbers  [               ]

SCHEDULE 2

Representations and Warranties by the Lessor

(A) it is a company duly incorporated and validly existing under the laws of Cayman Islands and having full power, authority and legal right to own its property and carry on its business as presently conducted;

(B) it has the power and capacity to execute and deliver, and to perform its obligations under, this Agreement and each of the other Aircraft Operative Documents to which it is or will be a party and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

(C) it has taken all necessary legal action to authorise the person or persons to execute and deliver this Agreement and the other Aircraft Operative Documents and the Facility Documents to which it is or is to be a party to execute and deliver the same and thereby bind the Lessor to all the terms and conditions hereof and thereof and to act for and on behalf of the Lessor as contemplated hereby and thereby;

(D) this Agreement and each of the other Aircraft Operative Documents and the Facility Documents to which it is a party, constitute legal, valid and binding obligations of the Lessor enforceable in accordance with their terms subject to the qualifications thereupon contained in the legal opinions to be provided to the Lessor and the Lenders in accordance with the provisions of Clauses 3.2.1 and 3.2.2 of the Facility Agreement (in respect of the Facility Documents) and Part I of Schedule 7 to the Facility Agreement and Part I of Schedule 4 to this Agreement (in respect of the Aircraft Operative Documents);

(E) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Agreement and each of the other Aircraft Operative Documents and the Facility Documents to which it is or will be a party will not (i) contravene any existing Applicable Law to which the Lessor is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument or agreement to which the Lessor is a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Lien on or over any of its assets other than those created pursuant to the Facility Documents and the Aircraft Operative Documents;

(F) every consent, licence, registration and/or qualification required by the Lessor to enable it to carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Lessor or its ability to perform its obligations hereunder;

(G) every consent, registration, licence and/or qualification required by the Lessor to authorise, or required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of this Agreement and each of the other Aircraft Operative Documents to which it is a party or the performance by it of any of its obligations under this Agreement and each of the other Aircraft Operative Documents to which it is a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification which could have a material adverse effect on the business, assets or financial condition of the Lessor or the legality, validity, priority, enforceability, admissibility in evidence or effectiveness of any of the Facility Documents or the Aircraft Operative Documents;

(H) no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case could have a material adverse effect on the business, assets or financial condition of the Lessor or its ability to perform its obligations under any of the Facility Documents or the Aircraft Operative Documents to which it is or is to be a party;

(I) the Lessor has not taken any corporate action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

(J) the obligations of the Lessor under this Agreement and the other Aircraft Operative Documents and the Facility Documents are, or will upon execution hereof and thereof by the Lessor be direct, general and unconditional obligations of the Lessor and rank, or will rank, at least pari passu with all other present and future unsecured and unsubordinated obligations of the Lessor save for obligations mandatorily preferred by law;

(K) it has not, prior to entering into the Facility Documents, or, as the case may be, any of the Operative Documents engaged in any business or transaction or entered into any other contract or agreement with any person or otherwise created or incurred any liability to any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely in order for the Lessor to establish itself as a company duly incorporated and validly existing under the laws of the Cayman Islands or (ii) have occurred pursuant to any Facility Document or Operative Document;

(L)   no Loan Event of Termination has occurred and is continuing.

                              SCHEDULE 3

                                Part I

Representations and Warranties by the [               ] Lessee


(A)   it is a company duly incorporated and validly existing under
      the laws of [Bermuda] [Ireland] [           ] having full
      power, authority and legal right to own its property and carry on its business as presently conducted;

(B) it has the power and capacity to execute and deliver, and to perform its obligations under, this Agreement and each of the other Aircraft Operative Documents to which it is or will be a party and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

(C) it has taken all necessary legal action to authorise the person or persons to execute and deliver this Agreement and the other Aircraft Operative Documents and the Facility Documents to which it is or is to be a party to execute and
      deliver the same and thereby bind the [               ]
      Lessee to all the terms and conditions hereof and thereof
      and to act for and on behalf of the [                  ]
      Lessee as contemplated hereby and thereby;

(D) this Agreement and each of the other Aircraft Operative Documents and the Facility Documents to which it is a party, constitute legal, valid and binding obligations of the [
                  ] Lessee enforceable in accordance with their terms subject to the qualifications thereupon contained in the legal opinions to be provided to the Lessor and the Lenders in accordance with the provisions of Clauses 3.2.1 and 3.2.2 of the Facility Agreement (in respect of the Facility Documents) and Part I of Schedule 7 to the Facility Agreement and Part I of Schedule 4 to this Agreement (in respect of the Aircraft Operative Documents);

(E) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Agreement and each of the other Aircraft Operative Documents and the Facility Documents to which it is or will be a party will not (i) contravene any existing Applicable
      Law to which the [               ] Lessee is subject, (ii)
      conflict with, or result in any breach of any of the terms of, or constitute a default under, any document, instrument
      or agreement to which the [               ] Lessee is a
      party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Lien on or over any of its assets other than those created pursuant to the Facility Documents and the Aircraft Operative Documents;

(F)   every consent, licence, registration and/or qualification
      required by the [               ] Lessee to enable it to
      carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification which could have a material adverse effect on the business,
      assets or financial condition of the [               ]
      Lessee or its ability to perform its obligations hereunder;

(G)   every consent, registration, licence and/or qualification
      required by the [               ] Lessee to authorise, or
      required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of this Agreement and each of the other Aircraft Operative Documents to which it is a party or the performance by it of any of its obligations under this Agreement and each of the other Aircraft Operative Documents to which it is a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification which could have a material adverse effect on the business, assets or financial condition of the
      [       ] Lessee or the legality, validity, priority,
      enforceability, admissibility in evidence or effectiveness of any of the Facility Documents or the Aircraft Operative Documents;

(H) no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case could have a material adverse effect on the business, assets or financial condition of the
      [              ] Lessee or its ability to perform its
      obligations under any of the Facility Documents and/or to which it is or is to be a party;

(I)   the [              ] Lessee has not taken any corporate
      action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, examiner, trustee or similar officer of it or of any or all of its assets;

(J)   the obligations of the [              ] Lessee under this
      Agreement and the other Aircraft Operative Documents and the Facility Documents are, or will upon execution hereof and
      thereof by the [              ] Lessee be direct, general
      and unconditional obligations of the [              ] Lessee
      and rank, or will rank, at least pari passu with all other present and future unsecured and unsubordinated obligations
      of the [              ] Lessee save for obligations
      mandatorily preferred by law;

(K) it has not, prior to entering into the Facility Documents, or, as the case may be, any of the Operative Documents engaged in any business or transaction or entered into any other contract or agreement with any person or otherwise created or incurred any liability to any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely
      in order for the [               ] Lessee to establish
      itself as a company duly incorporated and validly existing
      under the laws of [Bermuda] [Ireland] [        ] or (ii)
      have occurred pursuant to any Facility Document or Operative Document [or (iii) have occurred in connection with the 1994 Facility].

                              SCHEDULE 3

                                Part II

Representations and Warranties by the [               ] Option
Holder


(A)   it is a company duly incorporated and validly existing under
      the laws of [Bermuda] [            ] having full power,
      authority and legal right to own its property and carry on its business as presently conducted;

(B) it has the power and capacity to execute and deliver, and to perform its obligations under, this Agreement and each of the other Aircraft Operative Documents to which it is or will be a party and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

(C) it has taken all necessary legal action to authorise the person or persons to execute and deliver this Agreement and the other Aircraft Operative Documents and the Facility Documents to which it is or is to be a party to execute and
      deliver the same and thereby bind the [               ]
      Option Holder to all the terms and conditions hereof and
      thereof and to act for and on behalf of the [              ]
      Option Holder as contemplated hereby and thereby;

(D) this Agreement and each of the other Aircraft Operative Documents and the Facility Documents to which it is a party, constitute legal, valid and binding obligations of the [
              ] Option Holder enforceable in accordance with their terms subject to the qualifications thereupon contained in the legal opinions to be provided to the Lessor and the Lenders in accordance with the provisions of Clauses 3.2.1 and 3.2.2 of the Facility Agreement (in respect of the Facility Documents) and Part I of Schedule 7 to the Facility Agreement and Part I of Schedule 4 to this Agreement (in respect of the Aircraft Operative Documents);

(E) the execution and delivery of, the performance of its obligations under, and compliance with the provisions of, this Agreement and each of the other Aircraft Operative Documents and the Facility Documents to which it is or will be a party will not (i) contravene any existing Applicable
      Law to which the [               ] Option Holder is subject,
      (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any document,
      instrument or agreement to which the [    ] Option Holder is
      a party or is subject or by which it or any of its assets may be bound, (iii) contravene or conflict with any provision of its constitutional documents, or (iv) result in the creation or imposition of, or oblige it to create, any Lien on or over any of its assets other than those created pursuant to the Facility Documents and the Aircraft Operative Documents;

(F)   every consent, licence, registration and/or qualification
      required by the [        ] Option Holder to enable it to
      carry on its business has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, licence, registration and/or qualification which could have a material adverse effect on the business,
      assets or financial condition of the [               ]
      Option Holder or its ability to perform its obligations hereunder;

(G)   every consent, registration, licence and/or qualification
      required by the [       ] Option Holder to authorise, or
      required by it in connection with, the execution, delivery, legality, validity, priority, enforceability, admissibility in evidence or effectiveness of this Agreement and each of the other Aircraft Operative Documents to which it is a party or the performance by it of any of its obligations under this Agreement and each of the other Aircraft Operative Documents to which it is a party has been duly obtained or made and is in full force and effect and there has been no default in the observance or performance of any of the conditions or restrictions (if any) imposed on, or in connection with, any such consent, registration, licence and/or qualification which could have a material adverse effect on the business, assets or financial condition of the
      [               ] Option Holder or the legality, validity,
      priority, enforceability, admissibility in evidence or effectiveness of any of the Facility Documents or the Aircraft Operative Documents;

(H) no litigation, arbitration or administrative proceeding is taking place, pending or, to the actual knowledge of its officers, threatened against it, or against any of its assets, which in any such case could have a material adverse effect on the business, assets or financial condition of the
      [               ] Option Holder or its ability to perform
      its obligations under any of the Facility Documents and/or to which it is or is to be a party;

(I)   the [               ] Option Holder has not taken any
      corporate action nor, to its knowledge or the knowledge of its officers, have any steps been taken or legal proceedings been started for winding-up, dissolution or re-organisation or for the appointment of a receiver or administrative receiver, or an administrator, trustee or similar officer of it or of any or all of its assets;

(J)   the obligations of the [               ] Option Holder under
      this Agreement and the other Aircraft Operative Documents and the Facility Documents are, or will upon execution
      hereof and thereof by the [               ] Option Holder be
      direct, general and unconditional obligations of the [
             ] Option Holder and rank, or will rank, at least pari passu with all other present and future unsecured and
      unsubordinated obligations of the [               ] Option
      Holder save for obligations mandatorily preferred by law;

(K) it has not, prior to entering into the Facility Documents, or, as the case may be, any of the Operative Documents engaged in any business or transaction or entered into any other contract or agreement with any person or otherwise created or incurred any liability to any person, other than any such transactions, contracts, agreements or liabilities or acquisitions of assets as (i) have been necessary solely
      in order for the [               ] Option Holder to
      establish itself as a company duly incorporated and validly
      existing under the laws of [Bermuda] [           ] or (ii)
      have occurred pursuant to any Facility Document or Operative Document [or (iii) have occurred in connection with the 1994 Facility].

                              SCHEDULE 4

                                Part I

Conditions Precedent to the Obligations of the Lessor


(A) Delivery of the Aircraft to the Lessor shall have occurred in accordance with the Purchase Agreement Assignment.

(B) The Lessor or its duly authorised representative shall have received each of the following:

      (i)   this Agreement, duly executed and delivered by the [
                      ] Lessee and the [                ] Option
            Holder;

      (ii) each of the other Aircraft Operative Documents duly executed and delivered by the relevant parties thereto;

      (iii)       an Acceptance Certificate duly executed by and on
                  behalf of the [      ] Lessee;

      (iv)  a Director's or Secretary's certificate of the [
                  ] Lessee attaching thereto, and certifying as
            true copies of the originals:-

            (i)   the [Memorandum of Association and Bye-laws]
                  [Memorandum and Articles of Association]
                  [            ] of the [           ] Lessee;

            (ii)  the resolutions of the board of the [
                  ] Lessee approving the entry into by the [
                       ] Lessee of the Facility Documents and the
                  Aircraft Operative Documents to which the [
                        ] Lessee is a party; and

            (iii)       the power of attorney appointing those
                        authorised to sign on behalf of the [
                             ] Lessee the Facility Documents and the
                        Aircraft Operative Documents to which the
                        [        ] Lessee is a party;

            or, as the case may be, a Director's certificate that such documents have remained unchanged and in full force and effect since the form of those documents provided to the Agent pursuant to the Facility Agreement or to the Lessor pursuant to a previous Other
            Lease Agreement to which the [               ] Lessee
            is a party;

      (v)   a Director's or Secretary's certificate of the
            [               ] Option Holder attaching thereto, and
            certifying as true copies of the originals:-

            (a)   the [Memorandum of Association and Bye-laws]
                  [            ] of the [               ] Option
                  Holder;

            (b)   the resolutions of the board of the
                  [               ] Option Holder approving the
                  entry into by the [               ] Option Holder
                  of the Facility Documents and the Aircraft
                  Operative Documents to which the [               ]
                  Option Holder is a party; and

            (c)   the power of attorney appointing those authorised
                  to sign on behalf of the [               ] Option
                  Holder the Facility Documents and the Aircraft
                  Operative Documents to which the [               ]
                  Option Holder is a party;

            or, as the case may be, a Director's certificate that such documents have remained unchanged and in full force and effect since the form of those documents provided to the Agent pursuant to the Facility Agreement or to the Lessor pursuant to a previous Other
            Lease Agreement to which the [               ] Option
            Holder is a party;

      (vi)  a certificate duly executed by the [               ]
            Lessee conclusively acknowledging that all of the [
                        ] Lessee's conditions precedent set out in
            Part II of Schedule 4 have been satisfied or waived;

      (vii) a commercial invoice for the Aircraft issued by the Seller specifying the net Final Contract Price (as defined in the Purchase Agreement);

     (viii) a certificate of the insurance broker or, if the Insurances are not placed through an insurance broker, the insurers of the initial Approved Sub-Lessee and letter of undertaking from such broker in respect of the insurances addressed to the Lessor in each case in the agreed and annexed form or in such other form and substance acceptable to the Lessor and Security Agent;

      (ix)  in respect of the initial Approved Sub-Lease, a copy, certified as a true copy by a duly authorised officer
            of the [               ] Lessee of each of the
            following:

            (a)   the Approved Sub-Lease;

            (b) the Approved Sub-Lessee's operating licence or its equivalent (if any) in any relevant jurisdiction;

            (c) the Approved Sub-Lessee's air operator's certificate issued by the Aviation Authority authorising the Approved Sub-Lessee to fly aircraft of the same type and specification as the Aircraft for the purposes of public transport;

            (d) in relation to the Aircraft, the Certificate of Airworthiness in the public transport (passenger) category issued by the Aviation Authority;

            (e) the certificate of registration issued by the Aviation Authority in respect of the Aircraft;

      (x)   a legal opinion from Maples & Calder, Cayman Islands
            counsel to the Lenders and the [                  ]
            Lessee;

      (xi)  a legal opinion from [Appleby, Spurling & Kempe] [A & L
            Goodbody] [                    ], [Bermuda] [Irish]
            [                   ] counsel to the [Lenders]
            [Guarantor];

      (xii)       a legal opinion from Buchalter, Nemer, Fields &
                  Younger, California counsel to the Lenders;

     (xiii) a legal opinion from Wilde Sapte, English counsel to the Lenders;

      (xiv) a legal opinion from Counsel to the [Lenders] [the Guarantor] in the jurisdiction of incorporation of
                  the [         ] Option Holder;

      (xv) a legal opinion, in form and substance acceptable to the Lessor and the Security Agent, of the relevant external counsel of the jurisdiction in which the Aircraft pursuant to the Approved Sub-Lease is to be registered and/or habitually based, issued in favour of the Lessor and the Security Agent in relation to the matters referred to in Clauses 9.2.2(c) and 9.4.2(h); and

      (xvi) any and all other licences, consents, approvals or authorisations which any of the legal opinions referred to in (x) to (xv) inclusive above state are required in connection with any of the Facility Documents and/or the Aircraft Operative
                  Documents to which the [               ] Lessee
                  and the [               ] Option Holder is
                  respectively a party.

(C) The Lessor shall be satisfied that the Approved Sub-Lessee has obtained any necessary licences for the importation of the Aircraft into the State of Registration and that all applicable customs and duties in respect of the sale of the Aircraft to, and the acquisition of the Aircraft by, the Lessor have been discharged by the Approved Sub-Lessee.

(D)   Each of the representations and warranties contained in
      Schedule 3, Part I and Schedule 3, Part II shall remain true and accurate on the Delivery Date as if given on that date by reference to the facts and circumstances then existing.

                                   SCHEDULE 4

                                    Part II

Conditions Precedent to the Obligations of the [               ]
Lessee


(A)   The [               ] Lessee or its duly authorised agent
      shall have received each of the following:

      (i)   this Agreement, duly executed by the Lessor;

      (ii) an original of each of the other Aircraft Operative Documents to which it is a party and a certified copy of each of the other Aircraft Operative Documents to which it is not a party (other than the Purchase Agreement, the Engine Agreement and the Support Agreements) and the Second Mortgage, duly executed by the Lessor;

      (iii) a Secretary's certificate of the Lessor setting out the specimen signatures of those persons authorised to sign the Facility Documents and the Aircraft Operative Documents to which the Lessor is a party and attaching thereto, and certifying as true copies of the originals:-

            (a) the Memorandum and Articles of Association of the Lessor;

            (b) the resolutions of the board of the Lessor approving the entry into by the Lessor of the Facility Documents and the Aircraft Operative Documents to which the Lessor is a party; and

            (c) the power of attorney appointing those authorised to sign on behalf of the Lessor the Facility
                  Documents and the Aircraft Operative Documents to which the Lessor is a party;

            or, as the case may be, a Director's certificate of the Lessor that such documents have remained unchanged and in full force and effect since the form of those
            documents provided to the [               ] Lessee
            pursuant to the Facility Agreement or a previous Other Lease Agreement.

      (iv)  a legal opinion from Maples & Calder, Cayman Islands
            Counsel to the Lenders and the [               ]
            Lessee; and

      (v) any and all other licences, consents, approvals or authorisations which the legal opinion referred to in
            (iv) above states are required in connection with any of the Facility Documents and the Aircraft Operative Documents to which the Lessor is a party;

      (vi) an acceptance certificate from the Approved Sub-Lessee under the initial Approved Sub-Lease, duly executed by the Approved Sub-Lessee.

(B)   Each of the representations and warranties contained in
      Schedule 2 shall remain true and accurate on the Delivery
      Date as if given on that date by reference to the facts and circumstances then existing.

                                SCHEDULE 5

                           Acceptance Certificate


(Manufacturer's Serial Number [              ])

                                   [date]


Attention:


This Acceptance Certificate is executed and delivered pursuant to Clause 5 of an aircraft lease agreement no. 1995-[ ] dated
[               ] (the "Agreement") between (1) Encore Leasing
Limited as lessor (the "Lessor"), and (2) [ILFC (Bermuda) 7, Ltd.] [ILFC Ireland 2 Limited] [Alternative Lessee] as lessee
(the "[               ] Lessee") and (3) [ILFC (Bermuda) 6, Ltd.]
[             ] as option holder.  Words and expressions defined
in the Agreement shall, except where the context otherwise requires, have the same respective meanings when used in this Acceptance Certificate.

The [               ] Lessee hereby irrevocably and
unconditionally confirms and agrees that:-

(a) on the date hereof the Aircraft more particularly described in the Schedule hereto was irrevocably and unconditionally
      accepted by the [               ] Lessee on behalf of the
      Lessor as "Buyer" pursuant to the Purchase Agreement and the Purchase Agreement Assignment and as the Lessor's duly authorised agent;

(b) on the date hereof the Aircraft more particularly described in the Schedule hereto was irrevocably and unconditionally
      accepted on lease by the [               ] Lessee, the Lease
      Period has commenced and henceforward the Aircraft will be subject to the terms and conditions of the Agreement;

(c) the representations and warranties set out in Schedule 3 of the Agreement are true, accurate and fully observed as if the same had been made and given on and as of the date hereof with respect to the facts and circumstances subsisting as of the date hereof;

(d)   no Relevant Event has occurred and is continuing;

(e) the nameplates required to be affixed to the Aircraft pursuant to Clause 12.4.1 have been duly affixed in compliance with such Clause; and

(f)   the Expiry Date is [               ].

                  Schedule to the Acceptance Certificate



One (1) Airbus A3[         ] aircraft, (Manufacturer's Serial
Number [              ])
Registration Mark [      ]
and [two (2)][four (4)] [              ] aircraft engines.



     Airframe Serial No.               Engine Serial Nos.








                                   For and on behalf of
                                   [ILFC (Bermuda) 7, Ltd.]
                                   [ILFC  Ireland 2 Limited]
                                   [Alternative Lessee]
                                   By:
                                   Name:
                                   Title:

                            SCHEDULE 6

                              Part I

                               Rent


RENTAL PAYMENT      PRINCIAPL         FIXED             TOTAL RENT
DATE                COMPONENT OF      INTEREST          PAYABLE
                    RENT              COMPONENT
                                      OF RENT



[ten years of semi-annual
dates to match the dates
to be inserted in Loan
Supplement]

                                     SCHEDULE 6

                                      Part II

                                       Rent


(a) The amount payable on any Rental Payment Date under Part II of Schedule 6 shall be the Principal Component of Rent set out opposite that Rental Payment Date in paragraph (b) below together with the amount of interest notified by the Lessor as payable on that Rental Payment Date in accordance with paragraph (c) below.

(b)     Rental Payment Date          Principal Component of Rent

         [ten years of semi-annual dates
         to match the dates to be inserted
         in Loan Supplement]

(c)   Two Banking Days before each Value Date the Lessor shall
      notify the [            ] Lessee of the amount of interest
      payable under this Part II of Schedule 6 on the Rental Payment Date immediately succeeding that Value Date prior to the termination howsoever of the leasing of the Aircraft to
      the [            ] Lessee.  The interest in respect of each
      Value Date shall be calculated in accordance with Clause
      [    ] of the Facility Agreement except that the amount in
      respect of which interest is payable shall be the Outstanding Principal Component of Rent shown opposite the Value Date in column 2 of the table set out below.

         Value Date                  Outstanding Principal
                                     Component of Rent


         [ten years of semi-annual dates
         to match the dates to be
         inserted in Loan Supplement]




"Value Date" means the Drawdown Date and each Rental Payment
Date.

                         SCHEDULE 6

                          Part III

                  Termination Sum Calculation


The Termination Sum shall be calculated as follows:-

(a)   If the Expiry Date is a Rental Payment Date the Termination
      Sum shall be the aggregate of:-

      (i)   the aggregate of all the amounts set out in Part I of
            Schedule 6 in the column headed "Principal Component of Rent" from and including the amount set out therein opposite that Rental Payment Date together with the amount set out opposite that Rental Payment Date in the column headed Interest Component of Rent; and

      (ii)  the aggregate of:

            (aa)  the amount set out in the column headed
                  "Outstanding Balance of Rent" opposite that Rental Payment Date in the table below


          Rental Payment Date           Outstanding Balance of
                                        Rent



          [ten years of semi-annual
          dates to match the dates to
          be inserted in Loan
          Supplement]



      and



      (bb) the amount of interest notified in accordance with paragraph (c) of Part II of Schedule 6 as payable on that Rental Payment Date.

(b)   If the Expiry Date is not a Rental Payment Date the
      Termination Sum shall be the aggregate of:-

      (i)   the aggregate of all the amounts set out in Part I of
            Schedule 6 in the column headed Principal Component of Rent from and including the Rental Payment Date immediately succeeding the Expiry Date together with an amount calculated as follows:-

                          A  x C
                         ---
                          B

            Where       A     equals the amount shown in the column
                              headed Interest Component of Rent
                              opposite the immediately succeeding
                              Rental Payment Date;

                  B     equals the total number of days in the
                        Interest Period;

                  C equals the total number of days elapsed in the Interest Period excluding the Expiry
                        Date; and

      (ii) the amount set out opposite the Interest Period in which the Expiry Date falls in the table below together with an amount calculated as follows:-

                  A  x C
                 ---
                  B

            Where       A     equals the amount notified in accordance
                              with paragraph (c) of Part II of
                              Schedule 6 as payable on the immediately succeeding Rental Payment Date

                  B     equals the number of days in the Interest
                        Period

                  C equals the total number of days elapsed in the Interest Period excluding the Expiry
                        Date.


      Interest Period (in each case          Outstanding Principal
      from and including the first           Component of Rent
      date to and including the last date)


            [ten years of semi-annual dates to
            match the dates to be inserted
            in Loan Supplement]



      For the avoidance of doubt it is understood and agreed that if the Expiry Date is the Rental Payment Date on the tenth anniversary of the Delivery Date the Termination Sum shall be nil.

                               SCHEDULE 7

                      Mandatory Lease Provisions


1.1     Rent

      (a) In relation to any Approved Sub-Lease of the Aircraft, "Applicable Minimum Rent" means in respect of each six month period ending on a Rental Payment Date an amount which is not less than the aggregate of:-

            (i) the amount appearing under the column designated as "Fixed Interest Component of Rent" in Part I of
                  Schedule 6 shown opposite the relevant Rental Payment Date stipulated in Part I of Schedule 6; and

            (ii)  the amount of interest (if any) notified to the
                  [               ] Lessee in accordance with
                  paragraph (c) of Part II of Schedule 6 as being payable on the first Rental Payment Date as referred to in sub-paragraph (i) above which falls after the date on which the Aircraft is to be delivered to the Approved Sub-Lessee pursuant to the Approved Sub-Lease, provided that it shall be assumed that for the purposes of determining the Applicable Minimum Rent, if no amount of interest has been notified, an amount equal to the amount of interest last notified in accordance with paragraph (c) of Part II of Schedule 6 will be payable on each Rental Payment Date thereafter.

      (b) "rent" may include any periodic amount of an income nature payable by the Approved Sub-Lessee under an Approved Sub-Lease (notwithstanding that such amount is not described therein as rent), provided that there is
            no obligation imposed upon the [                ]
            Lessee by the Approved Sub-Lease to refund all or any part of such amount (except to the extent that it represents (i) a refund of any tax credit received and
            utilised by the [                  ] Lessee or (ii) an
            overpayment in relation to the actual period during which the Approved Sub-Lessee shall have had use or possession of the Aircraft), provided further that if the Approved Sub-Lease provides for adjustment of rent instalments by reference to interest rate fluctuation, the rent for any period shall be deemed to be the amount which would result if LIBOR throughout the term of the Approved Sub-Lease were a rate equal to LIBOR for a period of six months determined on the date of the Approved Sub-Lease (or, if such date is not a Banking Day, on the immediately preceding Banking Day).

1.2 All rent under an Approved Sub-Lease of an Aircraft shall be denominated and payable in Dollars (save that rentals may be payable in another freely convertible currency, in amounts calculated by converting the prescribed Dollar amount into such currency by reference to the actual exchange rate on the date of payment or on such earlier date as may be specified in the Approved Sub-Lease in order to afford the Approved Sub-Lessee a sufficient period to arrange payment following such calculation) unless the Lessor agrees otherwise in relation to such Approved Sub-Lease.

1.3 Subject to the provisions of paragraphs 1.5 and 1.6, the rent payable under any Approved Sub-Lease of an Aircraft shall at no time be less than the Applicable Minimum Rent for the Aircraft for the same period (determined on a proportionate basis, if the Approved Sub-Lease provides for rent to be payable on a basis other than semi-annually),

      PROVIDED THAT if the Approved Sub-Lease provides for rent instalments which are to vary in accordance with an agreed schedule, the amount to be compared with the Applicable Minimum Rent shall be calculated as the semi-annual equivalent of the monthly or, as the case may be, the quarterly rental instalments payable throughout the period of the Approved Sub-Lease.

1.4 The Approved Sub-Lease shall be a net lease and the Approved Sub-Lessee's obligation to pay Rent and make other payments in accordance with the Approved Sub-Lease will be absolute and unconditional under any and all circumstances and regardless of other events save for performance of the Lessor's obligations under any quiet enjoyment undertaking provided to the Approved Sub-Lessee.

1.5   If the [                  ] Lessee so requests, the Rent
      payable in respect of the initial period of up to six (6) months in respect of the initial Approved Sub-Lease may be lower than the Applicable Minimum Rent PROVIDED THAT:

      (i)   the Aircraft is subject to post-delivery modifications;

      (ii) the Rent payable by the Approved Sub-Lessee may be reduced by being pro rated on a daily basis for such period (not to exceed 1 calendar month) as the Aircraft is subject to post-delivery modifications; and

      (iii) in any event the Rent payable in respect of the initial six month period shall be an amount equal to or greater than five-sixths of the Applicable Minimum Rent.

1.6 The Rent payable in respect of the initial period of up to six (6) months in respect of any Approved Sub-Lease in replacement of the initial Approved Sub-Lease may be lower than the Applicable Minimum Rent PROVIDED THAT

      (i) the Lease Period of such Approved Sub-Lease is scheduled to continue for at least three (3) years; or

      (ii)  the [               ] Lessee first obtains the consent
            of the Lessor and the Security Agent, such consent not to be unreasonably withheld or delayed.

2.     Reserves

      In those Approved Sub-Leases where the [               ]
      Lessee requires the payment of airframe and engine reserves (collectively the "Reserves") the Approved Sub-Lessee shall
      pay to the [               ] Lessee supplemental Rent, based
      on the Approved Sub-Lessee's use of the Aircraft during the Lease Period, in the form of the Reserves on a per flight hour basis.


3.     Disclaimer

3.1   The Approved Sub-Lessee shall, on delivery of the Aircraft,
      expressly acknowledge to the [               ] Lessee that
      no condition, warranty or representation, express or implied whether statutory or otherwise is or has been given by or on
      behalf of the [           ] Lessee in respect of the
      Aircraft including as to description, airworthiness, condition, workmanship, merchantability, fitness for any purpose or design of the Aircraft (if the Approved Sub-Lessee so requires and if the Applicable Law limits the extent to which such acknowledgement may be given, such acknowledgement may be qualified so that it is given only to the extent permitted by Applicable Law). Delivery by the
      Approved Sub-Lessee to the [      ] Lessee of an estoppel
      and acceptance certificate in the form agreed between the [ ] Lessee and the Approved Sub-Lessee will be conclusive
      proof as between the [          ] Lessee and the Approved
      Sub-Lessee that the Aircraft or any part thereof is without defect whether or not discoverable at delivery and in every way satisfactory to the Approved Sub-Lessee.

3.2 Without prejudice to the disclaimer in paragraph 3.1 the Approved Sub-Lessee's obligation to accept delivery of the Aircraft may be conditional on the Approved Sub-Lessee having satisfied itself by inspection as to the condition thereof or as to compliance with any specific criteria prior to the execution of the estoppel and acceptance certificate referred to in paragraph 3.1.

3.3   The [                    ] Lessee may warrant or undertake
      to the Approved Sub-Lessee that the Aircraft will comply with certain specific factual criteria, provided such warranty or undertaking is satisfied or discharged by the Approved Sub-Lessee's acceptance of the Aircraft upon the execution of the estoppel and acceptance certificate referred to in paragraph 3.1 (or, if the Approved Sub-Lessee agrees to accept delivery notwithstanding non-compliance,
      provided the [        ] Lessee undertakes to rectify such
      non-compliance (or provide appropriate compensation) within an agreed period after delivery).

3.4   The [                    ] Lessee will cause the disclaimer
      and exclusion provisions of Clause 6 of this Agreement to be made known to any Approved Sub-Lessee and will procure that
      the Approved Sub-Lessee confirms to the [                  ]
      Lessee, prior to commencement of the sub-leasing, that the Approved Sub-Lessee accepts and agrees to be bound by the provisions of Clause 6 of this Agreement.

4.     Operational Undertakings

4.1 The Approved Sub-Lessee shall undertake that throughout the period of the Approved Sub-Lease the Approved Sub-Lessee shall:-

      (a)   Compliance with Laws

            comply with all Applicable Laws and regulations from time to time in force in any country to, from, in or over which the Aircraft is flown (if the [
                 ] Lessee so requires this undertaking may be
            qualified so that the Approved Sub-Lessee will not be in breach of this undertaking by virtue of an alleged breach of law or regulation if the Approved Sub-Lessee is contesting in good faith by appropriate proceedings the applicability to it of such law or regulation, provided that adequate resources for the payment of any amounts which may arise in connection with such proceedings have been provided by the Approved Sub-Lessee and such proceedings or such non-compliance or continued non-compliance with such laws or regulations do not give rise to any likelihood of the Aircraft or any interest in the Aircraft being sold, forfeited or otherwise lost);

      (b)   Registration of the Aircraft

            the Approved Sub-Lessee at its sole cost and expense will:-

            (i) register and maintain registration of the Aircraft at the register of the Aircraft in the State of Registration;

            (ii) from time to time take all other steps then required by Applicable Law (including the Geneva Convention if applicable) or by practice, custom
                  or understanding or as the [           ] Lessee
                  may reasonably request to protect and perfect the Lessor's interest in the Aircraft as owner and as
                  lessor, the [             ] Lessee as lessor and
                  the Security Agent's interest as assignee under any Sub-Lease Security Assignment.

                  To the extent permitted by Applicable Law and in accordance with the requirements of the Applicable Law from time to time the Approved Sub-Lessee at its sole cost and expense will cause the Approved Sub-Lease to be kept filed and recorded in the State of Registration and in any other offices as is necessary to protect the Lessor's, the [
                             ] Lessee's and the Security Agent's
                  rights described in (i) and (ii) above.

      (c)   Non-forfeiture

            not do or permit to be done anything which might expose the Aircraft to condemnation, destruction, seizure or confiscation if the Approved Sub-Lessee so requires, this undertaking may be qualified so that:-

                  (aa) it does not extend to any act or omission giving rise to exposure to such penalty, forfeiture or detention where such act or omission (or an earlier act or omission the consequences of which would be to cause such act or omission to give rise to such penalty, forfeiture or detention when such exposure would not otherwise have arisen from such act or omission) (i) occurred prior to the leasing of the Aircraft to the Approved Sub-Lessee, or (ii) was an act of the [
                              ] Lessee, the Lessor or the Security
                        Agent (other than an act relating to the
                        maintenance, repair, management, control,
                        leasing, condition, use or operation of the
                        Aircraft or of any other aircraft or engine
                        operated by the Approved Sub-Lessee, and
                        consented to by the [                  ]
                        Lessee or permitted under the Approved Sub-
                        Lease or taken as a result of the occurrence and continuance of an event of default under the Approved Sub-Lease); and/or
                  (bb) it does not extend to any act or omission giving rise to a penalty, forfeiture or detention which is being contested in good faith by appropriate proceedings (provided that (i) adequate resources have been made available by the Approved Sub-Lessee for any payment which may arise or be required in connection with such penalty, forfeiture or detention, or proceedings taken in respect thereof, and (ii) such proceedings, or such penalty, forfeiture or detention, or the continued existence thereof, do not give rise to any likelihood of the assets to which such penalty, forfeiture or detention relates or any interest in such assets being sold, forfeited or otherwise lost);

            (d)   No Liens (other than Permitted Liens)

                  not create or agree to create any Lien (other than a Permitted Lien) in respect of the Aircraft or the Approved Sub-Lease, and promptly discharge all obligations which may give rise to such Lien (if the Approved Sub-Lessee so requires, this undertaking may be qualified so that it does not extend (i) to any Lien arising as a result of (aa) any act or omission occurring prior to the leasing of the Aircraft to the Approved Sub-Lessee, or
                  (bb) any act of the [                    ] Lessee,
                  the Lessor or the Security Agent (other than an act relating to the maintenance, repair, management, control, leasing, condition, use or operation of the Aircraft or of any other aircraft or engine operated by the Approved Sub-Lessee or permitted under the Approved Sub-Lease or taken as a result of the occurrence and continuance of an event of default under the Approved Sub-Lease) and/or (ii) to any alleged Lien the validity of which is being, or to any obligation which may give rise to such a Lien but the applicability of which is being, challenged in good faith by appropriate proceedings (provided that (aa) adequate resources have been made available by the Approved Sub-Lessee for any payment which may arise or be required in connection with such proceedings or such obligation, and (bb) such proceedings, or such obligation, or the continued existence thereof, do not give rise to any likelihood of the Aircraft or the Approved Sub-Lease or any interest in either of them being sold, forfeited or otherwise lost);

      (e)     Inspection

            permit but not oblige the [                    ]
            Lessee, the Lessor and the Security Agent or their respective nominees to inspect/survey the Aircraft on reasonable notice, not disturbing the normal commercial or maintenance operation thereof;

      (f)     Costs of Operation

            pay all costs directly or indirectly incurred in connection with the operation of the Aircraft during the period of the Approved Sub-Lease; and the obligations and liabilities of the Approved Sub-Lessee arising prior to return of the Aircraft to the [
                       ] Lessee will continue in full force and
            effect notwithstanding termination howsoever of the Approved Sub-Lease;

      (g)     No Violation of Insurance Policies

            not use or permit the Aircraft to be used in any manner or for any purpose which is not covered by the insurance policies that the Sub-Lessee is required to carry and maintain under the Approved Sub-Lease.

5.     Sub-Sub-leasing

      The Approved Sub-Lessee will not part with possession of the Aircraft (except for maintenance and repair) at any time without the prior written consent of the [ ] Lessee, the grant or refusal of which will be either in the absolute
      discretion of the [        ] Lessee or upon terms that the [
                        ] Lessee's consent shall not be
      unreasonably withheld, PROVIDED ALWAYS THAT if any sub-sub-lease would involve the Aircraft being registered or habitually based outside the country of the Approved Sub-Lessee, the Approved Sub-Lease shall stipulate that it shall
      be reasonable for the [                    ] Lessee to
      withhold its consent, unless (i) the Lessor and the Security Agent are satisfied (with the support of an independent local legal opinion) that their respective interests as owner of the Aircraft and as assignee of the Sub-Lease Security Assignment would be fully recognised and protected in the jurisdiction in which the Aircraft is proposed to be based, (ii) neither the State of Registration nor the Habitual Base (if the Habitual Base is a different country from the State of Registration) is a Prohibited Country and
      (iii) the [                    ] Lessee certifies to the
      Lessor and the Security Agent that the terms of the sub-sub-lease neither conflict nor are inconsistent with the terms of the Approved Sub-Lease.

      Any such sub-sub-lease shall be for a period not exceeding twelve (12) months and for the purpose of determining the period of any sub-sub-lease there shall be included any additional or extended period or periods contemplated by the documents entered into by the Approved Sub-Lessee and the sub-sub-lessee in respect of the sub-sub-leasing of the Aircraft.

      Any such sub-sub-lease will be subject and subordinate to the Approved Sub-Lease and shall prohibit further derivative sub-leasing by the sub-sub-lessee. The Approved Sub-Lessee will continue to be responsible for performance of its obligations under the Approved Sub-Lease during any period of sub-sub-lease.

      The Approved Sub-Lessee may enter into a Wet Lease provided that (i) the Aircraft shall remain registered in the State of Registration of the Approved Sub-Lessee; (ii) the Aircraft shall neither be habitually based nor operated in a Prohibited Country and (iii) the Approved Sub-Lessee retains at all times full responsibility for the Insurances.

6.     Maintenance

      Throughout the period of the Approved Sub-Lease the Approved Sub-Lessee shall maintain and repair the Aircraft, Engines and all of the Parts in accordance with (i) the Maintenance Programme, (ii) the rules and regulations of the Aviation Authority, (iii) in accordance with any other regulations or requirements necessary in order to (a) maintain a Certificate of Airworthiness for the Aircraft at all times
      and upon return of the Aircraft to the [               ]
      Lessee on the return date stipulated in the Approved Sub-
      Lease to obtain, at the election of the [           ]
      Lessee, a Certificate of Airworthiness issued by the FAA in accordance with FAR Part 21 or by the CAA or the DGAC or the JAA or the LBA or any other analogous standards of another aviation authority approved by the Lessor and the Security Agent (such approval not to be unreasonably withheld) and
      (b) enable the Aircraft to be placed on the operating certificate of a U.S. airline in accordance with Part 121 of the Federal Aviation Regulations (or any legislative re-enactment or modification thereof) or of an English or French airline in accordance with the respective regulations of the CAA, the DGAC, the JAA or the LBA.

7.     Engine and Part Installation

      The provisions in the Approved Sub-Lease relating to treatment of engines and parts shall correspond and comply in all material respects with those stated in Clause 11 of this Agreement.

8.     Indemnities

      The Approved Sub-Lessee shall undertake to indemnify the [
                    ] Lessee (upon terms acceptable to the [
                ] Lessee) at all times in respect of any and all losses or liabilities ("Liabilities") arising from the maintenance, repair, management, control, leasing, condition, use or operation of the Aircraft during the period of the Approved Sub-Lease, provided that such indemnities shall not be qualified as to any period of validity.

9.     Insurance

      The insurance obligations of the Approved Sub-Lessee shall, mutatis mutandis correspond and comply in all material respects with those stated in Clause 14 of and Schedule 9 to
      this Agreement, references therein to the Lessor, the [   ]
      Lessee and the Lease meaning the [                    ]
      Lessee, the Approved Sub-Lessee and the Approved Sub-Lease respectively.

10.     Representations and Warranties

      The Approved Sub-Lessee shall represent and warrant to the [
                        ] Lessee:

      (a) concerning the Approved Sub-Lessee's corporate standing or legal status;

      (b) that the Approved Sub-Lease has been duly authorised and executed by the Approved Sub-Lessee; and

      (c) that the Approved Sub-Lease constitutes legal, valid and binding obligations of the Approved Sub-Lessee (if
            the [                    ] Lessee so requires, this
            representation and warranty may be qualified by reference to the qualifications in the legal opinion relating to the Approved Sub-Lease).


11.     Return of Aircraft

      The return obligations of the Approved Sub-Lessee shall correspond and comply in all material respects with the following provisions:-

      (a)     Date of Return

            The Approved Sub-Lessee will be obligated to return the Aircraft, Engines, Parts and Technical Records to the [
                            ] Lessee on the expiry date, (as that
            term is defined in the Approved Sub-Lease) ("Expiry") unless a Total Loss of the Aircraft occurred prior to the Expiry and the Approved Sub-Lease was terminated earlier. If the Approved Sub-Lessee is in default under the Approved Sub-Lease by failing to return the Aircraft on the Expiry or if a termination event of the kind described in paragraph 12 of this Schedule 7
            occurs prior to Expiry and the [          ] Lessee
            repossesses the Aircraft, the return requirements nonetheless must be met on the date the Aircraft is
            actually returned to the [          ] Lessee or
            repossessed by the [                    ] Lessee.

      (b)     Technical Reporting

            Prior to the Expiry, the Approved Sub-Lessee will
            provide the [         ] Lessee with technical
            information reasonably requested by the [         ]
            Lessee regarding the Aircraft.

      (c)     Return Location

            The Approved Sub-Lessee at its expense will return the Aircraft, Engines, Parts and Technical Records to the [
                              ] Lessee at [PLACE OF RETURN] or to
            such other airport as may be mutually agreed to by the
            Approved Sub-Lessee and the [                    ]
            Lessee.

      (d)     Aircraft Inspection

            (i) During the maintenance checks performed immediately prior to the proposed redelivery and at the actual return of the Aircraft, the [
                             ] Lessee and/or its representatives
                  will have an opportunity to inspect the Aircraft, the Technical Records;

            (ii) Immediately prior to the proposed redelivery of the Aircraft, the Approved Sub-Lessee will carry
                  out for the [              ] Lessee and/or the [
                                  ] Lessee's representatives a
                  demonstration flight of the Aircraft for a period of not less than one (1) hour.

      (e)     Certificate of Airworthiness Matters

            The Aircraft will possess a current Certificate of Airworthiness issued by the Aviation Authority (although the Certificate of Airworthiness may later be substituted by the export certificate of airworthiness
            if requested by the [                    ] Lessee).

      (f)   General Condition of Aircraft at Return

            (i) The Aircraft, Engines and Parts will have been maintained and repaired in accordance with the Maintenance Programme, the rules and regulations of the Aviation Authority and the Approved Sub-Lease.

            (ii) The Technical Records (including records and manuals) will have been maintained in accordance with the rules and regulation of the Aviation
                  Authority and the Approved Sub-Lease.

            (iii) The Aircraft will be airworthy, clean by international commercial airline standards and ready for flight.

            (iv) The Aircraft will be in the same working order and condition as at delivery to the Approved Sub-Lessee (reasonable wear and tear from normal flight operations excepted), with all pilot discrepancies and deferred maintenance items cleared. All Aircraft equipment, components and systems will be operating in accordance with their intended use and within limits approved by Manufacturer and the Aviation Authority.

            (v) The Aircraft will be returned with the Engines installed and with the same equipment as at delivery to the Approved Sub-Lessee, subject only to those replacements, additions and modifications permitted under the Approved Sub-Lease.

            (vi)  All airworthiness directives and other
                  instructions of the Aviation Authority applicable to the Aircraft and requiring compliance (either by means of repetitive inspections, modifications or terminating action) prior to return of the
                  Aircraft to the [                    ] Lessee will
                  have been performed on the Aircraft.

     (g)     Checks Prior to Return

            Immediately prior to the return of the Aircraft to the
            [                ] Lessee, the Approved Sub-Lessee at
            its expense will do each of the following:-

            (i) If the term of the Sub-Lease is one year or greater or if a "C" check or equivalent must be performed within six (6) months after return of the Aircraft to the Lessee, perform a full and complete zonal, systems and structural check ("C" or its equivalent) and the corresponding lower checks ("A" and "B" or equivalent) in accordance with Manufacturer's maintenance planning document or the Maintenance Programme sufficient to clear the Aircraft until the next full and complete zonal, systems and structural check. Any discrepancies revealed during such inspection will be corrected in accordance with Manufacturer's maintenance and repair manuals.

            (ii) If the Aircraft was delivered to the Approved Sub-Lessee in the Approved Sub-Lessee's livery, remove the Approved Sub-Lessee's exterior markings by stripping or scuff/sanding (as necessary) the paint from the Airframe in accordance with Manufacturer's maintenance and repair manuals.

            (iii) Repaint the cockpit and replace placards if reasonably required by the [
                         ] Lessee.

            (iv) In accordance with Manufacturer's structural repair manual, permanently repair damage to the Aircraft incurred during the term of the Approved Sub-Lessee that exceeds Manufacturer's limits.

            (v) Perform full and complete borescope on each Engine and its modules in accordance with the Engine Manufacturer's maintenance manual, with the [
                             ] Lessee or its representatives
                  entitled to be present. The Approved Sub-Lessee will correct any discrepancies in accordance with the guidelines set out by the Engine Manufacturer which may be discovered during such inspection.

            (vi) In accordance with Manufacturer's maintenance manual, accomplish a power assurance run on the Engines and record and evaluate the Engine
                  performance, with the [          ] Lessee and/or
                  its representative entitled to be present. The performance of each Engine will be within the limits specified in the Engine Manufacturer's maintenance manual.

      (h)     Part Lives

            The condition of the Aircraft and installed systems
            upon return to the [                  ] Lessee will be
            as follows:

            (i) the Aircraft will have at least six (6) months of operation until the next "D" check, heavy "C" check or equivalent based on the customary utilisation of an aircraft of the same type as the Aircraft;

            (ii) if the Approved Sub-Lease requires that a "C" check or equivalent be performed prior to return the Aircraft will have zero (0) revenue hours consumed since the last "C" check or equivalent. If the Approved Sub-Lease does not require that a "C" check or equivalent be performed prior to return, the Aircraft will have sufficient hours remaining until the next scheduled or required "C" check or equivalent to enable the Aircraft to operate for at least six (6) months based on the customary utilisation of an aircraft of the same type as the Aircraft;

            (iii) based on the higher of (x) the customary utilisation of an aircraft of the same type in the Lessee's fleet and (y) the hours/cycle
                        ratio of [A300: [        ] hours/[        ]
                        cycles - A310: [        ] hours/[        ]
                        cycles - A320: 1500 hours/1200 cycles - A321:
                        [        ] hours/[        ] cycles - A330:
                        2000 hours/1500 cycles - A340: 2200
                        hours/1500 cycles] for the Aircraft, each Engine will have sufficient hours/cycles (whichever is the more limiting factor) remaining on the Engine's most restrictive hour/cycle limited component to operate for a period of six (6) months. Based on the customary utilisation of an aircraft of the same type as the Aircraft, each Engine will also have sufficient hours/cycles (whichever is the more limiting factor) remaining to operate a period of six (6) months until its next anticipated full performance shop visit;

            (iv) the installed auxiliary power unit will be serviceable;

            (v) based on the higher of (x) the customary utilisation of an aircraft of the same type in the Lessee's fleet and (y) the hours/cycle ration of
                  [A300: [        ] hours/[        ] cycles - A310:
                  [        ] hours/[        ] cycles - A320: 1500
                  hours/1200 cycles - A321: [        ]
                  hours/[        ] cycles - A330: 2000 hours/1500
                  cycles - A340: 2200 hours/1500 cycles] for the Aircraft, the installed main and nose landing gear components and their associated actuators and parts will be cleared of all inspections for a period of six (6) months and will have at least six (6) months of landings remaining until the next inspection, overhaul or schedule removal;

            (vi) based on the higher of (x) the customary utilisation of an aircraft of the same type in the Lessee's fleet and (y) the hours/cycle ratio of
                  [A300: [        ] hours [        ] cycles - A310:
                  [        ] hours/[        ] cycles - A320: 1500
                  hours/1200 cycles - A321: [        ]
                  hours/[        ] cycles - A330: 2000 hours/1500
                  cycles - A340: 2200 hours/1500 cycles] for the Aircraft, each hard time and life-limited component or Part of the Aircraft will have sufficient hours and cycles (whichever is applicable) remaining to operate at least six (6) months until its next schedule overhaul or removal; and

            (vii) each component or Part which has a calendar limit (including emergency equipment) will have (i) at least six (6) months calendar time remaining to operate or (ii) one hundred per cent. (100%) of its total approved life, whichever is less.

      (i)     Export and Deregistration of Aircraft

            At the [                  ] Lessee's request, the
            Approved Sub-Lessee will (i) assist in providing an export certificate of airworthiness or its equivalent from the State of Registration so that the Aircraft can be exported to the country designated by the [
                     ] Lessee, (ii) assist with de-registration of
            the Aircraft from the register of aircraft in the State of Registration and (iii) perform any other acts
            reasonably required by the [          ] Lessee in
            connection with the foregoing.

      (j)   Return Acceptance Certificate

            Upon return of the Aircraft in accordance with the terms of this Approved Sub-Lease, the Approved Sub-
            Lessee will prepare and execute two (2) return acceptance supplement certificates substantially in the form of Schedule 10.

12.     Lease Termination Events

12.1  The [                    ] Lessee shall be expressly
      entitled by the Approved Sub-Lease to terminate the leasing of the Aircraft to the Approved Sub-Lessee, and to repossess the same, at any time after the expiration of the agreed grace period or remedy period, if any of the following events occur:

      (i) the Approved Sub-Lessee fails to pay any amount which has become due and payable by it under the Approved
            Sub-Lease; or

      (ii) the Approved Sub-Lessee fails to obtain or maintain any of the insurances which the Approved Sub-Lessee is obliged by the Approved Sub-Lease to obtain or maintain (no grace/remedy periods shall be permitted by this event); or

      (iii) the Approved Sub-Lessee fails to comply with or observe or perform any of its other obligations under the Approved Sub-Lease (if the Approved Sub-Lessee so requires this provision may be restricted to material obligations); or

      (iv) the Approved Sub-Lessee (i) suspends payment on its debts or other obligations, (ii) is unable to or admits inability to pay its debts or other obligations as they fall due, (iii) is adjudicated or becomes bankrupt or insolvent or (iv) proposes or enters into any composi-tion or other arrangement for the benefit of its creditors generally; or any proceedings, resolutions, filings or other steps are instituted with respect to the Approved Sub-Lessee relating to the bankruptcy, liquidation, reorganisation or protection from creditors of the Approved Sub-Lessee or a substantial part of the Approved Sub-Lessee's property, it being understood that if such were instituted by the Approved Sub-Lessee the same would be an immediate event of default under the Approved Sub-Lease or if such were instituted by another person the same would be an Event of Default under the Approved Sub-Lease if not dismissed, remedied or relinquished within ninety (90) days; it being understood that the provisions of this sub-paragraph (iv) may be modified by reference to the insolvency laws of the jurisdiction of incorporation of the Approved Sub-Lessee; or

      (v) any licence, consent, certificate or approval required for the operation of the Aircraft by the Approved Sub-Lessee is revoked, cancelled, suspended, withdrawn, withheld or not renewed (such event a "De-registration") and such De-registration will or may have a material adverse effect on the Approved Sub-Lessee's ability to perform its obligations under the Approved Sub-Lease or jeopardise the interests of the
            Lessor as owner, the [                    ] Lessee as
            lessor or the Security Agent in the Aircraft (if the Approved Sub-Lessee so requires, this event may be qualified so that it does not extend to any De-registration which arises from an act or omission which is not an act or omission of the Approved Sub-Lessee and, if the Approved Sub-Lessee so requires, this undertaking may be further qualified so that it does not extend to any De-registration which is being contested in good faith by appropriate proceedings provided that (i) an adequate bond has been provided and such proceedings do not involve any danger of the detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft and such De-registration continues for a period of thirty (30) days from the occurrence of De-registration provided that such thirty (30) day grace period will not apply if there is a danger of detention, interference with the use or operation, sale, forfeiture or loss of the Aircraft); or

      (vi) the Approved Sub-Lessee takes any steps to prejudice the existence, validity, enforceability or priority of the rights of the Lessor as the owner/lessor of the Aircraft, or of the Security Agent as the assignee under the Sub-Lease Security Assignment; or

      (vii) the Approved Sub-Lease becomes wholly or partly invalid, illegal or unenforceable (if the Approved Sub-Lessee so requires, this provision may be qualified so that it does not apply where the Approved Sub-Lessee promptly enters into substitute arrangements which are legal, valid and enforceable against the Approved Sub-Lessee and which have the same commercial effect as the Approved Sub-Lease, and/or, if the Approved Sub-Lessee so requires, this provision may be qualified so that it extends to partial invalidity, illegality or unenforceability only where such partial invalidity, illegality or unenforceability would materially adversely affect the interests of the Lessor in the Aircraft, the rights of the Security Agent under the Sub-Lease Security Assignment, the rights of the [
                        ] Lessee under the Approved Sub-Lease or the
                  Approved Sub-Lessee's ability to perform its obligations under the Approved Sub-Lease); or

     (viii) where the Approved Sub-Lessee is a United Kingdom or Irish company or a company incorporated in a jurisdiction having analogous laws relating to administrator/examiner type procedures, if the [
                               ] Lessee becomes aware of any
                  circumstances which lead the [              ]
                  Lessee or its professional advisers in its reasonable opinion to believe that a petition for an administration order under Section 9 of the UK Insolvency Act 1986 (or its equivalent in other relevant jurisdictions in the case of other Approved Sub-Lessees affected by similar laws) is likely to be presented to a court in respect of the Approved Sub-Lessee.

12.2 The Approved Sub-Lease shall not contain provisions stating that the Approved Sub-Lessee is to be entitled to specified remedies or compensation in the event of breach or default by the Lessor of its obligations under the Approved Sub-Lease, unless such provisions (i) provide no greater remedies than the remedies to which the Approved Sub-Lessee would have been entitled under Applicable Law; or (ii) provide solely for agreed compensation in the event that delivery of the Aircraft is delayed for reasons not related to non-fulfilment of conditions precedent by the Approved Sub-Lessee.

13.   Purchase Option

      A purchase option may be granted to an Approved Sub-Lessee, provided that the minimum price payable by the Approved Sub-Lessee pursuant to any such purchase option shall be such amount as shall equal the aggregate of (y) the principal amount outstanding in respect of the Credits relating to the Aircraft at the time of the exercise of the purchase option and (z) six months interest on such outstanding principal amount calculated at the relevant LASU rates in respect of the principal amount outstanding under Tranche 1 of the Credits and at the US Dollar six months (Telerate) LIBOR prevailing at the time the Approved Sub-Lease is signed plus the Margin in respect of the principal amount outstanding under Tranche 2 of the Credits, or such other amount as may be agreed by the Lessor and the Security Agent.

14.   Contractual Exclusion of Recourse

      The Guarantor shall be a party to the Approved Sub-Lease as a co-primary obligor (or, alternatively, the Approved Sub-Lease must be accompanied by a full performance guarantee and indemnity of the Guarantor). The Approved Sub-Lessee shall expressly agree that its recourse and remedies in respect of the obligations and liabilities of the [
               ] Lessee (except in respect of the quiet enjoyment
      obligation of the [                  ] Lessee) or in respect
      of any breach or non performance of the same, shall be exclusively to the Guarantor, and that the Approved Sub-Lessee shall not be entitled to any recourse to or remedies
      against the [                    ] Lessee.

15.     The Guarantor as Agent of the [                  ] Lessee

15.1  The [               ] Lessee and the [               ]
      Option Holder shall each appoint the Guarantor as its agent to give and receive all notices and other communications referred to in or pursuant to the Approved Sub-Lease to undertake such other action (including, without limitation, the giving and issuing of consents, certificates and other instruments) as may be necessary under or in connection with this Agreement. Such agency shall, in each case, terminate automatically upon the occurrence of an Acceleration Event.

15.2 The Approved Sub-Lessee shall at all times be entitled to treat any notice, consent, certificate or other instrument issued or executed by the Guarantor as binding upon the [
                     ] Lessee, and shall not be bound to enquire
      whether the Guarantor has consulted with the [
          ] Lessee or obtained the consent of the [              ]
      Lessee in relation to the execution or issue of the same.

15.3  The [                    ] Lessee agrees that service by the
      Approved Sub-Lessee upon the Guarantor of any notice, consent, certificate or other instrument issued or to be issued from time to time pursuant to this Approved Sub-Lease shall be deemed to constitute service of the same upon the [
                        ] Lessee.

15.4 The foregoing provisions of this paragraph 15 shall not be deemed to modify or detract from any of the obligations assumed by, or covenants or undertakings given by, the Approved Sub-Lessee in or pursuant to the Approved Sub-Lease.

15.5  Where any provision of the Approved Sub-Lease imposes an
      obligation on the [            ] Lessee, the Approved Sub-
      Lessee will accept performance of such obligation (in accordance with the terms of such obligation) by the
      Guarantor on behalf of the [                    ] Lessee.

16.   Payments into Rental, Security Deposit and [     ] Lessee
      Maintenance Reserve Collateral Accounts

      Any Approved Sub-Lease entered into subsequent to the occurrence of a Trigger Event shall require the Approved Sub-Lessee to make (i) all rental payments to the -
      [               ] Lessee's [     ] Lessee Rental Collateral
      Account, (ii) all security deposit payments to the
      [                  ] Lessee's [     ] Lessee Security
      Deposit Collateral Account and (iii) all maintenance reserve
      payments to the [     ] Lessee Maintenance Reserve
      Collateral Account and the Approved Sub-Lessee shall acknowledge to the Lessor any notice it receives of each of the above-mentioned collateral accounts being charged to the Lessor.

17.     Assignment

      No assignment, novation, transfer, mortgage or other charge may be made by the Approved Sub-Lessee of any of its rights with respect to the Aircraft, Engine or Part of this Approved Sub-Lease.

18.     Governing Law

      The [                    ] Lessee shall use reasonable
      endeavours to procure that the governing law of the Approved Sub-Lease shall be English law, French law, German law, Irish law or the law of any specified State of the United States of America. However, the governing law may be the law of another country if the legal opinion (of counsel qualified in such country) attached to the Approved Sub-Lease states that the Approved Sub-Lease constitutes binding and enforceable obligations of the Approved Sub-Lessee under such law (such opinion may be subject to qualifications acceptable to the Lessor, the Security Agent and their respective advisers).

19.     Additional Documents

      Any ancillary documents or letter agreements entered into by
      the [              ] Lessee with the Approved Sub-Lessee
      shall not contain any provisions which conflict with or qualify the provisions of this Schedule.

                               SCHEDULE 8
              Quiet Enjoyment Covenant to Approved Sub-Lessee
                  from the Lessor and the Security Agent


From:     Encore Leasing Limited
          National Westminster Bank Plc
          as Security Agent

To:     [Name of Approved Sub-Lessee] (the "Approved Sub-Lessee")

                              Dated             19
Dear Sirs

[            ] Aircraft
Manufacturer's Serial Number [           ] (the "Aircraft")
Aircraft Sub-Lease Agreement (the "Sub-Lease") dated [         ]
19[  ]
between [name of Intermediate Lessor] and the Approved Sub-Lessee

1. In consideration of your issuing to us an Acknowledgement (a copy of which is annexed hereto) in respect of the Sub-Lease, we confirm to you that from the date hereof until [insert relevant date in compliance with Clause 9.5] neither we nor any person lawfully claiming through us will interfere with the quiet possession and use of the Aircraft by the Approved Sub-Lessee throughout the term of the Sub-Lease so long as the Approved Sub-Lessee performs its obligations under the Sub-Lease and the Acknowledgement of the Approved Sub-Lessee. The issue of this letter to you shall not operate as an assumption by us of any obligation of [name of Intermediate Lessor] except its obligation not to interfere with your quiet possession and use of the Aircraft.

2. The foregoing undertaking is not to be construed as restricting the rights of the Security Agent to dispose of the Aircraft in certain circumstances to such persons and on such terms as we consider appropriate. However, if the Security Agent becomes entitled to exercise such rights during the term of the Sub-Lease and provided that the Approved Sub-Lessee complies with its obligations under the Sub-Lease and the Acknowledgement of the Approved Sub-Lessee, the Security Agent will (subject to any requirements or restrictions imposed by Applicable Law) dispose of the Aircraft expressly subject to the Sub-Lease and on terms that the purchaser issues an undertaking to the Approved Sub-Lessee that it will not interfere with the quiet possession and use of the Aircraft by the Approved Sub-Lessee throughout the remaining term of the Sub-Lease, so long as the Approved Sub-Lessee performs its obligations under the Sub-Lease.

3. The rights conferred by this letter are granted only to the Approved Sub-Lessee and do not extend to any assignee, successor or sub-lessee of the Approved Sub-Lessee.

Please countersign this letter in order to confirm your agreement to the arrangements contained herein.

............................
Encore Leasing Limited

............................
National Westminster Bank Plc

Agreed and accepted

............................
[Name of Approved Sub-Lessee]

                                 ANNEX
                    ACKNOWLEDGEMENT OF ASSIGNMENT

                (Manufacturer's Serial Number [     ])


To:  Encore Leasing Limited
     P.O. Box 2003
     George Town
     Grand Cayman
     Cayman Islands
     BWI
     (as Borrower)

and: National Westminster Bank Plc
     (as Security Agent)

                         Dated



Dear Sirs

We acknowledge receipt of a Notice of Assignment dated
[                  ] 199[  ] (the "Assignment Notice") relating to
(i) a Sub Lease Security Assignment (the "Sub-Lease Security Assignment") between [Lessee] (the "Lessee") and International Lease Finance Corporation (together the "Assignors") and the Borrower, (ii) a General Security Assignment pursuant to which all the Borrower's right, title and interest in, to and under the Sub-Lease Security Assignment were assigned to the Security Agent,
(iii) a [                ] Lessee Sub-Lease Collateral Charge
between the Lessee and the Borrower (the "[        ] Lessee Sub-
Lease Collateral Charge"), and (iv) an Assignment of [Bermuda
Lessee and Irish] [                  ] Lessee Sub-Lease Collateral
Charge between the Borrower and the Security Agent. We acknowledge the Assignment Notice as adequate notice of the assignment of (a) all the rights, title and interest of the Assignors under the
Aircraft Lease Agreement dated [             ] 199[  ] and made
between International Lease Finance Corporation and ourselves (as amended) ("the Lease"), (b) the assignment by the Borrower of all of its right, title and interest in, to and under the Sub-Lease Security Assignment, (c) the assignment of all the rights, title and interest of the Lessee in the Accounts and the Assigned Cash
(as defined in the [                  ] Lessee Sub-Lease Collateral
Charge) and (d) the assignment of all the rights, title and
interest of the Borrowers in the [                    ] Lessee Sub-
Lease Collateral Charge.

In consideration of payment to us of one Dollar (US$1) [and the issue to us of a quiet enjoyment letter from yourselves receipt of which we hereby acknowledge], we hereby agree as follows:-

1. If the Security Agent issues to us a notice (a "Default Notice") that your rights as assignee have become exercisable, we agree that you shall not be responsible in any way whatsoever in the event that the exercise by the Assignors of any right or power may thereafter be adjudged improper or to constitute a breach or repudiation of the Lease by the Assignors or either of them, and after issue by the Security Agent of any Default Notice we shall (a) pay to the Security Agent at such account as the Security Agent may nominate all rentals and other amounts from time to time payable by us under the Lease; (b) to the exclusion of the Assignors, perform, observe and comply with all our other undertakings and obligations under the Lease in favour of the Security Agent and for the benefit of the Security Agent as if the Security Agent were named as lessor therein; and (c) if you so request, enter into a lease with the Security Agent's nominee, on the same terms (mutatis mutandis) as the Lease.

2.    We agree that following the issue of a Default Notice the
      Security Agent shall have the benefit of Clause [    ] of the
      Lease (Disclaimer and Exclusion) and agree that we are bound by the terms of such clause, as though the same was set out herein in full mutatis mutandis.

3. We acknowledge and agree that the issue of the quiet enjoyment letter to us referred to above shall not operate as a assumption by the Borrower or the Security Agent of any obligation of either of the Assignors under the Lease except their respective obligation not to interfere with our quiet enjoyment of the Aircraft.

4. Without prejudice to the foregoing, following notification from the Security Agent that a Trigger Event has occurred (and only following such notification) we will pay all monies under the Lease in respect of Rent, the Security Deposit, and the Maintenance Reserves to the following Accounts:-

(a)   all payments of rental, to the [             ] Lessee Rental
      Collateral Account Number [          ] in the name of the
      Lessee with [                                 ]
      ("Depositee");

(b)   all payments of maintenance reserves, to the
      [                    ] Lessee Maintenance Reserve Collateral
      Account number [          ] in the name of the Lessee with
      the Depositee;

(c)   all payments of security deposit, to the [                ]
      Lessee Security Deposit Collateral Account number
      [                ] in the name of the Lessee with the
      Depositee

or to such other account or accounts as the Security Agent may from time to time notify us.


Yours faithfully


.......................................................................
For and on behalf of
[APPROVED SUB-LESSEE]

                                SCHEDULE 9

                                  Part I

                        Certificate of Insurance

                                  Part 1


Reference is made to Aircraft Lease Agreement dated as of [DATE
OF LEASE (MONTH, DAY, YEAR)] between the [                  ]
Lessee and the Lessor (the "Lease").

To:


     ENCORE LEASING LIMITED
     P.O. Box 2003            Facsimile No: 1 809 929 8340
     George Town
     Grand Cayman
     Cayman Islands
     B.W.I.

     [ILFC (BERMUDA) 7, LTD.
     [Clarendon House         Facsimile No: 1 809 292 6735/2276
     Church Street
     Hamilton
     Bermuda]


     [ILFC IRELAND 2 LIMITED
     AIG House                Facsimile No:1 353 1 283 7774
     Merrion Road
     Dublin 4
     Ireland]



     [ALTERNATIVE LESSEE]
                              Facsimile No:

     NATIONAL WESTMINSTER BANK PLC
     Corporate Banking Agency Group       Facsimile No: 0171 375 5854
     7th Floor, 135 Bishopsgate
     London EC2M 3UR

     [FULL CORPORATE NAME OF
     APPROVED SUB-LESSEE]           Facsimile No:

     [TYPE OF AIRCRAFT]
     Manufacturer's Serial No. [           ]
     Registration Marks:
     (the "Aircraft")

The following security has subscribed to the insurance and/or reinsurance policies:

     [LIST COMPANIES & PERCENTAGES]

THIS IS TO CERTIFY THAT, as [Insurance Brokers] [Insurers], we
have [effected] [issued] Fleet Insurance in respect of aircraft
owned or operated by the [             ] Lessee (including the
Aircraft) as specified below.

                             AIRCRAFT HULL ALL RISKS

COVERING:

All risks of physical loss or damage to the Aircraft from any cause subject only to the exclusions as specified below.

Required Insured Value of Aircraft: the higher of the market value and 110% of the aggregate amount of principal outstanding from time to time under the Facility Agreement in respect of the Advance on an agreed value basis

EXCLUSIONS:

Loss of use, delay, grounding or other consequential loss.

Wear, tear and gradual deterioration (including ingestion damage caused by stones, grit, sand, ice etc. resulting in progressive deterioration but not including sudden ingestion causing engine shut-down, which is covered).

Mechanical breakdown (but subsequent damage outside the unit affected is covered).

War and Allied Perils as per AVN 48B.

DEDUCTIBLES:

US$1,000,000 each and every loss.  Not applicable to Total
Loss/Constructive Total Loss or Arranged Total Loss.

GEOGRAPHICAL COVERAGE:

Worldwide.

             AVIATION AND AIRLINE GENERAL THIRD PARTY LIABILITY

COVERING:

Aircraft Third Party, Passenger, Baggage, Cargo and Mail Liability and Airline General Third Party Liability (including Premises, Hangarkeepers and Products Liability) for combined single limit of not less than [US$600,000,000 for narrow-bodied aircraft] [US$750,000,000 for wide-bodied aircraft] (or such
higher amount as the [                  ] Lessee may carry on any
other aircraft in its fleet) for any one accident/occurrence (but in the aggregate in relation to Products Liability), extended to
cover the [                  ] Lessee's liability under the Lease
to the extent of the risks covered by the policy; including war and allied perils under Extended Coverage Endorsement as per AVN 52; subject only to exclusions as specified below.

EXCLUSIONS:

Damage to the Assured's own property.

Radioactive Contamination as per AVN 38.

Noise and Pollution as per AVN 46B.

Liability to employees arising out of employees' liability, workmen's compensation or similar regulations.

GEOGRAPHICAL LIMITS:

Worldwide.

                         HULL WAR AND ALLIED PERILS


COVERING:

Hull War Risks as per RJM Airline One, but including (i) confiscation or requisition (including by State of Registration),
(ii) hijacking or other unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) and including "All Risks" Continuation Clause and Extortion Risks (including expenses) and covering claims excluded from Hull All Risks Policy while Aircraft outside Assured's control by reason of perils insured under this policy.

Required Insured Value of Aircraft: the higher of the market value and 110% of the aggregate amount of principal outstanding from time to time under the Loan Agreement on an agreed value basis.


EXCLUSIONS:

War (declared or not) between any of the five major powers.

Hostile nuclear detonation.

Debt or failure to provide bond or security.

Repossession or attempted repossession by title holder or arising out of contractual agreement.

Delay, loss of use or other consequential loss

DEDUCTIBLE:

US$1,000,000

GEOGRAPHICAL LIMITS:

Worldwide.

                     AIRCRAFT SPARES ALL RISKS INSURANCE:

COVERING:

All risks of physical loss or damage to Aircraft Parts or spares or Engines at all times when removed from the Aircraft from whatever cause, subject only to the exclusions specified below, including the risks set down in AVN 48B other than paragraphs (a) and (b) thereof (but including paragraph (a) in respect of transit risks) for limits of:

US$[         ] any one location.
US$[         ] any one sending.

and covering replacement cost.

EXCLUSIONS:

[Loss or damage during fitting or while under process.]

Wear, tear and mechanical breakdown.

Loss or damage while carried in the Aircraft as a spare parts kit.

Mysterious disappearance or unexplained shortage upon inventory.

DEDUCTIBLE:

US$[          ] each and every loss.

GEOGRAPHICAL COVERAGE:

Worldwide.

                  INSURANCE REQUIRED BY MANUFACTURER:

The [                  ] Lessee will carry the insurance required
by Manufacturer set forth in the Purchase Agreement.

                       CONTRACTUAL INDEMNITY

The [                  ] Lessee has insurance coverage for the
indemnities agreed to by the [            ] Lessee pursuant to
Clause [9.1] of the Priorities and Indemnities Agreement.

                  PERIOD OF COVERAGE (ALL POLICIES)

From Delivery Date of Aircraft to [EXPIRY DATE]

                              Part 2

                       SPECIAL ENDORSEMENTS


Each of the following special terms and endorsements apply to all policies (save where specifically stated):

1.    Insurers recognise that the [                  ] Lessee and
      the Lessor have agreed that a Total Loss of the Airframe will constitute a Total Loss of the Aircraft.

2.    Describe amount of any hull all risks or hull war and allied
      perils on the Aircraft which the [                  ] Lessee
      is carrying in excess of the Required Insured Value (which excess insurance would be payable to the [
      ] Lessee). Such excess insurance may not exceed [5% on wide-bodied aircraft] [10% on narrow-bodied aircraft] of the Required Insured Value.

3. In the event of Total Loss of the Aircraft, Insurers agree to pay the Security Agent the Total Loss Proceeds based solely upon the Lessor's and the Security Agent's (and not
      the [                  ] Lessee's) execution of the
      appropriate form of release/discharge document. [Power of Attorney by Indemnitees in favour of the Security Agent to sign discharge of settlement payment of Total Loss Proceeds on behalf of all the Indemnitees in favour of the Insurers.]

4.    Loss Payable Clause

4.1 All Total Loss Proceeds shall be paid in full to the Security Agent or as the Security Agent shall direct without any deduction or deductions whatsoever;

4.2 All insurance recoveries in respect of any Total Loss in excess of the Required Insured Value shall be paid in full
      to the [                  ] Lessee or the Approved Sub-
      Lessee, as the case may be, or as the [                  ]
      Lessee or the Approved Sub-Lessee shall direct without any deduction or deductions whatsoever;

4.3 All other recoveries in respect of a partial loss in respect of repairable damage not exceeding the Damage Notification Threshold or the equivalent thereof in any other currency (exclusive of any deductible) in any one case to be paid to the party nominated by the relevant Approved Sub-Lessee to repair the damage or with the consent of the Indemnitees to the Approved Sub-Lessee, or, following the occurrence of an event of default (howsoever described) under the relevant Approved Sub-Lease, to the party nominated by the [
             ] Lessee to repair the damage or with the consent of
      the Indemnitees to the [                  ] Lessee, in each
      case to be applied to the cost of restoration, repair or replacement of the Aircraft or any part thereof or, following the occurrence of a Termination Event or a Mandatory Prepayment Event, to the Security Agent;

4.4 All other recoveries exceeding [five million Dollars US$5,000,000 in the case of wide-bodied aircraft] and [three million Dollars US$3,000,000 in the case of narrow-bodied aircraft] or the equivalent thereof in any other currency (exclusive of any deductible) shall be paid in full to the Security Agent or as the Security Agent shall direct without deduction or deductions whatsoever.

5.    [The requirements of Clause 14 of the Aircraft Lease
      Agreement No. [   ] dated [                ] 199  between
      (1) Encore Leasing Limited, (2) [ILFC (Bermuda) 7, Ltd.] [ILFC Ireland 2 Limited] [Alternative Lessee] and (3) [ILFC
      (Bermuda) 6, Ltd.] [            ] are covered subject to the
      provisions of  AVN 67B.]

                                AVN 67B
                                AIRLINE
                        FINANCE/LEASE CONTRACT
                               ENDORSEMENT
                   _______________________________


It is noted that the Contract Party(ies) have an interest in respect of the Equipment under the Contract(s). Accordingly, with respect to losses occurring during the period from the Effective Date in respect of the said interest of the Contract Party(ies) and in consideration of the Additional Premium it is confirmed that the Insurance afforded by the Policy is in full force and effect and it is further agreed that the following provisions are specifically endorsed to the Policy:-

1.     Under the Hull and Aircraft Spares Insurances

1.1 In respect of any claim on Equipment that becomes payable on the basis of a Total Loss, settlement (net of any relevant Policy Deductible) shall be made to, or to the order of the Contract Party(ies).(1) In respect of any other claim, settlement (net of any relevant policy deductible) shall be made with such party(ies) as may be necessary to repair the Equipment unless otherwise agreed after consultation between the Insurers and the Insured and, where necessary under the terms of the Contract, the Contract Party(ies).

- ----------------

(1)     See Loss Payable Clause Endorsement



1.2 The Insurers shall be entitled to the benefit of salvage in respect of any property for which a claims settlement has been made

      Such payments shall only be made provided the same are in compliance with all Applicable Laws and regulations.

2.     Under the Legal Liability Insurance

2.1 Subject to the provisions of this Endorsement, the Insurance shall operate in all respect as if a separate policy had been issued covering each party insured hereunder, but this provision shall not operate to include any claim howsoever arising in respect of loss or damage to the Equipment insured under the Hull or Spares Insurance of the Insured. Notwithstanding the foregoing the total liability of Insurers in respect of any and all Insureds shall not exceed the limits of liability stated in the Policy.

2.2 The Insurance provided hereunder shall be primary and without right of contribution from any other insurance which may be available to the Contract Party(ies).

2.3   This endorsement does not provide coverage for the Contract
      Party(ies) with respect to claims arising out of their legal liability as manufacturer, repairer, or servicing agent of the Equipment.

3.     Under ALL Insurances

3.1   The Contract Party(ies) are included as Additional
      Insured(s).

3.2 The cover afforded to each Contract Party by the Policy in accordance with this Endorsement shall not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person or party which results in a breach of any term, condition or warranty of the Policy PROVIDED THAT the Contract Party so protected has not caused, contributed to or knowingly condoned the said act or omission.

3.3 The provisions of this Endorsement apply to the Contract Party(ies) solely in their capacity as financier(s)/lessor(s) in the identified Contract(s) and not in any other capacity. Knowledge that any Contract Party may have or acquire or actions that it may take or fail to take in that other capacity (pursuant to any other contract or otherwise) shall not be considered as invalidating the cover afforded by this Endorsement.

3.4 The Contract Party(ies) shall have no responsibility for premium and Insurers shall waive any right of set-off or counterclaim against the Contract Party(ies), except in respect of outstanding premium in respect of the Equipment.

3.5 Upon payment of any loss or claim to or on behalf of any Contract Party(ies), Insurers shall to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of the Contract Party(ies) indemnified hereby (but not against any Contract Party). Insurers shall not exercise such rights without the consent of those indemnified, such consent not to be unreasonably withheld. At the expense of Insurers, such Contract Party(ies) shall do all things reasonably necessary to assist the Insurers to exercise said rights.

3.6 Except in respect of any provision for Cancellation or Automatic Termination specified in the Policy or any endorsement thereof, cover provided by this Endorsement may only be cancelled or materially altered in a manner adverse to the Contract Party(ies) by the giving of not less than Thirty (30) days notice in writing to the Appointed Broker. Notice shall be deemed to commence from the date such notice is given by the Insurers. Such notice will NOT howsoever be given at normal expiry date of the Policy or any endorsement.

EXCEPT AS SPECIFICALLY VARIED OR PROVIDED BY THE TERMS OF THIS
ENDORSEMENT:-

1. THE CONTRACT PARTY(IES) ARE COVERED BY THE POLICY SUBJECT TO ALL TERMS, CONDITIONS, LIMITATIONS, WARRANTIES, EXCLUSIONS
      AND CANCELLATION PROVISIONS THEREOF

2.    THE POLICY SHALL NOT BE VARIED BY ANY PROVISIONS CONTAINED
      IN THE CONTRACT(S) WHICH PURPORT TO SERVE AS AN ENDORSEMENT
      OR AMENDMENT TO THE POLICY.

               SCHEDULE IDENTIFYING TERMS USED IN THIS
ENDORSEMENT

____________________________________________________



1. Equipment (Specify details of any aircraft, engines or parts to be covered):

2. Policy Deductible applicable to physical damage to the Equipment.
     [Insert all applicable policy deductions.]

3.    (a)   Contract Party(ies): Approved Sub-Lessee, [           ]
            Lessee, Lessor, Security Agent and each of its Lenders;

      AND (b), in addition, in respect of Legal Liability
      Insurances:

4.    Contract(s):

5. Effective Date (being the date that the Equipment attaches to the Policy or a specific date thereafter):

6.    Additional Premium:

7.    Appointed Broker:

                             SCHEDULE 9

                              Part II

              Form of Brokers Letter of Undertaking


To:     Encore Leasing Limited
     [                                 ]     Facsimile No:

     National Westminster Bank Plc


                                 Date



Dear Sirs,

Lease Agreement dated [                   ] between Encore
Leasing Limited and [ILFC Bermuda 7 Ltd.] [ILFC Ireland 2
Limited] [Alternative Lessee] and [                     ] Option
Holder in respect of one Airbus A3[           ] Aircraft
Manufacturer's Serial Number: [              ] Registration
Marks: [                             ] (the "Lease")

Capitalised words and expressions used herein shall have the same meanings as those given to them in the Lease or incorporated by reference therein.

We confirm that insurance has been effected for the account of
[the [                  ] Lessee] [the Approved Sub-Lessee]
covering all aircraft owned or operated by them, including the above-mentioned aircraft (the "Aircraft"). [Also confirm, if applicable, the amount of any hull all risks or hull war and
allied perils on the Aircraft which [the [                  ]
Lessee] [the Approved Sub-Lessee] is carrying in excess of the Agreed Value (which excess insurance would be payable to [the
[                  ] Lessee] [the Approved Sub-Lessee]).  Such
excess insurance may not exceed [5% on wide-bodied Aircraft] [10% on narrow-bodied aircraft] of the Required Insurance Value.]

Pursuant to instructions received from [the [                  ]
Lessee] [the Approved Sub-Lessee] and in consideration of your
approving the arrangement of [the [                  ] Lessee's]
[the Approved Sub-Lessee] "Fleet Policy" (under which the above-mentioned Aircraft is insured) through the intermediary of ourselves as Brokers in connection with the insurance the ("Insurance") mentioned in our Certificate of Insurance
(Reference No. [                ] dated [                  ] and
attached hereto), we undertake as follows:

1. in relation to the All Risks Hull Insurance and Hull, War Risks and Allied Perils Insurance to hold to the order of the Lessor and the Security Agent the insurance slips or contracts and any policies which may be issued or any policies substituted (with your consent) therefor (but only insofar as the same relate to the Aircraft only) and the benefit of such Insurances, but subject to our requirements to operate the fleet policy of the relevant operator insofar as it relates to any other aircraft insured thereunder.

2.     promptly to advise the Lessor and the Security Agent:-

      (a) if any underwriter insurer cancels or gives notice of cancellation of any Insurances at least thirty (30) days (or such lesser period as may be available in the case of Hull, War and Allied Perils) before such cancellation is to take effect in respect of the Aircraft.

      (b) of any material alteration in, or termination of, any such Insurances to the detriment of the Lessor, the Security Agent or the Lenders;

      (c)   of any default in the payment of any premium;

      (d) of any act omission or event of which they have knowledge or not notified and which might invalidate or render unenforceable in whole or in part any Insurances;

      (e) of any failure to receive instructions to renew all or any of the Insurances at least thirty (30) days prior to their expiry; and

      (f)   of our cessation as insurance brokers to [the
            [          ] Lessee] [the Approved Sub-Lessee];

3.    to supply to the Lessor and the Security Agent at the same
      time as [the [       ] Lessee] [the Approved Sub-Lessee]
      certified copies of the original and each renewal certificate of insurance and, as the case may be, reinsurance substantially in the form of Part I of Schedule 9 of the Lease, in respect of each policy and in each case stating, inter alia:-

      (a) the insured value of the Aircraft, stating such to be on an agreed value basis (other than with respect to Engines not installed on the Airframe which will be insured on a replacement cost basis) and the limit of liability cover as applicable; and

      (b) the requirements of Clause 14 and Schedule 9 of the Lease are covered by the Insurances; and

      (c)   the geographical limits of the Insurances; and

      (d) the period of cover, including the specific date and time of commencement and expiry thereof; and

      (e)   listing the named and each additional insured; and

      (f) that the first loss deductibles are not more than one million Dollars (US$1,000,000); and

      (g) the lead underwriters, but not the names of any syndicate.


Yours faithfully,


............................
For and on behalf of
[Insurance Brokers]

                            SCHEDULE 10

                   Return Acceptance Supplement


                      Dated          [           ]



               Relating to Aircraft Lease Agreement
                 dated [                         ]


                              between


                      ENCORE LEASING LIMITED

                                and

                      [ILFC (BERMUDA) 7, LTD.]
                      [ILFC IRELAND 2 LIMITED]
                       [ALTERNATIVE LESSEE]


This Return Acceptance Supplement is executed by the parties hereto to confirm that on the date of this Return Acceptance
Supplement at        time the following described aircraft (the
"Aircraft"):


     Manufacturer ......................... Airbus
     Model .................................A3[       ]
     Manufacturer's Serial No ..............[   ]
     Aircraft Hours and Cycles ............ (see Attachment I)

      including the following described [two (2)] [four (4)] aircraft engines installed thereon:

     Manufacturer                           Model
     Manufacturer's Serial No



was delivered by the [             ] Lessee to the Lessor and was
accepted by the Lessor under and subject to the Aircraft Lease Agreement identified above (the "Lease"). The terms used in this Return Acceptance Supplement shall have the same meaning as in the Lease.

The [                 ] Lessee and the Lessor hereby confirm that
on the date and time hereof the Aircraft was duly accepted by Lessor as of such date and time and in the condition required by the Lease.

The [                 ] Lessee and the Lessor hereby confirm the
return delivery by the [                  ] Lessee and receipt by
the Lessor
of the Aircraft Documentation together with the records, documents, manuals, authorisations, drawings, revisions and data applicable to the Aircraft, obtained or developed or caused to be
developed by the [                ] Lessee during the Lease
Period described on the Attachment II hereto and a part hereof,
on                   199[    ]/200[  ] at
                         .

IN WITNESS WHEREOF, the parties hereto have caused this Return
Acceptance Supplement to be executed in their respective corporate names by their duly authorised representatives as of the day and year first above written.




______________________________   _____________________________

[ILFC (BERMUDA) 7, LTD.]          ENCORE LEASING LIMITED

[ILFC IRELAND 2 LIMITED]

[ALTERNATIVE LESSEE]


By   ______________________          By  ________________________

Name  _____________________          Name _______________________

Title _____________________          Title ______________________

ATTACHMENT "Aircraft Hours and Cycles"

                            ATTACHMENT I

                      AIRCRAFT HOURS AND CYCLES

                      AS OF ________________

                      Airbus MODEL A3[         ]


REGISTRATION MARKINGS [_______]  UNIT NUMBER __________ SERIAL
NUMBER [   ]

A.     AIRFRAME

.    Aircraft Total Time (Hours)              _______

     Aircraft Total Landings (Cycles)         _______

     Hours/Cycles since last "A" Check        _______

     Hours/Cycles since last "C" Check        _______


B.     ENGINES


                                                      Hours/Cycles
                                                      to Next
                                       Hours/Cycles   Replacement
             Serial   Engine   Total   Since Last     Lowest Life
  Position   Number   Cycles   Hours   Shop Visit     Limited Part
   1
   2
   [3]
   [4]

C.     APU

                                           Hours/Cycles
                                           to Next
                  Total    Hours           Replacement
         Serial   Hours/   Since [Last     Lowest life
         Number   Cycles   Shop Visit]     Limited Part


D.   LANDING GEAR

                            Total    Hours/Cycles   Hour/Cycles
                   Serial   Hours/   Since Last     to Next
        Position   Number   Cycles   Overhaul       Overhaul

   Nose Landing Gear
   Right Main Gear
   Left Main Gear

                              ATTACHMENT II

                         AIRCRAFT DOCUMENTATION


1.    All historical records for Aircraft and engines.

2. APU historical records and schedule of overhaul (if applicable).

3. Maintenance and inspection programme-planning manual including work task cards.

4. Airframe and engines current inspection status and operating times including structural sampling inspection records of
      inspections performed on other of the [    ] Lessee's
      aircraft where credit for such inspections were applied against the Aircraft.

5. Current status of auxiliary power unit inspection and operating times.

6.    List and status of time and cycle controlled components -
      Aircraft and engines.

7.    List of installed components (LRU's) showing the [       ]
      Lessee's available data regarding part number, serial number, manufacturer and accumulated time and cycles.

8. List and status of life limited parts - Aircraft and engines.

9. Summary and control status of the Aviation Authority's Airworthiness Directives for Aircraft including engines, auxiliary power unit and equipment and the method of incorporation (i.e. repetitive inspections, interim fix or terminating action) and the date of incorporation.

10. List of manufacturer's service bulletins incorporated and method of incorporation for airframe, engines and, on special request, for specific equipment.

11. List of modifications and/or alterations (excluding manufacturer's service bulletins if accomplished pursuant to the manufacturer's instructions) accomplished on the Aircraft, engines, and, on special request, for specific equipment, upon request and where reasonably required, one copy of individual modifications, engineering instructions and associated drawings.

12.   List of the Aviation Authority's Supplemental Type
      Certificates (STC's) and foreign aviation authority approved modifications incorporated, together with a copy of each certificate.

13.   DGAC approved Airplane Flight Manual and the Aviation
      Authority's approved Flight Manual (if available).

14. Flight (operations) manual currently used by present operator.

15. Weight and balance document, including last weighting report.

16.   Weight and balance supplement - equipment list.

17. Wiring diagram manual, including wiring diagram equipment lists.

18.   Approved maintenance manuals as amended by the [      ]
      Lessee - Aircraft and engines.

19.   Illustrated parts catalogue - airframe and engine.

20. Cross-reference parts catalogue, as applicable, (listing of Aircraft manufacturer's part numbers corresponding to parts manufacturers' and current operators' part numbers for the same parts).

21. Flight test records - last flight accomplished prior to redelivery.

22.   Inventory list of Aircraft loose equipment.

23. Letter detailing any major incident and/or accidents involving the Aircraft (if none, the letter should so state).

24.   All records initiated by the [           ] Lessee required
      to comply with their aviation regulatory authorities.

25. List of current equipment in passenger and flight crew compartments and/or current interior arrangement diagram.

IN WITNESS WHEREOF the parties have executed this Aircraft Lease
Agreement on the date first above written:

The Lessor

ENCORE LEASING LIMITED          )



By ........................     )
Name: .....................     )
Title: ....................     )



[ILFC (BERMUDA) 7, LTD.]        )
[ILFC IRELAND 2 LIMITED]        )
[ALTERNATIVE LESSEE]            )



By ........................     )
Name: .....................     )
Title: ....................     )





[ILFC (BERMUDA) 6, LTD.]        )


By ........................     )
Name: .....................     )
Title: ....................     )

                                    APPENDIX C

                        FORM OF PURCHASE AGREEMENT ASSIGNMENT
                            (INCLUDING AIRFRAME WARRANTIES)

                                   APPENDIX C

                      Dated                          199[ ]








                  INTERNATIONAL LEASE FINANCE CORPORATION
                                (Assignor)




                                  - and -



                         ENCORE LEASING LIMITED
                               (Borrower)






=================================================================

                PURCHASE AGREEMENT ASSIGNMENT NO.1995-[ ]
                              in respect of
                  One (1) Airbus A[                  ]
                    Aircraft bearing Manufacturer's

                        Serial Number [      ]

=================================================================

                             TABLE OF CONTENTS

Clause           Heading                                     Page Number

1.       DEFINITIONS AND INTERPRETATION. . . . . . . . . . . . . .  2

2.       ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . .  5

3.       LIABILITY OF THE ASSIGNOR AND THE BORROWER. . . . . . . .  6

4.       ASSIGNOR'S CONTINUING RIGHTS AND OBLIGATIONS. . . . . . .  7

5.       AGENCY. . . . . . . . . . . . . . . . . . . . . . . . . .  7

6.       AGENCY TERMINATION. . . . . . . . . . . . . . . . . . . .  8

7.       PAYMENT ON THE DELIVERY DATE. . . . . . . . . . . . . . .  9

8.       DELIVERY, TITLE AND RISK. . . . . . . . . . . . . . . . . 10

9.       ASSIGNMENT OF RIGHTS. . . . . . . . . . . . . . . . . . . 11

10.      REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . 12

11.      AUTHORISATIONS  . . . . . . . . . . . . . . . . . . . . . 12

12.      GOVERNING LAW AND JURISDICTION  . . . . . . . . . . . . . 12

13.      NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . 14

14.      FURTHER INSTRUMENTS . . . . . . . . . . . . . . . . . . . 16

15.      MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 17

16.      CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . 17

ANNEX I - CERTIFICATE OF ACCEPTANCE

ANNEX II - CONSENT AND AGREEMENT

ANNEX III - AIRBUS INDUSTRIE WARRANTY

ANNEX IV - EXTRACTS OF PURCHASE AGREEMENT

THIS ASSIGNMENT is made the                     day
of                           199[ ]


BETWEEN:-

(1) INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 1999 Avenue of the Stars, 39th Floor, Los Angeles, CA 90067 (the "Assignor"); and

(2) ENCORE LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at P.O. Box 2003, George Town, Grand Cayman, Cayman Islands, BWI (the "Borrower").

WHEREAS:-

(A) On 10th November 1988 the Assignor and the Seller entered into a purchase agreement and a general terms agreement and
         on [                               ] 199[ ] the Assignor and
         the Seller entered into [a supplemental agreement amending and supplementing the terms of the Purchase Agreement in relation to the Aircraft (the "Purchase Agreement Supplemental Agreement")] (hereinafter collectively the "Purchase Agreement")

(B) The Purchase Agreement covers, inter alia, the sale by the Seller and the purchase and acceptance by the Assignor of [
                ]Airbus A [         ] aircraft.

(C)      The [            ] Lessee is a wholly owned indirect
         subsidiary of the Assignor.

(D) Pursuant to the Facility Agreement, the Lenders have agreed to make the Credits available to the Borrower in order to enable the Borrower to acquire title to, and the benefit of the Warranties in respect of, the Aircraft directly from the Seller and thereupon the Borrower will lease the Aircraft to
         the [          ] Lessee pursuant to the Lease Agreement.

(E) It is a condition precedent to the Borrower entering into the Lease Agreement that the Assignor enters into this Assignment whereby the Assignor transfers to the Borrower certain of the Assignor's rights under the Purchase Agreement relating or applying to the Aircraft upon the terms and subject to the conditions set forth herein.

(F) Pursuant to the Approved Sub-Lease, the Assignor has agreed to assign to the Approved Sub-Lessee certain warranty and other related rights and the Assignor has assigned such rights to the Approved Sub-Lessee pursuant to the Assignment of Warranty and Support Rights.


NOW THEREFORE in consideration of the mutual covenants herein contained THIS ASSIGNMENT WITNESSES AS FOLLOWS:-

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Assignment (including the Recitals and the Annexes), words and expressions used herein shall, unless otherwise defined herein or except where the context otherwise requires, have the meanings given to them in the Facility Agreement.

1.2 In this Assignment (including the Recitals and the Annexes), the following terms shall have the following meanings:-

         "AIRCRAFT" means the Airframe together with the Engines whether or not any of the Engines may from time to time be installed on the Airframe together with the Technical
         Records;

         "AIRCRAFT PURCHASE PRICE" means the net final invoice price for the Aircraft (including any Buyer Furnished Equipment) after deduction of all credit memoranda of the Seller and/or the Manufacturer which net final invoice price, shall
         be US$[             ]  ([                  ] million
         Dollars);

         "AIRFRAME" means the Airbus A[               ] airframe with
         manufacturer's serial number [      ] including all Parts
         installed in or on the airframe at the Delivery Date (or which, having been removed therefrom, remain the property of the Borrower pursuant to the terms of the Lease Agreement), and all substitutions, renewals and replacements from time to time made in or to or installed in or on the said airframe in accordance with the terms and conditions of the Lease Agreement including any Parts which are for the time being detached from the airframe but remain the property of the Borrower;

         "APPROVED SUB-LEASE" means an aircraft lease agreement dated
         [                ] 199[ ] between the Approved Sub-Lessee
         and the Assignor, as amended and supplemented by a
         supplemental agreement dated [                           ]
         199[ ] between the Assignor, the [           ] Lessee and
         the Approved Sub-Lessee;

         "APPROVED SUB-LESSEE" means [                 ];

         "ASSIGNED PROPERTY" means all of the property assigned in Clauses 2.1(a) and 2.1(b);

         "ASSIGNMENT" means this Assignment together with the Recitals and Annexes hereto;

         "ASSIGNMENT OF WARRANTY AND SUPPORT RIGHTS" means an
         agreement dated [             ] 199[ ] between the Assignor
         and the Approved Sub-Lessee pursuant to which the Assignor assigned to the Approved Sub-Lessee, with effect from the dates specified therein, the benefit of the Warranty and Support Rights;

         "CERTIFICATE OF ACCEPTANCE" means the certificate of acceptance referred to in [Clause 8] of the Purchase Agreement in the form set out in Annex I hereto, duly completed with respect to the Aircraft and executed by the Assignor as agent for the Borrower;

         "CONSENT AND AGREEMENT" means the consent of the Seller to this Assignment and the agreement of the Assignor and the Borrower to the terms thereof in the form set out in Annex II hereto;

         "DELIVERY DATE" means the date on which the Certificate of Acceptance is signed and issued to the Seller and the Bill of Sale is executed and delivered to the Borrower;

         "ENGINE" or "ENGINES" means (a) each of the [
                              ] engines with manufacturer's serial
         numbers [                  ] and [                   ]
         whether or not from time to time during the Lease Period installed on the Airframe or any other airframe but which, having been removed from the Airframe, remain the property of the Borrower in accordance with the Lease Agreement or
         (b) any other engine which may from time to time be installed upon or attached to the Airframe which becomes the property of the Borrower in accordance with the Lease Agreement and (c) insofar as the same belong to the Borrower, any and all appliances, instruments or accessories or other equipment or Parts of whatever nature from time to time relating to an engine referred to in (a) and (b) above whether or not installed on or attached to such engine and
         (d) insofar as the same belong to the Borrower, all substitutions, replacements or renewals from time to time made on or to any item referred to in (a), (b) and (c) above in accordance with the Lease Agreement;

         "EXPECTED DELIVERY DATE" means the date on which the Aircraft is expected to be available for purchase by the Borrower and bailment by the Borrower to the [
           ] Lessee;

         "FACILITY AGREEMENT" means the aircraft facility agreement dated [ ] December, 1994 between (1) the banks and financial institutions named therein, (2) National Westminster Bank Plc (as Agent), (3) National Westminster Bank Plc (as Security Agent), (4) Encore Leasing Limited,
         (5) ILFC (Bermuda) 7, Ltd., (6) ILFC Ireland 2 Limited, (7) ILFC (Bermuda) 5, Ltd., (8) ILFC Ireland 3 Limited, (9) ILFC (Bermuda) 6, Ltd and (10) International Lease Finance Corporation;

         "GENERAL TERMS AGREEMENT" means the general terms agreement dated as of [10th November, 1988] between the Assignor and AVSA S.A.R.L. referred to in Recital (A);

         "LEASE AGREEMENT" means the lease agreement No. [ ] dated [
                              ] 199[ ] between the Borrower as
         lessor, the [              ] Lessee as lessee and the [
           ] Option Holder;

         "MANUFACTURER WARRANTY" means the warranty relating to the Aircraft as the same will be provided by the Manufacturer as manufacturer of the Aircraft as confirmation of transfer of title to the Aircraft, being in the form set out in Annex III hereof duly completed with respect to the Aircraft and executed by the Manufacturer through its duly authorised representative;

         "PARTS" means in relation to the Aircraft, all modules, appliances, parts, accessories, auxiliary power unit, instruments, furnishings and other equipment of whatsoever nature including, without limitation, the Buyer Furnished Equipment and any service bulletin kits or the like but excluding complete Engines or engines and equipment (including but not limited to in-flight entertainment and telecommunications equipment) which is from time to time attached to the Airframe and leased to the Lessee other than primarily for the purpose of financing the acquisition of such equipment in circumstances where such equipment, that at any time of determination are incorporated or installed in or attached to the Airframe or any Engine or, having been removed therefrom, title to which remains vested in the Borrower in accordance with the provisions of the Lease Agreement; and "Part" shall have a corresponding meaning;

         "PRE-DELIVERY PAYMENTS" means the aggregate of all payments made by the Assignor in respect of the Aircraft pursuant to [Clause 6] of the Purchase Agreement prior to the Delivery Date;

         "TECHNICAL RECORDS" means in relation to the Aircraft, all technical data, manuals, computer records, logbooks and other records (whether kept or to be kept in compliance with any law or regulation or any requirement for the time being of the Aviation Authority or otherwise) relating to the Aircraft, any Engine or any Parts; and

         "WARRANTY AND SUPPORT RIGHTS" means each of:

         (a) the benefit of the rights with respect to the Aircraft under [Clause 12] (Warranties and Service Life Policy) of the General Terms Agreement;

         (b) the rights with respect to the Aircraft under [Clause 13] (Patent Indemnity) of the General Terms Agreement;

         (c) the rights with respect to the Aircraft under the Product Support Agreement [(Exhibit E)] applicable to the Purchase Agreement;

         (d) the benefit of various support allowances with respect to the Aircraft more particularly referred to in the Assignment of Warranty and Support Rights.

1.3 Clauses 1.3 and 1.4 of the Facility Agreement shall be deemed to be incorporated, mutatis mutandis, herein as if references therein to "this Facility Agreement" and the "Guarantor" were references to "this Assignment" and the "Assignor" respectively.


2.       ASSIGNMENT

2.1 Subject to the terms and conditions of this Assignment, the Assignor does hereby unconditionally, irrevocably and absolutely assign and agree to assign as legal and beneficial owner to the Borrower:-

         (a) all of its right, title and interest (present and future) in, to, under and in respect of the right to accept delivery of, acquire possession of and take title to the Aircraft and to be named the "Buyer" in both the Bill of Sale and the Manufacturer Warranty ("Title") and in the invoice or similar document to be delivered by the Seller pursuant to the Purchase Agreement [and the Purchase Agreement Supplemental Agreement] including, without limitation, the right to compel performance by each of the Seller and the Manufacturer of their respective obligations in respect of the Aircraft corresponding to the rights assigned under this Clause 2.1(a) and the right to claim damages in respect thereof; and


         (b) subject to the rights, title and interest of the Approved Sub-Lessee in, to, under and in respect of the Warranty and Support Rights pursuant to the Assignment of Warranty and Support Rights, all of the Assignor's right, title and interest (present and future) in, to, under and in respect of [Clause 12] (Warranties and Service Life Policy) and [Clause 13] (Patent Indemnity) of the General Terms Agreement insofar as they relate to the Aircraft including, without limitation, the right to compel performance by the Seller of its obligations in respect of the Aircraft corresponding to the rights assigned under this Clause 2.1(b) and the right to claim damages in respect thereof and subject to any conditions set out therein. Such Sections of the General Terms Agreement are attached hereto in the form of Annex IV.

2.2      Upon satisfaction in full of all the amounts referred to in
         Clause 19 of the Lease Agreement and upon the [           ]
         Option Holder or designee or permitted transferee taking title to the Aircraft pursuant to Clause 20 of the Lease Agreement the Borrower shall at the cost of the Assignor and at the request of the Assignor re-assign to the Assignor or as it may direct, without recourse or warranty (but free and clear of any Lessor's Liens), such right, title and interest, if any, as the Borrower may then have in and to the Assigned Property referred to in Clause 2.1(b) and shall execute such documents as the Assignor may reasonably require in order to effect such assignment.


3.       LIABILITY OF THE ASSIGNOR AND THE BORROWER

3.1 The Borrower shall have no obligation or liability under the Purchase Agreement by reason of or arising out of this Assignment, provided however that to the extent that the Borrower exercises any rights under the Purchase Agreement or makes any claim with respect to the Aircraft or goods and services relating thereto, the terms and conditions of the Purchase Agreement shall apply to and be binding upon the Borrower and the Borrower shall be subject to all obligations, restrictions, limitations and conditions of the Purchase Agreement with respect to the exercise of such rights or making such claims to the same extent as if the Borrower had been named "Buyer" thereunder.

3.2 The assignments referred to in Clause 2.1(a) and 2.1(b) shall not constitute a novation under the Purchase Agreement and, save as otherwise provided hereby, the Assignor shall not be discharged from any of the obligations undertaken by it in the Purchase Agreement.

3.3 Notwithstanding this Assignment, the Assignor shall remain fully liable to the Seller to perform all the obligations and duties of the "Buyer" under the Purchase Agreement including but not limited to the obligation to pay the Aircraft Purchase Price, and the exercise by the Borrower of any of the rights assigned hereunder shall not release the Assignor from any of its duties or obligations to the Seller under the Purchase Agreement, save to the extent that such exercise by the Borrower shall constitute performance of such duties and obligations.

3.4 The Assignor will procure from the Seller on the Delivery Date the Consent and Agreement in the form attached hereto as Annex II. In addition the Assignor shall, at its cost, cause the existence of this Assignment to be notified to the Seller by huissier (bailiff) in accordance with the provisions of Article 1690 of the French Civil Code.

4.       ASSIGNOR'S CONTINUING RIGHTS AND OBLIGATIONS

         The parties hereby agree, and stipulate in favour of the Seller, that, save to the extent rights are hereby assigned to the Borrower or have been assigned to the Approved Sub-Lessee pursuant to the Assignment of Warranty and Support Rights, all other terms of the Purchase Agreement shall continue to apply and have full effect as between the Assignor and the Seller and nothing herein shall modify in any way the rights of the Seller under the Purchase Agreement or subject the Seller to any liability to which it would not otherwise be subject nor require the Seller to transfer title to the Aircraft or possession thereof prior to receipt of payment in full of the Aircraft Purchase Price.


5.       AGENCY

5.1      The Borrower hereby appoints the Assignor (with power to
         appoint the [           ] Lessee or, as the case may be, the
         Approved Sub-Lessee as its substitute, which appointment shall be notified to the Seller in accordance with the provisions of Clause 13, PROVIDED ALWAYS THAT any such substitute shall expressly in writing agree to be bound by the terms of this Assignment in relation to such agency and PROVIDED FURTHER THAT the Assignor shall remain fully liable to the Borrower in respect of the actions and/or inactions of any such substitute) its sole agent to exercise on behalf of the Borrower all the rights assigned to the Borrower under Clause 2.1(b) and to sign and issue the Certificate of Acceptance and such other documents as are necessary to effect transfer of Title to the Borrower.

5.2 The Assignor hereby agrees with the Borrower for the benefit of itself and such persons to release and defend, indemnify and hold harmless the Borrower, its officers, directors, agents, representatives and employees (i) from and against all liabilities, damages, losses, costs and expenses for all injuries to and death of persons and (ii) for loss of or damage to tangible property of third parties not employed by the Assignor or claiming through or by reason of the death or injury of any such employee, arising out of or in connection with any aircraft (including the Aircraft) during any inspection, test or flight thereof.

5.3 Until the agency created by this Clause 5 is terminated in the manner contemplated by Clause 6, the Assignor (or, as the case may be, its substitute) shall be entitled to enforce the rights referred to in Clause 5.1 without reference to the Borrower and to retain when made any recovery or benefit resulting from the enforcement of any such rights and shall pay, and hereby indemnifies the Borrower against, all costs, expenses and charges incurred in connection with the enforcement of any such rights.

5.4 If the Assignor and the Borrower shall at any time be in dispute as to which of them is the beneficiary of any right under the Purchase Agreement, the Seller shall be entitled to perform the corresponding obligations exclusively in favour of the Assignor until:-

         (a) the agency created pursuant to this Clause 5 shall have been terminated in accordance with Clause 6 (after which time the Seller shall perform the corresponding obligations exclusively in favour of the Borrower); or

         (b) both the Assignor and the Borrower notify the Seller in writing of their agreement as to which of them is the beneficiary of such right (after which time the Seller shall perform the corresponding obligations in favour of the party nominated in such notice).

5.5 Other than as provided in Clause 5.1 above, the Assignor shall not be entitled to appoint any third party as agent to exercise on its behalf any of its rights or powers resulting from this Clause.


6.       AGENCY TERMINATION

6.1 Should an Acceleration Event occur, then the agency created by Clause 5 shall terminate forthwith.

6.2 The Seller shall not be deemed to have knowledge of any termination of the agency powers of the Assignor referred to in Clause 5 unless and until the Seller shall have received from the Borrower and/or from the Security Agent written notice of such termination in accordance with the provisions of Clause 13.


7.       PAYMENT ON THE DELIVERY DATE

7.1      Subject to:-

         (a)     the terms and conditions of this Assignment;

         (b) the Credits having been made available to the Borrower under the Loan Agreement; and

         (c) the Certificate of Acceptance having been duly signed by the Assignor (acting as agent of the Borrower),

         the Borrower shall on the Delivery Date pay to the Seller the Aircraft Purchase Price (without deducting any amount in respect of the Predelivery Payments).

7.2      If:-

         (a) subject to the proviso to Clause 9.4 of the Priorities and Indemnities Agreement, the Credits have not been made available on the Expected Delivery Date for whatsoever reason; or

         (b) the Borrower does not pay to the Seller the Aircraft Purchase Price or the Seller does not deliver the Bill of Sale and executed Consent and Agreement or does not procure delivery of the Manufacturer Warranty to the Borrower pursuant to the Purchase Agreement and this Assignment on the Expected Delivery Date, then this Assignment shall, unless otherwise agreed by the Borrower, be automatically terminated, whereupon the rights subject to this Assignment shall be deemed re-assigned by the Borrower to the Assignor without the requirement for any further action (other than any notice required to be given to the Seller) and the Borrower shall thereafter have no further obligation to the Assignor or the Seller hereunder (but without prejudice to any rights which any party may have against any other party in respect of any previous breach by such other party of its obligations).

7.3 The total amount to be paid by the Borrower to the Seller pursuant to this Clause 7 shall be paid to Credit Lyonnais N.Y. Branch Account No. 01-183631-001-00 or to such other account as the Seller may specify, for further transfer to the Seller's account at Credit Lyonnais Account No. 60258H-37.

7.4 The Assignor shall pay to the Seller any amounts (other than those to be paid by the Borrower pursuant to this Clause 7) remaining to be paid by the "Buyer" under the Purchase Agreement in respect of the Aircraft when the same are invoiced, provided that the Assignor agrees for the benefit of the Seller that the payment of any such amounts which are invoiced on the Delivery Date may be satisfied by the Seller by application of the Predelivery Payments.


8.       DELIVERY, TITLE AND RISK

8.1 Upon and subject to the terms and conditions of this Assignment and upon payment of the Aircraft Purchase Price by the Borrower pursuant to Clause 7.1, Title shall vest in the Borrower on the Delivery Date free and clear of all Liens arising from the acts or acquiescence of the Assignor. Thereupon, the Seller shall immediately deliver to the Borrower both the Bill of Sale and the Manufacturer Warranty.

8.2      Simultaneously with such transfer of Title:-

         (a) all risks in respect of the Aircraft, its loss or damage thereto, shall pass directly from the Seller to the Borrower; and

         (b) the physical delivery of the Aircraft by the Seller to the Assignor or its duly authorised representative as agent of the Borrower shall take place at the works of Aerospatiale in Toulouse, France.

         Simultaneously with delivery by the Seller to the Assignor, the Assignor or its duly authorised representative as agent of the Borrower shall deliver the Aircraft to the [
         ] Lessee pursuant to the terms of the Lease Agreement and
         the [           ] Lessee shall thenceforth assume all risks
         in respect of the Aircraft, its loss or damage thereto all in accordance with the relevant provisions of the Lease Agreement.


9.       ASSIGNMENT OF RIGHTS

9.1 Subject to Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement, the Assignor may not further sell, assign or otherwise transfer any of its rights hereunder without the prior written consent of the Lenders (which the Lenders shall have absolute discretion to withhold) and the Seller (which the Seller may not unreasonably withhold).

9.2 Subject to Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement and the circumstances described in the proviso to Clause 24.3 of the Priorities and Indemnities Agreement, the Borrower may not sell, assign or otherwise transfer any of its rights hereunder without the prior written consent of (i) the Security Agent acting on the instructions of the Majority Lenders and, prior to the occurrence of an Acceleration Event, the Assignor (which the Assignor and the Lenders shall have absolute discretion to withhold) and (ii) the Seller (which the Seller shall not unreasonably withhold).

10.      REPRESENTATIONS AND WARRANTIES

10.1     The Assignor does hereby represent and warrant that:-

         (a) true and complete copies of [Clauses 12 and 13] of the General Terms Agreement are attached at Annex IV and that there are no provisions in the other Sections of the Purchase Agreement which are relevant in relation to the property assigned by Clause 2.1(b) of this Assignment;

         (b) the Purchase Agreement is in full force and effect and constitutes legal, valid and binding obligations of the Assignor enforceable in accordance with its terms subject to the qualifications contained in the legal opinions to be provided to the Agent, the Security Agent, the Lenders and the Borrower in accordance with
                 Schedule 7 to the Facility Agreement;

         (c) the Assignor is not in default of any of its obligations under the Purchase Agreement in so far as they relate to the Aircraft;

         (d) the Assignor has not created or allowed to subsist, and throughout the Security Period will not create or allow to subsist, any Lien over the whole or any part of the rights, title and interest hereby assigned with respect to the Aircraft and/or the Purchase Agreement other than pursuant to the Assignment of Warranty and Support Rights, this Assignment and/or any of the other Aircraft Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents;

         (e) the Assignor has not exercised any right to acquire any title (legal or beneficial) to the Aircraft pursuant to the Purchase Agreement or any other agreement;

         (f) upon the transfer of Title to the Aircraft to the Borrower, the Borrower will acquire such title to the Aircraft as would have been conveyed to the Assignor under the Purchase Agreement but for the execution of this Assignment and the Aircraft will be free and clear of all Liens arising from the acts or acquiescence of the Assignor and/or any other person or entity other than the Seller; and

         (g) the transactions contemplated under this Assignment form and will form part of its private and commercial acts as opposed to governmental and/or public acts.

10.2 The Assignor hereby undertakes that it shall duly and punctually perform in all material respects its duties and obligations under the Purchase Agreement in so far as they relate to the Aircraft.

10.3 The Borrower covenants with the Assignor that it shall not transfer, assign, pledge, dispose of or otherwise deal voluntarily (and for the avoidance of doubt, the provisions concerning voluntary transfer set out in the final sentence of Clause 29.8 of the Priorities and Indemnities Agreement shall apply for the purposes of this Clause 10.3) with the Assigned Property other than pursuant to the Assignment of Warranty and Support Rights or in accordance with the terms of and/or in connection with the enforcement or preservation or the attempted enforcement or preservation of its rights, interest and remedies under this Assignment and/or any of the Facility Documents and/or any of the other Operative Documents.

10.4 Each of the Assignor and the Borrower for itself hereby undertakes that it shall not enter into any agreement with the Seller which would materially adversely amend, modify, rescind, cancel or terminate the Purchase Agreement in respect of the Assigned Property without the prior written consent of the other and of the Security Agent.

10.5 Each of the parties hereto represents and warrants for itself that it shall, on the Delivery Date, have obtained all authorisations required to be obtained pursuant to Clause 11 and that such authorisations shall be valid on the Delivery Date.


11.      AUTHORISATIONS

         The parties shall take all steps required to obtain, prior to the Delivery Date, any and all authorisations, licences, rulings, consents, approvals and such other actions which are necessary or advisable for them to obtain in order to permit them to perform this Assignment and all other agreements and instruments required hereunder or in connection herewith.


12.      GOVERNING LAW AND JURISDICTION

12.1 This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

12.2 Each of the parties hereto irrevocably agrees that the courts of the State of New York shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and, for such purposes, irrevocably submits to the jurisdiction of such courts.

12.3 Each party irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause
         12.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

12.4 For the purpose of any suit, action, proceeding or settlement of dispute in the courts of the State of New York (whether under this Assignment or under the Deed of Assignment of General Terms Agreement), each of the Assignor and the Borrower hereby designates, appoints and empowers an agent to accept service of process in respect of any such suit, action, proceeding or settlement of dispute the identity of which is as follows and hereby confirms that such agent is willing to accept service of such process on its behalf in respect of this Assignment and the Deed of Assignment of General Terms Agreement:-

                 Assignor:                AIG Funding, Inc.,
                                          70 Pine Street
                                          New York
                                          N.Y. 270
                                          USA

                 Attention:               William N Dooley, President

                 Borrower:                MeesPierson Inc.
                                          445 Park Avenue
                                          New York
                                          NY 10022
                                          USA

                 Attention:               General Counsel

         If, for any reason, such agent no longer serves as agent of the Assignor or, as the case may be, the Borrower to receive service of process in New York in respect of this Assignment and/or the Deed of Assignment of General Terms Agreement, the Assignor or, as the case may be, the Borrower, shall promptly appoint another such agent acceptable to the other party hereto and advise such other party thereof.

12.5 The submission to the jurisdiction of the courts referred to in Clause 12.2 shall not (and shall not be construed so as to) limit the right of either party to take proceedings against the other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

12.6 To the extent that the Borrower or the Assignor or any of the property of the Borrower or the Assignor is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, each of the Borrower and the Assignor for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Assignment or the subject matter hereof.


13.      NOTICES

13.1 Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall:-

         (a)     in order to be valid be in English and in writing;

         (b) be deemed to have been duly served on, given to or made in relation to a party if it is:-

                 (i) left at the address of that party set out herein or at such other address as that party may notify to the other party hereto in writing from time to time or to any officer of the addressee; or

                 (ii) posted by first class airmail postage prepaid in an envelope addressed to that party at such address; or

                 (iii) sent by facsimile to the facsimile number of that party set out herein or to such other number as that party may notify to the other party hereto from time to time.

         (c)     be sufficient if:-

                 (i) executed under the seal of the party giving, serving or making the same; or

                 (ii) signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised representative of such party;

         (d)     be effective:-

                 (i) in the case of a letter, when left at the address referred to in Clause 13.1(b)(i) or delivered in person to any officer of the addressee or (as the case may be) seven (7) Business Days after being deposited in the post first class airmail postage prepaid in an envelope addressed to the addressee at the address referred to in Clause 13.1(b)(i);

                 (ii) in the case of a facsimile transmission, when receipt is confirmed by return facsimile or by telephone (or on actual receipt if not so confirmed).

13.2 For the purposes of this Clause 13, all notices, requests, demands or other communications shall be given or made by being addressed as follows:-

         (a)     if to the Assignor to:-

                 INTERNATIONAL LEASE FINANCE CORPORATION
                 1999 Avenue of the Stars
                 39th Floor
                 Los Angeles
                 CA  90067
                 USA

                 Tel:  0101 310 788 1999
                 Facsimile No:  0101 310 788 1990
                 Attention:   Legal Department and Chief Financial Officer

         (b)     if to the Borrower to:

                 ENCORE LEASING LIMITED
                 PO Box 2003
                 George Town
                 Grand Cayman
                 Cayman Islands
                 BWI

                 Tel:  809 949 7942
                 Facsimile No:  809 949 8340
                 Attention:  Trust Services

                 with a copy to the Security Agent to:

                 NATIONAL WESTMINSTER BANK PLC
                 Corporate Banking Agency Group
                 7th Floor
                 135 Bishopsgate
                 London EC2M 3UR
                 England

                 Tel:  0171 375 5738/5931/5929
                 Facsimile No:  0171 375 5854
                 Attention:  Head of Corporate Banking Agency Group

         (c)     If to the Seller to:

                 AVSA S.A.R.L.
                 2 Rond Point Maurice Bellonte
                 31700 Blagnac
                 FRANCE

                 Tel:  010 3361 30 40 12
                 Facsimile No:  010 3361 30 40 11
                 Attention:  Le Gerant


14.      FURTHER INSTRUMENTS

         Each of the parties hereto agrees that at any time and from time to time, and at the full cost of the Assignor, it shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may be reasonably necessary in order to give full effect to this Assignment and the rights and powers herein granted.


15.      MISCELLANEOUS

15.1 No term or provision of this Assignment may be amended, waived, discharged or terminated orally, but only by written instrument signed by or on behalf of the parties hereto.

15.2 Any provision of this Assignment which is or becomes invalid, illegal or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability shall not render such provision invalid, illegal or unenforceable in any other jurisdiction.

15.3 No failure to exercise and no delay in exercising on the part of the Borrower any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege prevent any further or other exercise of any right, power or privilege whether hereunder or otherwise. The rights and remedies provided in this Assignment are cumulative and not exclusive of any rights or remedies provided at law.

15.4 Section 93 and Section 103 of the Law of Property Act 1925 shall not apply to this Assignment nor shall any analogous provisions applicable under New York law.

15.5 This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original but all counterparts shall together constitute but one and the same instrument.

16.      CONFIDENTIALITY

16.1 Each party hereto shall use all reasonable endeavours to ensure that its respective officers, directors, employees and agents shall keep secret and confidential and not, without the prior written consent of the other party hereto and the Seller, disclose to any third party the terms of this Assignment or any of the information, reports or documents supplied by or on behalf of the other party hereto or the Seller, save that such party shall be entitled to disclose any such terms, information, reports or documents:-

         (i) in connection with any proceedings arising out of or in connection with this Assignment to the extent that such party may consider necessary to protect its interest; or

         (ii) to any potential assignee or transferee of all or any of such party's rights under this Assignment or any other person proposing to enter into contractual arrangements with such party in relation to or in connection with the transactions contemplated by this Assignment subject to it obtaining an undertaking from such potential assignee or other person in the terms similar to this Clause 16.1; or

         (iii) if required to do so by an order of a court of competent jurisdiction whether in pursuant of any procedure for discovering documents or otherwise; or

         (iv) pursuant to any law or regulation having the force of law (including, without limitation, SEC filing requirements); or

         (v) to any fiscal, monetary, tax, governmental or other competent authority; or

         (vi)    to its auditors, legal or other professional advisers;
                 or

         (vii)           to any of the Export Credit Agencies; or

         (viii)  in any manner contemplated by this Assignment.

16.2 In addition, either party shall be entitled to disclose or use any such information, reports or documents if the information contained therein shall have emanated in conditions free from confidentiality bona fide from some person other than the relevant party hereto and such party would, but for the preceding provisions of this Clause 16 have been free to disclose or use the same.

16.3 Each party may, notwithstanding any other provision of this Clause 16, release to any potential assignee or transferee (permitted in each case pursuant hereto), or other person proposing to enter into contractual arrangements with such party in relation to or in connection with the transactions contemplated by this Assignment, a copy of any of this Assignment PROVIDED THAT each such potential assignee or transferee or other person confirms in writing to the other party to this Assignment that it is bound by the terms of this Clause 16 as if it had been a party to this Assignment.

IN WITNESS WHEREOF the parties hereto have caused this Assignment to be executed and delivered (in three originals) on their behalf by their Officers thereunto duly authorised on this day and this year hereinbefore written.


INTERNATIONAL LEASE FINANCE CORPORATION


By:   ..........................

Title:  .....................................

In the presence of:-


SIGNED SEALED and DELIVERED               )
by                                        )
attorney-in-fact for and on behalf of     )
ENCORE LEASING LIMITED                    )
in the presence of:-                      )

                                        ANNEX I

                             CERTIFICATE OF ACCEPTANCE


In accordance with the terms of that certain Airbus A[       ]
Purchase Agreement dated [as of 10th November 1988] and that certain general terms agreement dated [10th November 1988] and made between AVSA S.A.R.L. ("AVSA") and International Lease Finance Corporation ("ILFC") (hereinafter collectively the "Agreement") the acceptance inspection relating to the AIRBUS A[
                    ] aircraft (the "Aircraft"), manufacturer's
serial number [      ] with [two (2)] [
                      ] series propulsion systems installed
thereon, serial numbers [                    ] (position 1) and
[                      ] (position 2) has taken place at Toulouse,
France on the [     ] day of [                             ]
199[ ].

In view of said inspection having been carried out with satisfactory results ILFC as duly authorised representative and agent of Encore Leasing Limited hereby accepts delivery of the Aircraft (and of all the technical documentation associated with the Aircraft delivery) as being in conformity with the provisions of the Purchase Agreement.

This acceptance shall not constitute a waiver of Encore Leasing
Limited's warranty rights relating to the Aircraft set forth in the Agreement or act as a limitation on such rights.

ILFC specifically recognises that it has waived any right it may have at law or otherwise to revoke this acceptance of the Aircraft.

                         RECEIPT AND ACCEPTANCE OF THE
                         ABOVE-DESCRIBED AIRCRAFT
                         ACKNOWLEDGED

                         [ILFC]

                         as duly authorised representative and
                         agent of Encore Leasing Limited

                         By:

                         Title:

                         Date:

                                  ANNEX II

                          CONSENT AND AGREEMENT


1. The undersigned, AVSA S.A.R.L., a societe a responsabilite limitee organised and existing under the laws of the Republic of France ("the Seller"), hereby acknowledges notice of, consents to and agrees to be bound by all of the terms of the Purchase Agreement Assignment attached hereto (herein called the "Assignment"), the defined terms therein (or defined by reference therein to another document) being hereinafter used with the same respective meanings.

2.       The Seller hereby confirms to the Borrower that:-

2.1 all representations, warranties, indemnities and agreements of the Seller under the relevant sections of the Purchase Agreement referred to in Clauses 2.1(a) and 2.1(b) of the Assignment with respect to the Aircraft shall (subject to the terms and conditions thereof and of the Assignment and to the rights, title and interest of the Approved Sub-Lessee in, to, under and in respect of the Warranty and Support Rights pursuant to the Assignment of Warranty and Support Rights) enure to the benefit of the Borrower to the same extent as if originally named the "Buyer" therein; and

2.2 the Borrower shall not be liable for any of the obligations or duties of the Assignor under the Purchase Agreement, nor, except as provided therein, shall the Assignment give rise to any duties or obligations whatsoever on the part of the Borrower owing to the Seller except for the Borrower's agreement in the Assignment that in exercising any right under the Purchase Agreement with respect to the Aircraft (other than the right to take title pursuant to Clause 8.1 of the Assignment) or making any claims with respect to the Aircraft or other goods and services delivered and to be delivered pursuant to the Purchase Agreement and the subject of the Assignment, the terms and conditions of such Purchase Agreement shall apply to, and be binding upon, the Borrower to the same extent as the Assignor.

3.       The Seller hereby represents and warrants that:-

3.1 it is a societe a responsabilite limitee duly organised and existing in good standing under the laws of the French
         Republic;

3.2 the making and performance of the Purchase Agreement and this Consent and Agreement have been duly authorised by all necessary corporate or other action on the part of the Seller, do not require any approval of the Seller's stockholders, do not contravene the charter of the Seller or any indenture, credit agreement or other contractual agreement to which the Seller is a party or by which it is bound and, to the best of the knowledge, information and belief of the Seller, do not contravene any law, rule or regulation binding upon the Seller; and

3.3 the Purchase Agreement constituted as of the date thereof, and at all times thereafter to and including the date of this Consent and Agreement constitutes a valid and binding obligation of the Seller.

4. The present consent is given subject to the following conditions:-

4.1 nothing herein or in the Assignment shall modify in any way the rights of the Seller under the Purchase Agreement or subject the Seller to any liability to which it would not otherwise be subject;

4.2 if the Assignor and the Borrower shall at any time be in dispute as to which of them is the beneficiary of any particular right or interest under the Purchase Agreement, the Seller shall be entitled to perform the corresponding obligations exclusively in favour of the Assignor (or its substitute agent appointed in accordance with the provisions of Clause 5.1 of the Assignment) until:-

         (a) the agency created pursuant to Clause 5 of the Assignment shall have been terminated in accordance with Clause 6 of the Assignment (after which time the Seller shall perform the corresponding obligations exclusively in favour of the Borrower); or

         (b) both the Assignor and the Borrower notify the Seller in writing of their agreement as to which of them is the beneficiary of such right (after which time the Seller shall perform the corresponding obligations in favour of the party nominated in such notice);

4.3 the Assignor shall not be discharged from any of its obligations under the Purchase Agreement except insofar as such obligations are performed by the Borrower, and nothing herein shall be construed so as to give such discharge;

4.4 the Seller shall not be deemed to have knowledge of any termination of the agency referred to in Clause 5.1 of the Assignment unless and until the Seller shall have received the written notice required by Clause 6.2 of the Assignment;

4.5 the Seller shall be fully entitled to rely upon anything said or done or omitted by the Assignor (or its substitute appointed in accordance with the provisions of Clause 5.1 of the Assignor) as agent pursuant to Clause 5 of the Assignment until termination of the agency referred to therein;

4.6 the Assignor and the Borrower shall agree to the terms of this Consent and Agreement.

5. Provided always that the conditions contained in Clause 4 hereof have been fulfilled:-

5.1 then, upon receipt by the Seller in respect of the Aircraft on the Delivery Date of:-

         (a) the Certificate of Acceptance duly signed by the Assignor acting as the agent of the Borrower; and

         (b)     payment by the Borrower of the Aircraft Purchase Price;

5.2 the Seller undertakes to each of the Borrower and the Assignor:-

         (a) immediately to transfer title to the Aircraft to the Borrower; and

         (b) to deliver to the Borrower the Bill of Sale and procure the delivery of the Manufacturer Warranty.

6. The Assignor shall and hereby does agree to indemnify and hold harmless the Seller from and against any and all costs and out of pocket expenses incurred by the Seller (i) in the preparation, negotiation and execution of this Consent and Agreement, the Assignment, the Mortgage and the consent and agreement to the Mortgage and (ii) in relation to the enforcement of any rights transferred by the Assignment to the Borrower to the extent that such costs and out-of-pocket expenses would not have been incurred but for the entering into of this Consent and Agreement, the Assignment, the Mortgage and the consent and agreement to the Mortgage.

7. Each of the Seller, the Assignor and the Borrower agrees that the Assignment shall not constitute nor be construed as constituting a novation of the obligations under the Purchase Agreement.

8. This Consent and Agreement shall be deemed to constitute the consent of the Seller required by [Clause 15.1] of the Purchase Agreement.

9. The illegality or invalidity of any part of this Consent and Agreement shall not be deemed to prejudice the enforceability of the remainder which shall be severable therefrom.

10. Except as expressly contained in the Assignment, the Seller shall not assume nor be deemed to have assumed any additional obligation whatsoever under the Purchase
         Agreement by virtue of the Assignment, and the Seller shall be bound to perform only those obligations which would have existed had the Assignment never been executed.

11. The Seller shall incur no obligation or liability whatsoever by reason of the Lease Agreement and the Loan Agreement or any of the transactions contemplated therein and the Assignor shall indemnify and hold harmless the Seller against and in respect of all and any such obligations or liabilities or the consequences thereof so incurred save to the extent that the Seller has a corresponding liability or obligation under the Purchase Agreement.

12. The Seller agrees that no breach or default on the part of the Assignor of any of the provisions of the Purchase Agreement, to the extent that the Purchase Agreement relates to aircraft which do not form part of any of the Aircraft financed and delivered to the Borrower pursuant to the Facility Agreement, shall impair, prejudice or vitiate any of the rights available to the Borrower or the Security Agent in respect of the Purchase Agreement relative to any of the Aircraft.

13. This consent is given subject to the agreement and acceptance of the Assignor and the Borrower that the benefit of and/or the obligations under, the Assignment may not be further assigned or transferred or otherwise parted with (other than, in respect of the agency created pursuant to the provisions of Clause 5.1 of the Assignment, to a substitute appointed in accordance with the provisions of Clause 5.1 of the Assignment) without the prior consent of the Seller (which consent shall not be unreasonably denied), provided always that:-

         (i) subject to Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement and the circumstances described in the proviso to Clause 2.4.3 of the Priorities and Indemnities Agreement the Borrower may not sell, assign or otherwise transfer any of its rights under the Assignment without the prior written approval of (a) the Security Agent (acting on the instructions of the Majority Lenders and, prior to the occurrence of an Acceleration Event, the Assignor which the Lenders and the Assignor shall have absolute discretion to withhold) and (b) the Seller (which the Seller shall not unreasonably withhold); and

         (ii) subject to Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement the Assignor may not sell, assign or otherwise transfer any of its rights under the Assignment without (a) the prior written approval of the Lenders (which the Lenders shall have absolute discretion to withhold) and (b) the Seller (which the Seller shall not unreasonably withhold).

14. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. The Seller irrevocably agrees that any suit, legal action or proceedings ("Proceedings") in connection with this Consent and Agreement may be brought in the courts of England which shall have jurisdiction to settle any disputes arising out of or in connection with this Consent and Agreement.

16. The Assignor shall, at its cost, arrange for the Assignment and the Mortgage to be properly served on the relevant party or parties by huissier (bailiff) in accordance with the provisions of Article 1690 of the French Civil Code.

17. Nothing contained in this Consent and Agreement shall limit the right of any party to take Proceedings against another party in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in one or more other jurisdictions whether concurrently or not.

18. This Consent and Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which when executed as delivered shall constitute an original but all counterparts shall together constitute but one and the same instrument.


Dated:

AVSA S.A.R.L.


By:  .................................

Title:  ....................




We hereby agree to the terms of this           We hereby agree to the
letter including without limitation            terms of this letter.
to the generality of the foregoing,
the indemnities contained herein.

INTERNATIONAL LEASE FINANCE CORPORATION        ENCORE LEASING LIMITED


By: ..............................             By: .................

Title: ...........................             Title: ..............

                             ANNEX III

                   AIRBUS INDUSTRIE WARRANTY


Airbus Industrie hereby warrants to the aforesaid Buyer, its successors and assigns that the AVSA Bill of Sale dated [
               ] 199[ ] and relating to the Aircraft with MSN [
  ] conveys to the said Buyer good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others save that in relation to the buyer furnished equipment (supplied to AVSA, S.A.R.L. by International Lease Finance Corporation) Airbus Industrie warrants only such title as was conveyed to AVSA S.A.R.L. by International Lease Finance Corporation pursuant to a bill of
sale dated [                        ] and that Airbus Industrie
will warrant and defend such title forever against all claims and demands whatsoever.

IN WITNESS WHEREOF Airbus Industrie has caused this warranty to
be executed by its duly authorised representative this [     ]
day of                           199[ ].




In ....................

AIRBUS INDUSTRIE G.I.E.


By:  ..............................................

Title:  .........................................

Signature:...............................................

                           ANNEX IV

               EXTRACTS OF GENERAL TERMS AGREEMENT

                               APPENDIX D

                    FORM OF ENGLISH LAW AIRCRAFT MORTGAGE

                                   APPENDIX D


                        Dated                        199[  ]







                              ENCORE LEASING LIMITED
                                   (as Borrower)




                                     - and -




                          NATIONAL WESTMINSTER BANK PLC
                               (as Security Agent)



                                 DEED OF ASSIGNMENT
                                        AND

                           AIRCRAFT MORTGAGE NO. 1995-[  ]
                                 in respect of One
                          Airbus A [           ] Aircraft
                          Manufacturer's Serial No. [    ]

                                TABLE OF CONTENTS

Clause          Heading                                   Page Number

1.       DEFINITIONS AND INTERPRETATION.........................1
2.       COVENANT TO PAY........................................5
3.       MORTGAGE...............................................5
4.       ASSIGNMENT.............................................5
5.       RELEASE OF SECURITY AND SALE BY THE BORROWER...........7
6.       REPRESENTATIONS AND WARRANTIES.........................7
7.       UNDERTAKINGS...........................................8
8.       DEFAULT AND REMEDIES...................................9
9.       POWERS OF RECEIVER....................................11
10.      APPLICATION OF FIRST AIRCRAFT PROCEEDS................12
11.      THIRD PARTIES.........................................13
12.      WAIVER................................................13
13.      NOTICES...............................................13
14.      FURTHER ASSURANCE.....................................15
15.      POWER OF ATTORNEY.....................................16
16.      INVALIDITY OF ANY PROVISION...........................16
17.      DELEGATION OF POWERS..................................16
18.      NO SUBSTITUTION AND RIGHT TO CONSOLIDATE..............17
19.      CONTINUING SECURITY...................................17
20.      VARIATION OF UNDERLYING DOCUMENTS.....................18
21.      INDEMNIFICATION.......................................19
22.      ASSIGNMENT............................................19
23.      CAPACITY OF THE SECURITY AGENT........................20
24.      LAW AND JURISDICTION..................................20
25.      COUNTERPARTS..........................................21
26.      SURVIVAL OF INDEMNITIES...............................21
27.      CONFIDENTIALITY.......................................21

SCHEDULE 1 - AIRCRAFT DETAILS..................................23

SCHEDULE 2 - NOTICES OF ASSIGNMENT (A) NOTICE OF ASSIGNMENT TO
             THE SELLER........................................24
             (B)  CONSENT AND AGREEMENT OF THE SELLER..........25
             (C)  NOTICE OF ASSIGNMENT TO ENGINE MANUFACTURER..26
             (D)  CONSENT AND AGREEMENT OF ENGINE MANUFACTURER.27
             (E)  NOTICE OF ASSIGNMENT TO INTERNATIONAL LEASE
                  FINANCE CORPORATION..........................28

SCHEDULE 3 - EXTRACT OF FACILITY AGREEMENT - CLAUSE 1.1........30

 THIS DEED OF ASSIGNMENT AND AIRCRAFT MORTGAGE is made on
   the           day of                199[  ]


BETWEEN:-

(1) ENCORE LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at P.O. Box 2003, George Town, Grand Cayman, Cayman Islands, BWI (the "Borrower"); and

(2) NATIONAL WESTMINSTER BANK PLC, a banking institution established under the laws of England and having its registered office at 41 Lothbury, London EC2P 2BP as security agent for and on behalf of itself, the Agent and each of the Lenders (the "Security Agent" which definition shall include its successors, permitted assigns and permitted transferees).


NOW THIS DEED WITNESSETH as follows:-

1.       DEFINITIONS AND INTERPRETATION

1.1 Words and expressions used herein shall, unless otherwise defined herein, have the meanings ascribed to them in the Facility Agreement (a copy of Clause 1.1 of the Facility
         Agreement being attached hereto as Schedule 3).

1.2      In this Deed:-


         "[                   ] LESSEE" means [                ];

         "AIRCRAFT" means the Airframe together with the Engines
         (whether or not any of the Engines may from time to time be installed on the Airframe) together with the Technical
         Records;

         "AIRFRAME" means the airframe more particularly identified in Schedule 1 hereto including all Parts installed in or on the airframe at the Delivery Date (or which, having been removed therefrom, remain the property of the Borrower pursuant to the terms of the Lease Agreement), and all substitutions, renewals and replacements from time to time made in or to or installed in or on the said airframe in accordance with the terms and conditions of the Lease Agreement including any Parts which are for the time being detached from the airframe but remain the property of the Borrower;

         "APPROVED SUB-LEASE" means any contract for the sub-lease, hire or bailment of the Aircraft into which the Lessee is entitled to enter in accordance with the provisions of Clause 9 of the Lease Agreement;

         "APPROVED SUB-LESSEE" means [          ] and any other
         operator from time to time and for the time being of the Aircraft under an Approved Sub-Lease;

         "ASSIGNED PROPERTY" means the whole benefit of and all of the respective right, title and interest (present and future, actual or contingent and including, without limitation, the right to receive monies in respect thereof and the right to bring claims in respect thereof) of the Borrower in, to and under the Purchase Agreement Assignment (insofar as the same relates to the Warranties), the Deed of Assignment of General Terms Agreement Re Engine Warranties and the Requisition Proceeds;

         "ENGINE" or "ENGINES" means, (a) each of the engines described in Schedule 1, whether or not from time to time during the Security Period installed on the Airframe or any other airframe and (b) any other engine which may, from time to time, be installed upon or attached to the Airframe and which becomes the property of the Borrower in accordance with the terms of the Lease Agreement and (c) insofar as the same belongs to the Borrower any and all appliances, instruments or accessories or other equipment or Parts of whatever nature from time to time relating to an engine referred to in (a) or (b) above, whether or not installed on or attached to such engine and (d) insofar as the same belongs to the Borrower all substitutions, replacements or renewals from time to time made on or to any item referred to in (a), (b) or (c) above in accordance with the Lease Agreement;

         "ENGINE AGREEMENT" means the general terms agreement no. [
                     ] between the Engine Manufacturer and the Guarantor providing, inter alia, for the post-delivery support and warranty coverage for the Engines, including any amendments, modifications, letter agreements and supplements thereto, to the extent that such amendments, modifications, letter agreements and supplements relate to the Engines;

         "ENGINE MANUFACTURER" means [                        ];

         "FACILITY AGREEMENT" means the aircraft facility agreement dated [ ] December, 1994 between (1) the banks and financial institutions named therein, (2) National Westminster Bank Plc (as Agent), (3) National Westminster Bank Plc (as Security Agent), (4) Encore Leasing Limited,
         (5) ILFC (Bermuda) 7, Ltd., (6) ILFC Ireland 2 Limited, (7) ILFC (Bermuda) 5, Ltd., (8) ILFC Ireland 3 Limited, (9) ILFC (Bermuda) 6, Ltd and (10) International Lease Finance Corporation;

         "LEASE AGREEMENT" means the aircraft lease agreement No.
         1995-[  ] dated                  199[  ] and made between
         the Borrower as lessor, the [      ] Lessee as lessee and
         the [               ] Option Holder and providing, inter
         alia, for the leasing of the Aircraft by the Borrower to the
         [             ] Lessee;

         "PARTS" means, in relation to the Aircraft, all modules, appliances, parts, accessories, auxiliary power unit, instruments, furnishings and other equipment of whatsoever nature including, without limitation, the Buyer Furnished Equipment and any service bulletin kits or the like but excluding complete Engines or engines and equipment (including, but not limited to, in-flight entertainment and telecommunications equipment) which is from time to time attached to the Airframe and leased to the Alternative Lessee other than primarily for the purpose of financing the acquisition of such equipment in circumstances where such equipment, that at any time of determination is incorporated or installed in or attached to the Airframe or any Engine or, having been removed therefrom, title to which remains vested in the Borrower in accordance with the provisions of the Lease Agreement; and "Part" shall have a corresponding meaning;

         "PURCHASE AGREEMENT" means the purchase agreement dated
         [10th November, 1988] relating to [          ] Airbus A[
         ] Aircraft and the general terms agreement dated 10th November, 1988 together with the exhibits thereto and letter agreements made between the Seller and the Guarantor (as the same may have been or may be amended and/or supplemented from time to time by any change orders or letter agreements entered into in accordance with its provisions) and made between the Seller as seller and the Guarantor as buyer providing for inter alia the purchase by the Guarantor from the Seller of the Aircraft [as amended and supplemented in relation to the Aircraft by a Supplemental Agreement dated [
                           ] made between the Seller and the
         Guarantor];

         "RECEIVER" means any receiver or receiver and manager appointed by the Security Agent hereunder or under any applicable law;

         "REQUISITION PROCEEDS" means any monies and/or compensation received directly by the Borrower and/or the Security Agent in its capacity as mortgagee in respect of the Compulsory Acquisition of the Aircraft or any requisition for hire or use of the Aircraft;

         "SECURITY PERIOD" means the period commencing on the date hereof and terminating on the earlier of (i) the discharge of this Deed in accordance with its terms and (ii) the date upon which the Secured Obligations shall have been discharged in full; and

         "WARRANTY AND SUPPORT RIGHTS" means each of:

         (a) the benefit of the rights with respect to the Aircraft under [Clause 12] (Warranties and Service Life Policy) of the General Terms Agreement;

         (b) the rights with respect to the Aircraft under [Clause 13] (Patent Indemnity) of the General Terms Agreement;

         (c) the rights with respect to the Aircraft under the Product Support Agreement [(Exhibit E)] applicable to the Purchase Agreement;

         (d) the benefit of various support allowances with respect to the Aircraft more particularly referred to in the Assignment of Warranty and Support Rights.

1.3 In this Deed unless the context otherwise requires or there is express provision to the contrary:-


         1.3.1 Clause headings are inserted for convenience only and shall not affect the construction of this Deed and unless otherwise specified, all references to Clauses and the Schedules are to Clauses of and the Schedules to this Deed;

         1.3.2 words denoting the singular number shall include the plural and vice versa;

         1.3.3 references to persons include any individual, firm, company, corporation, government, state, international organisation or agency, European Union institution, committee, department, authority or other body incorporated or unincorporated of any of the foregoing (whether having separate legal personality or not) or any association or partnership of two or more of the foregoing;

         1.3.4 references to assets include property, rights and assets of every description;

         1.3.5 references to this Deed or any other document or any provision hereof or thereof are to be construed as references to this Deed or such other document or such provision as amended, novated, supplemented or replaced from time to time (whether before or after the date hereof) by agreement between the parties hereto or thereto as the case may be;

         1.3.6 references to any provision of any statute or subordinate legislation include references to any statute or subordinate legislation replacing, modifying or consolidating the same;

         1.3.7 the words "other" and "otherwise" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

         1.3.8 references to the "winding-up" of a person also include the amalgamation, reconstruction, reorganisation, administration, dissolution, liquidation, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which that person is incorporated, domiciled or resident or carries on business or has assets; and

         1.3.9 the words "including" and "in particular" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of the foregoing words.

1.4 References to any person or party to this Deed or any of the Facility Documents and/or any of the other Operative Documents shall be taken to include any person or party who has from time to time become an assignee or transferee of such person or party in accordance with the provisions of this Deed or, as the case may be, any of the Facility Documents and/or any of the other Operative Documents, and shall include successors to such person or party or to any such assignee or transferee.


2.       COVENANT TO PAY

         Subject to the terms of Clause 3.2, the Borrower hereby acknowledges to the Security Agent the liability of the Borrower and/or the 1994 Borrower and/or the Lessees and/or the 1994 Lessees and/or the Guarantor and/or the Parents and/or the 1994 Parents to each of the Lenders, the Agent and/or the Security Agent and/or the 1994 Secured Parties in respect of the Secured Obligations and covenants with the Security Agent that it shall pay to the Lenders, the Security Agent, the Agent and/or the 1994 Secured Parties (as the case may be) all monies constituting the Secured Obligations owed by the Borrower as and when they become due.


3.       MORTGAGE

3.1 As a continuing security for the punctual payment and discharge of the Secured Obligations, the Borrower as legal and beneficial owner, by way of first priority legal mortgage, hereby unconditionally and irrevocably legally assigns and agrees legally to assign (subject to the provisions of Clause 5) and mortgage to the Security Agent as trustee for and on behalf of itself, the Agent and each of the Lenders all its right, title and interest (present and future, actual and contingent) in, to and under the Aircraft.

3.2 The Borrower hereby acknowledges to the Security Agent that the amount secured by this Deed is all monies constituting the Secured Obligations and, accordingly, hereby covenants with the Security Agent to the extent permitted by law that the property hereby assigned and mortgaged is so assigned and mortgaged for the full discharge of the Secured Obligations. Notwithstanding the foregoing, the liability of the Borrower hereunder in respect of the Secured Obligations and in respect of any fees, costs and expenses incurred upon enforcement and realisation of the security hereby constituted (including, without limitation, the remuneration of any Receiver) shall be limited to the same extent as provided for in Clause 5.12 of the Facility Agreement as if that Clause were contained herein mutatis mutandis.


4.       ASSIGNMENT

4.1 In consideration of the Lenders entering into the Facility Agreement and as a continuing security for the Secured

         Obligations, the Borrower hereby unconditionally and irrevocably as legal and beneficial owner, assigns and agrees to assign absolutely by way of security to the Security Agent the whole benefit of and all of its right, title and interest (present and future, actual and contingent) in, to and under the Assigned Property.

4.2 The Borrower shall as soon as possible after execution of this Deed give notice to the Guarantor, the Seller and the Engine Manufacturer substantially in the forms set out in
         Schedule 2 hereto, and to the [     ] Lessee in the form set
         out in Annex 1 to the General Security Assignment, and shall procure that the Guarantor, the Seller and the Engine Manufacturer shall acknowledge and consent to the content of
         such notices, and that the [     ] Lessee acknowledges such
         notice in the form of Annex 2 to the General Security Assignment, in each case as promptly as practicable.

4.3 The Security Agent agrees that so long as no Acceleration Event shall have occurred, the Borrower to the exclusion of the Security Agent shall be entitled (i) to receive the Requisition Proceeds and apply the same in accordance with Clause 17.2 of the Priorities and Indemnities Agreement and
         (ii) to exercise the rights in relation to the Warranties and the Engine Warranties.

4.4 Each of the Borrower and the Security Agent hereby confirms expressly for the benefit of the Seller and the Engine Manufacturer that nothing in this Deed shall subject the Seller and/or the Engine Manufacturer to any obligation or liability to which it would not otherwise be subject under the Purchase Agreement or, as the case may be, the Engine Agreement or, as the case may be, the Purchase Agreement Assignment and/or the Deed of Assignment of General Terms Agreement Re Engine Warranties or modify in any respect the Seller's and/or the Engine Manufacturer's contractual rights or liabilities thereunder, whether in respect of the Warranties, the Engine Warranties or otherwise.

4.5 Without in any way releasing the Borrower from any of its duties or obligations under the Purchase Agreement and/or the Purchase Agreement Assignment and/or the Engine Agreement, and/or the Deed of Assignment of General Terms Agreement Re Engine Warranties, the Security Agent hereby confirms expressly for the benefit of the Seller and the Engine Manufacturer that in exercising any rights or making any claim under the Purchase Agreement and/or the Purchase Agreement Assignment and/or the Engine Agreement and/or the Deed of Assignment of General Terms Agreement Re Engine Warranties (including, without limitation, in respect of the Warranties and/or, as the case may be, the Engine Warranties) the terms and conditions of the Purchase Agreement and/or the Purchase Agreement Assignment and/or the Engine Agreement and/or the Deed of Assignment of General Terms Agreement Re Engine Warranties (including, without limitation, the Standard Warranty, Service Life Policy, Vendor Warranties, Interface Commitment and Patent Indemnities ([Clauses 12 and 13] of the General Terms Agreement comprising part of the Purchase Agreement) and ([Exhibit B] to the Engine Agreement) shall apply to, and be binding on, the Security Agent.

4.6 Each of the Borrower and the Security Agent confirms expressly for the benefit of the Seller and the Engine Manufacturer that the Seller and the Engine Manufacturer shall not be deemed to have knowledge of the occurrence of an Acceleration Event nor shall they be deemed to have knowledge that the Aircraft is no longer subject to the Lease Agreement, unless and until:-

         4.6.1 the Seller shall have received written notice thereof from the Security Agent addressed to the Seller (a) if by mail, to the Seller at 2 Rond Point, Maurice Bellonte, 31700 Blagnac, France or
                         (b) if by facsimile, to the Seller at facsimile no. 010 3361 304011 (in either case marked or designated for the attention of Le Gerant) or to such other address, facsimile number or person as the Seller shall have designated by notice in writing to the Security Agent; and/or

         4.6.2 the Engine Manufacturer shall have received written notice thereof from the Security Agent addressed to the Engine Manufacturer (a) if by mail, to the Engine Manufacturer at [PO BOX 15514, CINCINNATI, OH 45215-6301] or (b) if by facsimile, to the Engine Manufacturer at facsimile no. [513-243-1345] (in either case marked or designated for the attention of [COMMERCIAL CONTRACTS DIRECTOR]) or to such other address, facsimile number or person as the Engine Manufacturer shall have designated by notice in writing to the Security Agent, and the Seller or, as the case may be, the Engine
         Manufacturer shall be entitled conclusively to rely upon such notice without enquiring as to the accuracy of, or the entitlement of the Security Agent to give, any such notice.

4.7 To the extent the Security Agent exercises any right or asserts any claim under the Purchase Agreement and/or the Purchase Agreement Assignment and/or the Engine Agreement and/or the Deed of Assignment of General Terms Agreement Re Engine Warranties (in respect of the Warranties and/or, as the case may be, the Engine Warranties), the Seller and/or, as the case may be, the Engine Manufacturer shall deal solely and exclusively with the Security Agent as "BUYER" under the Purchase Agreement and/or as "AIRLINE" under the Engine Agreement.


5.       RELEASE OF SECURITY AND SALE BY THE BORROWER

         Without prejudice to the provisions of Clause 14.1 of the Priorities and Indemnities Agreement, upon payment and discharge in full of the Secured Obligations, and upon the [
           ] Option Holder taking title to the Aircraft pursuant to Clause 20 of the Lease Agreement the Security Agent shall upon the request of the Borrower but at no cost to the Security Agent forthwith do such acts and execute such documents as may be necessary and requested by the Borrower to release, re-assign and discharge this Deed insofar as it relates to the Aircraft and, re-assign without recourse or warranty (but free and clear of any Security Interest created by the Security Agent) and release from the charge hereby created all such right, title and interest, if any, the Security Agent may then have in and to the Assigned Property.


6.       REPRESENTATIONS AND WARRANTIES

6.1 The Borrower represents and warrants to the Security Agent that:-

         6.1.1 it will on the Delivery Date have such title to and ownership of the Aircraft as is then conveyed to it by the Seller under the Purchase Agreement Assignment free and clear of all Security Interests created by or arising through it (other than this Deed, any other Aircraft Operative Document, the Second Mortgage, the 1994 Facility Documents, the 1994 Operative Documents and any Permitted Liens (other than Lessor's Liens);

         6.1.2 it has, on the date hereof, all necessary power, has taken all necessary corporate action and has obtained all necessary consents and approvals, and has taken all action necessary or required by applicable law in the Cayman Islands, to enable it to execute, deliver and perform this Deed; and

         6.1.3 it has not previously created or granted, or permitted any other person to create or grant any Security Interest over its right, title and interest in, to and under the whole or any part of the Aircraft and/or the Assigned Property other than pursuant to any of the Aircraft Operative Documents, the Second Mortgage, the 1994 Facility Documents and the 1994 Operative Documents.

6.2 The Security Agent represents and warrants, expressly for the benefit of the Seller and the Engine Manufacturer, that it has been furnished with adequate excerpts of the Purchase Agreement containing the Warranties, Service Life Policy and Patent Indemnities ([Clauses 12 and 13] of the General Terms Agreement comprising part of the Purchase Agreement) and of the Engine Agreement containing the Engine Warranties ([Exhibit B] to the Engine Agreement).


7.       UNDERTAKINGS

7.1 The Borrower undertakes with the Security Agent to the extent permitted by applicable law that throughout the Security Period:-


         7.1.1 it shall not create or grant, or permit any other person to create or grant, any Security Interest over any of its right, title and interest in, to and under the Aircraft or any part thereof and/or the Assigned Property or any part thereof other than Permitted Liens (excluding therefrom Lessor's Liens) or otherwise pursuant to any of the Aircraft Operative Documents or the Second Mortgage or the 1994 Facility Documents or the 1994 Operative Documents;

         7.1.2 it shall not sell, transfer or otherwise dispose of the Aircraft or any part thereof and/or the Assigned Property or any part thereof other than in accordance with the terms of the Aircraft Operative Documents;

         7.1.3 promptly after it becomes aware of the same, it will give written notice to the Security Agent of the occurrence of any Cancellation Event, any Termination Event, any Mandatory Prepayment Event or any Loan Event of Termination or any condition, event or circumstance which, with the giving of notice, the lapse of time, the making of any relevant determination or any combination of any thereof, would constitute a Cancellation Event, Termination Event, Mandatory Prepayment Event or, as the case may be, a Loan Event of Termination; and

         7.1.4 promptly, upon the request of the Security Agent at no cost to the Security Agent following a Termination Event which is continuing and the service of a notice pursuant to Clause 16.2 of the Lease Agreement, it will execute all such documents or agreements and take all such steps as are within its power and as are required in order to de-register the Aircraft from registration with, and export the Aircraft from, the State of Registration.


8.       DEFAULT AND REMEDIES

8.1 Without prejudice to the Security Agent's other rights under this Deed or by virtue of applicable law upon the occurrence of an Acceleration Event which is continuing, and at any time thereafter, the Security Agent may by written notice to
         the Borrower and the [        ] Lessee declare the security
         constituted by this Deed to become enforceable and such notice shall be conclusive for the purposes of this Deed and this Deed shall thereupon become immediately enforceable and thereafter the Security Agent shall be entitled, without notice or further demand, immediately to put into force and exercise all the powers and remedies possessed by it according to applicable law as assignee of the Assigned Property and/or as mortgagee of the Aircraft and in particular, but without limitation:-

         8.1.1 to apply to any authority in the country in which the Aircraft or any part thereof is located for an enforcement and attachment order in respect of the Aircraft;


         8.1.2 to apply to any court of competent authority for an order for foreclosure absolute so as to vest all the Borrower's right, title and interest in the Aircraft in the Security Agent absolutely;

         8.1.3 to take possession of the Aircraft (subject to the rights of quiet enjoyment of any person other than
                         the [        ] Lessee) and to enter upon any land
                         or premises where the Aircraft may be located without being liable to the Borrower or the [
                                   ] Lessee for or by reason of such entry;

         8.1.4 to sell, call in, collect and convert into money the Aircraft (subject to the rights of quiet
                         enjoyment of any person other than the [        ]
                         Lessee) and/or the Assigned Property to the extent that it is entitled to do so with all such powers in that respect as are conferred by applicable law and by way of extension thereof such sale, calling in, collection and conversion may be made by public or private contract at any place in the world with or without notice to the Borrower, without being liable to account for any loss of or deficiency in the consideration therefor and so that the Security Agent shall have power in its absolute discretion to postpone any such sale or to proceed to a forced sale without being liable for any loss resulting therefrom, and for the purposes of this sub-clause the Security Agent may (in its sole discretion) by written notice appoint
                         the [                      ] Lessee its
                         non-exclusive agent to sell the Aircraft and/or the Assigned Property on terms satisfactory to the Security Agent;

         8.1.5           to repair and keep in repair the Aircraft;

         8.1.6 to insure the Aircraft against loss or damage in terms reasonably consistent with those set out in Clause 14 of and Schedule 9 to the Lease
                         Agreement;

         8.1.7 to settle, arrange, compromise or submit to arbitration any accounts, claims, questions or disputes whatsoever which may arise in connection with or in any way relating to the Aircraft, the Assigned Property and/or the Secured Obligations (but subject to the rights of any Approved Sub-Lessee in respect of the Warranty and Support Rights and in respect of the Engine Warranties) and execute releases or other discharges in relation thereto;

         8.1.8 to bring, take, defend, compromise, submit to arbitration or discontinue any actions, suits or proceedings whatsoever, civil or criminal, in relation to the Aircraft and/or the Assigned Property (but subject to the rights of any Approved Sub-Lessee in respect of the Warranty and Support Rights and in respect of the Engine Warranties);

         8.1.9 to lay up the Aircraft for such term and generally in such manner and upon such conditions and stipulations as the Security Agent shall think fit;

         8.1.10 to execute and do all such acts, deeds and things as the Security Agent may consider necessary or proper for or in relation to any of the purposes aforesaid; and

         8.1.11 to appoint (either before or after the Security Agent shall have entered into or taken possession of the property assigned or mortgaged pursuant to this Deed or any part thereof) an administrator or agent to execute documents, enforce its rights under this Deed and otherwise to act on behalf of the Security Agent in connection with this Deed or to appoint a Receiver of all or any part of the Aircraft and/or the Assigned Property (but subject to the rights of any Approved Sub-Lessee in respect of the Warranty and Support Rights and in respect of the Engine Warranties) upon such terms as to remuneration and otherwise as the Security Agent shall deem fit and the Security Agent may from time to time remove any agent or Receiver so appointed and appoint another in his stead and to fix (at or after the time of his appointment) the reasonable remuneration of any such agent or Receiver and, at the Security Agent's discretion, direct payment thereof out of the proceeds of enforcement of this Deed. A Receiver so appointed shall be the agent of the Borrower and the Borrower shall be liable for such Receiver's actions and defaults to the exclusion of liability on the part of the Security Agent. Nothing herein contained shall render the Security Agent liable to any such Receiver for his remuneration, costs, charges or expenses or otherwise, and if pursuant to the foregoing powers and remedies the Security Agent shall sell the Aircraft, neither the new owner nor any other person shall be under any obligation to continue the term of the Lease Agreement PROVIDED THAT any such sale shall be subject to the terms of any covenant of quiet enjoyment given by the Security Agent to any person
         other than the [        ] Lessee and shall be subject to the
         rights of any Approved Sub-Lessee in respect of the Warranty and Support Rights and in respect of the Engine Warranties.

8.2 Without limiting, and in addition to, the powers conferred upon the Security Agent (and any Receiver appointed pursuant to Clause 8.1.11) by the applicable laws of the Cayman Islands or of any other jurisdiction, the Security Agent may at any time after this Deed has become enforceable in accordance with the terms hereof exercise against the Aircraft any of the rights, powers, privileges or discretions conferred from time to time by the applicable laws of the State of Registration and/or of the place where the Aircraft is habitually based upon a mortgagee of property such as the Aircraft.

8.3 Notwithstanding anything contained in this Deed, the principal monies hereby secured shall be deemed to have become due for the purposes of Section 101 of the Law of Property Act, 1925 (and the statutory powers of sale and of appointing a receiver shall cease) immediately after execution of this Deed. Neither Section 93 nor Section 103 nor Section 109(6) nor Section 109 (8) of the Law of Property Act, 1925 nor any laws having equivalent effect in the jurisdiction in which the Aircraft is situated (whether at the time of creation of this Deed, the occurrence of an Acceleration Event or otherwise) and/or the State of Registration and/or the place where the Aircraft is habitually based shall apply and the statutory powers of sale and of appointing a receiver shall become immediately exercisable by the Security Agent without demand or notice of any kind to the Borrower.


9.       POWERS OF RECEIVER

9.1 Any Receiver appointed under Clause 8.1.11 shall have all the powers conferred on a Receiver by applicable law and by way of addition to but without limiting those powers:-


         9.1.1 the Receiver shall have all the powers given to the Security Agent hereunder of taking possession of, calling in, collecting, converting into money and selling, and dealing with the Aircraft and/or the Assigned Property or any part thereof and generally shall be entitled to the same protection and to exercise the same powers and discretions as are given to the Security Agent hereunder and shall also have such other of the powers and discretions given to the Security Agent hereunder as the Security Agent may from time to time confer on him;

         9.1.2 the remuneration of the Receiver may be fixed by the Security Agent (and may be or include a commission calculated by reference to the gross amount of all money received or otherwise), and shall be payable out of the proceeds of enforcement of this Deed and shall be secured on the Aircraft and/or the Assigned Property;

         9.1.3 the Receiver shall have power to make any payment and incur any expenditure which the Security Agent is by this Deed expressly or impliedly authorised to make or incur. Any reasonable expenses incurred by the Receiver in the exercise of any of his powers hereunder may be paid or retained by him out of any monies coming into his hands as receiver or may be paid to the Security Agent, in which case they shall be treated as expenses properly incurred by the Security Agent;


         9.1.4 the Receiver shall in the exercise of his powers, authorities and discretions conform with the reasonable directions from time to time made and given by the Security Agent;

         9.1.5 the Security Agent may at any time require reasonable security to be given for the due performance of the Receiver's duties as receiver and such security may, in the Security Agent's discretion, be given out of the proceeds of enforcement of this Deed and/or be secured on the Aircraft and/or the Assigned Property under this Deed; and

         9.1.6 the Security Agent may from time to time determine what funds the Receiver shall be at liberty to keep in hand with a view to the performance of his duties as receiver.

9.2 Neither the Security Agent nor the Receiver shall be liable to account as a mortgagee in possession of the Aircraft and/or the Assigned Property and neither the Security Agent nor any Receiver shall be liable for any loss arising from or in connection with the realisation of the Aircraft, the Assigned Property or otherwise for any act, neglect, default or omission for which a mortgagee in possession might be liable as such, save in circumstances where there has been gross negligence or wilful misconduct on the part of the Security Agent or the Receiver, as the case may be.

9.3 The foregoing powers of a Receiver shall be in addition to any statutory or other powers of a receiver duly appointed under Section 109 of the Law of Property Act, 1925 (as amended) and the equivalent thereof under the laws of the Cayman Islands and the Receiver shall in any event have and be entitled to exercise all the rights, powers and remedies conferred upon the Security Agent by this Deed and by applicable law with respect to the Aircraft.


10.      APPLICATION OF FIRST AIRCRAFT PROCEEDS

         All monies and other proceeds of any enforcement or realisation of the security constituted hereby which are received by or held to the order of any Receiver or the Security Agent shall be applied in or towards reduction of the Secured Obligations in the manner and order of priority set out in Clause 17 of the Priorities and Indemnities Agreement.


11.      THIRD PARTIES

11.1 No person dealing with the Security Agent or any Receiver shall be concerned to enquire whether an Acceleration Event has occurred or whether the power which the Security Agent or such Receiver is purporting to exercise has become exercisable or whether any money remains due on the security of this Deed or otherwise as to the propriety or regularity of any sale or other dealing by the Security Agent or such Receiver with the Aircraft and all the protections to purchasers conferred by applicable law shall apply to such persons dealing with the Security Agent or such Receiver.

11.2 The receipt of the Security Agent or any Receiver for any purchase monies shall effectively discharge the purchaser who shall not be concerned with the manner of application of the same.


12.      WAIVER

         No failure to exercise and no delay in exercising on the part of the Security Agent, the Agent, the Lenders or any of them or any Receiver any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the further exercise of such one or any other right, power or privilege whether hereunder or otherwise. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by applicable law.


13.      NOTICES

13.1 Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall:-

         13.1.1          in order to be valid be in English and in writing;

         13.1.2 be deemed to have been duly served on, given to or made in relation to a party if it is:-

                         (a) left at the address of that party set out herein or at such other address as that party may notify to the other party hereto in writing from time to time; or

                         (b) posted by first-class postage prepaid mail in an envelope addressed to that party at such address; or

                         (c) sent by facsimile to the facsimile number of that party set out herein or to such other number as that party may notify to the other party hereto from time to time.

         13.1.3          be sufficient if:-

                         (a) executed under the seal of the party giving, serving or making the same; or

                         (b) signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised representative of such party.

         13.1.4          be effective:-

                         (a) in the case of a letter, when left at the address referred to in sub-Clause 13.1.2(a) or delivered in person to any officer of the addressee or (as the case may be) seven (7) Business Days after being deposited in the post first- class postage prepaid in an envelope addressed to the addressee at the address referred to in sub-Clause 13.1.2(a);

                         (b) in the case of a facsimile transmission, when receipt is confirmed by return facsimile or by telephone (or on actual receipt if not so confirmed).


13.2 For the purposes of this Clause 13, all notices, requests, demands or other communications shall be given or made by being addressed as follows:-

         (a)     if to the Borrower to:-

                         Encore Leasing Limited
                         P.O. Box 2003
                         George Town
                         Grand Cayman
                         Cayman Islands
                         BWI

                         Tel:  809 949 7942
                         Facsimile:  809 949 8340
                         Attention:  Trust Services


         (b)     if to the Security Agent to:-

                         National Westminster Bank Plc
                         Corporate Banking Agency Group
                         7th Floor
                         135 Bishopsgate
                         London EC2M 3UR
                         England

                         Tel:  0171-375-5738/5929/5931
                         Facsimile No:  0171-375-5854
                         Attention:  Head of Corporate Banking
                                     Agency Group

13.3 Any notice to be given by the Borrower to the Lenders or any of them may be given by serving such notice on the Lender care of the Security Agent.

13.4 Nothing herein contained shall affect the right to serve process in any other manner permitted by law.

14.      FURTHER ASSURANCE

14.1 The Borrower covenants with the Security Agent that it shall from time to time and at all times whether before or after the security constituted by this Deed shall have become enforceable, at the request of and at no cost to the Security Agent, take such actions and execute such additional documents as the Security Agent may reasonably require to perfect or give full effect to this Deed or for securing the rights hereunder of the Security Agent and shall (at no cost to the Security Agent) if and when the State of Registration ratifies the Convention on the International Recognition of Rights in Aircraft signed at Geneva, Switzerland on the 19th June, 1948 do, and procure
         that the [        ] Lessee does all things necessary in the
         State of Registration to perfect the recognition of this Deed PROVIDED THAT the Borrower shall not be required to do any act in connection with the registration, filing or recording of this Deed in the State of Registration or the Habitual Base whilst the Aircraft is on lease to an Approved Sub-Lessee and the interests of the Borrower as owner of the Aircraft are fully preserved and protected in such State of Registration or, as the case may be, Habitual Base.

14.2 The Borrower shall, at the request of but at no cost to the Security Agent, upon a change of the State of Registration taking place, execute in favour of the Security Agent a deed amending or supplementing this Deed and/or a mortgage and/or any other document required by the Security Agent for the purpose of preserving the security intended to be created hereby in such form as the Security Agent may reasonably request, PROVIDED ALWAYS THAT any such request of the Security Agent shall not be inconsistent with the rights of the Borrower and/or the Security Agent under Clause 9.4.2 of the Lease Agreement.


15.      POWER OF ATTORNEY

15.1 The Borrower hereby irrevocably and by way of security appoints the Security Agent and/or any Receiver for the time being holding office jointly and severally (with power of sole signature) to be its Attorney (with power to appoint substitute attorneys and to revoke the appointment thereof at any time) for and on its behalf and in its name and as its act and deed:-

         15.1.1 to execute, seal and deliver and otherwise perfect any such document as is mentioned in Clauses 14.1 and 14.2;

         15.1.2 to do all such acts and execute, deliver and perfect all such documents as the Borrower itself could do or execute with reference to or in connection with any of the matters dealt with in this Deed or any of the other Aircraft Operative Documents or any documents contemplated by or entered into pursuant hereto or thereto or which may be required or deemed proper for any of the purposes of the security constituted by this Deed or any of the other Aircraft Operative Documents or any documents contemplated by or entered into pursuant hereto or thereto and to use its name in the exercise of all or any of the powers conferred by this Deed or the Aircraft Security Documents or any documents contemplated by or entered into pursuant hereto or thereto upon the Security Agent and/or the Receiver,

         PROVIDED ALWAYS THAT such power shall not be exercisable by or on behalf of the Security Agent until an Acceleration
         Event has occurred and is continuing.

15.2 The power of attorney hereby granted is as regards the Security Agent and any Receiver (and as the Borrower hereby acknowledges) granted irrevocably and for value as part of the security granted by this Deed and/or any of the other Aircraft Operative Documents.


16.      INVALIDITY OF ANY PROVISION

         Any provision of this Deed which is or becomes invalid, illegal or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability shall not render such provision invalid, illegal or unenforceable in any other jurisdiction.


17.      DELEGATION OF POWERS

         The Security Agent shall be entitled at any time and as often as it may deem expedient to delegate all or any of the powers and discretions vested in it by or in connection with this Deed in such manner, upon such terms and to such persons as the Security Agent in its absolute discretion may think fit.


18.      NO SUBSTITUTION AND RIGHT TO CONSOLIDATE

         This Deed and the security hereby created shall be in addition to and not in substitution for or derogation of any other security (whether given by the Borrower or otherwise) from time to time hereafter held by the Security Agent or the 1994 Security Agent in respect of or in connection with any or all of the monies, obligations and liabilities hereby secured and shall continue in full force and effect notwithstanding the invalidity or unenforceability of any of the obligations of the Borrower and/or the 1994 Borrower and/or the Lessees and/or the 1994 Lessees and/or the Guarantor and/or the Parents and/or the 1994 Parents under or in respect of any of the Facility Documents and/or any of the Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents and any time or indulgence which may be granted to the Borrower and/or the 1994 Borrower and/or the Lessees and/or the 1994 Lessees and/or the Guarantor and/or the Parents and/or the 1994 Parents or any other matter which might otherwise exonerate the Borrower and/or the 1994 Borrower and/or the Lessees and/or the 1994 Lessees and/or the Guarantor and/or the Parents and/or the 1994 Parents.


19.      CONTINUING SECURITY

19.1 The Security created by this Deed is in addition to and not in substitution for and shall not in any way be prejudiced or affected by, and shall be without prejudice to, any other security or guarantee now or hereafter held by the Security Agent, the Agent, the Lenders and the 1994 Secured Parties or any of them for all or any part of the Secured Obligations and may be enforced without the Security Agent, the Agent, the Lenders and the 1994 Secured Parties or any of them first having recourse to any such security or guarantee and without taking any steps or proceedings against any of the Borrower or any other person in respect of the Secured Obligations. Without prejudice to the generality of the foregoing, the Security Agent, the Agent, each Lender and each of the 1994 Secured Parties need not before the Security Agent or the 1994 Security Agent exercises any of the rights, powers or remedies conferred upon it by this Deed or by law (i) take action or obtain judgment against any of the Borrower or any other person in any court or otherwise, (ii) make or file a claim or proof in a winding up, liquidation, bankruptcy, insolvency, dissolution, reorganisation or amalgamation of, or other analogous event of or with respect to, the Borrower or any other person, or (iii) enforce or seek to enforce a payment or performance of, or the recovery of, any of the monies, obligations and liabilities hereby secured or any other security or guarantee for all or any of the Secured Obligations.

19.2 The Security created by this Deed shall not be discharged, impaired or otherwise affected by:-


         (i) any failure by the Security Agent, the Agent, the Lenders and the 1994 Secured Parties or any of them to take or enforce any other security or guarantee taken or agreed to be taken for all or any of the Secured Obligations or under or pursuant to any of the Facility Documents and the 1994 Secured Parties and/or any of the Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents or otherwise;

         (ii) any time or other indulgence given or agreed to be given by the Security Agent, the Agent, the Lenders and the 1994 Secured Parties or any of them to the Borrower or any other person in respect of the Secured Obligations or in respect of the Borrower's or such other person's obligations under any security or guarantee relating thereto;

         (iii) any amendment, modification, variation, supplement, novation, re-statement or replacement or all or any part of the Secured Obligations and/or any of the Facility Documents and/or any of the Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents;

         (iv) any release or exchange of any security or guarantee now or hereafter held by the Security Agent, the Agent, the Lenders and the 1994 Secured Parties or any of them for all or any part of the Secured Obligations; or

         (v) any other act, fact, matter, event, circumstance, omission or thing (including without limitation the invalidity, unenforceability or illegality of any of the Secured Obligations or the bankruptcy, liquidation, winding up, insolvency, dissolution, reorganisation or amalgamation of, or other analogous event of or with respect to, the Borrower or any other person) which, but for this provision, might operate to impair or discharge the rights of the Security Agent, the Agent, the Lenders and the 1994 Secured Parties or any of them under this Deed and/or under any of the Facility

                 Documents and/or any of the Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents or which, but for this provision, might constitute a legal or equitable discharge of the security hereby created.

19.3 Any settlement or discharge between the Security Agent, the Agent, the Lenders and the 1994 Secured Parties or any of them and the Borrower and/or any other person shall be conditional upon no security or payment of the Security Agent, the Agent, the Lenders and the 1994 Secured Parties or any of them by the Borrower or any other person, being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to the bankruptcy, liquidation, winding up, insolvency, dissolution, reorganisation, amalgamation, or other analogous event or proceedings for the time being in force.


20.      VARIATION OF UNDERLYING DOCUMENTS

         The Security Agent or the 1994 Security Agent may in its discretion (i) grant time or other indulgence or make any other arrangement in respect of any of the monies and liabilities hereby secured or of any other security therefor or of any other company or companies, person or persons not parties hereto or (ii) vary any provision of any of the Facility Documents and/or any of the Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents without prejudice to this security, and the security created by this Deed shall not be in any way discharged or impaired by reason of any other circumstance which might (but for this provision) constitute a legal or equitable discharge of such security.


21.      INDEMNIFICATION

         The Security Agent and any attorney, manager, agent or other person appointed by the Security Agent or any Receiver hereunder shall be entitled to be indemnified out of the proceeds of any realisation of the security hereby created in respect of all liabilities and expenses reasonably incurred by it, him or them in the execution of any powers, authorities or discretions vested in it, him or them hereby or pursuant hereto.


22.      ASSIGNMENT

22.1 This Deed shall be binding upon and enure to the benefit of each of the parties hereto and their respective successors and permitted assigns. Subject to the provisions of Clauses
         5.5.2 and 13 of the Priorities and Indemnities Agreement and the circumstances described in the proviso to Clause 24.3 of the Priorities and Indemnities Agreement the Borrower may not assign any or all of its rights or transfer (or purport to transfer) any or all of its obligations under or pursuant to this Deed or in respect of the Aircraft or the Engines (other than pursuant to the Second Mortgage) without the prior written consent of the Security Agent (acting on the instructions of the Majority Lenders) and, prior to the occurrence of an Acceleration Event, the Guarantor (which the Lenders and the Guarantor shall have absolute discretion to withhold and the Seller in respect of any assignment or transfer of the Warranties). The Security Agent may not assign any or all of its rights or transfer (or purport to transfer) any or all of its obligations under or pursuant to this Deed or in respect of the Aircraft or the Engines PROVIDED ALWAYS THAT, subject to the prior written consent of the Seller or, as the case may be, the Engine Manufacturer in respect of any assignment or transfer of the Warranties, or, as the case may be, the Engine Warranties, the Security Agent shall be entitled to assign or transfer the benefit of this Deed in accordance with the provisions of the Lenders' Agreement.

22.2 Any assignee who acquires an interest or, as the case may be, a part of an interest under this Deed in accordance with this Clause shall acquire such interest or, as the case may be, such part of an interest in the same manner and to the same extent as the person from whom it acquired such interest or, as the case may be, such part of an interest.

22.3     For the purposes of this Deed, the terms "BORROWER",
         "GUARANTOR", "[        ] PARENT", "[        ] OPTION
         HOLDER", "[        ] LESSEE", "AGENT", "SECURITY AGENT" and
         "LENDER" shall, where the context so admits, include their respective successors and permitted assigns.


23.      CAPACITY OF THE SECURITY AGENT

23.1 The Security Agent shall hold legal title to the property mortgaged and/or assigned pursuant to this Deed as security agent for and on behalf of itself, the Agent and the Lenders and the 1994 Secured Parties.

23.2 The Borrower, the Agent, the Lenders and the 1994 Secured Parties acknowledge that the Security Agent is entitled and authorised to exercise all such rights, powers, authorities and discretions in relation to the property mortgaged and/or assigned pursuant to this Deed as if the Security Agent were beneficially entitled thereto (including, without limitation, the grant of an indemnity to any person or persons appointed as a receiver pursuant hereto).


24.      LAW AND JURISDICTION

24.1 This Deed shall be governed by and construed in accordance with English law.

24.2 The Borrower hereby irrevocably agrees for the benefit of the Security Agent that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and, for such purposes, irrevocably submits to the jurisdiction of such courts.

24.3 The Borrower hereby irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 24.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Deed and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

24.4 The submission to the jurisdiction of the courts referred to in Clause 24.2 shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings by the Security Agent in any one or more jurisdictions preclude the taking of proceedings by the Security Agent in any other jurisdiction, whether concurrently or not.

24.5 To the extent that the Borrower or any of the property of the Borrower is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, the Borrower for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any of this Deed or the subject matter hereof.


25.      COUNTERPARTS

         This Deed may be executed in any number of counterparts and by different parties hereto or separate counterparts each of which when executed and delivered shall constitute an original but all counterparts together constitute but one and the same instrument.


26.      SURVIVAL OF INDEMNITIES

         The indemnities in favour of the Lenders, the Security Agent and/or the Agent contained in this Deed shall continue in full force and effect in accordance with their terms notwithstanding any breach by the Security Agent, the Agent and/or the Lenders and notwithstanding repayment of the Secured Obligations in full.


27.      CONFIDENTIALITY

27.1 Each party hereto shall use all reasonable endeavours to ensure that its respective officers, directors, employees and agents shall keep secret and confidential and not, without the prior written consent of the other party hereto and, insofar as such information relates to the Warranties, the Engine Warranties, the Seller or the Engine Manufacturer, disclose to any third party the terms of this Deed or any of the information, reports or documents supplied by or on behalf of the other party hereto or the Seller or the Engine Manufacturer, as applicable, save that any such party shall be entitled to disclose any such terms, information, reports or documents:-

         (i) in connection with any proceedings arising out of or in connection with this Deed to the extent that such party may consider necessary to protect its interest; or

         (ii) to any potential assignee or transferee of all or any of such party's rights under this Deed or any other person proposing to enter into contractual arrangements with such party in relation to or in connection with the transactions contemplated by this Deed, subject to it obtaining an undertaking from such potential assignee or other person in the terms similar to this Clause 27.1; or

         (iii) if required to do so by an order of a court of competent jurisdiction whether pursuant to any procedure for discovering documents or otherwise; or

         (iv) pursuant to any law or regulation having the force of law (including, without limitation, SEC filing requirements); or

         (v) to any fiscal, monetary, tax, governmental or other competent authority; or

         (vi)    to its auditors, legal or other professional advisers;
                 or

         (vii)   to any of the Export Credit Agencies; or

         (viii)  in any manner contemplated by any of this Deed.


27.2 In addition, any party shall be entitled to disclose or use any such information, reports or documents if the information contained therein shall have emanated in conditions free from confidentiality bona fide from some person other than the relevant party hereto and such party would, but for the preceding provisions of this Clause 27 have been free to disclose or use the same.

27.3 Each party may, notwithstanding any other provision of this Clause 27, release to any potential assignee or transferee (permitted in each case pursuant hereto), or other person proposing to enter into contractual arrangements with such party in relation to or in connection with the transactions contemplated by this Deed, a copy of any of this Deed, PROVIDED THAT each such potential assignee or transferee or other person confirms in writing to the other party to this Deed that it is bound by the terms of this Clause 27 as if it had been a party to this Deed.


IN WITNESS whereof the Borrower has caused this Deed to be executed as a deed and it is intended to be and is hereby delivered the day and year first above written.

                         SCHEDULE 1

                     AIRCRAFT DETAILS




AIRFRAME         One (1) Airbus A[        ] aircraft bearing
                 manufacturer's serial number [     ].

ENGINES          [Two (2)] [                              ] engines
                 bearing manufacturer's serial numbers [        ] and [
                     ].

                                        SCHEDULE 2

                                  NOTICES OF ASSIGNMENT

                         (A) NOTICE OF ASSIGNMENT TO THE SELLER


To:      AVSA S.A.R.L.
         2 Rond Point Maurice Bellonte
         31700 Blagnac
         France
                        [                             ] , 199[  ]


                       ONE AIRBUS A[           ]AIRCRAFT
                       MANUFACTURER'S SERIAL NO. [     ]

We hereby give you notice that by a deed of assignment and
aircraft mortgage no. 1995-[   ] dated [          ], 199[  ] (the
"Deed") and made between Encore Leasing Limited (the "Borrower") and National Westminster Bank Plc in its capacity as Security
Agent (the "Security Agent"), a copy of which is attached hereto, we have assigned and agreed to assign absolutely by way of security to the Security Agent all our right, title and interest in and to the Purchase Agreement Assignment (insofar as the same
relates to the Warranties) dated [                         ] 199[ ]
and made between ourselves and International Lease Finance
Corporation.

Until you are notified by the Security Agent of the occurrence of an Acceleration Event, you will continue to deal directly with International Lease Finance Corporation in relation to the matters covered by the Purchase Agreement Assignment in International Lease Finance Corporation's capacity as agent for and on behalf of the Security Agent.

This Notice and the instructions herein contained are irrevocable for the Security Period. Please acknowledge receipt of this Notice to the Security Agent by signing the enclosed Consent and Agreement.

Terms defined in the Deed (including terms defined therein by reference to another document) shall have the same meanings herein.


For and on behalf of ENCORE LEASING LIMITED


Name:  ................................................

Title:  ................................................

                       (B) CONSENT AND AGREEMENT OF THE SELLER

                   (Manufacturer's Serial Number [              ])

AVSA S.A.R.L. (the "Seller"), hereby acknowledges notice of and consents to all of the terms of the deed of assignment and
aircraft mortgage no. 1995-[  ] dated [         ] 199[  ] (the
"Deed") insofar as the same constitutes an assignment of the warranties and made between Encore Leasing Limited (the "Borrower") and National Westminster Bank Plc in its capacity as Security Agent, (the "Security Agent") a copy of which is attached hereto, and hereby confirms to the Borrower and the Security Agent that the Standard Warranty, Service Life Policy, Vendor Warranties, Interface Commitment and Patent Indemnity of the Seller under the Purchase Agreement, to the extent the same relate to the Aircraft (but not further or otherwise), shall subject to the rights (if any) of the Approved Sub-Lessee in respect of the Warranty and Support Rights, enure to the benefit of the Security Agent to the same extent as if originally named "BUYER" of the Aircraft in the Purchase Agreement and to the benefit of the Borrower (but only to the extent provided in the Deed), provided always that until the Seller is notified by the Security Agent of the occurrence of an Acceleration Event, the Seller will continue to deal directly with International Lease Finance Corporation in its capacity as the agent for and on behalf of the Security Agent in relation to the rights assigned pursuant to the Deed and PROVIDED FURTHER that the Seller shall not owe any liability or obligation under the Purchase Agreement, the Purchase Agreement Assignment and the Warranties more than once in total.

The Seller agrees that no breach or default on the part of International Lease Finance Corporation of any of the provisions of the Purchase Agreement, to the extent that the Purchase Agreement relates to aircraft which do not form part of any of the Aircraft financed and delivered to the Borrower pursuant to the Facility Agreement, shall impair, prejudice or vitiate any of the rights available to the Borrower or the Security Agent in respect of the Purchase Agreement relative to any of the Aircraft (as that term is defined in the Facility Agreement).

This Consent and Agreement is made subject to and with the benefit of the provisions of Clauses 4.4, 4.5, 4.6 and 6.2 of the Deed.

Terms defined in the Deed (including terms defined therein by reference to another document) shall have the same respective meanings when used herein.

This Consent and Agreement shall be governed by the laws of the State of New York, including all matters of construction, validity and performance, and without reference to conflicts of laws principles.

Dated:

AVSA S.A.R.L.


By:      ........................................

Title:           Attorney-in-Fact

                  (C) NOTICE OF ASSIGNMENT TO ENGINE MANUFACTURER


To:      [                             ].



                                 [                            ] , 199[  ]


                           ONE AIRBUS A[             ]AIRCRAFT
                            MANUFACTURER'S SERIAL NO. [     ]

We hereby give you notice that by a deed of assignment and
aircraft mortgage no. [   ] dated [          ], 199[  ] (the
"Deed") and made between [Encore] Leasing Limited (the "Borrower") and National Westminster Bank Plc in its capacity as Security Agent (the "Security Agent"), a copy of which is attached hereto, we have assigned and agreed to assign absolutely to the Security Agent all our right, title and interest in and to the Deed of Assignment of General Terms Agreement Re Engine Warranties (insofar as the same relates to the Engine Warranties)
dated [                         ] 199[ ] and made between
ourselves and International Lease Finance Corporation.

Until you are notified by the Security Agent of the occurrence of an Acceleration Event, you will continue to deal directly with International Lease Finance Corporation in relation to the matters covered by the Deed of Assignment of General Terms Agreement Re Engine Warranties in International Lease Finance Corporation's capacity as agent for and on behalf of the Security Agent.

This Notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this Notice to the Security Agent by signing the enclosed Consent and Agreement.

Terms defined in the Deed (including terms defined therein by reference to another document) shall have the same meanings herein.

For and on behalf of
ENCORE LEASING LIMITED


Name:           ...........................

Title:           ...........................

                   (D) CONSENT AND AGREEMENT OF ENGINE MANUFACTURER

                     (Manufacturer's Serial Number [             ])


[                             ], a [               ] Corporation
("[    ]"), hereby acknowledges notice of and consents to the
assignment, as contained in a deed of assignment and aircraft
mortgage no.[   ] dated [         ], 199[  ] (the "Deed") and
made between [Encore] Leasing Limited (the "Borrower") and National Westminster Bank Plc in its capacity as Security Agent (the "Security Agent") of the Engine Warranties and hereby confirms to the Borrower and the Security Agent that the Engine Warranties, shall, subject to the rights (if any) of the Approved Sub-Lessee in respect of the Engine Warranties, enure to the benefit of the Security Agent to the same extent as if originally named "AIRLINE" in relation to the Engine Agreement and to the benefit of the Borrower (but only to the extent provided in the
Deed), provided always that until [   ] is notified by the
Security Agent of the occurrence of an Acceleration Event [    ]
will continue to deal directly with International Lease Finance Corporation in its capacity as the agent for and on behalf of the Security Agent in relation to the rights assigned pursuant to the
Deed PROVIDED FURTHER that [    ] shall not owe any liability or
obligation under the Engine Agreement and the Engine Warranties more than once in total.

This Consent and Agreement is made subject to and with the benefit of the provisions of Clauses 4.4, 4.5, 4.6 and 6.2 of the Deed.

Terms defined in the Deed (including terms defined therein by reference to another document) shall have the same respective meanings when used herein.

This Consent and Agreement shall be governed by the laws of New
York, including all matters of construction, validity and performance, and without reference to conflicts of laws principles.


Dated:


[                                      ].


By:     ..................................

Title:           ..........................

                        (E) NOTICE OF ASSIGNMENT TO
                   INTERNATIONAL LEASE FINANCE CORPORATION


To:      International Lease Finance Corporation


                           [                            ] , 199[  ]




                         ONE AIRBUS A[         ]AIRCRAFT
                         MANUFACTURER'S SERIAL NO.[    ]


We hereby give you notice that by a deed of assignment and
aircraft mortgage no. [   ] dated [          ], 199[  ] (the
"Deed") and made between Encore Leasing Limited (the "Borrower") and National Westminster Bank Plc in its capacity as Security Agent (the "Security Agent"), a copy of which is attached hereto, the Borrower assigned and agreed to assign absolutely to the Security Agent all of the Borrower's right, title and interest in and to the Purchase Agreement Assignment (insofar as the same relates to the Warranties) and the Deed of Assignment of General Terms Agreement Re Engine Warranties each dated [
       ] 199[   ] and made between the Borrower and International
Lease Finance Corporation.

Until you are notified to the contrary by the Security Agent you will continue to deal directly with the Borrower in relation to matters covered by the Purchase Agreement and the Purchase Agreement Assignment (insofar as the same relate to the Aircraft) and the Engine Agreement and the Deed of Assignment of General Terms Agreement Re: Engine Warranties (insofar as the same relate to the Engines).

This Notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this Notice to the Security Agent by signing the enclosed duplicate of this Notice.

Terms defined in the Deed (including terms defined therein by reference to another document) shall have the same meanings herein.


For and on behalf of
ENCORE LEASING LIMITED


Name:            ..................................

Title:           ..........................

 ..........................................
 .................................... For and on behalf of
NATIONAL WESTMINSTER BANK PLC as Security Agent



We acknowledge receipt of the foregoing notice.



.................................................................
.................................... For and on behalf of
INTERNATIONAL LEASE FINANCE CORPORATION


 Dated:                                                , 199[  ]

                                   SCHEDULE 3

                 EXTRACT OF FACILITY AGREEMENT - CLAUSE 1.1


         DEFINITIONS

1.1 In this Facility Agreement, each of the other Facility Documents and each of the Operative Documents (including, in each case, as appropriate, the Recitals, the Schedules and the Annexes thereto) except where the context otherwise requires or there is express provision to the contrary, the following words and expressions shall have the following meanings:-

         "ACCELERATION EVENT" means (i) a Cancellation Event in respect of which the Agent has served a notice in accordance with the provisions of Clause 8.1 having the effect set out in Clause 8.2.2 or (ii) in relation to a Lease Agreement, a Termination Event in respect of which the Borrower has served a notice in accordance with the provisions of Clause
         16.2.2 of that Lease Agreement (and for the purposes of this definition where such a Termination Event refers to an opinion of "the Lessor" or depends upon "the Lessor's" consideration or determination of whether such event has occurred or has or would have certain consequences, then irrespective of the opinion of "the Lessor" or "the Lessor's" consideration or determination at that time with respect to such event, such event shall for the purposes of this definition be deemed to have occurred if the Security Agent is of the relevant opinion or considers or determines that the relevant event has occurred or the Agent, the Security Agent or any of the Lenders would suffer the relevant consequences) or (iii) an Acceleration Event (as that term is defined in the 1994 Facility Agreement);

         "ACCEPTANCE CERTIFICATE" means, in respect of an Aircraft, the certificate signed by the relevant Lessee and given by the relevant Lessee to the Borrower pursuant to Clause 5 of the relevant Lease Agreement, in or substantially in the form of Schedule 5 to the relevant Lease Agreement;

         "ACCOUNT" means the Dollar account number 272275BX of the Borrower in the Cayman Islands with Coutts & Co. (Cayman) Limited of Coutts House, West Bay Road, PO Box 707, George Town, Grand Cayman, Cayman Islands, BWI and which may be charged and assigned to the Security Agent pursuant to the Deed of Assignment and Charge or such other account in London as the Borrower may from time to time designate by not less than ten (10) Business Days notice to the Security Agent and the Guarantor;

         "ADDITIONAL AMOUNTS" means all those amounts that are expressed to be payable by the Bermuda Lessee or, as the case may be, the Irish Lessee or, as the case may be, any other Alternative Lessee to the Security Agent, the Agent or any of the Lenders pursuant to the Priorities and Indemnities Agreement;

         "ADDITIONAL LESSEE" means any additional sub-lessee which is nominated in the relevant Utilisation Notice in accordance with the provisions of Clause 4.2.1 for insertion into the structure between the relevant Lessee or, as the case may be, another additional lessee and the relevant Approved Sub-Lessee or, as the case may be, another additional lessee in respect of the delivery of a particular Aircraft and which is accepted by the Lead Managers in accordance with the provisions of Clause 4.2.3;

         "ADVANCE" means, in respect of a Utilisation, the aggregate of the sums to be advanced by each of the Lenders to the Borrower by way of loan in respect of that Utilisation;

         "AFFECTED LENDER" shall have the meaning given thereto in Clause 5.11.3;

         "AIG" means American International Group, Inc. a corporation duly organised and existing under the laws of Delaware whose principal place of business is at 70 Pine Street, New York, N.Y. 10270, USA;

         "AIG GROUP COMPANY" means AIG and any person of which or in which AIG owns, directly or indirectly, 50% or more of:-

         (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such person, if it is a corporation;

         (b) the capital interest or profits interest or such person, if it is a partnership, joint venture or similar entity; or

         (c) the beneficial interest of such person, if it is a trust, association or other unincorporated organisation;


         "AIRCRAFT" means, as the context may require, any or all of the Facility Aircraft nominated by the Bermuda Lessee or, as the case may be, the Irish Lessee in a Utilisation Notice to be the subject matter of a Utilisation;

         "AIRCRAFT OPERATIVE DOCUMENTS" means, in respect of an Aircraft, each of (i) the relevant Loan Supplement, the relevant Notice of Drawdown, the relevant Bill of Sale, the relevant BFE Bill of Sale, the relevant Purchase Agreement (to the extent that it relates to that Aircraft and the Warranties relating to that Aircraft), the relevant Engine Agreement (to the extent that it relates to the Engines Warranties relating to that Aircraft), the relevant Lease Agreement, the relevant Acceptance Certificate, each of the Aircraft Security Documents and (ii) (a) any other document, instrument or memorandum annexed to any of the documents referred to in (i) above, (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in (i) above and (c) any document, instrument or memorandum (x) which arises following a restructuring in accordance with the terms of this Facility Agreement and/or the Priorities and Indemnities Agreement of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (y) which the Guarantor or the relevant Lessee agrees constitutes an Aircraft Operative Document or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Facility Agreement;

         "AIRCRAFT PROCEEDS" means, in relation to an Aircraft or any Engine:-

         (a)     any Final Disposition Proceeds;

         (b) any and all other proceeds of enforcement of the Security Documents relating to such Aircraft;

         (c)     any Total Loss Proceeds;

         (d)     any Requisition Proceeds; and

         (e) any and all other amounts (other than in respect of fees) received by the Borrower, the Agent, the Security Agent or any Lender from any of the Obligors (whether directly or through the Borrower);

         "AIRCRAFT PURCHASE PRICE" means, in respect of an Aircraft, the net final invoice price for that Aircraft (including any Buyer Furnished Equipment) after deduction of all credit memoranda of the Seller and/or the Manufacturer and any capitalised interest which net final invoice price, in the event that it exceeds the figure set out opposite such Aircraft in the column entitled "Assumed Maximum Aircraft Purchase Price" in Schedule 4 Part I, has been approved by the Lead Managers and the Export Credit Agencies;

         "AIRCRAFT SECURITY DOCUMENTS" means, in respect of an Aircraft, each of (i) this Facility Agreement, the Priorities and Indemnities Agreement, the relevant General Security Assignment, the Deed of Assignment and Charge, the relevant Mortgage, the Guarantee and Indemnity (Lessor), the Deed of Assignment of Guarantee and Indemnity (Lessor), the relevant Sub-Lease Collateral Charge, the relevant Assignment of Sub-Lease Collateral Charge, the relevant Sub-Lease Security Assignment, the relevant Deed of Assignment of General Terms Agreements Re Engine Warranties, the relevant Purchase Agreement Assignment, the Charge Over Shares of Borrower, such other Charge Over Shares as relates to the relevant Lessee, the relevant Power of Attorney (if any), the relevant Option Holder's Power of Attorney, (ii)
         (a) any other instrument, document or memorandum annexed to any of the documents referred to in (i) above, (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in
         (i) above and (c) any document, instrument or memorandum (w) which arises following a restructuring of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (x) which the Guarantor or the relevant Lessee agrees constitutes an Aircraft Security Document or
         (y) which secures the obligations of any one or more of the Obligors under any of the Aircraft Operative Documents or
         (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Facility Agreement;

         "AIRFRAME" means, in respect of an Aircraft, the airframe more particularly identified in Schedule 1 to the relevant Lease Agreement including all Parts installed in or on the airframe at the Delivery Date (or which, having been removed therefrom, remain the property of the Borrower pursuant to the terms of that Lease Agreement), and all substitutions, renewals and replacements from time to time made in or to or installed in or on the said airframe in accordance with the terms and conditions of that Lease Agreement including any Parts which are for the time being detached from the airframe but remain the property of the Borrower;

         "ALTERNATIVE LESSEE" means, in respect of the delivery of a specific Aircraft, such person as the Lead Managers and the Guarantor may agree in accordance with the provisions of Clause 4.2.3 shall take that Aircraft on lease from the Borrower and being in each case a wholly-owned indirect subsidiary of the Guarantor;

         "ALTERNATIVE LESSEE MAINTENANCE RESERVE COLLATERAL ACCOUNT" means, in respect of an Alternative Lessee, such Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Alternative Lessee to establish at the time the Alternative Lessee enters into the relevant Alternative Lessee Sub-Lease Collateral Charge for the purpose of compliance by the Alternative Lessee with Clause 7.5 of each of the Lease Agreements to which the Alternative Lessee is to be a party;

         "ALTERNATIVE LESSEE RENTAL COLLATERAL ACCOUNT" means, in respect of an Alternative Lessee, such Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Alternative Lessee to establish at the time the Alternative Lessee enters into the relevant Alternative Lessee Sub-Lease Collateral Charge for the purpose of compliance by the Alternative Lessee with Clause 7.3 of each of the Lease Agreements to which the Alternative Lessee is to be a party;

         "ALTERNATIVE LESSEE SECURITY DEPOSIT COLLATERAL ACCOUNT" means, in respect of an Alternative Lessee, such Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Alternative Lessee to establish at the time the Alternative Lessee enters into the relevant Alternative Lessee Sub-Lease Collateral Charge for the purpose of compliance by the Alternative Lessee with Clause 7.4 of each of the Lease Agreements to which the Alternative Lessee is to be a party;

         "ALTERNATIVE LESSEE SUB-LEASE COLLATERAL CHARGE" means, in respect of an Alternative Lessee, the deed of assignment and charge relating to, inter alia, Maintenance Reserves, Security Deposits and Sub-Lease Rentals in relation to any of the Aircraft of which that Alternative Lessee is to be the Lessee to be entered into between the relevant Alternative Lessee and the Borrower substantially in the form of the Irish Lessee Sub-Lease Collateral Charge;

         "ANCILLARY DOCUMENTS" means the fees letter agreements dated of even date herewith and made between the Guarantor and the Agent or, as the case may be, between the Guarantor and the Borrower;

         "APPROVED SUB-LEASE" means, in respect of an Aircraft, any contract for the sub-lease, hire or bailment of that Aircraft into which the relevant Lessee is entitled to enter in accordance with the provisions of Clause 9 of the relevant Lease Agreement;

         "APPROVED SUB-LESSEE" means, in respect of an Aircraft, the operator for the time being of that Aircraft under an Approved Sub-Lease;

         "ASSIGNMENT OF ALTERNATIVE LESSEE SUB-LEASE COLLATERAL CHARGE" means any deed of assignment entered into from time to time between the Borrower and the Security Agent in respect of an Alternative Lessee Sub-Lease Collateral Charge substantially in the form of the Assignment of Bermuda Lessee and Irish Lessee Sub-Lease Collateral Charge mutatis mutandis;

         "ASSIGNMENT OF BERMUDA LESSEE AND IRISH LESSEE SUB-LEASE
         COLLATERAL CHARGES" means the agreement so entitled of even date herewith between the Borrower and the Security Agent;

         "ASSIGNMENT OF SUB-LEASE COLLATERAL CHARGE" means any one of the Assignment of Bermuda Lessee and Irish Lessee Sub-Lease Collateral Charges and any Assignment of Alternative Lessee

         Sub-Lease Collateral Charge and "Assignments of Sub-Lease Collateral Charges" shall have a corresponding meaning;

         "AVAILABILITY PERIOD" means the period from the date hereof up to and including 30th April 1996 or such later date as the parties hereto may agree, subject to earlier termination as provided for in this Facility Agreement;

         "AVIATION AUTHORITY" means, in respect of an Aircraft, any Government Entity which under the laws of the State of Registration may from time to time:-

         (i) have control or supervision of civil aviation in the State of Registration; or

         (ii) have jurisdiction over the registration, airworthiness or operation of, or other matters relating to, that Aircraft;


         "BANK TRANSFEREE" shall have the meaning given thereto in Clause 14.3;

         "BANKING DAY" means a day (other than a Saturday, Sunday or holiday scheduled by law) on which banks are open for the transaction of domestic and foreign exchange business and otherwise for the transaction of business of the nature required by this Facility Agreement, the other Facility Documents and the Operative Documents, as applicable, in London and New York City and also in relation to a day on which a payment is required, in the place where such payment is to be made in accordance with this Facility Agreement, any of the other Facility Documents or any of the Operative Documents, as applicable;

         "BASLE PAPER" means any provision or provisions of the paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988 prepared by the Basle Committee on Business Regulations and Supervisory Practices either (i) which, prior to the date hereof, have been implemented or (ii) in respect of which, prior to the date hereof, an announcement of the date of implementation or of the intention to implement after the date of this Facility Agreement has been made, such implementation or announcement (as the case may be) being made pursuant to any notice, directive or guideline applicable to banks generally by the Bank of England, the Banque de France, the Deutsche Bundesbank, the Federal Reserve Bank of New York or other applicable authority, government, department, committee or agency (which under the laws of any jurisdiction in which a Lender has an office for the time being has control or supervision of banking regulation) in each case whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction generally is customary;

         "BERMUDA LESSEE MAINTENANCE RESERVE COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Bermuda Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Bermuda Lessee to establish following a Trigger Event, for the purpose of compliance by the Bermuda Lessee with Clause 7.5 of each of the Lease Agreements to which the Bermuda Lessee is to be a party;

         "BERMUDA LESSEE RENTAL COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Bermuda Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Bermuda Lessee to establish following a Trigger Event for the purpose of compliance by the Bermuda Lessee with Clause 7.3 of each of the Lease Agreements to which the Bermuda Lessee is to be a party;

         "BERMUDA LESSEE SECURITY DEPOSIT COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Bermuda Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Bermuda Lessee to establish following a Trigger Event for the purpose of compliance by the Bermuda Lessee with Clause 7.4 of each of the Lease Agreements to which the Bermuda Lessee is to be a party;

         "BERMUDA LESSEE SUB-LEASE COLLATERAL CHARGE" means, in respect of the Bermuda Lessee, the deed of assignment and charge relating to, inter alia, Maintenance Reserves, Security Deposits and Sub-Lease Rentals in relation to any of the Aircraft of which the Bermuda Lessee is to be the Lessee of even date herewith between the Bermuda Lessee and the Borrower;

         "BFE BILL OF SALE" means, in respect of an Aircraft, the bill of sale executed or to be executed by the Guarantor in favour of the Seller substantially in the form of Appendix I pursuant to which title to the Buyer Furnished Equipment is transferred from the Guarantor to the Seller;

         "BILL OF SALE" means, in respect of an Aircraft, the bill of sale executed or to be executed by the Seller in favour of the Borrower relating to that Aircraft substantially in the form of Appendix J evidencing the transfer of title to that Aircraft from the Seller to the Borrower;

         "BORROWER CONSTITUTIONAL DOCUMENTS" means the Certificate of Incorporation and Memorandum and Articles of Association of the Borrower;

         "BRITISH CREDITS" shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement;

         "BUSINESS DAY" means a day (other than a Saturday or Sunday or holiday scheduled by law) on which banks are open for the transaction of domestic and foreign exchange business and otherwise for the transaction of business of the nature required by this Facility Agreement, the other Facility Documents and the Operative Documents, as appropriate, in London, Paris, Frankfurt, Luxembourg, Los Angeles, New York City, Bermuda and the Cayman Islands and, when used in respect of an Aircraft of which the Irish Lessee is or is to be the Lessee, Dublin and, when used in respect of an Aircraft of which an Alternative Lessee is or is to be the Lessee, the city in which such Alternative Lessee has its principal place of business;

         "BUYER FURNISHED EQUIPMENT" means, in respect of an Aircraft, the buyer furnished equipment relating to that Aircraft supplied by the Guarantor to the Seller prior to the Delivery Date or, as the case may be, during any post delivery modification period relating to the relevant Aircraft and more particularly described in the Schedule to the BFE Bill of Sale;

         "CANCELLATION EVENT" means the occurrence of any of the events or circumstances referred to in Clause 8.1;

         "CHANGE IN LAW" means in each case after the date of this Facility Agreement, the implementation, introduction, abolition, withdrawal or variation of any applicable law, regulation, practice or concession or official directive, ruling, request, notice, guideline, statement of policy or practice statement by the Bank of England, the Banque de France, the Deutsche Bundesbank, the Federal Reserve Bank of New York, the European Union or any central bank, tax, fiscal, governmental, local, international, national or other competent authority or agency (whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally customary) or any change in any interpretation, or the introduction or making of any new or further interpretation, or any new or different interpretation by any court, tribunal, governmental, revenue, international, national, fiscal or other competent authority or the compliance by banks or other financial institutions with any new or different request or direction (in either case whether or not having the force of law but in respect of which compliance by banks or other financial institutions in the relevant jurisdiction is generally customary) from any central bank, fiscal, governmental, revenue, international, national, monetary or other authority PROVIDED ALWAYS THAT in respect of a Lender, any such implementation, introduction, abolition, withdrawal or variation, change in interpretation or new or different interpretation in relation to any applicable law or regulation and/or practice, concession, directive, ruling, request, notice, guideline, statement of policy or practice statement having effect in the jurisdiction in which the relevant Lender has its Lending Office after the date of this Facility Agreement shall not constitute a Change in Law if, prior to the date of this Facility Agreement, such implementation, introduction, abolition, withdrawal or variation, change in interpretation or new or different interpretation had been announced generally to banks and other financial institutions in the jurisdiction in which the relevant Lender has its Lending Office by way of the publication of any Act of Parliament, statute or statutory instrument or the publication or delivery or issue of any notice, directive or guideline applicable to banks generally by the relevant central bank, a European Union institution or other applicable authority, government, department, committee or agency (which under the laws of the jurisdiction in which the relevant Lender has its Lending Office for the time being has control or supervision of banking regulations);

         "CHARGE OVER SHARES OF ADDITIONAL LESSEE" means any deed of charge entered into from time to time between the relevant Parent and the Security Agent in relation to the shares of any Additional Lessee substantially in the form of the Charge Over Shares of Irish Lessee;

         "CHARGE OVER SHARES OF ALTERNATIVE LESSEE" means any deed of charge entered into from time to time between the relevant Parent and the Security Agent in relation to the shares of any Alternative Lessee substantially in the form of the Charge Over Shares of Irish Lessee;

         "CHARGE OVER SHARES OF BERMUDA LESSEE" means the agreement so entitled of even date herewith and made between the Bermuda Parent and the Security Agent and relating to the shares of the Bermuda Lessee;

         "CHARGE OVER SHARES OF BORROWER" means the agreement so entitled of even date herewith and made between the Trustee and the Security Agent and relating to the shares of the Borrower;

         "CHARGE OVER SHARES OF IRISH LESSEE" means the agreement so entitled of even date herewith and made between the Irish Parent and the Security Agent and relating to the shares of the Irish Lessee;

         "CHARGES OVER SHARES" means together the Charge Over Shares of Bermuda Lessee, the Charge Over Shares of Irish Lessee, the Charge Over Shares of Borrower, any Charge Over Shares of Alternative Lessee and any Charge Over Shares of Additional Lessee and "Charge Over Shares" shall have a corresponding meaning;

         "COLLATERAL" means, in respect of an Aircraft, collectively the "Assigned Property" as defined in the General Security Assignment, the "Assigned Property" as defined in the Mortgage, and the "Assigned Cash" and "Accounts" as defined in the relevant Sub-Lease Collateral Charge and the "Assigned Cash" and "Account" as defined in the Deed of Assignment and Charge;

         "COMMITMENT" means, in relation to a Lender, at any time the amount described as such set out opposite the name of such Lender in Schedule 1 or, as the case may be, the Schedule to the relevant Transfer Certificate, as the same may be cancelled or reduced pursuant to the terms of this Facility Agreement (including, without limitation, the terms of Clauses 2.5.2 and 2.5.3) less the amount of such Lender's Relevant Proportion of any Advances made before such time;

         "COMPULSORY ACQUISITION" means, in respect of an Aircraft or an Engine, its requisition for title or other compulsory acquisition of title (but excluding requisition for use or hire) of such Aircraft or Engine, as the case may be;

         "CONTRACTUAL RATE" means, in relation to an Interest Period or other relevant period in respect of the outstanding amount of the Credits relating to an Advance, the percentage rate of interest per annum obtained by the application of the following formula:-

         [A x X%] + [B x Y%] + [C x Z%]
         ------------------------------
                    A + B + C

         where


         A = the principal amount outstanding in respect of Tranche 1A at the time of the application of the formula;


         B = the principal amount outstanding in respect of Tranche 1B at the time of the application of the formula;

         C = the principal amount outstanding in respect of Tranche 2 at the time of the application of the formula;

         X% = the rate of interest per annum in respect of Tranche 1A as set out in the relevant Loan Supplement;

         Y% = the rate of interest per annum in respect of Tranche 1B as set out in the relevant Loan Supplement; and

         Z% = the rate of interest per annum in respect of Tranche 2 for the relevant Interest Period or other relevant period as calculated in accordance with the provisions of Clause 5.3.2;


         "CORPORATION TAX" means corporation tax chargeable under the United Kingdom Income and Corporation Taxes Act 1988 and any Tax on the net income, profits or gains of companies imposed by any country other than the United Kingdom or Tax of a similar nature enacted in addition to or substitution for any of the same;

         "COUTTS REPRESENTATIVE" means Coutts & Co (Cayman) Limited, a company incorporated in the Cayman Islands having its registered office at Coutts House, West Bay Road, PO Box
         707, George Town, Grand Cayman, Cayman Islands, BWI;

         "COUTTS REPRESENTATIVE'S INDEMNITY" means the letter of indemnity to be given by the Security Agent in favour of Coutts & Co. (Cayman) Limited;

         "CREDITS" means, in respect of an Advance, together the British Credits, the French Credits and the German Credits or (as the context may require) the aggregate principal amount of the British Credits, the French Credits and the German Credits owing to the Lenders in respect of the relevant Advance from time to time and "Credit" shall have a corresponding meaning;

         "DECLARATION OF TRUST" means the declaration of trust to be entered into by the Trustee and dated of even date herewith;

         "DEED OF ASSIGNMENT AND CHARGE" means the deed of assignment and charge relating to the Account of even date herewith between the Borrower and the Security Agent;

         "DEED OF ASSIGNMENT OF GENERAL TERMS AGREEMENT RE ENGINE WARRANTIES" means, in respect of an Aircraft, the deed of assignment of the relevant Engine Agreement in so far as it relates to the Engine Warranties in respect of the Engines relating to that Aircraft to be entered into between the Guarantor and the Borrower substantially in the form of Appendix G;

         "DEED OF ASSIGNMENT OF GUARANTEE AND INDEMNITY (LESSOR)" means the deed of assignment relating to the Guarantee and Indemnity (Lessor) of even date herewith between the Borrower and the Security Agent;

         "DEFAULT INTEREST PERIOD" means, in relation to the determination of Default Rate LIBOR, each period (not exceeding six months) as the Agent, or as the case may be, the Borrower, selects in its absolute discretion, the first such period commencing on the date of the relevant default and each subsequent period commencing on the last day of the preceding period for so long as the relevant default continues;

         "DEFAULT RATE" means (i) at any time prior to the relevant Advance being made, the aggregate of (a) Default Rate LIBOR,
         (b) the Margin and (c) one per cent. (1%) per annum and (ii) at any time after the relevant Advance has been made, then in respect of all amounts relating to that Advance, (a) in relation to the British Credits and the French Credits, the rate of interest per annum equal to whichever shall be the higher of one per cent. (1%) per annum above the Contractual

         Rate and one per cent. (1%) per annum above Default Rate LIBOR, and (b) in relation to the German Credits, the rate of interest per annum equal to whichever shall be the higher of one per cent. (1%) per annum above the Contractual Rate, one per cent. (1%) per annum above Default Rate LIBOR and one per cent. (1%) per annum above the applicable funding cost incurred by the German Lenders if the German Credits or a part thereof are at the relevant time funded in any currency other than Dollars, and in all cases comprised in
         (i) and (ii) above shall be calculated on the basis of a three hundred and sixty (360) day year, accrue from day to day and shall be payable in respect of each Default Interest Period;

         "DEFAULT RATE LIBOR" means the rate per annum which is conclusively (save for manifest error) certified by the Agent to be the rate (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) for deposits in Dollars in an amount substantially equal to the sum in default for a period comparable to the Default Interest Period which appears on the Telerate Page 3750 (or its successor or replacement page) as of 11.00 a.m. London time on the first day of the relevant Default Interest Period provided that if such rate does not appear on Telerate Page 3750 (or its successor or replacement page) Default Rate LIBOR for the relevant Default Interest Period shall be the rate per annum, certified by the Agent as the arithmetic mean (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) of the respective rates per annum notified to the Agent at which the Reference Banks are offered Dollar deposits by prime banks in the London Interbank Euro Currency Market in an amount substantially equal to the sum in default and for a period having a duration equal to or as close as practicable to the Default Interest Period at or about 11.00 a.m. (London time) on the first day of the relevant Default Interest Period provided that (a) if one of the Reference Banks does not provide such rates, Default Rate LIBOR in relation to such Default Interest Period shall be determined on the basis of the rate notified by the Reference Bank providing such rate, and (b) if neither of the Reference Banks provides such a rate, then Default Rate LIBOR in relation to such Default Interest Period shall be the rate per annum certified by the Agent (acting upon the instructions from each Lender) as the arithmetic mean (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) of the cost to each of the Lenders of funding (whether in Dollars or in any other currency) an amount substantially equal to that Lender's Relevant Proportion of the sum in default for a period having a duration equal to or as close as practicable to such Default Interest Period at or about 11.00 a.m. (London time) on the first day of such Default Interest Period;

         "DELIVERY DATE" means, in respect of an Aircraft, the date upon which that Aircraft is delivered to the relevant Lessee pursuant to the relevant Lease Agreement which date shall be a Banking Day;

         "DOLLARS" and "US$" means the lawful currency for the time being of the United States of America;

         "DRAWDOWN DATE" means, in respect of an Advance, the Delivery Date for the relevant Aircraft;

         "ENGINE" or "ENGINES" means, in respect of an Aircraft, (a) each of the engines described in Schedule 1 of the relevant Lease Agreement, whether or not from time to time during the relevant Lease Period installed on the Airframe or any other airframe but which, having been removed from the Airframe, remains the property of the Borrower in accordance with the terms of the relevant Lease Agreement or (b) any other engine which may from time to time be installed upon or attached to the Airframe which becomes the property of the Borrower in accordance with the relevant Lease Agreement and
         (c) insofar as the same belong to the Borrower, any and all appliances, instruments or accessories or other equipment or Parts of whatever nature from time to time relating to an engine referred to in (a) and (b) above whether or not installed on or attached to such engine and (d) insofar as the same belong to the Borrower, all substitutions, replacements or renewals from time to time made on or to any item referred to in (a), (b) and (c) above in accordance with the terms of the relevant Lease Agreement;

         "ENGINE AGREEMENTS" means together (a) the general terms agreement dated 22 June 1984 between CFM International S.A. and the Guarantor, (b) the general terms agreement dated 1 November 1985 between General Electric Company and the Guarantor, (c) the general terms agreement dated 9 December 1992 between IAE International Aero Engines AG and the Guarantor, (d) the Consolidated JT8D-200 Series/PW2000 Series/PW4000 Series Propulsion System/Engine Support Proposal dated 11 May 1988 between United Technologies Corporation, Pratt & Whitney Group and the Guarantor and (e) the letter agreement dated 9th February 1990 between Rolls Royce plc and the Guarantor, including, in each case, any amendment, modification, letter agreements and supplements thereto and "Engine Agreement" shall mean any one of them;

         "ENGINE MANUFACTURERS" means CFM International S.A., General Electric Company, IAE International Aero Engines AG, United Technologies Corporation, Pratt & Whitney Group and Rolls Royce plc;

         "ENGINE WARRANTIES" means, in respect of the Engines relating to an Aircraft, the warranties, including the conditions and limitations applicable thereto, as set forth in (i) Exhibit B to the Engine Agreement between CFM International S.A. and the Guarantor, (ii) Exhibit B to the Engine Agreement between General Electric Company and the Guarantor, (iii) Clauses 4.1 and 4.2 of the Engine Agreement between IAE International Aero Engines AG and the Guarantor,
         (iv) the engine sales warranty and service policy benefits set out in the Engine Agreement between United Technologies Corporation, Pratt & Whitney Group and the Guarantor or, as the case may be, (v) the Rolls Royce Trent Warranty CE35 within the DEG1828 Agreement dated 11th October 1990 between the Guarantor and Rolls Royce plc, together with, in each case, the patent indemnities set forth in the relevant Engine Agreement and any and all rights of the Guarantor under the relevant Engine Agreement to compel performance of the same and the right to claim damages in respect thereof but only insofar as such warranties, indemnities and rights arise in respect of the Engines relating to the relevant Aircraft;

         "EXCLUDED LESSOR'S LIEN" means, in relation to an Aircraft, any Lien to the extent the same arises in respect of (i) a debt, liability or other obligation (whether financial or otherwise) imposed on the Borrower or any person claiming through or under the Borrower as purchaser of that Aircraft pursuant to the relevant Purchase Agreement Assignment or arising from the operation, maintenance, insurance, repair, modification and storage of that Aircraft, any Engine or any

         Parts by the relevant Lessee or any Additional Lessee of that Aircraft or any Approved Sub-Lessee, (ii) any Lien created pursuant to any of the Facility Documents and/or the relevant Aircraft Operative Documents, (iii) any Lien arising as a result of Taxes in respect of which the liability to pay the same, or the amount of the same, is being disputed by the Borrower or any person claiming through or under the Borrower in good faith and in a manner effectively staying the enforcement of such Lien, (iv) any Lien arising by Applicable Law where such Lien does not arise as a result of an act or omission of the Borrower or any person claiming through or under the Borrower, unless such act or omission is permitted or contemplated by any of the Facility Documents or any of the relevant Aircraft Operative Documents or arises as a result of a breach by any of the Obligors of its respective obligations under any of the Facility Documents or any of the relevant Aircraft Operative Documents or (v) any Lien arising solely by reason of a Change in Law; and "Excluded Lessor's Liens" shall be construed accordingly;

         "EXPENSES" means any and all out-of-pocket costs and expenses (including, without limitation, reasonable or otherwise capped legal fees and expenses, accountants' fees and expenses, insurance and other advisers' fees and expenses, experts' fees and translation fees but excluding all Taxes), as well as any Value Added Tax thereon, which may be reasonably incurred or sustained by the Security Agent, the Agent, any of the Lenders and/or the Borrower in connection with any of the Facility Documents and/or any of the Security Documents and/or any of the other Operative Documents or in connection with the performance and/or enforcement or preservation and/or attempted enforcement or preservation of their respective rights and/or duties hereunder or thereunder PROVIDED ALWAYS THAT the reference to such out-of-pocket costs and expenses being "reasonably" incurred or sustained (and in particular to legal fees and expenses being "reasonable or otherwise capped") shall not apply when such out-of-pocket costs and expenses are incurred or sustained in connection with the enforcement or preservation and/or attempted enforcement or preservation of rights and/or duties;

         "EXPIRY DATE" means, in respect of the leasing of an Aircraft pursuant to a Lease Agreement, the tenth (10th) anniversary of the Delivery Date of that Aircraft or such earlier date upon which the leasing of that Aircraft pursuant to that Lease Agreement terminates howsoever in accordance with the provisions of that Lease Agreement;

         "EXPORT CREDIT AGENCIES" means each of the export credit agencies of (1) Her Britannic Majesty's Government represented by the Export Credits Guarantee Department (2) Germany represented by Hermes
         Kreditversicherungsaktiengesellschaft and (3) the French Republic represented by Compagnie Francaise d'Assurance pour le Commerce Exterieur;

         "FACILITY" means the term loan facility made available by the Lenders to the Borrower on the terms and subject to the conditions of this Facility Agreement;

         "FACILITY AGREEMENT" means this aircraft facility agreement;

         "FACILITY AIRCRAFT" means, as the context may require, any or all of the Airbus A300-600R, A310-300, A320, A321, A330
         and A340 Airframes with their installed Engines currently scheduled to be sold and delivered by the Seller to the Guarantor during 1995 pursuant to the Purchase Agreements and referred to in Schedule 4 Part I;

         "FACILITY AMOUNT" shall have the meaning ascribed thereto in Clause 2.1;

         "FACILITY DOCUMENTS" means each of (i) the Facility Agreement, the Priorities and Indemnities Agreement, each of the Charges Over Shares and the other documents, instruments and agreements relating thereto referred to in Clause 3.2.1(a)(xiii), (xiv) and (xv), the Ancillary Documents, the Guarantee and Indemnity (Lessor), the Deed of Assignment of Guarantee and Indemnity (Lessor), the Deed of Assignment and Charge, each of the Sub-Lease Collateral Charges, each of the Assignments of Sub-Lease Collateral Charges, the Declaration of Trust, the Management Agreement, the Borrower Constitutional Documents, the Lenders' Agreement, the Interlender Agreement, the MeesPierson Comfort Letter, the Coutts Representative's Indemnity and the Management Agreement Side Letter, (ii)(a) any other document, instrument or memorandum annexed to any of the documents referred to in (i) above and (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in (i) above and
         (c) any document, instrument or memorandum (x) which arises following a restructuring in accordance with the terms of this Facility Agreement and/or the Priorities and Indemnities Agreement of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (y) which the Guarantor or any of the Lessees agrees constitutes a Facility Document or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Facility Agreement;

         "FINAL DISPOSITION" means, in relation to an Aircraft or an Engine:-

         (a) the sale by the Borrower or the Security Agent as mortgagee against immediate payment in cash or for other consideration, whether through an agent on its behalf or otherwise, of all its right, title and interest in and to such Aircraft or such Engine (as the case may be) (including, without limitation, a sale to the relevant Lessee and/or the relevant Option Holder and/or the Guarantor whether pursuant to the terms of the relevant Lease Agreement or otherwise howsoever); or

         (b) completion by delivery of such Aircraft or such Engine (as the case may be) to the purchaser or lessee, as the case may be, of a sale, lease or other disposition by or on behalf of the Borrower or the Security Agent as mortgagee pursuant to a conditional sale, hire purchase, full pay-out finance lease or other arrangement involving the retention by or on behalf of the Borrower or the Security Agent as mortgagee of title to, or a security or similar interest in, such Aircraft or such Engine (as the case may be);

         "FINAL DISPOSITION PROCEEDS" means, in relation to an Aircraft or an Engine, the aggregate amount of:-

         (a) all consideration (whether cash or otherwise) received and retained by or on behalf of the Borrower or the Security Agent as mortgagee upon or as a result of the Final Disposition of such Aircraft or such Engine (as the case may be);

         (b) any cash received and retained as a result of the sale by the Borrower or the Security Agent as mortgagee of its right, title and interest in and to any agreement for the Final Disposition of such Aircraft or such Engine in a manner contemplated by paragraph (b) of the definition of Final Disposition or any non-cash consideration received by either of them as a result of the Final Disposition of such Aircraft or any such Engine (as the case may be); and

         (c) any non-refundable deposit paid to or for the account of the Borrower or the Security Agent as mortgagee by a person acquiring or proposing to acquire such Aircraft or any such Engine (as the case may be) under a contract or offer to purchase or otherwise acquire it which has been withdrawn, terminated or cancelled or has lapsed;


         "FRENCH CREDITS" shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement;

         "GENERAL SECURITY ASSIGNMENT" means, in respect of an Aircraft, the general security assignment relating to the Lease Agreement and the Sub-Lease Security Assignment in each case for that Aircraft to be entered into between the Borrower and the Security Agent substantially in the form of Appendix E;

         "GERMAN CREDITS" shall, in respect of an Advance, have the meaning given to that term in the relevant Loan Supplement;

         "GOVERNMENT ENTITY" means (i) any national government, political sub-division thereof, or local jurisdiction therein; and/or (ii) any board, commission, department, division, organ, instrumentality, court or agency thereof, howsoever constituted; and/or (iii) any person who is a member thereof or who is controlled directly or indirectly thereby (and for these purposes "control" shall mean the power to direct its management and its policies whether through the ownership of voting capital, by contract or otherwise);

         "GUARANTEE AND INDEMNITY (LESSOR)" means the guarantee and indemnity of even date herewith between the Guarantor and the Borrower;

         "GUARANTEED OBLIGATIONS" means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages and including any interest which, but for the application of bankruptcy or insolvency laws, would have accrued on the amounts in question), and without regard as to whether any of the Guaranteed Obligations may, for the purposes of applicable law, be recharacterised as other than lease rental obligations which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or be expressed to be due, owing, payable or incurred from or by any or all of the Obligors to the Agent, the Security Agent and/or any of the Lenders under or in connection with any of the Facility Documents and/or any of the Operative Documents and references to "Guaranteed Obligations" includes references to any part thereof;

         "GUARANTOR'S GROUP" means the Guarantor and its Subsidiaries;

         "HABITUAL BASE" means, in respect of an Aircraft, the country in which such Aircraft is habitually based for the time being;

         "HYPOLUX" means Hypobank International S.A. of 4, rue
         Alphonse Weicker, L-2099 Luxembourg-Kirchberg;

         "INDEBTEDNESS" means (other than in Schedule 5) any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

         "INDEMNITEES" means together the Agent, the Security Agent and each Lender together with their respective officers and employees and "Indemnitee" shall mean any one of them;

         "INSURANCES" means, in relation to an Aircraft, any and all contracts or policies of insurance and reinsurance required to be effected and maintained in accordance with the relevant Lease Agreement including, but not limited to, the provisions of Clause 14 of and Schedule 9 to that Lease Agreement;

         "INSURERS" means, in respect of the Insurances such insurance underwriters and/or insurance companies in the major international insurance markets as may be approved by the Borrower and the Security Agent;

         "INTEREST PERIOD" means, in respect of an Advance, each period commencing on the Delivery Date of the relevant Aircraft or, as the case may be, a Repayment Date (and including that day) and ending on the next subsequent Repayment Date (but excluding that day);

         "INTERLENDER AGREEMENT" means the agreement so entitled to be entered into between (1) the Lenders, the Agent and the Security Agent and (2) the Lenders, the Agent and the Security Agent (as those terms are defined in the 1994 Facility Agreement);

         "IRISH LESSEE MAINTENANCE RESERVE COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Irish Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Irish Lessee to establish following a Trigger Event, for the purpose of compliance by the Irish Lessee with Clause 7.5 of each of the Lease Agreements to which the Irish Lessee is to be a party;

         "IRISH LESSEE RENTAL COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Irish Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Irish Lessee to establish following a Trigger Event for the purpose of compliance by the Irish Lessee with Clause 7.3 of each of the Lease Agreements to which the Irish Lessee is to be a party;

         "IRISH LESSEE SECURITY DEPOSIT COLLATERAL ACCOUNT" means the existing Dollar account in the name of the Irish Lessee approved by the Security Agent or such other Dollar account outside the United Kingdom as the Borrower and the Security Agent may reasonably require the Irish Lessee to establish following a Trigger Event for the purpose of compliance by the Irish Lessee with Clause 7.4 of each of the Lease Agreements to which the Irish Lessee is to be a party;

         "IRISH LESSEE SUB-LEASE COLLATERAL CHARGE" means, in respect of the Irish Lessee, the deed of assignment and charge relating to, inter alia, Maintenance Reserves, Security Deposits and Sub-Lease Rentals in relation to any of the Aircraft of which the Irish Lessee is to be the Lessee of even date herewith between the Irish Lessee and the Borrower;

         "LEASE AGREEMENT" means, in respect of an Aircraft, the lease agreement relating to that Aircraft to be entered into between the Borrower as lessor, the relevant Lessee as lessee and the relevant Option Holder substantially in the form of Appendix B;

         "LEASE PERIOD" means, in respect of an Aircraft, the period commencing on the Delivery Date of that Aircraft and continuing up to and including the Expiry Date;

         "LENDERS' AGREEMENT" means the agreement so entitled of even date herewith and made between the Agent, the Security Agent and each of the Lenders;

         "LENDING OFFICE" means, in relation to a Lender, its branch or office at the address specified against its name in
         Schedule 1 or specified in the Transfer Certificate whereby such Lender becomes a party hereto or such other branch or office determined in accordance with the provisions of this Facility Agreement and/or the Priorities and Indemnities Agreement;

         "LESSEE" means, in respect of an Aircraft, as the case may be the Bermuda Lessee, the Irish Lessee or an Alternative Lessee nominated as such in the Utilisation Notice and accepted by the Lead Managers and the Guarantor in accordance with the provisions of Clause 4.2.3 and "Lessees" shall have a corresponding meaning;

         "LESSOR'S LIEN" means, in relation to an Aircraft, any Lien created by or through the Borrower over that Aircraft, any Engine or any Parts or exercised, asserted or claimed (other than by any of the Obligors) against that Aircraft, any Engine or any Parts in respect of a debt, liability or other obligation (whether financial or otherwise) of the Borrower or any person claiming through or under the Borrower but excluding Excluded Lessor's Liens;

         "LIBOR" means, in respect of an Interest Period or other relevant period, the rate per annum which is conclusively (save for manifest error) certified by the Agent to be the rate (rounded upwards to the nearest one sixteenth of one per cent. (1/16%)) for deposits of Dollars in an amount substantially equal to the relevant Advance or other relevant amount for a period equal to, or as close as practicable to, the relevant Interest Period or other relevant period which appears on the Telerate Page 3750 (or its successor or replacement page) as at 11.00 a.m. (London time) two (2) London Banking Days prior to the commencement of the relevant Interest Period or other relevant period or if such rate does not appear on the Telerate Page 3750 (or its successor or replacement page), LIBOR for the relevant

         Interest Period or other relevant period shall be the rate per annum, conclusively (save for manifest error) certified by the Agent as the arithmetic mean (rounded upwards if necessary to the nearest one sixteenth of one per cent. (1/16%)), of the respective rates per annum notified to the Agent at which the Reference Banks are offered Dollar deposits by prime banks in the London Interbank Euro Currency Market in an amount substantially equal to the relevant Advance or other relevant amount and for a period having a duration equal to or as close as practicable to such Interest Period or such other relevant period, as the case may be, at or about 11.00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period or other relevant period provided that if one of the Reference Banks does not provide such rates, LIBOR in relation to such Interest Period or such other relevant period shall be determined on the basis of the rate notified by the Reference Bank providing such rate;

         "LIEN" means, in relation to an Aircraft, any encumbrance or security interest whatsoever, howsoever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, lease (save for any Approved Sub-Lease), lien, statutory right in rem, hypothecation, title retention arrangement, attachment, levy, claim, right of possession or detention or right of set-off (but excluding any right of set-off arising in favour of a banker and by way of operation of law) or security interest whatsoever, howsoever created or arising or any right or arrangement having a similar effect to any of the above;

         "LIST A EVENT" means in respect of any of the Aircraft, (x) any of (i) the Termination Events set out in Clauses 16.1(a), (e) (insofar as the same relates to the Guarantor's financial covenants), (f), (g), (h), (m), (n), (o) and (p) of the relevant Lease Agreement and (ii) the Cancellation Events set out in Clauses 8.1.1, 8.1.3 (insofar as the same relates to the Guarantor's financial covenants), 8.1.5, 8.1.6, 8.1.8, 8.1.9, 8.1.10 and 8.1.11 of this Facility
         Agreement and (y) any List A Event (as that term is, or will be, defined in the 1994 Facility Agreement);

         "LIST B EVENT" means in respect of any of the Aircraft, (y) any Termination Event and/or Cancellation Event which is not a List A Event and each Loan Event of Termination and (z) any List B Event (as that term is, or will be defined in the 1994 Facility Agreement);

         "LOAN SUPPLEMENT" means, in respect of an Aircraft, the loan supplement relating to that Aircraft to be entered into between the Borrower, the Agent and the Security Agent substantially in the form of Appendix A;

         "LOAN EVENT OF TERMINATION" means, in respect of an Advance, each of the events set out in Clause 9;

         "LONDON BANKING DAY" means a day (other than a Saturday, Sunday or holiday scheduled by law) on which banks are open for business in London;

         "LOSSES" means any losses, demands, liabilities, claims, actions, proceedings, penalties, fines, damages, adverse judgments, orders or other sanctions;

         "MAINTENANCE RESERVE AMOUNT" means, in respect of an Aircraft, such part of the amount which is from time to time standing to the credit of the Bermuda Lessee Maintenance Reserve Collateral Account or, as the case may be, the Irish Lessee Maintenance Reserve Collateral Account or, as the case may be, an Alternative Lessee Maintenance Reserve Collateral Account which represents the Maintenance Reserves in respect of that Aircraft;

         "MAINTENANCE RESERVES" means, in respect of an Aircraft, the airframe reserves and engine reserves payable from time to time by an Approved Sub-Lessee to the relevant Lessee pursuant to the terms of the relevant Approved Sub-Lease and which become the property of the relevant Lessee;

         "MAJORITY LENDERS" means (i) in relation to any decision, discretion, action or inaction under any of the Facility Documents and/or any of the Operative Documents in respect of which any of the Lead Managers must follow the instructions of the relevant Export Credit Agency under the relevant Support Agreement, all of the Lead Managers and
         (ii) in relation to any other decision, discretion, action or inaction under any of the Facility Documents and/or any of the Operative Documents the Lenders the aggregate of whose Commitments (in respect of the Unutilised Facility) or, as the case may be, Relevant Proportions of Advances already made and which remain outstanding, at the relevant time, is equal to or exceeds sixty-six and two thirds per cent. (66 2/3%) of the aggregate of the Total Commitments or, as the case may be, the Advances;

         "MANAGEMENT AGREEMENT" means the Agreement so entitled of even date herewith and made between the Trustee, the Manager, the Borrower, the Coutts Representative, the
         Security Agent and the Guarantor;

         "MANAGEMENT AGREEMENT SIDE LETTER" means the letter agreement entered into or to be entered into by MeesPierson (Cayman) Limited, the Security Agent and the Guarantor;

         "MANAGER" means MeesPierson (Cayman) Limited of P.O. Box
         2003, George Town, Grand Cayman, Cayman Islands, BWI in its capacity as manager of the Borrower;

         "MANDATORY LEASE PROVISIONS" means, in respect of a Lease Agreement, each of the provisions set out in Schedule 7 to that Lease Agreement;

         "MANDATORY PREPAYMENT EVENT" means, in respect of a Lease Agreement, the occurrence of any of the events referred to in Clause 18 of such Lease Agreement;

         "MANUFACTURER" means Airbus Industrie G.I.E. of 1 Rond Point Maurice Bellonte, Blagnac 31707, France;

         "MARGIN" means nought point seven per cent. (0.7%) per annum;

         "MEESPIERSON COMFORT LETTER" means the letter agreement entered or to be entered into between MeesPierson N.V. and the Bermuda Lessee, the Irish Lessee, the Guarantor, the Bermuda Option Holder, the Lenders, the Agent and the Security Agent;

         "MORTGAGE" means, in respect of an Aircraft, the deed of assignment and first priority English law mortgage relating to that Aircraft to be entered into between the Borrower and the Security Agent substantially in the form of Appendix D;

         "NOTICE OF DRAWDOWN" means, in respect of an Advance, the notice of drawdown to be given by the Borrower to the Agent substantially in the form of Schedule 6;

         "OBLIGORS" means any or all of the Bermuda Lessee, the Irish Lessee, any Alternative Lessee, any Additional Lessee, the Bermuda Parent, the Irish Parent, any other Parent, the Bermuda Option Holder, any other Option Holder and where the context so permits, the Guarantor, and "Obligor" means any one of them;

         "OPERATIVE DOCUMENTS" means each of (i) the Loan Supplements, the Notices of Drawdown, the Bills of Sale, the BFE Bills of Sale, the Purchase Agreements (to the extent that they relate to the Aircraft and the Warranties), the Engine Agreements (to the extent that they relate to the Engines Warranties), the Lease Agreements, the Acceptance Certificates, each of the Security Documents and (ii) (a) any other document, instrument or memorandum annexed to any of the documents referred to in (i) above, (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in (i) above and
         (c) any document, instrument or memorandum (x) which arises following a restructuring in accordance with the terms of this Facility Agreement and/or the Priorities and Indemnities Agreement of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (y) which the Guarantor or any relevant Lessee agrees constitutes an Operative Document or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Facility Agreement;

         "OPTION HOLDER" means, in respect of an Aircraft, as the case may be the Bermuda Option Holder or such other person nominated as such in the Utilisation Notice and accepted by the Lead Managers and the Guarantor in accordance with the provisions of Clause 4.2.3 being in each case a wholly-owned indirect subsidiary of the Guarantor and "Option Holders" shall have a corresponding meaning;

         "OPTION HOLDER'S POWER OF ATTORNEY" means, in respect of an Aircraft, the power of attorney concerning, inter alia, the discharge of the relevant Second Mortgage to be granted by the relevant Option Holder in favour of the Borrower, the Agent and the Security Agent in the form of Appendix K or in such other form as the Agent and the Security Agent may reasonably require;

         "PARENT" means as the case may be the Bermuda Parent or the Irish Parent or such other person nominated as such in a Utilisation Notice and accepted by the Lead Managers and the Bermuda Lessee or, as the case may be, the Irish Lessee in accordance with the provisions of Clause 4.2.3 and being in each case a wholly-owned subsidiary of the Guarantor and "Parents" shall have a corresponding meaning;

         "PARTS" means, in respect of an Aircraft, all modules, appliances, parts, accessories, auxiliary power unit, instruments, furnishings and other equipment of whatsoever nature including, without limitation, the Buyer Furnished Equipment and any service bulletin kits or the like but excluding complete Engines or engines and equipment (including, but not limited to, in-flight entertainment and telecommunications equipment) which is from time to time attached to the Airframe and leased to the relevant Lessee other than primarily for the purpose of financing the acquisition of such equipment in circumstances where such equipment, that at any time of determination are incorporated or installed in or attached to the Airframe or any Engine or, having been removed therefrom, title to which remains vested in the Borrower in accordance with the provisions of the Lease Agreement; and "Part" shall have a corresponding meaning;

         "PERMITTED LIENS" means, in relation to an Aircraft:-

         (a) any Lien for Taxes or other governmental or statutory charges or levies not yet assessed or, if assessed, not yet due and payable or, if due and payable, which the relevant Lessee or, where relevant, an Approved Sub-Lessee is disputing or contesting in good faith by appropriate proceedings (and for the payment of which adequate cash reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

         (b) any Lien for the fees or charges of any airport or air navigation authority arising in the ordinary course of business by statute or by operation of law, in each case for amounts the payment of which either is not yet due and payable or, if due and payable, is being disputed or contested in good faith by appropriate proceedings (and for the payment of which adequate cash reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

         (c) any Lien for the fees or charges of any supplier, mechanic, workman, repairer, employee or like lien arising in the ordinary course of business by statute or by operation of law, in each case for amounts (i) the payment of which is not yet due and payable, or
                 (ii) which are not overdue for payment having regard to the custom of the relevant trade, in circumstances where no assertive or enforcement action against the Aircraft has yet been taken by the relevant supplier, mechanic, workman, repairer, employee or holder of like lien or by any successor or assign of each of them ("the Claimant"), or (iii) if due and payable is being disputed or contested in good faith with the Claimant by appropriate proceedings (and for the payment of which adequate cash reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

         (d) Liens (other than Liens for Taxes) arising out of judgments or awards against the relevant Lessee or any Approved Sub-Lessee with respect to which at the time an appeal is being presented in good faith and with respect to which there shall have been secured a stay of execution pending such appeal (and for the payment of which adequate cash reserves are available, or when required in order to pursue such proceedings, an adequate bond has been provided) so long as such judgment or award, or the continued existence of such Lien, do not at that time involve any danger of the sale, forfeiture or loss of the Airframe, any Engine or any Parts or any interest therein; or

         (e) the rights of the relevant Lessee under any of the Facility Documents and the relevant Aircraft Operative Documents; or

         (f) the rights of the relevant Option Holder under any of the Facility Documents, the relevant Aircraft Operative Documents and the Second Mortgage; or

         (g) the rights of the Borrower under any of the Facility Documents, the relevant Aircraft Operative Documents and the Second Mortgage; or

         (h)     Excluded Lessor's Liens; or

         (i)     any Lien created by the Borrower pursuant to the Second
                 Mortgage; or

         (j) the rights of others under agreements or arrangements to the extent expressly permitted by the provisions of Clause 11.3 of the relevant Lease Agreement; or

         (k) any other Lien created with the prior written consent of the Borrower and the Security Agent;

         "POTENTIAL CANCELLATION EVENT" means any event which with any one or more of the lapse of time, the giving of notice, or the making of a determination, could become a Cancellation Event were a notice to be given by the Agent to the Guarantor pursuant to Clause 8.1;

         "POWER OF ATTORNEY" means, in respect of an Aircraft, any power of attorney concerning, inter alia, the de-registration of the relevant Aircraft to be granted by the Approved Sub-Lessee in accordance with the provisions of the relevant Lease Agreement in favour of the Borrower, the Agent and the Security Agent in the form of Appendix H or in such other form as the Agent and the Security Agent may reasonably require;

         "PRIORITIES AND INDEMNITIES AGREEMENT" means the priorities and indemnities agreement of even date herewith between (1) the Bermuda Lessee, (2) the Irish Lessee, (3) the Guarantor,
         (4) the Bermuda Option Holder, (5) the Borrower, (6) the Lenders, (7) the Agent and (8) the Security Agent;

         "PROCEEDS ACCOUNT" means the account of the Security Agent with National Westminster Bank Plc designated by the Security Agent and notified to the other parties hereto as the account to which any Aircraft Proceeds will be credited or such other account as the Security Agent may designate from time to time by notice to the other parties hereto;

         "PROHIBITED COUNTRY" means, in relation to an Aircraft, Iraq for so long as The Iraq and Kuwait (United Nations Sanctions) (No. 2) Order, 1990 remains in effect, the Republics of Serbia and Montenegro for so long as the Serbia and Montenegro (United Nations Prohibition of Flights) Order 1992 remains in effect, Libya, for so long as the Libya

         (United Nations Prohibition of Flights) Order 1992 remains in effect and any country to which the export and/or use of A300/A310/A320/A321/A330/A340 aircraft (as the case may be) is not permitted under (i) the Export of Goods Control Order 1992, (ii) the United States Export Administration Act 1979 (as amended) or any successor legislation and/or the Export Administration Regulations promulgated thereunder, (iii) any similar or corresponding legislation then in effect in France, Spain or Germany, (unless knowledge of any non-applicability of such legislation or regulations referred to in (i), (ii) or (iii) above is in the public domain) or (iv) any subsequent United Nations Sanctions Orders the effect of which prohibits or restricts the export to and/or use of A300/A310/A320/A321/A330/A340 aircraft (as the case may be) in such country;

         "PURCHASE AGREEMENT ASSIGNMENT" means, in respect of an Aircraft, the purchase agreement assignment relating to the relevant Purchase Agreement insofar as it relates to the title to and the Warranties in respect of that Aircraft to be entered into between the Guarantor and the Borrower substantially in the form of Appendix C;

         "PURCHASE AGREEMENTS" means together (i) each of the five aircraft purchase agreements relating to A300, A310, A320, A330 and A340 Aircraft respectively, between the Seller and the Guarantor each dated 10th November 1988, and (ii) the aircraft purchase agreement relating to A321 Aircraft between the Seller and the Guarantor dated 14th February 1990 (each such aircraft purchase agreement incorporating the General Terms Agreement dated 10th November 1988) whereby the Seller agreed to sell and the Guarantor agreed to purchase, inter alia, each of the Facility Aircraft, together with the exhibits thereto and letter agreements made between the Seller and the Guarantor, as any or all of such aircraft purchase agreements may have been or may be hereafter amended and/or supplemented from time to time by any change orders or letter agreements entered into in accordance with their respective provisions and "Purchase Agreement" shall mean any one of them;

         "REFERENCE BANKS" means National Westminster Bank Plc and Banque Paribas, London Branch;

         "RELEVANT AIRCRAFT" means, in respect of a Lessee, such of the Facility Aircraft as are from time to time leased to such Lessee pursuant to a Lease Agreement between such Lessee as lessee, the Borrower as lessor and the relevant Option Holder;

         "RELEVANT LEASE PAYMENTS" means, in respect of a Lease Agreement, all or any of the following which are payable by the relevant Lessee pursuant to any provision of that Lease Agreement, namely (i) Rent and Termination Sums, (ii) all sums payable pursuant to Clause 22 of that Lease Agreement,
         (iii) default interest on any of the foregoing, and (iv) all sums payable pursuant to Clauses 5.2 and 5.3 of the Priorities and Indemnities Agreement in relation to any of the foregoing and default interest thereon;

         "RELEVANT LOAN PAYMENT" shall have the meaning given thereto in Clause 5.6.7(a);

         "RELEVANT PROPORTION" means, with respect to any Lender and an Advance, at any time, the proportion which such Lender's share of the Credits bears to the total amount of the Credits at such time;

         "RENT" means, in respect of each Rental Payment Date under a Lease Agreement, the aggregate of the following amounts:-


         (i) the aggregate of the amount in Dollars set out opposite such date in the Columns headed "Principal Component of Rent" and "Fixed Interest Component of Rent" in Part I of Schedule 6 to that Lease Agreement as the same may be varied in accordance with the provisions of Clause
                 7.2 of that Lease Agreement;

         (ii) the amount in Dollars set out opposite such date in the Column headed "Principal Component of Rent" in Part II of Schedule 6 to that Lease Agreement as the same may be varied in accordance with the provisions of Clause
                 7.2 of that Lease Agreement; and

         (iii) the amount of interest calculated in accordance with paragraph (c) of Part II of Schedule 6 to that Lease Agreement as the same may be varied in accordance with the provisions of Clause 7.2 of that Lease Agreement;

         "RENTAL PAYMENT DATE" means, in respect of a Lease
         Agreement, each of the twenty (20) dates for payment of an instalment of Rent under that Lease Agreement as set forth in Column 1 in Part I of Schedule 6 to that Lease Agreement;

         "REPAYMENT DATE" means, in relation to an Advance, each repayment date as set forth in Column 1 of Schedule 2(1) to the relevant Loan Supplement PROVIDED ALWAYS THAT if any Repayment Date would otherwise fall on a day which is not a Banking Day, such Repayment Date shall be deemed to fall on the next succeeding Banking Day unless such next succeeding Banking Day falls in the next calendar month, in which event such Repayment Date shall be deemed to fall on the immediately preceding Banking Day;

         "REPAYMENT INSTALMENT" means, in relation to an Advance, with respect to each Repayment Date, the amount of Dollars due and payable on such Repayment Date, as determined in accordance with Clauses 5.2.8 and 5.4.1 and as set out in the relevant Loan Supplement;

         "REPRESENTATIVES" means the Agent and the Security Agent;

         "REQUIRED INSURED VALUE" means, in relation to an Aircraft, the higher of the market value of that Aircraft and 110% of the principal amount outstanding in respect of the relevant Credits from time to time;

         "REQUISITION PROCEEDS" means, in relation to an Aircraft, any monies and/or other compensation received directly by the Borrower and/or the Security Agent in its capacity as mortgagee in respect of the Compulsory Acquisition of such Aircraft or the requisition for use or hire of such Aircraft;

         "SCHEDULED DELIVERY MONTH" means, in respect of any Aircraft, the month in which that Aircraft is scheduled to be delivered as set out in Schedule 4 Part I as the same may be varied by any notice delivered by the Guarantor to the Agent under Clause 2.5.1;

         "SECOND MORTGAGE" means, in respect of an Aircraft, the second priority English law mortgage relating to that Aircraft to be entered into between the Borrower and the relevant Option Holder in such form as may be agreed between the relevant Option Holder, the Borrower and the Security Agent;

         "SECURED OBLIGATIONS" means together (a) any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages) which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or expressed to be due, owing, payable or incurred from or by the Borrower or any of the Obligors to any one or more of the Lenders, the Agent and/or the Security Agent under any of the Facility Documents and/or any of the Operative Documents, together with any and all of the obligations of the Borrower arising by operation of law after the Lenders have made payment of any Tax Liability and/or any Loss and/or Expense suffered or incurred by the Borrower for which none of the Lessees has reimbursed the Borrower in accordance with the terms of this Facility Agreement and/or any other Operative Document and/or any Facility Document (i) to account, pay and remit to the Lenders any and all payments received by the Borrower from any of the Lessees in respect of such reimbursements and (ii) to transfer to the Lenders and allow the Lenders to exercise, in each case as subrogee, the Borrower's rights and remedies against any or all of the Lessees and/or the Guarantor in respect of such reimbursements and any and all such monies, liabilities and obligations of the Borrower shall form part of the Secured Obligations whether or not the Borrower is personally liable for the same and whether or not any recourse may be had with respect thereto against the Borrower and/or its assets, and (b) the Secured Obligations (as that term is defined in the 1994 Facility Agreement);

         "SECURED PARTIES" means the Lenders, the Agent and/or the Security Agent;

         "SECURITY DEPOSIT" means, in respect of an Aircraft, any security deposit payable by an Approved Sub-Lessee to the relevant Lessee pursuant to the relevant Approved Sub-Lease;


         "SECURITY DOCUMENTS" means each of (i) this Facility Agreement, the Priorities and Indemnities Agreement, the General Security Assignments, the Deed of Assignment and Charge, the Mortgages, the Guarantee and Indemnity (Lessor), the Deed of Assignment of Guarantee and Indemnity (Lessor), the Sub-Lease Collateral Charges, the Assignments of Sub-Lease Collateral Charges, the Sub-Lease Security Assignments, the Deeds of Assignment of General Terms Agreements Re Engine Warranties, the Purchase Agreement Assignments, the Charges Over Shares, the Powers of Attorney (if any), the Option Holder's Powers of Attorney (ii) (a) any other instrument, document or memorandum annexed to any of the documents referred to in (i) above, (b) any notice or acknowledgement referred to in or required pursuant to the terms of any of the documents referred to in (i) above and
         (c) any document, instrument or memorandum (w) which arises following a restructuring of any or all of the arrangements contemplated by any of the documents referred to in (i) above or (x) which the Guarantor or any relevant Lessee agrees constitutes a Security Document or (y) which secures the obligations of any of the Obligors and/or the Borrower under any of the Operative Documents or (z) which is entered into in substitution for or which amends or augments or varies all or any part of any of the documents referred to in this definition (including this part (ii)(c)(z)) in each case in accordance with the terms of this Facility Agreement;

         "SECURITY INTEREST" means any encumbrance or security interest whatsoever, howsoever created or arising, including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, charge, pledge, lien, right of possession or detention, statutory right in rem, hypothecation, lease, title retention, attachment, levy, claim, right of set-off (but excluding any right of set-off arising in favour of a banker and by way of operation of law) or any right or arrangement having a similar effect to any of the above;

         "SECURITY PERIOD" means the period commencing on the date hereof and ending on the date upon which the Secured
         Obligations shall have been satisfied in full;

         "SELLER" means AVSA S.A.R.L., a French societe a responsabilite limitee, duly organised and existing under the laws of the Republic of France and having its registered office at 2 Rond Point Maurice-Bellonte 31700 Blagnac,
         France together with its successors and assigns;

         "STATE OF REGISTRATION" means, in relation to an Aircraft, the United States of America, Bermuda, the Cayman Islands, Ireland or the United Kingdom or any other state or territory in which that Aircraft may for the time being be registered pursuant to an Approved Sub-Lease;

         "SUB-LEASE COLLATERAL CHARGE" means any one of the Bermuda Lessee Sub-Lease Collateral Charge, the Irish Lessee Sub-Lease Collateral Charge and any Alternative Lessee Sub-Lease Collateral Charge and "Sub-Lease Collateral Charges" shall have a corresponding meaning;

         "SUB-LEASE RENTALS" means, in respect of an Aircraft, the rentals payable by an Approved Sub-Lessee pursuant to the relevant Approved Sub-Lease;

         "SUB-LEASE SECURITY ASSIGNMENT" means, in respect of an Aircraft in relation to which a quiet enjoyment covenant is to be given to the Approved Sub-Lessee by the Borrower and the Security Agent, the security assignment relating to the Approved Sub-Lease of that Aircraft to be entered into between the relevant Lessee and the Borrower substantially in the form of Appendix F;

         "SUBSIDIARY" means any person of which or in which the Guarantor and its other Subsidiaries own directly or indirectly 50% or more of:-

         (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such person, if it is a corporation;

         (b) the capital interest or profits interest of such person, if it is a partnership, joint venture or similar entity; or

         (c) the beneficial interest of such person, if it is a trust, association or other unincorporated organisation;

         PROVIDED HOWEVER that so long as (i) the Guarantor continues to own not more than fifty per cent. (50%) of Pacific Ocean Leasing, Ltd., and (ii) Pacific Ocean Leasing, Ltd. does not materially alter the manner in which it conducts the business in which it is currently engaged, Pacific Ocean Leasing, Ltd. shall not be considered a Subsidiary within the foregoing definition for the purposes of this Facility Agreement;

         "SUPPORT AGREEMENTS" means, in relation to a Utilisation, together (i) the Support Agreement to be entered into between (1) Her Britannic Majesty's Government represented by the Export Credits Guarantee Department and (2) the British Lenders and (ii) the Promesse de Garantie and the Police d'Assurance Credit to be entered into between (1) the French Republic represented by Compagnie Francaise d'Assurance pour le Commerce Exterieur and (2) the French Lenders and (iii) the Finanzkreditgarantie-Erklarung to be entered into between (1) Germany represented by Hermes Kreditversicherungsaktiengesellschaft and (2) the German Lenders;

         "TAX" means all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, payable at the instance of or imposed by any statutory, governmental, international, state, federal, provincial, local or municipal authority, agency, body or department whatsoever or any central bank or monetary agency or European Union institution, in each case in England or elsewhere, together with any penalties, additions, whether fines, surcharges or interest relating thereto; and "Taxes" and "Taxation" shall be construed accordingly;

         "TAX LIABILITY" means in respect of any person:-

         (a) any liability or any increase in the liability of that person to make any payment or payments of or in respect of Tax;

         (b) the loss or setting off against income, profits or gains or against any liability to make a payment or payments of or in respect of Tax of any relief, allowance, deduction or credit in respect of Tax ("a Relief") which would otherwise have been available to that person; and

         (c) the loss or setting off against any liability to make a payment or payments of or in respect of Tax of a right to repayment of Tax which would otherwise have been available to that person,

         and in any case falling within (b) or (c) above the amount that is to be treated as a Tax Liability shall be determined as follows:-

         (i) in a case which falls within (b) above and where the Relief that was the subject of the loss or setting off was or would have been a deduction from or offset against Tax, the Tax Liability shall be the amount of that Relief;

         (ii) in a case which falls within (b) above and which involves the loss of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains the Tax

                 Liability shall be the amount of Tax which would (on the basis of the Tax rates current at the date of the loss and assuming that the person has sufficient gross income, profits or gains to utilise the Relief) have been saved but for the loss of the Relief;

         (iii) in a case which falls within (b) above and which involves the setting off of a Relief which would otherwise have been available as a deduction from or offset against gross income, profits or gains, the Tax Liability shall be the amount of Tax which has been or will be saved in consequence of the setting off;

          (iv)    in a case which falls within (c) above, the Tax
                  Liability shall be the amount of the repayment that would have been obtained but for the loss or setting off;

         For the purposes of this definition any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and, if so, the date on which that loss or set off took place, shall be certified by the relevant Lender or, as the case may be, the Representative and the provisions of Clause 21 shall apply to such certificate;

         "TECHNICAL RECORDS" means, in respect of an Aircraft, all technical data, manuals, computer records, logbooks and other records (whether kept or to be kept in compliance with any law or regulation or any requirement for the time being of the Aviation Authority or otherwise) relating to that Aircraft, any Engine or any Parts;

         "TERMINATION EVENT" means, in relation to a Lease Agreement, any of the events set out in Clause 16 of that Lease Agreement (and for the purposes of this definition where such a Termination Event refers to an opinion of "the Lessor" or depends upon "the Lessor's" consideration or determination of whether such event has occurred or has or would have certain consequences, then irrespective of the opinion of "the Lessor" or "the Lessor's" consideration or determination at that time with respect to such event, such event shall for the purposes of this definition be deemed to have occurred if the Agent is of the relevant opinion or considers or determines that the relevant event has occurred or the Agent, the Security Agent or any of the Lenders would have or suffer the relevant consequences);

         "TERMINATION SUM" means in relation to an Aircraft and for a particular date, the amount calculated for that date in accordance with the provisions of Part III of Schedule 6 to the relevant Lease Agreement;

         "TOTAL COMMITMENTS" means the aggregate from time to time of all the Commitments;

         "TOTAL LOSS", "TOTAL LOSS DATE", "TOTAL LOSS PAYMENT DATE" and "TOTAL LOSS PROCEEDS" in relation to an Aircraft shall have the meaning given thereto in the relevant Lease
         Agreement;

         "TRANCHE 1A" shall, in relation to a Utilisation, have the meaning given thereto in Clause 4.3.4;

         "TRANCHE 1B" shall, in relation to a Utilisation, have the meaning given thereto in Clause 4.3.4;

         "TRANCHE 2", "TRANCHE 2 INITIAL" and "TRANCHE 2 MISMATCH" shall, in relation to a Utilisation, have the meaning given thereto in Clause 4.3.4;

         "TRANSACTION" means, in relation to any person, the transaction comprising each of the Facility Documents and each of the Operative Documents entered into by that person;

         "TRANSFER CERTIFICATE" means a certificate in the form of
         Schedule 2, signed by or on behalf of the transferring
         Lender, each of the Obligors, the Borrower, the Agent and the person who is a party thereto as transferee;

         "TRIGGER EVENT" means the commercial paper (short term debt) obligations of the Guarantor being or becoming rated below A2 by Standard and Poor's Corporation or P2 by Moody's Investor Service, Inc., or an equivalent by an alternative service of equivalent recognition (if neither Standard and Poor's Corporation nor Moody's Investor Service, Inc. has assigned any rating) or the placing on "creditwatch" (otherwise than with a view to upgrading) of, or other negative qualification upon, such rating level of the Guarantor;

         "TRUSTEE" means MeesPierson (Cayman) Limited of P.O. Box
         2003, George Town, Grand Cayman, Cayman Islands, BWI in its capacity as trustee of the trust created pursuant to the Declaration of Trust;

         "UNUTILISED FACILITY" means, at any time, the lesser of (i) the Total Commitments and (ii) one billion three hundred and seventy-five million Dollars (US$1,375,000,000) as such amount may have been reduced by (a) the amount of each Advance made before such time and (b) the amount of each reduction made to the Facility Amount pursuant to Clause
         2.5.2 or 2.5.3;

         "UTILISATION" means each utilisation of the Facility pursuant to Clause 4 or, as the context may require, the amount referred to in a Utilisation Notice as being that part of the Facility Amount in Dollars allocated by the Guarantor for financing of the Aircraft referred to in that Utilisation Notice;

         "UTILISATION DATE" means, in relation to a Utilisation, the Business Day upon which the Advance relating to that Utilisation is made available to the Borrower in accordance with the terms and subject to the conditions of this Facility Agreement;

         "UTILISATION DOCUMENTATION" means, in respect of a Utilisation, all documents entered into by the relevant parties to give effect to the financing of the Aircraft the subject matter of the Utilisation as specified in Clause
         4.5;

         "UTILISATION NOTICE" means any notice given by the Bermuda Lessee or, as the case may be, the Irish Lessee pursuant to Clause 4.1 and substantially in the form of Schedule 3;

         "VALUE ADDED TAX" or "VAT" means value added tax as provided for in the United Kingdom Value Added Tax Act 1994 and legislation (whether delegated or otherwise) supplemental thereto or in any primary or subordinate legislation promulgated by the European Union or any body or agency thereof and any Tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover tax replacing or introduced in addition to any of the same;

         "WARRANTIES" means, in respect of an Aircraft, the Standard Warranty, Service Life Policy, Vendor Warranties, Interface Commitment and Patent Indemnity given, assigned or extended by the Seller under or pursuant to Clauses 12 and 13 of and as defined in the Purchase Agreement relating to that Aircraft with respect to the Aircraft, Airframe and any Parts (but not further or otherwise) and any and all rights of the relevant Lessee and/or the Borrower under the Purchase Agreement and/or the Purchase Agreement Assignment in each case relating to that Aircraft to compel performance of the same;

         "1994 BORROWER" means the Borrower as that term is defined in the 1994 Facility Agreement;

         "1994 FACILITY" means the term loan facility made available pursuant to the 1994 Facility Agreement by the banks and financial institutions named therein;

         "1994 FACILITY AGREEMENT" means the Facility Agreement dated 28th January 1994 and made between (1) the banks and financial institutions named therein, (2) the Agent, (3) the Security Agent, (4) Bravo Leasing Limited, (5) ILFC (Bermuda) 4, Ltd., (6) the Bermuda Parent, (7) the Bermuda Option Holder and (8) the Guarantor as amended and supplemented by a Supplemental Agreement dated 7th November 1994 and made between the parties to the said Facility Agreement, the Irish Lessee, the Irish Parent and MeesPierson (Cayman) Limited as the same may have been or may be further amended and/or supplemented from time to time;

         "1994 FACILITY AIRCRAFT" means any one or more (as the context may require) of the Airbus aircraft which have been or which are to be financed pursuant to the 1994 Facility Agreement;

         "1994 GUARANTOR" means the Guarantor as that term is defined in the 1994 Facility Agreement;

         "1994 LENDERS" means the Lenders as that term is defined in the 1994 Facility Agreement;

         "1994 LESSEE" means ILFC (Bermuda) 4, Ltd., ILFC Ireland 2 Limited and any other person who accedes to the 1994 Facility Agreement on the basis that such person shall have the same rights and obligations in respect of an aircraft that it leases from the Lessor as ILFC Bermuda 4, Ltd. and "1994 Lessees" shall mean all of them;

         "1994 OBLIGORS" means the 1994 Lessees, the 1994 Option
         Holders, the 1994 Parents and the 1994 Guarantor;

         "1994 OPERATIVE DOCUMENTS" means the Operative Documents as that term is defined in the 1994 Facility Agreement as the same may have been or may be further amended and/or supplemented from time to time;

         "1994 OPTION HOLDER" means any Option Holder as that term is defined in the 1994 Facility Agreement and "1994 Option
         Holders" shall mean all of them;

         "1994 PARENTS" means ILFC (Bermuda) 5, Ltd,. ILFC Ireland 3 Limited and any other person who accedes to the 1994 Facility Agreement on the basis that such person shall have the same rights and obligations thereunder as ILFC (Bermuda) 5, Ltd. has and "1994 Parents" shall mean all of them;

         "1994 SECURED PARTIES" means the Lenders, the Agent and/or the Security Agent as each of those terms is defined in the 1994 Facility Agreement and "1994 Secured Party" means any one of them;

         "1994 SECURITY AGENT" means the Security Agent as that term is defined in the 1994 Facility Agreement;

         "1994 SECURITY DOCUMENTS" means Security Documents as that term is defined in the 1994 Facility Agreement as the same may have been or may be further amended and/or supplemented from time to time.

SIGNED SEALED and DELIVERED                       )
by                                                )
attorney-in-fact for and on behalf of             )
ENCORE LEASING LIMITED                            )
in the presence of:-                              )






SIGNED by                                          )
NATIONAL WESTMINSTER BANK PLC                      )
as Security Agent                                  )
acting through its authorised signatory            )
                                                   )
in the presence of:-                               )

                             APPENDIX E

                 FORM OF GENERAL SECURITY ASSIGNMENT

                            APPENDIX E

             DATED                             1994




                  (1)  ENCORE LEASING LIMITED
                         (AS BORROWER)


                             - AND -


               (2)  NATIONAL WESTMINSTER BANK PLC
                      (AS SECURITY AGENT)


=================================================================

        GENERAL SECURITY ASSIGNMENT NO. 1995-[  ]
                    IN RESPECT OF
              ONE AIRBUS A[      ] AIRCRAFT
          MANUFACTURER'S SERIAL NUMBER [   ]

=================================================================

                           TABLE OF CONTENTS

Clause           Heading                                   Page

1.       DEFINITIONS AND INTERPRETATION .................... 1

2.       ASSIGNMENT ........................................ 3

3.       CONTINUING SECURITY ............................... 4

4.       REPRESENTATIONS AND COVENANTS ..................... 5

5.       CONSOLIDATION/POWER OF SALE  ...................... 7

6.       MONIES RECEIVED ................................... 7

7.       APPOINTMENT OF ATTORNEY ........................... 8

8.       MISCELLANEOUS ..................................... 8

9.       GOVERNING LAW AND JURISDICTION .................... 9

10.      NOTICES ...........................................10

ANNEX 1 - NOTICE OF ASSIGNMENT .............................13

ANNEX 2 - ACKNOWLEDGEMENT OF ASSIGNMENT.....................15

THIS GENERAL SECURITY ASSIGNMENT is made by way of Deed this
       day of               199[ ].

BETWEEN:-

(1) ENCORE LEASING LIMITED a company incorporated under the laws of the Cayman Islands and having its registered office at P.O. Box 2003, George Town, Grand Cayman, Cayman Islands, BWI (the "Borrower"); and

(2) NATIONAL WESTMINSTER BANK PLC a banking institution established under the laws of England whose registered office is at 41 Lothbury, London EC2P 2BP as security agent for and on behalf of itself, the Agent and each of the Lenders (the "Security Agent").

WHEREAS:-

(A) The Borrower has agreed to purchase the Aircraft pursuant to the Purchase Agreement Assignment.

(B)      The Borrower has agreed to lease the Aircraft to [
             ] (the "[                   ] Lessee"), upon and subject
         to the terms and conditions of the Lease Agreement.

(C) In order to assist the Borrower to purchase the Aircraft, the Lenders have agreed to make a loan available to the Borrower upon and subject to the terms and conditions of the Facility Agreement.

(D) It is a condition precedent to the obligations of the Lenders under the Facility Agreement that, as security for the Secured Obligations, the Borrower executes and delivers this Assignment.

NOW THIS ASSIGNMENT WITNESSETH AND IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Assignment (including the Recitals and Annexes), words and expressions used herein shall, unless otherwise defined herein or except where the context otherwise requires, have the same respective meanings given to them in the Facility Agreement.

1.2 In this Assignment (including the Recitals and Annexes) the following words and expressions shall have the following meanings:-

         "AIRCRAFT" means the A3[    ] Airbus aircraft with
         manufacturer's serial number [   ] as more particularly
         described in the relevant Deed of Assignment and Mortgage;

         "ASSIGNED PROPERTY" means, collectively, the Lease Property and the Sub-Lease Assignment Property;

         "ASSIGNMENT" means this general security assignment together with the Recitals and the Annexes hereto;

         "FACILITY AGREEMENT" means the aircraft facility agreement dated [ ] December, 1994 between (1) the banks and financial institutions named therein, (2) National Westminster Bank Plc (as Agent), (3) National Westminster Bank Plc (as Security Agent), (4) Encore Leasing Limited,
         (5) ILFC (Bermuda) 7, Ltd., (6) ILFC Ireland 2 Limited, (7) ILFC (Bermuda) 5, Ltd., (8) ILFC Ireland 3 Limited, (9) ILFC (Bermuda) 6, Ltd and (10) International Lease Finance Corporation; and

         "LEASE AGREEMENT" means the aircraft lease agreement no.
         1995-[ ] dated                       199[ ] and made between
         the Borrower as lessor, the [            ] Lessee as lessee
         and the [               ] Option Holder and providing, inter
         alia, for the leasing of the Aircraft by the Borrower to the
         [                 ] Lessee;

         "LEASE PROPERTY" means the whole benefit of the Lease Agreement and all of the right, title and interest, present and future, actual or contingent of the Borrower in, to and under the Lease Agreement including, without limitation, (a) the Relevant Lease Payments and (b) all claims, rights and remedies of the Borrower arising out of or in connection with a breach of or default (including, without limitation, the right to terminate the leasing of the Aircraft pursuant to the Lease Agreement as a result thereof and all damages and compensation payable for or in respect thereof) under or in connection with the Lease Agreement;

         "LOAN SUPPLEMENT" means the loan supplement No. 1995-[ ]
         dated                     199[ ] and made between the
         Borrower, the Agent and the Security Agent;

         "SECURITY PERIOD" means the period commencing on the date hereof and terminating on the date upon which all of the Secured Obligations have been paid, performed and satisfied in full;

         "SUB-LEASE SECURITY ASSIGNMENT" means the sub-lease security
         assignment dated [                  ] 199[  ] and made
         between the [              ] Lessee and the Borrower; and

         "SUB-LEASE ASSIGNMENT PROPERTY" means the whole benefit of the Sub-Lease Security Assignment and all of the right, title and interest, present and future, actual or contingent of the Borrower, in and under the Sub-Lease Security Assignment including, without limitation, (a) any payments made or to be made under the Sub-Lease Security Assignment and (b) all claims, rights and remedies of the Borrower arising out of or in connection with a breach of or default (including, without limitation, all damages and compensation payable for or in respect thereof) under or in connection with the Sub-Lease Security Assignment.

1.3 Clauses 1.3 and 1.4 of the Facility Agreement shall be deemed to be incorporated, mutatis mutandis, herein as if references therein to "this Agreement" were references to "this Assignment".


2.       ASSIGNMENT

2.1 The Borrower as legal and beneficial owner hereby assigns and agrees to assign absolutely all of its right, title and interest in, to and under the Assigned Property to and in favour of the Security Agent in order to secure the full and punctual payment, performance and discharge of all of the Secured Obligations.

2.2 If all of the Secured Obligations shall have been fully and finally paid, performed and discharged, the Security Agent shall, at the request of the Borrower, but at no cost to the Security Agent, re-assign to the Borrower, without recourse or warranty (but free and clear of any Security Interest created by the Borrower), such right, title and interest, if any, as the Security Agent may then have in and to the Assigned Property and shall execute such documents as the Borrower may reasonably require in order to effect such re-assignment.

2.3 Without prejudice to Clause 5.12 of the Facility Agreement and otherwise notwithstanding any provision of any of the

         Facility Documents and/or any of the Operative Documents and/or any of the 1994 Facility Documents and/or the 1994 Operative Documents, the Borrower shall at all times remain liable to perform all obligations expressed to be assumed by it under or in respect of the Assigned Property including, without limitation, all of its obligations to the [
         ] Lessee under the Lease Agreement and nothing herein contained and no exercise by the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them of any rights under this Assignment and/or any of the Facility Documents and/or any other Operative Document and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents shall constitute or be deemed to constitute an assumption or acceptance by the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them of any obligation of the Borrower or any other person.


3.       CONTINUING SECURITY

3.1 The security created by this Assignment shall not be satisfied and shall not be released or discharged by any intermediate payment, performance, discharge or satisfaction of any part of the Secured Obligations and shall be a continuing security and shall extend to cover any sum or sums of money or other liabilities and obligations which shall for the time being constitute the balance of the Secured Obligations until all of the Secured Obligations shall have been paid, performed and discharged in full.

3.2 The security created by this Assignment is in addition to and not in substitution for, and shall not in any way be prejudiced or affected by, and shall be without prejudice to, any other security or guarantee now or hereafter held by the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them for all or any part of the Secured Obligations and may be enforced without the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them first having recourse to any such security or guarantee and without taking any steps or proceedings against any of the Borrower or any other person in respect of the Secured Obligations. Without prejudice to the generality of the foregoing, the Security Agent, the Agent, each Lender and each of the 1994 Secured Parties need not before the Security Agent exercises any of the rights, powers or remedies conferred upon it by this Assignment or by law (i) take action or obtain judgment against the Borrower or any other person in any court or otherwise, (ii) make or file a claim or proof in a winding-up, liquidation, bankruptcy, insolvency, dissolution, reorganisation or amalgamation of, or other analogous event of or with respect to, the Borrower or any other person, or (iii) enforce or seek to enforce the payment or performance of, or the recovery of, any of the monies, obligations and liabilities hereby secured or any other security or guarantee for all or any of the Secured Obligations.

3.3      The security created by this Assignment shall not be
         discharged, impaired or otherwise affected by:-


         3.3.1 any failure by the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them to take or enforce any other security or guarantee taken or agreed to be taken for all or any of the Secured Obligations or under or pursuant to any of the Facility Documents and/or any of the Operative

                         Documents and/or any of the 1994 Facility
                         Documents and/or any of the 1994 Operative
                         Documents;

         3.3.2 any time or other indulgence given or agreed to be given by the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them to the Borrower or any other person in respect of the Secured Obligations or in respect of the Borrower's or such other person's obligations under any security or guarantee relating thereto;

         3.3.3 any amendment, modification, variation, supplement, novation, restatement or replacement of all or any part of the Secured Obligations and/or any of the Facility Documents and/or any of the Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents;

         3.3.4 any release or exchange of any security or guarantee now or hereafter held by the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them for all or any part of the Secured Obligations; or

         3.3.5 any other act, fact, matter, event, circumstance, omission or thing (including without limitation the invalidity, unenforceability or illegality of any of the Secured Obligations or the bankruptcy, liquidation, winding-up, insolvency, dissolution, reorganisation or amalgamation of, or other analogous event of or with respect to, the Borrower or any other person) which, but for this provision, might operate to impair or discharge the rights of the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them under this Assignment and/or any of the Facility Documents and/or any of the other Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents to or which, but for this provision, might constitute a legal or equitable discharge of the security hereby created.

3.4 Any settlement or discharge between the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them and the Borrower and/or any other person shall be conditional upon no security or payment to the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them by the Borrower or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, liquidation, winding-up, insolvency, dissolution, reorganisation, amalgamation or other analogous event or proceedings for the time being in force.


4.       REPRESENTATIONS AND COVENANTS

4.1 The Borrower hereby represents, warrants and covenants to the Security Agent that it has not heretofore pledged, assigned or created any Security Interest on or over, and that throughout the Security Period it will not pledge, assign or create any Security Interest in or over, the Assigned Property save for the Security Interest constituted by this Assignment or by any of the other Aircraft Operative

         Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents.

4.2 The Borrower hereby covenants and undertakes, to the extent permitted by any applicable law, (subject to the limited recourse provisions of Clause 5.12 of the Facility
         Agreement) throughout the Security Period that:-

         4.2.1 the Borrower shall, at no cost to the Security Agent, from time to time promptly sign, seal, execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be reasonably necessary or as the Security Agent may reasonably request from time to time in order to perfect the Security Interest granted or intended to be granted by this Assignment or to establish, maintain, protect or preserve the rights of the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them under this Assignment or to enable any of them to obtain the full benefits of this Assignment and to exercise and enforce the rights and remedies under this Assignment and/or in respect of the Assigned Property;

         4.2.2 the Borrower shall not purport to transfer, assign, pledge, dispose of or otherwise deal with the Assigned Property and shall not purport to create or incur any Security Interest in or over the Assigned Property other than Permitted Liens but excluding Lessor's Liens and save for the assignment and the Security Interest constituted by or contemplated by this Assignment;

         4.2.3 the Borrower shall, at no cost to the Security Agent, promptly furnish to the Security Agent such information and reports with respect to the Assigned Property as the Security Agent may from time to time reasonably require and which are in its possession or are reasonably available to or within the knowledge of the Borrower;

         4.2.4 no right of set-off, counterclaim or defence with respect to the Assigned Property shall be exercisable by the Borrower against the Security Agent, the Agent, the Lenders, or any of them;

         4.2.5 the Borrower shall deliver on the date of this Assignment (v) to the Security Agent, an original executed counterpart of this Assignment executed
                         by the Borrower, (w) to the [                 ]
                         Lessee a notice of assignment in the form set out in Annex 1 and shall procure the [
                               ] Lessee's acknowledgement and agreement
                         thereto in the form of Annex 2, (x) to the Approved Sub-Lessee notice of assignment in the form set out in Annex 1 to the Sub- Lease Security Assignment and shall procure the Approved Sub-Lessee's acknowledgement and agreement thereto in the form of Annex 2 to the Sub-Lease Security Assignment;

         4.2.6 all cash, proceeds, cheques, drafts, orders and other instruments for the payment of money received by the Borrower on account of any

                         Assigned Property shall promptly be delivered in the form received (properly endorsed, but without recourse, for collection where required) to the Security Agent and the Borrower agrees not to co-mingle any such collections or proceeds with its other funds or property and agrees to hold as security the same upon trust for the Security Agent on behalf of the Security Agent until delivered;

         4.2.7 no provision of the Lease Agreement or the Sub-Lease Security Assignment may be amended, changed, waived, discharged, terminated or otherwise varied without the prior written consent of the Security Agent and any consent, certificate, approval, option, requirement, request, opinion, consideration or discretion to be made, given or exercised by the Borrower under the Lease Agreement and/or the Sub-Lease Security Assignment shall be subject to the prior written consent of the Security Agent;

         4.2.8 save as provided in the Lease Agreement, no provision of the Approved Sub-Lease may be varied so as to conflict or be inconsistent with the Mandatory Lease Provisions without the prior written consent of the Security Agent;

         4.2.9 the Borrower shall promptly after receipt by the Borrower from or on behalf of the [
                             ] Lessee of any notice or other document in
                         relation to or in connection with the Lease
                         Agreement, or the Sub-Lease Security Assignment or, as the case may be, the Approved Sub-Lease or any of the other Operative Documents and/or any of the 1994 Operative Documents deliver a true and accurate copy of the same to the Security Agent.


5.       CONSOLIDATION/POWER OF SALE

         Section 93 and Section 103 of the Law of Property Act 1925 shall not apply to this Assignment.


6.       MONIES RECEIVED

         All monies and proceeds received by the Security Agent pursuant to, or by virtue of this Assignment and forming part of the Assigned Property shall be applied by the Security Agent in accordance with the provisions of Clause 17 of the Priorities and Indemnities Agreement.


7.       APPOINTMENT OF ATTORNEY

7.1 The Borrower hereby by way of security for the full and punctual payment, performance and discharge of the Secured Obligations, irrevocably appoints the Security Agent to be its true and lawful attorney (with full power of substitution and delegation) for and on behalf of the Borrower and in its name or in the name of the Security Agent and as the Borrower's act and deed (i) to sign, execute, seal, deliver, acknowledge, file and register and otherwise perfect any such assurance, document, instrument, agreement, certificate and consent and do all such other acts and things as are mentioned in Clause 4.2.1 and 4.2.5 and (ii) to sign, seal, execute, deliver, acknowledge, file and register all such assurances, documents, instruments, agreements, certificates and consents and do all such acts and things as the Borrower itself could do in relation to the Assigned Property or in relation to any matter dealt with in this Assignment and in any such case which the Security Agent may reasonably deem to be necessary in order to give full effect to the purpose of this Assignment PROVIDED THAT the Security Agent shall not exercise the authority conferred on it in this Clause 7.1 unless an Acceleration Event shall have occurred. No action taken or omitted to be taken by the Security Agent pursuant to this Clause 7.1 shall give rise to any defence, counterclaim or set-off in favour of the Borrower or affect in any manner whatsoever any of the Secured Obligations.

7.2 The Security Agent shall not have any obligation whatsoever to exercise any powers hereby conferred upon it or to make any demand or enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any other action whatsoever with respect to the Assigned Property.


8.       MISCELLANEOUS

8.1 Any provision of this Assignment which is or becomes invalid, illegal or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability shall not render such provision invalid, illegal or unenforceable in any other jurisdiction.

8.2 This Assignment shall be binding on and enure to the benefit of the parties hereto and their respective successors, permitted assigns and permitted transferees provided that, subject to the provisions of Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement and the circumstances described in the proviso to Clause 24.3 of the Priorities and Indemnities Agreement that the Borrower may not assign or transfer or purport to assign or transfer any or all of its rights and/or obligations under this Assignment without the prior written consent of the Security Agent, acting on the instructions of the Lenders and, prior to the occurrence of an Acceleration Event, the Guarantor (which the Lenders and the Guarantor shall have absolute discretion to withhold). The Security Agent may not assign or transfer any or all of its rights and/or obligations under this Assignment other than in accordance with the provisions of the Lenders' Agreement.

8.3 No failure to exercise and no delay in exercising on the part of the Security Agent, the Agent, the Lenders, the 1994 Secured Parties or any of them any right, power or privilege hereunder and/or under any of the Facility Documents and/or any of the other Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege prevent any further or other exercise of any other right, power or privilege whether hereunder or otherwise. The rights and remedies provided in this Assignment are cumulative and not exclusive of any rights or remedies provided by law.

8.4 A certificate in writing signed by an officer of the Security Agent and certifying the amount required from time to time in discharge of those of the Secured Obligations as are then due and payable and/or the total amount of the Secured Obligations due from the Borrower and/or the 1994 Borrower and/or the Obligors and/or the 1994 Obligors to the Security Agent and/or the Agent and/or the Lenders and/or the 1994 Secured Parties shall be conclusive evidence of the matters so certified in the absence of manifest error. Any such certificate shall contain a reasonable explanation of the way in which the sum required was calculated, provided that in providing such a reasonable explanation the Security Agent shall not be required to disclose any document and/or information relating to its, the Agent's, any Lender's or any 1994 Secured Party's business or affairs which it, the Agent, such Lender or such 1994 Secured Party, as appropriate, considers (in each case in its bona fide opinion) to be of a confidential nature.

8.5 This Assignment may be executed by the parties hereto in separate counterparts and any single counterpart or set of counterparts executed and delivered by the parties hereto shall constitute one and the same instrument.


9.       GOVERNING LAW AND JURISDICTION

9.1 This Agreement shall be governed by and construed in accordance with English law.

9.2 The Borrower hereby irrevocably agrees for the benefit of the Security Agent that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and, for such purposes, irrevocably submits to the jurisdiction of such courts.

9.3 The Borrower hereby irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 9.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

9.4 The submission to the jurisdiction of the courts referred to in Clause 9.2 shall not (and shall not be construed so as to) limit the right of the Security Agent to take proceedings against the Borrower in any other court of competent jurisdiction nor shall the taking of proceedings by the Security Agent in any one or more jurisdictions preclude the taking of proceedings by the Security Agent in any other jurisdiction, whether concurrently or not.

9.5 To the extent that the Borrower or any of the property of the Borrower is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, the Borrower for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with any of this Assignment or the subject matter hereof.


10.      NOTICES

10.1 Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall:-

         10.1.1          in order to be valid be in English and in writing;

         10.1.2 be deemed to have been duly served on, given to or made in relation to a party if it is:-

                         (a) left at the address of that party set out herein or at such other address as that party may notify to the other party hereto in writing from time to time; or

                         (b) posted by first-class postage prepaid mail in an envelope addressed to that party at such address; or

                         (c) sent by facsimile to the facsimile number of that party set out herein or to such other number as that party may notify to the other party hereto from time to time;

         10.1.3          be sufficient if:-


                         (a) executed under the seal of the party giving, serving or making the same; or

                         (b) signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised representative of such party;

         10.1.4          be effective:-

                         (a) in the case of a letter, when left at the address referred to in sub-Clause 10.1.2(a) or delivered in person to any officer of the addressee or (as the case may be) seven (7) Business Days after being deposited in the post first- class postage prepaid in an envelope addressed to the addressee at the address referred to in sub-Clause 10.1.2(a); and

                         (b) in the case of a facsimile transmission, when receipt is confirmed by return facsimile or by telephone.

10.2 For the purposes of this Clause 10, all notices, requests, demands or other communications shall be given or made by being addressed as follows:-

                         (a)      if to the Borrower to:-
                                  Encore Leasing Limited
                                  P.O. Box 2003
                                  George Town
                                  Grand Cayman
                                  Cayman Islands
                                  BWI

                                  Tel:                     0101 809 949 7942
                                  Facsimile No:            0101 809 949 8340
                                  Attention:               Trust Services

                         (b)      if to the Security Agent to:-

                                  National Westminster Bank Plc
                                  Corporate Banking Agency Group
                                  7th Floor
                                  135 Bishopsgate
                                  London
                                  EC2M 3UR
                                  England

                                  Tel:            (171) 375 5738/5931/5929
                                  Facsimile No:   (171) 375 5854
                                  Attention:      Head of Corporate Banking
                                                   Agency Group

10.3 Nothing herein contained shall affect the right to serve process in any other manner permitted by law.


IN WITNESS WHEREOF this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

THE BORROWER

SIGNED, SEALED and DELIVERED by                            )
                                                           )
Attorney-in-Fact for and on behalf of                      )
ENCORE LEASING LIMITED                                     )
in the presence of:-                                       )




THE SECURITY AGENT

SIGNED by                                                  )
NATIONAL WESTMINSTER                                       )
BANK PLC acting through its authorised                     )
signatory in the presence of:-                             )

                               ANNEX 1

                        NOTICE OF ASSIGNMENT

             (Manufacturer's Serial Number [              ])


To:      [Lessee]
         [Address]





                                                  Dated:
  199[ ]

[Encore] Leasing Limited (the "Borrower") and National Westminster Bank Plc as security agent for and on behalf of itself, the Agent and the Lenders (the "Security Agent") hereby give you notice that (i) by a General Security Assignment No.
1995-[ ]  dated            199[ ] (the "Assignment"), and made
between the Borrower and the Security Agent (a copy of which is attached hereto) the Borrower has assigned and agreed to assign absolutely, inter alia, to the Security Agent the Assigned Property and (ii) by a deed of assignment and aircraft mortgage
no. 1995-[   ] dated [          ], 199[  ] (the "Deed") and made
between the Borrower and the Security Agent (a copy of which is attached hereto), the Borrower assigned and agreed to assign absolutely to the Security Agent all of the Borrower's right, title and interest in and to the Requisition Proceeds, the Purchase Agreement Assignment (insofar as the same relates to the Warranties) and the Deed of Assignment of General Terms Agreement
Re Engine Warranties each dated [               ] 199[  ] and
made between the Borrower and International Lease Finance
Corporation.

Terms defined in the Assignment (including terms defined therein by reference to another document, instrument or agreement) shall have the same respective meanings herein.

You are hereby irrevocably instructed and authorised to pay all Relevant Lease Payments and all other amounts payable by you pursuant to any provision of, or otherwise in relation to, the Assigned Property which are payable in Dollars to National Westminster Bank Plc (New York Branch), 175 Water Street, New York, NY 10038, USA, ABA # 026002749 for the account of Group Treasury Settlements number 00150509 quoting reference "ILFC - attention Corporate Banking Agency Group, London" and for further credit to the account of the Borrower prior to noon New York time on the due date for payment thereof, or to such other account as the Security Agent may from time to time specify by at least five
(5) Banking Days' prior written notice and all Relevant Lease Payments and all other amounts payable by you pursuant to any provision of, or otherwise in relation to, the Assigned Property which are payable in a currency other than Dollars to such account as the Security Agent may from time to time specify and not otherwise.

Until you are notified to the contrary by the Security Agent you will continue to deal directly with the Borrower in relation to the Requisition Proceeds and in relation to matters covered by the Purchase Agreement and the Purchase Agreement Assignment (insofar as the same relate to the Aircraft) and the Engine Agreement and the Deed of Assignment of General Terms Agreement
Re: Engine Warranties (insofar as the same relate to the Engines).

You are requested to sign the acknowledgement of this notice enclosed herewith and return the same to the Security Agent.

Dated:


ENCORE LEASING LIMITED                    NATIONAL WESTMINSTER BANK PLC
                                          (as Security Agent)

By:                                       By:
Name:                                     Name:
Title:                                    Title:

                                ANNEX 2

                     ACKNOWLEDGEMENT OF ASSIGNMENT

               (Manufacturer's Serial Number [                ])

To:      NATIONAL WESTMINSTER BANK PLC
         41 Lothbury
         London EC2P 2BP
         (as Security Agent)


                                       Dated:             199[ ]

We hereby acknowledge receipt of a notice of assignment in
respect of (i) the General Security Assignment No. 1995-[ ] (the
"Assignment") dated               199[ ] and made between
[Encore] Leasing Limited (the "Borrower"), and National Westminster Bank Plc as Security Agent on behalf of itself, the Agent and the Lenders and the accompanying copy of the Assignment and (ii) the Deed of Assignment and Aircraft Mortgage No. 1995-[ ]
(the "Deed") dated                 199[  ] and made between the
Borrower and the Security Agent and the accompanying copy of the Deed. Terms defined in the Assignment (including terms defined therein by reference to another document, instrument or agreement) have the same meaning in this acknowledgement.

We irrevocably and unconditionally (i) consent to the assignment and agree to be bound thereby and in particular (without prejudice to the generality of the foregoing) we agree to pay all Relevant Lease Payments and any and all other amounts payable by us pursuant to any provision of, or otherwise in relation to, the Assigned Property which are payable in Dollars to National Westminster Bank Plc (New York Branch), 175 Water Street, New York, NY 10038, USA ABA # 026002749 for the account of Group Treasury Settlements numbered 00150509 quoting reference "ILFC - Attention Corporate Banking Agency Group London" and for further credit to the account of the Borrower prior to noon New York time on the due date for payment thereof, or to such other account as the Security Agent may from time to time specify by at least five
(5) Banking Days' prior written notice and all Relevant Lease Payments and all other amounts payable by us pursuant to any provision of, or otherwise in relation to, the Assigned Property which are payable in a currency other than Dollars to such account as the Security Agent may from time to time specify and not otherwise and (ii) confirm that we have not previously received notice of any other assignment of the Lease Property and/or the Sub-Lease Assignment Property.

[Lessee]


By:

Name:

Title:

                              APPENDIX F

                 FORM OF SUB-LEASE SECURITY ASSIGNMENT

                        APPENDIX F

                Dated                       199[ ]





                         [LESSEE]


                          - and -


            INTERNATIONAL LEASE FINANCE CORPORATION
                       (as Assignors)


                         - and -


                 ENCORE LEASING LIMITED
                      (as Borrower)


==============================================================

       SUB-LEASE SECURITY ASSIGNMENT NO. 1995-[   ]
        in respect of One Airbus [             ]

      Manufacturer's Serial Number [               ]


==============================================================

                            TABLE OF CONTENTS

Clause           Heading                        Page Number

1.       DEFINITIONS AND INTERPRETATION ............2
2.       ASSIGNMENT ................................2
3.       CONTINUING SECURITY .......................5
4.       REPRESENTATIONS AND COVENANTS .............6
5.       CONSOLIDATION/POWER OF SALE ...............8
6.       ASSIGNOR'S RIGHTS .........................8
7.       APPOINTMENT OF ATTORNEY ...................8
8.       MISCELLANEOUS .............................9
9.       GOVERNING LAW AND JURISDICTION ............10
10.      NOTICES ...................................11

ANNEX 1 - NOTICE OF ASSIGNMENT TO LESSEE ...........15
ANNEX 2 - ACKNOWLEDGEMENT OF ASSIGNMENT
             FROM LESSEE ...........................18

 THIS SECURITY ASSIGNMENT is made by way of Deed this ___________ day of _________________ 199[__].


BETWEEN:-

(1) [LESSEE], a company incorporated under the laws of [________] and having its registered office at [___________________________] (the "First Assignor");

(2) INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California, having its principal office at 1999 Avenue of the Stars, 39th Floor, Los Angeles, California 90067, USA (the "Second Assignor") (the First Assignor and the Second Assignor are together referred to as the "Assignors" and each as an "Assignor"); and

(3) ENCORE LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at P.O. Box 2003, George Town, Grand Cayman, Cayman Islands, BWI (the "Borrower").


WHEREAS:-

(A) The Borrower has agreed to purchase the Aircraft pursuant to the Purchase Agreement Assignment.

(B) The Borrower has agreed to lease the Aircraft to the First Assignor upon and subject to the terms and conditions of the Lease Agreement.

(C) The First Assignor has agreed to sub-lease the Aircraft to the Approved Sub-Lessee upon and subject to the terms of the Approved Sub-Lease and the Approved Sub-Lessee has required the Borrower and the Security Agent to provide quiet enjoyment covenants to the Approved Sub-Lessee in accordance with Clause 9.5 of the Lease Agreement.

(D) It is a condition of the Lease Agreement and the giving of the quiet enjoyment covenants by the Borrower and the Security Agent that, as security for the Secured
         Obligations, the Assignors execute and deliver this Assignment.


NOW THIS ASSIGNMENT WITNESSETH AND IT IS HEREBY AGREED as follows:-

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Assignment (including the Recitals and the Annexes), words and expressions used herein shall, unless otherwise defined herein or except where the context otherwise requires, have the meanings given to them in the Facility Agreement.

1.2 In this Assignment (including the Recitals and the Annexes) the following words and expressions shall have the following meanings:-

         "AIRCRAFT" means the Airframe together with the Engines whether or not any of the Engines may from time to time be installed on the Airframe together with the Technical
         Records;

         "AIRFRAME" means the Airbus A[________] airframe with manufacturers serial number [_____] including all Parts installed in or on the airframe at the Delivery Date (or which, having been removed therefrom, remain the property of the Borrower pursuant to the terms of the Lease Agreement), and all substitutions, renewals and replacements from time to time made in or to or installed in or on the said airframe in accordance with the terms and conditions of the Lease Agreement including any Parts which are for the time being detached from the airframe but remain the property of the Borrower;

         "APPROVED SUB-LEASE" means the sub-lease agreement dated [__________] 199[__] entered into between the Second Assignor and the Approved Sub-Lessee as the same is amended and supplemented by a supplemental agreement dated [__________] 199[__] between the First Assignor, the Second Assignor and the Approved Sub-Lessee, providing for, inter alia, the sub-leasing of the Aircraft to the Approved Sub-Lessee on the terms and conditions therein specified;

         "APPROVED SUB-LESSEE" means [____________________], a
         company incorporated under the laws of [___________] and having its principal place of business at [_________________________________];

         "ASSIGNED PROPERTY" means the whole benefit of the Approved Sub-Lease and all of the right, title and interest, present and future, actual or contingent of each Assignor in and to the Approved Sub-Lease including without limitation (a) the Relevant Sub-Lease Payments and (b) all claims, rights and remedies of each Assignor arising out of or in connection with a breach of or default (including, without limitation, all damages and compensation payable for or in respect thereof) under or in connection with the Approved Sub-Lease;

         "ASSIGNMENT" means this security assignment together with the Recitals and the Annexes hereto;

         "ENGINE" or "ENGINES" means (a) each of the engines described in Schedule 1 of the Lease Agreement whether or not from time to time during the Lease Period installed on the Airframe or any other airframe but which, having been removed from the Airframe, remain the property of the Borrower in accordance with the Lease Agreement or (b) any other engine which may from time to time be installed upon or attached to the Airframe which becomes the property of the Borrower in accordance with the Lease Agreement and (c) insofar as the same belong to the Borrower, any and all appliances, instruments or accessories or other equipment or Parts of whatever nature from time to time relating to an engine referred to in (a) and (b) above whether or not installed on or attached to such engine and (d) insofar as the same belong to the Borrower, all substitutions, replacements or renewals from time to time made on or to any item referred to in (a), (b) and (c) above in accordance with the Lease Agreement;

         "FACILITY AGREEMENT" means the aircraft facility agreement dated [__] December, 1994 between (1) the banks and financial institutions named therein, (2) National Westminster Bank Plc (as Agent), (3) National Westminster Bank Plc (as Security Agent), (4) Encore Leasing Limited,
         (5) ILFC (Bermuda) 7, Ltd., (6) ILFC Ireland 2 Limited, (7) ILFC (Bermuda) 5, Ltd., (8) ILFC Ireland 3 Limited, (9) ILFC (Bermuda) 6, Ltd and (10) International Lease Finance Corporation; and

         "LEASE AGREEMENT" means the aircraft lease agreement no. 1995- [__] dated ______________ 199[__] and made between the Borrower, the [___________] Option Holder and the First Assignor, providing for, inter alia, the leasing of the Aircraft by the Borrower to the First Assignor;

         "PARTS" means in relation to the Aircraft, all modules, appliances, parts, accessories, auxiliary power unit, instruments, furnishings and other equipment of whatsoever nature including, without limitation, the Buyer Furnished Equipment and any service bulletin kits or the like but excluding complete Engines or engines and equipment (including but not limited to in-flight entertainment and telecommunications equipment) which is from time to time attached to the Airframe and leased to the First Assignor other than primarily for the purpose of financing the acquisition of such equipment in circumstances where such equipment, that at any time of determination are incorporated or installed in or attached to the Airframe or any Engine or, having been removed therefrom, title to which remains vested in the Borrower in accordance with the provisions of the Lease Agreement; and "Part" shall have a corresponding meaning;

         "RELEVANT SUB-LEASE PAYMENTS" means all or any of the following which are payable by the Approved Sub-Lessee pursuant to any provision of the Approved Sub-Lease, namely
         (i) Sub-Lease Rentals, (ii) the Maintenance Reserve Amount,
         (iii) the Security Deposit and (iv) default interest on any of the foregoing;

         "SECURED OBLIGATIONS" means any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including, without limitation, any obligation or liability to pay damages) which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or be expressed to be due, owing payable or incurred from or by any one or more of the Obligors and/or any one or more of the 1994 Obligors to the Borrower and/or the 1994 Borrower and/or the Agent and/or the Security Agent and/or any of the Lenders and/or any of the 1994 Secured Parties under or in connection with any of the Facility Documents and/or any of the Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents to which any one or more of the Obligors and/or any one or more of the 1994 Obligors is or is to be a party;

         "SECURITY PERIOD" means the period commencing on the date hereof and terminating on the date upon which all of the Secured Obligations have been paid, performed and satisfied in full;

         "TECHNICAL RECORDS" means in relation to the Aircraft, all technical data, manuals, computer records, logbooks and other records (whether kept or to be kept in compliance with any law or regulation or any requirement for the time being of the Aviation Authority or otherwise) relating to the Aircraft, any Engine or any Parts.

1.3 Clauses 1.3 and 1.4 of the Facility Agreement shall be deemed to be incorporated, mutatis mutandis, herein as if references therein to "this Facility Agreement" and the "Lessee" were references to "this Assignment" and the "Assignors" respectively.


2.       ASSIGNMENT

2.1 Each Assignor as legal and beneficial owner hereby assigns and agrees to assign absolutely by way of security the Assigned Property to and in favour of the Borrower in order to secure the full and punctual payment, performance and discharge of all of the Secured Obligations, PROVIDED ALWAYS THAT each Assignor shall jointly and severally keep the Borrower fully and effectually indemnified from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Borrower by reason of the failure of either of the Assignors to perform any of its respective obligations pursuant to the Approved Sub-Lease.

2.2 Upon the payment and discharge in full of the Secured Obligations, the Borrower shall at the request and cost of either Assignor, re-assign to such Assignor, without recourse or warranty (but free and clear of any Security Interest created by the Borrower), such right, title and interest, if any, as the Borrower may then have in and to the Assigned Property and shall execute such documents as such Assignor may reasonably require in order to effect such re-assignment.


3.       CONTINUING SECURITY

3.1 The security created by this Assignment shall not be satisfied and shall not be released or discharged by any intermediate payment, performance, discharge or satisfaction of any part of the Secured Obligations and shall be a continuing security and shall extend to cover any sum or sums of money or other liabilities and obligations which shall for the time being constitute the balance of the Secured Obligations until all of the Secured Obligations shall have been paid, performed and discharged in full.

3.2 The security created by this Assignment is in addition to and not in substitution for, and shall not in any way be prejudiced or affected by, and shall be without prejudice to, any other security or guarantee now or hereafter held by the Borrower or any other party for all or any part of the Secured Obligations and may be enforced without the Borrower or such other party first having recourse to any such security or guarantee and without taking any steps or proceedings against either of the Assignors or any other person in respect of the Secured Obligations. Without prejudice to the generality of the foregoing, the Borrower or any other party need not before it exercises any of the rights, powers or remedies conferred upon it by this Assignment or by law (i) take action or obtain judgment against any of either of the Assignors or any other person in any court or otherwise, (ii) make or file a claim or proof in a winding-up, liquidation, bankruptcy, insolvency, dissolution, reorganisation or amalgamation of, or other analogous event of or with respect to, either of the Assignors or any other person, or (iii) enforce or seek to enforce the payment or performance of, or the recovery of, any of the moneys, obligations and liabilities hereby secured or any other security or guarantee for all or any of the Secured Obligations.

3.3      The security created by this Assignment shall not be
         discharged, impaired or otherwise affected by:-

         3.3.1 any failure by the Borrower or any other party to take or enforce any other security or guarantee taken or agreed to be taken for all or any of the Secured Obligations or under or pursuant to any of the Facility Documents and/or any of the Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents or otherwise; or

         3.3.2 any time or other indulgence given or agreed to be given by the Borrower or any other party to either of the Assignors or any other person in respect of the Secured Obligations or in respect of such Assignor's or such other person's obligations under any security or guarantee relating thereto; or

         3.3.3 any amendment, modification, variation, supplement, novation, restatement or replacement of all or any part of the Secured Obligations and/or any of the Facility Documents and/or any of the Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents; or

         3.3.4 any release or exchange of any security or guarantee now or hereafter held by the Borrower or any other party for all or any part of the Secured Obligations; or

         3.3.5 any other act, fact, matter, event, circumstance, omission or thing (including without limitation the invalidity, unenforceability or illegality of any of the Secured Obligations or the bankruptcy, liquidation, winding-up, insolvency, dissolution, reorganisation or amalgamation of, or other analogous event of or with respect to, either of the Assignors or any other person) which, but for this provision, might operate to impair or discharge the rights of the Borrower or any other party under this Assignment and/or under any of the Facility Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents and/or any of the other Operative Documents or which, but for this provision, might constitute a legal or equitable discharge of the security hereby created.

3.4 Any settlement or discharge between the Borrower or any other party and either of the Assignors and/or any other person shall be conditional upon no security or payment to the Borrower or such other party by such Assignor or such other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, liquidation, winding-up, insolvency, dissolution, reorganisation, amalgamation or other analogous event or proceedings for the time being in force.

4.       REPRESENTATIONS AND COVENANTS

4.1 Each Assignor hereby jointly and severally represents, warrants and covenants to the Borrower that it has not heretofore pledged, assigned or created any Security Interest, and that throughout the Security Period it will not pledge, assign or create, on or over the Assigned Property or any part thereof save for the Security Interest constituted by this Assignment or by any of the other Aircraft Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents.

4.2 Each Assignor hereby jointly and severally covenants and undertakes, to the extent permitted by any applicable law, throughout the Security Period that:-

         4.2.1 each Assignor shall, at the cost of the Second Assignor, from time to time promptly sign, seal, execute, acknowledge, deliver, file and register all such additional documents, instruments, agreements, certificates, consents and assurances and do all such other acts and things as may be reasonably necessary or as the Borrower may reasonably request from time to time in order to perfect the Security Interest granted or intended to be granted by this Assignment or to establish, maintain, protect or preserve the rights of the Borrower, the 1994 Borrower, the Secured Parties, the 1994 Secured Parties, or any of them under this Assignment or to enable it to obtain the full benefits of this Assignment and to exercise and enforce the rights and remedies under this Assignment and/or in respect of the Assigned Property;

         4.2.2 neither Assignor shall purport to transfer, assign, pledge, dispose of or otherwise deal with the Assigned Property and shall not purport to create or incur any Security Interest in or upon the Assigned Property save for this Assignment and the Security Interest constituted by or contemplated by this Assignment or by the [RELEVANT] Sub-Lease Collateral Charge or by any of the 1994 Facility Documents and/or any of the 1994 Operative Documents;

         4.2.3 each Assignor shall, at the cost of the Second Assignor, promptly furnish to the Borrower such information and reports with respect to the Assigned Property as the Borrower may from time to time reasonably require and which are in its possession or are reasonably available to or within the knowledge of either Assignor;

         4.2.4 no right of set-off, counterclaim or defence with respect to the Assigned Property shall be exercisable by either of the Assignors against the Borrower, the 1994 Borrower, the Secured Parties, the 1994 Secured Parties, or any of them;

         4.2.5 each Assignor shall deliver, as soon as possible after the date of this Assignment (y) to the Borrower, an original executed counterpart of this Assignment executed by such Assignor, and (z) to the Approved Sub-Lessee a notice of assignment in the form set out in Annex 1 and shall procure the Approved Sub-Lessee's acknowledgement and agreement thereto in the form of Annex 2;

         4.2.6 all cash, proceeds, cheques, drafts, orders and other instruments for the payment of money received by either of the Assignors on account of any Assigned Property shall promptly be delivered in the form received (properly endorsed, but without recourse, for collection where required) to the Borrower and each Assignor agrees not to co-mingle any such collections or proceeds with its other funds or property and agrees to hold as security the same upon trust for the Borrower until so delivered;

         4.2.7 save as provided in the Lease Agreement, no provision of the Approved Sub-Lease may be varied so as to conflict or be inconsistent with the Mandatory Lease Provisions without the prior written consent of the Borrower and the Security Agent;

         4.2.8 each Assignor shall promptly after receipt by such Assignor from or on behalf of the Approved Sub-Lessee of any notice or other document in relation to or in connection with the Approved Sub-Lease deliver a true and accurate copy of the same to the Borrower and the Security Agent.

4.3 The Borrower covenants with each Assignor that it shall not transfer, assign, pledge, dispose of or otherwise deal voluntarily (and for the avoidance of doubt, the provisions concerning voluntary transfer set out in the final sentence of Clause 29.8 of the Priorities and Indemnities Agreement shall apply for the purposes of this Clause 4.3) with the Assigned Property other than in accordance with the terms of and/or in connection with the enforcement or preservation or the attempted enforcement or preservation of its rights, interests and remedies under this Assignment and/or any of the Facility Documents and/or any of the Operative Documents.


5.       CONSOLIDATION/POWER OF SALE

         Section 93 and Section 103 of the Law of Property Act 1925 shall not apply to this Assignment.


6.       ASSIGNOR'S RIGHTS

         The Borrower hereby agrees that, notwithstanding the assignment herein contained and the terms of Clauses 4.1 and
         4.2 of this Assignment, unless and until an Acceleration Event has occurred each Assignor shall continue to be entitled to exercise its rights and powers under the Approved Sub-Lease and, in particular, but without limitation, shall be entitled to receive and retain any and all Relevant Sub-Lease Payments, PROVIDED ALWAYS THAT at any time following the occurrence of an Acceleration Event the Borrower shall be entitled to notify the Approved Sub-Lessee that the Borrower's rights as assignee have become exercisable and thereafter all such rights and powers shall be exercisable by the Borrower to the exclusion of each of the Assignors.

7.       APPOINTMENT OF ATTORNEY

7.1 Each of the Assignors hereby by way of security for the full and punctual payment, performance and discharge of the Secured Obligations, irrevocably appoints the Borrower to be its true and lawful attorney (with full power of substitution and delegation) for and on behalf of such Assignor and in its name or in the name of the Borrower and as such Assignors' act and deed (i) to sign, execute, seal, deliver, acknowledge, file and register and otherwise perfect any such assurance, document, instrument, agreement, certificate and consent and do all such other acts and things as are mentioned in Clause 4.2.1 and 4.2.5 and (ii) to sign, seal, execute, deliver, acknowledge, file and register all such assurance, documents, instruments, agreements, certificates and consents and do all such acts and things as such Assignor itself could do in relation to the Assigned Property or in relation to any matter dealt with in this Assignment and in any such case which the Borrower may reasonably deem to be necessary in order to give full effect to the purpose of this Assignment PROVIDED THAT the Borrower shall not exercise the authority conferred on it in this Clause 7.1 unless an Acceleration Event shall have occurred. No action taken or omitted to be taken by the Borrower pursuant to this Clause 7.1 shall give rise to any defence, counterclaim or set-off in favour of either of the Assignors or affect in any manner whatsoever any of the Secured Obligations.

7.2 The Borrower shall not have any obligation whatsoever to exercise any powers hereby conferred upon it or to make any demand or enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any other action whatsoever with respect to the Assigned Property.


8.       MISCELLANEOUS

8.1 Any provision of this Assignment which is or becomes invalid, illegal or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability shall not render such provision invalid, illegal or unenforceable in any other jurisdiction.

8.2 This Assignment shall be binding on and enure to the benefit of the parties hereto and their respective successors, permitted assigns and permitted transferees provided that, subject to the provisions of Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement, neither Assignor may assign or transfer nor purport to assign or transfer any or all of its respective rights and/or obligations under this Assignment without the prior written consent of the Lenders. Subject to the provisions of Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement and the circumstances described in the proviso to Clause 24.3 of the Priorities and Indemnities Agreement, the Borrower may not assign or transfer any or all of its respective rights and/or obligations under this Assignment without the prior written consent of the Security Agent acting on the instructions of the Majority Lenders and, prior to the occurrence of an Acceleration Event, the Guarantor (which the Lenders and the Guarantor shall have absolute discretion to withhold).

8.3 No failure to exercise and no delay in exercising on the part of the Borrower, the 1994 Borrower, the Secured Parties, the 1994 Secured Parties, or any of them any right, power or privilege hereunder or under any Facility Document and/or any Operative Document and/or any 1994 Facility Document and/or any 1994 Operative Document shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege prevent any further or other exercise of any other right, power or privilege whether hereunder or otherwise. The rights and remedies provided in this Assignment are cumulative and not exclusive of any rights or remedies provided by law.

8.4 A certificate in writing signed by an officer of the Borrower and certifying the amount required from time to time in discharge of those of the Secured Obligations as are then due and payable and/or the total amount of the Secured Obligations due from either and/or both of the Assignors shall be conclusive evidence of the matters so certified in the absence of manifest error. Any such certificate shall contain a reasonable explanation of the way in which the sum required was calculated, provided that in providing such a reasonable explanation the Borrower shall not be required to disclose any document and/or information relating to its business or affairs which it considers (in its bona fide opinion) to be of a confidential nature.

8.5 This Assignment may be executed by the parties hereto in separate counterparts and any single counterpart or set of counterparts executed and delivered by all the parties hereto shall constitute one and the same instrument.


9.       GOVERNING LAW AND JURISDICTION

9.1 This Assignment shall be governed by and construed in accordance with the laws of England.

9.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and, for such purposes, irrevocably submits to the jurisdiction of such courts.

9.3 Each party irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause
         9.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

9.4 The submission to the jurisdiction of the courts referred to in Clause 9.2 shall not (and shall not be construed so as to) limit the right of either party to take proceedings against the other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

9.5 To the extent that either of the Assignors or the Borrower or any of the property of either of the Assignors or the Borrower is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, each of the Assignors and the Borrower for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Assignment or the subject matter hereof.


10.      NOTICES

10.1 Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall:-

         10.1.1          in order to be valid be in English and in writing;

         10.1.2 be deemed to have been duly served on, given to or made in relation to a party if it is:-

                 (a) left at the address of that party set out herein or at such other address as that party may notify to the other party hereto in writing from time to time; or

                 (b) posted by first-class postage prepaid mail in an envelope addressed to that party at such address; or

                 (c) sent by facsimile to the facsimile number of that party set out herein or to such other number as that party may notify to the other party hereto from time to time;

         10.1.3          be sufficient if:-

                 (a) executed under the seal of the party giving, serving or making the same; or

                 (b) signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised representative of such party;

         10.1.4          be effective:-

                 (a) in the case of a letter, when left at the address referred to in sub-Clause 10.1.2(a) or delivered in person to any officer of the addressee or (as the case may be) seven (7) Business Days after being deposited in the post first-class postage prepaid in an envelope addressed to the addressee at the address referred to in sub-Clause 10.1.2(a); and

                 (b) in the case of a facsimile transmission, when receipt is confirmed by return facsimile or by telephone.

10.2 For the purposes of this Clause 10, all notices, requests, demands or other communications shall be given or made by being addressed as follows:-

         (a)     if to the Borrower to:-

                 Encore Leasing Limited
                 P.O. Box 2003, George Town
                 Grand Cayman
                 Cayman Island BWI

                 Tel:         1 809 949 7942
                 Facsimile:    1 809 949 8340
                 Attention:           Trustee Services

                 With a copy to the Security Agent:-

                 National Westminster Bank Plc
                 Corporate Banking Agency Group
                 7th Floor
                 135 Bishopsgate
                 London EC2M 3UR
                 England

                 Tel:         0171 375 5738/5931/5929
                 Facsimile:        0171 375 5854
                 Attention:        Head of Corporate Banking Agency Group


         (b)     if to the First Assignor to:-

                 [___________________________________
                 ____________________________________
                 ____________________________________]

                 Tel:             [_________________]
                 Facsimile:                       [_________________]
                 Attention:                       [_________________]

                 With a copy to:-

                 International Lease Finance Corporation
                 1999 Avenue of the Stars
                 39th Floor
                 Los Angeles
                 CA 90067
                 United States

                 Tel:             1 310 788 1999
                 Facsimile:               1 310 788 1990
                 Attention:   Legal Department and Chief Financial Officer

         (c)     if to the Second Assignor to:-

                 International Lease Finance Corporation
                 1999 Avenue of the Stars
                 39th Floor
                 Los Angeles
                 CA 90067
                 United States

                 Tel:             1 310 788 1999
                 Facsimile:               1 310 788 1990
                 Attention:  Legal Department and Chief Financial Officer

10.3 Nothing herein contained shall affect the right to serve process in any other manner permitted by law.


IN WITNESS WHEREOF this Deed has been executed by the parties hereto and is intended to be and is hereby delivered on the date first above written.

 THE FIRST ASSIGNOR


SIGNED, SEALED and DELIVERED                      )
by                                        )
Attorney-in-fact                                  )
for and on behalf of                              )
[LESSEE]                                  )
in the presence of:-                              )




THE SECOND ASSIGNOR

SIGNED, SEALED and DELIVERED                      )
by                                        )
Attorney-in-fact                                  )
for and on behalf of                              )
INTERNATIONAL LEASE FINANCE                       )
CORPORATION                                       )
in the presence of:-                              )


 THE BORROWER

SIGNED by                                 )
ENCORE LEASING LIMITED                            )
acting through its                        )
authorised signatory                              )
                                          )
in the presence of:-                              )

                          ANNEX 1

                  NOTICE OF ASSIGNMENT

        (Manufacturer's Serial Number [_____________])


FROM:            [_____________] (the "Lessee")

         International Lease Finance Corporation (the "Guarantor") Encore Leasing Limited (the "Borrower")
         National Westminster Bank Plc (as Security Agent)


 TO:     [Approved Sub-Lessee]


                                                 Dated:  _______________

Dear Sirs,

We hereby give you notice that:-

(i) by a Sub-Lease Security Assignment dated [________________] 199[__] (the "Assignment") (a copy of which is attached) between the Lessee and the Guarantor (together the "Assignors") and the Borrower, the Assignors have assigned absolutely to the Borrower all their respective rights, title and interest in and to the Aircraft Lease Agreement (the "Lease") dated [_______________] 199[__] made between
         International Lease Finance Corporation and yourselves (as amended) relating to one Airbus A[_______] MSN [___] together with [__________________ installed engines (the "Aircraft");

(ii) by a General Security Assignment dated [______] 199[__] the Borrower has assigned to the Security Agent, inter alia, all of its right, title and interest in, to and under, the Assignment on the terms and conditions of the attached copy of the General Security Assignment;

(iii) by a [__________] Lessee Sub-Lease Collateral Charge dated [________________] 1994 (the "[_________________]
                 Lessee Sub-Lease Collateral Charge") between the
                 Lessee and the Borrower, the Lessee has assigned absolutely to the Borrower all its right, title and interest in and to the Accounts and Assigned Cash (as those terms are defined in the [_____________] Lessee Sub-Lease Collateral Charge); and

(iv) by an Assignment of [___________] [Bermuda Lessee and Irish Lessee] [____________] Lessee Sub-Lease Collateral Charge dated [______________] 1994 between the Borrower and the Security Agent, the Borrower assigned all its right, title and interest in and to the [Bermuda Lessee and Irish Lessee] [________]Sub-Lease Collateral Charge to the Security Agent.

Capitalised expressions not specifically defined herein shall have the meanings given to them in the [Bermuda Lessee and Irish
Lessee] [____________] Sub-Lease Collateral Charge.

Henceforth all monies that may be payable by you under the Lease shall continue to be paid to the bank account specified in the Lease unless and until the Security Agent otherwise directs, whereupon you are authorised and required to comply with the Security Agent's directions. Notwithstanding the foregoing sentence, you shall continue to perform your obligations under the Lease in favour of the Assignors and for the benefit of the Assignors until such time as the Security Agent may issue to you a Default Notice (as defined in the enclosed Acknowledgement).

Without prejudice to the foregoing after the Security Agent has notified you that a Trigger Event has occurred all monies that may be payable by you under the Lease in respect of Rent, the Security Deposit and the Maintenance Reserves shall be paid as follows:-

(a)      all payments of rental, to the [_______] Lessee Rental
         Collateral Account Number [________________] in the name of the Lessee with [_____________________] ("Depositee");

(b)      all payments of maintenance reserves, to the [_______]
         Lessee Maintenance Reserve Collateral Account number
         [____________] in the name of the Lessee with the Depositee;

(c) all payments of security deposit, to the [________] Lessee Security Deposit Collateral Account number [_____________] in the name of the Lessee with the Depositee until the Security Agent otherwise directs, whereupon you are authorised and required to comply with the Security Agent's directions.

This notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this notice to the Borrower and the Security Agent on the enclosed Acknowledgement. You are hereby authorised to assume the obligations expressed to be assumed by you under such Acknowledgement to the effect that, so far as the same would otherwise be incompatible therewith, your obligations to the Assignors under the Lease will be modified accordingly.

Yours faithfully,


For and on behalf of [LESSEE]


For and on behalf of INTERNATIONAL LEASE FINANCE CORPORATION


For and on behalf of ENCORE LEASING LIMITED


For and on behalf of NATIONAL WESTMINSTER BANK PLC (AS SECURITY
AGENT)

                                ANNEX 2

                   ACKNOWLEDGEMENT OF ASSIGNMENT

            (Manufacturer's Serial Number [               ])


To:      Encore Leasing Limited
         P.O. Box 2003
         George Town
         Grand Cayman
         Cayman Islands
         BWI
         (as Borrower)


and:     National Westminster Bank Plc
         (as Security Agent)

                                          Dated: ______________


 Dear Sirs:

We acknowledge receipt of a Notice of Assignment dated [_____________] 199[__] (the "Assignment Notice") relating to (i) a Sub Lease Security Assignment (the "Sub-Lease Security Assignment") between [Lessee] (the "Lessee") and International Lease Finance Corporation (together the "Assignors") and the Borrower, (ii) a General Security Assignment pursuant to which all the Borrower's right, title and interest in, to and under the Sub-Lease Security Assignment were assigned to the Security Agent, (iii) a [_____________] Lessee Sub-Lease Collateral Charge between the Lessee and the Borrower (the "[___________] Lessee Sub-Lease Collateral Charge"), and (iv) an Assignment of [Bermuda Lessee and Irish] [____________] Lessee Sub-Lease Collateral Charge between the Borrower and the Security Agent. We acknowledge the Assignment Notice as adequate notice of the assignment of (a) all the rights, title and interest of the Assignors under the Aircraft Lease Agreement dated [____________] 199[__] and made between International Lease Finance Corporation and ourselves (as amended) ("the Lease"), (b) the assignment by the Borrower of all of its right, title and interest in, to and under the Sub-Lease Security Assignment, (c) the assignment of all the rights, title and interest of the Lessee in the Accounts and the Assigned Cash (as defined in the [_____________] Lessee Sub-Lease Collateral Charge and (d) the assignment of all the rights, title and interest of the Borrowers in the [___________] Lessee Sub-Lease Collateral Charge.

In consideration of payment to us of one Dollar (US$1) [and the issue to us of a quiet enjoyment letter from yourselves receipt of which we hereby acknowledge], we hereby agree as follows:-

1. If the Security Agent issues to us a notice (a "Default Notice") that your rights as assignee have become exercisable, we agree that you shall not be responsible in any way whatsoever in the event that the exercise by the Assignors of any right or power may thereafter be adjudged improper or to constitute a breach or repudiation of the Lease by the Assignors or either of them, and after issue by the Security Agent of any Default Notice we shall (a) pay to the Security Agent at such account as the Security Agent may nominate all rentals and other amounts from time to time payable by us under the Lease; (b) to the exclusion of the Assignors, perform, observe and comply with all our other undertakings and obligations under the Lease in favour of the Security Agent and for the benefit of the Security Agent as if the Security Agent were named as lessor therein; and
         (c) if you so request, enter into a lease with the Security Agent's nominee, on the same terms (mutatis mutandis) as the Lease.

2. We agree that following the issue of a Default Notice the Security Agent shall have the benefit of Clause [____] of the Lease (Disclaimer and Exclusion) and agree that we are bound by the terms of such clause, as though the same was set out herein in full mutatis mutandis.

3. We acknowledge and agree that the issue of the quiet enjoyment letter to us referred to above shall not operate as a assumption by the Borrower or the Security Agent of any obligation of either of the Assignors under the Lease except their respective obligation not to interfere with our quiet enjoyment of the Aircraft.

4. Without prejudice to the foregoing, following notification from the Security Agent that a Trigger Event has occurred (and only following such notification) we will pay all monies under the Lease in respect of Rent, the Security Deposit, and the Maintenance Reserves to the following Accounts:-

(a) all payments of rental, to the [__________] Lessee Rental Collateral Account Number [________] in the name of the Lessee with [______________] ("Depositee");

(b) all payments of maintenance reserves, to the [_____________________] Lessee Maintenance Reserve
         Collateral Account number [__________] in the name of the Lessee with the Depositee;

(c) all payments of security deposit, to the [__________] Lessee Security Deposit Collateral Account number [___________] in the name of the Lessee with the Depositee or to such other account or accounts as the Security Agent may from time to time notify us.


Yours faithfully


 ................................
For and on behalf of
[APPROVED SUB-LESSEE]

                              APPENDIX G

            FORM OF DEED OF ASSIGNMENT OF GENERAL TERMS AGREEMENT
                         RE ENGINE WARRANTIES

                             APPENDIX G

                  Dated                    199[ ]







          INTERNATIONAL LEASE FINANCE CORPORATION
                        (Assignor)



                        -  and -




                  ENCORE LEASING LIMITED
                       (Borrower)



================================================================

               ASSIGNMENT OF GENERAL TERMS
        AGREEMENT RE ENGINE WARRANTIES NO. 1995-[ ]
      in respect of  One (1) Airbus A[              ]
            Aircraft bearing Manufacturer's
                  Serial Number [   ]

=================================================================

                        TABLE OF CONTENTS

Clause           Heading                                      Page
Number


1.       DEFINITIONS AND INTERPRETATION . . . . . . . . . . . . 2

2.       ASSIGNMENT. . . . . . . . . .  . . . . . . . . . . . . 3

3.       LIABILITY OF THE ASSIGNOR AND THE BORROWER . . . . . . 4

4.       ENGINE MANUFACTURER'S LIABILITY . . . . . . . . . . . .5

5.       AGENCY. . . . . . . . . . . . . . . . . . . . . . . . .6

6.       AGENCY TERMINATION. . . . . . . . . . . . . . . . . . .6

7.       ASSIGNMENT OF RIGHTS. . . . . . . . . . . . . . . . . .7

8.       REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . .  7

9.       DELIVERY. . . . . . . . . . . . . . . . . . . . . . .  8

10.      AUTHORISATIONS . . . . . . . . . . . . . . . . . . . . 9

11.      GOVERNING LAW AND JURISDICTION . . . . . . . . . . . . 9

12.      NOTICES. . . . . . . . . . . . . . . . . . . . . . .  10

13.      FURTHER INSTRUMENTS. . . . . . . . . . . . . . . . . .12

14.      MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . .12

         ANNEX I - CONSENT AND AGREEMENT. . . . . . . . . . . .14

THIS ASSIGNMENT is made the         day of
199[ ]


BETWEEN:-

(1) INTERNATIONAL LEASE FINANCE CORPORATION, a corporation incorporated under the laws of the State of California and having its principal place of business at 1999 Avenue of the Stars, 39th Floor, Los Angeles, CA 90067 (the "Assignor"); and

(2) ENCORE LEASING LIMITED, a company incorporated under the laws of the Cayman Islands and having its registered office at P.O. Box 2003, George Town, Grand Cayman, Cayman Islands, BWI (the "Borrower").


WHEREAS:-

(A) On [DATE] the Assignor and [ENGINE MANUFACTURER] (the "Engine Manufacturer") entered into General Terms Agreement
         No. 1995-[       ] [which includes the Engine Product
         Support Plan at Exhibit B, insofar as such Support Plan relates to the Engine Warranties but excluding any and all letter agreements attached thereto] (the "Engine Agreement").

(B) Pursuant to the Engine Agreement, the Assignor has the benefit of the Engine Warranties.

(C)      [             ] (the "[          ] Lessee") is a wholly
         owned indirect subsidiary of the Assignor.

(D) Pursuant to the Facility Agreement, the Lenders have agreed to make the Credits available to the Borrower in order to enable the Borrower to acquire title to the Aircraft and thereupon the Borrower will lease the Aircraft to the
         [              ] Lessee pursuant to the Lease Agreement.

(E) It is a condition precedent to the Borrower entering into the Lease Agreement that the Assignor enters into this Assignment whereby the Assignor transfers to the Borrower certain of the Assignor's rights under the Engine Agreement relating or applying to the Engines upon the terms and subject to the conditions set forth herein.

(F) Pursuant to the Approved Sub-Lease, the Assignor has agreed to assign to the Approved Sub-Lessee certain warranty and other related rights and the Assignor has assigned such rights to the Approved Sub-Lessee pursuant to the Assignment of Rights (Engines).


NOW THEREFORE in consideration of the mutual covenants herein contained THIS ASSIGNMENT WITNESSES AS FOLLOWS:-

1.       DEFINITIONS AND INTERPRETATION

1.1 In this Assignment (including the Recitals and the Annexes), words and expressions used herein shall, unless otherwise defined herein or except where the context otherwise requires, have the meanings given to them in the Facility Agreement.

1.2 In this Assignment (including the Recitals and the Annexes) the following words and expressions shall have the following meanings:-

         "AIRCRAFT" means the Airbus A [                  ] airframe
         bearing manufacturer's serial number [       ] together with
         the Engines whether or not any of the Engines may from time to time be installed thereon together with the Technical Records;

         "APPROVED SUB-LEASE" means an aircraft lease agreement dated
         as of [                     ] 199[ ] between the Approved
         Sub- Lessee and the Assignor [as amended and supplemented by
         a supplemental agreement dated                   1994
         between the Assignor, the [         ] Lessee and the
         Approved Sub-Lessee];

         "APPROVED SUB-LESSEE" means [                        ];

         "ASSIGNED PROPERTY" means all of the property assigned in Clause 2.1;

         "ASSIGNMENT" means this Assignment together with the Recitals and Annexes hereto;

         "ASSIGNMENT OF RIGHTS (ENGINES)" means the agreement dated
                        199[ ] between the Assignor and the Approved
         Sub-Lessee pursuant to which the Assignor assigned and transferred to the Approved Sub-Lessee all of the Assignor's rights and interest in and to and in and under the Engine Warranties during the term of the Approved Sub-Lease for so long as the Approved Sub-Lessee is not in default thereunder;

         "CONSENT AND AGREEMENT" means the consent of the Engine
         Manufacturer to this Assignment and the agreement of the Assignor and the Borrower to the terms thereof in the form set out in Annex I hereto;

         "DELIVERY DATE" means the date on which the transfer of title to the Aircraft to the Borrower shall occur in accordance with the terms of the Purchase Agreement
         Assignment;

         "ENGINE" or "ENGINES" means collectively the [
                                   ] engines bearing manufacturer's
         serial numbers [                    ] and [
              ] respectively and all and any parts sold by the Engine Manufacturer to the Seller therewith and therefor and incorporated in, installed on or attached to any such engine on the Delivery Date;

         "ENGINE WARRANTIES" means the Engine Manufacturer's new engine warranty, ultimate life warranty, new parts warranty and campaign change warranty as set forth in the Engine Manufacturer's Product Support Plan which forms a part of the Engine Agreement, as limited by the applicable terms of the Engine Agreement; together with any and all rights of the Assignor under the Engine Agreement to compel performance of the same and the right to claim damages in respect thereof; and

         "FACILITY AGREEMENT" means the aircraft facility agreement dated [ ] December, 1994 between (1) the banks and financial institutions named therein, (2) National Westminster Bank Plc (as Agent), (3) National Westminster Bank Plc (as Security Agent), (4) Encore Leasing Limited,
         (5) ILFC (Bermuda) 7, Ltd., (6) ILFC Ireland 2 Limited, (7) ILFC (Bermuda) 5, Ltd., (8) ILFC Ireland 3 Limited, (9) ILFC (Bermuda) 6, Ltd and (10) International Lease Finance Corporation; and

         "LEASE AGREEMENT" means the aircraft lease agreement No.
         1995-[  ] dated                  199[  ] and made between
         the Borrower as lessor, the [      ] Lessee as lessee and
         the [               ] Option Holder and providing, inter
         alia, for the leasing of the Aircraft by the Borrower to the
         [             ] Lessee.

1.3 Clauses 1.3 and 1.4 of the Facility Agreement shall be deemed to be incorporated, mutatis mutandis, herein as if reference therein to "this Facility Agreement" and the "Guarantor" were references to "this Assignment" and the "Assignor" respectively.

2.       ASSIGNMENT

2.1 Subject to the terms and conditions of this Assignment, the Assignor does hereby unconditionally, irrevocably and absolutely assign and agree to assign as legal and beneficial owner to the Borrower, but subject to the rights and interest of the Approved Sub-Lessee in, to and under the Engine Warranties pursuant to the Assignment of Rights (Engines), all of its right, title and interest (present and future) in, to, under and in respect of the Engine Warranties to the extent that such Engine Warranties relate to the Engines.

2.2      Upon satisfaction in full of all the amounts referred to in
         Clause 19 of the Lease Agreement and upon the [       ]
         Option Holder taking title to the Aircraft pursuant to Clause 20 of the Lease Agreement the Borrower shall at the request and cost of the Assignor re-assign to the Assignor or as it may direct, without recourse or warranty but free and clear of any Security Interest created by the Borrower, such right, title and interest, if any, as the Borrower may then have in and to the Assigned Property and shall execute such documents as the Assignor may reasonably require in order to effect such assignment.

2.3 The Borrower covenants with the Assignor that it shall not transfer, assign, pledge, dispose of or otherwise deal voluntarily (and for the avoidance of doubt, the provisions concerning voluntary transfer set out in the final sentence of Clause 29.8 of the Priorities and Indemnities Agreement shall apply for the purposes of this Clause 2.3) with the Assigned Property other than pursuant to the Assignment of Rights (Engines) or in accordance with the terms of and/or in connection with the enforcement or preservation or the attempted enforcement or preservation of its rights, interests and remedies under this Assignment and/or any of the Facility Documents and/or any of the Operative Documents.


3.       LIABILITY OF THE ASSIGNOR AND THE BORROWER

3.1 The Borrower shall have no obligation or liability under the Engine Agreement by reason of or arising out of this Assignment, provided however that to the extent that the Borrower exercises any rights under the Engine Agreement or makes any claim with respect to the Engines or goods and services relating thereto, the terms and conditions of the Engine Agreement shall apply to and be binding upon the Borrower and the Borrower shall be subject to all obligations, restrictions, limitations and conditions of the Engine Agreement with respect to the exercise of such rights or making such claims to the same extent as if the Borrower had been named "Airline" thereunder.

3.2 The assignments referred to in Clause 2.1 shall not constitute a novation under the Engine Agreement and, save as otherwise provided hereby, the Assignor shall not be discharged from any of the obligations undertaken by it in the Engine Agreement.

3.3 Notwithstanding this Assignment, the Assignor shall remain fully liable to the Engine Manufacturer to perform all the obligations and duties of the "Airline" under the Engine Agreement, and the exercise by the Borrower of any of the rights assigned hereunder shall not release the Assignor from any of its duties or obligations to the Engine

         Manufacturer under the Engine Agreement, save to the extent that such exercise by the Borrower shall constitute performance of such duties and obligations.

3.4 The Assignor will procure from the Engine Manufacturer on the Delivery Date the Consent and Agreement in the form attached hereto as Annex I.

3.5 The Borrower agrees that it will not, without the prior written consent of the Engine Manufacturer, disclose, directly or indirectly, to any third party, any of the terms of the Engine Warranties disclosed to it by the Engine Manufacturer PROVIDED, HOWEVER, that (1) the Borrower may use, retain and disclose such information to its special counsel and public accountants and/or the parties from time to time to any of the Facility Documents and/or Operative Documents who shall not further disclose such terms, (2) the Borrower may disclose such information as required by applicable laws, governmental regulations, subpoena, or other written demand under colour of legal right, but it shall first, as soon as practicable upon receipt of such demand and to the extent permitted by applicable laws, furnish a copy thereof to the Assignor and the Engine Manufacturer, and the Borrower shall afford the Assignor and the Engine Manufacturer reasonable opportunity, at the moving party's cost and expense, to obtain a protective order or other assurance reasonably satisfactory to the Engine Manufacturer of confidential treatment of the information required to be disclosed and (3) the Borrower may disclose such information to any bona fide potential purchaser of the Aircraft and/or Engines (subject to the execution by such prospective purchaser of a written confidentiality statement setting forth the same or substantially similar terms as those referred to in this paragraph).


4.       ENGINE MANUFACTURER'S LIABILITY

4.1 The Assignor and the Borrower hereby confirm expressly for the benefit of the Engine Manufacturer that nothing in this Assignment shall subject the Engine Manufacturer to any obligation or liability to which it would not otherwise be subject under the Engine Agreement or modify in any respect the Engine Manufacturer's contractual rights thereunder, or subject the Engine Manufacturer to any multiple or duplicate liability or obligation under the Engine Agreement. No further assignments for security purposes are permitted without the express written consent of the Engine Manufacturer except that the Borrower may without such written consent assign its rights, title and interest (present and future to the extent such future rights, title or interest relate to the Engines) in and to the Engine Warranties pursuant to a Deed of Assignment and First Priority Mortgage No. [ ] to be entered into between the Borrower and the Security Agent without such written consent.

4.2 Without in any way releasing the Assignor from any of its duties or obligations under the Engine Agreement, the Borrower hereby confirms expressly for the benefit of the Engine Manufacturer that in exercising any rights or making any claim in respect of the Engines under the Engine Agreement including, without limitation, the Engine Warranties, the terms and conditions of the Engine Agreement, including, without limitation, Article Thirteen (Limitation of Liabilities) of the Engine Agreement shall apply to, and be binding on the Borrower to the same extent as the Assignor.


5.       AGENCY

5.1      The Borrower hereby appoints the Assignor (with power to
         appoint the [       ] Lessee or, as the case may be, any
         Approved Sub-Lessee as its substitute PROVIDED ALWAYS THAT any such substitute shall expressly in writing agree to be bound by the terms of this Assignment in relation to such agency and PROVIDED FURTHER THAT the Assignor shall remain fully liable to the Borrower in respect of the actions and/or inactions of any such substitute) its sole agent to exercise on behalf of the Borrower all the rights assigned to the Borrower under Clause 2.1.

5.2 Until the agency created by this Clause 5 is terminated in the manner contemplated by Clause 6, the Assignor (or, as the case may be, its substitute) shall be entitled to enforce the rights referred to in Clause 5.1 without reference to the Borrower and to retain when made any recovery or benefit resulting from the enforcement of any such rights and shall pay, and hereby indemnifies the Borrower against, all costs, expenses and charges incurred in connection with the enforcement of any such rights.

5.3 If the Assignor and the Borrower shall at any time be in dispute as to which of them is the beneficiary of any right under the Engine Agreement, the Engine Manufacturer shall be entitled to perform the corresponding obligations exclusively in favour of the Assignor until:-


         (a) the agency created pursuant to this Clause 5 shall have been terminated in accordance with Clause 6 (after which time the Engine Manufacturer shall perform the corresponding obligations exclusively in favour of the Borrower); or

         (b) both the Assignor and the Borrower notify the Engine Manufacturer in writing of their agreement as to which of them is the beneficiary of such right (after which time the Engine Manufacturer shall perform the corresponding obligations in favour of the party nominated in such notice).


5.4 Other than as provided in Clause 5.1 above, the Assignor shall not be entitled to appoint any third party as agent to exercise on its behalf any of its rights or powers resulting from this Clause.


6.       AGENCY TERMINATION

6.1 Should an Acceleration Event occur, then the agency created by Clause 5 shall terminate forthwith.

6.2 The Engine Manufacturer shall not be deemed to have knowledge of any termination of the agency powers of the Assignor referred to in Clause 5 unless and until the Engine Manufacturer shall have received from the Borrower and/or the Security Agent written notice of such termination.

6.3 The Assignor and the Borrower confirm expressly for the benefit of the Engine Manufacturer that the Engine

         Manufacturer shall not be deemed to have knowledge of the occurrence of any Acceleration Event, nor shall it be deemed to have knowledge that the Aircraft is no longer subject to the Lease Agreement, unless and until the Engine Manufacturer shall have received written notice thereof in accordance with the provisions contained in Clause 12 and the Engine Manufacturer shall be entitled conclusively to rely upon any such notice without enquiring as to the accuracy of, or the entitlement of the Borrower to give, any such notice.


7.       ASSIGNMENT OF RIGHTS

7.1 Subject to the provisions of Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement, the Assignor may not further sell, assign or otherwise transfer any of its rights hereunder without the prior written consent of the Lenders (which the Lenders shall have absolute discretion to withhold) and the Engine Manufacturer (which shall not be unreasonably withheld).

7.2 Subject to the provisions of Clauses 5.5.2 and 13 of the Priorities and Indemnities Agreement and the circumstances described in the proviso to Clause 24.3 of the Priorities and Indemnities Agreement, the Borrower may not sell, assign or otherwise transfer any of its rights hereunder without the prior written consent of the Security Agent acting on the instructions of the Majority Lenders and, prior to the occurrence of an Acceleration Event, the Assignor (which the Lenders and the Assignor shall have absolute discretion to withhold).


8.       REPRESENTATIONS AND WARRANTIES

8.1      The Assignor does hereby represent and warrant that:-

         (a) the Engine Agreement is in full force and effect and constitutes legal, valid and binding obligations of the Assignor enforceable in accordance with its terms subject to the qualifications contained in the legal opinions to be provided to the Agent, the Security Agent, the Lenders and the Borrower in accordance with
                 Schedule 7 to the Facility Agreement and/or Schedule 4
                 Part I to the Lease Agreement;

         (b) the Assignor is not in default of any of its obligations under the Engine Agreement in so far as they relate to the Engines;

         (c) the Assignor has not created or allowed to subsist, and throughout the Security Period it will not create or allow to subsist, any Security Interest on or over, the whole or any part of the rights, title and interest hereby assigned with respect to the Engines and/or the Engine Agreement other than pursuant to the Assignment of Rights (Engines), this Assignment or by any of the other Aircraft Operative Document and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents; and

         (d) the transactions contemplated under this Assignment form and will form part of its private and commercial acts as opposed to governmental and/or public acts.

8.2      The Assignor hereby undertakes that it shall:-

         (a) duly and punctually perform all of its duties and obligations under the Engine Agreement in so far as they relate to the Engines; and

         (b) use all reasonable endeavours to obtain the execution by the Engine Manufacturer of the Consent and Agreement as soon as reasonably practicable after the Delivery Date.

8.3 Each of the Assignor and the Borrower for itself hereby undertakes that it shall not enter into any agreement with the Engine Manufacturer which would amend, modify, rescind, cancel or terminate the Engine Agreement in respect of the Engines or any of them without the prior written consent of the other.

8.4 Each of the parties hereto represents and warrants for itself that it shall, on the Delivery Date, have obtained all authorisations required to be obtained pursuant to Clause 10 and that such authorisations shall be valid on the Delivery Date.


9.       DELIVERY

         If the Borrower does not pay to the Seller the Aircraft Purchase Price or the Seller does not deliver the Bill of Sale on the Delivery Date then this Assignment shall, unless otherwise agreed by the Borrower, be automatically terminated, whereupon the rights subject to this Assignment shall be deemed re-assigned by the Borrower to the Assignor without the requirement for any further action (other than any notice required to be given to the Engine Manufacturer) and the Borrower shall thereafter have no further obligation to the Assignor or the Engine Manufacturer hereunder (but without prejudice to any rights which any party may have against any other party in respect of any previous breach by such other party of its obligations).


10.      AUTHORISATIONS

         The parties shall take all steps required to obtain, prior to the Delivery Date, any and all authorisations, licences, rulings, consents, approvals and such other actions which are necessary or advisable for them to obtain in order to permit them to perform this Assignment and all other agreements and instruments required hereunder or in connection herewith.


11.      GOVERNING LAW AND JURISDICTION

11.1 This Assignment shall be governed by and construed in accordance with the laws of [England] [New York].

11.2 Each of the parties hereto irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and, for such purposes, irrevocably submits to the jurisdiction of such courts.

11.3 Each party irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause
         11.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Assignment and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non conveniens or any similar grounds or otherwise.

11.4 The submission to the jurisdiction of the courts referred to in Clause 11.2 shall not (and shall not be construed so as to) limit the right of either party to take proceedings against the other party in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

11.5 To the extent that the Borrower or the Assignor or any of the property of the Borrower or the Assignor is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, each of the Borrower and the Assignor for itself and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Assignment or the subject matter hereof.


12.      NOTICES

12.1 Unless otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall:-

         (a)     in order to be valid be in English and in writing;

         (b) be deemed to have been duly served on, given to or made in relation to a party if it is:-

                 (i) left at the address of that party set out herein or at such other address as that party may notify to the other party hereto in writing from time to time or to any officer of the addressee; or

                 (ii) posted by first class airmail postage prepaid in an envelope addressed to that party at such address; or

                 (iii) sent by facsimile to the facsimile number of that party set out herein or to such other number as that party may notify to the other party hereto from time to time.


         (c)     be sufficient if:-

                 (i) executed under the seal of the party giving, serving or making the same; or

                 (ii) signed or sent on behalf of the party giving, serving or making the same by any attorney, director, secretary, agent or other duly authorised representative of such party;

         (d)     be effective:-

                 (i) in the case of a letter, when left at the address referred to in Clause 12.1(b)(i) or delivered in person to any officer of the addressee or (as the case may be) seven (7) Business Days after being deposited in the post first class airmail postage prepaid in an envelope addressed to the addressee at the address referred to in Clause 12.1(b)(i);

                 (ii) in the case of a facsimile transmission, when receipt is confirmed by return facsimile or by telephone (or on actual receipt if not so confirmed).

12.2 For the purposes of this Clause 12, all notices, requests, demands or other communications shall be given or made by being addressed as follows:-

         (a)     if to the Assignor to:-

                 INTERNATIONAL LEASE FINANCE CORPORATION
                 1999 Avenue of the Stars
                 39th Floor
                 Los Angeles
                 CA 90067
                 USA

                 Tel:     0101 310 788 1999
                 Facsimile No:    0101 310 788 1990
                 Attention:   Legal Department and Chief Financial Officer

         (b)     if to the Borrower to:-

                 ENCORE LEASING LIMITED
                 P.O. Box 2003
                 George Town
                 Grand Cayman
                 Cayman Islands
                 BWI

                 Tel:     0101 809 949 7942
                 Facsimile No:    0101 809 949 8340
                 Attention:    Trust Services

                 with a copy to the Security Agent:-

                 NATIONAL WESTMINSTER BANK PLC
                 Corporate Banking Agency Group
                 7th Floor
                 135 Bishopsgate
                 London EC2M 3UR
                 England

                 Tel:   0171 375 5738/5931/5929
                 Facsimile No:   0171 375 5854
                 Attention:   Head of Corporate Banking Agency Group

         (c)     if to the Engine Manufacturer to:-

                 [


                                             ]

                 Tel:   [                           ]
                 Facsimile No:   [                           ]
                 Attention:   [                           ]


13.      FURTHER INSTRUMENTS

         Each of the parties hereto agrees that at any time and from time to time, and at the full cost of the Assignor, it shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as may be reasonably necessary in order to give full effect to this Assignment and the rights and powers herein granted.


14.      MISCELLANEOUS

14.1 No term or provision of this Assignment may be amended, waived, discharged or terminated orally, but only by written instrument signed by or on behalf of the parties hereto.

14.2 Any provision of this Assignment which is or becomes invalid, illegal or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, illegality or unenforceability shall not render such provision invalid, illegal or unenforceable in any other jurisdiction.

14.3 No failure to exercise and no delay in exercising on the part of the Borrower any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege prevent any further or other exercise of any right, power or privilege whether hereunder or otherwise. The rights and remedies provided in this Assignment are cumulative and not exclusive of any rights or remedies provided at law.

14.4 Section 93 and Section 103 of the Law of Property Act 1925 shall not apply to this Assignment nor shall any analogous provisions applicable under New York law.

14.5 This Assignment may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original but all counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF the parties hereto have caused this Assignment to be executed and delivered (in three originals) on their behalf by their Officers thereunto duly authorised on this day and this year hereinbefore written.


 INTERNATIONAL LEASE FINANCE CORPORATION


By:      .........................................................

Title:           ..................................................

In the presence of:-





SIGNED by                                 )
ENCORE LEASING LIMITED                            )
acting through its authorised signatory   )
                                          )
in the presence of:-                              )

                                ANNEX I

                        CONSENT AND AGREEMENT

              (Manufacturer's Serial Number [            ])


1.       The undersigned, [                                   ], a
         company organised and existing under the laws of [
                                         ] (the "Engine
         Manufacturer"), hereby acknowledges notice of, consents to and agrees to be bound by all of the terms of the Assignment of General Terms Agreement Re Engine Warranties No. 1995-[ ]
         dated                          199[ ] attached hereto
         (herein called the "Assignment"), the defined terms therein being hereinafter used with the same respective meanings.

2. The Engine Manufacturer hereby confirms to the Borrower that:-

         2.1 all representations, warranties, indemnities and agreements of the Engine Manufacturer under the relevant sections of the Engine Agreement with respect to the Engines shall (subject to the terms and conditions thereof and of the Assignment and to the rights and interest of the Approved Sub-Lessee in, to and under the Engine Warranties pursuant to the Assignment of Rights (Engines)) enure to the benefit of the Borrower to the same extent as if originally named the "Airline" therein; and


         2.2 the Borrower shall not be liable for any of the obligations or duties of the Assignor under the Engine Agreement, nor, except as provided therein, shall the Assignment give rise to any duties or obligations whatsoever on the part of the Borrower owing to the Engine Manufacturer except for the Borrower's agreement in the Assignment that in exercising any right under the Engine Agreement with respect to the Engines or making any claims with respect to the Engines or other goods and services delivered and to be delivered pursuant to the Engine Agreement and the subject of the Assignment, the terms and conditions of such Engine Agreement shall apply to, and be binding upon, the Borrower to the same extent as the Assignor.


3. The Engine Manufacturer hereby represents and warrants that:-

         3.1     it is a company existing in good standing under the
                 laws of [                                         ];

         3.2 the making and performance of the Engine Agreement and this Consent and Agreement have been duly authorised by all necessary corporate or other action on the part of the Engine Manufacturer, do not require any approval of the Engine Manufacturer's stockholders, do not contravene the charter of the Engine Manufacturer or any indenture, credit agreement or other contractual agreement to which the Engine Manufacturer is a party or by which it is bound and, to the best of the knowledge, information and belief of the Engine Manufacturer, do not contravene any law, rule or regulation binding upon the Engine Manufacturer; and

         3.3 the Engine Agreement constituted as of the date thereof, and at all times thereafter to and including the date of this Consent and Agreement constitutes a valid and binding obligation of the Engine
                 Manufacturer.

4. The present consent is given subject to the following conditions:-

         4.1 nothing herein or in the Assignment shall modify in any way the rights of the Engine Manufacturer under the Engine Agreement or subject the Engine Manufacturer to any liability to which it would not otherwise be subject;

         4.2 if the Assignor and the Borrower shall at any time be in dispute as to which of them is the beneficiary of any particular right or interest under the Engine Agreement, the Engine Manufacturer shall be entitled to perform the corresponding obligations exclusively in favour of the Assignor (or its substitute agent appointed in accordance with the provisions of Clause
                 5.1 of the Assignment) until:-

                 (a) the agency created pursuant to Clause 5 of the Assignment shall have been terminated in accordance with Clause 6 of the Assignment (after which time the Engine Manufacturer shall perform the corresponding obligations exclusively in favour of the Borrower); or

                 (b) both the Assignor and the Borrower notify the Engine Manufacturer in writing of their agreement as to which of them is the beneficiary of such right (after which time the Engine Manufacturer shall perform the corresponding obligations in favour of the party nominated in such notice);

         4.3 the Assignor shall not be discharged from any of its obligations under the Engine Agreement except insofar as such obligations are performed by the Borrower, and nothing herein shall be construed so as to give such discharge;

         4.4 the Engine Manufacturer shall not be deemed to have knowledge of any termination of the agency referred to in Clause 5.1 of the Assignment unless and until the Engine Manufacturer shall have received the written notice required by Clause 6.2 of the Assignment;

         4.5 the Engine Manufacturer shall be fully entitled to rely upon anything said or done or omitted by the Assignor (or its substitute appointed in accordance with the provisions of Clause 5.1 of the Assignor) as agent pursuant to Clause 5 of the Assignment until termination of the agency referred to therein;

         4.6 the Assignor and the Borrower shall agree to the terms of this Consent and Agreement.

5. The Assignor shall and hereby does agree to indemnify and hold harmless the Engine Manufacturer from and against any and all costs and out of pocket expenses incurred by the Engine Manufacturer (i) in the preparation, negotiation and execution of this Consent and Agreement, the Assignment and the Mortgage and (ii) in relation to the enforcement of any rights transferred by the Assignment to the Borrower to the extent that such costs and out-of-pocket expenses would not have been incurred but for the entering into of this Consent and Agreement, the Assignment and the Mortgage.

6. Each of the Engine Manufacturer, the Assignor and the Borrower agrees that the Assignment shall not constitute nor be construed as constituting a novation of the obligations under the Engine Agreement.

7. The illegality or invalidity of any part of this Consent and Agreement shall not be deemed to prejudice the enforceability of the remainder which shall be severable therefrom.

8. Except as expressly contained in the Assignment, the Engine Manufacturer shall not assume nor be deemed to have assumed any additional obligation whatsoever under the Engine Agreement by virtue of the Assignment, and the Engine Manufacturer shall be bound to perform only those obligations which would have existed had the Assignment never been executed.

9. The Engine Manufacturer shall incur no obligation or liability whatsoever by reason of the Lease Agreement and the Loan Agreement or any of the transactions contemplated therein and the Assignor shall indemnify and hold harmless the Engine Manufacturer against and in respect of all and any such obligations or liabilities or the consequences thereof so incurred save to the extent that the Engine Manufacturer has a corresponding liability or obligation under the Engine Agreement.

10. This consent is given subject to the agreement and acceptance of the Assignor and the Borrower that the benefit of and/or the obligations under, the Assignment may not be further assigned or transferred or otherwise parted with (other than, in respect of the agency created pursuant to the provisions of Clause 5.1 of the Assignment, to a substitute appointed in accordance with the provisions of Clause 5.1 of the Assignment) without the prior consent of the Engine Manufacturer (which the Engine Manufacturer shall have full power to withhold).

11. The Engine Manufacturer agrees that no breach or default on the part of the Assignor of any of the provisions of the Engine Agreement, to the extent that the Engine Agreement relates to any engines which do not form part of any of the Aircraft financed or to be financed pursuant to the Facility Agreement, shall impair, prejudice or vitiate any of the rights available to the Borrower or the Security Agent in respect of the Engine Agreement relative to any of the Aircraft.

12. This Consent and Agreement shall be governed by and construed in accordance with the laws of [England] [New
         York].

13. The Engine Manufacturer irrevocably agrees that any suit, legal action or proceedings ("Proceedings") in connection with this Consent and Agreement may be brought in the courts of New York which shall have jurisdiction to settle any disputes arising out of or in connection with this Consent and Agreement.

14. Nothing contained in this Consent and Agreement shall limit the right of any party to take Proceedings against another party in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in one or more other jurisdictions whether concurrently or not.

15. Section 93 and Section 103 of the Law of Property Act 1925 shall not apply to this Consent and Agreement [nor any analogous provisions applicable under New York law].

16. This Consent and Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which when executed as delivered shall constitute an original but all counterparts shall together constitute but one and the same instrument.


Dated:

[                           ]

By:      .........................................................

Title:           ..................................................


We hereby agree to the terms of this       We hereby agree to the terms
letter including without limitation to     of this letter.
the generality of the foregoing, the
indemnities contained herein.


INTERNATIONAL LEASE FINANCE CORPORATION    ENCORE LEASING LIMITED

By:      ......................            By:    ....................
Title:   .....................             Title: ...................

                              APPENDIX H
               FORM OF APPROVED SUB-LESSEE'S POWER OF ATTORNEY

                           APPENDIX H

                POWER OF ATTORNEY NO. 1995-[ ]

                                        Dated:  __________, 199[_]


 [__________], a company organised and existing under the laws of [__________] and having its registered office at [__________________________________] (the "Grantor") hereby agrees as follows:-

WHEREAS

A.       The Grantor, [___________________________] ("Lessor") a
         company incorporated under the laws of [__________________] [and the Guarantor (as defined below)], are parties to a Sub-Lease Agreement dated [_______________] 199[__] between the Lessor as lessor, the Grantor as lessee and [the Guarantor (as defined below)] (the "Sub-Lease") pursuant to which the Lessor has agreed to lease to the Grantor, on the terms and subject to the conditions set out in the Sub-Lease, one Airbus A3[________] aircraft having manufacturer's serial number [______] and [________] Registration Mark [______] and [_______] engines installed thereon having manufacturer's serial numbers [_______], [[________], [________]] and [________] as those engines may from time to time be replaced pursuant to the terms of the Sub-Lease (such aircraft and engines collectively the "Aircraft"). The Lessor has taken the Aircraft on lease from Encore Leasing Limited (the "Owner") pursuant to a lease agreement dated [_________________] 199[___] (the
         "Head Lease") made between the Owner as lessor, the Lessor as lessee and [ILFC (Bermuda) 6, Ltd.] [______________________] (the "Option Holder").

B. Inter alios, the Lessor, [the Bermuda Lessee] [the Irish Lessee] [Alternative Lessee] the Owner, the Option Holder, the Guarantor (as defined below), the Lenders (as defined below) and National Westminster Bank Plc in its capacity as agent (the "Agent") and security agent (the "Security Agent") for and on behalf of itself and the Lenders have entered into a priorities and indemnities agreement (the "Priorities and Indemnities Agreement") dated [ ] December, 1994 in connection with the financing of the Owner's acquisition of the Aircraft by the Lenders pursuant to which, inter alios, the Lessor, the Owner, the Option Holder, the Guarantor (as defined below), the Lenders, the Agent and the Security Agent have agreed, inter alia, the priority of the Lessor's and the Option Holder's rights under the Head Lease and the application of the proceeds of the exercise of any of the rights of the Agent, the Security Agent and/or the Lenders under any of the Security Documents (as defined in the Priorities and Indemnities Agreement). The Lessor has assigned by way of security its rights, title and interest in, to and under the Sub-Lease to the Owner pursuant to a Sub-Lease Security Assignment (the "Sub-Lease Security Assignment") dated [_____________________] 199[]
         between the Lessor and the Owner and the Owner has assigned its rights in the Sub-Lease Security Assignment to the Security Agent pursuant to a General Security Assignment dated [_________________] 199[ ] between the Owner and the Security Agent (the "General Security Assignment").

C.       It is a condition of the Priorities and Indemnities
         Agreement that each Secured Party (as defined below) receives from the Grantor a duly executed Power of Attorney in the form of this Power of Attorney.

         1. In this Power of Attorney, the following expressions shall bear the following meanings:-

                 (a)     "Guarantor" means International Lease Finance
                         Corporation;

                 (b) "Lenders" means National Westminster Bank Plc and [_____________________________], Banque Paribas,
                         National Westminster Bank Plc (Paris Branch) and [_____________________], Bayerische Hypotheken-
                         und Wechsel-Bank A.G., Kreditanstalt fur
                         Wiederaufbau and [_________________] and their successors, permitted assigns and permitted transferees from time to time and "Lender" means any of them; and

                 (c) "Secured Party" means each of the Owner and the Security Agent for and on behalf of itself, the Agent and each of the Lenders and the Agent for and on behalf of itself and each of the Lenders jointly and severally.

         2. The Grantor hereby confers an irrevocable and unconditional power of attorney in favour of each Secured Party jointly and severally (with the right of substitution and re-substitution, and with the right to revoke any substitution or re-substitution granted) upon the earlier of (i) the date upon which the Lessor (or the Security Agent as assignee pursuant to the General Security Assignment) terminates the Sub-Lease PROVIDED THAT at such time the Lessor is obliged to pay the Termination Sum (as that term is defined in the Head Lease) and has failed to pay the same when due or the leasing of the Aircraft pursuant to the Head Lease has expired by effluxion of time; and (ii) the expiry by effluxion of time of the leasing of the Aircraft by the Grantor pursuant to the Sub-Lease in circumstances where the leasing of the Aircraft under the Head Lease has terminated or expired by effluxion of time:-

                 (a) to release, terminate and void any and all of the interest of the Grantor in the Aircraft;

                 (b) to consent to the transfer (to any registry inside or outside [________]) of the registration of the Aircraft and all other engines, accessories or items in use at the time of such transfer thereon or therein or otherwise held or used in substitution or replacement therefor in whatsoever manner free of any right, title or interest of the Grantor, such transfer to be on such terms and conditions as may be determined by any of the Secured Parties in its absolute discretion;

                 (c) to represent the Grantor wheresoever and whatsoever in all matters and affairs in connection with the registration, deregistration or re- registration of the Aircraft (including on the [________] Civil Aircraft Register) and/or any interest of the Grantor registered in any personal property security register including any interest under the Lease; or

                 (d) to remove the Aircraft from [_______] and to apply for and obtain permits, licences or approvals with respect to any of the above matters so that the Secured Party is empowered to do and perform all things which the Grantor is now or would hereafter be entitled and empowered to do and perform, without any exception, in relation to those matters, all for the account of the Grantor; or

                 (e) to sign, seal (if appropriate), deliver or execute any and all documents, agreements, applications, consents or other instruments of whatsoever nature as any of the Secured Parties considers in its absolute discretion necessary or desirable in connection with any or all of the matters referred to in (a) to (d) inclusive above.

         3. Each Secured Party is authorised to delegate to such person or persons as it may choose the exercise of any or all of the powers conferred on that Secured Party hereunder.

         4. Without limiting the generality of any other indemnification heretofore or hereafter provided by the Grantor, the Grantor shall ratify and confirm whatsoever any of the Secured Parties shall lawfully do or cause to be done.

         5. The powers conferred by the Grantor in this Power of Attorney are irrevocable and unconditional and are granted for value and secure proprietary interests in and the performance of obligations owed to the respective donees and shall not terminate unless and until the Termination Sum (as that term is defined in the Head Lease) and any and all other amounts outstanding, or which may become outstanding, in relation to the Aircraft from the Lessor and/or the Option Holder and/or the Guarantor to the Owner, the Agent, the Security Agent or any of the Lenders under the Facility Documents and the Operative Documents (as those terms are defined in the Head Lease) have been satisfied in full.

         6. No failure or delay on the part of any of the Secured Parties to exercise, and no delay in exercising any right, power or privilege under this Power of Attorney shall operate as a waiver thereof, nor shall the exercise of any right, power or privilege under this Power of Attorney preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         7. The powers as set out in this Power of Attorney shall become effective from the date hereof.

         8. This Power of Attorney shall be governed by and construed in accordance with the laws of [England].


SIGNED as a DEED,                         )
SEALED and DELIVERED                      )
by [APPROVED                      )
SUB-LESSEE]                               )
acting through its                )
authorised signatory                      )
                                  )
in the presence of:-                      )


BF52843.04

                           APPENDIX I

                    FORM OF BFE BILL OF SALE

                              APPENDIX I

                     FORM OF BFE BILL OF SALE


KNOW ALL MEN BY THESE PRESENTS:

THAT the undersigned, International Lease Finance Corporation, a corporation incorporated under the laws of the State of California (the "Seller"), is the owner of the full legal and beneficial title to the buyer furnished equipment specified in the attached schedule ("BFE").

THAT for and in consideration of payment to the Seller of the
sum of [         ] United States Dollars (U.S.$[           )],
the Seller does this [     ] day of [           ] 1995 grant,
convey, transfer, bargain and sell, deliver and set over, all of its right, title and interest in and to the BFE unto AVSA, S.A.R.L., a French societe a responsabilite limitee (the "Buyer").

THAT the Seller hereby warrants to the Buyer, its successors and assigns, that there is hereby conveyed to the Buyer on the date hereof good title to the BFE free and clear of all mortgages, charges, pledges, liens, statutory rights in rem, rights of possession, attachment or detention, rights of set-off, title retention arrangements, rights of ownership, hypothecations, leases, levies, claims or any encumbrances or security interests whatsoever, howsoever created or arising or any right or arrangement having a similar effect to any of the above and that the Seller will warrant and defend such title forever against all claims and demands whatsoever.

THAT this Bill of Sale is and shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF, the Seller has caused this Bill of Sale to be
executed by its duly authorised officer this [      ] day of [
        ], 1995.


INTERNATIONAL LEASE FINANCE CORPORATION


By: ___________________________

Title: ________________________


AGREED and ACCEPTED this [    ] day of [                         ], 1995


AVSA, S.A.R.L.

By: ___________________________

Title: ________________________

                      SCHEDULE TO BFE BILL OF SALE

          NATURE, QUANTITY, VENDOR AND PART NUMBER IN RESPECT OF
BFE

                                  APPENDIX J

                         FORM OF AIRCRAFT BILL OF SALE

                               Appendix J

                       FORM OF AIRCRAFT BILL OF SALE


Know all men by these presents that AVSA, a societe a responsabilite limitee (the "Seller"), is the owner of the
title            to the following airframe (the "Airframe"), the
attached engines as specified (the "Engines") and all appliances, components, parts, instruments, accessories, furnishings, modules and other equipment of any nature incorporated therein, installed thereon or attached thereto on the date hereof (the "Parts"):


Manufacturer of Airframe:                Manufacturer of Engines:
AIRBUS INDUSTRIE G.I.E.                                   [             ]

Model: AIRBUS A3[      ]                 Model:  [       ]

Manufacturer's Serial No:  [        ]    Serial Nos:  [        ] [    ]
                                             [         ] [            ]

Registration Letters:                             [        ]


The Airframe, Engines and Parts are hereafter together referred to as the "Aircraft".

For and in consideration of the payment by Encore Leasing Limited
(the "Buyer") to the Seller of the sum of [              ] US
Dollars (US$[                    ]) the Seller does this [         ] day of
[                  ] 1995 sell, transfer and deliver all of its
above described rights, title and interest to the Aircraft to the Buyer and to its successors and assigns forever.

The Seller hereby warrants to the Buyer, its successors and assigns that it has on the date hereof good and lawful right to sell, deliver and transfer title to the Aircraft to the Buyer and that there is hereby conveyed to the Buyer on the date hereof good, legal and valid title to the Aircraft, free and clear of all liens, claims, charges, encumbrances and rights of others, (save only that in relation to the buyer furnished equipment (supplied to the Seller by International Lease Finance Corporation) the Seller hereby conveys to the Buyer such title to such buyer furnished equipment as was transferred to the Seller by International Lease Finance Corporation pursuant to a bill of
sale dated [            ] 1995, and free and clear of all liens,
claims, charges and encumbrances and rights of others created by the Seller) and that the Seller will warrant and defend such title forever against all claims and demands whatsoever.

THAT this Bill of Sale is and shall be governed by and construed in accordance with the laws of England.

IN WITNESS WHEREOF the undersigned has caused this instrument to
be executed by its duly authorised representative this [     ]
day of [             ] 1995


In [           ]..............

AVSA, S.A.R.L.


By:_____________________________

Title:__________________________

Signature:______________________

                                    APPENDIX K

                     FORM OF OPTION HOLDER'S POWER OF ATTORNEY

                                   APPENDIX K

                OPTION HOLDER'S POWER OF ATTORNEY NO. 1995-[ ]

                                                Dated:          199[ ]


[ILFC (BERMUDA) 6, LTD.], [                   ] a company
organised and existing under the laws of [Bermuda] [             ] and
having its registered office at [29 Richmond Road, Hamilton,
HM-AX, Bermuda] [                          ] (the "Grantor") hereby agrees as
follows:-

WHEREAS

A.       The Grantor and [                                 ] (the "[     ]
         Lessee"), a company incorporated under the laws of [Bermuda] [Ireland] and Encore Leasing Limited (the "Lessor"), a company incorporated under the laws of the Cayman Islands are
         parties to a Lease Agreement dated [               [199[ ] (the
         "Lease")        pursuant to which the Lessor has agreed to lease
         to the [              ] Lessee, on the terms and subject to
         the conditions set out in the Lease, one Airbus A3 [     ]
         aircraft having manufacturer's serial number [    ] and
         [     ] Registration Mark [      ] and [             ] engines
         installed thereon having manufacturer's serial numbers
         [           ], [[      ], [     ]] and [      ] as those
         engines may from time to time be replaced pursuant to the terms of the Lease (such aircraft and engines collectively the "Aircraft"). Pursuant to and in accordance with the terms of the Lease, the Lessor has granted the Grantor an option to purchase the Aircraft.

B.       The Lessor has granted a Second Mortgage dated [       ] in
         favour of the Grantor (the "Second Mortgage") in order to secure the Lessor's obligations to pass title to the Aircraft to the Grantor in accordance with the provisions of the Lease.

C. Inter alios, the Lessor, the [Bermuda Lessee] [Irish Lessee] [Alternative Lessee], the Grantor, the Guarantor (as defined below), the Lenders (as defined below) and National Westminster Bank Plc in its capacity as agent (the "Agent") and security agent (the "Security Agent") for and on behalf of itself and the Lenders have entered into a priorities and indemnities agreement (the "Priorities and Indemnities
         Agreement") dated [       ] December, 1994 in connection
         with the financing of the Lessor's acquisition of the Aircraft by the Lenders pursuant to which, inter alios,
         the     [                 ] Lessee, the Lessor, the Grantor,
         the Guarantor (as defined below), the Lenders, the Agent and the Security Agent have agreed, inter alia, the subordination of the Second Mortgage to the mortgage granted by the Lessor to the Security Agent (as defined below).

D.       It is a condition of the Priorities and Indemnities
         Agreement that the Security Agent, the Agent and the Lessor (as defined below) receive from the Grantor a duly executed Power of Attorney in the form of this Power of Attorney.


1. In this Power of Attorney, the following expressions shall bear the following meanings:-

         (a)     "Guarantor" means International Lease Finance
                 Corporation;

         (b)     "Lenders" means National Westminster Bank Plc and
                 [               ] Banque Paribas, National Westminster
                 Bank Plc (Paris Branch) and [              ],
                 Bayerische Hypotheken-und Wechsel-Bank A.G.,
                 Kreditanstalt fur Wiederaufbau and [             ] and
                 their successors, permitted assigns and permitted transferees from time to time and "Lender" means any of them; and

         (c) "Secured Party" means each of (i) the Security Agent for and on behalf of itself, the Agent and each of the Lenders (ii) the Agent for and on behalf of itself and each of the Lenders and (iii) the Lessor jointly and severally.

2. The Grantor hereby confers an irrevocable and unconditional power of attorney in favour of each Secured Party jointly and severally (with the right of substitution and re-substitution, and with the right to revoke any substitution or re-substitution granted) upon the earlier of
         (i) the date upon which the Lessor (or the Security Agent as assignee pursuant to the General Security Assignment dated [
                 ] 199[ ] and made between the Lessor and the
         Security Agent) terminates the Lease PROVIDED THAT at such
         time the [               ] Lessee is obliged to pay the
         Termination Sum (as that term is defined in the Lease) and has failed to pay the same when due or the leasing of the Aircraft pursuant to the Lease has expired by effluxion of time; and (ii) the expiry by effluxion of time of the
         leasing of the Aircraft by the [                  ] Lessee
         pursuant to the circumstances where the leasing of the Aircraft under the Lease has terminated or expired by effluxion of time:-

         (a) to release, discharge, re-assign, de-register, terminate and void and all of the interest of the Grantor in the Aircraft [include details of Second Mortgage];

         (b) to represent the Grantor wheresoever and whatsoever in all matters and affairs in connection with the matters referred to in 2(a) above and/or any interest of the Grantor registered in any personal property security register; or

         (c) to apply for and obtain permits, licences or approvals with respect to any of the above matters so that the Secured Party is empowered to do and perform all things which the Grantor is now or would hereafter be entitled and empowered to do and perform, without any exception, in relation to those matters, all for the account of the Grantor; or

         (d) to sign, seal (if appropriate), deliver or execute any and all documents, agreements, applications, consents or other instruments of whatsoever nature as any of the Secured Parties considers in its absolute discretion necessary or desirable in connection with any or all of the matters referred to in (a) to (c) inclusive above.

3. Each Secured Party is authorised to delegate to such person or persons as it may choose the exercise of any or all of the powers conferred on that Secured Party hereunder.

4. Without limiting the generality of any other indemnification heretofore or hereafter provided by the Grantor, the Grantor shall ratify and confirm whatsoever any of the Secured
         Parties shall lawfully do or cause to be done.

5. The powers conferred by the Grantor in this Power of Attorney are irrevocable and unconditional and are granted for value and secure proprietary interests in and the performance of obligations owed to the respective donees and shall not terminate unless and until the Termination Sum (as that term is defined in the Lease) and any and all other amounts outstanding, or which may become outstanding, in
         relation to the Aircraft from the [           ] Lessee
         and/or the [Bermuda/Irish] Lessee and/or any Alternative Lessee and/or any Additional Lessee and/or any Option Holder and/or the Grantor to the Lessor, the 1994 Borrower, the Agent, the Security Agent or any of the Lenders or any of the 1994 Secured Parties under any of the Facility Documents and/or any of the Operative Documents and/or any of the 1994 Facility Documents and/or any of the 1994 Operative Documents (as those terms are defined in the Lease) have been satisfied in full.

6. No failure or delay on the part of any of the Secured Parties to exercise, and no delay in exercising any right, power or privilege under this Power of Attorney shall operate as a waiver thereof, nor shall the exercise of any right, power or privilege under this Power of Attorney preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

7. The powers as set out in this Power of Attorney shall become effective from the date hereof.

8. Unless otherwise defined herein, words and expressions used in this Power of Attorney shall have the meanings set out in the Lease.

9. This Power of Attorney shall be governed by and construed in accordance with the laws of [England].


SIGNED as a DEED,                         )
SEALED and DELIVERED                      )
by [ILFC (BERMUDA)                )
6, LTD] [           ]                     )
acting through its                )
authorised signatory                      )


in the presence of:


The British Lenders

NATIONAL WESTMINSTER BANK PLC


 By: ___/s/  P. Bull___

Name: P. Bull

Title: Director of Leasing & Asset Finance


CANADIAN IMPERIAL BANK OF COMMERCE


By: ___/s/  J.E. Richards___

Name:  J. E. Richards

Title: Officer


MIDLAND BANK PLC


By: __/s/  M. Harris___

Name: M. Harris

Title: Corporate Banking Manager

THE BANK OF NOVA SCOTIA


By: __/s/  William Swords____

Name: W. Swords

Title: Relationship Manager


THE SUMITOMO TRUST & BANKING CO., LTD.


By: __/s/ J. McNeill___

Name: J. McNeill

Title: Attorney-in-Fact


BAYERISCHE HYPOTHEKEN-UND WECHEL-BANK AG


By: __/s/  J. Bullock__                ___/s/  S. Tracy__

Name:  J. Bullock                              S. Tracy

Title: Assistant Manager                       Officer


CIBC INC.


By: __/s/  N. Bowyen__

Name: N. Bowyen

Title: Manager


The French Lenders

BANQUE PARIBAS


By: __/s/ S. Ries__

Name: S. Ries

Title: V.P. Aerospace Group

NATIONAL WESTMINSTER BANK PLC (PARIS BRANCH)


By: __/s/ P. Bull___

Name: P. Bull

Title: Director of Leasing & Asset Finance


BANQUE INDOSUEZ

By: __/s/  S. Ries

Name: S. Ries

Title: Attorney-in-Fact


BANQUE NATIONALE DE PARIS


By: __/s/ MP Peltre__

Name: MP Peltre

Title: Manager


CREDIT FONCIER DE FRANCE


By: __/s/ S. Ries__

Name: S. Ries

Title: Attorney-in-Fact


CREDIT NATIONAL


By: __/s/ B. Lecey__

Name: B. Lecey

Title: Head of Asset Finance


ROYAL BANK OF CANADA S.A.


By: __/s/ S. Ries__

Name: S. Ries

Title: Attorney-in-Fact


SOCIETE GENERALE


By: __/s/ S. Ries__

Name: S. Ries

Title: Attorney-in-Fact

THE FUJI BANK, LIMITED


By: __/s/ MH Percy__

Name: M.H. Percy

Title: Attorney-in-Fact


THE INDUSTRIAL BANK OF JAPAN, LIMITED


By: __/s/  AM Dumortier__

Name: AM Dumortier

Title: Director


THE LONG-TERM CREDIT BANK OF JAPAN, LTD.


By: __/s/ K. Herremann__

Name: K. Herremann

Title: General Joint Manager


The German Lenders

BAYERISCHE HYPOTHEKEN-UND WECHSEL-BANK AG


By: __/s/ Thomas Christopheson___       __/s/ H. P. Mathe___

Name: T. Christopheson                        H.P. Mathe

Title: Vice President                         Assistant Vice President


KREDITANSTALT FUR WIEDERAUFBAU


By: __/s/ C. Spaab__

Name: C. Spaab

Title: Vice President


BAYERISCHE LANDESBANK GIROZENTRALE


By: __/s/ H. P. Mathe__

Name: H. P. Mathe

Title: Attorney-in-Fact

COMMERZBANK AG


By: __/s/ Thomas Christopheson__

Name: T. Christopheson

Title: Attorney-in-Fact


LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE


By: __/s/ P. Bull__

Name: P. Bull

Title: Attorney-in-Fact


NATIONAL WESTMINSTER BANK AG


By: __/s/ P. Bull___

Name: P. Bull

Title: Attorney-in-Fact


The Agent

NATIONAL WESTMINSTER BANK PLC


By: __/s/ P. Bull__

Name: P. Bull

Title: Director of Leasing & Asset Finance


The Security Agent

NATIONAL WESTMINSTER BANK PLC


By: __/s/ P. Bull__

Name: P. Bull

Title: Director of Leasing & Asset Finance

The Borrower

ENCORE LEASING LIMITED


By: __/s/ F. Rae___

Name: F. Rae

Title: Attorney-in-Fact


The Bermuda Lessee

ILFC (BERMUDA) 7, LTD.


By: __/s/ Alan H. Lund__

Name: A. Lund

Title: Director


The Irish Lessee

ILFC IRELAND 2 LIMITED


By: __/s/ N. Sommerville__

Name: N. Sommerville

Title: Director


The Bermuda Parent

ILFC (BERMUDA) 5, LTD.


By: __/s/ Alan H. Lund__

Name: A. Lund

Title: Director


The Irish Parent

ILFC IRELAND 3 LIMITED


By: __/s/ N. Sommerville__

Name: N. Sommerville

Title: Director


The Bermuda Option Holder

ILFC (BERMUDA) 6, LTD.


By: __/s/ Alan H. Lund__

Name: A. Lund

Title: Director


The Guarantor

INTERNATIONAL LEASE FINANCE CORPORATION


By: __/s/ Alan H. Lund__

Name: A. Lund

Title: Senior Vice President

BF49487.05